THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-49129
                  SUBJECT TO COMPLETION, DATED MARCH 14, 2000
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 26, 1999)

                          $1,280,395,000 (APPROXIMATE)

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2000-C1

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2000-C1

    We, Structured Asset Securities Corporation, have prepared this prospectus supplement in order to offer the Classes of commercial mortgage pass-through certificates identified in the table below. These certificates are the only certificates offered pursuant to this prospectus supplement. This prospectus supplement supplements our prospectus dated May 26, 1999, which accompanies this prospectus supplement. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association, such as NASDAQ.

    The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans that have an "initial mortgage pool balance" of approximately $1,370,873,184 and that otherwise have the characteristics described in this prospectus supplement and the accompanying prospectus. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of those mortgage loans.
                             ---------------------

    YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-27 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 28 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.
                              -------------------

                        INITIAL AGGREGATE       % OF
                        PRINCIPAL BALANCE     INITIAL         INITIAL
       OFFERED             OR NOTIONAL        MORTGAGE     PASS-THROUGH       ASSUMED FINAL
     CERTIFICATES           AMOUNT(1)       POOL BALANCE      RATE(3)      DISTRIBUTION DATE(4)     CUSIP NO.
CLASS A-1.............  $   395,000,000         28.8%                            MAY 2009
CLASS A-2.............  $   698,271,000         50.9%                          JANUARY 2010
CLASS B...............  $    75,398,000          5.5%                          JANUARY 2010
CLASS C...............  $    51,408,000          3.8%                         FEBRUARY 2010
CLASS D...............  $    20,563,000          1.5%                         FEBRUARY 2010
CLASS E...............  $    13,708,000          1.0%                         FEBRUARY 2010
CLASS F...............  $    13,709,000          1.0%                         FEBRUARY 2010
CLASS G...............  $    12,338,000          0.9%                         FEBRUARY 2010
CLASS X...............  $ 1,370,873,183(2)       N/A                            MARCH 2020


                         EXPECTED RATINGS
       OFFERED            (MOODY'S/FITCH)
     CERTIFICATES               (5)
CLASS A-1.............     AAA/AAA
CLASS A-2.............     AAA/AAA
CLASS B...............      AA2/AA
CLASS C...............       A2/A
CLASS D...............      A3/A-
CLASS E...............    BAA1/BBB+
CLASS F...............     BAA2/BBB
CLASS G...............    BAA3/BBB-
CLASS X...............     AAA/AAA

(FOOTNOTES TO TABLE ON NEXT PAGE)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Lehman Brothers Inc., Warburg Dillon Read LLC, Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc., the "underwriters", will purchase the offered certificates from us, subject to the satisfaction of certain conditions. The underwriters are offering the offered certificates when, as and if delivered to and accepted by them, subject to prior sale and subject to their right to reject orders in whole or in part. The underwriters currently intend to sell the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement. Our proceeds
from the sale of the offered certificates will equal approximately       % of
the initial aggregate principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. We expect to deliver the offered certificates in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company on or about April 6, 2000, against payment for those certificates in immediately available funds.

    Lehman Brothers Inc. is acting as sole bookrunner with respect to this offering. Lehman Brothers Inc. and Warburg Dillon Read LLC are acting as co-lead managers in connection with all activities relating to this offering. Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. are each acting as a co-manager in connection with this offering.

WARBURG DILLON READ LLC                                          LEHMAN BROTHERS

  MORGAN STANLEY DEAN WITTER                           DEUTSCHE BANC ALEX. BROWN

         The date of this Prospectus Supplement is             , 2000.

FOOTNOTES TO THE TABLE ON THE COVER OF THIS PROSPECTUS SUPPLEMENT:

(1) The actual initial aggregate principal balance or notional amount of any class of offered certificates may be larger or smaller than the aggregate principal balance or notional amount, as the case may be, shown in the table on the cover of this prospectus supplement, depending on the actual size of the initial mortgage pool balance. The initial mortgage pool balance may be as much as 5% larger or smaller than the amount set forth on the cover of this prospectus supplement.

(2) The class X certificates will not have a principal balance and will not entitle their holders to any distributions of principal. The class X certificates will accrue interest on a notional amount that, in total, equals the aggregate principal balances outstanding from time to time of those classes of series 2000-C1 certificates that do have principal balances.

(3) The pass-through rate shown in the table on the cover page for each class of offered certificates is the rate applicable for distributions to be made in April 2000. The pass-through rate for each class of offered certificates is variable or otherwise subject to change as described under "Description of the Offered Certificates--Distributions--Calculations of Pass-Through Rates" in this prospectus supplement.

(4) The table on the cover shows the month and year in which the assumed final distribution date for each class of offered certificates occurs. The "assumed final distribution date" is discussed under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this prospectus supplement. The "rated final distribution date", which is also discussed under "Summary of Prospectus Supplement--Relevant Dates and Periods" in this prospectus
    supplement, occurs in             .

(5) By Moody's Investors Service, Inc. and Fitch IBCA, Inc. See "Ratings" in this prospectus supplement.

------------------------------

                               TABLE OF CONTENTS

                                           PAGE
                                         --------
         PROSPECTUS SUPPLEMENT

Important Notice about the Information
  Contained in this Prospectus
  Supplement, the Accompanying
  Prospectus and the Related
  Registration Statement...............      3
Forward-Looking Statements.............      3
Summary of Prospectus Supplement.......      4
Risk Factors...........................     27
Description of the Mortgage Pool.......     43
Servicing of the Mortgage Loans........     84
Description of the Offered
  Certificates.........................    109
Yield and Maturity Considerations......    135
Use of Proceeds........................    142
Federal Income Tax Consequences........    142
Certain ERISA Considerations...........    146
Legal Investment.......................    150
Method of Distribution.................    150
Legal Matters..........................    151
Ratings................................    152
Annexes to Prospectus Supplement.......

                                           PAGE
                                         --------

                   PROSPECTUS

Prospectus Supplement..................      6
Additional Information.................      6
Incorporation of Certain Documents by
  Reference............................      7
Summary of Terms.......................      8
Risk Factors...........................     28
Description of the Securities..........     35
Yield and Prepayment Considerations....     44
Security for the Bonds and
  Certificates.........................     48
Servicing of Mortgage Loans............     56
Enhancement............................     61
Description of Insurance on the
  Mortgage Loans.......................     63
Certain Legal Aspects of Mortgage
  Loans................................     65
The Indenture..........................     79
The Trust Agreement....................     84
The Issuer.............................     90
Use of Proceeds........................     91
Limitations on Issuance of Bearer
  Securities...........................     92
Federal Income Tax Considerations......     92
State and Local Tax Considerations.....    108
ERISA Considerations...................    109
Legal Investment.......................    113
Plan of Distribution...................    115
Legal Matters..........................    116
Glossary...............................    117

      IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION
                                   STATEMENT

    Information about the offered certificates is contained in two separate documents, each of which provides summary information in the front part thereof and more detailed information in the text that follows: (a) this prospectus supplement, which describes the specific terms of the offered certificates; and
(b) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates. You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

    In addition, we have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

    You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                           FORWARD-LOOKING STATEMENTS

    This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Such risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

    This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                          OVERVIEW OF THE TRANSACTION

    The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2000-C1 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

          SERIES 2000-C1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
--------------------------------------------------------------------------------
                                            INITIAL        APPROX.
                                           AGGREGATE        % OF
                                           PRINCIPAL       INITIAL     APPROX.
                                           BALANCE OR     MORTGAGE     INITIAL
                                            NOTIONAL        POOL        CREDIT
CLASS(1)                 RATINGS(2)        AMOUNT(3)       BALANCE    SUPPORT(4)
--------               ---------------   --------------   ---------   ----------
Offered Certificates
A-1                        Aaa/AAA       $  395,000,000      28.8%      20.25%
A-2                        Aaa/AAA       $  698,271,000      50.9%      20.25%
B                          Aa2/AA        $   75,398,000       5.5%      14.75%
C                           A2/A         $   51,408,000       3.8%      11.00%
D                           A3/A-        $   20,563,000       1.5%       9.50%
E                         Baa1/BBB+      $   13,708,000       1.0%       8.50%
F                         Baa2/BBB       $   13,709,000       1.0%       7.50%
G                         Baa3/BBB-      $   12,338,000       0.9%       6.60%
X                          Aaa/AAA       $1,370,873,183(8)     N/A        N/A
Non-Offered Certificates(10)
H                           (11)         $   21,934,000      (11)        (11)
J                           (11)         $   17,136,000      (11)        (11)
K                           (11)         $   10,281,000      (11)        (11)
L                           (11)         $   10,967,000      (11)        (11)
M                           (11)         $   12,338,000      (11)        (11)
N                           (11)         $    4,113,000      (11)        (11)
P                           (11)         $   13,709,183      (11)        (11)

          SERIES 2000  SERIES 2000-C1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
---------------------  -----------------------------------------------------------

                                             INITIAL       WEIGHTED
                         PASS-THROUGH         PASS-        AVERAGE
                             RATE            THROUGH         LIFE       PRINCIPAL
CLASS(1)                DESCRIPTION(5)         RATE       (YEARS)(6)    WINDOW(6)
--------               -----------------   ------------   ----------   -----------
Offered Certificates
A-1                     Capped WAC(7)                       5.7        04/00-05/09
A-2                     Capped WAC(7)                       9.6        05/09-01/10
B                       Capped WAC(7)                       9.8        01/10-01/10
C                       Capped WAC(7)                       9.8        01/10-02/10
D                       Capped WAC(7)                       9.9        02/10-02/10
E                       Capped WAC(7)                       9.9        02/10-02/10
F                       Capped WAC(7)                       9.9        02/10-02/10
G                       Capped WAC(7)                       9.9        02/10-02/10
X                       Variable IO(9)                      N/A            N/A
Non-Offered Certifica
H                       Capped WAC(7)                       (11)          (11)
J                       Capped WAC(7)                       (11)          (11)
K                       Capped WAC(7)                       (11)          (11)
L                       Capped WAC(7)                       (11)          (11)
M                       Capped WAC(7)                       (11)          (11)
N                       Capped WAC(7)                       (11)          (11)
P                       Capped WAC(7)                       (11)          (11)

------------------------------

(1) The respective classes of certificates identified in the table above entitle their holders to varying degrees of seniority for purposes of--

    - receiving distributions of interest and, if and when applicable, payments of principal; and

    - bearing the effects of losses and other shortfalls on the pooled mortgage loans, as well as default-related and other unanticipated expenses of the related commercial mortgage trust.

          The class A-1, A-2 and X certificates are the most senior. The remaining classes of certificates identified in the table above are listed from top to bottom in descending order of seniority.

(2) Ratings shown are those of Moody's Investors Service, Inc. and Fitch IBCA, Inc., respectively.

(3) The actual initial aggregate principal balance or notional amount of any class of certificates identified in the table above may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented on the cover of this prospectus supplement.

(4) Represents the initial aggregate principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2000-C1 certificates that are subordinate to the indicated class.

(5) The "pass-through rate" for any class of certificates identified in the table above is the annual rate at which that class of certificates will accrue interest from time to time.

(6) Calculated based on the assumptions that each borrower timely makes all payments on its pooled mortgage loan, that each pooled mortgage loan with an anticipated repayment date (as described under "--The Pooled Mortgage Loans and the Underlying Real Properties" below) is paid in full on that date, and that no pooled mortgage loan is otherwise prepaid prior to its stated maturity. Further based on the other "Modeling Assumptions" described under "Yield and Maturity Considerations" in this prospectus supplement.

(7) "Capped WAC" refers to a pass-through rate equal to the lesser of (i) the initial pass-through rate for the subject class and (ii) the weighted average mortgage pass-through rate for the related distribution date.

(8) Initial aggregate notional amount. The aggregate notional amount of the class X certificates will equal the aggregate principal balance of the other classes of certificates identified in the table above outstanding from time to time. The aggregate notional amount of the class X certificates will be used solely to calculate the accrual of interest with respect to those certificates. The class X certificates will not have principal balances and will not entitle their holders to distributions of principal.

(9) The pass-through rate for the class X certificates will equal the weighted average of the class X strip rates for each of the other classes of certificates identified in the table above. With respect to each of those other classes identified in the table above, the class X strip rate will equal the excess, if any, of (i) a weighted average coupon derived from net interest rates on the pooled mortgage loans, over (ii) the pass-through rate on that other class of certificates identified in the table above.

(10) The non-offered certificates of the 2000-C1 series will also include the following classes of certificates which are not shown above: "R-I", "R-II" and "R-III". These other non-offered certificates do not have principal balances, notional amounts or pass-through rates. They do not provide any credit support for the offered certificates.

(11) Not presented.

                         ------------------------------

    The series 2000-C1 certificates will evidence the entire beneficial ownership of a common law trust designated as the LB-UBS Commercial Mortgage Trust 2000-C1. The assets of the trust will consist primarily of a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement and the accompanying prospectus. Whenever we refer in this prospectus supplement to the "trust" and the "mortgage pool", we mean the LB-UBS Commercial Mortgage Trust 2000-C1 and the pool of mortgage loans included therein.

    The governing document for purposes of establishing the trust and issuing the series 2000-C1 certificates will be a pooling and servicing agreement to be
dated as of March   , 2000. Whenever we refer in this prospectus supplement to the "pooling and servicing agreement", we mean that pooling and servicing agreement. The pooling and servicing agreement will also govern the servicing and administration of the pooled mortgage loans and the other assets of the trust. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the series 2000-C1 certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. The parties to the pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. Whenever we refer in this prospectus supplement to the "trustee", the "fiscal agent", the "master servicer" or the "special servicer", we mean the person or entity acting in that capacity under the pooling and servicing agreement.

    We are not the originator of the mortgage loans that are to be included in the trust. We will acquire those mortgage loans from two separate parties, which we refer to in this prospectus supplement as the "mortgage loan sellers". One of the mortgage loan sellers is affiliated with us and Lehman Brothers Inc. and the other is affiliated with Warburg Dillon Read LLC. Each of the mortgage loans to be included in the trust was originated by--

    - the related mortgage loan seller,

    - an affiliate of the related mortgage loan seller, or

    - a correspondent in the related mortgage loan seller's conduit lending program.

    The balance of this summary provides additional summary information regarding the offered certificates, the mortgage loans that will back them and the transactions contemplated by this "--Overview of the Transaction" section.

                                RELEVANT PARTIES

"WE" AND "US"........................  Our name is Structured Asset Securities Corporation. We are a special purpose Delaware corporation. Our principal office is located at 200 Vesey Street, New York, New York 10285.
                                       Our telephone number is (212) 526-7000. See "--The Issuer"
                                       in the accompanying prospectus.

TRUSTEE..............................  LaSalle Bank National Association, a nationally chartered bank. See "Description of the Offered Certificates--The
                                       Trustee" in this prospectus supplement.

FISCAL AGENT.........................  ABN AMRO Bank N.V., a Netherlands banking corporation. See
                                       "Description of the Offered Certificates--The Fiscal Agent"
                                       in this prospectus supplement.

MASTER SERVICER......................  First Union National Bank, a national banking association.
                                       See "Servicing of the Mortgage Loans--The Master Servicer
                                       and the Special Servicer--The Master Servicer" in this
                                       prospectus supplement.

SPECIAL SERVICER.....................  Lennar Partners, Inc., a Florida corporation. See "Servicing of the Mortgage Loans--The Master Servicer and the Special
                                       Servicer--The Special Servicer" in this prospectus
                                       supplement.

CONTROLLING CLASS OF
  CERTIFICATEHOLDERS.................  The holders of certificates representing a majority interest in a designated "controlling class" of the series 2000-C1
                                       certificates will have the right, subject to certain
                                       conditions described in this prospectus supplement, to
                                       replace the special servicer and, further, to select a
                                       representative that has certain approval rights with respect to certain actions of the special servicer and that may
                                       advise the special servicer on various servicing matters.
                                       Unless there are significant losses on the mortgage pool,
                                       that controlling class of series 2000-C1 certificates will be a class of non-offered certificates. See "Servicing of
                                       the Mortgage Loans--Replacement of the Special Servicer" and
                                       "--The Controlling Class Representative" in this prospectus supplement.

COMPANION LOAN NOTEHOLDERS...........  The four largest mortgage loans in the trust are, in each case, secured by underlying real property that also
                                       constitutes security for another loan that is not included in the trust but will be serviced and administered pursuant to the pooling and servicing agreement. Each of these other loans, which we often refer to as "companion loans", has an investment grade shadow rating from Fitch IBCA Inc. The
                                       holder of each of the "companion loans" will have the right, subject to certain conditions described in this prospectus supplement, to advise and direct the special servicer with respect to certain servicing matters with respect to that
                                       companion loan and the related mortgage loan that is in the trust. See "Description of the Mortgage Pool--Significant
                                       Mortgage Loans" and "Servicing of the Mortgage Loans--The
                                       Controlling Class Representative" in this prospectus
                                       supplement.

UNDERWRITERS.........................  Lehman Brothers Inc., Warburg Dillon Read LLC, Morgan
                                       Stanley & Co. Incorporated and Deutsche Bank Securities Inc.
                                       Lehman Brothers Inc. is our affiliate and an affiliate of
                                       one of the mortgage loan sellers. Warburg Dillon Read LLC is an affiliate of the other mortgage loan seller. See "Method of Distribution" in this prospectus supplement.

                                    RELEVANT DATES AND PERIODS

CUT-OFF DATE.........................  March 11, 2000. All payments of interest and/or principal due after the cut-off date belong to the trust.

ISSUE DATE...........................  On or about April 6, 2000. The issue date is the date on which the offered certificates will initially be issued.

DISTRIBUTION DATE....................  Commencing in April 2000, the fourth business day following the 11th calendar day of each month or, if that 11th
                                       calendar day is not a business day, the fifth business day following that 11th calendar day. The distribution date is the date each month on which distributions are to be made on the series 2000-C1 certificates.

RECORD DATE..........................  With respect to any distribution date, the last business day of the calendar month immediately preceding the month in
                                       which that distribution date occurs except that the record date for the first distribution date will be the issue date.
                                       The record date is relevant for establishing which series
                                       2000-C1 certificateholders are entitled to receive
                                       distributions on the related distribution date.

COLLECTION PERIOD....................  Amounts available for distribution on any distribution date will depend on the payments and other collections received, and any advances of payments due, on the pooled mortgage
                                       loans during the related collection period. Each collection period--

                                       - will relate to a particular distribution date,

                                       - will be approximately one month long,

                                       - will begin when the prior collection period ends or, in
                                       the case of the first collection period, will begin on March
                                         12, 2000, and

                                       - will end on the 11th day of the same calendar month as the related distribution date or, if that 11th day is not a
                                         business day, on the following business day.

INTEREST ACCRUAL PERIOD..............  The interest accrual period for any distribution date will be the period commencing on the 11th day of the month
                                       preceding the month in which that distribution date occurs and ending on the 10th day of the month in which that
                                       distribution date occurs. The interest accrual period for
                                       the first distribution date will begin on March 11, 2000 and end on April 10, 2000. The amount of interest payable with respect to the interest-bearing certificates of the 2000-C1 series on any distribution date will depend on the amount of unpaid interest accrued through the end of the related
                                       interest accrual period.

RATED FINAL DISTRIBUTION DATE........  The distribution date in           . As discussed in this
                                       prospectus supplement, the ratings assigned to the offered certificates will represent the likelihood of timely receipt by the holders of all interest to which they are entitled on each distribution date and, except in the case of the class
                                       X certificates, the ultimate receipt by the holders of all principal to which they are entitled by the rated final
                                       distribution date.

ASSUMED FINAL DISTRIBUTION
  DATE...............................  With respect to any class of offered certificates, the distribution date on which the holders of those certificates would be expected to receive their last distribution based upon--

                                       - the assumption that each borrower timely makes all
                                       payments on its pooled mortgage loan;

                                       - the assumption that each pooled mortgage loan with an
                                         anticipated repayment date is paid in full on that date;

                                       - the assumption that no borrower otherwise prepays its
                                       pooled mortgage loan prior to stated maturity; and

                                       - the other "Modeling Assumptions" set forth under "Yield
                                       and Maturity Considerations" in this prospectus supplement.

                                       The assumed final distribution date for each class of
                                       offered certificates is the distribution date in the
                                       calendar month and year set forth below for that class.

                                                                                    MONTH AND YEAR OF
                                                                                      ASSUMED FINAL
                                       CLASS                                        DISTRIBUTION DATE
                                       -----                                        -----------------
                                       A-1........................................  May 2009
                                       A-2........................................  January 2010
                                       B..........................................  January 2010
                                       C..........................................  February 2010
                                       D..........................................  February 2010
                                       E..........................................  February 2010
                                       F..........................................  February 2010
                                       G..........................................  February 2010
                                       X..........................................  March 2020

                        DESCRIPTION OF THE CERTIFICATES

REGISTRATION AND DENOMINATIONS.......  We expect to deliver the offered certificates in book-entry form in original denominations of:

                                       - in the case of the class X certificates, $250,000 initial notional amount and in any whole dollar denomination in
                                         excess thereof; and

                                       - in the case of the other offered certificates, $10,000
                                       initial principal amount and in any whole dollar
                                         denomination in excess thereof.

                                       Each class of offered certificates will be represented by
                                       one or more certificates registered in the name of Cede &
                                       Co., as nominee of The Depository Trust Company. As a
                                       result, you will not receive a fully registered physical
                                       certificate representing your interest in any offered
                                       certificate, except under the limited circumstances
                                       described in this prospectus supplement and in the
                                       accompanying prospectus. See "Description of the Offered
                                       Certificates--Registration and Denominations" in this
                                       prospectus supplement and "Description of the
                                       Securities--Book-Entry Registration" in the accompanying
                                       prospectus.

SENIORITY............................  The following chart sets forth the relative seniority of the respective classes of the series 2000-C1 certificates for
                                       purposes of--

                                       - receiving distributions of interest and, if and when
                                       applicable, distributions of principal, and

                                       - bearing the effects of losses and other shortfalls on the pooled mortgage loans, as well as default-related and
                                         otherwise unanticipated expenses of the trust.

                                       In general, each identified class of series 2000-C1
                                       certificates will, for the above-specified purposes, be
                                       subordinate to each other class of series 2000-C1
                                       certificates, if any, listed above it in the following
                                       chart. Accordingly, the class A-1, A-2 and X certificates
                                       are the most senior classes of series 2000-C1 certificates.

                                                         SUMMARY SENIORITY CHART

                                                               MOST SENIOR

                                                                  [LOGO]

                                                             MOST SUBORDINATE

                                       The only form of credit support for any class of offered
                                       certificates will be the above-referenced subordination of the other classes of certificates to which it is senior,
                                       including all of the non-offered certificates of the 2000-C1 series. See "Description of the Offered
                                       Certificates--General", "--Seniority", "--Distributions" and
                                       "--Allocation of Realized Losses and Certain Other
                                       Shortfalls and Expenses" in this prospectus supplement.

DISTRIBUTIONS

A. GENERAL...........................  Distributions of interest and principal will generally be made to the holders of the various classes of the
                                       series 2000-C1 certificates entitled thereto, sequentially based upon their relative seniority as depicted in the
                                       Summary Seniority Chart above. See "Description of the
                                       Offered Certificates--Seniority" and
                                       "--Distributions--Priority of Payments" in this prospectus supplement.

B. DISTRIBUTIONS OF INTEREST.........  Each class of the series 2000-C1 certificates (other than the class R-I, R-II and R-III certificates) will bear
                                       interest. In the case of each of these interest-bearing
                                       classes, that interest will accrue during each interest
                                       accrual period based upon--

                                       - the pass-through rate for the particular class for the
                                       related distribution date,

                                       - the aggregate principal balance or notional amount, as the case may be, of the particular class outstanding immediately prior to the related distribution date, and

                                       - the assumption that each year consists of twelve 30-day
                                         months.

                                       The timing of a prepayment on a pooled mortgage loan may
                                       result in the collection of less than a full month's
                                       interest on that mortgage loan during the collection period of prepayment. As and to the extent described in this
                                       prospectus supplement, those shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of the respective classes of interest-bearing
                                       certificates of the 2000-C1 series, in reverse order of
                                       their seniority as depicted in the Summary Seniority Chart above. Any allocations of those shortfalls among the holders of the class A-1, A-2 and X certificates will be made on a pro rata basis in accordance with their respective interest entitlements.

                                       On each distribution date, subject to available funds and
                                       the payment priorities described in this prospectus
                                       supplement, you will be entitled to receive your
                                       proportionate share of all unpaid distributable interest
                                       accrued in respect of your class of offered certificates
                                       through the end of the related interest accrual period.

                                       See "Description of the Offered
                                       Certificates--Distributions--Calculations of Interest",
                                       "--Distributions--Priority of Payments" and "--Allocation of
                                       Realized Losses and Certain Other Shortfalls and Expenses"
                                       in this prospectus supplement.

C. DISTRIBUTIONS OF PRINCIPAL........  The holders of the respective classes of the series 2000-C1 certificates with principal balances will, subject to
                                       available funds and the payment priorities described above, be entitled to receive an aggregate amount of principal over time equal to those principal balances. However, the trustee will make the distributions of principal in a specified
                                       sequential order such that--

                                       - No distributions of principal will be made to the holders of any class of non-offered certificates of the 2000-C1
                                         series until the aggregate principal balance of each class of offered certificates is reduced to zero.

                                       - No distributions of principal will be made to the holders of the class B, C, D, E, F or G certificates until, in the case of each of

                                         those classes, the aggregate principal balance of each
                                         more senior class of offered certificates is reduced to
                                         zero.

                                       - No distributions of principal will be made to the holders of the class A-2 certificates until either:

                                       (i)  the aggregate principal balance of the class A-1
                                       certificates is reduced to zero; or

                                       (ii)  because of losses on the pooled mortgage loans and/or default-related or other unanticipated expenses of the
                                             trust, the aggregate principal balance of the
                                             class B, C, D, E, F, G, H, J, K, L, M, N and P
                                             certificates has been reduced to zero.

                                       Under the circumstances described in clause (ii) above, any distributions of principal on the class A-1 and A-2
                                       certificates will be made on a pro rata basis in accordance with their respective principal balances.

                                       With respect to each distribution date, the aggregate
                                       distributions of principal to be made on the respective
                                       classes of the series 2000-C1 certificates with principal
                                       balances will be a function of--

                                       - the amount of all scheduled payments of principal due or deemed due on the pooled mortgage loans during the related collection period that are either received as of the end
                                         of that collection period or advanced by the master
                                         servicer, the trustee or the fiscal agent, as applicable,
                                         and

                                       - the amount of any prepayments and other unscheduled
                                       collections of previously unadvanced principal in respect of the pooled mortgage loans that are received during the
                                         related collection period.

                                       The class X certificates will not have a principal balance and will not entitle their holders to distributions of
                                       principal.

                                       See "Description of the Offered Certificates--Calculation of
                                       the Principal Distribution Amount" and
                                       "--Distributions--Priority of Payments" in this prospectus supplement.

D. DISTRIBUTIONS OF PREPAYMENT
  PREMIUMS AND YIELD MAINTENANCE
  CHARGES............................  Any prepayment premium and/or yield maintenance charge collected in respect of a pooled mortgage loan will be
                                       distributed, in the proportions described in this prospectus supplement, to the holders of the class X certificates
                                       and/or to the holders of any other class or classes of
                                       series 2000-C1 certificates senior to the class J
                                       certificates that may be entitled to receive a portion of
                                       the related prepayment of principal. See "Description of the
                                       Offered Certificates--Distributions of Prepayment Premiums
                                       and Yield Maintenance Charges" in this prospectus
                                       supplement.

REDUCTION OF CERTIFICATE PRINCIPAL
  BALANCES IN CONNECTION WITH LOSSES
  AND CERTAIN OTHER SHORTFALLS AND
  EXPENSES...........................  Losses on the pooled mortgage loans, together with default-related and other unanticipated expenses of the
                                       trust, may cause the aggregate principal balance of the
                                       mortgage pool, net of advances of

                                       principal, to be less than the aggregate principal balance of the series 2000-C1 certificates. If and to the extent
                                       that those losses and expenses cause such a deficit to exist following the distributions made on the series 2000-C1
                                       certificates on any distribution date, then the aggregate
                                       principal balances of those classes of certificates of that series with principal balances will be successively reduced, in the reverse order of their seniority as depicted in the
                                       Summary Seniority Chart above, until the subject deficit is eliminated. If and to the extent necessary, any such
                                       reductions to the principal balances of the class A-1 and
                                       class A-2 certificates will be on a pro rata basis in
                                       accordance with their respective principal balances. See
                                       "Description of the Offered Certificates--Allocation of
                                       Realized Losses and Certain Other Shortfalls and Expenses"
                                       and "Servicing of the Mortgage Loans--Servicing and Other
                                       Compensation and Payment of Expenses" in this prospectus
                                       supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT
  SERVICE PAYMENTS...................  Except as described below, the master servicer will be required to make advances, for distribution to the
                                       series 2000-C1 certificateholders, in the amount of any
                                       delinquent monthly payments, other than balloon payments, of principal and interest due on the pooled mortgage loans, in each case net of related master servicing fees and workout fees. If the master servicer fails to make any such advance that it is required to make, the trustee will, to the extent it is aware of the failure, be required to make that
                                       advance. The fiscal agent will be required to make any such advance that the trustee fails to make. None of the master servicer, the trustee or the fiscal agent, however, will be required to make any advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related pooled mortgage loan. As and to the extent described in this prospectus supplement, any party
                                       that makes an advance will be entitled to recover that
                                       advance with interest thereon.

                                       If certain adverse events or circumstances, which we
                                       describe in greater detail later in this prospectus
                                       supplement, occur or exist with respect to a pooled mortgage loan or the underlying real property, the special servicer will be obligated to obtain a new appraisal of that
                                       property, unless one has been obtained in the prior
                                       12 months. The special servicer will then compare (i) 90% of the new appraised value to (ii) the principal balance of,
                                       and certain other amounts due under, that mortgage loan. If the amount described in clause (i) of the preceding sentence is less than the amount described in clause (ii) of the
                                       preceding sentence, then the amount of any delinquent
                                       monthly debt service payment otherwise required to be
                                       advanced on the subject mortgage loan will be reduced
                                       generally in the same proportion that--

                                       - the difference between the amounts described in clauses
                                       (i) and (ii) of the preceding sentence, bears to

                                       - the principal balance of the subject mortgage loan, net of related advances of principal.

                                       Due to the payment priorities, this will generally reduce
                                       the funds available to pay interest on the most subordinate class of series 2000-C1 certificates then outstanding.

                                       See "Description of the Offered Certificates--P&I Advances"
                                       and "--Appraisal Reductions" in this prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS........  On each Distribution Date, the following reports will be available to you and will contain the information described under "Description of the Offered Certificates--Reports to
                                       Certificateholders; Certain Available Information" in this prospectus supplement:

                                       - Delinquent Loan Status Report;

                                       - Historical Loan Modification Report;

                                       - Historical Loss Estimate Report;

                                       - REO Status Report;

                                       - Servicer Watch List Report;

                                       - Loan Payoff Notification Report;

                                       - Comparative Financial Status Report; and

                                       - Operating Statement Analysis Report.

                                       Upon reasonable prior notice, you will be permitted to
                                       review at the trustee's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the underlying real properties,
                                       including loan documents, borrower operating statements,
                                       rent rolls and property inspection reports. See "Description of the Offered Certificates--Reports to Certificateholders;
                                       Certain Available Information" in this prospectus
                                       supplement.

OPTIONAL TERMINATION.................  A limited number of specified parties to the transaction may terminate the trust when the aggregate principal balance of the mortgage pool, net of advances of principal, is less
                                       than approximately 1.0% of the initial mortgage pool
                                       balance. See "Description of the Offered
                                       Certificates--Termination" in this prospectus supplement.

          THE POOLED MORTGAGE LOANS AND THE UNDERLYING REAL PROPERTIES

THE MORTGAGE POOL....................  The assets of the trust will primarily consist of the pooled mortgage loans. The repayment of each mortgage loan to be
                                       included in the trust constitutes the obligation of a
                                       borrower to repay a specified sum with interest. Each
                                       mortgage loan to be included in the trust will be secured by a first priority lien, subject to a limited number of
                                       permitted encumbrances which we will describe later in this prospectus supplement, on the fee and/or leasehold interest of the related borrower or a related party in one or more
                                       commercial or multifamily residential properties.

                                       For more detailed information on the mortgage loans to be
                                       included in the trust, see the following sections in this
                                       prospectus supplement:

                                       - "Description of the Mortgage Pool";

                                       - "Risk Factors--Risks Related to the Pooled Mortgage
                                         Loans";

                                       - Annex A-1--Certain Characteristics of the Mortgage Loans;

                                       - Annex A-2--Certain Monetary Terms of the Mortgage Loans;
                                         and

                                       - Annex A-3--Certain Information Regarding Reserves.

                                       Set forth below is certain statistical information regarding the mortgage loans to be included in the trust and the
                                       underlying real properties. In reviewing this information, as well as the statistical information regarding those
                                       mortgage loans and properties contained elsewhere in this
                                       prospectus supplement, you should be aware that--

                                       - All numerical information provided with respect to the
                                       mortgage loans to be included in the trust is provided on an approximate basis.

                                       - All weighted average information provided with respect to the mortgage loans to be included in the trust reflects the weighting of those mortgage loans by their cut-off date
                                         principal balances. With respect to any mortgage loan to
                                         be included in the trust, the "cut-off date principal
                                         balance" for that mortgage loan will equal its unpaid
                                         principal balance as of the cut-off date, after
                                         application of all payments of principal due in respect of that mortgage loan on or before that date, whether or not
                                         those payments have been received.

                                       - When information with respect to the underlying real
                                       properties is expressed as a percentage of the initial
                                         mortgage pool balance, those percentages are based upon
                                         the cut-off date principal balances of the related
                                         mortgage loans to be included in the trust.

                                       - In certain cases involving a mortgage loan to be included in the trust that is secured by multiple real properties, a portion of that mortgage loan has been allocated to each
                                         of those properties.

                                       - Statistical information regarding the mortgage pool may
                                       change prior to the date of issuance of the offered
                                         certificates due to changes in the composition of the
                                         mortgage pool prior to that date.

A. GENERAL CHARACTERISTICS...........  The mortgage pool will have the following general characteristics as of the cut-off date:


                                       Initial Mortgage Pool Balance(1)..............  $1,370,873,184
                                       Number of Mortgage Loans......................             190
                                       Number of Underlying Real Properties..........             198

                                       Maximum Cut-off Date Principal Balance........  $  148,497,918
                                       Minimum Cut-off Date Principal Balance........  $      298,955
                                       Average Cut-off Date Principal Balance........  $    7,215,122

                                       Maximum Mortgage Interest Rate................          9.750%
                                       Minimum Mortgage Interest Rate................          7.430%
                                       Weighted Average Mortgage Interest Rate.......          8.336%

                                       Maximum Original Term to Maturity or
                                         Anticipated Repayment Date..................             241
                                       Minimum Original Term to Maturity or
                                         Anticipated Repayment Date..................              60
                                       Weighted Average Original Term to Maturity or
                                         Anticipated Repayment Date..................             114

                                       Maximum Remaining Term to Maturity or
                                         Anticipated Repayment Date..................             240
                                       Minimum Remaining Term to Maturity or
                                         Anticipated Repayment Date..................              50
                                       Weighted Average Remaining Term to Maturity or
                                         Anticipated Repayment Date..................             110

                                       Maximum Cut-off Date Debt Service Coverage                    x
                                         Ratio(2)....................................            2.43
                                       Minimum Cut-off Date Debt Service Coverage                    x
                                         Ratio(2)....................................            1.20
                                       Weighted Average Cut-off Date Debt Service                    x
                                         Coverage Ratio(2)...........................            1.44

                                       Maximum Cut-off Date Loan-to-Value Ratio(3)...           79.9%
                                       Minimum Cut-off Date Loan-to-Value Ratio(3)...           33.4%
                                       Weighted Average Cut-off Date Loan-to-Value
                                         Ratio(3)....................................           63.4%

                                       ------------------------
                                       (1) The "initial mortgage pool balance" is equal to the
                                       aggregate cut-off date principal balance of the mortgage
                                           pool and is subject to a permitted variance of plus or
                                           minus 5%.

                                       (2) The "cut-off date debt service coverage ratio" for any mortgage loan that is to be included in the trust is equal to the underwritten net cash flow for the related
                                           underlying real property (see discussion of "Net Cash
                                           Flow" in this prospectus supplement under "Description
                                           of the Mortgage Pool--Mortgage Pool Characteristics"),
                                           divided by the product of 12 times the monthly debt
                                           service payment due in respect of that mortgage loan on
                                           the cut-off date or, if it is currently in an
                                           interest-only period, on the first due date after the
                                           commencement of amortization. CUT-OFF DATE DEBT SERVICE
                                           COVERAGE RATIOS HAVE NOT BEEN CALCULATED AND ARE NOT
                                           PRESENTED FOR MORTGAGE LOANS SECURED BY PROPERTIES THAT
                                           ARE SUBJECT TO CREDIT TENANT LEASES.

                                       (3) The "cut-off date loan-to-value ratio" for any mortgage loan to be included in the trust is equal to its cut-off
                                           date principal balance, divided by the estimated value
                                           of the related underlying real property as set forth in
                                           the most recent third-party appraisal available to us.
                                           CUT-OFF DATE LOAN-TO-VALUE RATIOS HAVE NOT BEEN
                                           CALCULATED AND ARE NOT PRESENTED FOR MORTGAGE LOANS
                                           SECURED BY PROPERTIES THAT ARE SUBJECT TO CREDIT TENANT
                                           LEASES.

B. STATE CONCENTRATION...............  The table below shows the number of, and the percentage of the initial mortgage pool balance secured by, underlying
                                       real properties located in the indicated states:

                                                                                                % OF
                                                                              NUMBER OF   INITIAL MORTGAGE
                                       STATE                                    LOANS       POOL BALANCE
                                       -----                                  ---------   ----------------
                                       California                                18             15.0%
                                       New York                                  26             14.1%
                                       Maryland                                   9             13.8%
                                       Colorado                                   4             12.4%
                                       Texas                                     30              8.1%
                                       New Jersey                                13              5.5%
                                       Georgia                                    6              4.8%

                                       The Mortgage Loans Secured by the remaining underlying real properties are located throughout 24 other states. No more than
                                       3.0% of the initial mortgage pool balance is secured by Mortgaged
                                       Properties located in any such other jurisdiction.

C. PROPERTY TYPES....................  The table below shows the number of, and the percentage of the initial mortgage pool balance secured by, underlying
                                       real properties operated for each indicated purpose:

                                                                                                % OF
                                                                              NUMBER OF   INITIAL MORTGAGE
                                       PROPERTY TYPE                            LOANS       POOL BALANCE
                                       -------------                          ---------   ----------------
                                       Retail...............................       48           50.9%
                                         Regional Malls.....................        4           31.6%
                                         Other Anchored Retail..............       29           15.4%
                                         Unanchored Retail..................       15            3.9%

                                       Office...............................       31           20.9%

                                       Multifamily..........................       58           14.5%

                                       Industrial/Warehouse.................       14            4.1%

                                       Mobile Home Parks....................       18            2.9%

                                       Hospitality..........................        8            2.6%
                                         Full Service.......................        2            1.1%
                                         Limited Service....................        6            1.4%

                                       Credit Tenant Leases(1)..............        7            2.3%
                                       Self Storage.........................        2            1.0%
                                       Mixed-Use............................        4            0.7%

                           -----------------------------------------------------

                              (1) Properties subject to credit tenant leases,
                                 regardless of property type.

SIGNIFICANT MORTGAGE LOANS...........  The mortgage pool will include four mortgage loans with cut-off date principal balances that are, in each case, in excess of $50,000,000.

A. CHERRY CREEK MORTGAGE
    LOAN.............................  Set forth below is certain loan and property information in respect of the mortgage loan identified in this prospectus supplement as the "Cherry Creek Mortgage Loan". See
                                       "Description of the Mortgage Pool--Significant Mortgage
                                       Loans--The Cherry Creek Mortgage Loan" in this prospectus
                                       supplement.

                                       Cut-off Date Principal Balance.....                      $148,497,918
                                       Current Mortgage Interest Rate.....                             7.68%
                                       Maturity Date......................                   August 11, 2029
                                       Anticipated Repayment Date.........                   August 11, 2006
                                       Lockout Expiration Date............                        March 2002
                                       Original Amortization Term.........                       25 years (1)
                                       Cut-off Date LTV Ratio.............                             47.6%
                                       Cut-off Date DSCR..................                             1.71x
                                       Lockbox............................                                (2)
                                       Sponsor............................              Taubman Centers Inc.
                                       Anchor Tenants.....................           Foley's, Lord & Taylor,
                                                                                         Saks Fifth Avenue(3)
                                                                                           and Neiman-Marcus
                                       Property Type......................                     Regional Mall
                                       Property Size (gross leasable
                                       area)..............................                 1,316,435 sq. ft.
                                       Property Location..................                  Denver, Colorado
                                       Property Valuation.................                      $311,800,000
                                       ------------------------
                                       (1) Commences following a five-year interest only period.
                                       (2) In place lockbox with lender control upon certain triggers.
                                       (3) Tenant ground leases pad and owns improvements.

                                       The underlying real property for the Cherry Creek Mortgage
                                       Loan also secures a mortgage loan in the amount of
                                       $28,502,082 that is not included in the trust. This other
                                       loan will be serviced and administered by the master
                                       servicer and the special servicer under the pooling and
                                       servicing agreement. Pursuant to a co-lender and servicing agreement and the related loan documents, no payments of
                                       principal may be made on this other loan until the principal balance of the Cherry Creek Mortgage Loan is paid in full.
                                       As and to the extent described in this prospectus
                                       supplement, this other loan is subordinate to the Cherry
                                       Creek Mortgage Loan in the event of foreclosure. The holder of this other loan would experience losses of interest and principal before the trust does in the event of a default
                                       and liquidation of the Cherry Creek Mortgage Loan and this other loan. Except for a right to advise and direct the
                                       special servicer, which we describe in this prospectus
                                       supplement, the holder of the other loan may not
                                       independently exercise remedies following a default. The
                                       holder of this other loan may purchase the Cherry Creek
                                       Mortgage Loan out of the trust in certain default
                                       circumstances.
B. ANNAPOLIS MALL
    MORTGAGE LOAN....................  Set forth below is certain loan and property information in respect of the mortgage loan identified in this prospectus supplement as the "Annapolis Mall Mortgage Loan". See
                                       "Description of the Mortgage Pool--Significant Mortgage
                                       Loans--The Annapolis Mall Mortgage Loan" in this prospectus supplement.

                                       Cut-off Date Principal
                                       Balance(1).........................                      $123,031,572
                                       Current Mortgage Interest
                                       Rate(2)............................                            8.177%
                                       Maturity Date......................                 December 11, 2029
                                       Anticipated Repayment Date.........                 December 11, 2009
                                       Lockout Expiration Date............                 December   , 2002
                                       Original Amortization Term.........                          30 years
                                       Cut-off Date LTV Ratio.............                             58.3%
                                       Cut-off Date DSCR..................                             1.51x
                                       Lockbox............................                              Hard
                                       Sponsor............................           Westfield America, Inc.
                                       Anchor Tenants.....................    Hecht's, Nordstrom, Montgomery)
                                                                                  Ward, Lord & Taylor and JC
                                                                                                    Penney(3
                                       Property Type......................                     Regional Mall
                                       Property Size (gross leaseable
                                       area)..............................                 1,116,630 sq. ft.
                                       Property Location..................                     Annapolis, MD
                                       Property Valuation.................                      $211,200,000
                                       ------------------------
                                       (1) The Annapolis Mall Mortgage Loan consists of two components:
                                           (i) one that has a current principal amount of $        and
                                           accrues interest at 8.177% per annum; and (ii) one that has a
                                           current principal amount of $          and accrues interest at no
                                           less than 8.177% per annum.
                                       (2) Intended to be the weighted average of the rates for the two components referred to in the prior footnote. For purposes of this prospectus supplement, the rate referred to in clause (ii)
                                           of the prior footnote, which rate has not been established yet, is assumed to be 8.177% per annum.
                                       (3) Hecht's and JC Penney own their pads and improvements; Nordstrom,
                                           Montgomery Ward and Lord & Taylor ground lease their pads and own their improvements.

                                       The underlying real property for the Annapolis Mall Mortgage
                                       Loan also secures a mortgage loan in the amount of
                                       $21,099,647.14 that is not included in the trust. This other loan will be serviced and administered by the master
                                       servicer and the special servicer under the pooling and
                                       servicing agreement. Pursuant to a co-lender and servicing agreement and the related loan documents, no payments of
                                       principal may be made on this other loan until the principal balance of the Annapolis Mall Mortgage Loan is paid in full.
                                       As and to the extent described in this prospectus
                                       supplement, this other loan is subordinate to the Annapolis
                                       Mall Mortgage Loan in the event of foreclosure. The holder of this other loan would experience losses of interest and principal before the trust does in the event of a default
                                       and liquidation of the Annapolis Mall Mortgage Loan and this other loan. Except for a right to advise and direct the
                                       special servicer, which we describe in this prospectus
                                       supplement, the holder of this other loan may not
                                       independently exercise remedies following a default. The
                                       holder of this other loan may purchase the Annapolis Mall
                                       Mortgage Loan out of the trust in certain default
                                       circumstances.

C. WESTFIELD PORTFOLIO
    MORTGAGE LOAN....................  Set forth below is certain loan and property information in respect of the mortgage loan identified in this prospectus supplement as the "Westfield Portfolio Mortgage Loan" and
                                       the two properties that secure it. See "Description of the
                                       Mortgage Pool--Significant Mortgage Loans--Westfield
                                       Portfolio Mortgage Loan" in this prospectus supplement.

                                       Cut-off Date Principal                                    $99,000,000
                                       Balance(1).........................
                                       Current Mortgage Interest                                      8.177%
                                       Rate(2)............................
                                       Maturity Date......................                 December 11, 2029
                                       Anticipated Repayment Date.........                 December 11, 2009
                                       Lockout Expiration Date............                December    , 2002
                                       Original Amortization Term.........                          30 years
                                       Cut-off Date LTV Ratio.............                             43.0%
                                       Cut-off Date DSCR..................                             1.87x
                                       Lockbox............................                              Hard
                                       ------------------------
                                       (1) The Westfield Portfolio Mortgage Loan consists of two components:
                                           (i) one that has a current principal amount of $        and
                                           accrues interest at 8.177% per annum; and (ii) one that has a
                                           current principal amount of $          and accrues interest at
                                           8.177% per annum.
                                       (2) Intended to be the weighted average of the rates for the two components referred to in the prior footnote. For purposes of this prospectus supplement, the rate referred to in clause (ii)
                                           of the prior footnote, which rate has not been established yet, is assumed to be 8.177% per annum.

                                                                  DOWNTOWN PLAZA

                                       Sponsor............................           Westfield America, Inc.
                                       Anchor Tenants.....................                Macy's, Macy's Men
                                                                                               & Furniture(1)
                                       Property Type......................   Regional Mall (includes 282,805)
                                                                                square feet of office space
                                       Property Size (gross leasable                      1,191,347 sq. feet
                                       area)..............................
                                       Property Location..................                    Sacramento, CA
                                       Property Valuation.................                      $163,200,000

                                                             EASTLAND SHOPPING CENTER

                                       Sponsor............................           Westfield America, Inc.
                                       Anchor Tenants.....................   Target, Burlington Coat Factory
                                                                                                 and Mervyns
                                       Property Type......................                      Power Center
                                       Property Size (gross leasable                        846,781 sq. feet
                                       area)..............................
                                       Property Location..................                   West Covina, CA
                                       Property Valuation.................                       $67,000,000
                                       ------------------------
                                       (1) Tenant owns pad and improvements.

                                       The underlying real properties for the Westfield Portfolio
                                       Mortgage Loan also secure a mortgage loan in the amount of
                                       $28,128,566.94 that is not included in the trust. This other loan will be serviced and administered by the master
                                       servicer and the special servicer under the pooling and
                                       servicing agreement. Pursuant to a co-lender and servicing agreement and the related loan documents, no payments of
                                       principal may be made on this other loan until the principal balance of the Westfield Portfolio Mortgage Loan is paid in full. As and to the extent described in this prospectus
                                       supplement, this other loan is subordinate to the Westfield
                                       Portfolio Mortgage Loan in the event of foreclosure. The
                                       holder of this other loan would experience losses of
                                       interest and principal before the trust does in the event of a default and liquidation of the Westfield Portfolio
                                       Mortgage Loan and this other loan. Except for a right to
                                       advise and direct the special servicer, which we describe in this prospectus supplement, the holder of this other loan
                                       may not independently exercise remedies following a default.
                                       The holder of this other loan may purchase the Westfield
                                       Portfolio Mortgage Loan out of the trust in certain default circumstances.

D. SANGERTOWN SQUARE
    MORTGAGE LOAN....................  Set forth below is certain loan and property information in respect of the mortgage loan identified in this prospectus supplement as the "Sangertown Square Mortgage Loan". See
                                       "Description of the Mortgage Pool--Significant Mortgage
                                       Loans--The Sangertown Square Mortgage Loan" in this
                                       prospectus supplement.

                                       Cut-off Date Principal
                                       Balance(1).........................                       $62,145,749
                                       Current Mortgage Interest
                                       Rate(2)............................                             8.82%
                                       Maturity Date......................                  December 1, 2029
                                       Anticipated Repayment Date.........                  December 1, 2009
                                       Lockout Expiration Date............                        March 2002
                                       Original Amortization Term.........                          30 years
                                       Cut-off Date LTV Ratio.............                             40.9%
                                       Cut-off Date DSCR..................                             1.76x
                                       Lockbox............................                              Hard
                                       Sponsor............................  The Pyramid Companies...........
                                       Anchor Tenants.....................  Sears, JC Penney, Kaufmann's and
                                                                                                    Bradlees
                                       Property Type......................                     Regional Mall
                                       Property Size (gross leasable
                                       area)..............................                   855,360 sq. ft.
                                       Property Location..................                  New Hartford, NY
                                       Property Valuation.................                      $152,000,000
                                       ------------------------
                                       (1) The Sangertown Square Mortgage Loan consists of two components:
                                           (i) one that has a current principal amount of $        and
                                           accrues interest at 8.82% per annum; and (ii) one that has a
                                           current principal amount of $          and accrues interest at
                                           8.82% per annum.
                                       (2) Intended to be the weighted average of the rates for the two components referred to in the prior footnote. For purposes of this prospectus supplement, the rate referred to in clause (ii)
                                           of the prior footnote, which rate has not been established yet, is assumed to be 8.82% per annum.

                                       The underlying real property for the Sangertown Square
                                       Mortgage Loan also secures a mortgage loan in the amount of
                                       $14,204,279.92 that is not included in the trust. This other loan will be serviced and administered by the master
                                       servicer and the special servicer under the pooling and
                                       servicing agreement. Pursuant to a co-lender and servicing agreement and the related loan documents, no payments of
                                       principal may be made on this other loan until the principal balance of the Sangertown Square Mortgage Loan is paid in
                                       full. As and to the extent described in this prospectus
                                       supplement, this other loan is subordinate to the Sangertown
                                       Square Mortgage Loan in the event of foreclosure. The holder of this other loan would experience losses of interest and principal before the trust does in the event of a default
                                       and liquidation of the Sangertown Square Mortgage Loan and this other loan. Except for a right to advise and direct the special servicer, which we describe in this prospectus
                                       supplement, the holder of this other loan may not
                                       independently exercise remedies following a default. The
                                       holder of this other loan may purchase the Sangertown Square
                                       Mortgage Loan out of the trust in certain default
                                       circumstances.

CREDIT TENANT LEASES.................  Seven of the mortgage loans to be included in the trust are secured by underlying real properties that are subject to a net lease obligation of a tenant having the characteristics described below that occupies substantially all of the
                                       property. We refer to that type of lease as a "credit tenant lease". The tenant under a credit tenant lease, its direct or indirect parent or a guarantor of that tenant's
                                       obligations under the lease has a public senior unsecured
                                       long-term debt or similar rating of at least "A-" (or the
                                       equivalent) from at least one nationally recognized
                                       statistical rating organization. Such ratings range from
                                       "A-" to "AAA" (or the equivalents). See "Risk Factors--Risks
                                       Related to the Pooled Mortgage Loans--Dependence on Credit
                                       Tenant Leases Has Special Risks" and "Description of the
                                       Mortgage Pool--Credit Lease Loans" in this prospectus
                                       supplement.

PAYMENT TERMS........................  Each mortgage loan to be included in the trust currently accrues interest at the annual rate set forth with respect to that loan on Annex A-1 to this prospectus supplement.
                                       Except as described below with respect to mortgage loans
                                       that have anticipated repayment dates and mortgage loans
                                       that consist of two components, that annual rate is, in the absence of default, fixed for the entire term of that
                                       mortgage loan.

                                       The Annapolis Mall Mortgage Loan, the Westfieled Portfolio
                                       Mortgage Loan and the Sangertown Square Mortgage Loan each consist of two (2) components, and the "mortgage rates" for each of those loans is a weighted average of the component rates.

                                       Each mortgage loan to be included in the trust provides for scheduled payments of principal and/or interest to be due on a particular day each month. The due date for 88 of the
                                       mortgage loans to be included in the trust, representing
                                       38.2% of the initial mortgage pool balance, is the first day of each month, the due date for 21 of the mortgage loans, to be included in the trust representing 10.1% of the initial mortgage pool balance, is the 6th day of each month and the due date

                                       for 80 of the mortgage loans to be included in the trust,
                                       representing 50.5% of the initial mortgage pool balance, is the eleventh day of each month. The remaining mortgage loan has a due date of the 10th day of each month. We refer to
                                       those scheduled payments of principal and/or interest in
                                       this prospectus supplement as "monthly debt service
                                       payments".

                                       One hundred fifty-four of the mortgage loans to be included in the trust, representing 46.9% of the initial mortgage
                                       pool balance, are "balloon loans" that, in each case,
                                       provide for an amortization schedule that is generally
                                       significantly longer than its remaining term to stated
                                       maturity. A balloon loan will require a substantial payment of principal on its maturity date, if it is not prepaid
                                       prior to maturity.

                                       Thirty-one of the mortgage loans to be included in the
                                       trust, representing 51.4% of the initial mortgage pool
                                       balance, are "ARD loans" that, in each case, provide
                                       material incentives to the related borrower to repay its
                                       mortgage loan in full by a specified date, which we refer to as the "anticipated repayment date". These incentives, which in each case begin effective as of the related anticipated repayment date, include:

                                       -  The accrual of interest in excess of that accrued at the initial mortgage interest rate. That additional interest
                                          will be deferred until payment in full of all other
                                          amounts due under the ARD loan, including the entire
                                          principal balance thereof. In general, that additional
                                          interest will be compounded.

                                       -  The application of certain excess cash flow from the
                                       related underlying real property to pay principal. That
                                          payment of principal will be in addition to the principal
                                          portion of the monthly debt service payment.

                                       The remaining five mortgage loans to be included in the
                                       trust, representing 1.8% of the initial mortgage pool
                                       balance, are "fully amortizing loans", that, in each case, have an amortization schedule that amortizes the mortgage
                                       loan in full or substantially in full by its stated maturity date.

DELINQUENCY STATUS...................  None of the mortgage loans that will be included in the trust was more than 30 days delinquent in respect of any
                                       monthly debt service payment as of the cut-off date or at
                                       any time during the 12-month period preceding that date.

PREPAYMENT RESTRICTIONS..............  The prepayment restrictions for each of the mortgage loans to be included in the trust are more fully described on
                                       Annex A-1 to this prospectus supplement. Set forth below is information regarding the remaining voluntary prepayment
                                       lockout periods and combined defeasance/voluntary prepayment lockout periods for those mortgage loans:

                                       Maximum Remaining Defeasance/Lockout Period:......  240 mos.
                                       Minimum Remaining Defeasance/Lockout Period:......  24 mos.
                                       Weighted Average Remaining
                                       Defeasance/Lockout Period:........................  87 mos.

                                       One hundred fifty-five of the mortgage loans to be included in the trust, representing 70.2% of the initial mortgage
                                       pool balance, permit the related borrower, no earlier than the second anniversary of the issue date of the
                                       certificates, to obtain a release of the related underlying real property (or, where applicable, one or more of the
                                       related underlying real properties) from the lien of the
                                       related mortgage by delivering U.S. Treasury obligations as substitute collateral.

                      LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES......  The pooling and servicing agreement will require the trustee or an agent appointed by the trustee to make elections to
                                       treat designated portions of the trust assets as three
                                       separate "real estate mortgage investment conduits",
                                       commonly referred to as "REMICs". The lowest-tier REMIC will hold, among other things, the pooled mortgage loans, as well as any underlying real properties that may have been
                                       acquired by the trust following a borrower default, but will exclude collections of certain additional interest accrued, and deferred as to payment, in respect of each pooled
                                       mortgage loan with an anticipated repayment date that
                                       remains outstanding after that date. Those collections of
                                       additional interest will collectively constitute a grantor trust for federal income tax purposes. The offered
                                       certificates will evidence "regular interests" in a REMIC.

                                       As a result of the foregoing, the offered certificates will be treated as newly issued debt instruments for federal
                                       income tax purposes. You will have to report income on your certificates in accordance with the accrual method of
                                       accounting even if you are otherwise a cash method taxpayer.

                                       The class       certificates will, and the other classes of
                                       offered certificates will not, be issued with more than a DE
                                       MINIMIS amount of original issue discount. If you own a
                                       certificate issued with original issue discount, you may be required to report original issue discount income before
                                       receiving a corresponding amount of cash. For tax
                                       information reporting purposes, the trustee or an agent
                                       appointed by the trustee will compute the accrual of
                                       discount and premium on the offered certificates based on
                                       the assumption that each pooled mortgage loan with an
                                       anticipated repayment date will be paid in full on that date and on the further assumption that no borrower will
                                       otherwise prepay its pooled mortgage loan prior to stated
                                       maturity.

                                       It is anticipated that any prepayment premium or yield
                                       maintenance charge allocable to a class of offered
                                       certificates will be ordinary income to the holders of that class as those amounts become due to the trust. See
                                       "Description of the Offered Certificates--
                                       Distributions--Distributions of Prepayment Premiums and
                                       Yield Maintenance Charges" in this prospectus supplement.

                                       For a more detailed discussion of the federal income tax
                                       aspects of investing in the offered certificates, see
                                       "Federal Income Tax

                                       Consequences" in this prospectus supplement and "Federal
                                       Income Tax Considerations" in the accompanying prospectus.

ERISA CONSIDERATIONS.................  It is anticipated that certain employee benefit plans and other retirement arrangements subject to Title I of the
                                       Employee Retirement Income Security Act, commonly referred to as "ERISA", or section 4975 of the Internal Revenue Code of 1986 will be able to invest in the class A-1, A-2 and X certificates, without giving rise to a prohibited
                                       transaction. This is based upon individual prohibited
                                       transaction exemptions granted to the underwriters by the
                                       U.S. Department of Labor. However, investments in the other offered certificates by, on behalf of or with assets of
                                       those entities, will be restricted as described under
                                       "Certain ERISA Considerations" in this prospectus
                                       supplement.

                                       If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of ERISA or
                                       section 4975 of the Internal Revenue Code of 1986, you
                                       should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or
                                       section 4975 of the Internal Revenue Code of 1986. If you
                                       are using funds of an insurance company general account to purchase any offered certificates, you should consider the availability of Prohibited Transaction Class Exemption
                                       95-60. See "Certain ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the accompanying
                                       prospectus.

LEGAL INVESTMENT.....................  The offered certificates will not constitute "mortgage related securities" within the meaning of the Secondary
                                       Mortgage Market Enhancement Act of 1984, as amended,
                                       commonly referred to as "SMMEA". You should consult your own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for you.
                                       See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTAIN YIELD CONSIDERATIONS.........  The yield to maturity on any offered certificate will be affected by the rate and timing of prepayments and other
                                       collections of principal on or in respect of the pooled
                                       mortgage loans. In the case of offered certificates
                                       purchased at a discount, a slower than anticipated rate of prepayments could result in a lower than anticipated yield.
                                       In the case of the class X certificates or any other offered certificates purchased at a premium, a faster than
                                       anticipated rate of prepayments could result in a lower than anticipated yield. If you are contemplating the purchase of a class X certificate, you should be aware that the yield to maturity on the class X certificates will be highly
                                       sensitive to the rate and timing of principal prepayments
                                       and other liquidations of pooled mortgage loans and that an extremely rapid rate of prepayments and/or other
                                       liquidations in respect of the pooled mortgage loans could result in a complete or partial loss of your initial
                                       investment. See "Yield and Maturity Considerations" in this prospectus supplement and "Yield and Prepayment
                                       Considerations" in the accompanying prospectus.

RATINGS..............................  It is a condition to the issuance of the respective classes of the offered certificates that they receive the credit
                                       ratings indicated in the table on the cover of this
                                       prospectus supplement.

                                       The ratings of the offered certificates address the timely payment of interest and, except in the case of the class X certificates, the ultimate payment of principal on or before the rated final distribution date. Those ratings do not,
                                       however, address--

                                       -  the tax attributes of the offered certificates or of the trust,

                                       -  the likelihood or frequency of voluntary or involuntary principal prepayments on the pooled mortgage loans,

                                       -  the degree to which prepayments on the pooled mortgage
                                       loans might differ from those originally anticipated,

                                       -  the likelihood that prepayment premiums or yield
                                       maintenance charges will be received with respect to the
                                          pooled mortgage loans, or

                                       -  the likelihood that any pooled mortgage loan with an
                                       anticipated repayment date will remain outstanding past such date and will thereafter accrue any interest at a rate in
                                          excess of its current mortgage interest rate.

                                       A security rating is not a recommendation to buy, sell or
                                       hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                       For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus
                                       supplement and "Risk Factors--Limited Nature of Rating" in the accompanying prospectus.

                                  RISK FACTORS

    You should consider the following factors (as well as the factors set forth under "Risk Factors" in the accompanying prospectus) in deciding whether to purchase the offered certificates of any class.

RISKS RELATED TO THE OFFERED CERTIFICATES

    THE OFFERED CERTIFICATES ARE SUPPORTED BY LIMITED ASSETS. If the assets of the trust are insufficient to make payments on your certificates, no other assets will be available to you for payment of the deficiency. See "Risk Factors--Limited Assets" in the accompanying prospectus.

    RISKS ASSOCIATED WITH LIQUIDITY AND MARKET VALUE. There is currently no secondary market for the offered certificates. Each underwriter has informed us that it currently intends to make a secondary market in the offered certificates. However, none of the underwriters is under any obligation to do so, and there can be no assurance that a secondary market for the offered certificates will develop. Even if a secondary market does develop for the offered certificates, there is no assurance that it will provide you with liquidity of investment or that the market will continue for the life of the offered certificates. We do not intend to list the offered certificates on any securities exchange. Lack of liquidity could result in a significant reduction in the market value of your certificates. In addition, the market value of your certificates at any time may be affected by many factors, including then prevailing interest rates and the then perceived riskiness of commercial mortgage-backed securities relative to other investments. See "Risk Factors-- Limited Liquidity" in the accompanying prospectus.

    UNCERTAIN YIELDS TO MATURITY.  The yield on your certificates will depend on
(a) the price you paid for those certificates and (b) the rate, timing and amount of distributions on those certificates. The rate, timing and amount of distributions on your certificates will, in turn, depend on:

    - the pass-through rate(s) for your certificates;

    - the rate and timing of payments and other collections of principal on the pooled mortgage loans;

    - the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans;

    - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2000-C1 certificates; and

    - the collection and distribution of prepayment premiums and yield maintenance charges with respect to the pooled mortgage loans.

    These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your certificates. See "Description of the Mortgage Pool", "Description of the Offered Certificates--Distributions" and "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Yield and Prepayment Considerations" in the accompanying prospectus.

    RISKS RELATED TO THE RATE OF PREPAYMENT. If you purchase your certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges, even if available and distributable in respect of your certificates, may not be sufficient to offset fully any loss in yield on your certificates.

    The investment performance of your certificates may vary materially and adversely from your expectations due to the rate of prepayments and other unscheduled collections of principal on the pooled mortgage loans being faster or slower than you anticipated. Accordingly, the actual yield to you may not be equal to the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. See "Yield and Maturity Considerations" in this prospectus supplement.

    If you purchase class X certificates, your yield to maturity will be highly sensitive to the rate and timing of principal payments and losses on the pooled mortgage loans. Prior to investing in the class X certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the pooled mortgage loans could result in your failure to recoup fully your initial investment.

    RISKS ASSOCIATED WITH BORROWER DEFAULTS; DELINQUENCIES AND DEFAULTS BY BORROWERS MAY DELAY PAYMENTS TO YOU. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect the amount of distributions on your certificates, the yield to maturity of your certificates, the rate of principal payments on your certificates and the weighted average life of your certificates. Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your certificates for the current month. Although any of these shortfalls may be made up on future distribution dates, no interest would accrue on them. Thus, any of these shortfalls would adversely affect the yield to maturity of your certificates.

    If you calculate the anticipated yield to maturity for your certificates based on an assumed rate of default and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually experienced, and if the additional losses result in a reduction of the distributions on or the aggregate principal balance or notional amount of your certificates, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan in the trust that results in a reduction of the distributions on or the aggregate principal balance or notional amount of your certificates will also affect the actual yield to maturity of your certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the negative effect on your yield to maturity.

    Even if losses on the pooled mortgage loans do not result in a reduction of the distributions on or the aggregate principal balance or notional amount of your certificates, those losses may still affect the timing of distributions on and, accordingly, the weighted average life and yield to maturity of, your certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

    POTENTIAL CONFLICTS OF INTEREST. The special servicer will have considerable latitude in determining whether to liquidate or modify defaulted mortgage loans in the trust. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In certain circumstances, the existing special servicer may be replaced by the holder or holders of certificates representing a majority interest in the controlling class of the series 2000-C1 certificates. Subject to significant losses on the mortgage pool, that controlling class will be a class of non-offered certificates of the 2000-C1 series. Accordingly, the interests of the holders of that controlling class may be in conflict with your interests. The master servicer, the special servicer or any of their respective affiliates may acquire series 2000-C1 certificates. Each of the master servicer and the special servicer is obligated to perform its respective servicing duties in accordance with the terms of the pooling and servicing agreement, including the servicing standard described in this prospectus supplement. As, or when acting in accordance with the instructions of, a holder of non-offered certificates of the 2000-C1 series, however, each of the master servicer and special servicer could have interests when dealing with defaulted mortgage loans or otherwise performing its duties under the pooling and servicing agreement that may be in conflict with your interests.

    In addition, each of the master servicer and the special servicer services and will, in the future, service existing and new loans for third parties, including portfolios of loans similar to the pooled mortgage loans, in the ordinary course of its business. The properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the underlying real properties securing the pooled mortgage loans. Despite the obligation of each of the master servicer and special servicer to perform its respective servicing obligations with respect to the pooled mortgage loans in accordance with the terms of the pooling and servicing agreement, including the servicing standard described in this prospectus supplement, those other servicing and property management obligations may pose inherent conflicts for the master servicer or the special servicer.

    The four largest mortgage loans in the trust are, in each case, secured by an underlying real property that also constitutes security for a mortgage loan that is not included in the trust but will be serviced and administered pursuant to the pooling and servicing agreement. The holder of each of these outside the trust "companion loans" will have the right, subject to certain conditions described in this prospectus supplement, to advise and direct the special servicer with respect to certain servicing matters with respect to that companion loan and the related mortgage loan that is in the trust. The holder of any of these outside the trust companion loans may have interests that conflict with your interests. See "Description of the Mortgage Pool--Significant Mortgage Loans" and "Servicing of the Mortgage Loans--The Controlling Class Representative" in this prospectus supplement.

    CERTAIN RIGHTS TO PAYMENT THAT ARE SENIOR TO DISTRIBUTIONS ON THE CERTIFICATES. The master servicer, the special servicer, the trustee and the fiscal agent are each entitled to receive out of payments on or proceeds of specific mortgage loans in the trust or, in some cases, out of general collections on the mortgage pool, certain payments or reimbursements for or in respect of compensation, advances with interest thereon and indemnities, prior to distributions on the series 2000-C1 certificates. In particular, advances are intended to provide liquidity not credit support, and the advancing party is entitled to receive interest on its advances to offset its cost of funds.

    RISKS ASSOCIATED WITH ERISA. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to section 4975(c) of the Internal Revenue Code of 1986 are complex. Accordingly, if you are using the assets of such plans or arrangements to acquire offered certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Internal Revenue Code of 1986 of the acquisition, ownership and disposition of offered certificates. In particular, the purchase or holding of the class B, C, D, E, F and G certificates by any such plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, those certificates are not appropriate investments for any such plan or arrangement, unless the purchase and continued holding of the particular certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and section 4975 of the Internal Revenue Code of 1986 under Sections I and III of Prohibited Transaction Class Exemption 95-60. Sections I and III of Prohibited Transaction Class Exemption 95-60 provide an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. See "Certain ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus.

RISKS RELATED TO THE POOLED MORTGAGE LOANS

    REPAYMENT OF THE POOLED MORTGAGE LOANS DEPENDS ON THE SUCCESSFUL OPERATION OF THE UNDERLYING REAL PROPERTIES. The mortgage loans to be included in the trust are secured by liens on interests in the following types of real property:

    - Regional Malls

    - Other Anchored Retail

    - Unanchored Retail

    - Office

    - Multifamily Rental

    - Hospitality

    - Mobile Home Parks

    - Industrial/Warehouse

    - Properties Subject to Credit Tenant Leases

    - Self Storage

    - Manufactured Housing Community

    - Mixed-Use

    Lending on multifamily and commercial properties is generally perceived as involving greater risk than lending on the security of single-family residential properties. This is because multifamily and commercial real estate lending involves larger loans, and repayment is dependent upon the operation of the related real estate project.

    The ability of an underlying real property to generate net operating income may be adversely affected by a number of factors, including:

    - the age, design and construction quality of the property;

    - perceptions regarding the safety, convenience and attractiveness of the property;

    - the proximity and attractiveness of competing properties;

    - new construction of competing properties;

    - the adequacy of the property's management and maintenance;

    - an increase in operating expenses;

    - an increase in the capital expenditures needed to maintain the property or make improvements;

    - a decline in the financial condition of a major tenant;

    - an increase in vacancy rates; and

    - a decline in rental rates as leases are renewed or replaced.

    Other factors that may adversely affect the ability of an underlying real property to generate net operating income are more general in nature, such as:

    - adverse national, regional or local economic conditions, including plant closings, industry slowdowns and higher unemployment rates;

    - adverse local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

    - demographic factors;

    - customer tastes and preferences; and

    - retroactive changes in building codes.

    The volatility of net operating income generated by an underlying real property over time will be influenced by many of the foregoing factors, as well as by:

    - the length of tenant leases;

    - the creditworthiness of tenants;

    - the rate at which new rentals occur;

    - the percentage of total property expenses in relation to revenue;

    - the ratio of fixed operating expenses to those that vary with revenues;
      and

    - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

    Therefore, those underlying real properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality properties and self-storage facilities, can be expected to have more volatile cash flows than underlying real properties with medium to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of the underlying real properties with short-term revenue sources and may lead to higher rates of delinquency or defaults.

    TENANT CONCENTRATION ENTAILS RISK. In those cases where an underlying real property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operation of any of those tenants can have particularly significant effects on the net cash flow generated by that property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of that property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

    Any underlying real property operated for retail, office or industrial purposes also may be adversely affected if there is a concentration of tenants in a particular business or industry at that property and that particular business or industry declines.

    TENANT BANKRUPTCY ENTAILS SPECIAL RISKS. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at any particular underlying real property may adversely affect the income produced by that property. Under the federal Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, unless there is a security deposit or other collateral securing that claim. The claim would be limited to--

    (i) the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, which are unrelated to the rejection, plus

    (ii) the greater of one year's rent or 15% of the remaining reserved rent, but not more than three years' rent.

    CERTAIN ADDITIONAL RISKS RELATING TO TENANTS. The underlying real properties will be affected by the expiration of leases and the ability of the respective borrowers under the pooled mortgage loans to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of underlying real properties operated for retail or office purposes, can be substantial and could reduce cash flow from those properties. Moreover, if a tenant at any of the underlying real properties defaults on its lease obligations, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

    PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may adversely affect the value of the underlying real properties without affecting their current net operating income, including:

    - changes in interest rates;

    - a decline in the availability of refinancing sources;

    - changes in governmental regulations or fiscal policy;

    - changes in zoning or tax laws; and

    - potential environmental or other legal liabilities.

    PROPERTY MANAGEMENT MAY AFFECT PROPERTY VALUE. The operation of an underlying real property will depend upon the property manager's performance and viability. The property manager generally is responsible for the following:

    - responding to changes in the local market;

    - planning and implementing the rental structure;

    - operating the property and providing building services;

    - managing operating expenses; and

    - ensuring that maintenance and capital improvements are carried out in a timely fashion.

    Underlying real properties that derive revenues primarily from short-term rental commitments, such as hotels and self-storage facilities, are generally more management intensive than properties leased to tenants under long-term leases.

    FACTORS AFFECTING THE OPERATION OF RETAIL PROPERTIES. Forty-eight of the mortgage loans to be included in the trust, representing 50.9% of the initial mortgage pool balance, are secured by retail properties at which customers may purchase various consumer goods and other products or may obtain various entertainment, recreational or personal services.

    These retail properties consist of--

    - regional malls;

    - community and strip shopping centers;

    - power centers; and

    - individual stores and businesses.

    The value and operation of a retail property depend on the qualities and success of its tenants. The success of tenants at a retail property will be affected by--

    - competition from other retail properties;

    - perceptions regarding the safety, convenience and attractiveness of the property;

    - demographics of the surrounding area;

    - traffic patterns and access to major thoroughfares;

    - availability of parking;

    - customer tastes and preferences; and

    - the drawing power of other tenants.

    Some tenants may have clauses in their leases that permit them to cease operations at the property if certain other stores are not operated at the property.

    A retail property must compete with comparable properties for tenants. That competition is generally based on--

    - rent, including the granting of "free rent" periods;

    - tenant improvements; and

    - the age and location of the property.

    Issues Involving Anchor Tenants. The presence or absence of an "anchor tenant" in a mall or shopping center also can be important, because anchors play a key role in generating customer traffic and making the mall or center desirable for other tenants. An "anchor tenant" is a retail tenant whose space is substantially larger in size than that of other tenants at the same retail mall or shopping center and whose operation is vital in attracting customers to the property. Thirty-three of the mortgage loans to be included in the trust, representing 46.9% of the initial mortgage pool balance, are secured by retail properties that we consider to be "anchored". Four of these "anchored" retail properties are regional malls that secure mortgage loans representing 31.6% of the initial mortgage pool balance.

    Some of the "anchor tenants" at the underlying real properties own their space and the improvements thereon. In those cases, that space and those improvements do not secure repayment of the related mortgage loan in the trust.

    The economic performance of an "anchored" retail property will be adversely affected by various factors, including:

    - an anchor tenant's failure to renew its lease;

    - termination of an anchor tenant's lease;

    - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor; or

    - a loss of an anchor tenant's or self-owned anchor's ability to attract shoppers.

    Retail properties that have anchors often are subject to operating covenants requiring the anchor to operate at the retail property for a certain period of time, often under a particular name. Anchors that do not have operating covenants or whose operating covenants have expired may not be contractually obligated to continue to operate a retail store at such retail property. As discussed above, an "anchored" retail property would be adversely affected by the departure of an anchor even if it still owns or pays rent on the vacated space. Investors should be aware that not all of the anchors at the underlying retail properties are currently subject to operating covenants, and investors should assume that operating covenants for various anchors at the underlying real properties will expire during the related loan term. This is true even as to the four largest mortgage loans in the trust.

    New Forms of Competition. The underlying retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

    - factory outlet centers;

    - discount shopping centers and clubs;

    - catalogue retailers;

    - home shopping networks;

    - internet retailers; and

    - telemarketing.

    FACTORS AFFECTING THE OPERATION OF OFFICE PROPERTIES. Thirty-one of the mortgage loans to be included in the trust, representing 20.9% of the initial mortgage pool balance, are secured by office properties. A number of factors will affect the value and operation of an office property, including:

    - the number and quality of tenants in the building;

    - the physical attributes of the building in relation to competing buildings;

    - access to transportation;

    - the strength and stability of the local economy;

    - the availability of tax benefits;

    - the desirability of the location of the business;

    - the cost of refitting office space for a new tenant, which is often significantly higher than the cost of refitting other types of properties for new tenants; and

    - the prevalence of telecommuting.

    FACTORS AFFECTING THE OPERATION OF MULTIFAMILY RENTAL
PROPERTIES. Fifty-eight of the mortgage loans to be included in the trust, representing 14.5% the initial mortgage pool balance, are secured by underlying real properties improved by multifamily apartment buildings and two (2) senior housing facilities.

    Factors that will affect the value and operation of a conventional multifamily rental property include:

    - the physical attributes of the apartment building, such as its age, appearance, amenities and construction quality;

    - the location of the property;

    - the characteristics of the surrounding neighborhood;

    - the ability of management to provide adequate maintenance and insurance;

    - the property's reputation;

    - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

    - the presence of competing properties;

    - the tenant mix, such as a tenant population that may be predominantly students or may be heavily dependent on workers from a particular business or personnel from a local military base;

    - adverse local, regional or national economic conditions, which may limit the amount that may be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels; and

    - state and local regulations, which may affect the building owner's ability to increase rent to the market rent for an equivalent apartment.

    Effects of State and Local Regulations. Certain states where the underlying multifamily rental properties are located regulate the relationship between owner and tenants and require--

    - a written lease,

    - good cause for eviction,

    - disclosure of fees, and

    - notification to residents of changed land use.

    Certain states where the underlying multifamily rental properties are located also--

    - prohibit retaliatory evictions,

    - limit the reasons for which a landlord may terminate a tenancy or increase rent, and

    - prohibit a landlord from terminating a tenancy solely because the building has been sold.

    In addition, numerous counties and municipalities impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

    - fixed percentages,

    - percentages of increases in the consumer price index,

    - increases set or approved by a governmental agency, or

    - increases determined through mediation or binding arbitration.

    In many cases, the rent control laws do not permit vacancy decontrol. Any limitations on a borrower's ability to raise property rents may impair that borrower's ability to repay its pooled mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily rental property.

    RISKS ASSOCIATED WITH RELATED PARTIES. Certain groups of borrowers under the mortgage loans to be included in the trust are under common control. The largest of these groups of affiliated borrowers are obligors under mortgage loans representing 17.4% of the initial mortgage pool balance. Further, certain tenants lease space at more than one of the underlying real properties. See Annex A-1 to this prospectus supplement. The bankruptcy or insolvency of, or other financial problems with respect to, any such borrower or tenant could have an adverse effect on the operation of all of the related underlying real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the accompanying prospectus.

    DEPENDENCE ON CREDIT TENANT LEASES HAS SPECIAL RISKS. Seven of the mortgage loans to be included in the trust, representing 2.3% of the initial mortgage pool balance, are secured by an underlying real property that is subject to a credit tenant lease. Based on the foregoing, these mortgage loans were generally underwritten to lower debt service coverage ratios and higher loan-to-value ratios than would have been acceptable had the underlying real properties been leased to less creditworthy tenants. In the event that the tenant defaults in its obligations under a credit tenant lease, the underlying real property may not be relet for sufficiently high rent to support debt service on the related mortgage loan in the trust or funds received in liquidation of that property may not be sufficient to satisfy the borrower's obligations under that mortgage loan.

    Any rating assigned to the tenant under a credit tenant lease, an affiliate of that tenant or another guarantor of that tenant's obligations under that lease, as applicable, by a rating agency will reflect only the rating agency's current assessment of the relevant obligations of that entity. The rating is not an assessment of the likelihood that the particular credit tenant lease will not be terminated, pursuant to its terms or otherwise, or that the related mortgage loan in the trust will be timely repaid in full. In addition, the assigning rating agency may reduce or withdraw that rating at any time, and there is no assurance that the assigning rating agency is not currently contemplating the taking of that action. A downgrade in that rating may have a related adverse effect on the rating of your certificates even if there is no default under the related mortgage loan in the trust.

    See "Description of the Mortgage Pool--Credit Lease Loans" in this prospectus supplement.

    LOAN CONCENTRATION ENTAILS RISK. In general, the inclusion in a mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in the pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were distributed more evenly. Several of the mortgage loans that we are pooling have cut-off date principal balances that are substantially higher than the average cut-off date principal balance, which is $7,215,122. The following table sets forth cut-off date principal balances and certain other information for the four largest individual mortgage loans to be included in the trust. See "Description of the Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement for a description of each of the mortgage loans listed on the following table.

CUT-OFF DATE PRINCIPAL BALANCES AND CONCENTRATION OF SIGNIFICANT MORTGAGE LOANS

                                                                                                 CUT-OFF DATE
                                                                      % OF INITIAL    CUT-OFF    DEBT SERVICE
                                                    CUT-OFF DATE        MORTGAGE       DATE        COVERAGE
MORTGAGE LOAN(1)                                  PRINCIPAL BALANCE   POOL BALANCE   LTV RATIO     RATIO(2)
----------------                                  -----------------   ------------   ---------   ------------
Cherry Creek Mortgage Loan......................     $148,497,918          10.8%        47.6%        1.71x
Annapolis Mall Mortgage Loan....................     $123,031,572           9.0%        58.3%        1.51x(3)
Westfield Portfolio Mortgage Loan...............     $ 99,000,000           7.2%        43.0%        1.87x
Sangertown Square Mortgage Loan.................     $ 62,145,749           4.5%        40.9%        1.76x

------------------------

(1) Each of the Mortgage Loans listed above is shadow rated investment grade by Fitch IBCA, Inc. and Moody's Investor Services Inc.

(2) Based on underwritten net cash flow.

(3) Has $15 million letter of credit as additional collateral, which letter of credit is subject to reduction or release upon the satisfaction of certain conditions.

    GEOGRAPHIC CONCENTRATION ENTAILS RISKS. A concentration of underlying real properties in a particular locale, state or region increases the exposure of the mortgage pool to various factors, including:

    - any adverse economic developments that occur in the locale, state or region where the properties are located;

    - changes in the real estate market where the properties are located;

    - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

    - acts of nature, including floods, tornadoes and earthquakes, in the areas where the properties are located.

    The underlying real properties are located in thirty-one states. The underlying real properties located in each of the following states secure mortgage loans that represent more than 3.0% of the initial mortgage pool balance:

                                                TOTAL CUT-OFF DATE               % OF
                                               PRINCIPAL BALANCE OF            INITIAL
                                            MORTGAGE LOANS SECURED BY          MORTGAGE
STATE                                   PROPERTIES IN THE PARTICULAR STATE   POOL BALANCE
-----                                   ----------------------------------   ------------
California............................             $206,314,914                   15.0%
New York..............................             $192,983,682                   14.1%
Maryland..............................             $188,926,836                   13.8%
Colorado..............................             $169,992,147                   12.4%
Texas.................................             $111,400,054                    8.1%
New Jersey............................             $ 75,102,411                    5.5%
Georgia...............................             $ 65,331,181                    4.8%

    RISK OF CHANGES IN MORTGAGE POOL COMPOSITION. The pooled mortgage loans will amortize at different rates and mature during the period from 2004 to 2030. In addition, certain pooled mortgage loans may be prepaid or liquidated. As a result of the foregoing, the relative composition of the mortgage pool will change over time.

    If you purchase offered certificates with a pass-through rate that is equal to, limited by or calculated based upon a weighted average of certain net interest rates on the pooled mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

    In addition, as payments and other collections of principal are received with respect to the pooled mortgage loans, the remaining mortgage pool may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location. The later the assumed final distribution date for your certificates, the more likely you are to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

    EXTENSION AND DEFAULT RISKS ASSOCIATED WITH BALLOON LOANS AND ARD
LOANS. One hundred fifty-four of the pooled mortgage loans, representing 46.9% of the initial mortgage pool balance, are balloon loans, and 31 of the pooled mortgage loans, representing 51.4% of the initial mortgage pool balance, are ARD loans. The ability of a borrower under a balloon loan to make the required balloon payment at maturity, and the ability of a borrower under an ARD loan to repay that mortgage loan on or before the related anticipated repayment date, in each case depends upon its ability to refinance the loan or to sell the underlying real property and, further, on the financial strength and business plans of the borrower's sponsor. The ability of a borrower to refinance its mortgage loan or sell its underlying real property will be affected by a number of factors occurring at the time of attempted refinancing or sale, including:

    - the level of available mortgage rates;

    - the fair market value of the property;

    - the borrower's equity in the property;

    - the financial condition of the borrower;

    - operating history of the property;

    - tax laws;

    - prevailing general and regional economic conditions; and

    - the availability of credit for multifamily or commercial properties generally.

    See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "--Additional Mortgage Loan Information" in this prospectus supplement and "Risk Factors--Balloon Payments; Borrower Default" in the accompanying prospectus.

    Any failure of a borrower under a balloon loan to timely pay its balloon payment will be a default thereunder. Subject to certain limitations, which we describe later, the special servicer may extend, modify or otherwise deal with pooled mortgage loans that are in material default or as to which a payment default is reasonably foreseeable. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. There can be no assurance that any extension or modification will increase the recoveries in any given case.

    The failure of a borrower under an ARD loan to repay that mortgage loan by the related anticipated repayment date will not constitute a default thereunder. Although an ARD loan includes several provisions that give the borrower an incentive to repay the mortgage loan by the related anticipated repayment date, there can be no assurance that the borrower will be sufficiently motivated or able to do so.

    If any balloon loan in the trust remains outstanding past its stated maturity, or if any ARD loan in the trust remains outstanding past its anticipated repayment date, the weighted average lives of one or more classes of the offered certificates may be extended. See "Yield and Maturity
Considerations" in this prospectus supplement and "Yield and Prepayment Considerations" in the accompanying prospectus.

    RISKS OF SUBORDINATE AND OTHER ADDITIONAL FINANCING. While each of the mortgage loans to be included in the trust either (i) prohibits the related borrower from encumbering the underlying real property with additional secured debt or (ii) requires the consent of the mortgagee under the related mortgage loan prior to so encumbering such property, a violation of that prohibition may not become evident until the mortgage loan otherwise defaults. The existence of any subordinated indebtedness increases the difficulty of refinancing the mortgage loan at maturity, and the related borrower may have difficulty repaying multiple loans. See "Certain Legal Aspects of Mortgage Loans--Secondary Financing; Due-On-Encumbrance Provisions" in the accompanying prospectus. Four of the mortgage loans, described in "Description of the Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement and representing 31.6% of the initial mortgage pool balance, are each secured by real property that secures another mortgage loan that is not an asset of the trust, which other loan was originated at the same time as the related mortgage loan that is an asset of the trust. Furthermore, certain of the mortgage loans to be included in the trust permit, and certain of the borrowers under those mortgage loans have incurred, additional unsecured indebtedness for operating costs or similar purposes. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

    Owners of certain borrowers may incur indebtedness that is secured by their ownership interests in those borrowers. This type of financing effectively reduces the indirect equity interest of any such owner in the underlying real property. With respect to two of the mortgage loans to be included in the trust, representing 1.3% of the initial mortgage pool balance, the owners of the related borrower were known to us to have incurred such indebtedness, so-called "mezzanine debt", as of the origination date of the mortgage loan.

    We have not been able to confirm the existence of any other debt of the respective borrowers under the mortgage loans that we are pooling.

    LIMITED RECOURSE. You should consider all of the mortgage loans that we are pooling to be nonrecourse loans. Accordingly, in the event of a default, recourse will be limited to the underlying real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we have not undertaken any evaluation of the financial condition of that borrower or guarantor. Consequently, payment on each pooled mortgage loan prior to maturity is dependent on one or more of the following:

    - the sufficiency of the net operating income;

    - the market value of the property at maturity; or

    - the ability of the borrower to refinance the underlying real property.

    None of the mortgage loans to be included in the trust is insured or guaranteed by any governmental entity or private insurer.

    ENVIRONMENTAL RISKS. A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted assessment) with respect to each of the underlying real properties no more than 12 months (or, in 11 cases, representing security for 1.9% of the initial mortgage pool balance, no more than 18 months) preceding the cut-off date. Each of those environmental site assessments or updates generally complied with ASTM standards. In the case of certain of the underlying real properties, a "Phase II" environmental assessment was also performed. If any of those assessments or updates revealed a material adverse environmental condition or circumstance at any underlying real property, then, depending on the nature of the condition or circumstance, one of the following actions has been or is expected to be taken--

    - implementation of an operations and maintenance plan, including, in several cases, in respect of asbestos-containing materials, lead-based paint and/or radon, or periodic monitoring of nearby properties, in the manner and within the time frames specified in the related loan documents; or

    - establishment of an escrow reserve to cover the estimated cost of remediation.

    There can be no assurance, however, that the environmental assessments identified all environmental conditions and risks or that the related borrowers will implement all recommended operations and maintenance plans. In addition, the current environmental condition of the underlying real properties could be adversely affected by tenants, which include gas stations and dry cleaners, or by the condition of land or operations in the vicinity of those properties, such as underground storage tanks.

    Liability of the Trust Under Environmental Laws. Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to that property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. The owner's liability for any required remediation generally is not limited by law and accordingly could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some states, this lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of these substances at the disposal or treatment facility.

    The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, commonly referred to as "CERCLA", as well as certain other federal and state laws, provide that a secured lender such as the trust may be liable, as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

    - agents or employees of the lender are deemed to have participated in the management of the borrower, or

    - under certain conditions the lender actually takes possession of a borrower's property or control of its day-to-day operations, such as through the appointment of a receiver or foreclosure.

    Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

    See "Certain Legal Aspects of the Mortgage Loans--Environmental Matters" in the accompanying prospectus.

    Risks Related to Lead-Based Paint at Multifamily Rental Properties. Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint and the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the underlying multifamily rental properties. In these cases, the related borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint.

    Risks Related to Off-Site LUSTs. Certain of the underlying real properties are in the vicinity of sites containing leaking underground storage tanks or other potential sources of groundwater contamination.

Although the owners of those properties and the trust may not have legal liability for contamination of the properties from the off-site sources, the enforcement of rights against third parties may result in additional transaction costs. Furthermore, those third parties may not be financially able to cover the clean-up costs.

    Risks Related to Asbestos-Containing Materials. At several of the underlying real properties, asbestos-containing materials have been detected through sampling by environmental consultants. The asbestos-containing materials found at these properties are not expected to present a significant risk as long as each of the properties continues to be properly managed. In connection therewith, the related borrowers have agreed to establish and maintain operations and maintenance or abatement programs and/or have funded environmental reserves. Nonetheless, there can be no assurance that the value of an underlying real property as collateral for a mortgage loan in the trust will not be adversely affected by the presence of asbestos-containing materials.

    RISKS RELATED TO PROPERTY CONDITION. Except for certain of the underlying real properties that are subject to credit tenant leases, licensed engineers inspected each of the underlying real properties during the twelve-month period preceding the cut-off date to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at the property. In some cases, the inspections identified conditions at a particular property requiring repairs or replacements estimated to cost in excess of $100,000. In those cases, the related originator generally required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover those costs. There is no assurance, however, that all conditions requiring repair or replacement were identified or that such reserves, letters of credit or other instruments will be adequate to cover the corresponding costs.

    LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION. The mortgage pool will include 24 mortgage loans that are, either individually or through cross-collateralization with other pooled mortgage loans, secured by more than one real property. Certain of these mortgage loans or particular groups thereof provide for a full or partial termination of any applicable cross-collateralization and/or a release of one or more of the related underlying real properties from the related mortgage lien(s), upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement. Twenty of the mortgage loans referred to in the first sentence of this paragraph or particular groups thereof have, in each case, more than one borrower. Such "multi-borrower" mortgage loans collectively represent 14.5% of the initial mortgage pool balance. If a borrower under any of the "multi-borrower" mortgage loans were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge the pledging of that borrower's underlying real property as a fraudulent conveyance. A lien granted by a bankrupt borrower under any of the "multi-borrower" mortgage loans to secure repayment of another borrower's mortgage loan or share of the related loan proceeds, as the case may be, could be avoided if a court were to determine that--

    - the bankrupt borrower was:

        (i) insolvent at the time of granting the lien,

        (ii) rendered insolvent by the granting of the lien,

       (iii) left with inadequate capital, or

        (iv) not able to pay its debts as they matured; and

    - the bankrupt borrower did not receive fair consideration or reasonably equivalent value for pledging its underlying real property for the equal benefit of that other borrower.

    Among other things, a legal challenge to the granting of the lien may focus on the benefits realized by the bankrupt borrower from the respective mortgage loan proceeds, as well as the benefit to it from the related cross-collateralization arrangement. If a court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, that court could nullify the lien or mortgage effecting the cross-collateralization and nullify or subordinate all or part of the related mortgage loan(s) to existing or future indebtedness of that bankrupt borrower. The court could also allow the bankrupt borrower to recover payments it made pursuant to the avoided cross-collateralization.

    LIMITATIONS ON ENFORCEABILITY AND COLLECTABILITY OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. All the pooled mortgage loans require that, during some period of the related loan term, any voluntary principal prepayment be accompanied by an additional amount of prepayment consideration, generally calculated as a percentage of the amount prepaid and/or based on a yield maintenance formula. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. Any prepayment consideration collected on the pooled mortgage loans, including as a result of involuntary prepayments of principal, will be distributed to the persons and in the amounts and priorities described in this prospectus supplement under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges". We make no representation or warranty, however, as to the collectability of any prepayment consideration.

    The enforceability, under the laws of a number of states, of provisions providing for the payment of prepayment consideration upon an involuntary prepayment is unclear. Accordingly, the obligation of any borrower under its pooled mortgage loan to pay prepayment consideration in connection with an involuntary prepayment may not be enforceable under applicable law. In addition, even if the obligation is enforceable, any related liquidation proceeds may not be sufficient to make that payment. Liquidation proceeds will be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any prepayment consideration due in connection with the liquidation of a pooled mortgage loan. Furthermore, the special servicer has authority to waive the payment of prepayment consideration in connection with obtaining a pay-off of a defaulted mortgage loan. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Enforceability of Prepayment and Late Payment Fees" in the accompanying prospectus.

    A prepayment of any of the pooled mortgage loans due to a casualty or condemnation at the related underlying real property could occur at any time and generally would not be accompanied by any prepayment consideration.

    In circumstances involving the sale of mortgage loans by the trust, no prepayment consideration will be payable. See "Description of the Mortgage Pool--Cures and Repurchases", "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" and "Description of the Offered Certificates--Termination" in this prospectus supplement.

    LIMITATIONS ON ENFORCEABILITY OF OTHER PROVISIONS. Each of the mortgage loans to be included in the trust contains a due-on-sale clause that permits the lender to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of the related underlying real property or certain interests in the related borrower in violation of the related loan documents. Each of the mortgage loans that we are pooling also includes debt-acceleration clauses, each of which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage lien or to permit the acceleration of the indebtedness if--

    - the default is deemed to be immaterial,

    - the exercise of those remedies would be inequitable or unjust, or

    - the circumstances would render the acceleration unconscionable.

    All of the mortgage loans that we are pooling are, in each case, secured by an assignment of leases and rents pursuant to which the related borrower assigned its right, title and interest as landlord under the leases on the related underlying real property and the income derived therefrom to the lender as further security for the mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the lender take possession of the underlying real property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in the accompanying prospectus.

    TAX CONSIDERATIONS RELATED TO FORECLOSURE. If the trust were to acquire an underlying real property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying "rents from real property" within the meaning of section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--Possible Taxes on Income from Foreclosure Property and Other Taxes" in this prospectus supplement, thereby reducing net proceeds available for distribution with respect to the series 2000-C1 certificates.

    UNINSURED LOSS; SUFFICIENCY OF INSURANCE. The related borrowers are generally required to maintain comprehensive liability insurance, "all-risk" fire, casualty and hazard insurance, flood insurance (if required by applicable law) and rental income insurance with respect to the underlying real properties, with policy specifications, limits and deductibles customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes. Should an uninsured loss occur, the borrower could lose both its investment in and its anticipated profits and cash flow from its underlying real property. This would adversely affect the borrower's ability to make payments under its pooled mortgage loan. Although, in general, the borrowers have covenanted to insure their respective underlying real properties as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information--Hazard, Liability and Other Insurance" in this prospectus supplement, there is a possibility of casualty losses with respect to a property for which insurance proceeds may not be adequate. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained.

    In addition, earthquake insurance is not required to be maintained by a borrower, except in the case of underlying real properties located in the state of California or in "Seismic Zones 3 or 4" where a seismic assessment revealed a probable or bounded maximum loss in excess of 20% of the amount of the estimated cost of the improvements. In certain cases where earthquake insurance was obtained with respect to an underlying real property, that property may be covered under a blanket policy which also covers other underlying real properties and/or other properties not securing the pooled mortgage loans. As a result of aggregate and per occurrence limits under any such blanket policy, losses at other properties covered thereby may reduce the amount of insurance coverage with respect to an underlying real property covered thereby.

    RISKS PARTICULAR TO GROUND LEASES. Five of the mortgage loans to be included in the trust, representing 14.1% of the initial mortgage pool balance, are secured by mortgage liens on the related borrower's leasehold interest in all or a portion of the underlying real property. Upon the bankruptcy of a lessor or a lessee under a ground lease, the bankrupt entity has the right to assume or reject the ground lease. If a bankrupt lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent reserved in the lease for the term, including renewals. If a bankrupt lessee/borrower rejects any or all of its leases, the borrower's lender may not be able to succeed to the lessee/borrower's position under the lease unless the lessor has specifically granted the lender that right. The ground leases related to some of those pooled mortgage loans do not grant the lender this right. If both the lessor and the lessee/ borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt lessor. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage. See "Certain Legal Aspects of Mortgage Loans--Leasehold Risks" in the accompanying prospectus.

    RISKS ASSOCIATED WITH ZONING COMPLIANCE. Due to changes in zoning requirements since the construction thereof, certain of the underlying real properties may not comply with current zoning laws, including density, use, parking and set back requirements. In general, each of these properties is considered to be a permitted non-conforming use or structure. This means that the borrower is not required to alter its structure to comply with the new law. However, the borrower may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may be less than that which existed before the casualty.

    COSTS ASSOCIATED WITH COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If an underlying real property does not currently comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur significant costs in order bring the property into compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

    LITIGATION. You should be aware that there may be legal proceedings pending and, from time to time, threatened against the borrowers under the pooled mortgage loans. We cannot provide any assurance that this litigation will not have a material adverse effect on the distributions to you.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

    We are establishing a trust, to be designated as "LB-UBS Commercial Mortgage Trust 2000-C1". The assets of the trust will primarily consist of a pool of certain multifamily and commercial mortgage loans (each, a "Mortgage Loan") having the characteristics described in this prospectus supplement. The mortgage pool has an "Initial Pool Balance" of $1,370,873,184, subject to a variance of plus or minus 5%. The Initial Pool Balance is equal to the aggregate Cut-off Date Balance of the Mortgage Loans. The "Cut-off Date Balance" of each Mortgage Loan is equal to its unpaid principal balance as of March 11, 2000 (the "Cut-off Date") after application of all payments due in respect of such Mortgage Loan on or before that date, whether or not received. The Cut-off Date Balances of the Mortgage Loans range from $298,955 to $148,497,918, and the average Cut-off Date Balance of the Mortgage Loans is $7,215,122.

    This "Description of the Mortgage Pool" section contains certain statistical information regarding the Mortgage Loans and the underlying real properties. In reviewing this information, as well as the statistical information regarding the Mortgage Loans and the underlying real properties contained elsewhere in this prospectus supplement, you should be aware that--

    - All numerical information provided with respect to the Mortgage Loans is provided on an approximate basis.

    - All weighted average information provided with respect to the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Balances.

    - When information with respect to the underlying real properties is expressed as a percentage of the Initial Pool Balance, such percentage is based upon the Cut-off Date Balances of the related Mortgage Loans.

    - In certain cases involving a Mortgage Loan that is secured by multiple underlying real properties, a portion of the Mortgage Loan has been allocated to each of those underlying real properties.

    - Statistical information regarding the Mortgage Loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

    Each Mortgage Loan constitutes the obligation of one or more persons (individually and collectively, as to that Mortgage Loan, the "Borrower") to repay a specified sum with interest. Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note"). The repayment of each Mortgage Loan is secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (a "Mortgage") that creates a first mortgage lien on the fee simple and/or leasehold interest of the related Borrower or a related party in one or more commercial or multifamily real properties (each, a "Mortgaged Property"), subject only to the following encumbrances (collectively, the "Permitted Encumbrances")--

    - liens for real estate taxes and special assessments not yet due and payable,

    - covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the related Mortgage, such exceptions appearing of record being customarily acceptable to mortgage lending institutions generally or specifically reflected in the appraisal of the related Mortgaged Property made in connection with the origination of the Mortgage Loan, and

    - other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially and adversely affect the value or marketability of the related Mortgaged Property.

    In general, the Mortgage Loans are secured by the Borrower's or a related party's fee simple interest in the related Mortgaged Property or Properties, by the Borrower's or a related party's leasehold interest and the ground lessor's fee interest in the related Mortgaged Property or Properties or by the Borrower's or a related party's fee interest in most of the related Mortgaged Property or Properties and its leasehold interest in the rest of the Mortgaged Property or Properties. However, three Mortgage Loans, representing 12.0% of the Initial Pool Balance, are secured solely by the Borrower's or a related party's leasehold interest in most or all the related Mortgaged Property. In the case of those three Mortgage Loans, the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and the right to cure, any default by the lessee, and the term of the ground lease (taking into account extension options) extends at least ten (10) years beyond the maturity date of the Mortgage Loan. The related Borrower's interest in a Mortgaged Property securing a Mortgage Loan that represents 2.65% of the Initial Pool Balance, is subject to the right of the previous owner of that Mortgaged Property to receive a percentage of the net proceeds of any sale of that Mortgaged Property prior to June 10, 2000.

    The table below shows the number of, and the percentage of the Initial Pool Balance represented by, Mortgage Loans secured by Mortgaged Properties operated for each indicated purpose:

                                                                                % OF
                                                              NUMBER OF   INITIAL MORTGAGE
PROPERTY TYPE                                                   LOANS       POOL BALANCE
-------------                                                 ---------   ----------------
Retail......................................................     48             50.9%
  Regional Malls............................................      4             31.6%
  Other Anchored Retail.....................................     29             15.4%
  Unanchored Retail.........................................     15              3.9%

Office......................................................     31             20.9%

Multifamily.................................................     58             14.5%

Industrial/Warehouse........................................     14              4.1%

Mobile Home Parks...........................................     18              2.9%

Hospitality.................................................      8              2.6%
  Full Service..............................................      2              1.1%
  Limited Service...........................................      6              1.4%
Credit Tenant Leases(1).....................................      7              2.3%
Self Storage................................................      2              1.0%
Mixed-use...................................................      4              0.7%

------------------------

(1) Properties subject to credit tenant leases, regardless of property type.

    The table below shows the number of, and the percentage of the Initial Pool Balance represented by, Mortgage Loans secured by Mortgaged Properties located in the indicated states:

                                                                                % OF
                                                              NUMBER OF   INITIAL MORTGAGE
STATE                                                           LOANS       POOL BALANCE
-----                                                         ---------   ----------------
California..................................................     18              15.0%
New York....................................................     26              14.1%
Maryland....................................................      9              13.8%
Colorado....................................................      4              12.4%
Texas.......................................................     30               8.1%
New Jersey..................................................     13               5.5%
Georgia.....................................................      6               4.8%

    The remaining Mortgage Loans are secured by Mortgaged Properties located throughout 24 other states. No more than 3.0% of the Initial Pool Balance is secured by Mortgaged Properties located in any of those other jurisdictions.

    All of the Mortgage Loans were originated by--

    - Lehman Brothers Bank FSB and various of our other affiliates, directly or through conduit originators (the Mortgage Loans originated thereby, the "Lehman Loans"), and

    - UBS Principal Finance LLC and various of its affiliates, directly or through conduit originators (the Mortgage Loans originated thereby, the "UBS Loans").

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

    DUE DATES. Each Mortgage Loan provides for scheduled payments of principal and/or interest ("Scheduled P&I Payments") to be due on a particular day each month (its monthly "Due Date"). Eighty-eight of the Mortgage Loans, representing 38.2% of the Initial Pool Balance, provide for Scheduled P&I Payments to be due on the first day of each month, 21 of the Mortgage Loans, representing 10.1% of the Initial Pool Balance, provide for Scheduled P&I Payments to be due on the 6th day of each month and the due date for 80 of the Mortgage Loans, representing 50.5% of the Initial Pool Balance, provide for Scheduled P&I Payments to be due on the eleventh day of each month. The remaining Mortgage Loan provides for Scheduled P&I Payments to be due on the 10th day of each month.

    MORTGAGE RATES; CALCULATIONS OF INTEREST. Each Mortgage Loan currently bears interest at the annual rate (the "Mortgage Rate") set forth with respect to that Mortgage Loan on Annex A-1 to this prospectus supplement. The Mortgage Rate for each Mortgage Loan is fixed until maturity, except in the case of the Annapolis Mall Mortgage Loan, the Westfield Portfolio Mortgage Loan and the Sangertown Square Mortgage Loan as to which, in each such case, the related Mortgage Rate equals the weighted average from time to time of certain fixed rates on the two components of the particular Mortgage Loan. As described below, however, each ARD Loan (as defined below under "--Certain Terms and Conditions of the Mortgage Loans--ARD Loans") will accrue interest after its Anticipated Repayment Date at a rate that is in excess of the Mortgage Rate otherwise in effect. As used in this prospectus supplement, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on any Mortgage Loan due to a default or on any ARD Loan after its Anticipated Repayment Date (as defined below under "--Certain Terms and Conditions of the Mortgage Loans--ARD Loans"). As of the Cut-off Date, the Mortgage Rates for the Mortgage Loans ranged from 7.43% per annum to 9.75% per annum, and the weighted average Mortgage Rate for the Mortgage Loans was 8.336% per annum.

    No Mortgage Loan provides for negative amortization or, except as described below with respect to the ARD Loans, for the deferral of interest.

    Each Mortgage Loan will accrue interest on the basis of one of the following conventions as detailed in Annex A-1 to this prospectus supplement:

    - Actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days (an "Actual/360 Basis"). Mortgage Loans that accrue interest on an Actual/360 Basis are referred to in this prospectus supplement as "Actual/360 Mortgage Loans".

    - A 360-day year consisting of twelve 30-day months (a "30/360 Basis"). Mortgage Loans that accrue interest on a 30/360 Basis are referred to in this prospectus supplement as "30/360 Mortgage Loans".

    BALLOON LOANS. One hundred fifty-four Mortgage Loans, representing 46.9% of the Initial Pool Balance, are Balloon Loans.

    A "Balloon Loan" is characterized by an amortization schedule that is significantly longer than the actual term of the Mortgage Loan, thereby resulting in a substantial Scheduled P&I Payment on its maturity date (such payment, a "Balloon Payment").

    ARD LOANS. Thirty-one Mortgage Loans, representing 51.4% of the Initial Pool Balance, are ARD Loans.

    An "ARD Loan" is characterized by the following features:

    - A maturity date that is more than 25 years following origination.

    - The designation of a date (the "Anticipated Repayment Date") that is approximately 5-10 years following origination. The Anticipated Repayment Date for each ARD Loan is listed on Annex A-1 to this prospectus supplement.

    - The ability of the related Borrower to prepay the Mortgage Loan, without restriction, including without any obligation to pay any prepayment consideration, at any time on or after a date which is within the 2-3 months prior to the related Anticipated Repayment Date.

    - Until its Anticipated Repayment Date, the accrual of interest at its Mortgage Rate.

    - From and after its Anticipated Repayment Date, the accrual of interest at a fixed annual rate (the "Revised Rate") that is at least two percentage points (the actual difference being referred to as the "Additional Interest Rate") in excess of its Mortgage Rate.

    - The deferral of any interest accrued from and after the Anticipated Repayment Date that is in excess of interest accrued at the related Mortgage Rate on its unpaid principal balance outstanding from time to time (such excess interest being referred to as "Additional Interest"). Any Additional Interest accrued in respect of an ARD Loan following its Anticipated Repayment Date will not be payable until the entire principal balance of, and all other sums due under, that Mortgage Loan have been paid in full. In general, unpaid Additional Interest in respect of any ARD Loan will compound monthly at the related Revised Rate.

    - From and after the Anticipated Repayment Date, the application to accelerated amortization of principal of certain excess monthly cash flow from the related Mortgaged Property. Neither those accelerated amortization payments nor Additional Interest are considered part of the Scheduled P&I Payments due in respect of any ARD Loan.

    By the related Anticipated Repayment Date, the Borrower under each ARD Loan is required to enter into a lockbox agreement whereby all revenue from the related Mortgaged Property will be deposited directly into a designated account (the "Lockbox Account") controlled by the master servicer.

    FULLY AMORTIZING LOANS. Five Mortgage Loans, representing 1.8% of the Initial Pool Balance, are Fully Amortizing Loans.

    A "Fully Amortizing Loan" is generally characterized by:

    - substantially equal Scheduled P&I Payments throughout the term of the Mortgage Loan, and

    - an amortization schedule that is approximately equal to the actual term of the Mortgage Loan.

    AMORTIZATION OF PRINCIPAL. The table below shows the indicated information regarding the amortization schedules and terms to maturity (or, in the case of the ARD Loans, to their respective Anticipated Repayment Dates) for the Mortgage Loans (or the specified sub-groups thereof) as of the Cut-off Date.

                                                                           FULLY
                                                              ARD        AMORTIZING
                                           BALLOON LOANS     LOANS         LOANS        ALL LOANS
                                           -------------   ---------   --------------   ---------
  Original Term to Maturity or
    Anticipated Repayment Date (mos.)
  Maximum................................       240           120           241            241
  Minimum................................        60            60           238             60
  Weighted Average.......................       113           110           240            114

  Remaining Term to Maturity or
    Anticipated Repayment Date (mos.)
  Maximum................................       239           119           240            240
  Minimum................................        50            58           238             50
  Weighted Average.......................       108           107           239            110

  Original Amortization Term (mos.)(1)
  Maximum................................       360           360           241            360
  Minimum................................       154           300           238            154
  Weighted Average.......................       344           347           240            344

  Remaining Amortization Term (mos.)(1)
  Maximum................................       360           359           240            360
  Minimum................................       152           300           238            152
  Weighted Average.......................       340           345           239            341

1. Original Amortization Term and Remaining Amortization Term are calculated without reference to full-term interest-only loans.

    Certain Mortgage Loans provide for a recast of the amortization schedule and an adjustment of the Scheduled P&I Payments thereon upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the unpaid principal balance of the Mortgage Loan.

    PREPAYMENT PROVISIONS. As of their respective dates of origination, all of the Mortgage Loans prohibited voluntary prepayments for some specified period (a "Lockout Period"). In certain cases, that Lockout Period is followed by one or both of the following:

    - a period (a "Defeasance Period") during which voluntary prepayments are prohibited but the related Mortgaged Property may be released through defeasance;

    - a period (a "Prepayment Consideration Period") during which any voluntary principal prepayment must be accompanied by a form of Prepayment Consideration, and/or

    - a period (an "Open Period") during which voluntary principal prepayments may be made without any Prepayment Consideration.

    The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A-1 to this prospectus supplement.

    LOCKOUT PERIODS. As of the Cut-off Date, a Lockout Period was in effect for all of the Mortgage Loans and--

    - the maximum remaining combined Lockout Period and Defeasance Period as of the Cut-off Date is 240 months;

    - the minimum remaining combined Lockout Period and Defeasance Period as of the Cut-off Date is 24 months; and

    - the weighted average remaining combined Lockout Period and Defeasance Period as of the Cut-off Date is 87 months.

    PREPAYMENT CONSIDERATION. All the Mortgage Loans provide for a Prepayment Consideration Period for some portion of the related loan term. The prepayment consideration may be in the form of a Prepayment Premium or a Yield Maintenance Charge. "Prepayment Premiums" are calculated as a percentage (which may decline over time) of the principal amount prepaid. "Yield Maintenance Charges" are calculated on the basis of a yield maintenance formula, subject, in some cases, to a minimum equal to a specified percentage of the principal amount prepaid. Prepayment Premiums and/or Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the persons and in the amounts and priorities described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. We make no representation or warranty as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge or as to the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Risk Factors--Risks Related to the Mortgage Loans--Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Enforceability of Prepayment and Late Payment Fees" in the accompanying prospectus.

    OPEN PERIODS. Where a Mortgage Loan provides for an Open Period, the Open Period generally begins no more than six months prior to stated maturity (or, in the case of an ARD Loan, prior to the related Anticipated Repayment Date). The weighted average Open Period is 2.5 months.

    DEFEASANCE. One hundred fifty-five Mortgage Loans, representing 70.2% of the Initial Pool Balance, are Defeasance Loans. A "Defeasance Loan" is a Mortgage Loan that, during specified periods and subject to certain conditions, permits the related Borrower(s) to pledge to the holder of the Mortgage Loan the requisite amount of direct, non-callable United States government securities (the "Defeasance

Collateral") and thereby obtain a release of the related Mortgaged Property (or, in the case of a Mortgage Loan or group of cross-collateralized Mortgage Loans secured by multiple Mortgaged Properties, one or more of the related Mortgaged Properties). In general, the Defeasance Collateral to be delivered in connection with the defeasance of any Defeasance Loan must provide for a series of payments that--

    - will be made prior, but as close as possible, to all successive Due Dates through and including the scheduled maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) for the Mortgage Loan, and

    - will, in the case of each of those Due Dates, be in an aggregate amount equal to or greater than the Scheduled P&I Payment due on that date (or, in the case of an ARD Loan for its Anticipated Repayment Date, the then remaining unpaid principal balance of that Mortgage Loan), with any excess to be returned to the related Borrower.

    If less than all of the Mortgaged Properties securing any Mortgage Loan or group of cross-collateralized Mortgage Loans are to be released in connection with a partial defeasance, the amount of the Defeasance Collateral will be calculated based on the allocated loan amount for the Mortgaged Property or Properties to be released and the portion of the Scheduled P&I Payments attributable to that allocated loan amount.

    In connection with any defeasance, the related Borrower is required to deliver a security agreement granting the trust a first priority security interest in the Defeasance Collateral, together with an opinion of counsel confirming the first priority status of such security interest.

    In no event is defeasance of any Defeasance Loan permitted prior to the second anniversary of the date of initial issuance of the series 2000-C1 certificates.

    "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. All the Mortgage Loans contain both a "due-on-sale" clause and a "due-on-encumbrance" clause. In general, these clauses either permit the holder of the related Mortgage to accelerate the maturity of the Mortgage Loan if the Borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the Borrower from doing so without the consent of the holder of the related Mortgage. See "--Additional Mortgage Loan Information--Other Financing" in this prospectus supplement. Certain of the Mortgage Loans, however, permit one or more of the following types of transfer:

    - a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a transferee reasonably acceptable to the lender or a transferee that satisfies certain criteria;

    - a transfer of the related Mortgaged Property to a person that is related to the Borrower; or

    - a transfer of certain beneficial interests in the Borrower.

    See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses in Mortgage Loans" and "--Secondary Financing; Due-on-Encumbrance Provisions" in the accompanying prospectus.

    CROSS-COLLATERALIZED MORTGAGE LOANS. The mortgage pool includes 24 Mortgage Loans that are, either individually or through cross- collateralization with other such Mortgage Loans, secured by more than one Mortgaged Property. For purposes of this prospectus supplement, all of those Mortgage Loans will constitute "Cross-Collateralized Mortgage Loans". Certain of the Cross-Collateralized Mortgage Loans or particular groups of them provide for a full or partial termination of the applicable cross-collateralization and/or a release of one or more of the related Mortgaged Properties from the related mortgage lien(s), upon the satisfaction of one or more of the following conditions:

    - the pay down of the Mortgage Loan in an amount equal to a specified percentage (generally between 100% and 125%) of the portion of the aggregate loan amount allocated to the Mortgaged Property or Mortgaged Properties to be released;

    - the satisfaction of certain property performance tests (such as an occupancy test) for the remaining Mortgaged Properties; and/or

    - the satisfaction of certain debt service coverage and loan-to-value tests for the remaining Mortgaged Properties.

    The master servicer or the special servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a default with respect to any of the Cross-Collateralized Mortgage Loans. The series 2000-C1 certificateholders will not have any right to participate in or control that determination.

    RELATED BORROWERS. Certain groups of borrowers under the Mortgage Loans are under common control. The largest group of affiliated Borrowers are the obligors under the Westfield Portfolio Mortgage Loan, the Annapolis Mall Mortgage Loan and one other Mortgage Loan (identified as being secured by the Eagle Rock property on Annex A-1), which together represent 17.4% of the Initial Pool Balance.

    NONRECOURSE NATURE OF MORTGAGE LOANS. You should consider each Mortgage Loan to be a nonrecourse obligation of the related Borrower. Accordingly, in the event of a payment default, the recourse of the trust will be limited to the related Mortgaged Property or Properties for satisfaction of the Borrower's obligations. In those cases where the related Mortgage Loan documents permit recourse to a Borrower or guarantor, we have not undertaken an evaluation of the financial condition of any such person. None of the Mortgage Loans is insured or guaranteed by any governmental entity or by any private insurer.

CREDIT LEASE LOANS

    Seven Mortgage Loans, representing 2.3% of the Initial Pool Balance, are Credit Lease Loans. A "Credit Lease Loan" is a Mortgage Loan secured by a Mortgaged Property that is subject to a net lease (a "Credit Lease") with a tenant (a "Credit Tenant") that has the characteristics described in the next sentence and occupies substantially all of such property. Each Credit Tenant, its parent or an affiliate that guarantees its lease obligations possesses a public senior unsecured long-term debt or similar rating of at least "A-" (or the equivalent) by a nationally recognized statistical rating organization. Such ratings range from "A-" to "AAA" (or the equivalents).

    Each Credit Lease has a primary lease term that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans, exclusive of any Balloon Payment thereunder, are scheduled to be fully repaid from monthly rental payments made over the primary term of the related Credit Lease. In connection with each Credit Lease Loan that provides for a Balloon Payment, the trust will have the benefit of a residual value insurance policy that insures the payment of the Balloon Payment to the extent that the related Mortgaged Property cannot be sold for that amount at the stated maturity date because of changes in market conditions. Certain of the Credit Leases give the Credit Tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the primary lease term.

    The table below shows, for each Credit Tenant or related guarantor of the tenant's obligations under the related Credit Lease, the number and aggregate Cut-off Date Balance of the related Credit Lease Loan or Loans, the rating of the Credit Tenant, its parent or any guarantor of the tenant's obligations under the related Credit Lease and the Credit Lease type.

                           CREDIT TENANT LEASE LOANS

                                       NUMBER    CUT-OFF DATE     LEASE     CREDIT RATING   CREDIT RATING
TENANT/GUARANTOR                      OF LOANS     BALANCE       TYPE(1)    (MOODY'S)(2)      (S&P)(2)
----------------                      --------   ------------   ---------   -------------   -------------
CVS Corporation.....................     4       $ 8,502,000    NN          A3              A
BellSouth Telecommunications........     1         5,962,636    Bond        Aa2             AAA
Stop 'n' Shop/Koninklijke Ahold NV
  guaranty..........................     1        14,300,000    NNN         A3              A-
Walgreens...........................     1         3,226,473    NN          Aa3             A+(3)

      Total.........................

------------------------

(1) "Bond" means bond-type lease; "NNN" means triple net lease; and "NN" means double net lease.

(2) Unless otherwise indicated, the specified ratings are, in each case, the highest rating assigned to long-term obligations of the applicable tenant or guarantor, as applicable, by Moody's and Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc., respectively. Any of the specified ratings may be downgraded or withdrawn at any time, and there can be no assurance that the assigning rating agency is not contemplating that action currently.

(3) Issuer long-term rating.

    Each Credit Lease generally provides that the related Credit Tenant is responsible for all real property taxes and assessments levied or assessed against the related Mortgaged Property and, as discussed below in the case of Triple Net Leases, for all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

    Generally, each Credit Lease Loan provides that if the Credit Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease, then the holder of the related Mortgage may require the related Borrower either (i) to terminate that Credit Lease or (ii) refrain from the exercise of any of its rights thereunder. A default of this type will constitute a default under the related Credit Lease Loan, although in certain cases, the related Borrower may possess certain cure rights.

    In addition, most of the Credit Leases permit the Credit Tenant, at its own expense, and generally with the consent of the related Borrower, to make alterations or improvements on the related Mortgaged Property. Those actions, if undertaken by the tenant, will not affect the tenant's obligation under the Credit Lease.

    Lease termination rights and rent abatement rights, if any, provided to Credit Tenants in the Credit Leases may be divided into three categories:
(i) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"),
(ii) termination and abatement rights arising from a Borrower's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a Borrower's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Credit Tenant, enforcement of restrictive covenants affecting other property owned by the Borrower in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases") do not provide for Casualty or Condemnation Rights, Maintenance Rights or Additional Rights, and the Credit Tenants thereunder are required, at their expense, to maintain their related Mortgaged Property in good order and repair. However, Credit Tenants under Bond-Type Leases may have the right to effectively terminate their Credit Leases by acquiring the related Mortgaged Property. Other Credit Leases provide for Casualty or Condemnation Rights and may provide for Additional Rights ("Triple Net Leases"). The Credit Tenants under Triple Net Leases are required, at their expense, to maintain the related Mortgaged Properties, including the roof and structure, in good order and repair. Other Credit Leases provide for Casualty or Condemnation Rights and Maintenance Rights and may provide for Additional Rights ("Double Net Leases"). If the Borrower defaults in the performance of certain obligations under a Triple Net Lease or a Double Net Lease and the Credit Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of monthly rental payments available to pay principal and interest to the Credit Lease Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of the subject Mortgage Loan, receipt of tenant estoppel certificates confirming the non-existence of landlord default.

    At the end of the term of the Credit Leases, Credit Tenants are generally obligated to surrender the related Mortgaged Properties in good order and in the original condition received by the Credit Tenant, except for ordinary wear and tear and repairs required or permitted to be performed by the Borrower.

    In general, each Credit Tenant is obligated under its Credit Lease to make all monthly rental payments directly to the owner of the related Credit Lease Loan.

    In connection with each Credit Lease that provides for Casualty or Condemnation Rights, the trust will have the benefit of a noncancelable lease enhancement policy. A "lease enhancement policy" is an insurance policy that provides, subject to customary exclusions, that in the event of a permitted termination by a Credit Tenant of its Credit Lease as a result of a casualty or condemnation, the insurer will pay to the master servicer on behalf of the trustee the "loss of rents", which is a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the Credit Lease Loan. The insurer is not required to pay interest for a period greater than 75 days past the date of the exercise of a Casualty or Condemnation Right. The "Enhancement Insurer" is Chubb Custom Insurance Company which, as of the Cut-off Date, had a financial strength rating of "AAA" from Standard & Poor's. If the Credit Lease permits the Credit Tenant to abate all or a portion of the rent in the event of a partial condemnation, the "loss of rents" will be an amount equal to the portion of any monthly rental payments not made by that Credit Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of the Credit Lease. The insurer is not required to pay amounts due under any Credit Lease Loan other than principal and, subject to the limitation above, accrued interest. Accordingly, it is not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the Borrower is obligated to pay thereunder to reimburse the master servicer or the trustee for outstanding servicing advances.

    Each lease enhancement policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking, other than by condemnation.

    The Mortgage Loans which are Credit Lease Loans are indicated on Annex A-1 to this prospectus supplement by the designation "CTL" in the property type column.

ASSESSMENTS OF PROPERTY CONDITION

    PROPERTY INSPECTIONS. All of the Mortgaged Properties were inspected in connection with the origination or acquisition of the related Mortgaged Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered by us to be material and adverse to the interests of the holders of the offered certificates and for which adequate reserves have not been established.

    APPRAISALS. The Mortgaged Properties securing all the Mortgage Loans were appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, and such appraisals were conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In general, the appraisal for each such Mortgaged Property or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") were followed in preparing such appraisal. None of the underwriters, the related originator or us has independently verified the accuracy of that statement. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting "Appraised Values" are shown on Annex A-1 to this prospectus supplement.

    ENVIRONMENTAL ASSESSMENTS. A "Phase I" environmental site assessment was performed with respect to each of the Mortgaged Properties in connection with the origination of the related Mortgage Loan. In certain cases, additional environmental testing, as recommended by that "Phase I" assessment, was performed. In each case where environmental assessments recommended remediation, the related originator determined that the necessary remediation had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation.

    ENGINEERING ASSESSMENTS. In connection with the origination of each Mortgage Loan (other than the Credit Lease Loans that are secured by Mortgaged Properties subject to Triple-Net Leases), a licensed engineer inspected the related Mortgaged Property to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated certain deferred maintenance items and/or recommended capital improvements with respect to certain of the Mortgaged Properties. In cases where the cost of repair was deemed material, the related Borrowers were generally required to deposit with the lender an amount equal to between 100% and 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

    EARTHQUAKE ANALYSES. A seismic consultant performed an analysis on each of the Mortgaged Properties located in the State of California and "Seismic Zones 3 or 4". This was done in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable or bounded loss for the property in the case of an earthquake. With respect to the other Mortgaged Properties located in California, the related seismic analysis reports concluded that in the event of an earthquake, three of those Mortgaged Properties, representing security for 8.5% of the Initial Pool Balance, are likely to suffer a maximum probable loss in excess of 20% of the amount of the estimated replacement cost of the improvements. Earthquake insurance is not required to be maintained by a Borrower, except in the case of Mortgaged Properties located in the state of California or in "Seismic Zones 3 or 4" where a seismic assessment revealed a maximum probable or bounded loss in excess of 20% of the amount of the estimated replacement cost of the improvements. In certain cases where earthquake insurance was obtained with respect to a Mortgaged Property, that Mortgaged Property may be covered under a blanket policy which also covers other Mortgaged Properties and/or other properties not securing the Mortgage Loans. As a result of aggregate and per occurrence limits under any such blanket policy, losses at other properties covered thereby may reduce the amount of insurance coverage with respect to a Mortgaged Property covered by that policy.

ADDITIONAL MORTGAGE LOAN INFORMATION

    DELINQUENCIES. No Mortgage Loan will be as of the Cut-off Date, or has been at any time during the 12-month period preceding the Cut-off Date, 30 days or more delinquent in respect of any Scheduled P&I Payment.

    TENANTS. All of the Mortgaged Properties securing the Credit Lease Loans are leased to a single tenant. Nine other Mortgaged Properties, which together represent security for 3.1% of the Initial Pool Balance, are also leased to a single tenant. See Annex A-1 to this prospectus supplement.

    OTHER FINANCING. While all of the Mortgage Loans either (i) prohibit the related Borrower from encumbering the Mortgaged Property with additional secured debt or (ii) require the consent of the holder of the first lien prior to so encumbering that property, a violation of that prohibition may not become evident until the related Mortgage Loan otherwise defaults. See "Certain Legal Aspects of Mortgage

Loans--Secondary Financing; Due-On-Encumbrance Provisions" in the accompanying prospectus. As discussed in "--Significant Mortgage Loans" below, four of the Mortgage Loans, representing 31.6% of the Initial Pool Balance, are each secured by a real property that secures another mortgage loan that is not an asset of the trust, which other loan was originated at the same time as the related mortgage loan that is an asset of the trust. Furthermore, certain of the Mortgage Loans permit, and certain Borrowers have incurred, additional indebtedness for operating costs or similar purposes.

    We have not been able to confirm the existence of any other debt of the respective Borrowers.

    Owners of Borrowers are generally prohibited from incurring indebtedness that is secured by their ownership interests in such Borrowers. With respect to two Mortgage Loans, representing 1.3% of the Initial Pool Balance, the owners of the related Borrower were known to have incurred indebtedness of that type, so-called "mezzanine" debt, as of the origination date of the related Mortgage Loan.

    ZONING AND BUILDING CODE COMPLIANCE. The related originator examined whether the use and operation of the respective Mortgaged Properties were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders applicable to the Mortgaged Properties at the time of origination. The originator may have considered legal opinions, certifications from government officials, representations by the related Borrower or property condition assessments undertaken by independent licensed engineers in assessing compliance. We are not aware of any material existing violations with respect to the Mortgaged Properties.

    In some cases, the use, operation or structure of a Mortgaged Property constitutes a permitted nonconforming use or structure. In those cases, the improvements on the Mortgaged Property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed. Where a Mortgaged Property constitutes a permitted nonconforming use or structure and the improvements thereon may not be rebuilt in the event of a major casualty, the related originator--

    - determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

    - determined that casualty insurance proceeds would be available in an amount sufficient to pay off the related Mortgage Loan in full;

    - determined that the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; and/or

    - required a corresponding endorsement to the title insurance policy.

    There is no assurance, however, that the conclusions of the originator in this regard are correct.

    HAZARD, LIABILITY AND OTHER INSURANCE. The related Mortgage generally requires the related Borrower or a related party to maintain the following insurance coverage with respect to each Mortgaged Property--

    - Hazard insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of the outstanding principal balance of the related Mortgaged Loan and 100% of the full insurable replacement cost of the improvements located on the Mortgaged Property (except where there is no replacement cost, the insurance will be in an amount equal to the outstanding principal balance). The standard form of hazard insurance policy normally covers physical damage to, or destruction of, the improvements on a Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. However, certain Credit Lease Loans may permit the related Credit Tenant to "self-insure".

    - If any portion of the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is not less than the least of: (i) the outstanding principal balance of the related Mortgage Loan; (ii) the full insurable value of the Mortgaged Property; (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended; and (iv) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

    - Comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about such Mortgaged Property, in an amount customarily required by institutional lenders.

    - Business interruption or loss of rents insurance in an amount not less than the projected rental income or revenue from such Mortgaged Property for a period of at least six months.

    In general, the Mortgaged Properties, including those located in California and "Seismic Zones 3 or 4", are not insured against earthquake risks. However, earthquake insurance was required to be in place at the time of origination for each Mortgage Loan secured by a Mortgaged Property located in California or in "Seismic Zones 3 or 4" if a seismic study established a maximum probable or bounded loss from an earthquake to be greater than 20% of the amount of the estimated replacement cost of the improvements. In certain such cases where earthquake insurance was obtained with respect to a Mortgaged Property, that Mortgaged Property may be covered under a blanket policy which also covers other Mortgaged Properties and/or other properties not securing the Mortgage Loans. As a result of aggregate and per occurrence limits under any such blanket policy, losses at other properties covered by the policy may reduce the amount of insurance coverage with respect to a Mortgaged Property covered thereby.

MORTGAGE POOL CHARACTERISTICS

    Set forth below is certain information regarding the characteristics of the Mortgage Loans and Mortgaged Properties, presented in a tabular format. In addition, a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties is shown, both on a loan-by-loan/ property-by-property basis and in tabular format, on Annex A-1, Annex A-2 and Annex A-3 to this prospectus supplement. Unless otherwise indicated, the information is presented as of the Cut-off Date. The statistics in the tables and schedules on Annex A-1, Annex A-2 and Annex A-3 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective Borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

    For purposes of this prospectus supplement, including the tables and schedules on Annex A-1, Annex A-2 and Annex A-3 to this prospectus supplement, the indicated terms have the following meanings:

    1. "Cut-off Date Debt Service Coverage Ratio", "Cut-off Date DSC Ratio" or "U/W NCF DSCR" means, with respect to any Mortgage Loan (other than a Credit Lease Loan), the ratio of (a) "Net Cash Flow" for the related Mortgaged Property to (b) the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the Cut-off Date or, if the Mortgage Loan is in an initial interest-only period, after the commencement of amortization. Debt service coverage ratios are not presented in this prospectus supplement for Credit Lease Loans because those Mortgage Loans were, in large part, underwritten based upon the Credit Tenant. In connection therewith, those ratios would be expected to be lower than for the other Mortgage Loans. The following discussion does not apply to the Credit Lease Loans or the related Mortgaged Properties.

    In general, the "Net Cash Flow" for any Mortgaged Property is:

    (x) the revenue derived from the use and operation of that property; less

    (y) the following items--

       - allowances for vacancies and credit losses,

       - operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

       - fixed expenses (such as insurance, real estate taxes and ground lease payments, if applicable) and

       - replacement reserves, tenant improvement costs and leasing commissions.

    Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

    In determining the Net Cash Flow for any Mortgaged Property, the related originator relied on one or more of the following items supplied by the related Borrower. In general, except in the case of the Westfield Portfolio Mortgage Loan, the Cherry Creek Mortgage Loan and the Annapolis Mall Mortgage Loan (where some of the below-described items were audited) and in the case of the Sangertown Square Mortgage Loan (where some of the below-described items were reviewed by an auditor pursuant to agreed-upon procedures), these items were not audited or otherwise confirmed by an independent party.

    - Rolling 12-month operating statements.

    - Applicable year-to-date financial statements, if available.

    - Except in the case of Mortgaged Properties that are hotels (the "Hospitality Properties"), rent rolls that were current as of the date not earlier than six months prior to the respective date of origination. We refer in this prospectus supplement to those Mortgaged Properties that are not Hospitality Properties as "Rental Properties".

    In determining the "revenue" component of Net Cash Flow for each Rental Property, the related originator generally relied on the most recent rent roll (as applicable) supplied by the related Borrower. Where the actual vacancy shown thereon and the market vacancy was less than 5.0%, the originator generally assumed a minimum of 5.0% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers and certain single tenant properties, including all the Mortgaged Properties with Credit Tenants, space occupied by those anchor or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of those tenants, in accordance with the originator's underwriting standards.

    In determining rental revenue for Mortgaged Properties that constitute multifamily, self storage and manufactured housing properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to twelve-month periods.

    For the other Rental Properties, the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown thereon. In the case of Hospitality Properties, gross receipts were determined on the basis of historical operating levels shown on the Borrower-supplied 12-month trailing operating statements.

    In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

    In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related Borrower, except that--

    - If tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used.

    - Property management fees were generally assumed to be 3% to 5% of effective gross revenue (except with respect to Hospitality Properties, where a minimum of 4% of gross receipts was assumed).

    - In general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures.

    - Expenses were generally assumed to include annual replacement reserves equal to:

        (i) in the case of Mortgaged Properties that constitute retail, office and industrial/warehouse properties, generally not less than $.15 per square foot and not more than $.53 per square foot of net rentable commercial area (except in the case of net leases to Credit Tenants where no reserves may be underwritten);

        (ii) in the case of Mortgaged Properties that constitute multifamily rental apartments, not less than $200.00 or more than $341.62 per residential unit per year, depending on the condition of the property;

       (iii) in the case of Hospitality Properties, not less than 4.5% of the gross revenues received by the property owner on an ongoing basis;

        (iv) in the case of Mortgaged Properties that constitute mobile home parks, not less than $40.00 per pad per year and not more than $70.00 per pad per year.

        (v) in the case of Mortgaged Properties that constitute self storage facilities, not less than $.10 per square foot per year.

    In some instances, the related originator recharacterized as capital expenditures those items reported by Borrowers as operating expenses, thereby increasing "Net Cash Flow", where the originator determined appropriate.

    2. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan other than a Credit Lease Loan, the ratio, expressed as a percentage, of (a) the Cut-off Date Balance of a Mortgage Loan to (b) the Appraised Value of the related Mortgaged Property as shown on Annex A-1 to this prospectus supplement. Cut-off Date Loan-to-Value Ratios are not presented in this prospectus supplement for Credit Lease Loans because those Mortgage Loans were, in large part, underwritten based upon the Credit Tenant. In connection therewith, those ratios would be expected to be higher than for other Mortgage Loans.

    3. "Maturity Loan-to-Value Ratio", "Maturity Date Loan-to-Value Ratio", "Maturity LTV Ratio" or "Maturity Date LTV Ratio" means, with respect to any Mortgage Loan other than a Credit Lease Loan, the ratio, expressed as a percentage, of (a) the expected balance of that Mortgage Loan immediately prior to its maturity date or, in the case of an ARD Loan, its Anticipated Repayment Date, assuming no prepayments of principal or defaults, to (b) the Appraised Value of the Mortgaged Property as shown on Annex A-1 to this prospectus supplement. Maturity Loan-to-Value Ratios are not presented in this prospectus supplement with respect to the Credit Lease Loans.

    4. "Loan per Unit", "Loan per Pad" or "Loan per Room" means, with respect to each Mortgage Loan secured by a lien on a Mortgaged Property that constitutes a multifamily rental apartment, a mobile home park or a hospitality property, the Cut-off Date Balance of that Mortgage Loan divided by the number of dwelling units, pads or guest rooms, respectively, at or on the related Mortgaged Property.

    5. "Loan per Sq. Ft." means, with respect to each Mortgage Loan secured by a lien on a Mortgaged Property that constitutes a retail, industrial/warehouse, self storage or office property, the Cut-off Date Balance of that Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

    6. "Year Built/Renovated" means the year that a Mortgaged Property was originally constructed or, if applicable, most recently renovated in a substantial manner. With respect to any Mortgaged Property that was constructed in phases, "Year Built/Renovated" refers to the year that the first phase was originally constructed.

    7. "Weighted Average" or "wtd. avg." means averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

    8. "Underwriting Reserves" means estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

    9. "Administrative Cost Rate" means, with respect to each Mortgage Loan, the sum of the Master Servicing Fee Rate for that Mortgage Loan and the per annum rate at which the monthly fee of the trustee is calculated.

    10. "Original Amortization Term" means, with respect to each Mortgage Loan, the number of months from origination to the month in which that Mortgage Loan would fully amortize in accordance with its amortization schedule, without regard to any Balloon Payment, if any, due on that Mortgage Loan and assuming no prepayments of principal and no defaults.

    11. "Remaining Amortization Term" means, with respect to each Mortgage Loan, the number of months remaining from the Cut-off Date to the month in which that Mortgage Loan would fully amortize in accordance with its amortization schedule, without regard to any Balloon Payment, if any, due on that Mortgage Loan and assuming no prepayments of principal and no defaults.

    12. The following abbreviations relating to prepayment provisions have the indicated meanings.

    - "L(x)" means, with respect to any Mortgage Loan, a period of x months during which prepayments of principal are prohibited.

    - "YM1% or YM(y)" means, with respect to any Mortgage Loan, a period of y months during which prepayments of principal are permitted, but must be accompanied by a Yield Maintenance Charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and/or 1.0% of the principal amount prepaid.

    - "O(z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and no defeasance can be required.

    13. "D" means the related Mortgage Loan permits the related Borrower to defease that Mortgage Loan in order to obtain a release of one or more Mortgaged Properties.

    14. "Occupancy Percentage" or "Occupancy Rate" means, with respect to any Mortgaged Property, references to--

    - in the case of Mortgaged Properties that constitute multifamily rental properties, senior housing properties and manufactured housing communities, the percentage of rental units and pads, respectively, that are rented as of the date of determination,

    - in the case of Mortgaged Properties that constitute office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination,

    - in the case of Hospitality Properties, the percentage of available rooms occupied for the trailing twelve-month period ending on the date of determination, and

    - in the case of Mortgaged Properties that constitute self-storage facilities, either the percentage of the net rentable square footage rented as of the date of determination or the percentage of units rented as of the date of determination (depending on Borrower reporting).

    15. "Remaining Term to Maturity" means, with respect to each Mortgage Loan, the number of months remaining to maturity or, in the case of an ARD Loan, to the Anticipated Repayment Date.

    16. "Original Term to Maturity" means, with respect to each Mortgage Loan, the number of months from origination to maturity or, in the case of an ARD Loan, to the Anticipated Repayment Date.

    17. "Capital Imp. Reserve" means funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

    18. "Replacement Reserve" means funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of Hospitality Properties, reserves for furniture, fixtures and equipment. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

    19. "TI/LC Reserve" means funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

    20. "Original Interest-Only Period" means, with respect to any Mortgage Loan, the period, if any, following the related origination date during which scheduled payments of interest only are required.

    21. "Remaining Interest-Only Period" means, with respect to any Mortgage Loan, the period, if any, following the Cut-off Date during which scheduled payments of interest only are required.

    22. "Shadow" means, with respect to any Mortgaged Property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related Mortgage Loan.

    23. "NAP" means that, with respect to a particular category of data, the data is not applicable.

    24. "NAV" means that, with respect to a particular category of data, the data is not available.

    THE CUT-OFF DATE DSC RATIO AND THE CUT-OFF DATE LTV RATIO CALCULATIONS FOR THE MORTGAGE LOANS ARE EXCLUSIVE OF CREDIT LEASE LOANS BECAUSE THE CREDIT LEASE LOANS WERE ORIGINATED PRIMARILY ON THE BASIS OF THE CREDITWORTHINESS OF THE RELATED CREDIT TENANTS OR CREDIT LEASE GUARANTORS.

SIGNIFICANT MORTGAGE LOANS

    THE CHERRY CREEK MORTGAGE LOAN. The "Cherry Creek Mortgage Loan" has a Cut-off Date Balance of $148,497,918, representing 10.8% of the Initial Pool Balance. The Cherry Creek Mortgage Loan, together with another loan (the "Cherry Creek Companion Loan"), is secured by a first priority mortgage lien on the leasehold interest of the related Borrower (the "Cherry Creek Borrower") in a 1,316,435 square foot regional mall and a power center known as Cherry Creek Mall and Cherry Creek West, respectively (collectively, the "Cherry Creek Property"), and located three miles from Denver, Colorado. The Cherry Creek Mortgage Loan and the Cherry Creek Companion Loan are cross-defaulted. As of March 11, 2000, the unpaid principal balance of the Cherry Creek Companion Loan was $28,502,082. The Cherry Creek Companion Loan is not part of the trust.

    The Cherry Creek Borrower is Taubman-Cherry Creek Limited Partnership, a special purpose Colorado limited partnership which is indirectly controlled by Taubman Centers, Inc. ("Taubman"). Taubman is a developer, owner and manager of regional shopping centers in major markets throughout the United States. Taubman owns interests in several shopping centers including Woodland Center (Grand Rapids, Michigan), The Mall at Short Hills (Short Hills, New Jersey) and Beverly Center (Los Angeles, California). Through its affiliate, Taubman Company LP, Taubman manages over 33.7 million square feet of retail space in 12 states and Washington, D.C. Taubman is a publicly traded real estate investment trust, and its shares are listed on the New York Stock Exchange under the symbol "TCO." The Cherry Creek Companion Loan has received an investment grade shadow rating from Fitch.

    Each of the Cherry Creek Mortgage Loan and the Cherry Creek Companion Loan is an ARD Loan with an Anticipated Repayment Date of August, 2006 and a maturity date of August 11, 2029. Each of the Cherry Creek Mortgage Loan and the Cherry Creek Companion Loan will bear interest based on the actual number of days elapsed each month in a year assumed to consist of 360 days. Until the related Anticipated Repayment Date, the Cherry Creek Mortgage Loan will accrue interest at a Mortgage Rate of 7.68% per annum. From and after the related Anticipated Repayment Date, the Cherry Creek Mortgage Loan will accrue interest at a Revised Rate equal to the greater of (x) 9.68% per annum and (y) the sum of a specified U.S. Treasury rate plus 2%.

    On the eleventh day of each month, continuing through and including
August , 2004, the Cherry Creek Borrower is required to pay interest only accrued on the principal balance of the Cherry Creek Mortgage Loan at 7.68% per annum and the respective components of the principal balance of the Cherry Creek Companion Loan at various rates, the weighted average of which is 7.68% per annum. On the eleventh day of each month, commencing in September, 2004, and continuing through and including the related maturity date, the Cherry Creek Borrower will be required to make a constant monthly debt service payment on the Cherry Creek Mortgage Loan and the Cherry Creek Companion Loan, equal to $1,328,808. That amount will be applied:

    - FIRST, to pay interest on the principal balance of the Cherry Creek Mortgage Loan at 7.68% per annum;

    - SECOND, to pay principal on the Cherry Creek Mortgage Loan in accordance with the amortization schedule described below;

    - THIRD, to pay interest on the respective components of the principal balance of the Cherry Creek Companion Loan at various rates, the weighted average of which is 7.68% per annum;

    - FOURTH, to pay principal on the Cherry Creek Mortgage Loan, until the principal balance of the Cherry Creek Mortgage Loan is reduced to zero; and

    - FIFTH, to pay principal on the Cherry Creek Companion Loan, until the principal balance of the Cherry Creek Companion Loan is reduced to zero.

    The amounts applied pursuant to clause SECOND above will be applied to pay principal on the Cherry Creek Mortgage Loan in accordance with an amortization schedule that would have amortized the Cherry Creek Mortgage Loan and the Cherry Creek Companion Loan over a period of 25 years following the end of the interest-only period based on an annual interest rate of 7.68% per annum.

    In the event of a partial prepayment of the Cherry Creek Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or a condemnation, the monthly debt service payment will be recast in order to fully amortize the Cherry Creek Mortgage Loan and the Cherry Creek Companion Loan over their remaining amortization term.

    From and after the related Anticipated Repayment Date, the Cherry Creek Borrower will be required to apply certain excess cash flow from the Cherry Creek Property toward additional amortization of the Cherry Creek Mortgage Loan. In no event will any payments of principal be made on the Cherry Creek Companion Loan until the principal of the Cherry Creek Mortgage Loan is paid in full. During an event of default under the Cherry Creek Mortgage Loan that results in it being accelerated, all proceeds will be applied to the payment of the entire principal balance of the Cherry Creek Mortgage Loan, together with interest thereon at 7.68% per annum, prior to any payments being made on the Cherry Creek Companion Loan.

    The payment of any Additional Interest accrued on the Cherry Creek Mortgage Loan will be deferred until the principal balances of both the Cherry Creek Mortgage Loan and the Cherry Creek Companion Loan are repaid in full. To the extent permitted by law, that Additional Interest will compound at the related Revised Rate. All Additional Interest on the Cherry Creek Mortgage Loan must be paid in full before any payments of Additional Interest are made with respect to the Cherry Creek Companion Loan.

    Provided no event of default exists under the Cherry Creek Mortgage Loan or the Cherry Creek Companion Loan, the Cherry Creek Borrower may voluntarily prepay the Cherry Creek Mortgage Loan and the Cherry Creek Companion Loan in whole only at any time after March 2002, provided that the Cherry Creek Borrower also pays a Yield Maintenance Charge in connection with any such voluntary prepayment up until three months prior to the related Anticipated Repayment Date. The Cherry Creek Borrower may not prepay the Cherry Creek Companion Loan while any portion of the unpaid principal balance of the Cherry Creek Mortgage Loan is outstanding.

    The Co-Lender and Servicing Agreement. The master servicer and special servicer will service and administer both the Cherry Creek Mortgage Loan and the Cherry Creek Companion Loan pursuant to the pooling and servicing agreement for so long as the Cherry Creek Mortgage Loan is part of the trust. However, if the Cherry Creek Mortgage Loan is ever purchased out of the trust, then both of those loans will be serviced and administered in accordance with a separate co-lender and servicing agreement. In the event that the Cherry Creek Mortgage Loan becomes a specially serviced and, further, a monthly payment on the Cherry Creek Mortgage Loan or the Cherry Creek Companion Loan is at least 60 days delinquent, the holder of the Cherry Creek Companion Loan will be entitled to purchase the Cherry Creek Mortgage Loan from the trust at a price generally equal to the unpaid principal balance of the Cherry Creek Mortgage Loan, together with all unpaid interest thereon at 7.68% per annum and any outstanding servicing expenses for which the Cherry Creek Borrower is responsible. Further, if the principal amount of the Cherry Creek Companion Loan (less any existing related Appraisal Reduction Amount) is at least equal to 50% of the original principal amount of that loan, the holder of the Cherry Creek Companion Loan will be entitled to advise and direct the special servicer with respect to certain specified actions generally involving foreclosure or modification of the Cherry Creek Mortgage Loan and the Cherry Creek Companion Loan. However, no advice or direction may require or cause the special servicer to violate any provision of the Pooling Agreement, including the special servicer's obligation to act in accordance with the servicing standard set forth therein. See "Servicing of the Mortgage Loans--The Controlling Class Representatives" in this prospectus supplement.

    The Cherry Creek Property. The Cherry Creek Property is made up of a two-level regional mall, as well as a power center and a Safeway supermarket, and is located within three miles of downtown Denver, Colorado. The mall's anchors are Foley's, Saks Fifth Avenue, Lord & Taylor and Neiman-Marcus, which occupy 454,490 square feet or 34.5% of the total gross leasable area ("GLA"). In-line mall space totals 861,995 square feet or 65.5% of the GLA. The tenants at the Cherry Creek Property include Eddie Bauer, Express and Restoration Hardware. In-line mall sales for 1999 were reported to be $450 per square foot (based on same store sales). For 1999, in-line tenant occupancy costs as a percentage of sales (based on an analysis of reported base rent and reimbursements at the Cherry Creek Property) were 14.6%. As of December 31, 1999, based on square footage leased, in-line occupancy at the Cherry Creek Property was 96.1% and overall mall occupancy was 97.5%.

    The following tables provide the indicated information regarding tenants and leases at the Cherry Creek Property.

                  GLA OVERVIEW OF THE CHERRY CREEK PROPERTY(1)

                                                                                     ANCHOR LEASE
STORE                                                    SQUARE FEET   AS % OF GLA    EXPIRATION
-----                                                    -----------   -----------   -------------
Foley's (May)..........................................     177,504        13.5%     August-10
Lord & Taylor..........................................     101,184         7.7      August-10
Saks Fifth Avenue......................................      88,535         6.7      August-20
Neiman-Marcus..........................................      87,267         6.6%     August-25
                                                          ---------       -----
TOTAL ANCHOR SPACE.....................................     454,490        34.5%
                                                          =========       =====
TOTAL IN-LINE MALL SPACE...............................     861,995        65.5%
                                                          ---------       -----
TOTAL..................................................   1,316,435       100.0%
                                                          =========       =====

------------------------

(1) As of December 31, 1999 rent roll.

          TEN LARGEST IN-LINE TENANTS AT THE CHERRY CREEK PROPERTY(1)

                                                                                 LEASE
TENANT                                                        SQUARE FEET   EXPIRATION DATE
------                                                        -----------   ---------------
Safeway.....................................................    140,175     December-00
Bed, Bath & Beyond (2)......................................     89,000     January-10
Eddie Bauer (Spiegel).......................................     23,232     January-09
Rainforest Cafe.............................................     23,000     July-08
Express.....................................................     19,906     March-01
Mann Theatres...............................................     14,457     January-10
Abercrombie & Fitch.........................................     13,340     November-06
Restoration Hardware........................................     12,928     January-11
Warner Brothers Studio......................................     12,350     October-02
Pottery Barn................................................     12,000     March-06
                                                                -------
TOTAL.......................................................    360,388
                                                                =======

------------------------

(1) As of December 31, 1999 rent roll.

(2) Actually located in adjacent power center.

    LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT THE CHERRY CREEK PROPERTY(1)(2)

                                                              EXPIRING
                                                              IN LINE     TOTAL %
YEAR                                                          SQ. FT.    OF GLA(2)   CUMULATIVE %
----                                                          --------   ---------   ------------
2000........................................................  209,259      25.21%        25.21%
2001........................................................   75,531       9.10         34.31
2002........................................................   35,620       4.29         38.60
2003........................................................   31,247       3.76         42.36
2004........................................................   20,165       2.43         44.79
2005........................................................   57,944       6.98         51.77
2006........................................................   55,471       6.68         58.45
2007 and beyond.............................................  344,748      41.54        100.00
                                                              -------     ------        ------
TOTAL(3)....................................................  829,985     100.00%
                                                              =======     ======

------------------------

(1) As of December 31, 1999 rent roll.

(2) Excludes anchor tenants and vacant space.

(3) May not sum to total due to rounding.

    Property Management. The Cherry Creek Property is managed by The Taubman Company Limited Partnership.

    Appraised Value. The "Appraised Value", based on an appraisal dated June 30, 1999 performed by a third party appraiser, is $311,800,000.

    Cut-off Date Loan-to-Value Ratio. Based upon the related Appraised Value of the Cherry Creek Property referred to above, the Cherry Creek Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 47.6%, and the Cherry Creek Mortgage Loan, together with the Cherry Creek Companion Loan, has a Cut-off Date Loan-to-Value Ratio of 56.8%.

    Cut-off Date Debt Service Coverage Ratio. The Cherry Creek Mortgage Loan has a Cut-off Date Debt Service Coverage Ratio of 1.71x. The combined Cut-off Date Debt Service Coverage Ratio for the Cherry Creek Mortgage Loan and the Cherry Creek Companion Loan is 1.47x.

    Lockbox. The Cherry Creek Borrower has established a segregated account into which all rents, income, receivables, receipts, revenues, profits and other consideration received by or paid to the account of the Cherry Creek Borrower from any and all sources attributable to the Cherry Creek Property are required to be deposited. Except as discussed below, that account will be controlled by the Cherry Creek Borrower. After the reduction of the combined debt service coverage ratio of the Cherry Creek Mortgage Loan and the Cherry Creek Companion Loan to below 1.30x for a twelve-month period, the occurrence of an event of default under the Cherry Creek Mortgage Loan or the passage of the related Anticipated Repayment Date, that account will be controlled by the lender, until such time, in the event that the change in control of the lockbox account was the result of a decline in the debt service coverage ratio, as the debt service coverage ratio for the immediately preceding 12-month period equals or exceeds 1.30x for 2 consecutive calendar quarters, in which event control of such account will return to the Cherry Creek Borrower. The Cherry Creek Borrower has a one-time only right to regain control of the lockbox account if the transfer of control was due to an event of default under the Cherry Creek Mortgage Loan which has been cured.

    Reserves. If the combined debt service coverage ratio for the Cherry Creek Mortgage Loan and the Cherry Creek Companion Loan falls below 1.30x or if the Cherry Creek Mortgage Loan has experienced its Anticipated Repayment Date, the Cherry Creek Borrower will be required to make ongoing reserve and escrow payments as follows: (i) monthly escrow payments for real estate taxes and insurance premiums, (ii) monthly payments for deposit into a capital improvement reserve fund, (iii) monthly deposits for tenant improvements and leasing commissions, and (iv) monthly deposits into a ground lease escrow fund.

    Ground Leases Affecting the Cherry Creek Property. The Cherry Creek Borrower holds two (2) leasehold interests in portions of the Cherry Creek Property pursuant to (i) a certain ground lease with respect to the Cherry Creek Mall portion of the Mortgaged Property (the "Cherry Creek Ground Lease") and
(ii) a certain ground lease with respect to the Cherry Creek West portion of the Mortgaged Property (the "Cherry Creek West Ground Lease, and together with the Cherry Creek Ground Lease, collectively, the "Cherry Creek Ground Leases"). The lease term of each of the Cherry Creek Ground Leases commenced on October 15, 1984 and expires on October 14, 2083. Pursuant to the ground leases, the ground lessor must be given written notice of a default by the Cherry Creek Borrower under the Cherry Creek Mortgage Loan prior to a foreclosure, or transfer in lieu thereof. The ground lessor may within 120 days of that notice elect to take over the Cherry Creek Borrower's position as ground lessee under the ground leases subject to the Cherry Creek Mortgage Loan and the Cherry Creek Companion Loan. This right of the ground lessor is assignable to third parties and is subject to certain conditions, including rating agency approval. In the event of a default due to failure of the Cherry Creek Borrower to make monetary payments, the ground lessor's taking over the Cherry Creek Borrower's position will not be subject to payments due more than 120 days prior to the ground lessor's receipt of a notice of default. If the ground lessor has cured any monetary defaults under the Cherry Creek Mortgage Loan which occurred less than 120 days prior to the ground lessor's receipt of the notice of default by the end of the 120-day period in which the ground lessor may elect to take over the Cherry Creek Borrower's position as ground lessee, and if within a reasonable time after obtaining possession of the premises, the ground lessor has cured any defaults under the Cherry Creek Mortgage Loan which cannot be cured except by a party in possession, the lender must reinstate the mortgage and not accelerate the Cherry Creek Mortgage Loan or the Cherry Creek Companion Loan. The ground lessor is not required to cure any default which is personal to the Cherry Creek Borrower and not capable of being cured by any other party. Any such election by the ground lessor to take over the Cherry Creek Borrower's position will not result in a merger of the fee and leasehold estates.

    THE ANNAPOLIS MALL MORTGAGE LOAN. The "Annapolis Mall Mortgage Loan" has a Cut-off Date Balance of $123,031,572, representing 9.0% of the Initial Pool Balance. The Annapolis Mall Mortgage Loan, together with another loan (the "Annapolis Mall Companion Loan"), is secured by a first priority mortgage lien on the fee simple interest of the holders of the membership interests (the "Annapolis Mall Owners") in the related Borrower (the Annapolis Mall Owners, together with such Borrower, the "Annapolis Mall Borrower") in some of the anchored space and in all of the in-line space in a 1,116,630 square foot regional mall, known as "Westfield Shoppingtown Annapolis" and located in Annapolis, Maryland (the "Annapolis Mall Property"). The Annapolis Mall Mortgage Loan and the Annapolis Mall Companion Loan are cross-defaulted. As of March 11, 2000, the unpaid principal balance of the Annapolis Mall Companion Loan was $21,099,647.14. The Annapolis Mall Companion Loan is not part of the trust. The Annapolis Mall Companion Loan has received an investment grade shadow rating from Fitch.

    The Annapolis Mall Borrower is Annapolis Shoppingtown, LLC, a special purpose Delaware limited liability company which is ultimately controlled by Westfield America, Inc. ("Westfield"). Westfield is an owner and manager of regional shopping centers in major markets throughout the United States. Through its affiliate, Westfield America, Inc., Westfield manages over 35.9 million square feet of retail space in the United States. Westfield is a publicly traded real estate investment trust, and its shares are listed on the New York Stock Exchange under the symbol "WEA."

    Each of the Annapolis Mall Mortgage Loan and the Annapolis Mall Companion Loan is an ARD Loan with an Anticipated Repayment Date of December 11, 2009 and a maturity date of December 11, 2029. Each of the Annapolis Mall Mortgage Loan and the Annapolis Mall Companion Loan will bear interest based on the actual number of days elapsed each month in a year assumed to consist of 360 days. The
Annapolis Mall Mortgage Loan consists of a $          component (the "Annapolis
Mall Mortgage Loan Component No. 1") and a $          component (the "Annapolis
Mall Mortgage Loan
Compo-
nent No. 2"). Until the related Anticipated Repayment Date, the Annapolis Mall Mortgage Loan Component No. 1 will accrue interest at 8.177% per annum, and the Annapolis Mall Mortgage Loan Component No. 2 will accrue interest at no less than 8.177% per annum. The Mortgage Rate for the Annapolis Mall Mortgage Loan is equal to the weighted average of those rates from time to time. From and after the related Anticipated Repayment Date, both components of the Annapolis Mall Mortgage Loan will accrue interest at a Revised Rate equal to 10.177% per annum.

    On the eleventh day of each month, continuing through and including the related maturity date, the Annapolis Mall Borrower is required to make a constant monthly debt service payment on the Annapolis Mall Mortgage Loan and the Annapolis Mall Companion Loan equal to $1,077,278.12, following the making of deposits into a tax and insurance escrow fund and paying any fees payable to the related cash management agent. That amount will be applied:

    - FIRST, to pay interest on the principal balance of the Annapolis Mall Mortgage Loan at the related Mortgage Rate;

    - SECOND, to pay principal on the Annapolis Mall Mortgage Loan in accordance with the amortization schedule described below;

    - THIRD, to pay interest on the respective components of the principal balance of the Annapolis Mall Companion Loan at various rates, the weighted average of which is no more than 8.177% per annum;

    - FOURTH, to pay principal on the Annapolis Mall Mortgage Loan, until the principal balance of the Annapolis Mall Mortgage Loan is reduced to zero; and

    - FIFTH, to pay principal on the Annapolis Mall Companion Loan, until the principal balance of the Annapolis Mall Companion Loan is reduced to zero.

    The amounts applied pursuant to clause SECOND above will be applied to pay principal on the Annapolis Mall Mortgage Loan in accordance with an amortization schedule that would have amortized the Annapolis Mall Mortgage Loan and the Annapolis Mall Companion Loan over a period of 30 years based on an annual interest rate of 8.177% per annum. Payments of principal on the Annapolis Mall Mortgage Loan will be applied, first, to Annapolis Mall Mortgage Loan Component No. 1 until its principal balance is reduced to zero, and then to Annapolis Mall Mortgage Loan Component No. 2.

    In the event of a partial prepayment of the Annapolis Mall Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or a condemnation or the receipt of proceeds resulting from application of amounts pursuant to the letter of credit described in "--Additional Collateral" below, the monthly debt service payment will be recast in order to fully amortize the Annapolis Mall Mortgage Loan and the Annapolis Mall Companion Loan over their remaining amortization term.

    From and after the related Anticipated Repayment Date, the Annapolis Mall Borrower must apply excess cash flow from the Annapolis Mall Property toward additional amortization of the Annapolis Mall Mortgage Loan. In no event will any payments of principal be made on the Annapolis Mall Companion Loan until the principal of the Annapolis Mall Mortgage Loan is paid in full. During an event of default under the Annapolis Mall Mortgage Loan that results in it being accelerated, all proceeds will be applied to the payment of the entire principal balance of the Annapolis Mall Mortgage Loan, together with interest thereon at 8.177% per annum, prior to any payments being made on the Annapolis Mall Companion Loan.

    The payment of any Additional Interest accrued on the Annapolis Mall Mortgage Loan will be deferred until the principal balances of both the Annapolis Mall Mortgage Loan and the Annapolis Mall Companion Loan are repaid in full. To the extent permitted by law, that Additional Interest will compound at the related Revised Rate. All Additional Interest on the Annapolis Mall Mortgage Loan must be paid in full before any payments of Additional Interest are made with respect to the Annapolis Mall Companion Loan.

    Provided no event of default exists under the Annapolis Mall Mortgage Loan or the Annapolis Mall Companion Loan, the Annapolis Mall Borrower may voluntarily prepay the Annapolis Mall Mortgage Loan and the Annapolis Mall Companion Loan, in whole only, at any time after December 9, 2002, provided that until the third Due Date prior to the related Anticipated Repayment Date the Annapolis Mall Borrower must also pay a Yield Maintenance Charge in connection with that voluntary prepayment. The Annapolis Mall Borrower may not prepay the Annapolis Mall Companion Loan while any portion of the unpaid principal balance of the Annapolis Mall Mortgage Loan is outstanding.

    The Annapolis Mall Borrower may defease in full only, and not in part, the Annapolis Mall Mortgage Loan and the Annapolis Mall Companion Loan, on any Due Date after December 9, 2002 and prior to the related Anticipated Repayment Date, by pledging substitute collateral that consists solely of direct non-callable and non-redeemable United States government securities that produce payments which replicate the payment obligations of the Annapolis Mall Borrower under the Annapolis Mall Mortgage Loan and the Annapolis Mall Companion Loan and pay each in full on the related Anticipated Repayment Date.

    The Co-Lender and Servicing Agreement. The master servicer and special servicer will service and administer both the Annapolis Mall Mortgage Loan and the Annapolis Mall Companion Loan pursuant to the pooling and servicing agreement for so long as the Annapolis Mall Mortgage Loan is part of the trust. However, if the Annapolis Mall Mortgage Loan is ever purchased out of the trust, then both of those loans will be serviced and administered in accordance with a separate co-lender and servicing agreement. In the event that the Annapolis Mall Mortgage Loan becomes specially serviced and, further, a monthly payment on the Annapolis Mall Mortgage Loan or the Annapolis Mall Companion Loan is at least
60 days delinquent, the holder of the Annapolis Mall Companion Loan will be entitled to purchase the Annapolis Mall Mortgage Loan from the trust at a price generally equal to the unpaid principal balance of the Annapolis Mall Mortgage Loan, together with all unpaid interest thereon at 8.177% per annum and any outstanding servicing expenses for which the Annapolis Mall Borrower is responsible. Further, if the principal amount of the Annapolis Mall Companion Loan (less any existing related Appraisal Reduction Amount) is at least equal to 50% of the original principal amount of that loan, the holder of the Annapolis Mall Companion Loan will be entitled to advise and direct the special servicer with respect to certain specified actions generally involving foreclosure or modification of the Annapolis Mall Mortgage Loan and the Annapolis Mall Companion Loan. However, no advice or direction may require or cause the special servicer to violate any provision of the Pooling Agreement, including the special servicer's obligation to act in accordance with the servicing standard set forth therein. See "Servicing of the Mortgage Loans--The Controlling Class Representative" in this prospectus supplement.

    The Annapolis Mall Property. The Annapolis Mall Property is an enclosed single-level regional mall containing retail stores, restaurants and entertainment centers located in Annapolis, Maryland. The mall's anchors are Hechts, Nordstrom, Montgomery Ward, Lord & Taylor and JC Penney, which occupy 692,148 square feet or 62.0% of the total gross leasable area ("GLA"). A 52,000 square foot multi-screen movie theater is under construction which will replace the currently existing Crown Theater. In-line mall space totals 424,482 square feet or 38.0% of the GLA, and includes retailers such as The Limited, Lerner New York, The Gap, Express and Sam Goody/Musicland. In-line mall sales for 1999 were reported to be $415 per square foot (based on same store sales). As of February 1, 2000, in-line tenant occupancy costs as a percentage of sales (based on an analysis of reported base rent and reimbursements at the Annapolis Mall Property) were 12.7%. As of February 1, 2000, based on square footage leased, in-line occupancy at the Annapolis Mall Property was 97.2% and overall mall occupancy was 98.9%.

    The following tables provide the indicated information regarding tenants and leases at the Annapolis Mall Property.

                 GLA OVERVIEW OF THE ANNAPOLIS MALL PROPERTY(1)

                                                                                     ANCHOR LEASE
STORE                                                    SQUARE FEET   AS % OF GLA    EXPIRATION
-----                                                    -----------   -----------   ------------
Anchors
  Hecht's (May)(2).....................................     198,171        17.7%             NAP
  Nordstrom............................................     153,000        13.7         March-19
  Montgomery Ward......................................     147,282        13.2      November-02
  Lord & Taylor (May)(3)...............................     110,000         9.9       January-49
  JC Penney(2).........................................      83,695         7.5              NAP
                                                          ---------       -----
SUBTOTAL: ANCHOR TENANTS...............................     692,148        62.0%
MALL STORES............................................     424,482        38.0%
                                                          ---------       -----
TOTAL GLA(4)...........................................   1,116,630       100.0%

------------------------

(1) As of February 1, 2000 rent roll.

(2) Not part of collateral, anchor owns pad and improvements.

(3) Anchor on ground lease, but owns its improvements.

(4) May not sum to total due to rounding.

         TEN LARGEST IN-LINE TENANTS AT THE ANNAPOLIS MALL PROPERTY(1)

                                                                                 LEASE
TENANT                                                        SQUARE FEET   EXPIRATION DATE
------                                                        -----------   ---------------
The Limited.................................................     15,765        January-10
Crown Theatres..............................................     13,352        January-04
Lerner New York.............................................     13,312        January-09
The Gap.....................................................     12,793        January-07
Express.....................................................     11,687        January-07
Sam Goody/Musicland.........................................     10,353        January-03
Lane Bryant.................................................      9,696        January-09
Romano's Macaroni Grill.....................................      7,200       November-05
Victoria's Secret...........................................      7,189        January-07
Lechter's Kitchen Place.....................................      6,816        January-09
                                                                 ------
TOTAL.......................................................    108,163
                                                                 ======

------------------------

(1) As of February 1, 2000 rent roll.

                         LEASE EXPIRATION SCHEDULE FOR
              IN-LINE TENANTS AT THE ANNAPOLIS MALL PROPERTY(1)(2)

                                                              EXPIRING
                                                              IN LINE     TOTAL %
YEAR                                                          SQ. FT.    OF GLA(2)   CUMULATIVE %
----                                                          --------   ---------   ------------
2000........................................................   12,860       3.12%         3.12%
2001........................................................   22,899       5.55          8.66
2002........................................................    4,296       1.04          9.71
2003........................................................   29,899       7.24         16.95
2004........................................................   63,023      15.27         32.22
2005........................................................   68,529      16.61         48.83
2006........................................................   49,304      11.95         60.77
2007........................................................   51,476      12.47         73.25
2008........................................................   18,864       4.57         77.82
2009........................................................   56,980      13.81         91.63
2010 and beyond.............................................   34,562       8.37        100.00%
                                                              -------      -----        ------
TOTAL(3)....................................................  412,692      100.0%
                                                              =======      =====

------------------------

(1) As of February 1, 2000 rent roll.

(2) Excludes vacant space.

(3) May not sum to total due to rounding.

    Property Management. The Annapolis Mall Property is managed by Westfield Management Company. If certain events relating to a cash management event exists at any time during the term of the Annapolis Mall Mortgage Loan, the Annapolis Mall Borrower, at the option of the holder of the Annapolis Mall Mortgage Loan, is required to hire a property management firm designated by the lender to thereafter serve as a property management consultant for the Annapolis Mall Property until each of the events is cured. The management consultant will be responsible for overseeing, approving and fully participating in all actions and decisions of the property manager at the Annapolis Mall Property, including the incurring of any expenses, the retention of any broker, the negotiation and execution of any leases or lease "term sheets," decisions as to tenants and "tenant mix" and repairs, alterations and improvements. The Annapolis Mall Borrower is required to cause the property manager to cooperate with the management consultant to enable the management consultant to perform its responsibilities as described above.

    Appraised Value. The "Appraised Value" of the Annapolis Mall Property, based on an appraisal conducted in June, 1999 by a third party appraiser, is $211,200,000.

    Cut-off Date Loan-to-Value Ratio. Based upon the related Appraised Value of the Annapolis Mall Property referred to above, the Annapolis Mall Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 58.3%, and the Annapolis Mall Mortgage Loan, together with the Annapolis Mall Companion Loan, has a Cut-off Date Loan-to-Value Ratio of 68.2%.

    Cut-off Date Debt Service Coverage Ratio. The Annapolis Mall Mortgage Loan has a Cut-off Date Debt Service Coverage Ratio of 1.51x. The combined Cut-off Date Debt Service Coverage Ratio for the Annapolis Mall Mortgage Loan and the Annapolis Mall Companion Loan is 1.31x.

    Lockbox. The Annapolis Mall Borrower has established a segregated account controlled by the lender into which all rents, income, receivables, receipts, revenues, profits and other consideration received by or paid to the account of the Annapolis Mall Borrower from any and all sources attributable to the Annapolis Mall Property are required to be deposited.

    Reserves. If the debt service coverage ratio for the Annapolis Mall Mortgage Loan and the Annapolis Mall Companion Loan falls below 1.25x or an event of default occurs and is continuing, the Annapolis Mall Borrower will be required to make ongoing reserve and escrow payments for tenant improvements, leasing commissions, operating expenses and capital expenditures. If the Annapolis Mall Borrower is required to make those payments due to a decline in the debt service coverage ratio, the Annapolis Mall Borrower has a one time opportunity to terminate the making of those payments by depositing cash or a letter of credit with the holder of the Annapolis Mall Mortgage Loan in an amount sufficient to raise the combined debt service coverage ratio of the Annapolis Mall Mortgage Loan and the Annapolis Mall Companion Loan to at least 1.30x.

    Construction Funds Proceeds. While the Annapolis Mall Mortgage Loan was fully funded on its closing date, $15,000,000 (the "New Construction Proceeds") was funded into a separate account controlled by the bank that issued the letter of credit described below. The New Construction Proceeds are to be used to add an approximately 52,000 square foot theater and approximately 15,000 square feet of in-line mall space to the Annapolis Mall Property. If certain debt service coverage tests are not met by June 30, 2001, a certain portion of the letter of credit will be drawn and used to pay down a corresponding amount of the Annapolis Mall Mortgage Loan. Such paydown will not be accompanied by any prepayment consideration. Also, if certain performance criteria are satisfied, the amount of the letter of credit will be periodically reduced and ultimately released.

    Additional Collateral. The Annapolis Mall Borrower provided a $15,000,000 letter of credit as additional collateral for the obligations of the Annapolis Mall Borrower discussed in "--Construction Funds Proceeds" above relating to expansion being undertaken at the Annapolis Mall Property.

    THE WESTFIELD PORTFOLIO MORTGAGE LOAN. The "Westfield Portfolio Mortgage Loan" has a Cut-off Date Balance of $99,000,000, representing 7.2% of the Initial Pool Balance. The Westfield Portfolio Mortgage Loan, together with another loan (the "Westfield Portfolio Companion Loan"), is secured by a first priority mortgage lien on the fee simple interest and leasehold interests of the related Borrower in: (a) the in-line space in a 1,191,347 square foot regional mall and office complex known as Downtown Plaza located in the central business district of Sacramento, California (the "Downtown Plaza Property"); and (b) an 846,781 square foot "power center" known as Eastland Center and located in West Covina, California (the "Eastland Center Property", and together with the Downtown Plaza Property, the "Westfield Portfolio Property"). The Westfield Portfolio Mortgage Loan and the Westfield Portfolio Companion Loan are cross-defaulted. As of March 11, 2000, the unpaid principal balance of the Westfield Portfolio Companion Loan was $28,128,566.94. The Westfield Portfolio Companion Loan is not part of the trust. The Westfield Portfolio Companion Loan has received an investment grade shadow rating from Fitch.

    The Westfield Portfolio Mortgage Loan was made collectively to Downtown Plaza LLC, a special purpose Delaware limited liability company, and Eastland Shopping Center LLC, a special purpose Delaware limited liability company (collectively, the "Westfield Portfolio Borrower"). Both entities are ultimately controlled by Westfield America, Inc. ("Westfield"). Westfield is an owner and manager of regional shopping centers in major markets throughout the United States. Through its affiliate Westfield America, Inc. Westfield manages over
35.9 million square feet of retail space in the United States. Westfield is a publicly traded real estate investment trust, and its shares are listed on the New York Stock Exchange under the symbol "WEA."

CERTAIN STATISTICAL INFORMATION REGARDING THE WESTFIELD PORTFOLIO MORTGAGE LOAN

                                                          ALLOCATED     APPRAISED     LOAN-TO-
PROPERTY                                                 LOAN AMOUNT      VALUE         VALUE
--------                                                 -----------   ------------   ---------
Downtown Plaza.........................................  $66,748,504   $163,200,000     40.9%
Eastland Center........................................   32,251,496    67,000,000      48.1
                                                         -----------   ------------     ----
TOTAL/WEIGHTED AVERAGE.................................  $99,000,000   $230,200,000     43.0%
                                                         ===========   ============     ====

------------------------

(1) Calculated based on underwritten net cash flow.

    Each of the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Companion Loan is an ARD Loan with an Anticipated Repayment Date of
December 11, 2009 and a stated maturity date of December 11, 2029. Each of the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Companion Loan will bear interest based on the actual number of days elapsed each month in a year assumed to consist of 360 days. The Westfield Portfolio Mortgage Loan
consists of a $          component (the "Westfield Portfolio Mortgage Loan
Component No. 1") and a $          component (the "Westfield Portfolio Mortgage
Loan Component No. 2"). Until the related Anticipated Repayment Date, the Westfield Portfolio Mortgage Loan Component No. 1 will accrue interest at 8.177% per annum, and the Westfield Portfolio Mortgage Loan Component No. 2 will accrue interest at no less than 8.177% per annum. The Mortgage Rate for the Westfield Portfolio Mortgage Loan is equal to the weighted average of those rates from time to time. From and after the related Anticipated Repayment Date, both components of the Westfield Portfolio Mortgage Loan will accrue interest at a Revised Rate equal to 10.177% per annum.

    On the eleventh day of each month, continuing through and including the related maturity date, the Westfield Portfolio Borrower is required to make a constant monthly debt service payment on the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Companion Loan, equal to $950,195.42, following the making of deposits into a ground rent escrow fund and a tax and insurance escrow fund and paying any fees payable to the related cash management agent. That amount will be applied:

    - FIRST, to pay interest on the principal balance of the Westfield Portfolio Mortgage Loan at the related Mortgage Rate;

    - SECOND, to pay principal on the Westfield Portfolio Mortgage Loan in accordance with the amortization schedule described below;

    - THIRD, to pay interest on the respective components of the principal balance of the Westfield Portfolio Companion Loan at various rates, the weighted average of which is no more than 8.177% per annum;

    - FOURTH, to pay principal on the Westfield Portfolio Mortgage Loan, until the principal balance of the Westfield Portfolio Mortgage Loan is reduced to zero; and

    - FIFTH, to pay principal on the Westfield Portfolio Companion Loan, until the principal balance of the Westfield Portfolio Companion Loan is reduced to zero.

    The amounts applied pursuant to clause SECOND above will be applied to pay principal on the Westfield Portfolio Mortgage Loan in accordance with an amortization schedule that would have amortized the Westfield Portfolio Mortgage Loan and the Westfield Companion Loan over a period of 30 years based on an annual interest rate of 8.177% per annum. Payments of principal on the Westfield Portfolio Mortgage Loan will be applied, FIRST, to Westfield Portfolio Mortgage Loan Component No. 1 until its principal balance is reduced to zero, and THEN, to Westfield Portfolio Mortgage Loan Component No. 2.

    In the event of a partial prepayment of the Westfield Portfolio Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment will be recast in order to fully amortize the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Companion Loan over its remaining amortization term.

    From and after the related Anticipated Repayment Date, the Westfield Portfolio Borrower must apply certain excess cash flow from the Westfield Portfolio Property toward additional amortization of the Westfield Portfolio Mortgage Loan. In no event will any payments of principal be made on the Westfield Portfolio Companion Loan until the principal of the Westfield Portfolio Mortgage Loan is paid in full. During an event of default under the Westfield Portfolio Mortgage Loan that results in it being accelerated, all proceeds will be applied to the payment of the entire principal balance of the Westfield Portfolio Mortgage Loan, together with interest thereon at the related Mortgage Rate, prior to any payments being made on the Westfield Portfolio Companion Loan.

    The payment of any Additional Interest accrued on the Westfield Portfolio Mortgage Loan will be deferred until the principal balances of both the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Companion Loan are repaid in full. To the extent permitted by law, that Additional Interest will compound at the related Revised Rate. All Additional Interest on the Westfield Portfolio Mortgage Loan must be paid in full before any payments of Additional Interest are made with respect to the Westfield Portfolio Companion Loan.

    Provided no event of default exists under the Westfield Portfolio Mortgage Loan or the Westfield Portfolio Companion Loan, the Westfield Portfolio Borrower may voluntarily prepay the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Companion Loan in whole only at any time after December 9, 2002. However, until the third Due Date prior to the related Anticipated Repayment Date, the Westfield Portfolio Borrower must also pay a Yield Maintenance Charge in connection with any voluntary prepayment. The Westfield Portfolio Borrower may not prepay the Westfield Portfolio Companion Loan while any portion of the unpaid principal balance of the Westfield Portfolio Mortgage Loan is outstanding.

    The Westfield Portfolio Borrower may defease all or part of the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Companion Loan, on any Due Date after December 9, 2002 and prior to the related Anticipated Repayment Date, by pledging substitute collateral that consists solely of direct non-callable and non-redeemable United States government securities that produce payments which replicate the payment obligations of the Westfield Portfolio Borrower under the defeased portion of the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Companion Loan and pay such defeased portion in full on the related Anticipated Repayment Date.

    The Co-Lender and Servicing Agreement. The master servicer and special servicer will service and administer both the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Companion Loan pursuant to the pooling and servicing agreement for so long as the Westfield Portfolio Mortgage Loan is part of the trust. However, if the Westfield Portfolio Mortgage Loan is ever purchased out of the trust, then both of those loans will be serviced and administered in accordance with a separate co-lender and servicing agreement. In the event that the Westfield Portfolio Mortgage Loan becomes specially serviced and, further, a monthly payment on the Westfield Portfolio Mortgage Loan or the Westfield Portfolio Companion Loan is at least 60 days delinquent, the holder of the Westfield Portfolio Companion Loan will be entitled to purchase the Westfield Portfolio Mortgage Loan from the trust at a price generally equal to the unpaid principal balance of the Westfield Portfolio Mortgage Loan, together with all unpaid interest thereon at 8.177% per annum and any outstanding servicing expenses for which the Westfield Portfolio Borrower is responsible. Further, at any time the principal amount of the Westfield Portfolio Companion Loan (less any existing related Appraisal Reduction Amount as described under "Description of the Certificates--Appraisal Reductions" in this prospectus supplement) is at least equal to 50% of the original principal amount of that loan, the holder of the Westfield Portfolio Companion Loan will be entitled to advise and direct the special servicer with respect to certain specified actions generally involving foreclosure or modification of the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Companion Loan. However, no advice or direction may require or cause the special servicer to violate any provision of the Pooling Agreement, including the special servicer's obligation to act in accordance with the servicing standard set forth therein. See "Servicing of the Mortgage Loans--The Controlling Class Representative" in this prospectus supplement.

    The Westfield Portfolio. Downtown Plaza, which is located in Sacramento, California, contains both an enclosed single-level regional mall containing retail stores, restaurants and entertainment centers, and three office buildings. The mall's anchors are Macy's and Macy's Men's and Furniture, which occupy 503,500 square feet or 42.3% of the total GLA. In-line mall space totals 405,258 square feet or 34.0% of the GLA and includes retailers such as Sam Goody/Musicland, J. Crew and Express. Office space totals 282,805 square feet. In-line mall sales for 1999 were estimated to be $314 per square foot (based on same store sales). As of October 1, 1999, in-line tenant occupancy costs as a percentage of sales (based on an analysis of reported base rent and reimbursements at Downtown Plaza) were 12.9%. As of February 1, 2000, based on square footage leased, retail in-line occupancy at Downtown Plaza was 93.1% and overall mall occupancy was 96.9%.

    Eastland Center is a power center located in West Covina, California. The center's anchors are Target, Burlington Coat Factory and Mervyn's, which occupy 301,800 square feet or 35.6% of the total GLA. The center also includes a savings and loan association and a supermarket. In-line mall space totals 544,981 square feet or 64.4% of the GLA and includes retailers such as Bed, Bath & Beyond, Loehmann's and Babies R' Us. In-line mall sales for 1999 were estimated to be $217 per square foot (based on same store sales). As of February 1, 2000, in-line tenant occupancy costs as a percentage of sales (based on an analysis of reported base rent and reimbursements at Eastland Center) were 4.0%. As of February 1, 2000, based on square footage leased, in-line occupancy at the Eastland Center was 95.4% and overall mall occupancy was 97.0%.

    The following tables provide the indicated information regarding tenants and leases at Downtown Plaza and Eastland Center.

                       GLA OVERVIEW OF DOWNTOWN PLAZA(1)

                                                                                       ANCHOR LEASE
STORE                                                      SQUARE FEET   AS % OF GLA    EXPIRATION
-----                                                      -----------   -----------   ------------
ANCHORS
  Macy's (Federated)(2)..................................     332,500        27.9%     NAP
  Macy's Men & Furniture (Federated)(2)..................     171,000        14.4      NAP
                                                            ---------       -----
TOTAL ANCHOR SPACE.......................................     503,500        42.3%
                                                            =========       =====
TOTAL IN-LINE MALL SPACE.................................     405,258        34.0%
                                                            =========       =====
Office Space.............................................     282,805        23.7%
                                                            ---------       -----
TOTAL GLA(3).............................................   1,191,347       100.0%
                                                            =========       =====

------------------------

(1) As of February 1, 2000 rent roll.

(2) Not part of the collateral; tenant owns its own pad and improvements.

(3) May not sum to total due to rounding.

                TEN LARGEST IN-LINE TENANTS AT DOWNTOWN PLAZA(1)

                                                                                 LEASE
TENANT                                                        SQUARE FEET   EXPIRATION DATE
------                                                        -----------   ---------------
United Artists Theatre......................................     42,370     September-08
24 Hour Nautilus............................................     30,072     January-09
Copeland's Sports...........................................     30,000     November-12
Express.....................................................     12,493     January-06
Hard Rock Cafe..............................................     10,210     June-12
Z Gallerie..................................................      9,615     October-03
Sam Goody/Musicland.........................................      8,881     January-04
J. Crew.....................................................      7,671     January-06
Warner Brothers Studio......................................      7,637     October-03
The Gap.....................................................      7,476     January-06
                                                                -------
TOTAL.......................................................    166,425
                                                                =======

------------------------

(1) As of February 1, 2000 rent roll.

       LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT DOWNTOWN PLAZA(1)

                                                           EXPIRING
                                                            IN LINE         TOTAL %
YEAR                                                        SQ. FT.        OF GLA(2)   CUMULATIVE %
----                                                       ---------       ---------   ------------
MTM/2000.................................................     39,927          5.91%         5.91%
2001.....................................................     12,373          1.83          7.74
2002.....................................................     16,022          2.37         10.11
2003.....................................................     90,987         13.47         23.58
2004.....................................................     59,277          8.77         32.35
2005.....................................................     21,017          3.11         35.46
2006.....................................................     83,678         12.38         47.84
2007.....................................................     22,593          3.34         51.18
2008.....................................................     60,008          8.88         60.06
2009.....................................................    223,447         33.07         93.13
2010 and beyond..........................................     46,357          6.86         100.0%
                                                           ---------        ------         -----
TOTAL(3).................................................    675,686(4)     100.00%
                                                           =========        ======

------------------------

(1) As of February 1, 2000.

(2) Excludes vacant space.

(3) May not sum to total due to rounding.

(4) Includes office space.

                       GLA OVERVIEW OF EASTLAND CENTER(1)

                                                                                     ANCHOR LEASE
STORE                                                    SQUARE FEET   AS % OF GLA    EXPIRATION
-----                                                    -----------   -----------   -------------
Anchors
  Target...............................................    122,000         14.4%       January-26
  Burlington Coat Factory..............................    100,000         11.8      September-02
  Mervyn's.............................................     79,800          9.4        January-06
                                                           -------        -----
Total Anchor Space.....................................    301,800         35.6%
                                                           =======        =====
Total In-Line Mall Space...............................    544,981         64.4%
                                                           =======        =====
TOTAL GLA(2)...........................................    846,781        100.0%
                                                           =======        =====

------------------------

(1) As of February 1, 2000 rent roll.

(2) May not sum to total due to rounding.

               TEN LARGEST IN-LINE TENANTS AT EASTLAND CENTER(1)

                                                                                 LEASE
TENANT                                                        SQUARE FEET   EXPIRATION DATE
------                                                        -----------   ---------------
Coast Federal S&L Association(2)............................     79,789     November-10
Lucky Market................................................     50,000     February-18
Chick's Sporting Goods......................................     48,163     July-12
Bed, Bath & Beyond..........................................     42,500     January-09
Babies R Us.................................................     37,981     January-07
Marshall's..................................................     34,550     September-03
Longs Drug Store............................................     26,240     February-05
Office Club.................................................     24,714     January-02
Ross Dress for Less.........................................     24,175     January-01
Old Navy....................................................     21,000     January-02
                                                                -------
TOTAL.......................................................    389,112
                                                                =======

------------------------

(1) As of February 1, 2000 rent roll.

(2) Contains an office component.

    LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT EASTLAND CENTER (1)(2)

                                                              EXPIRING
                                                              IN LINE
                                                                FT.       TOTAL %
YEAR                                                            SQ.      OF GLA(2)   CUMULATIVE %
----                                                          --------   ---------   ------------
2000........................................................    1,398        0.27%        0.27%
2001........................................................   25,175        4.84         5.11
2002........................................................   67,114       12.91        18.02
2003........................................................   51,060        9.82        27.84
2004........................................................   10,686        2.06        29.89
2005........................................................   47,482        9.13        39.02
2006........................................................        0        0           39.02
2007........................................................   44,637        8.58        47.61
2008........................................................   31,561        6.07        53.68
2009........................................................   55,098       10.6         64.27
2010 and beyond.............................................  185,770       35.73       100.00%
                                                              -------    --------       ------
TOTAL(3)....................................................  519,981      100.00%
                                                              =======    ========

------------------------

(1) As of February 1, 2000 rent roll.

(2) Excludes vacant space.

(3) May not sum to total due to rounding.

    Property Management. The two properties constituting the Westfield Portfolio Property are managed by Westfield Management Company. If certain events relating to cash management exist at any time during the term of the Westfield Portfolio Mortgage Loan, the Westfield Portfolio Borrower, at the option of the holder of the Westfield Portfolio Mortgage Loan, is required to hire a property management firm designated by the lender to thereafter serve as a property management consultant for the Westfield Portfolio Property until each of the events is cured. The management consultant will be responsible for overseeing, approving and fully participating in all actions and decisions of the property manager at the Westfield Portfolio Property, including the incurring of any expenses, the retention of any broker, the negotiation and execution of any leases or lease "term sheets," decisions as to tenants and "tenant mix" and repairs, alterations and improvements. The Westfield Portfolio Borrower is required to cause the property manager to cooperate with the management consultant to enable the management consultant to perform its responsibilities as described above.

    Substitution. Subject to certain terms and conditions set forth in the related loan documents, the Westfield Portfolio Borrower may, at any time until 30 days prior to the related Anticipated Repayment Date, obtain a release of the lien of the mortgage against one or both of the properties constituting the Westfield Portfolio Property by substituting one or more other comparable real estate assets (the replacement property, a "Westfield Portfolio Substitute Property"). To qualify as a Westfield Portfolio Substitute Property, a property would be required to have similar characteristics consistent with the mortgage pool, including quality of title mortgaged, freedom from environmental issues, good repair and compliance with applicable laws. In addition, (a) the value of the Westfield Portfolio Substitute Property must be equal to at least 125% of the allocated loan amount of the property being released, (b) after giving effect to the substitution, the combined debt service of the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Companion Loan must not be lower than it was immediately prior to the substitution, (c) the net operating income of the Westfield Portfolio Substitute Property must be equal to or greater than the net operating income of the property it is replacing, and (d) after giving effect to the substitution, the combined loan-to-value ratio of the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Companion Loan should not be greater than it was at origination or immediately prior to the substitution. Furthermore, the Westfield Portfolio Borrower must, among other things, provide confirmation from the

Rating Agencies that the substitution would not result in a qualification, downgrade or withdrawal of any rating or ratings then assigned to any Class of Certificates.

    Release of Mervyn's Parcel. Eastland Shopping Center LLC (the "Eastland Borrower") is the successor-in-interest to the lessor's interest under a lease originally executed between the May Stores Shopping Center, Inc. and the retailer Mervyn's (the "Mervyn's Lease"), pursuant to which Mervyn's leases approximately 80,000 square feet of the Eastland Center Property (the "Mervyn's Parcel"). Mervyn's has an option to purchase the Mervyn's Parcel exercisable at any time after January 1, 1990 until the expiration of the term of such lease, which has an expiration date of January 31, 2011. Mervyn's has the option to extend the term for eight additional periods of five years each. The Mortgage encumbering the Eastland Center Property provides that the mortgagee is to release the Mervyn's Parcel from the lien of such Mortgage in the event that Mervyn's elects to exercise its option to purchase such parcel and the Eastland Borrower satisfies the criteria for such release set forth in the related Mortgage.

    Appraised Value. The Appraised Values for the two properties constituting the Westfield Portfolio Property, based on appraisals conducted in June, 1999 by third party appraisers, are $163,200,000 for the Downtown Plaza Property and $67,000,000 for the Eastland Center Property, for an aggregate Appraised Value of $230,200,000.

    Cut-off Date Loan-to-Value Ratio. Based upon the aggregate Appraised Value of the Westfield Portfolio Property referred to above, the Westfield Portfolio Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 43.0%, and the Westfield Portfolio Mortgage Loan, together with the Westfield Portfolio Companion Loan, has a Cut-off Date Loan-to-Value Ratio of 55.2%.

    Cut-off Date Debt Service Coverage Ratio. The Westfield Portfolio Mortgage Loan has a Cut-off Date Debt Service Coverage Ratio of 1.87x. The combined Cut-off Date Debt Service Coverage Ratio for the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Companion Loan is 1.49x.

    Reserves. If the combined debt service coverage ratio for the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Companion Loan falls below 1.25x or an event of default occurs and is continuing, the Westfield Portfolio Borrower will be required to make ongoing reserve and escrow payments for tenant improvements, leasing commissions, operating expenses and capital expenditures. If the Westfield Portfolio Borrower is required to make those payments due to a decline in the debt service coverage ratio, the Westfield Portfolio Borrower has a one time opportunity to terminate the making of the payments by depositing cash or a letter of credit with the holder of the Westfield Portfolio Mortgage Loan in an amount sufficient to raise the combined debt service coverage ratio of the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Companion Loan to at least 1.30x.

    Lockbox. The Westfield Portfolio Borrower has established a segregated account controlled by the lender into which all rents, income, receivables, receipts, revenues, profits and other consideration received by or paid to the account of the Westfield Portfolio Borrower from any and all sources attributable to the Westfield Portfolio Property are required to be deposited.

    Seismic Assessment. Downtown Plaza and Eastland Center each had a seismic risk assessment that reflected a maximum probable loss of 12.0% and 32.0%, respectively, of the amount of the estimated replacement cost of the improvements. Eastland Center is covered by an earthquake insurance policy.

    THE SANGERTOWN SQUARE MORTGAGE LOAN. The "Sangertown Square Mortgage Loan" has a Cut-off Date Balance of $62,145,749, representing 4.5% of the Initial Pool Balance. The Sangertown Square Mortgage Loan, together with another loan (the "Sangertown Square Companion Loan"), is secured by a first priority mortgage lien on the fee simple interest of the related Borrower (the "Sangertown Square Borrower") in an 855,360 square foot regional mall (the "Sangertown Square Property") known as the "Sangertown Square Mall" and located in New Hartford, New York. The Sangertown Square Mortgage Loan and the Sangertown Square Companion Loan are cross-defaulted. As of March 11, 2000, the unpaid principal balance of the Sangertown Square Companion Loan was $14,204,279.92. The Sangertown Square

Companion Loan is not part of the trust. The Sangertown Square Companion Loan has received an investment grade shadow rating from Fitch.

    The Sangertown Square Borrower is Sangertown Square L.L.C., a special purpose New York limited liability company. The Sangertown Square Borrower is affiliated with the Pyramid Companies ("Pyramid"). Pyramid and its affiliate companies are one of the largest (by gross leasable area) developers, owners and managers of regional enclosed shopping centers and power centers in the Northeast, with over 19 million square feet of owned and managed retail space.

    Each of the Sangertown Square Mortgage Loan and the Sangertown Square Companion Loan is an ARD Loan with an Anticipated Repayment Date of December 1, 2009 and a maturity date of December 1, 2029. Each of the Sangertown Square Mortgage Loan and the Sangertown Square Companion Loan will bear interest based on the actual number of days elapsed each month in a year assumed to consist of
360 days. The Sangertown Square Mortgage Loan consists of a $          component
(the "Sangertown Square Mortgage Loan Component No. 1") and a $ component (the "Sangertown Square Mortgage Loan Component No. 2"). Until the related Anticipated Repayment Date, the Sangertown Square Mortgage Loan Component No. 1 will accrue interest at 8.82% per annum, and the Sangertown Square Mortgage Loan Component No. 2 will accrue interest at no less than no more than 8.82% per annum. The Mortgage Rate for the Sangertown Square Mortgage Loan is equal to the weighted average of those rates from time to time. From and after the related Anticipated Repayment Date, both components of the Sangertown Square Mortgage Loan will accrue interest at a Revised Rate equal to the greater of (x) 13.82% per annum and (y) the sum of a specified U.S. Treasury rate plus 5%.

    On the first day of each month through and including the related maturity date, the Sangertown Square Borrower will be required to make a constant monthly debt service payment on the Sangertown Square Mortgage Loan and the Sangertown Square Companion Loan, equal to $605,654. That amount will be applied:

    - FIRST, to pay accrued and unpaid interest on the principal balance of the Sangertown Square Mortgage Loan at the related Mortgage Rate;

    - SECOND, to pay principal on the Sangertown Square Mortgage Loan in accordance with the amortization schedule described below;

    - THIRD, to pay interest on the respective components of the principal balance of the Sangertown Square Companion Loan at various rates, the weighted average of which is no more than 8.82% per annum;

    - FOURTH, to pay principal on the Sangertown Square Mortgage Loan, until the principal balance of the Sangertown Square Mortgage Loan is reduced to zero; and

    - FIFTH, to pay principal on the Sangertown Square Companion Loan, until the principal balance of the Sangertown Square Companion Loan is reduced to zero.

    The amounts applied pursuant to clause SECOND above will be applied to pay principal on the Sangertown Square Mortgage Loan in accordance with an amortization schedule that would have amortized the Sangertown Square Mortgage Loan and the Sangertown Square Companion Loan over a period of 30 years based on an annual interest rate of 8.82% per annum. Payments of principal on the Sangertown Square Mortgage Loan will be applied, first, to Sangertown Square Mortgage Loan Component No. 1 until its principal balance is reduced to zero, and then to Sangertown Square Mortgage Loan Component No. 2.

    In the event of a partial prepayment of the Sangertown Square Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or a condemnation, the monthly debt service payment will be recast in order to fully amortize the Sangertown Square Mortgage Loan over its remaining amortization term.

    From and after the related Anticipated Repayment Date, the Sangertown Square Borrower must apply certain excess cash flow from the Sangertown Square Property toward additional amortization of the Sangertown Square Mortgage Loan. In no event will any payments of principal be made on the Sangertown Square Companion Loan until the principal of the Sangertown Square Mortgage Loan is paid in full. During an event of default under the Sangertown Square Mortgage Loan that results in it being accelerated, all proceeds will be applied to the payment of the entire principal balance of the Sangertown Square Mortgage Loan, together with interest thereon at the related Mortgage Rate, prior to any payments being made on the Sangertown Square Companion Loan.

    The payment of any Additional Interest accrued on the Sangertown Square Mortgage Loan will be deferred until the principal balances of both the Sangertown Square Mortgage Loan and the Sangertown Square Companion Loan are repaid in full. To the extent permitted by law, that Additional Interest will compound at the related Revised Rate. All Additional Interest on the Sangertown Square Mortgage Loan must be paid in full before any payments of Additional Interest are made with respect to the Sangertown Square Companion Loan.

    The Sangertown Square Borrower is prohibited from voluntarily prepaying the Sangertown Square Mortgage Loan or the Sangertown Square Companion Loan until the date that is two months prior to the related Anticipated Repayment Date. From and after the second Due Date prior to the related Anticipated Repayment Date, the Sangertown Square Borrower may prepay the Sangertown Square Mortgage Loan and the Sangertown Square Companion Loan in whole or in part, without payment of any prepayment consideration. The Sangertown Square Borrower may not prepay the Sangertown Square Companion Loan while any portion of the unpaid principal balance of the Sangertown Square Mortgage Loan is outstanding.

    The Sangertown Square Borrower may defease the entire Sangertown Square Mortgage Loan and the Sangertown Square Companion Loan, on any Due Date after March 2002 and prior to the related Anticipated Repayment Date, by pledging substitute collateral that consists solely of direct non-callable and non-redeemable United States government securities that produce payments which replicate the payment obligations of the Sangertown Square Borrower under the Sangertown Square Mortgage Loan and the Sangertown Square Companion Loan and pay each in full on the related Anticipated Repayment Date.

    The Co-Lender and Servicing Agreement. The master servicer and special servicer will service and administer both the Sangertown Square Mortgage Loan and the Sangertown Square Companion Loan pursuant to the pooling and servicing agreement for so long as the Sangertown Square Mortgage Loan is part of the trust. However, if the Sangertown Square Mortgage Loan is ever purchased out of the trust, then both of those loans will be serviced and administered in accordance with a separate co-lender and servicing agreement. In the event that the Sangertown Square Mortgage Loan becomes specially serviced and, further, a monthly payment on the Sangertown Square Mortgage Loan or the Sangertown Square Companion Loan is at least 60 days delinquent, the holder of the Sangertown Square Companion Loan will be entitled to purchase the Sangertown Square Mortgage Loan from the trust at a price generally equal to the unpaid principal balance of the Sangertown Square Mortgage Loan, together with all unpaid interest thereon at 8.82% per annum and any outstanding servicing expenses for which the Sangertown Square Borrower is responsible. Further, if the principal amount of the Sangertown Square Companion Loan (less any existing related Appraisal Reduction Amount) is at least equal to 50% of the original principal amount of that loan, the holder of the Sangertown Square Companion Loan will be entitled to advise and direct the special servicer with respect to certain specified actions generally involving foreclosure or modification of the Sangertown Square Mortgage Loan and the Sangertown Square Companion Loan. However, no advice or direction may require or cause the special servicer to violate any provision of the Pooling Agreement, including the special servicer's obligation to act in accordance with the servicing standard set forth therein See "Servicing of the Mortgage Loans--The Controlling Class Representative" in this prospectus supplement.

    The Sangertown Square Property. The Sangertown Square Property is an 855,360 square foot enclosed regional mall located in New Hartford (Utica), New York. The Sangertown Square Property, which was built in 1980, is a single-level center anchored by Sears, JC Penney, Kaufmann's and Bradlees, which occupy 526,715 square feet, or 61.6% of the total gross leasable area ("GLA"). In-line mall space totals 301,431 square feet, or 35.2% of the GLA. Major in-line tenants include Circuit City, Old Navy and Klein's All-Sports. In addition the mall offers a 9-screen movie theater. In-line mall sales for 1999 were reported to be $370 per square foot. For 1999, in-line tenant occupancy costs as a percentage of sales (based on an analysis of reported base rent and reimbursements at the Sangertown Square Property) were 11.6%. As of February 2000, based on square footage leased, in-line occupancy at the Sangertown Square Property was 82.2% and overall mall occupancy was 93.7%.

    The tables below provide the specified tenant and lease information regarding the Sangertown Square Property.

               GLA OVERVIEW OF THE SANGERTOWN SQUARE PROPERTY(1)

                                                                                          ANCHOR
STORE                                                    SQUARE FEET   AS % OF GLA   LEASE EXPIRATION
-----                                                    -----------   -----------   ----------------
Sears..................................................    152,619        17.8%      July-10
JC Penney..............................................    149,662        17.5%      November-08
Kaufmann's (3).........................................    139,634        16.3%      January-06
Bradlees...............................................     84,800         9.9%      October-06
                                                           -------       ------
SUBTOTAL ANCHOR TENANTS................................    526,715        61.6%
IN-LINE MALL SPACE.....................................    301,431        35.2%
CINEMA.................................................     27,214         3.2%
                                                           -------       ------
TOTAL GLA(2)...........................................    855,360       100.0%
                                                           =======       ======

------------------------

(1) As of February 2000 rent roll.

(2) May not sum to total due to rounding.

(3) Owned by May Department Stores Company.

        TEN LARGEST IN-LINE TENANTS AT THE SANGERTOWN SQUARE PROPERTY(1)

TENANT                                                        SQUARE FEET   LEASE EXPIRATION DATE
------                                                        -----------   ---------------------
Circuit City................................................     21,485     January-19
Klein's All-Sports..........................................     18,075     November-06
Old Navy....................................................     15,500     October-02
Lerners.....................................................      9,315     August-07
Limited Express.............................................      8,000     January-06
CVS.........................................................      6,902     June-07
Deb Shops...................................................      6,560     January-09
The Wall....................................................      6,264     January-05
Champs Sports...............................................      6,250     December-02
Eddie Bauer.................................................      6,044     January-05
                                                                -------
TOTAL.......................................................    104,395

------------------------

(1) As of February 2000 rent roll.

     LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT THE SANGERTOWN SQUARE
                                 PROPERTY(1)(2)

                                                 EXPIRING IN-LINE SQ.
YEAR                                                     FEET           TOTAL % OF GLA(2)   CUMULATIVE %
----                                             --------------------   -----------------   ------------
MTM/2000.......................................         21,888                  8.8%              8.8%
2001...........................................         10,865                  4.4%             13.2%
2002...........................................         38,644                 15.6%             28.8%
2003...........................................         13,853                  5.6%             34.4%
2004...........................................         10,371                  4.2%             38.6%
2005...........................................         21,122                  8.5%             47.1%
2006...........................................         34,588                 14.0%             61.1%
2007...........................................         27,819                 11.2%             72.3%
2008...........................................         22,250                  9.0%             81.3%
2009...........................................         20,218                  8.2%             89.4%
2010 and beyond................................         26,140                 10.6%            100.0%
                                                       -------                -----
TOTAL(3).......................................        247,758                100.0%

------------------------

(1) As of February 2000 rent roll.

(2) Excludes cinema and vacant space.

(3) May not sum to total due to rounding.

    Property Management. The Sangertown Square Property is managed by Pyramid Management Group, Inc., an affiliate of the Sangertown Square Borrower.

    Appraised Value. Based on an appraisal conducted in November 1999 by a third-party appraiser, the Appraised Value of the Sangertown Square Property is $152,000,000.

    Cut-off Date Loan-to-Value Ratio. Based upon the Appraised Value for the Sangertown Square Property referred to above, the Sangertown Square Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 40.9%, and the Sangertown Square Mortgage Loan, together with the Sangertown Square Companion Loan, has a Cut-off Date Loan-to-Value Ratio of 50.2%.

    Cut-off Date Debt Service Coverage Ratio. The Sangertown Square Mortgage Loan has a Cut-off Date Debt Service Coverage Ratio of 1.76x. The combined Cut-off Date Debt Service Coverage Ratio for the Sangertown Square Mortgage Loan and the Sangertown Square Companion Loan is 1.45x.

    Reserves and Escrows. The Sangertown Square Borrower must make ongoing reserve and escrow payments as follows: (i) monthly escrow payments for real estate taxes and insurance premiums, (ii) monthly payments beginning May 1, 2000 equal to one-twelfth of $175,000 for deposit into a replacement reserve account,
(iii) monthly deposits beginning May 1, 2000 equal to one-twelfth of $200,000 for tenant improvements and leasing commissions, (iv) a renovation reserve of $2,000,000, to be funded monthly beginning December 1, 2008, if certain major renovation of the Sangertown Square Property is not completed as of that date, and (v) monthly debt service reserve fund payments, which began January 1, 2000, through and including April 1, 2000, in an amount equal to one month's debt service paid in four installments, which funds will be retained by the lender until net operating income is equal to or greater than $11,300,000 for the previous twelve months. If net operating income falls below the above-mentioned threshold, certain amounts of excess cash flow will be used to reinstate debt service reserve fund amounts.

    Lockbox. The Sangertown Square Borrower is required to cause all rents, income, receivables, receipts, revenues, profits and other consideration received by or paid to the account of the Sangertown Square Borrower from any and all sources attributable to the Sangertown Square Property to be deposited into a segregated account controlled solely by the lender. Those funds are then disbursed pursuant to the related loan agreement and cash management agreement.

ASSIGNMENT OF THE MORTGAGE LOANS

    On the date of initial issuance of the offered certificates, we will acquire the Lehman Loans from one of our affiliates (the "Lehman Mortgage Loan Seller") and the UBS Loans from UBS Principal Finance LLC (the "UBS Mortgage Loan Seller"). We will transfer the Mortgage Loans, without recourse, to the trustee.

    In connection with our transfer of the Mortgage Loans to the trustee, we will deliver or cause to be delivered to the trustee the following documents, among others, with respect to each Lehman Loan, and the UBS Mortgage Loan Seller will be required to deliver or cause to be delivered to the trustee the following documents, among others, with respect to each UBS Loan--

    - either (i) the original Mortgage Note, endorsed (without recourse) to the order of the trustee or (ii) if the original Mortgage Note has been lost, a copy thereof, together with a lost note affidavit;

    - the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of those document(s), in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording thereon;

    - the original or a copy of any related assignment(s) of leases and rents, together with originals or copies of any intervening assignments of those document(s), in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording thereon;

    - either (i) a completed assignment of each related Mortgage in favor of the trustee, in recordable form, or (ii) a certified copy of that assignment as sent for recording;

    - either (i) a completed assignment of any related assignment(s) of leases and rents in favor of the trustee, in recordable form, or (ii) a certified copy of such assignment as sent for recording;

    - an original or copy of all the written modification agreements in those instances in which the terms or provisions of a Mortgage or Mortgage Note have been modified;

    - either (i) an original or copy of the related lender's title insurance policy or (ii) if a title insurance policy has not yet been issued, a commitment for title insurance;

    - either (i) an assignment in favor of the trustee of each effective UCC financing statement in the possession of the transferor or (ii) a certified copy of such assignment as sent for filing;

    - if applicable, the original or a copy of the related ground lease; and

    - if applicable, the lease enhancement policy and any residual value insurance policy.

    The pooling and servicing agreement will require the trustee to hold all of the documents so delivered to it with respect to the Mortgage Loans in trust for the benefit of the series 2000-C1 certificateholders and, within a specified period of time following that delivery, to conduct a review of certain documents. If any of the above-described documents required to be delivered to the trustee in respect of each Mortgage Loan is not so delivered or is otherwise defective, and that omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of the series 2000-C1 certificateholders therein, that omission or defect, as the case may be, will constitute a "Material Document Defect" with respect to the related Mortgage Loan. The rights of the trust against us or the UBS Mortgage Loan Seller with respect to any Material Document Defect are described under "Cures and Repurchases" below. All of the above-described documents actually delivered to the trustee in respect of any Mortgage Loan will collectively constitute the "Mortgage File" for that Mortgage Loan.

    The pooling and servicing agreement will further require the trustee, within a specified period following the later of the date of initial issuance of the offered certificates and receipt of the item, to submit for recording in the real property records of the appropriate jurisdiction each assignment of Mortgage and assignment of assignment of leases and rents in its favor delivered by us or the UBS Mortgage Loan Seller with respect to a Mortgage Loan as described above.

    See "The Trust Agreement--Assignment of Mortgage Assets" in the accompanying prospectus.

REPRESENTATIONS AND WARRANTIES

    We will make, as to each Lehman Loan, and the UBS Mortgage Loan Seller will make, as to each UBS Mortgage Loan, the following representations and warranties (subject to certain exceptions), among others, as of the date of initial issuance of the offered certificates or as of such other date specified in the particular representation and warranty:

    - The information pertaining to the Mortgage Loan set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the pooling and servicing agreement was true and correct in all material respects as of the Cut-off Date.

    - To the best knowledge of the representing party after having performed the type of due diligence customarily performed by prudent institutional commercial and multifamily mortgage lenders, as of the date of its origination, the Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the Mortgage Loan.

    - The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

    - The related Mortgage Note, each related Mortgage, each related assignment of leases and rents, if any, and each other agreement executed in connection therewith is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

    - As of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to the related Mortgage Note or any related Mortgage or other agreement executed in connection with such Mortgage Loan.

    - The assignment of each related Mortgage in favor of the trustee constitutes the legal, valid and binding assignment of such Mortgage to the trustee, subject to customary bankruptcy and creditors' rights limitations.

    - Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of such Mortgage, except for Permitted Encumbrances.

    - To the representing party's actual knowledge, all taxes and governmental assessments that prior to the Cut-off Date became due or owing in respect of, and affect, the related Mortgaged Property or Properties have been paid, or an escrow of funds in an amount sufficient to cover those payments has been established.

    - As of the date of its origination, there was no proceeding pending for the total or partial condemnation of the related Mortgaged Property or Properties that materially affects the value thereof, and each such Mortgaged Property was free of material damage.

    - As of the Cut-off Date, the representing party has not received any notice of the commencement of any proceeding for the total or partial condemnation of the related Mortgaged Property or Properties that materially affects the value thereof, and each such Mortgaged Property is free of material damage.

    - As of the date of its origination, all insurance required under the related Mortgage for such Mortgage Loan was in full force and effect with respect to the related Mortgaged Property or Properties.

    - As of the Cut-off Date, the Mortgage Loan is not 30 days or more past due in respect of any Scheduled P & I Payment.

    - One or more environmental site assessments were performed with respect to the related Mortgaged Property or Properties during the 18-month period preceding the Cut-off Date, and the representing party, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced in this prospectus supplement, has no knowledge of any material and adverse environmental condition or circumstance affecting that Mortgaged Property that was not disclosed in those report(s).

    In addition to the foregoing, we will also represent that we own the Mortgage Loans, have good title thereto, have full right and authority to sell, assign and transfer the Mortgage Loans and are transferring the Mortgage Loans free and clear of any and all liens, pledges, charges or security interests. The UBS Mortgage Loan Seller will make a similar representation with respect to the UBS Mortgage Loans. With respect to the UBS Loans, our representation described in the first sentence of this paragraph will be made assuming the accuracy of the similar representation made by the UBS Mortgage Loan Seller.

    If there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller, and if that breach materially and adversely affects the value of the subject Mortgage Loan or the interests of the series 2000-C1 certificateholders therein, then that breach will constitute a "Material Breach" of that representation and warranty. The rights of the trust against us or the UBS Mortgage Loan Seller with respect to any such Material Breach are described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

    If we discover or receive notice of (i) a Material Document Defect with respect to any Lehman Loan as described under "--Assignment of the Mortgage Loans" above or (ii) a Material Breach of any representation and warranty made by us with respect to any Lehman Loan as described under "--Representations and Warranties" above, then we will be obligated to--

    - remedy that Material Document Defect or Material Breach in all material respects, or

    - repurchase the affected Lehman Loan at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of that Mortgage Loan at the time of purchase, plus (ii) all unpaid interest (other than Additional Interest and Default Interest) due in respect of that Mortgage Loan through the Due Date in the collection period of purchase, plus (iii) all unreimbursed advances to cover certain costs and expenses relating to the servicing and administration of that Mortgage Loan.

    If the UBS Mortgage Loan Seller discovers or receives notice of (i) a Material Document Defect with respect to any UBS Loan as described under "--Assignment of the Mortgage Loans" above or (ii) a Material Breach of any representation and warranty made by the UBS Mortgage Loan Seller with respect to any UBS Loan as described under "--Representations and Warranties" above, then the UBS Mortgage Loan Seller will be obligated to--

    - remedy that Material Document Defect or Material Breach in all material respects, or

    - repurchase the affected UBS Loan at the applicable Purchase Price.

    The time period within which such remedy or repurchase must be completed by us or the UBS Mortgage Loan Seller, as the case may be, will generally be limited to 90 days (or, if the curing party is diligently attempting to correct the problem and certain other conditions are satisfied, 180 days) following the earlier of discovery or receipt of notice by us or the UBS Mortgage Loan Seller, as the case may be, of the subject Material Document Defect or Material Breach, as the case may be. However, if any Material Document Defect arises solely out of the failure of the applicable recording office to return a recorded Mortgage Loan document, and if we or the UBS Mortgage Loan Seller, as the case may be, are diligently attempting to retrieve that document, then the time period may be extended for up to two years following the date of initial issuance of the offered certificates.

    The cure/repurchase obligations described above will constitute the sole remedy available to the series 2000-C1 certificateholders in connection with a Material Document Defect or a Material Breach of representations or warranties with respect to any Mortgage Loan. No other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Document Defect or a Material Breach of representations and warranties if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligation to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to allow us or the UBS Mortgage Loan Seller, as the case may be, to effect any such purchase.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

    The description in this prospectus supplement of the mortgage pool and the Mortgaged Properties is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the offered certificates, a Mortgage Loan may be removed from the mortgage pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described in this prospectus supplement, may vary.

    A Current Report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. Such Current Report on Form 8-K will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event Mortgage Loans are removed from or added to the mortgage pool, that removal or addition will be noted in such Current Report on Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

    The servicing of the Mortgage Loans and any REO Properties (as defined below) will be governed by a pooling and servicing agreement to be dated as of the Cut-off Date (the "Pooling Agreement"), among us, the master servicer, the special servicer, the trustee and the fiscal agent. The following summaries describe certain provisions of the Pooling Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling Agreement. Reference is made to the accompanying prospectus for additional information regarding the terms of the Pooling Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties and to the rights and obligations of the master servicer and the special servicer thereunder, PROVIDED THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT SUPERSEDES ANY CONTRARY INFORMATION SET FORTH IN THE ACCOMPANYING PROSPECTUS. See "Servicing of Mortgage Loans" and "The Trust Agreement" in the accompanying prospectus. For purposes of the accompanying prospectus, the Pooling Agreement constitutes a Trust Agreement, a Master Servicing Agreement and a Special Servicing Agreement.

    The Pooling Agreement provides that the master servicer and special servicer must each service and administer the Mortgage Loans for which it is responsible, directly or through sub-servicers, in accordance with--

    - all applicable laws,

    - the express terms of the Pooling Agreement, the respective Mortgage Loans and, in the case of the Credit Lease Loans, the residual value policies and the lease enhancement policies, and

    - to the extent consistent with the foregoing, the Servicing Standard.

    The "Servicing Standard" generally requires that the master servicer and special servicer must each service and administer the Mortgage Loans for which it is responsible:

    - with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities with respect to comparable mortgage loans that either are part of other third party portfolios (giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders) or are held as part of its own portfolio, whichever is a higher standard;

    - with a view to the timely collection of all Scheduled P&I Payments due under the Mortgage Loans (or, in the case of the special servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, with a view to the maximization of the recovery on that Mortgage Loan to the series 2000-C1 certificateholders (as a collective whole) on a present value basis); and

    - without regard to:

       (a) any known relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with any Borrower;

       (b) the ownership of any series 2000-C1 certificate by the master servicer or the special servicer, as the case may be, or any affiliate thereof;

       (c) the obligation of the master servicer or the special servicer, as the case may be, to make advances as described in this prospectus supplement;

       (d) the right of the master servicer or the special servicer, as the case may be, or any affiliate thereof to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the Pooling Agreement generally or with respect to any particular transaction; and

       (e) the ownership, servicing or management of other loans or properties not covered by the Pooling Agreement.

    In general, the master servicer will be responsible for the servicing and administration of--

    - all Mortgage Loans as to which no Servicing Transfer Event (as defined below) has occurred, and

    - all Corrected Mortgage Loans (also as defined below).

    The special servicer, on the other hand, will be responsible for the servicing and administration of--

    - each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan"), and

    - each Mortgaged Property that has been acquired by the trust in respect of a defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (each, upon acquisition, an "REO Property").

    Specially Serviced Mortgage Loans and REO Properties collectively constitute "Specially Serviced Assets".

    Despite the foregoing, the Pooling Agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared by the master servicer thereunder with respect to any Specially Serviced Mortgage Loans and REO Properties and, otherwise, to render certain incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other of its respective obligations and duties under the Pooling Agreement.

    A Mortgage Loan will become a Specially Serviced Mortgage Loan (if it has not already done so) upon the occurrence of a Servicing Transfer Event. Each of the following events will constitute a "Servicing Transfer Event" in respect of any Mortgage Loan:

    1. any Scheduled P&I Payment (including a Balloon Payment) is delinquent 60 or more days;

    2. the master servicer has determined that (a) a default in making a Scheduled P&I Payment is likely to occur within 30 days and (b) such default is likely to remain unremedied for at least 60 days;

    3. there has occurred a default (other than as described in clause (1) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of series 2000-C1 certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days);

    4. certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or pertaining to the related Borrower and certain actions by or on behalf of the related Borrower indicating its insolvency or inability to pay its obligations; or

    5. the master servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

    So long as no other Servicing Transfer Event exists, a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the master servicer will re-assume servicing responsibilities) if and when:

    (a) with respect to the circumstances described in clause (1) of the preceding paragraph, the related Borrower has made three consecutive full and timely Scheduled P&I Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a written modification, waiver or amendment granted or agreed to by the special servicer);

    (b) with respect to any of the circumstances described in clauses (2) and
       (4) of the preceding paragraph, such circumstances cease to exist in the good faith, reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause (4), no later than the entry of an order or decree dismissing that proceeding;

    (c) with respect to the circumstances described in clause (3) of the preceding paragraph, when the default is cured as determined by the special servicer; and

    (d) with respect to the circumstances described in clause (5) of the preceding paragraph, when the proceedings are terminated.

    In general, the Westfield Portfolio Companion Loan, the Annapolis Mall Companion Loan, the Cherry Creek Companion Loan and the Sangertown Square Companion Loan (collectively, the "Companion Loans") will be serviced and administered under the Pooling Agreement as if they were Mortgage Loans and the holders of the related promissory notes were certificateholders. If a Companion Loan becomes specially serviced, then the related Mortgage Loan will become a Specially Serviced Mortgage Loan.

THE MASTER SERVICER AND THE SPECIAL SERVICER

    THE MASTER SERVICER. First Union National Bank ("FUNB"), a national banking association, will act as master servicer with respect to the mortgage pool. FUNB is a wholly owned subsidiary of First Union Corporation. Its principal servicing offices are located at NC 1075, 8739 Research Drive-URP4, Charlotte North Carolina 28262-1075.

    As of December, 1999, FUNB and its affiliates were responsible for servicing approximately 5,184 commercial and multifamily loans, totaling approximaely $30 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

    The information set forth in this prospectus supplement concerning FUNB has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of such information. The master servicer (except for the information in the first two paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling Agreement, the certificates, the Mortgage Loans, this prospectus supplement or related documents.

    THE SPECIAL SERVICER. Lennar Partners, Inc. ("LNR"), a Florida corporation and a subsidiary of LNR Property Corporation, will act as special servicer with respect to the mortgage pool. The principal servicing offices of the special servicer are located at 760 NW 107th Avenue, Miami, Florida, 33172.

    As of November 1, 1999, the special servicer and its affiliates were responsible for servicing a portfolio comprised of 10,000 or more primarily commercial mortgage loans totalling approximately $50 billion in aggregate outstanding principal amounts, including loans securitized in 57 mortgage-backed securitization transactions with approximately $44 billion in aggregate outstanding principal amounts.

    The information set forth in this prospectus supplement concerning LNR has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of such information. The special servicer (except for the information in the first two paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling Agreement, the certificates, the Mortgage Loans, this prospectus supplement or related documents.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer in respect of its master servicing activities will be the Master Servicing Fee.

    In general, the "Master Servicing Fee" will--

    - be earned in respect of each and every Mortgage Loan (including each Specially Serviced Mortgage Loan, if any, and each Mortgage Loan, if any, as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan")),

    - be computed on a 30/360 Basis (except in the case of partial periods, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year) and accrue at the applicable Master Servicing Fee Rate on the same principal amount as interest periodically accrues or is deemed to accrue, as the case may be, in respect of each Mortgage Loan, and

    - be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan.

    The "Master Servicing Fee Rate" will be a per annum rate determined on a loan-by-loan basis. The weighted average Master Servicing Fee Rate for the Mortgage Loans as of the Cut-off Date was 0.10192% per annum.

    ADDITIONAL MASTER SERVICING COMPENSATION. As additional servicing compensation, the master servicer will be entitled to receive--

    - All Prepayment Interest Excesses, if any, collected in respect of the entire mortgage pool. If a Borrower prepays its Mortgage Loan, in whole or in part, after the related Due Date during any Collection Period (as defined below), the amount of interest (less the amount of related Master Servicing Fees payable therefrom and any Additional Interest included therein) will, to the extent actually collected, constitute a "Prepayment Interest Excess".

    - All late payment charges and Default Interest, if any, collected in respect of the Mortgage Loans that, in each such case, (i) accrued in respect of the related Mortgage Loan during a period when it was not a Specially Serviced Mortgage Loan or REO Mortgage Loan and (ii) are not otherwise allocable to pay the master servicer, special servicer, trustee or fiscal agent, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this prospectus supplement. "Default Interest" is any interest that (i) accrues on a defaulted Mortgage Loan solely by reason of the subject default and
      (ii) is in excess of all interest at the related Mortgage Rate and any Additional Interest accrued on such Mortgage Loan.

    The "Collection Period" for any Distribution Date will be the one-month period that begins immediately following the end of the prior Collection Period (or, in the case of the initial Collection Period, immediately following the Cut-off Date) and continues through the 11th calendar day of the next month or, if that 11th calendar day is not a business day, then the next succeeding business day (the "Determination Date"). The "Distribution Date" will be the 4th business day following the Determination Date in each month, commencing in April 2000.

    Modification fees, assumption fees and certain other fees and charges collected on the Mortgage Loans will be allocated between the master servicer and the special servicer as additional servicing compensation.

    The master servicer will be authorized to invest or direct the investment of funds held in the Custodial Account (as defined under "--The Custodial Account" below), the Collection Account (as defined under "Description of the Offered Certificates--Collection Account" in this prospectus supplement), the Interest Reserve Account (as defined under "Description of the Offered Certificates--Distributions" in this prospectus supplement), any escrow accounts and reserve accounts with respect to the Mortgage Loans, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"). The master servicer will be entitled to retain any interest or other income earned on those funds, subject, however, to any rights of the Borrowers thereto in the case of interest or other income earned on funds in escrow accounts and reserve accounts. However, the master servicer will be required to cover losses of principal on such investments out of its own funds.

    PREPAYMENT INTEREST SHORTFALLS. If a Borrower prepays a Mortgage Loan, in whole or in part, prior to the related Due Date during any Collection Period and does not pay interest on the prepayment through such Due Date, then the shortfall in a full month's interest (less the amount of related Master Servicing Fees and any Additional Interest) on the prepayment will constitute a "Prepayment Interest Shortfall".

    The Pooling Agreement will provide that, if any Prepayment Interest Shortfalls are incurred during any Collection Period with respect to Mortgage Loans that are neither Specially Serviced Mortgage Loans nor REO Mortgage Loans, the master servicer must make a non-reimbursable payment (a "Compensating Interest Payment") with respect to the related Distribution Date in an amount equal to the lesser of:

    (a) the aggregate of all such Prepayment Interest Shortfalls incurred during that Collection Period with respect to those Mortgage Loans that are neither Specially Serviced Mortgage Loans nor REO Mortgage Loans, and

    (b) the sum of the following components of the master servicer's aggregate servicing compensation for that Collection Period--

        (i) the aggregate of all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that Collection Period, and

        (ii) with respect to each and every Mortgage Loan for which the master servicer receives Master Servicing Fees during that Collection Period, the portion of those fees calculated at an annual rate of
                   % per annum.

    To the extent that the Compensating Interest Payment made by the master servicer for the related Distribution Date is less than the amount described in clause (a) of the preceding sentence, that difference, together with the aggregate of all Prepayment Interest Shortfalls, if any, incurred during the subject Collection Period in respect of any Specially Serviced Mortgage Loans, will constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

    Any Compensating Interest Payment made by the master servicer with respect to any Distribution Date will be included among the amounts distributable as principal and interest on the 2000-C1 series certificates on that Distribution Date as described under "Description of the Offered Certificates-- Distributions" in this prospectus supplement. Any Net Aggregate Prepayment Interest Shortfall for any Distribution Date will be allocated among the respective classes of interest-bearing certificates of the 2000-C1 series, in reduction of the interest distributable thereon, in the amounts and priorities described under "Description of the Offered Certificates--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" in this prospectus supplement.

    PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer in respect of its special servicing activities will be--

    - the Special Servicing Fee,

    - the Workout Fee, and

    - the Liquidation Fee.

    The Special Servicing Fee. In general, the "Special Servicing Fee" will--

    - be earned in respect of each and every Specially Serviced Mortgage Loan, if any, and each and every REO Mortgage Loan, if any,

    - be computed on a 30/360 Basis (except in the case of partial periods, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year) and accrue at 0.25% per annum (the "Special Servicing Fee Rate") on the unpaid principal balance of each Specially Serviced Mortgage Loan or REO Mortgage Loan, if any, net of related unreimbursed advances of principal, and

    - be payable monthly from general collections on all the Mortgage Loans and any REO Properties on deposit in the Custodial Account from time to time.

    The Workout Fee. The special servicer will, in general, be entitled to receive a Workout Fee with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, with limited exception, the "Workout Fee" will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest and Additional Interest), principal (including scheduled payments, prepayments and Balloon Payments at maturity) and prepayment consideration received on that Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if that loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property. Nevertheless, a new Workout Fee will become payable if and when that Mortgage Loan again becomes a Corrected Mortgage Loan. If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as special servicer and remained Corrected Mortgage Loans at the time of that termination or resignation. The successor special servicer will not be entitled to any portion of those Workout Fees.

    The Liquidation Fee. The special servicer will be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan as to which the special servicer obtains a full, partial or discounted payoff from the related Borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the special servicer receives any Liquidation Proceeds (as defined under "--Custodial Account" below). As to each such Specially Serviced Mortgage Loan and REO Property, the "Liquidation Fee" will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

    - the repurchase of any Mortgage Loan by us or the UBS Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the 180-day cure period (see "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement).

    - the purchase of any Specially Serviced Mortgage Loan or REO Property by the master servicer, the special servicer or any holder of certificates of the controlling class of the 2000-C1 series (a "Controlling Class Certificateholder") as described in "--Realization upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" below); or

    - the purchase of all of the Mortgage Loans and REO Properties by us, the master servicer, the special servicer, Lehman Brothers Inc. or any Controlling Class Certificateholder in connection with the termination of the trust as described in "Description of the Offered Certificates-- Termination" in this prospectus supplement.

    ADDITIONAL SPECIAL SERVICING COMPENSATION. As additional special servicing compensation, the special servicer will be entitled to receive all late payment charges and Default Interest, if any, collected in respect of the Mortgage Loans that, in each such case--

    - accrued in respect of the related Mortgage Loan during a period when it was a Specially Serviced Mortgage Loan or an REO Mortgage Loan, and

    - are not otherwise allocable to pay the master servicer, special servicer, trustee or fiscal agent, as applicable, interest on Advances made thereby with respect to the related Mortgage Loan as described in this prospectus supplement.

    Modification fees, assumption fees and certain other fees and charges collected on the Mortgage Loans will be allocated between the master servicer and the special servicer as additional servicing compensation.

    The special servicer will be authorized to invest or direct the investment of funds held in the REO Account (as defined under "--REO Properties" below) in Permitted Investments. The special servicer will be entitled to retain any interest or other income earned on such funds. However, the special servicer will be required to cover losses of principal on such investments out of its own funds.

    PAYMENT OF EXPENSES; SERVICING ADVANCES. Each of the master servicer and special servicer will, in general, be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. However, the master servicer will be permitted to pay, and the special servicer will be permitted to direct payment of, certain of such expenses, including certain expenses incurred as a result of a Mortgage Loan default, directly out of the Custodial Account and at times without regard to the relationship between the expense and the funds from which it is being paid. See "--The Custodial Account" and "Description of the Offered Certificates-- Collection Account" in this prospectus supplement.

    In general, customary, reasonable and necessary "out of pocket" costs and expenses required to be incurred by the master servicer or special servicer in connection with the servicing of a Mortgage Loan, if a default is imminent or after a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, will constitute "Servicing Advances". Servicing Advances will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds (each as defined under "--Custodial Account" below), on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds").

    The special servicer may request the master servicer to make Servicing Advances in respect of a Specially Serviced Mortgage Loan or REO Property, in lieu of the special servicer making those Servicing Advances. Any such request is to be made in advance of the date on which the Servicing Advance is required to be made. The master servicer is required to make any such Servicing Advance requested by the special servicer. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to the subject Servicing Advance, regardless of whether or not the master servicer makes that Servicing Advance.

    If the master servicer or special servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within 15 days after such Servicing Advance is required to be made, then the trustee will be required: (a) if it has actual knowledge of such failure, to give the defaulting party notice of its failure; and (b) if such failure continues for three more business days, to make such Servicing Advance. The Pooling Agreement will obligate the fiscal agent to make any Servicing Advance that the trustee was obligated (but failed) to make.

    NOTWITHSTANDING THE FOREGOING DISCUSSION OR ANYTHING ELSE TO THE CONTRARY IN THIS PROSPECTUS SUPPLEMENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE AND THE FISCAL AGENT WILL NOT BE OBLIGATED TO MAKE SERVICING ADVANCES THAT, IN THE REASONABLE AND GOOD FAITH JUDGMENT OF THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR THE FISCAL AGENT, AS THE CASE MAY BE, WOULD NOT BE ULTIMATELY RECOVERABLE FROM RELATED PROCEEDS (ANY SERVICING ADVANCE NOT SO RECOVERABLE, A "NONRECOVERABLE SERVICING ADVANCE"). IF THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR THE FISCAL AGENT MAKES ANY SERVICING ADVANCE THAT IT SUBSEQUENTLY DETERMINES IS A NONRECOVERABLE SERVICING ADVANCE, IT MAY OBTAIN REIMBURSEMENT FOR SUCH SERVICING ADVANCE OUT OF GENERAL FUNDS ON DEPOSIT IN THE CUSTODIAL ACCOUNT FROM TIME TO TIME. See "--Custodial Account" below.

    The master servicer, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on Servicing Advances made by it. Such interest will accrue on the amount of each Servicing Advance for so long as it is outstanding (and will compound annually) at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of THE WALL STREET JOURNAL (as such "prime rate" may change from time to time). Interest so accrued with respect to any Servicing Advance will compound annually and be payable--

    - out of Default Interest and late payment charges collected on or in respect of the related Mortgage Loan during the Collection Period in which such Servicing Advance is reimbursed, and

    - if such Servicing Advance has been reimbursed, then (to the extent that the Default Interest and late payment charges described in the prior bullet point are insufficient) out of any amounts then on deposit in the Collection Account.

EVIDENCE AS TO COMPLIANCE

    On or before April 30 of each year, beginning April 30, 2001, each of the master servicer and the special servicer must--

    - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that
      (i) the firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate; except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers; and

    - deliver to the trustee, among others, a statement signed by one or more officers thereof to the effect that, to the best knowledge of such officer or officers, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year (or the portion thereof during which the series 2000-C1 certificates were outstanding).

    Copies of the foregoing annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2000-C1 certificateholders, at their expense, upon written request to the trustee.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

    In the case of any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the special servicer described below, the master servicer will be responsible for responding to any request by a Borrower for the consent of the mortgagee with respect to a modification, waiver or amendment which would not (with limited exceptions involving the waiver of Default Interest and late payment charges)--

    - affect the amount or timing of any of the payment terms of the Mortgage Loan,

    - result in the release of the related Borrower from any material terms of the Mortgage Loan,

    - waive any rights thereunder with respect to any guarantor thereof,

    - relate to the release or substitution of any material collateral for the Mortgage Loan, or

    - relate to any waiver of or granting of consent under a "due-on-sale" or "due-on-encumbrance" clause.

To the extent consistent with the foregoing, the master servicer will also be responsible for providing or withholding mortgagee consent with respect to certain routine matters. Except as described above and in other limited matters, the master servicer may not agree to waive, modify or amend any term of any Mortgage Loan. Furthermore, the master servicer may not agree to any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC under the Internal Revenue Code of 1986 or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code of 1986.

    The Pooling Agreement will permit the special servicer to modify, waive or amend any term of any Mortgage Loan if that modification, waiver or amendment
(a) is consistent with the Servicing Standard, and (b) except under the circumstances described below, will not--

    (i) affect the amount or timing of any scheduled payments of principal, interest or other amount, including Prepayment Premiums and Yield Maintenance Charges but excluding Default Interest and other amounts payable as additional servicing compensation, payable under the Mortgage Loan,

    (ii) affect the obligation of the related Borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period,

   (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment,

    (iv) in the reasonable, good faith judgment of the special servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, or

    (v) result in a tax on the holder of any Companion Loan.

    Notwithstanding clause (b) of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Controlling Class Representative" below, the special servicer may--

    (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge,

    (ii) reduce the amount of the Scheduled P&I Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate,

   (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan,

    (iv) accept a principal prepayment on a Specially Serviced Mortgage Loan during any Lockout Period, or

    (v) extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan;

provided that, among other things, (x) the related Borrower is in monetary default or material non-monetary default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the special servicer, that default is reasonably foreseeable, (y) in the reasonable, good faith judgment of the special servicer, that modification, waiver or amendment would increase the recovery to series 2000-C1 certificateholders and any affected holder of a Comapnion Loan on a net present value basis, and (z) that modification, waiver or amendment does not result in a tax being imposed on the trust or any affected holder of a Companion Loan or cause any REMIC created pursuant to the Pooling Agreement to fail to qualify as a REMIC at any time the series 2000-C1 certificates are outstanding.

    In no event, however, will the special servicer be permitted to--

    (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date,

    (ii) except in the case of the Westfield Portfolio Mortgage Loan, the Cherry Creek Mortgage Loan, the Annapolis Mall Mortgage Loan and the Sangertown Square Mortgage Loan, extend the maturity date of a Mortgage Loan for more than 3 one-year periods without obtaining Rating Agency approval,

   (iii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans, as determined by the special servicer, unless (A) that Mortgage Loan is a Balloon Loan as to which the Borrower has failed to make the Balloon Payment at its scheduled maturity and (B) that Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the special servicer may make one or more extensions at the then-existing Mortgage Rate for such Mortgage Loan, which extensions may not exceed three years in the aggregate; except that this limitation of extensions made at a below market rate will not limit the ability of the special servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of the modification, or

    (iv) if the Mortgage Loan is secured by a ground lease (but not the related fee interest), extend the maturity date of that Mortgage Loan beyond the date that is 10 years prior to the expiration of the term of that ground lease.

    The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the trustee (with a copy to be delivered to or retained by, as applicable, the master servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to that modification, waiver or amendment, promptly following the execution thereof. Upon reasonable prior written notice to the trustee, copies of each agreement whereby any modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CUSTODIAL ACCOUNT

    GENERAL. The master servicer will be required to establish and maintain one or more separate accounts for purposes of holding payments and other collections in respect of the Mortgage Loans (collectively, the "Custodial Account"). The Custodial Account must be established in such a manner and/or with such a depository as are specified in the Pooling Agreement or, as confirmed in writing by each of Moody's Investors Service, Inc. ("Moody's") and Fitch IBCA, Inc. ("Fitch", and, together with Moody's, the "Rating Agencies"), as would not cause a qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to any class of series 2000-C1 certificates (any account meeting this criteria, an "Eligible Account"). The funds held in the Custodial Account may be held as cash or invested in Permitted Investments.

    Any interest or other income earned on funds in the Custodial Account will be paid to the master servicer as additional compensation subject to the limitations set forth in the Pooling Agreement. See "--Servicing and Other Compensation and Payment of Expenses" above.

    DEPOSITS. Under the Pooling Agreement, the master servicer must deposit or cause to be deposited in the Custodial Account within one business day following receipt thereof, in the case of payments and other collections on the Mortgage Loans, or as otherwise required under the Pooling Agreement, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Issue Date, other than in respect of Scheduled P&I Payments due on the Mortgage Loans on or before the Cut-off Date, which belong to us or the related mortgage loan seller:

    (i) all payments on account of principal on the Mortgage Loans, including principal prepayments;

    (ii) all payments on account of interest on the Mortgage Loans, including Default Interest and Additional Interest;

   (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges collected in respect of the Mortgage Loans;

    (iv) (A) all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (collectively with any comparable amounts received with respect to an REO Property, "Insurance Proceeds"), other than any such proceeds applied to the restoration of the property or otherwise released to the related Borrower or another appropriate person, (B) all proceeds received in connection with the condemnation or the taking by right of eminent domain of a Mortgaged Property (collectively with any comparable amounts received with respect to an REO Property, "Condemnation Proceeds"), other than any such proceeds applied to the restoration of the property or otherwise released to the related Borrower or another appropriate person, and
         (C) all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans by foreclosure or otherwise (collectively with any amounts received in connection with the sale of an REO Property and the amounts described in clause (v) below, "Liquidation Proceeds");

    (v) all cash proceeds paid in connection with (A) the repurchase of any Mortgage Loan by us or the UBS Mortgage Loan Seller as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement, (B) the purchase of any defaulted Mortgage Loan by any party as described under "--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" below and
        (C) the purchase of all remaining Mortgage Loans and REO Properties by us, the master servicer, the special servicer, the underwriters or any Controlling Class Certificateholder as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

    (vi) any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the Custodial Account;

   (vii) all payments required to be deposited by the master servicer or the special servicer in the Custodial Account with respect to any deductible clause in any blanket insurance policy described under "--Maintenance of Insurance" below;

  (viii) any amount required to be transferred from the REO Account, if established; and

    (ix) any other amounts required to be so deposited under the Pooling Agreement.

    Upon receipt of any of the amounts described in clauses (i) through
(v) above with respect to any Specially Serviced Mortgage Loan, the special servicer is generally required to promptly remit those amounts to the master servicer for deposit in the Custodial Account.

    WITHDRAWALS. The master servicer may make withdrawals from the Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

    (i) to remit to the trustee on or before the Distribution Date each month an amount generally equal to that portion of the Available Distribution Amount (as defined under "Description of the Offered Certificates--Distributions" in this prospectus supplement) for the related Distribution Date then on deposit in the Custodial Account, together with certain amounts to be paid or reimbursed to the trustee from the Collection Account and any Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest received during the related Collection Period;

    (ii) to apply amounts held for future distribution on the series 2000-C1 certificates to make advances ("P&I Advances"; and, collectively with Servicing Advances, "Advances") to cover delinquent monthly debt service payments (other than Balloon Payments), as and to the extent described under "Description of the Offered Certificates--P&I Advances" in this prospectus supplement;

   (iii) to reimburse the fiscal agent, the trustee or itself (in that order), as applicable, for unreimbursed P&I Advances (other than P&I Advances that constitute Nonrecoverable Advances (as defined below), which are reimbursable as described in clause (viii) below) made thereby, that reimbursement to be made out of Related Proceeds;

    (iv) to pay itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan (including each Specially Serviced Mortgage Loan and each REO Mortgage Loan), that payment being limited to amounts received on or in respect of that Mortgage Loan that are allocable as a recovery of interest thereon (or, if there has been a final liquidation of that Mortgage Loan and any related REO Property, that payment to be made out of general collections on the other Mortgage Loans and REO Properties);

    (v) to pay the special servicer, out of general collections on the Mortgage Loans and any REO Properties, Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and each REO Mortgage Loan;

    (vi) to pay the special servicer (or, if applicable, a predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is entitled, as and from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

   (vii) to reimburse the fiscal agent, the trustee, itself or the special servicer (in that order), as applicable, for any unreimbursed Servicing Advances made thereby, that reimbursement to be made out of Related Proceeds;

  (viii) to reimburse the fiscal agent, the trustee, itself or the special servicer (in that order), as applicable, out of general collections on the Mortgage Loans and REO Properties, for any unreimbursed Advances made thereby that have been determined not to be ultimately recoverable from Related Proceeds (any such Advance, a "Nonrecoverable Advance");

    (ix) to pay the fiscal agent, the trustee, itself or the special servicer (in that order), as applicable, unpaid interest on any Advance made thereby, that payment to be made out of Default Interest and late payment charges received (A) in respect of the Mortgage Loan as to which the Advance was made and (B) during the Collection Period in which the Advance is reimbursed;

    (x) when it reimburses the fiscal agent, the trustee, the special servicer or itself, as applicable, for any unreimbursed Advance as described in clause (iii), (vii) or (viii) above, to pay the fiscal agent, the trustee, the special servicer or itself (in that order), as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable pursuant to clause (ix) above;

    (xi) to pay, out of general collections on the Mortgage Loans and any REO Properties, for costs and expenses incurred by the trust in connection with environmental remediation as described under "--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" below;

   (xii) to pay itself, as additional servicing compensation, (A) interest and investment income earned in respect of amounts held in the Custodial Account, (B) any Prepayment Interest Excesses collected in respect of the Mortgage Loans and (C) to the extent not otherwise applied to cover interest on Advances, any Default Interest and late payment charges received and accrued in respect of Mortgage Loans that are not Specially Serviced Mortgage Loans or REO Mortgage Loans;

  (xiii) to pay the special servicer, as additional servicing compensation, any Default Interest and late payment charges received and accrued in respect of Specially Serviced Mortgage Loans and REO Mortgage Loans and not otherwise applied to cover interest on Advances;

   (xiv) to pay, out of general collections on the Mortgage Loans and any REO Properties, for the cost of an independent appraiser or other expert in real estate matters as required under the Pooling Agreement;

   (xv) to pay itself, the special servicer, us, or any of their or our respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, amounts payable to any such person as described under "--Certain Matters Regarding Us, the Master Servicer and the Special Servicer" below;

   (xvi) to pay, out of general collections on the Mortgage Loans and any REO Properties, for the cost of certain advice of counsel and tax accountants, the cost of certain opinions of counsel, the cost of recording the Pooling Agreement and the cost of the trustee's transferring Mortgage Files to a successor after having been terminated by series 2000-C1 certificateholders without cause, all as set forth in the Pooling Agreement;

  (xvii) with respect to each Mortgage Loan purchased pursuant to or as contemplated by the Pooling Agreement, to pay to the purchaser thereof all amounts received thereon subsequent to the date of purchase;

  (xviii) to pay certain servicing expenses that would, if advanced, constitute
          Nonrecoverable Advances, but the payment of which is determined nonetheless to be in the best interests of the series 2000-C1 certificateholders; and

   (xix) to clear and terminate the Custodial Account upon the termination of the Pooling Agreement.

    The Pooling Agreement will limit the extent to which amounts received on a Companion Loan may be applied to cover certain expenses payable or reimbursable out of general collections on the Mortgage Loans and REO Properties.

THE CONTROLLING CLASS REPRESENTATIVE

    SELECTION. The Pooling Agreement permits the holder or holders of series 2000-C1 certificates representing a majority of the Voting Rights (as defined under "Description of the Offered Certificates--Voting Rights" in this prospectus supplement) allocated to the Controlling Class (as defined below) to select a representative (the "Controlling Class Representative") from whom the special servicer will seek advice and approval and take direction under the circumstances described below. In addition, if the Controlling Class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the Voting Rights allocated to the Controlling Class will be entitled to directly select a Controlling Class Representative. The "Controlling Class" of series 2000-C1 certificates will be the class of series 2000-C1 certificates (exclusive of classes X, R-I, R-II and R-III) with the latest alphabetical class designation that has an aggregate principal balance that is greater than 25% of its original aggregate principal balance. However, if no such class of series 2000-C1 certificates has an aggregate principal balance that is greater than 25% of its original aggregate principal balance, then the outstanding class of series 2000-C1 certificates (exclusive of classes X, R-I, R-II and R-III) with the latest alphabetical class designation will be the "Controlling Class" of series 2000-C1 certificates. The class A-1 and A-2 certificates will be treated as one class for determining the Controlling Class of series 2000-C1 certificates.

    CERTAIN RIGHTS AND POWERS OF THE CONTROLLING CLASS REPRESENTATIVE. Except as described below, the special servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within 10 business days of having been notified thereof and having been provided with all reasonably requested information with respect thereto:

    (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

    (ii) any modification, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of a Mortgage Loan;

   (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement) for less than the applicable Purchase Price;

    (iv) any acceptance of a discounted payoff;

    (v) any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

    (vi) any release of collateral for a Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, that Mortgage Loan);

   (vii) any acceptance of substitute or additional collateral for a Mortgage Loan (other than in accordance with the terms of that Mortgage Loan);

  (viii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

    (ix) any acceptance of an assumption agreement releasing a Borrower from liability under a Mortgage Loan.

    In addition, except as otherwise described below, the Controlling Class Representative may direct the special servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling Agreement.

    Notwithstanding the foregoing, no such advice, direction or objection contemplated by either of the two preceding paragraphs may require or cause the special servicer to violate any provision of the Pooling Agreement, including the special servicer's obligation to act in accordance with the Servicing Standard. Furthermore, the special servicer will not be obligated to seek approval from the Controlling Class Representative for any actions to be taken by the special servicer with respect to any particular Specially Serviced Mortgage Loan if--

    - the special servicer has, as described above, notified the Controlling Class Representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

    - for 60 days following the first such notice, the Controlling Class Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

    Also, notwithstanding the foregoing, if the unpaid principal amount of any Companion Loan (net of any existing related Appraisal Reduction Amount) is equal to or greater than 50% of the original unpaid principal amount of such Companion Loan, then the Controlling Class Representative will not be entitled to exercise any of the rights and powers described above with respect to that Companion Loan or the Mortgage Loan secured by the same Mortgaged Property and, instead, the holder of that Companion Loan or its designee will be entitled to exercise those rights and powers with respect to that Companion Loan and the Mortgage Loan secured by the same Mortgaged Property.

    LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVE. The Controlling Class Representative will not be liable to the trust or the series 2000-C1 certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgment; except, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2000-C1 certificateholder acknowledges and agrees, by its acceptance of its series 2000-C1 certificates, that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of one or more classes of series 2000-C1 certificates, that the Controlling Class Representative may act solely in the interests of the holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the holders of any class of series 2000-C1 certificates other than the Controlling Class, that the Controlling Class Representative may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of series 2000-C1 certificates, that the Controlling Class Representative will not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and that the Controlling Class Representative will have no liability whatsoever for having so acted, and no series 2000-C1 certificateholder may take any action whatsoever against the Controlling Class Representative for having so acted.

    Any holder of a Companion Loan or any designee thereof that is, with respect to that Companion Loan and the Mortgage Loan secured by the same Mortgaged Property, exercising the rights and powers described under "--The Controlling Class Representative--Certain Rights and Powers of the Controlling Class Representative" above, will be entitled to substantially the same limitations on liability to which the Controlling Class Representative is entitled.

REALIZATION UPON DEFAULTED MORTGAGE LOANS; SALE OF DEFAULTED MORTGAGE LOANS AND
  REO PROPERTIES

    A Borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Borrower that is unable to make Mortgage Loan payments may also be unable to make timely payments of taxes and to otherwise maintain and insure the related Mortgaged

Property. In general, the special servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives.

    The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the series 2000-C1 certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

    The Pooling Agreement grants to the master servicer, the special servicer and any Controlling Class Certificateholder (with priority among those holders based on the size of their respective percentage interests in the Controlling Class) a right to purchase from the trust certain defaulted Mortgage Loans in the priority described below. If the special servicer has determined in good faith that any defaulted Mortgage Loan will become subject to foreclosure or similar proceedings, the special servicer will be required to give prompt written notice of that determination to the trustee and the master servicer. The trustee will be required, within 10 days after receipt of that notice, to provide a similar notice to the Controlling Class Certificateholders. Upon their receipt of the trustee's notice and for a period of 10 business days thereafter, any of those certificateholders may, but will not be obligated to, purchase any such defaulted Mortgage Loan from the trust, at a price equal to the applicable Purchase Price. If none of those certificateholders has purchased that defaulted Mortgage Loan within 10 business days of their having received notice in respect thereof, either the special servicer or the master servicer, in that order of priority, may, but is not obligated to, purchase such defaulted Mortgage Loan from the trust, at a price equal to the applicable Purchase Price. Despite the right of the master servicer, the special servicer and/or any Controlling Class Certificateholder to purchase any defaulted Mortgage Loan, the special servicer need not delay foreclosure or similar proceedings with respect to that Mortgage Loan.

    The special servicer, at any time, may offer to sell any defaulted Mortgage Loan that has not otherwise been purchased as described in the prior paragraph, if that sale would be in the best economic interests of the series 2000-C1 certificateholders, as a collective whole. That offer is to be made in a commercially reasonable manner for a period of not less than 10 days. Subject to any rights that the Controlling Class Representative may have to object if the winning bid is not at least equal to the applicable Purchase Price, the special servicer will be permitted to accept any cash offer that constitutes a "fair price", as determined in accordance with the Pooling Agreement, for the particular Mortgage Loan. See "--The Controlling Class Representative--Certain Rights and Powers of the Controlling Class Representative" above.

    Notwithstanding any of the foregoing, the special servicer will not be obligated to accept the highest cash bid if it determines, in accordance with the Servicing Standard, that rejection of that bid would be in the best interests of the series 2000-C1 certificateholders, as a collective whole. In addition, subject to any rights that the Controlling Class Representative may have to object if the winning bid is not at least equal to the applicable Purchase Price, the special servicer may accept a lower cash bid from any person or entity other than itself or an affiliate, if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the series 2000-C1 certificateholders, as a collective whole. The special servicer might make such a determination if the prospective buyer making the lower bid is more likely to perform its obligations or the terms, other than the price, offered by the prospective buyer making the lower bid are more favorable.

    Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted Mortgage Loan or any REO Property.

    If any of the Westfield Portfolio Mortgage Loan, the Cherry Creek Mortgage Loan, the Annapolis Mall Mortgage Loan or the Sangertown Square Mortgage Loan has become a Specially Serviced Mortgage Loan and, further, any Scheduled P&I Payment on that Mortgage Loan or the corresponding Companion Loan is at least 60 days delinquent, the holder of the corresponding Companion Loan will be entitled to purchase that Mortgage Loan as and at the price described under "Description of the Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement.

    The special servicer will be required to exercise reasonable efforts, consistent with the Servicing Standard and the discussion under "--The Controlling Class Representative--Certain Rights and Powers of the Controlling Class Representative" above, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments and which are not sold as described above. Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any that action, the trustee, on behalf of the series 2000-C1 certificateholders, could, in the reasonable, good faith judgment of the special servicer exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of that Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

    (i) the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

    (ii) in the event that the determination described in the immediately preceding clause (i) above cannot be made, (A) the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the immediately preceding clause (i) above, that it would maximize the recovery to the series 2000-C1 certificateholders and any affected holder of a Companion Loan on a present value basis to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the immediately preceding clause (i) above, and (B) either the Controlling Class Representative (or, if applicable, any affected holder of a Companion Loan) has not objected to the special servicer's doing so or, if the Controlling Class Representative (or, if applicable, any affected holder of a Companion Loan) has objected, that objection is, in the special servicer's judgment, contrary to the Servicing Standard. See "--The Controlling Class Representative--Certain Rights and Powers of the Controlling Class Representative" above and "Certain Legal Aspects of Mortgage Loans--Environmental Matters" in the accompanying prospectus.

    The cost of any environmental testing will be covered by, and reimbursable as, a Servicing Advance, and the cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph will generally be payable directly out of the Custodial Account.

    If neither of the conditions set forth in clauses (i) and (ii) of the second preceding paragraph has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the Mortgaged Property. In connection therewith, the special servicer may, on behalf of the trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage. However, if the affected Mortgage Loan has a then outstanding principal balance greater than $1 million, then prior to effecting that release, among other things, (i) the special servicer must have notified the trustee, among others,
(ii) the trustee must have notified the series 2000-C1 certificateholders,
(iii) the holders of series 2000-C1 certificates entitled to a majority of the Voting Rights must not have objected to such release within 30 days of their having been so notified thereof and (iv) either the Controlling Class Representative (or, if applicable, any affected holder of a Companion Loan) must not have objected to the release or, if it did, that objection was, in the special servicer's judgment, inconsistent with the Servicing Standard.

REO PROPERTIES

    If title to any Mortgaged Property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that Mortgaged Property not later than the end of the third calendar year following the year of acquisition, unless (except in the case of the Westfield Portfolio Property, the Cherry Creek Property, the Annapolis Mall Property and the Sangertown Square Property, which are required to be sold within that three-year period)--

    - the Internal Revenue Service grants an extension of time to sell that property (an "REO Extension"), or

    - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of that property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust or cause any REMIC created under the Pooling Agreement to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

    Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property in such a manner as will be reasonably likely to realize a fair price for such property. The special servicer may retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to such REO Property.

    In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that
(i) maintains its status as "foreclosure property" under the REMIC provisions of the Internal Revenue Code of 1986 and (ii) would, to the extent commercially reasonable and consistent with the foregoing clause (i), maximize the trust's net after-tax proceeds from that property. After the special servicer reviews the operation of such property and consults with the trustee, or any person appointed thereby to act as REMIC administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from such property, the special servicer could determine, particularly in the case of an REO Property that is a hotel, that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property", within the meaning of Section 857(b)(4) (B) of the Internal Revenue Code of 1986, or a tax on "prohibited transactions" under
Section 860F of the Internal Revenue Code of 1986 (either of the taxes referred to in this prospectus supplement as an "REO Tax"). To the extent that income the trust receives from an REO Property is subject to--

    (i) a tax on "net income from foreclosure property", that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

    (ii) a tax on "prohibited transactions", that income would be subject to federal tax at a 100% rate.

    The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of that income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions". The "non-service" portion of that income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the trust's income from an REO Property would reduce the amount available for distribution to series 2000-C1 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Considerations" in the accompanying prospectus. The reasonable "out-of-pocket" costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the Custodial Account.

    The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired, the special servicer will be required to establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the trustee in trust for the benefit of the series 2000-C1 certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account is to be an Eligible Account. The special servicer will be required to deposit, or cause to be deposited, in the REO Account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. The funds held in the REO Account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO Account will be payable to the special servicer, subject to the limitations set forth in the Pooling Agreement.

    The special servicer will be required to withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Promptly following the end of each Collection Period, the special servicer will be required to withdraw from the REO Account and deposit, or deliver to the master servicer for deposit, into the Custodial Account the aggregate of all amounts received in respect of each REO Property during that Collection Period, net of (i) any withdrawals made out of those amounts as described in the preceding sentence and (ii) any portion of those amounts that may be retained as reserves as described in the next sentence. The special servicer may, subject to certain limitations set forth in the Pooling Agreement, retain in the REO Account such portion of those proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

    The special servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Mortgage Loan and annually thereafter for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan, the cost of which will be reimbursable to the Special Servicer as a Servicing Advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties at least once per calendar year, the cost of which will be reimbursable to the Special Servicer as a Servicing Advance. The master servicer will be required at its expense to perform or cause to be performed a physical inspection of each Mortgaged Property securing a non-Specially Serviced Mortgage Loan (i) at least once every three calendar years in the case of Mortgaged Properties securing Credit Lease Loans, (ii) at least once every two calendar years in the case of Mortgaged Properties securing non-Credit Lease Loans or allocated portions thereof, as applicable, that have outstanding principal balances of $2,000,000 or less and (iii) at least once every calendar year in the case of all other such Mortgaged Properties. The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the Mortgaged Property and that specifies the existence of any sale, transfer or abandonment of the Mortgaged Property or any material change in its condition or value.

    The special servicer, in the case of any Specially Serviced Mortgage Loans, and the master servicer, in the case of all other Mortgage Loans, will also be required to use reasonable efforts to collect from the related Borrowers and review the quarterly and annual operating statements and rent rolls with respect to each of the Mortgaged Properties and REO Properties. The special servicer will be required to deliver to the master servicer copies of those operating statements and rent rolls collected by the special servicer. In connection therewith, with respect to each Mortgaged Property and REO Property, the master servicer will be required to prepare, based on reports generated by itself and the special servicer, and deliver to the trustee a Comparative Financial Status Report for, or as of the end of, the applicable period. See "Description of the Offered Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement. Each of the Mortgage Loans requires the related Borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing Mortgage Loan.

REPLACEMENT OF THE SPECIAL SERVICER

    The Pooling Agreement will permit the holder or holders of series 2000-C1 certificates entitled to a majority of the Voting Rights allocated to the Controlling Class to terminate an existing special servicer and to appoint a successor thereto.

    Any termination and/or appointment of a successor special servicer, as described above, will be subject to, among other things, the trustee's receipt of--

    - written confirmation from each Rating Agency that the appointment of that successor will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series 2000-C1 certificates, and

    - the written agreement of the proposed special servicer to be bound by the terms and conditions of the Pooling Agreement, together with an opinion of counsel regarding, among other things, the enforceability thereof.

    If the Controlling Class of series 2000-C1 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the Voting Rights allocated to the Controlling Class will be entitled to directly replace the special servicer.

MAINTENANCE OF INSURANCE

    The Pooling Agreement will require the master servicer (with respect to Mortgage Loans other than Specially Serviced Mortgage Loans) and the special servicer (with respect to Specially Serviced Mortgage Loans) to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage.

    Any Controlling Class Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at its expense, to the extent that insurance may reasonably be obtained.

    The special servicer will be required, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable Borrower under the related Mortgage.

    If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from an insurer having a "claims-paying ability" or "financial strength" rating that meets (or the obligations of which are guaranteed by an entity having such a rating that meets) the requirements of the Pooling Agreement and (ii) provides protection equivalent to the individual policies otherwise required, the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related Mortgaged Property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the Custodial Account from its own funds the amount of those losses that would have been so covered by an individual policy but are not covered under the blanket policy because of that deductible clause.

CERTAIN MATTERS REGARDING US, THE MASTER SERVICER AND THE SPECIAL SERVICER

    Any entity serving as master servicer or special servicer under the Pooling Agreement may have other normal business relationships with us or our affiliates. The Pooling Agreement will permit each of the master servicer and the special servicer to resign from its obligations thereunder, in that capacity, upon a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Unless otherwise required by applicable law, no such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the Pooling Agreement. The master servicer and the special servicer will each also have the right to resign at any other time provided that--

    (i) a willing successor thereto has been found,

    (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a qualification, downgrade or withdrawal of any rating or ratings then assigned to any class of series 2000-C1 certificates,

   (iii) the resigning party pays all costs and expenses in connection with the resignation and the resulting transfer of servicing, and

    (iv) the successor accepts appointment prior to the effectiveness of the resignation and agrees in writing to be bound by the terms and conditions of the Pooling Agreement.

    Unless the long-term debt obligations thereof satisfy the ratings criteria specified in the Pooling Agreement, the master servicer and special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling Agreement.

    The Pooling Agreement will provide that none of the master servicer, the special servicer or us will be under any liability to the trust, the trustee, the fiscal agent or the series 2000-C1 certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment, except that none of those persons or entities, including us, will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. The Pooling Agreement will further provide that we, the master servicer, the special servicer and any director, officer, employee or agent of us or any of them will be entitled to indemnification by the trust against any loss, liability or expense, including legal fees and expenses, incurred in connection with any legal action or claim relating to the Pooling Agreement or the series 2000-C1 certificates, including in connection with the distribution of reports and information as contemplated by the Pooling Agreement, other than any costs and expenses that it is required to bear under the Pooling Agreement without reimbursement or that constitute Servicing Advances, and other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling Agreement by the person being indemnified.

    In addition, the Pooling Agreement will provide that none of the master servicer, the special servicer or us will be under an obligation to appear in, prosecute or defend any legal action unless (a) that action is related to the particular person's or entity's respective responsibilities under the Pooling Agreement and (b) either (i) that person or entity is specifically required to bear the expense of that action or (ii) that action will not, in that person's or entity's opinion, involve that person or entity, as the case may be, in any ultimate expense or liability for which it would not be reimbursed under the Pooling Agreement. However, each of the master servicer, the special servicer and us may undertake any such action that it or we may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the series 2000-C1 certificateholders thereunder. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the trust, and we, the master servicer or the special servicer, as the case may be, will be entitled to charge the Custodial Account therefor.

    Any person (i) into which we, the master servicer or the special servicer may be merged or consolidated, or (ii) resulting from any merger or consolidation to which we, the master servicer or the special servicer is a party, or (iii) succeeding to the business, which may, in the case of the master servicer or special servicer, be limited to the commercial loan servicing business, of us, the master servicer or the special servicer, will be the successor of us, the master servicer or the special servicer, as the case may be, under the Pooling Agreement. However, no successor or surviving person will succeed to the rights of the master servicer or the special servicer unless, among other things, that succession will not result in any qualification, downgrade or withdrawal of the rating then assigned by any Rating Agency to any class of series 2000-C1 certificates as confirmed in writing.

EVENTS OF DEFAULT

    "Events of Default" under the Pooling Agreement will include each of the following events, circumstances and conditions and may include others:

    (1) any failure by the master servicer or the special servicer to deposit, or to remit to the appropriate party for deposit, into the Custodial Account or REO Account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which such deposit or remittance was first required to be made;

    (2) any failure by the master servicer to remit to the trustee for deposit in the Collection Account any amount, including a P&I Advance, required to be so remitted, which continues unremedied for one business day following the date on which such remittance was required to be made, or any failure by the master servicer to make in a timely manner any payments required to be made to the holder of a Companion Loan;

    (3) any failure by the master servicer or the special servicer to timely make any Servicing Advance required to be made by it under the Pooling Agreement, which Servicing Advance remains unmade for a period of three business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee as described under

       "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement;

    (4) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the Pooling Agreement, which failure continues unremedied for 30 days (or, if the master servicer or special servicer, as the case may be, is diligently pursuing a cure, 60 days) after written notice of that failure, requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the Pooling Agreement or to the master servicer or the special servicer, as the case may be (with a copy to each other party to the Pooling Agreement), by the holder of a Companion Loan or by series 2000-C1 certificateholders entitled to not less than 25% of the Voting Rights;

    (5) any breach by the master servicer or the special servicer of any of its representations or warranties contained in the Pooling Agreement that materially and adversely affects the interests of any class of series 2000-C1 certificateholders or any holder of a Companion Loan and that continues unremedied for 30 days (or, if the master servicer or special servicer, as the case may be, is diligently pursuing a cure, 60 days) after written notice of that breach, requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the Pooling Agreement, or to the master servicer or the special servicer, as the case may be (with a copy to each other party to the Pooling Agreement), by the holder of a Companion Loan or by series 2000-C1 certificateholders entitled to not less than 25% of the Voting Rights;

    (6) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

    (7) one or more ratings assigned by either Rating Agency to the series 2000-C1 certificates or any securities backed by a Companion Loan has been qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch, which that Rating Agency has determined, and given written notice, is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity; and

    (8) the receipt by the trustee of notice from either Rating Agency to the effect that the master servicer or the special servicer, as the case may be, is no longer "approved" by that Rating Agency to act in such capacity for pools of mortgage loans similar to the mortgage pool with ratings similar to those of the series 2000-C1 certificates and the failure to be so "approved" will cause a qualification, downgrade or withdrawal of one or more ratings then assigned to the series 2000-C1 certificates or any securities backed by a Companion Loan.

    When a single entity acts as master servicer and special servicer, an Event of Default in one such capacity will constitute an Event of Default in the other such capacity.

RIGHTS UPON EVENT OF DEFAULT

    If an Event of Default described in clauses (1)-(6) under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the Voting Rights or any affected holder of a Companion Loan, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the Pooling Agreement and in and to the assets of the trust other than any rights thereof as a series 2000-C1 certificateholder. However, a termination based solely on an Event of Default described in clause (6) under "--Events of Default" above may be unenforceable. If an

Event of Default described in clauses (7) and (8) under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee is required to terminate all of the rights and obligations of the defaulting party under the Pooling Agreement and in and to the assets of the trust other than any rights thereof as a series 2000-C1 certificateholder. Upon any such termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the Pooling Agreement and will be entitled to like compensation arrangements. If the trustee is unwilling to so act, it may (or, at the written request of series 2000-C1 certificateholders entitled to a majority of the Voting Rights, or if the trustee is unable, or is not approved by each Rating Agency, to act as a master servicer or special servicer, as the case may be, the trustee will be required to) appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the Pooling Agreement. Pending that appointment, the trustee will be obligated to act in that capacity. Notwithstanding the foregoing, if an Event of Default on the part of the master servicer affects only a Companion Loan, the master servicer may not be terminated as such but must appoint a sub-servicer that will be responsible for servicing that Companion Loan and the Mortgage Loan secured by the same Mortgaged Property.

    In general, series 2000-C1 certificateholders entitled to at least 66 2/3% of the Voting Rights allocated to each class of series 2000-C1 certificates affected by any Event of Default, together with any holder of a Companion Loan affected by the Event of Default, may waive the Event of Default. However, an Event of Default described in clauses 1, 2, 7 and 8 under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2000-C1 certificates and all the affected holders of Companion Loans. Upon any such waiver of an Event of Default, such Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the Pooling Agreement.

    No series 2000-C1 certificateholder will have the right under the Pooling Agreement to institute any proceeding with respect thereto unless--

    - that holder previously has given to the trustee written notice of default,

    - except in the case of a default by the trustee, series 2000-C1 certificateholders entitled to not less than 25% of the Voting Rights have made written request upon the trustee to institute that proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and

    - the trustee for 60 days has neglected or refused to institute that proceeding.

    The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2000-C1 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

    The LB-UBS Commercial Mortgage Trust 2000-C1, Commercial Mortgage Pass-Through Certificates, Series 2000-C1 (the "Certificates") will be issued on or about April 6, 2000 (the "Issue Date") in multiple classes (each, a "Class") pursuant to the Pooling Agreement. They will represent in the aggregate the entire beneficial ownership interest in the trust. The assets of the trust will include:

    - the Mortgage Loans;

    - any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date);

    - the Mortgage Files for the Mortgage Loans;

    - any REO Properties; and

    - all funds or assets as from time to time are deposited in the Collection Account (see "--Collection Account" below), the Custodial Account, the Interest Reserve Account, and/or the REO Account.

    The Certificates will include nineteen (19) separate Classes, nine (9) of which are Classes of "Offered Certificates" and ten (10) of which are Classes of "Private Certificates". The tables below set forth the Class designation, the approximate initial Certificate Balance or Notional Amount (each as defined below) and the initial Pass-Through Rate for each Class of Certificates. The "Pass-Through Rate" for any Class of Certificates is the annual rate at which that Class of Certificates will accrue interest from time to time.

                              OFFERED CERTIFICATES

                                           INITIAL
                                     CERTIFICATE BALANCE                  APPROXIMATE
                                             OR              % OF THE       INITIAL
                                          NOTIONAL           INITIAL        CREDIT            INITIAL
CLASS DESIGNATION                         AMOUNT(1)        POOL BALANCE   SUPPORT(2)    PASS-THROUGH RATE(3)
-----------------                    -------------------   ------------   -----------   --------------------
Class A-1..........................    $  395,000,000           28.8%        20.25%
Class A-2..........................       698,271,000           50.9%        20.25%
Class B............................        75,398,000            5.5%        14.75%
Class C............................        51,408,000            3.8%        11.00%
Class D............................        20,563,000            1.5%         9.50%
Class E............................        13,708,000            1.0%         8.50%
Class F............................        13,709,000            1.0%         7.50%
Class G............................        12,338,000            0.9%         6.60%
Class X............................    $1,370,873,183(4)         N/A           N/A

------------------------

(1) The actual initial Certificate Balance or Notional Amount of any Class of Offered Certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the Initial Pool Balance. The actual size of the Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

(2) Represents the aggregate initial Certificate Balance, expressed as a percentage of the Initial Pool Balance, of all Classes of Certificates that are subordinate to the indicated Class.

(3) The Pass-Through Rate shown above for each Class of Offered Certificates is the rate applicable for the Distribution Date in April 2000.

(4) Notional Amount. The Class X Certificates will not have a Certificate
    Balance.

                            PRIVATE CERTIFICATES(1)

                                                                               % OF THE       INITIAL
                                                           INITIAL             INITIAL      PASS-THROUGH
CLASS DESIGNATION                                   CERTIFICATE BALANCE(2)   POOL BALANCE     RATE(3)
-----------------                                   ----------------------   ------------   ------------
Class H...........................................        $21,934,000             1.6%
Class J...........................................         17,136,000             1.3
Class K...........................................         10,281,000             0.7
Class L...........................................         10,967,000             0.8
Class M...........................................         12,338,000             0.9
Class N...........................................          4,113,000             0.3
Class P...........................................         13,709,183             1.0

------------------------

(1) The Private Certificates will also include the Class R-I, Class R-II and Class R-III Certificates. However, the Class R-I, Class R-II and
    Class R-III Certificates do not have Certificate Balances, Notional Amounts or Pass-Through Rates.

(2) The actual initial Certificate Balance of any Class of Private Certificates at the date of issuance may be larger or smaller than the amount shown above, depending on the actual size of the Initial Pool Balance. The actual size of the Initial Pool Balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

(3) The Pass-Through Rate shown above for each Class of Private Certificates is the rate applicable for the Distribution Date in April 2000.

    The "Certificate Balance" of any Class of Certificates will represent the aggregate distributions of principal to which the registered holders ("Holders" or "Certificateholders") of those Certificates are entitled over time out of payments, or Advances in lieu thereof, and other collections on the assets of the trust. We refer in this prospectus supplement to the respective Classes of Certificates with Certificate Balances as the "Principal Balance Certificates". On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be permanently reduced by any distributions of principal actually made with respect to that Class of Certificates on that Distribution Date. On any particular Distribution Date, the Certificate Balance of a Class of Principal Balance Certificates may also be permanently reduced as and to the extent described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below, in connection with Realized Losses and Additional Trust Fund Expenses (each as defined in that section).

    The Class X Certificates will not have a Certificate Balance or entitle the holders thereof to receive distributions of principal. The "Notional Amount" of the Class X Certificates will represent the principal amount on which interest will accrue in respect of that Class from time to time. The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of the respective Classes of Principal Balance Certificates outstanding from time to time. Each of those Certificate Balances will constitute a separate component (a "Component") of the Class Notional Amount of the Class X Certificates, which Component will have the same alphabetical and/or numerical designation as the alphabetical and/or numerical Class designation for the related Class of Principal Balance Certificates. For example, the Certificate Balance of the Class A-1 Certificates outstanding from time to time will constitute Component A-1 of the Notional Amount of the Class X Certificates.

    A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. Under very limited circumstances, however, the prior Holders thereof may thereafter be entitled to certain payments in reimbursement of any reductions made in the Certificate Balance, if any, of that Class of Certificates as described under "--Allocation of

Realized Losses and Certain Other Shortfalls and Expenses" below, in connection with Realized Losses and Additional Trust Fund Expenses.

    As described under "Federal Income Tax Consequences" in this prospectus supplement, the Class R-I, Class R-II and Class R-III Certificates will constitute REMIC residual interests and are referred to in this prospectus supplement as the "Residual Interest Certificates". The remaining Certificates will evidence REMIC regular interests and are referred to in this prospectus supplement as the "Regular Interest Certificates".

    We have prepared this prospectus supplement solely for the purposes of offering the Offered Certificates. The Private Certificates have not been registered under the Securities Act and are not being offered to you. Accordingly, to the extent that this prospectus supplement contains information regarding the terms of the Private Certificates, we have provided the information because of its potential relevance to you as a prospective purchaser of Offered Certificates.

REGISTRATION AND DENOMINATIONS

    The Offered Certificates will be issued in book-entry form in original denominations of:

    - in the case of the Class X Certificates, $250,000 initial notional amount and in any whole dollar denomination in excess thereof; and

    - in the case of the other Offered Certificates, $10,000 initial principal amount and in any whole dollar denomination in excess thereof.

    Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the Cede & Co., as nominee of The Depository Trust Company ("DTC").

    You will NOT be entitled to receive a fully registered physical Certificate (a "Definitive Certificate") representing your interest in the Offered Certificates, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in those Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (the "DTC Participants").

    All references in this prospectus supplement to actions by Holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related beneficial owners through their respective DTC Participants in accordance with DTC procedures. In addition, all references in this prospectus supplement to payments, notices, reports and statements to Holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related beneficial owners through their respective DTC Participants in accordance with DTC procedures.

    As a result of the foregoing, you may experience certain delays in the receipt of payments on your Certificates and may have difficulty in pledging your Certificates. See "Description of the Securities--Book-Entry Registration" in the accompanying prospectus.

    The trustee will initially serve as registrar for purposes of providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, the registration of transfers and exchanges of the Offered Certificates.

COLLECTION ACCOUNT

    GENERAL. The trustee will be required to establish and maintain one or more accounts (collectively, the "Collection Account") for the distribution of payments to the Certificateholders. Each of those accounts is to be an Eligible Account. The funds held in the Collection Account may be invested at the direction of the master servicer (or as otherwise provided in the Pooling Agreement) in Permitted Investments.

    DEPOSITS. On or before the business day prior to each Distribution Date, the master servicer will be required to deliver to the trustee, for deposit in the Collection Account, in immediately available funds, the amounts described in clause (i) under "Servicing of the Mortgage Loans--Custodial Account--Withdrawals". In addition, the master servicer will be required, as and when provided in the Pooling Agreement, to deliver to the trustee for deposit in the Collection Account, any P&I Advances and/or Compensating Interest Payment with respect to each Distribution Date. Furthermore, during March of 2001 and each calendar year thereafter, the trustee will transfer Interest Reserve Amounts in respect of the Actual/360 Mortgage Loans from the Interest Reserve Account to the Collection Account as described under "--Distributions--Interest Reserve Account" below.

    WITHDRAWALS. The trustee may, from time to time, make withdrawals from the Collection Account for any of the following purposes, among others:

    1.  to make distributions to the Certificateholders on each Distribution
       Date;

    2.  to pay itself its monthly fee;

    3. to reimburse and/or indemnify itself and certain related persons as described under "--The Trustee" below and to make certain comparable reimbursements and/or indemnifications with respect to the fiscal agent;

    4. to pay the master servicer, as additional servicing compensation, interest and other investment income earned in respect of amounts held in the Collection Account;

    5. to pay for the cost of certain opinions of counsel required under the Pooling Agreement;

    6. to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, to the extent required to be borne by the trust, all as described under "Federal Income Tax Consequences--Possible Taxes on Income from Foreclosure Property and Other Taxes" and "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement and as provided in the Pooling Agreement;

    7. to transfer, during January (except in a leap year) and February of 2001 and each calendar year thereafter, Interest Reserve Amounts in respect of the Actual/360 Mortgage Loans to the Interest Reserve Account as described under "--Distributions--Interest Reserve Account" below; and

    8. to clear and terminate the Collection Account upon termination of the trust.

SENIORITY

    The following chart sets forth the relative seniority of the respective Classes of Certificates for purposes of--

    - making distributions of interest and, if and when applicable, distributions of principal, and

    - allocating Realized Losses, Additional Trust Fund Expenses and Net Aggregate Prepayment Interest Shortfalls.

    In general, each identified Class of Certificates will, for the above-specified purposes, be subordinate to each other Class of Certificates, if any, listed above it in the following chart.

                            EXPANDED SENIORITY CHART

     MOST SENIOR                           [LOGO]                          MOST SENIOR
   MOST SUBORDINATE                                                   MOST SUBORDINATE

CERTAIN RELEVANT CHARACTERISTICS OF THE MORTGAGE LOANS

    The following characteristics of the Mortgage Loans are, in addition to those described elsewhere in this prospectus supplement, relevant to the following discussions in this "Description of the Offered Certificates" section.

    MORTGAGE PASS-THROUGH RATE. The "Mortgage Pass-Through Rate" in respect of any Mortgage Loan for any Distribution Date will, in general, equal--

    - in the case of each 30/360 Mortgage Loan, the Mortgage Rate for the Mortgage Loan as of the commencement of the related Collection Period (without regard to any modifications, waivers or amendments of the Mortgage Loan subsequent to the Issue Date), minus the Administrative Cost Rate for the Mortgage Loan, and

    - in the case of each Actual/360 Mortgage Loan, an annual rate generally equal to (a) a fraction (expressed as a percentage), the numerator of which is, subject to adjustment in accordance with the following sentence, equal to (i) twelve (12) times (ii) the aggregate amount of interest accrued (or, in the event of prepayments, that would have accrued) in respect of the Mortgage Loan during the one-month loan interest accrual period most recently ended prior to that Distribution Date at the Mortgage Rate for the Mortgage Loan as of the commencement of the related Collection Period (without regard to any modifications, waivers or amendments of the Mortgage Loan subsequent to the Issue Date), and the denominator of which is equal to the Stated Principal Balance of the Mortgage Loan immediately prior to that Distribution Date, minus (b) the Administrative Cost Rate for the Mortgage Loan. The aggregate amount of interest referred to in clause (ii) of the numerator of the fraction described in clause (a) of the prior sentence, will--

       - when the Mortgage Pass-Through Rate is being calculated for a Distribution Date in the calendar months of January (except in a leap year) and February, be decreased by the amount of any Interest Reserve Amount transferred from the Collection Account to the Interest Reserve Account in respect of that Mortgage Loan on that Distribution Date, and

       - when the Mortgage Pass-Through Rate in being calculated for a Distribution Date in the calendar month of March, be increased by the Interest Reserve Amounts to be transferred from the Interest Reserve Account to the Collection Account in respect of that Mortgage Loan on that Distribution Date. See "--Distributions--Interest Reserve Account" below.

    STATED PRINCIPAL BALANCE. The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cut-off Date Balance and will permanently be reduced on each Distribution Date (to not less than zero) by--

    - that portion, if any, of the Principal Distribution Amount for that Distribution Date that is attributable to the Mortgage Loan (see "--Distributions--Calculation of the Principal Distribution Amount" below), and

    - the principal portion of any Realized Loss incurred in respect of the Mortgage Loan during the related Collection Period (see "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below).

DISTRIBUTIONS

    GENERAL. Subject to available funds, the trustee will, in general, make all distributions required to be made on the Certificates on each Distribution Date to the Certificateholders of record as of the close of business on the related Record Date. Notwithstanding the foregoing, the final distribution of principal and/or interest on any Regular Interest Certificate will be made only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of that final distribution.

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    In order to receive its distributions by wire transfer, a Certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the related Record Date. Otherwise, such Certificateholder will receive its distributions by check mailed to it.

    Until Definitive Certificates are issued, Cede & Co. will be the registered holder of your Certificates, and you will receive distributions on your Certificates through your DTC Participant. See "--Registration and Denominations" above.

    THE AVAILABLE DISTRIBUTION AMOUNT. The aggregate amount available to make distributions of interest and principal on the Certificates on each Distribution Date is referred to in this prospectus supplement as the "Available Distribution Amount". The Available Distribution Amount for any Distribution Date will include--

    (a) all payments and other collections on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Custodial Account as of the close of business on the related Determination Date, EXCLUSIVE of any portion thereof that represents one or more of the following:

        (i) Scheduled P&I Payments due on a Due Date subsequent to the end of the related Collection Period;

        (ii) Prepayment Premiums, Yield Maintenance Charges and Additional Interest (which are separately distributable on the Certificates (or, in the case of Additional Interest, solely on the Class P Certificates) as described below in this prospectus supplement);

       (iii) all amounts that are payable or reimbursable to any person other than the Certificateholders as described under "--Collection Account--Withdrawals" above and "Servicing of the Mortgage Loans--Custodial Account--Withdrawals" and "--REO Properties" in this prospectus supplement.

        (iv) if that Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Actual/360 Mortgage Loans that are to be transferred from the Custodial Account to the Interest Reserve Account during that month and held for future distribution; and

        (v) amounts deposited in the Collection Account, the Custodial Account and/or the REO Account in error;

    (b) any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date; and

    (c) if that Distribution Date occurs during March of any year, the Interest Reserve Amounts with respect to the Actual/360 Mortgage Loans that are transferred from the Interest Reserve Account to the Collection Account during that month.

    See "--Distributions--Interest Reserve Account" and "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below.

    INTEREST RESERVE ACCOUNT. The trustee will establish and maintain an "Interest Reserve Account" in its name for the benefit of the Certificateholders. During January (except in a leap year) and February of each calendar year, beginning in 2001, the trustee will, on or before the Distribution Date in that month, withdraw from the Collection Account and deposit in the Interest Reserve Account the Interest Reserve Amount with respect to each Actual/360 Mortgage Loan as to which the Scheduled P&I Payment due in that month was either received or advanced. The "Interest Reserve Amount" in respect of any such Mortgage Loan for either of those months will, in general, equal one day's interest accrued at the related Mortgage Rate on the Stated Principal Balance of the Mortgage Loan immediately following the Distribution Date in the preceding calendar month. During March of each calendar year, beginning in 2001, the trustee will, on or before the Distribution Date in that month, withdraw from the Interest Reserve Account and deposit in the Collection Account any and all Interest Reserve Amounts then on

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deposit in the Interest Reserve Account with respect to the Actual/360 Mortgage
Loans. All of those Interest Reserve Amounts that are so transferred from the Interest Reserve Account to the Collection Account will be included in the Available Distribution Amount for the Distribution Date during the month of transfer.

    CALCULATIONS OF INTEREST. Each Class of Regular Interest Certificates will bear interest, which interest is to accrue during each Interest Accrual Period based upon--

    - the Pass-Through Rate for that Class for the related Distribution Date;

    - the Certificate Balance or Notional Amount, as the case may be, of that Class outstanding immediately prior to the related Distribution Date; and

    - the assumption that each year consists of twelve 30-day months.

    We refer in this prospectus supplement to the total amount of interest accrued from time to time with respect to each Class of Regular Interest Certificates as "Accrued Certificate Interest". However, less than the full amount of Accrued Certificate Interest in respect of any Class of Regular Interest Certificates for any Interest Accrual Period may be distributable thereon as a result of the allocation of any Net Aggregate Prepayment Interest Shortfall for the related Distribution Date. We refer in this prospectus supplement to the portion of the Accrued Certificate Interest in respect of any Class of Regular Interest Certificates for any Interest Accrual Period that is actually distributable thereon as the "Distributable Certificate Interest" for that Class. The Distributable Certificate Interest in respect of any Class of Regular Interest Certificates for any Interest Accrual Period will equal the Accrued Certificate Interest in respect of that Class for that Interest Accrual Period, reduced (to not less than zero) by any portion of the Net Aggregate Prepayment Interest Shortfall for the related Distribution Date that has been allocated to that Class as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below. The "Interest Accrual Period" with respect to any Distribution Date will be the period commencing on the 11th day of the month preceding the month in which that Distribution Date occurs and ending on the 10th day of the month in which that Distribution Date occurs.

    CALCULATION OF PASS-THROUGH RATES. The Pass-Through Rate applicable to each Class of Regular Interest Certificates for the initial Distribution Date will be the rate per annum set forth with respect to that Class in the tables under "--General" above.

    The Pass-Through Rate applicable to each Class of Principal Balance Certificates for each subsequent Distribution Date will equal the lesser of (i) the initial Pass-Through Rate for that class and (ii) the Weighted Average Mortgage Pass-Through Rate for that Distribution Date.

    The Pass-Through Rate applicable to the Class X Certificates for each subsequent Distribution Date will equal the weighted average of the then applicable Class X Strip Rates for the respective Components of the Class Notional Amount of the Class X Certificates, weighted on the basis of the relative sizes of those Components immediately prior to that Distribution Date. The "Class X Strip Rate" with respect to any Component of the Class Notional Amount of the Class X Certificates for any Distribution Date will equal the excess, if any, of (i) the Weighted Average Mortgage Pass-Through Rate for that Distribution Date, over (ii) the Pass-Through Rate then applicable to the Class of the Principal Balance Certificates whose Certificate Balance constitutes that Component.

    The Residual Interest Certificates will not have Pass-Through Rates.

    The "Weighted Average Mortgage Pass-Through Rate" for each Distribution Date will, in general, equal the weighted average of the Mortgage Pass-Through Rates in effect for all the Mortgage Loans for that Distribution Date, weighted on the basis of those Mortgage Loans' respective Stated Principal Balances immediately prior to that Distribution Date.

    CALCULATION OF THE PRINCIPAL DISTRIBUTION AMOUNT. The "Principal Distribution Amount" for any Distribution Date represents the maximum amount of principal distributable in respect of the Principal

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Balance Certificates for that Distribution Date. The Principal Distribution
Amount for any Distribution Date will, in general, equal the aggregate (without duplication) of the following:

    (a) the aggregate of all payments of principal (other than voluntary principal prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a late collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Scheduled P&I Payment due on or before the Cut-off Date or on a Due Date subsequent to the end of the related Collection Period;

    (b) the aggregate of the principal portions of all Scheduled P&I Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, that were received prior to the related Collection Period;

    (c) the aggregate of all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

    (d) the aggregate of all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal thereof, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

    (e) the aggregate of the principal portions of all P&I Advances made in respect of the Mortgage Loans for the subject Distribution Date.

    PRIORITY OF PAYMENTS.

    General. In general, distributions of interest and principal are to be made to the Holders of the various Classes of Regular Interest Certificates sequentially based on their relative seniority as depicted in the Expanded Seniority Chart under "--Seniority" above. Accordingly, the trustee will make distributions of interest and principal on the Class A-1, Class A-2 and Class X Certificates (collectively, the "Senior Certificates") prior to making those distributions in respect of any other Class of Regular Interest Certificates.

    Distributions of Interest and Principal on the Senior Certificates. On each Distribution Date, the trustee will apply the Available Distribution Amount for that date for the following purposes and in the following order of priority:

    (1) to pay interest to the Holders of the respective Classes of Senior Certificates, up to an amount equal to, and PRO RATA as among those Classes in accordance with, all unpaid Distributable Certificate Interest accrued in respect of each such Class of Certificates through the end of the related Interest Accrual Period;

    (2) to pay principal to the Holders of the Class A-1 and Class A-2 Certificates, allocable between those two Classes of Certificateholders as described below, up to an amount equal to the lesser of (a) the aggregate of the then outstanding Certificate Balances of those Classes of Certificates and
(b) the Principal Distribution Amount for such Distribution Date; and

    (3) if applicable, to reimburse the Holders of the Class A-1 and Class A-2 Certificates, up to an amount equal to, and PRO RATA as between those two Classes of Certificateholders in accordance with, the aggregate of all unreimbursed reductions, if any, made to the Certificate Balance of each such Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses.

    In general, all distributions of principal on the Class A-1 and Class A-2 Certificates on any Distribution Date will be distributable, FIRST, to the Holders of the Class A-1 Certificates, until the Certificate

Balance of the Class A-1 Certificates is reduced to zero, and THEREAFTER, to the Holders of the Class A-2 Certificates. However, on each Distribution Date coinciding with or following the occurrence of a Class A Principal Distribution Cross-Over Date, all distributions of principal in respect of the Class A-1 and Class A-2 Certificates will be made on a PRO RATA basis in accordance with the respective Certificate Balances of those two Classes of Certificates. Similarly, all distributions of principal, if any, in respect of the Class A-1 and Class A-2 Certificates on the final Distribution Date in connection with a termination of the trust will be made on the same PRO RATA basis.

    The "Class A Principal Distribution Cross-Over Date" will be the first Distribution Date as of the commencement of business on which (i) both the Class A-1 Certificates and the Class A-2 Certificates remain outstanding and
(ii) the Certificate Balances of all of the other Classes of Principal Balance Certificates have previously been reduced to zero as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below.

    All Certificates, other than the Senior Certificates, collectively constitute the "Subordinate Certificates". We refer in this prospectus supplement to the portion, if any, of the Available Distribution Amount for any Distribution Date that remains after the foregoing distributions on the Senior Certificates as the "Subordinate Available Distribution Amount". The Subordinate Available Distribution Amount for each Distribution Date will be applied to make distributions on the Subordinate Certificates as described below.

    Distributions of Interest and Principal on the Subordinate Certificates. On each Distribution Date, the trustee will apply the Subordinate Available Distribution Amount for that date for the following purposes and in the following order of priority:

    (1) to pay interest to the Holders of the Class B Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (2) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (3) if applicable, to reimburse the Holders of the Class B Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (4) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (5) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (6) if applicable, to reimburse the Holders of the Class C Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (7) to pay interest to the Holders of the Class D Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (8) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (9) if applicable, to reimburse the Holders of the Class D Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (10) to pay interest to the Holders of the Class E Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (11) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (12) if applicable, to reimburse the Holders of the Class E Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (13) to pay interest to the Holders of the Class F Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (14) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (15) if applicable, to reimburse the Holders of the Class F Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (16) to pay interest to the Holders of the Class G Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (17) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (18) if applicable, to reimburse the Holders of the Class G Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (19) to pay interest to the Holders of the Class H Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (20) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

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
    (21) if applicable, to reimburse the Holders of the Class H Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (22) to pay interest to the Holders of the Class J Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (23) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (24) if applicable, to reimburse the Holders of the Class J Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (25) to pay interest to the Holders of the Class K Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (26) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (27) if applicable, to reimburse the Holders of the Class K Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (28) to pay interest to the Holders of the Class L Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (29) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (30) if applicable, to reimburse the Holders of the Class L Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (31) to pay interest to the Holders of the Class M Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (32) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (33) if applicable, to reimburse the Holders of the Class M Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class

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of Certificates as described under "--Allocation of Realized Losses and Certain
Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (34) to pay interest to the Holders of the Class N Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (35) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (36) if applicable, to reimburse the Holders of the Class N Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses;

    (37) to pay interest to the Holders of the Class P Certificates, up to an amount equal to all unpaid Distributable Certificate Interest accrued in respect of that Class of Certificates through the end of the related Interest Accrual Period;

    (38) if the Certificate Balances of all more senior Classes of Principal Balance Certificates have been reduced to zero, to pay principal to the Holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of that Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for that Distribution Date;

    (39) if applicable, to reimburse the Holders of the Class P Certificates, up to an amount equal to the aggregate of all unreimbursed reductions, if any, previously made to the Certificate Balance of that Class of Certificates as described under "--Allocation of Realized Losses and Certain Other Shortfalls and Expenses" below in connection with Realized Losses and Additional Trust Fund Expenses; and

    (40) to pay to the Holders of the Residual Interest Certificates, the balance, if any, of the Subordinate Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the trust, the distributions of principal to be made pursuant to clauses (2),
(5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35) and (38) above will, in each case, subject to the then remaining portion of the Subordinate Available Distribution Amount for that date, be made to the Holders of the relevant Class of Principal Balance Certificates otherwise entitled to distributions of principal pursuant to that clause in an amount equal to the entire then remaining Certificate Balance of the particular Class of Certificates outstanding immediately prior to the final Distribution Date, and without regard to the Principal Distribution Amount for the final Distribution Date.

    DISTRIBUTIONS OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES. On each Distribution Date, any Prepayment Consideration, whether in the form of a Prepayment Premium or a Yield Maintenance Charge, or specified portions thereof collected on a Mortgage Loan during the related Collection Period, net of any Workout Fees and Liquidation Fees payable therefrom, will be distributed to the Holders of the Class of Principal Balance Certificates senior to the Class J Certificates that is then entitled to distributions of principal on that Distribution Date, up to its Prepayment Consideration Entitlement in connection with the particular prepayment consideration or specified portion thereof.

    If there are two or more Classes of Principal Balance Certificates senior to the Class J Certificates that are entitled to distributions of principal on any particular Distribution Date on which any prepayment consideration is distributable, the aggregate amount of that prepayment consideration, net of any portion thereof payable as a Workout Fee or Liquidation Fee, will be allocated among all of those Classes up to, and on a PRO RATA basis in accordance with, their respective Prepayment Consideration Entitlements.

    The "Prepayment Consideration Entitlement" of the Holders of any Class of Principal Balance Certificates senior to the Class J Certificates with respect to any prepayment consideration, or specified portion thereof, net of Workout Fees and Liquidation Fees payable therefrom, for any Distribution Date on which that Class of Certificates is entitled to distributions of principal, will be an amount equal to (a) that prepayment consideration, net of any portion thereof payable as a Workout Fee or Liquidation Fee, multiplied by (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the Pass-Through Rate for that Class of Principal Balance Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate, and further multiplied by
(c) a fraction, the numerator of which is equal to the amount of principal distributable to such Class of Principal Balance Certificates on that Distribution Date, and the denominator of which is the Principal Distribution Amount for that Distribution Date.

    The "Discount Rate" applicable to any Class of Principal Balance Certificates with respect to any prepaid Mortgage Loan will equal the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are two U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

    The portion of any Prepayment Premium and/or Yield Maintenance Charge, net of any portion thereof payable as a Workout Fee or Liquidation Fee, remaining after distribution of the amounts calculated as described above to the Holders of the respective Classes of Principal Balance Certificates senior to the Class J Certificates will be distributed to the Holders of the Class X Certificates. After the Distribution Date on which the Certificate Balances of all Classes of Principal Balance Certificates senior to the Class J Certificates have been reduced to zero, any Prepayment Premium and/or Yield Maintenance Charge collected on the Mortgage Loans, net of any portion thereof payable as a Workout Fee or Liquidation Fee, will be distributable entirely to the Holders of the Class X Certificates.

    We make no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium and/or Yield Maintenance Charge or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" and "Risk Factors--Risks Related to the Mortgage Loans--Limitations on Enforceability and Collectability of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

    TREATMENT OF REO PROPERTIES. Notwithstanding that any Mortgaged Property may be acquired as part of the assets of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of all fees payable under the Pooling Agreement, as having remained outstanding until that REO Property is liquidated. The Mortgage Loan will be taken into account when determining the Weighted Average Mortgage Pass-Through Rate and the Principal Distribution Amount for each Distribution Date. Operating revenues and other proceeds derived from that REO Property will first be applied to pay certain costs and taxes, including certain reimbursements payable to the master servicer, the special servicer and/or the trustee, incurred in connection with the operation and disposition of that REO Property. Thereafter, those revenues and proceeds will be "applied" by the master servicer as principal, interest and other amounts "due" on that Mortgage Loan. As and to the extent described under "--P&I Advances" below, the master servicer, the trustee and the fiscal agent will be required to make P&I Advances in respect of that Mortgage Loan, in all cases as if it had remained outstanding.

    DISTRIBUTIONS OF ADDITIONAL INTEREST. On each Distribution Date, any Additional Interest collected on an ARD Loan during the related Collection Period will be distributed to the Holders of the Class P

                                     S-122
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Certificates. There can be no assurance as to what extent Additional Interest will accrue or be collected on the ARD Loans, if at all.

ALLOCATION OF REALIZED LOSSES AND CERTAIN OTHER SHORTFALLS AND EXPENSES

    If Realized Losses and Additional Trust Fund Expenses are incurred, the aggregate Stated Principal Balance of the mortgage pool may decline below the aggregate Certificate Balance of the Principal Balance Certificates, thereby resulting in a deficit (a "Mortgage Pool Deficit") equal to the difference between those aggregate balances. In general, if a Mortgage Pool Deficit exists following the distributions made to Certificateholders on any Distribution Date, then the respective Certificate Balances of the various Classes of Principal Balance Certificates will be successively reduced, in reverse order of seniority as depicted on the Expanded Seniority Chart under "--Seniority" above, until the Mortgage Pool Deficit is eliminated. The first such Certificate Balance to be reduced would be that of the most subordinate Class of Principal Balance Certificates then outstanding. No such reduction would be made to the Certificate Balance of any Class of Principal Balance Certificates until the Certificate Balance of each more subordinate Class of Principal Balance Certificates, if any, is reduced to zero. If a Mortgage Pool Deficit exists at any time after the Certificate Balances of the Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates have all been reduced to zero, the Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced on a PRO RATA basis in accordance with the relative sizes of the Certificate Balances of those Classes of Certificates, until the Mortgage Pool Deficit is eliminated.

    The foregoing reductions in the Certificate Balances of the respective Classes of the Principal Balance Certificates will effectively constitute an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused any Mortgage Pool Deficit. Any such reduction in the Certificate Balance of a Class of Principal Balance Certificates will result in a corresponding reduction in the Notional Amount of the Class X Certificates.

    "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a Borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property. The Realized Loss in respect of a liquidated Mortgage Loan, or related REO Property, is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of the Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon, other than Default Interest and Additional Interest, to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and unpaid liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with the liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy or similar proceeding involving the related Borrower, the amount so forgiven, other than Default Interest and Additional Interest, also will be treated as a Realized Loss.

    An "Additional Trust Fund Expense" is, in general, an expense of the trust that arises out of a default on a Mortgage Loan or an otherwise unanticipated event and that is not covered by a Servicing Advance or a corresponding collection from the related Borrower. Some examples of Additional Trust Fund Expenses are:

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    - any Special Servicing Fees, Workout Fees and Liquidation Fees paid to the special servicer;

    - any interest paid to the master servicer, the special servicer and/or the trustee in respect of unreimbursed Advances, other than out of Default Interest and late payment charges;

    - certain servicing and administrative expenses that have not been the subject of Servicing Advances, including the costs of certain required opinions of counsel;

    - certain unanticipated, non-Mortgage Loan specific expenses of the trust, including certain reimbursements and indemnifications to the trustee and the fiscal agent as described under "--The Trustee" in this prospectus supplement (the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee), certain reimbursements to the master servicer, the special servicer and us as described under "Servicing of the Mortgage Loans--Certain Matters Regarding Us, the Master Servicer and the Special Servicer" in this prospectus supplement and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust assets as described under "Federal Income Tax Consequences--Possible Taxes on Income From Foreclosure Property and Other Taxes" and "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement; and

    - any amounts expended on behalf of the trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" in this prospectus supplement.

    The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on that Distribution Date among the respective Classes of Regular Interest Certificates, other than the Senior Certificates, sequentially in reverse order of their seniority as depicted on the Expanded Seniority Chart under "--Seniority" above, in each case up to an amount equal to the lesser of any remaining unallocated portion of the Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Certificates for the related Interest Accrual Period. If and to the extent that the Net Aggregate Prepayment Interest Shortfall for any Distribution Date exceeds the aggregate Accrued Certificate Interest in respect of the Subordinate Certificates for the related Interest Accrual Period, that portion will be allocated among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for the related Interest Accrual Period.

P&I ADVANCES

    The master servicer will be required to make for each Distribution Date an aggregate amount of P&I Advances generally equal to all Scheduled P&I Payments, other than Balloon Payments, and any Assumed P&I Payments, in each case net of related Master Servicing Fees and Workout Fees, that (a) were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and (b) were not paid by or on behalf of the related Borrowers or otherwise collected as of the close of business on the related Determination Date. The master servicer must make those P&I Advances either out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Custodial Account that are not required to be part of the Available Distribution Amount for the subject Distribution Date.

    Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (also as defined below), then the master servicer will reduce each P&I Advance that it must make in respect of that Required Appraisal Loan during the period that such Appraisal Reduction Amount exists. The amount of any P&I Advance required to be made in respect of a Required Appraisal Loan, as to which there exists an Appraisal Reduction Amount, will equal the product of
(i) the amount of that P&I Advance that would otherwise be required to

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be made for the subject Distribution Date without regard to this sentence and the prior sentence, multiplied by (ii) a fraction, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan, net of the applicable Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan. See "--Appraisal Reductions" below.

    The master servicer will be required to make P&I advances on the Companion Loans. For purposes of determining its advancing obligations in this regard, including calculation of any Appraisal Reduction Amount, the master servicer will treat each Companion Loan and the corresponding Mortgage Loan as a single Mortgage Loan.

    If the master servicer fails to make a required P&I Advance and the trustee is aware of the failure, then the trustee will be obligated to make the Advance. If the trustee fails to make a required P&I Advance, then the fiscal agent will be required to make the Advance See "--The Trustee" and "--The Fiscal Agent" below.

    The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I Advance made by it out of its own funds from Related Proceeds. NONE OF THE MASTER SERVICER, THE TRUSTEE OR THE FISCAL AGENT WILL BE OBLIGATED TO MAKE ANY P&I ADVANCE THAT, IN ITS REASONABLE GOOD FAITH JUDGMENT, WOULD NOT BE ULTIMATELY RECOVERABLE OUT OF RELATED PROCEEDS. IF THE MASTER SERVICER, THE TRUSTEE OR THE FISCAL AGENT MAKES ANY P&I ADVANCE THAT IT SUBSEQUENTLY DETERMINES IS A NONRECOVERABLE ADVANCE, IT MAY OBTAIN REIMBURSEMENT FOR THAT P&I ADVANCE OUT OF GENERAL FUNDS ON DEPOSIT IN THE CUSTODIAL ACCOUNT. SEE "SERVICING OF THE MORTGAGE LOANS--CUSTODIAL ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT.

    The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I Advances made thereby. The interest will accrue on the amount of each P&I Advance for so long as it is outstanding (and will compound annually) at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that "prime rate" may change from time to time. Interest so accrued with respect to any P&I Advance will be payable--

    - out of Default Interest and late payment charges collected on the related Mortgage Loan during the Collection Period in which the P&I Advance is reimbursed, and

    - if the P&I Advance has been reimbursed, then, to the extent that the Default Interest and late payment charges described in the prior bullet point were insufficient, out of any amounts then on deposit in the Custodial Account.

    Any delay between a Sub-Servicer's receipt of a late collection of a Scheduled P&I Payment as to which a P&I Advance was made and the forwarding of such late collection to the master servicer will increase the amount of interest accrued and payable to the master servicer or the trustee, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected as described above, interest accrued on outstanding P&I Advances will result in a reduction in amounts payable on the Certificates.

    An "Assumed P&I Payment" is an amount deemed due in respect of:

    - each Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its maturity date and as to which no arrangements have been made for collection of the delinquent amounts, including an extension of maturity; and

    - each Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

    The Assumed P&I Payment deemed due on any Mortgage Loan that is delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Scheduled P&I Payment that would have been due on the Mortgage Loan on that date if the related Balloon Payment had not come due, but instead the Mortgage Loan had continued to amortize and accrue interest in accordance with its terms in effect prior to that maturity date. The Assumed P&I

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Payment deemed due on any such Mortgage Loan as to which the related Mortgaged
Property has become an REO Property, for each Due Date that such REO Property remains part of the trust, will equal the Scheduled P&I Payment or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment, the Assumed P&I Payment due or deemed due on the last Due Date prior to the acquisition of the related REO Property.

APPRAISAL REDUCTIONS

    Within 90 days after the date on which any of the following events (each, an "Appraisal Trigger Event") has occurred with respect to any Mortgage Loan (upon the occurrence of any such event, a "Required Appraisal Loan"), the special servicer must obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting certain specified qualifications (any such appraisal, a "Required Appraisal") or, if the related Stated Principal Balance is less than $1,000,000, must perform a "desktop" value estimate of the related Mortgaged Property, unless such an appraisal had previously been obtained within the prior twelve months--

    - The Mortgage Loan is 60 days or more delinquent in respect of any Scheduled P&I Payment.

    - The Mortgage Loan is modified by the special servicer to reduce the amount of any Scheduled P&I Payment, other than a Balloon Payment.

    - Any Balloon Payment with respect to the Mortgage Loan has not been paid within 20 days following its scheduled maturity date, as that date may have been extended.

    - A receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing the Mortgage Loan.

    - The related Borrower becomes the subject of bankruptcy, insolvency or similar proceedings.

    - The Mortgaged Property securing the Mortgage Loan becomes an REO Property.

    As a result of any such appraisal or estimate, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The Appraisal Reduction Amount for any Required Appraisal Loan will be determined on the first Determination Date following the later of the occurrence of the Appraisal Trigger Event (if no new appraisal or estimate is required) and the receipt of a new appraisal or estimate (if one is required) and will be recalculated monthly thereafter. The "Appraisal Reduction Amount" for any Required Appraisal Loan will equal to the excess, if any, of "x" over "y" where--

    - "x" is equal to the sum of:

        (i) the Stated Principal Balance of that Required Appraisal Loan;

        (ii) to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest on that Required Appraisal Loan through the most recent Due Date prior to the date of calculation, net of related Master Servicing Fees, and exclusive of any portion of such accrued and unpaid interest that constitutes Additional Interest and/or Default Interest;

       (iii) all accrued but unpaid Master Servicing Fees, Special Servicing Fees, Liquidation Fees and Workout Fees in respect of that Required Appraisal Loan;

        (iv) all related unreimbursed Advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to that Required Appraisal Loan, together with interest thereon;

        (v) any other unpaid Additional Trust Fund Expenses in respect of that Required Appraisal Loan; and

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        (vi) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents, and any unfunded improvement or other applicable reserves, in respect of the related Mortgaged Property, net of any escrow reserves held by the master servicer or special servicer to cover any such item; and

    - "y" is equal to 90% of the resulting appraised value (or desktop estimate) of the related Mortgaged Property or REO Property, as that appraised value may be reduced (to not less than zero) by the amount of any obligations secured by liens on that property that are prior to the lien of the Required Appraisal Loan and estimated liquidation expenses.

    For so long as any Mortgage Loan remains a Required Appraisal Loan, the special servicer is required, on or about each anniversary of such loan's becoming a Required Appraisal Loan, to order an updated appraisal or perform an updated estimate, as applicable. Based upon that update, the special servicer must redetermine and report to the trustee the new Appraisal Reduction Amount, if any, with respect to the Required Appraisal Loan. A Mortgage Loan will cease to be a Required Appraisal Loan, if--

    - it has become a Corrected Mortgage Loan,

    - it has remained current for a specified number of consecutive Scheduled P&I Payments, and

    - no other Servicing Transfer Event has occurred during a specified period.

    The cost of each Required Appraisal, and any update thereof, will be advanced by the special servicer and will be reimbursable thereto as a Servicing Advance.

    If an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative or any affected holder of a Companion Loan will be entitled to obtain and deliver to the master servicer and the trustee an appraisal meeting the requirements for a Required Appraisal and, further, will be entitled to request that the Appraisal Reduction Amount for that Required Appraisal Loan be recalculated based upon the new appraisal.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

    CERTIFICATEHOLDER REPORTS. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required on each Distribution Date to provide or make available electronically as described under "--Information Available Electronically" below, to the Holders of each Class of Certificates and to each beneficial owner of an Offered Certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

1.  A "Distribution Date Statement" setting forth, among other things:

    - the amount of distributions, if any, made on that Distribution Date to the Holders of each Class of Principal Balance Certificates that were applied to reduce the Certificate Balance thereof;

    - the amount of distributions, if any, made on that Distribution Date to the Holders of each Class of Regular Interest Certificates allocable to Distributable Certificate Interest, Prepayment Consideration and Additional Interest, respectively;

    - the Available Distribution Amount for that Distribution Date;

    - the aggregate amount of P&I Advances made in respect of the mortgage pool for the immediately preceding Distribution Date;

    - the aggregate amount of (i) unreimbursed P&I Advances in respect of the mortgage pool, and the aggregate amount of interest accrued and payable thereon, as of the close of business on the related Determination Date and
      (ii) unreimbursed Servicing Advances in respect of the mortgage pool, and

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      the aggregate amount of interest accrued and payable thereon, outstanding as of the close of business on the related Determination Date;

    - the aggregate unpaid principal balance of the mortgage pool outstanding as of the close of business on the related Determination Date;

    - the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans, other than REO Mortgage Loans, as of the close of business on the related Determination Date;

    - the number, aggregate unpaid principal balance, as of the close of business on the related Determination Date, and aggregate Stated Principal Balance, immediately after that Distribution Date, of Mortgage Loans
      (i) delinquent one month, (ii) delinquent two months, (iii) delinquent three or more months, (iv) as to which foreclosure proceedings have been commenced, and (v) as to which, to the knowledge of the master servicer, bankruptcy proceedings have commenced in respect of the related Borrower;

    - as to each Mortgage Loan referred to in the preceding bullet point,
      (i) the loan number thereof, (ii) the Stated Principal Balance thereof immediately following that Distribution Date, (iii) whether the delinquency is in respect of its Balloon Payment, (iv) whether a notice of acceleration has been sent to the related Borrower and, if so, the date of such notice, (v) whether a "Phase I" environmental assessment of the related Mortgaged Property has been performed as contemplated by the Pooling Agreement and (vi) a brief description of the status of any foreclosure or bankruptcy proceedings or any workout or loan modification negotiations with the related Borrower;

    - with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period, other than a payment in full,
      (i) the loan number thereof, (ii) the nature of the liquidation event and, in the case of a determination by the special servicer with respect to any defaulted Mortgage Loan or REO Property that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that the special servicer has determined in accordance with the Servicing Standard, will be ultimately recoverable (a "Final Recovery Determination"), a brief description of the basis for the Final Recovery Determination, (iii) the aggregate of all Liquidation Proceeds and other amounts received in connection with the liquidation event, separately identifying the portion thereof allocable to distributions on the Certificates, and (iv) the amount of any Realized Loss in connection with the liquidation event;

    - with respect to any REO Property included in the trust assets as of the close of business on the related Determination Date, the loan number of the related Mortgage Loan, the book value of the REO Property and the amount of income and other amounts, if any, received with respect to the REO Property during the related Collection Period, separately identifying the portion thereof allocable to distributions on the Certificates, and, if available, the appraised value of the REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

    - with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the related Collection Period, the loan number of the Mortgage Loan and the Stated Principal Balance of the Mortgage Loan as of the related acquisition date of such REO Property;

    - with respect to any REO Property included in the trust as to which a Final Recovery Determination was made during the related Collection Period,
      (i) the loan number of the related Mortgage Loan, (ii) a brief description of the basis for the Final Recovery Determination, (iii) the aggregate of all Liquidation Proceeds and other amounts received in connection with that Final Recovery Determination, separately identifying the portion thereof allocable to distributions on the Certificates, (iv) the amount of any Realized Loss in respect of the REO Property in connection with the Final

                                     S-128
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      Recovery Determination, and (v), if available, the appraised value of the
      REO Property as expressed in the most recent appraisal thereof and the date of such appraisal;

    - the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Interest Certificates for the related Interest Accrual Period;

    - any unpaid Distributable Certificate Interest in respect of each Class of Regular Interest Certificates after giving effect to the distributions made on that Distribution Date;

    - the Pass-Through Rate for each Class of Regular Interest Certificates for that Distribution Date;

    - the Principal Distribution Amount for that Distribution Date, in each such case separately identifying the respective components thereof;

    - the aggregate of all Realized Losses incurred during the related Collection Period and from the Issue Date and all Additional Trust Fund Expenses, with a description thereof, incurred during the related Collection Period and from the Issue Date;

    - the Certificate Balance of each Class of Principal Balance Certificates and the Notional Amount of the Class X Certificates immediately before and immediately after that Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on that Distribution Date;

    - the aggregate amount of interest on Advances in respect of the mortgage pool paid to the master servicer, the special servicer, the trustee and the fiscal agent during the related Collection Period;

    - the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

    - the original and then current credit support levels for each Class of Regular Interest Certificates;

    - the original and then current ratings for each Class of Regular Interest Certificates;

    - the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected (i) during the related Collection Period and (ii) since the Issue Date;

    - the aggregate amount of servicing compensation in respect of the mortgage pool paid to the master servicer, the special servicer and, if payable directly out of the trust assets without a reduction in the servicing compensation otherwise payable to the master servicer or the special servicer, to each sub-servicer, during the related Collection Period; and

    - such other information as the trustee is required by the Internal Revenue Code of 1986 or other applicable law to furnish to enable
      Certificateholders to prepare their tax returns.

2. A "CMSA Loan Periodic Update File" and a "CMSA Property File" setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

3. A "Mortgage Pool Data Update Report", which may be included as part of the Distribution Date Statement, containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report is to contain substantially the categories of information regarding the Mortgage Loans set forth on Annexes A-1 and A-2 to this prospectus supplement, and which information is to be presented in tabular format substantially similar to the format utilized on such annexes and shall also include a loan-by-loan listing showing loan number, property type, location, unpaid principal balance, Mortgage Rate, paid-through date, maturity date, gross interest portion of the monthly payment, principal portion of the monthly payment, and any prepayment consideration received.

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    The master servicer or the special servicer, as specified in the Pooling
Agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described under "--Information Available Electronically" below, a copy of each of the following reports (collectively with the Distribution Date Statement, CMSA Loan Periodic Update File, CMSA Property File and Mortgage Pool Data Update Report, the "Certificateholder Reports"):

    (a) A "Delinquent Loan Status Report" containing substantially the information set forth in Annex D attached hereto and including, among other things, those Mortgage Loans which, in each such case as of the Determination Date at least two business days prior to the preparation of the report, was delinquent 30-59 days, was delinquent 60-89 days, was delinquent 90 days or more, was current but specially serviced, was in foreclosure but not REO Property or, to the knowledge of the master servicer or the special servicer, as the case may be, was the obligation of a Borrower as to which bankruptcy or insolvency proceedings have commenced or been commenced.

    (b) An "Historical Loan Modification Report" containing substantially the information set forth in Annex E attached hereto and including, among other things, those Mortgage Loans which, as of the close of business on the Determination Date at least two business days prior to the preparation of the report, have been modified pursuant to the Pooling Agreement (i) during the Collection Period ending on that Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

    (c) An "Historical Liquidation Report" containing substantially the information set forth in Annex F attached hereto and including, among other things, as of the close of business on the Determination Date at least two business days prior to the preparation of the report, (i) the aggregate amount of Liquidation Proceeds received, and liquidation expenses incurred, both during the Collection Period ending on that Determination Date and historically, and (ii) the amount of Realized Losses occurring during that Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

    (d) An "REO Status Report" containing substantially the information set forth in Annex G attached hereto and including, with respect to each REO Property that was included in the trust as of the close of business on the Determination Date at least two business days prior to the preparation of the report, among other things, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the special servicer as of such Determination Date, including any prepared internally by the special servicer.

    (e) A "Servicer Watch List" containing substantially the content set forth in Annex H attached hereto, prepared by the master servicer and identifying, as of the Determination Date at least two business days prior to the preparation of the report, each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a debt service coverage ratio of less than 1.05x, (ii) that has a stated maturity date occurring in the next sixty days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advances exist, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months (without a replacement tenant on comparable terms), (viii) that is late in making its Scheduled P&I Payment three or more times in the preceding 12 months, (ix) with material deferred maintenance at the related Mortgaged Property or
       (x) that is 30 or more days delinquent.

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    (f) A "Loan Payoff Notification Report" containing substantially the information set forth on Annex K attached hereto and setting forth for each Mortgage Loan as to which written notice of anticipated payoff has been received as of the Determination Date at least two business days prior to the preparation of the report, among other things, the control number, the property name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of the Yield Maintenance Charge or Prepayment Premium due.

    (g) A "Comparative Financial Status Report" containing substantially the information set forth in Annex L attached hereto and including, among other things, the occupancy and debt service coverage ratio for each Mortgage Loan or related Mortgaged Property, as applicable, as of the end of the calendar month immediately preceding the preparation of the report, and the revenue and net operating income for each of the following three periods, to the extent such information is in the master servicer's or the special servicer's possession: (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" representing the original analysis of information used as of the Cut-off Date.

    In addition, upon the request of any Holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an Offered Certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or special servicer:

    (x) with respect to any Mortgaged Property or REO Property, an "Operating Statement Analysis Report" (containing substantially the information set forth in Annex I, together with copies of the subject annual operating statements attached thereto as an exhibit, and presenting the computations made in accordance with the methodology described in the Pooling Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the master servicer or special servicer in the other reports referenced above; and

    (y) with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex J, with the related annual operating statements attached thereto as an exhibit, presenting the computations made in accordance with the methodology described in the Pooling Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the master servicer or special servicer in the other reports referenced above.

    The reports identified in clauses (a), (b), (c), (d) and (f) above are referred to in this prospectus supplement as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (g), (x) and (y) above are referred to in this prospectus supplement as the "Restricted Servicer Reports".

    INFORMATION AVAILABLE ELECTRONICALLY. The trustee will be required to make the Certificateholder Reports available monthly, to any Holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an Offered Certificate via the trustee's Internet Website, except that the CMSA Property File and the Restricted Servicer Reports will, and the Unrestricted Servicer Reports may, be accessible only with a password to be provided by the trustee upon receipt by the trustee from the interested party of a certification in the form attached to the Pooling Agreement. The trustee's Internet Website will initially be located at WWW.LNBABS.COM. The trustee will make no representations or warranties as to the accuracy or completeness of those documents and will assume no responsibility therefor. Furthermore, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

    Within a reasonable period of time after the end of each calendar year, the trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items of the monthly Distribution Date Statements

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relating to amounts distributed to the Certificateholder and such other information as may be required to enable the Certificateholder to prepare its federal income tax returns. That information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the trust. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code of 1986.

    The information that pertains to Specially Serviced Assets reflected in reports will be based solely upon the reports delivered by the special servicer, directly or through the master servicer, to the trustee prior to the related Distribution Date. Absent manifest error, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

    OTHER INFORMATION. The Pooling Agreement will obligate the trustee to make available at its Corporate Trust Office (as defined below), during normal business hours, for review by any Holder or beneficial owner of an Offered Certificate or any person identified to the trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items:

    - this prospectus supplement, the accompanying prospectus and any other disclosure document relating to the Offered Certificates and the Private Certificates, in the form most recently provided to the trustee by us or by any person designated by us;

    - the Pooling Agreement, each sub-servicing agreement delivered to the trustee since the Issue Date and any amendments thereto;

    - all reports made available to Certificateholders since the Issue Date as described under "--Reports to Certificateholders; Certain Available Information--Certificateholder Reports" above;

    - all annual performance certifications delivered by the master servicer and the special servicer, respectively, to the trustee since the Issue Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

    - all annual accountants' reports caused to be delivered by the master servicer and the special servicer, respectively, to the trustee since the Issue Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

    - any and all notices and reports delivered to the trustee with respect to any Mortgaged Property as to which the environmental testing described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loan; Sale of Defaulted Mortgage Loans and REO Properties" in this prospectus supplement revealed that both of the conditions set forth therein were not satisfied;

    - each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the special servicer and delivered to the trustee;

    - the most recent appraisal for each Mortgaged Property that has been delivered to the trustee by either the master servicer or the special servicer; and

    - any and all officer's certificates and other evidence delivered to or by the trustee to support its, the master servicer's, the special servicer's or the fiscal agent's, as the case may be, determination that any Advance was or, if made, would be a Nonrecoverable Advance.

    Copies of any and all of the foregoing items will be available from the trustee upon written request; however, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

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    In connection with providing access to the items described above, the trustee will require:

    (A) in the case of a beneficial owner of a Certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee or master servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of Offered Certificates and will keep such information confidential; and

    (B) in the case of a prospective purchaser of Certificates or interests therein, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee or master servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of Certificates or an interest therein, is requesting the information for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential.

    Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

    BOOK-ENTRY CERTIFICATES. Even if you hold your Certificates in book-entry from through DTC, you may obtain direct access to Certificateholder Reports and Operating Statement Analyses as if you were a Certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the Offered Certificates. Otherwise, until such time as Definitive Certificates are issued in respect of your Certificates, the foregoing information will be available to you only to the extent that it is made available through DTC and the DTC Participants. Conveyance of notices and other communications by DTC to the DTC Participants, and by the DTC Participants to beneficial owners of the Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

VOTING RIGHTS

    At all times during the term of the Pooling Agreement:

    - 99% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the Holders of the various Classes of Principal Balance Certificates in proportion to the respective Certificate Balances of such Classes of Certificates; and

    - 1% of the Voting Rights will be allocated to the Holders of the Class X Certificates.

    Voting Rights allocated to a Class of Certificateholders will be allocated among those Certificateholders in proportion to the percentage interests in that Class evidenced by their respective Certificates. See "Description of the Certificates--Voting Rights" in the accompanying prospectus.

AMENDMENT

    In general, the Pooling Agreement may be amended, under the circumstances and subject to the conditions described in the accompanying prospectus under "The Trust Agreement--Amendment of the Trust Agreement". In addition, the Pooling Agreement may be amended by the parties thereto if:

    - the Rating Agencies have confirmed in writing that such amendment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to the respective Classes of Certificates; and

    - the parties to the Pooling Agreement have obtained the consent of 100% of the Holders of each Class of non-rated Certificates that may be materially and adversely affected by such amendment and the consent of each holder of a Companion Loan.

TERMINATION

    The obligations created by the Pooling Agreement will terminate following the earliest of:

    - the final payment, or advance in respect thereof, or other liquidation of the last Mortgage Loan or related REO Property remaining in the trust; and

    - the purchase of all of the Mortgage Loans and REO Properties remaining in the trust by, in the following order of priority, us, Lehman
      Brothers Inc., the special servicer, any Controlling Class
      Certificateholder (with priority among such Holders based on the size of their respective percentage interests in the Controlling Class) or the master servicer.

    Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

    Any such purchase by us, Lehman Brothers Inc., the special servicer, a Controlling Class Certificateholder or the master servicer of all the Mortgage Loans and any REO Properties remaining in the trust is required to be made at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans, other than REO Mortgage Loans, plus the aggregate of appraised values of any REO Properties then included in the trust, minus (2) if the purchaser is the master servicer or the special servicer, the aggregate of amounts payable or reimbursable to that person under the Pooling Agreement. This purchase will effect early retirement of the then outstanding Offered Certificates, but the right of us, Lehman Brothers Inc., the special servicer, any Controlling Class Certificateholder or the master servicer to effect termination of the trust is subject to the requirement that the then aggregate Stated Principal Balance of the mortgage pool be less than 1% of the Initial Pool Balance.

    The purchase price paid in connection with the purchase of all Mortgage Loans and any REO Properties remaining in the trust, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

THE TRUSTEE

    LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the Certificateholders. See "The Trust Agreement--The Trustee", "--Duties of the Trustee" and "--Resignation of the Trustee" in the accompanying prospectus. As of the Issue Date, the office of the Trustee primarily responsible for administration of the trust assets (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services--LB-UBS Commercial Mortgage Trust Series 2000-C1. As compensation for its services, the trustee will be entitled to receive monthly, from general funds on deposit in the Collection Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan, including each REO Mortgage Loan, for any Distribution Date will equal one month's interest for the most recently ended calendar month--

    - calculated on a 30/360 Basis,

    - accrued at the per annum rate (the "Trustee Fee Rate") set forth in the Pooling Agreement, and

    - accrued on the Stated Principal Balance of the Mortgage Loan outstanding immediately following the prior Distribution Date or, in the case of the initial Distribution Date, as of the Issue Date.

    The trustee and any director, officer, employee or agent thereof will be entitled to indemnification, from amounts held in the trust, for any loss, liability or reasonable "out-of-pocket" expense arising in respect of the Pooling Agreement or the Certificates. However, that indemnification will not extend to any expense specifically required to be borne by the trustee pursuant to the terms of the Pooling Agreement, or

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to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder.

    The trustee will also have certain duties with respect to REMIC administration. See "Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" in this prospectus supplement.

THE FISCAL AGENT

    ABN AMRO Bank N.V., a Netherlands Banking corporation, will act as fiscal agent pursuant to the Pooling Agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. The duties and obligations of the fiscal agent consist only of making P&I Advances as described under "--P&I Advances" above and Servicing Advances as described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The fiscal agent will not be liable except for the performance of such duties and obligations. The fiscal agent will be entitled to reimbursement for each Advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

    GENERAL. The yield on any Offered Certificate will depend on (a) the price at which that Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on that Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on:

    - the Pass-Through Rate for that Certificate;

    - the rate and timing of principal payments, including principal prepayments, and other principal collections on or in respect of the Mortgage Loans and the extent to which those amounts are to be applied or otherwise result in reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which that Certificate belongs;

    - the rate, timing and severity of Realized Losses, Additional Trust Fund Expenses and Net Aggregate Prepayment Interest Shortfalls and the extent to which those losses, expenses and reductions result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which that Certificate belongs; and

    - the extent to which Prepayment Premiums, Yield Maintenance Charges and Additional Interest are collected on the Mortgage Loans and, in turn, distributed on the Class of Certificates to which that Certificate belongs.

    PASS-THROUGH RATES. The Pass-Through Rates for the respective Classes of Offered Certificates will be calculated based in part on, or will be limited by, the Weighted Average Mortgage Pass-Through Rate from time to time. Accordingly, the yield on the Offered Certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. In addition, the Pass-Through Rate for the Class X Certificates will vary with changes in the relative sizes of the Certificate Balances of the respective Classes of Principal Balance Certificates. The Weighted Average Mortgage Pass-Through Rate and the Pass-Through Rate for the Class X Certificates will not be affected by modifications, waivers and amendments in respect of the Mortgage Loans.

    See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

    RATE AND TIMING OF PRINCIPAL PAYMENTS.  The yield to maturity on the
Class X Certificates will be extremely sensitive to, and the yield to maturity on any other Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of that Class of Certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 and/or Class A-2 Certificates until the related Certificate Balances of those Certificates are reduced to zero. Following retirement of the Class A-1 and Class A-2 Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the other Classes of Principal Balance Certificates, sequentially based on their relative seniority, in each such case until the related Certificate Balance is reduced to zero. The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of all the Classes of Principal Balance Certificates outstanding from time to time. Consequently, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by--

    - the amortization schedules thereof,

    - the respective dates on which any Balloon Payments are due,

    - the respective Anticipated Repayment Dates for the ARD Loans, and

    - the rate and timing of principal prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the trust assets.

    Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Principal Balance Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans and, accordingly, on the Principal Balance Certificates, while workouts are negotiated or foreclosures are completed, and those delays will tend to lengthen the weighted average lives of those Certificates. Failure of the Borrower under any ARD Loan to repay its Mortgage Loan by or shortly after the related Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Principal Balance Certificates. Each ARD Loan includes incentives for the related Borrower to repay the Mortgage Loan by its Anticipated Repayment Date, such as an increase in the rate at which interest accrues and the application of all excess cash (net of the minimum required debt service, approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage Loan, in each case following the passage of that date. Despite those incentives, there can be no assurance that the related Borrower will want or be able to repay the Mortgage Loan in full. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" and "--Realization Upon Defaulted Mortgage Loans; Sale of Defaulted Mortgage Loans and REO Properties" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans-- Foreclosure" in the accompanying prospectus.

    The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which those Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are

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distributed or otherwise result in a reduction of the Certificate Balance or
Notional Amount of those Certificates. If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase a Class X Certificate or if you purchase any other Offered Certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

    In general, assuming you purchased your Certificates at a discount or premium, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance or notional amount of your Certificates, the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments occurring at a rate higher (or lower) than you anticipated during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

    If you are considering the purchase of Class X Certificates, you should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in your failure to recoup fully your initial investment.

    Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

    Even if they are available and distributable on your Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Certificates attributable to the related prepayments of the Mortgage Loans.

    DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect the amount of distributions on your Certificates, the yield to maturity of your Certificates, the rate of principal payments on your Certificates and the weighted average life of your Certificates. Delinquencies on the Mortgage Loans, unless covered by P&I Advances, may result in shortfalls in distributions of interest and/or principal on your Certificates for the current month.

    If you calculate the anticipated yield to maturity for your Certificates based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced, and if those additional losses result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, then your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates will also affect the actual yield to maturity of your Certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

    Even if losses on the Mortgage Loans do not result in a reduction of the distributions on or the aggregate principal balance or notional amount of your Certificates, those losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your Certificates.

    CERTAIN RELEVANT FACTORS. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including:

    - prevailing interest rates;

    - the terms of the Mortgage Loans, such as provisions requiring prepayment consideration and/or Lockout Periods and amortization terms that require Balloon Payments;

    - the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

    - the general supply and demand for retail shopping space, rental apartments, office space, hotel and motel rooms, industrial space, self-storage space or manufactured housing community pads, as the case may be, in such areas;

    - the quality of management of the Mortgaged Properties;

    - the servicing of the Mortgage Loans;

    - possible changes in tax laws;

    - other opportunities for investment; and

    - the purchase of Mortgage Loans from the trust.

    See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Yield and Prepayment Considerations" in the accompanying prospectus.

    The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a Mortgage Loan accrues interest, a Borrower may have an increased incentive to refinance the Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which any Mortgage Loan accrues interest, the Mortgage Loan may be less likely to voluntarily prepay. Assuming prevailing market interest rates exceed the related Revised Rate, the primary incentive to prepay an ARD Loan on or before its Anticipated Repayment Date is to give the Borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the Mortgage Loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

    Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some Borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some Borrowers may be motivated by federal and state tax laws, which are subject to change, to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

    If voluntary prepayments on a Mortgage Loan are permitted, any Prepayment Premium or Yield Maintenance Charge in respect of the Mortgage Loan may not be sufficient economic disincentive to prevent the related Borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

    We make no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

    UNPAID DISTRIBUTABLE CERTIFICATE INTEREST. If the portion of the Available Distribution Amount distributable in respect of interest on your Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable to you, the shortfall will be distributable to you on subsequent Distribution Dates, to the extent of available funds. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity on your Certificates for so long as it is outstanding. See "Description of the Offered Certificates--Distributions--Priority of Payments" in this prospectus supplement.

    DELAY IN PAYMENT OF DISTRIBUTIONS. Because monthly distributions will not be made on the Certificates until several days after the Due Dates for the Mortgage Loans during the related Collection Period, your effective yield will be lower than the yield that would otherwise be produced by your Pass-Through Rate and purchase price, assuming such price did not account for such delay.

PRICE/YIELD TABLES

    The tables on Annex C-1 hereto (the "Yield Tables") show the pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration (except in the case of the Class X Certificates), weighted average life, first Distribution Date on which principal is to be paid ("First Principal Payment Date") and final Distribution Date on which principal is to be paid ("Last Principal Payment Date") with respect to each Class of Offered Certificates, prepared using the Modeling Assumptions (as described below). Where applicable, they also show the specified assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds (E.G., 99.20 means 99 20/32%) and 64ths (E.G., 99.20+ means 99 20/32%+ 1/64%, or
99 41/64%) as a percentage of the initial Certificate Balance or Notional Amount of each Class of Offered Certificates. For purposes of the Yield Tables relating to the Class X Certificates, the information therein relating to weighted average life, First Principal Payment Date and Last Principal Payment Date is being calculated in respect of the Notional Amount of Class X Certificates as if it were a Certificate Balance.

    The yields set forth in the Yield Tables were calculated by--

    - determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including March 11, 2000 to but excluding the Assumed Settlement Date (as defined below), and

    - converting such monthly rates to semi-annual corporate bond equivalent rates.

    That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and, consequently, does not purport to reflect the return on any investment in the Offered Certificates when such reinvestment rates are considered.

    For purposes of the Yield Tables, "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas". The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the "modified duration" approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and
Class G Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

    Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of one or more mortgage loans.

    The Yield Tables were derived from calculations based on the following assumptions (collectively, the "Modeling Assumptions"):

    - the Mortgage Loans have the characteristics set forth on Annex A-1 and certain simplifying assumptions were made on the Mortgage Loans and the Initial Pool Balance is approximately $1,370,873,184;

    - the initial Certificate Balance or Notional Amount, as the case may be, of each Class of Regular Interest Certificates is as described in this prospectus supplement;

    - the initial Pass-Through Rates on the Regular Interest Certificates are as follows: Class A-1: 7.560%; Class A-2: 7.740%; Class B: 7.840%; Class C, Class D, Class E and Class F: 8.000%; Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P: 7.400%; and Class X: 0.817%, per annum, respectively.

    - there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by Borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties;

    - all Mortgage Loans have Due Dates on the first day through the eleventh day of each month and accrue interest on the respective basis described in this prospectus supplement (I.E., a 30/360 Basis or an Actual/360 Basis);

    - all prepayments are assumed to be accompanied by a full month's interest;

    - there are no breaches of the representations and warranties regarding the Mortgage Loans;

    - Scheduled P&I Payments on the Mortgage Loans are timely received commencing in April 2000;

    - no voluntary or involuntary prepayments are received as to any Mortgage Loan during that Mortgage Loan's lockout or combined lockout and defeasance period, if any, ("LOP"), yield maintenance period ("YMP") or declining premium period ("Declining Premium"), in each case if any; each ARD Loan is paid in full on its Anticipated Repayment Date; and, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments);

    - no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

    - no Mortgage Loan is required to be repurchased by us or the UBS Mortgage Loan Seller;

    - no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

    - there are no Additional Trust Fund Expenses;

    - distributions on the Offered Certificates are made on the 15th day of each month, commencing in April, 2000; and

    - the Offered Certificates are settled on April 6, 2000 (the "Assumed Settlement Date").

    The characteristics of the Mortgage Loans will differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. Thus, neither the mortgage pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with any designated scenario for the Yield Tables. In addition, there can be no assurance that--

    - the Mortgage Loans will prepay at any particular rate,

    - the Mortgage Loans will not prepay, involuntarily or otherwise, during lockout periods, yield maintenance periods and/or declining premium periods,

    - the ARD Loans will be paid in full on their respective Anticipated Repayment Dates,

    - the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or

    - the aggregate purchase prices of the Offered Certificates will be as assumed.

    Investors must make their own decisions as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the Offered Certificates.

    For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Yield Maintenance Charge, or a "declining premium period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated as a declining percentage of the principal amount prepaid.

WEIGHTED AVERAGE LIVES

    The weighted average life of any Offered Certificate, other than a Class X Certificate, refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any Offered Certificate, other than a Class X Certificate, is determined as follows--

    - multiply the amount of each principal distribution on the Certificate by the number of years from the Assumed Settlement Date to the related Distribution Date;

    - sum the results; and

    - divide the sum by the aggregate amount of the reductions in the principal balance of the Certificate.

    Accordingly, the weighted average life of any Offered Certificate, other than a Class X Certificate, will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which the Certificate belongs.

    As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable first in respect of the Class A-1 and/or Class A-2 Certificates until the Certificate Balances of those Classes are reduced to zero, and will thereafter be distributable entirely in respect of the other Classes of Principal Balance Certificates, sequentially based upon their relative seniority, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1 and Class A-2 Certificates may be shorter, and the weighted average lives of the other Classes of Principal Balance Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Principal Balance Certificates.

    The tables (the "Decrement Tables") set forth in Annex C-2 show with respect to each Class of Offered Certificates (other than the Class X Certificates) the weighted average life thereof, and the percentage of the initial related Certificate Balance that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

    As used in each of the Decrement Tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity, except that each ARD Loan is paid in full on its Anticipated Repayment Date. The columns headed "25%", "50%", "75%" and "100%" assume that no prepayments are made on any Mortgage Loan during that Mortgage Loan's Lockout Period, defeasance period, yield maintenance period or declining premium period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs, except that each ARD Loan is paid in full on its Anticipated Repayment Date. There is no assurance, however, that prepayments of the Mortgage Loans, whether or not in a Lockout Period, a yield maintenance period or a declining premium period, will conform to any particular CPR. We make no representation that--

    - the Mortgage Loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

    - all the Mortgage Loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

    - Mortgage Loans that are in a lockout period, a combined lockout and defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

    To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the Decrement Tables, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates may mature earlier or later than indicated by those tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any of the specified CPRs until maturity or that the Mortgage Loans will all prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances and weighted average lives shown in the Decrement Tables. Those variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. You are urged to conduct your own analyses of the rates at which the Mortgage Loans may be expected to prepay.

                                USE OF PROCEEDS

    Substantially all of the proceeds from the sale of the Offered Certificates will be used by us to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The Pooling Agreement will require the trustee, as REMIC administrator, to make elections to treat designated portions of the trust assets as three separate REMICs, with the designations "REMIC I", "REMIC II" and "REMIC III", respectively. Upon the issuance of the Certificates, Sidley & Austin, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the Pooling Agreement, REMIC I, REMIC II, and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986 (the "Code"). For federal income tax purposes, (i) the separate non-certificated regular interests in REMIC I will be "regular interests" in REMIC I and will constitute the assets of REMIC II, (ii) the Class R-I Certificates will evidence the sole Class of "residual interests" in REMIC I,
(iii) the separate non-certificated regular interests in REMIC II will be "regular interests" in REMIC II and will constitute the assets of REMIC III,
(iv) the Class R-II Certificates will evidence the sole Class of "residual interests" in REMIC II, (v) the Regular Interest Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (vi) the Class R-III Certificates will evidence the sole Class of residual interests in REMIC III.

    For federal income tax purposes the Class X Certificates will evidence multiple "regular interests" in REMIC III. See "Federal Income Tax Considerations" in the accompanying prospectus. The Class P Certificates will represent undivided beneficial interests in the portion of the trust assets consisting of any Additional Interest collected on the ARD Loans, and that portion will be treated as part of a grantor trust for federal income tax purposes.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

    For federal income tax reporting purposes, it is anticipated that the Class , Class and Class X Certificates will, the Class Certificates may, and the other Classes of Offered Certificates will not, be treated as having been issued with more than a DE MINIMIS amount of original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will not prepay (that is, a CPR of 0%), except that the ARD Loans will be repaid in full on their respective Anticipated Repayment Dates. There can be no assurance, however, that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate. See "Federal Income Tax Considerations" in the accompanying prospectus.

    The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that the OID Regulations and Section 1272(a) (6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. It is recommended that you consult your own tax advisor concerning the tax treatment of your Certificates.

    If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period, a possibility of particular relevance to the Class X Certificates, the amount of original issue discount allocable to such period would be zero and the subject Certificateholders will be permitted to offset that negative amount only against future original issue discount (if any) attributable to the Certificate. Although the matter is not free from doubt, a Holder of a Class X Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in that Certificate exceeds the maximum amount of future payments to which the Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. That loss might be treated as a capital loss.

    The OID regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to those debt instruments. This aggregation rule ordinarily is only to be applied when debt instruments are issued by a single issuer to a single holder. Although it is not clear that this aggregation rule technically applies to REMIC regular interests or other instruments subject to Section 1272(a) (6) of the Code, information reports or returns sent to Certificateholders and the IRS with respect to the Class X Certificates, which evidence the ownership of multiple regular interests, will be based on that aggregate method of computing the yield on the related regular interests. If you are contemplating the purchase of Class X Certificates, it is recommended that you consult your own tax advisor about the use of this methodology and the potential consequences of being required to report original issue discount separately with respect to each of the regular interests evidenced by the Class X Certificates.

    Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any Holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on the Certificateholder's purchase price and the distributions remaining to be made on a Certificate at the time of its acquisition by the Certificateholder. If you acquire an interest in any such Class of Certificates, it is recommended that you consult your own tax advisor regarding the possibility of making an election to amortize such premium. See "Federal Income

Tax Considerations--Taxation of Regular Interest Securities--Market Discount and Premium" in the accompanying prospectus.

    Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the Holders of each Class of Certificates entitled thereto as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the Holder of a Class of Certificates entitled thereto. For federal income tax reporting purposes, a Prepayment Premium or Yield Maintenance Charge will be treated as income to the Holders of a Class of Certificates entitled thereto only after the master servicer's actual receipt of the Prepayment Premium or Yield Maintenance Charge. The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in distributions projected to be made on the Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including the projected Prepayment Premiums and Yield Maintenance Charges prior to their actual receipt. In the event that the projected Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the Holder of a Certificate would be allowed to claim a deduction or reduction in gross income at the time those unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received. Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. The correct characterization of this income is not entirely clear, however, and it is recommended that you consult your own tax advisor concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

CONSTRUCTIVE SALES OF CLASS X CERTIFICATES

    The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain upon the "constructive sale of an appreciated financial position". A constructive sale of a financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that
(i) entitle the Holder to a specified principal amount, (ii) pay interest at a fixed or variable rate and (iii) are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Accordingly, only a Class X Certificate, which does not have a principal balance, could be subject to this provision if a Holder of the Class X Certificate were to engage in a constructive sale transaction.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

    Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the same proportion that the assets of the trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

    Most of the Mortgage Loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(c) of the Code, and consequently the Regular Interest Certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the Regular Interest Certificates may not be suitable for thrift institutions seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code.

    The Offered Certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code. To the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan that is secured in part by the related Borrower's interest in an account containing any holdback of loan proceeds, a portion of the Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(B) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See "Description of the Mortgage Pool" in this prospectus supplement.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

    In general, the special servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the trust's net after-tax proceeds from such property. After the special servicer reviews the operation of such property and consults with the trustee or other REMIC administrator to determine the trust's federal income tax reporting position with respect to income it is anticipated that the trust would derive from the property, the special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of
Section 857(b)(4)(B) of the Code or a tax on "prohibited transactions" under
Section 860F of the Code. "Net income from foreclosure property" is, in general, income not derived from renting or selling real property. To the extent that income the trust receives from an REO Property is subject to (i) a tax on "net income from foreclosure property", that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, and (ii) a tax on "prohibited transactions", that income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of the REO Property.

    Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions". The "non-service" portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". These considerations will be of particular relevance with respect to any hotels that become REO Property. However, unless otherwise required by expressly applicable authority, it is anticipated that the trust will take the position that no income from foreclosure property will be subject to the 100% "prohibited transactions" tax. Any REO Tax imposed on the trust's income from an REO Property would reduce the amount available for distribution to Certificateholders.

    To the extent permitted by then applicable laws, any tax on "prohibited transactions", tax on non-permitted contributions or tax on "net income from foreclosure property" that may be imposed on any of REMIC I, REMIC II or REMIC III will be borne by the trustee or other REMIC administrator, the master servicer or the special servicer, in any case out of its own funds, if--

    - that person has sufficient assets to do so, and

    - the tax arises out of a breach of that person's obligations under certain specified sections of the Pooling Agreement.

    Any such tax not borne by the trustee or other REMIC administrator, the master servicer or the special servicer will be charged against the trust resulting in a reduction in amounts available for distribution to the Certificateholders.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

    Reporting of interest income, including original issue discount, if any, with respect to Regular Interest Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual Holders of Regular Interest Certificates and the IRS. Holders of Regular Interest Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The related REMIC must also comply with rules requiring a Regular Interest Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring that information to be reported to the IRS. Reporting with respect to the Residual Interest Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the related REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

    As applicable, the Regular Interest Certificate information reports will include a statement of the adjusted issue price of the Regular Interest Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to a particular Holder's purchase price that the trustee or other REMIC administrator may not have, those regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

    For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Considerations" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

    A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could constitute or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

    The U.S. Department of Labor has issued an individual prohibited transaction exemption (each a "PTE" and, collectively, the "Exemptions") to each of Lehman Brothers Inc. (PTE 91-14), Morgan Stanley & Co. Incorporated (PTE 90-24), and Warburg Dillon Read LLC (PTE 91-22). Subject to the satisfaction of certain conditions set forth therein, the Exemptions, as amended (including by PTE 97-34), generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and
(b) of the Code, certain transactions relating to, among other things, the servicing and operation of mortgage pools, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, that are underwritten by one of the following parties (collectively, the "Exemption Favored Parties")--

    - the underwriters,

    - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with an underwriter, and

    - any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Offered Certificates.

    The Exemptions set forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a Senior Certificate to be eligible for exemptive relief thereunder. The conditions are as follows:

    - FIRST, the acquisition of the Senior Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    - SECOND, the rights and interests evidenced by the Senior Certificate must not be subordinated to the rights and interests evidenced by the other Certificates;

    - THIRD, at the time of its acquisition by the Plan the Senior Certificate must be rated in one of the three highest generic rating categories by Moody's, Fitch, Standard & Poor's or Duff & Phelps Credit Rating Co. ("DCR");

    - FOURTH, the trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the trustee) consists of us, the Exemption-Favored Parties, the master servicer, the special servicer, any sub-servicers, the related originator, each Borrower, if any, with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Certificates and any and all affiliates of any of the aforementioned persons;

    - FIFTH, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by us pursuant to the assignment of the Mortgage Loans to the trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling Agreement and reimbursement of that person's reasonable expenses in connection therewith; and

    - SIXTH, the investing Plan must be an accredited investor as defined in Rule 501(a) (1) of Regulation D under the Securities Act.

    Because the Senior Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to those Certificates. It is a condition of their issuance that the Class A-1, Class A-2 and Class X Certificates be rated not lower than "Aaa" by Moody's and "AAA" by Fitch. Furthermore, upon initial issuance of the Certificates, the trustee will not be affiliated with any other member of the Restricted Group. Accordingly, as of the Issue Date, the third and fourth general conditions set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, the Certificate continues to satisfy the second, third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of that Certificate or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to that Certificate as of the date of such purchase. A PLAN'S AUTHORIZING FIDUCIARY WILL BE DEEMED TO MAKE A REPRESENTATION REGARDING SATISFACTION OF THE SIXTH GENERAL CONDITION SET FORTH ABOVE IN CONNECTION WITH THE PURCHASE OF A SENIOR CERTIFICATE.

    The Exemptions also require that the trust meet the following requirements:

    - the trust assets must consist solely of assets of the type that have been included in other investment pools;

    - certificates evidencing interests in those other investment pools must have been rated in one of the three highest generic categories of Moody's, Fitch, Standard & Poor's or DCR for at least one year prior to the Plan's acquisition of Senior Certificates and

    - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

    We believe that these requirements have been satisfied as of the date of this prospectus supplement.

    If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with--

    (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between us or an Exemption-Favored Party and a Plan when we, an Exemption-Favored Party, the trustee, the master servicer, the special servicer, a sub-servicer, an originator, or a Borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan;

    (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan; and

   (iii) the continued holding of Senior Certificates by a Plan.

    However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of a Plan sponsored by any member of the Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that plan.

    In addition, if the general conditions of the Exemptions, as well as certain other specific conditions set forth in the Exemptions, are satisfied, the Exemptions may also provide an exemption from the restrictions imposed by Sections 406(b)(1)and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with--

    (1) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is--

       (a) a Mortgagor with respect to 5% or less of the fair market value of the Mortgage Loans, or

       (b) an affiliate of such a person;

    (2) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan; and

    (3) the continued holding of Senior Certificates by a Plan.

    Further, if the general conditions of the Exemptions, as well as certain other conditions set forth in the Exemptions, are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

    Lastly, if the general conditions of the Exemptions are satisfied, the Exemptions also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan, or by virtue of having certain specified relationships to such a person, solely as a result of the Plan's ownership of Senior Certificates.

    Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that:

    - the Senior Certificates constitute "certificates" for purposes of the Exemptions; and

    - the specific and general conditions and the other requirements set forth in the Exemptions would be satisfied at the time of the purchase.

    In addition to determining the availability of the exemptive relief provided in the Exemptions, a Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any of those class exemptions will apply with respect to any particular Plan investment in the Senior Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

    THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTIONS. AS A RESULT, NO TRANSFER OF A CLASS B, CLASS C, CLASS D, CLASS E, CLASS F OR CLASS G CERTIFICATE OR ANY INTEREST THEREIN MAY BE MADE TO A PLAN OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THAT CERTIFICATE OR INTEREST THEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN UNLESS THE PURCHASE AND HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND SECTION 4975 OF THE CODE UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 PROVIDES AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES FOR CERTAIN TRANSACTIONS INVOLVING AN INSURANCE COMPANY GENERAL ACCOUNT. ANY PERSON TO WHOM A TRANSFER OF ANY CLASS B, CLASS C, CLASS D, CLASS E, CLASS F OR CLASS G CERTIFICATE OR INTEREST THEREIN IS MADE WILL BE DEEMED TO HAVE REPRESENTED TO US, THE UNDERWRITERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, ANY SUB-SERVICER AND ANY MORTGAGOR WITH RESPECT TO THE MORTGAGE LOANS, THAT EITHER (I) IT IS NOT A PLAN AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING THAT CERTIFICATE OR INTEREST THEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, OR WITH ASSETS OF A PLAN OR (II) THE PURCHASE AND HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN IS SO EXEMPT ON THE BASIS OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.

    Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates, such as the Class B, Class C, Class D, Class E, Class F and Class G Certificates, that do not meet the requirements of the Exemptions solely because they (a) are subordinated to other Classes of Certificates or (b) have not received a rating at the time of the purchase in one of the three highest rating categories from Moody's, Fitch, Standard & Poor's or DCR. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing a Class B, Class C, Class D, Class E, Class F or Class G Certificate, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

    A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, that governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under that similar law.

    Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

    The sale of Offered Certificates to a Plan is in no respect a representation or warranty by us or the underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

    The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

    We make no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

    All depository institutions considering an investment in the Offered Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Investment Securities and End-User Derivatives Activities (to the extent adopted by their respective regulatory authorities), setting forth general guidelines which depository institutions must follow in managing risks applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying" and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

    See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in the underwriting arrangement between us and the underwriters, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase all of the Offered Certificates allocated between the underwriters as set forth on the table below. Proceeds to us from the sale of the Offered Certificates, before deducting
expenses payable by us, will be an amount equal to approximately       % of the
initial aggregate Certificate Balance of the Class A-1, Class A-2,

Class B, Class C, Class D, Class E, Class F and Class G Certificates, plus accrued interest on all the Offered Certificates from March 11, 2000.

            ALLOCATION OF OFFERED CERTIFICATES BETWEEN UNDERWRITERS

UNDERWRITER                    CLASS A-1   CLASS A-2   CLASS X    CLASS B    CLASS C    CLASS D    CLASS E    CLASS F    CLASS G
-----------                    ---------   ---------   --------   --------   --------   --------   --------   --------   --------
Lehman Brothers Inc..........
Warburg Dillon Read LLC......
Morgan Stanley & Co.
  Incorporated...............
Deutsche Bank Securities
  Inc........................
                                  ---         ---        ---        ---        ---        ---        ---        ---        ---
    Total....................     100%        100%       100%       100%       100%       100%       100%       100%       100%

    Distribution of the Offered Certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect those transactions by selling the Offered Certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts. The underwriters and any dealers that participate with the underwriters in the distribution of the Offered Certificates may be deemed to be statutory underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. You should consult with your legal advisors in this regard prior to any such reoffer or sale.

    Each underwriter has advised us that it presently intends to make a market in the Offered Certificates. However, none of the underwriters have any obligation to do so, and any market making may be discontinued at any time. There can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--Risks Associated with Liquidity and Market Value" in this prospectus supplement and "Risk Factors--Limited Liquidity" in the accompanying prospectus.

    We have agreed to indemnify the underwriters and each person, if any, who controls the underwriters within the meaning of Section 15 of the Securities Act of 1933, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for us and the underwriters by Sidley & Austin, New York, New York.

                                    RATINGS

    It is a condition to their issuance that the respective Classes of Offered Certificates be rated as follows:

CLASS                                                           MOODY'S/FITCH
-----                                                         -----------------
Class A-1...................................................       Aaa/AAA
Class A-2...................................................       Aaa/AAA
Class B.....................................................       Aa2/AA
Class C.....................................................        A2/A
Class D.....................................................        A3/A-
Class E.....................................................      Baa1/BBB+
Class F.....................................................      Baa2/BBB
Class G.....................................................      Baa3/BBB-
Class X.....................................................       Aaa/AAA

    The ratings of the Offered Certificates address the likelihood of the timely receipt by Holders thereof of all payments of interest to which they are entitled on each Distribution Date and, except in the case of the Class X Certificates, the ultimate receipt by Holders thereof of all payments of principal to which they are entitled by March 2032. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of:

    - the tax attributes of the Offered Certificates or of the trust;

    - the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans;

    - the degree to which those prepayments might differ from the principal prepayments originally anticipated;

    - whether and to what extent Prepayment Premiums and Yield Maintenance Charges will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors; or

    - whether and to what extent Additional Interest will accrue or be collected on the ARD Loans.

    Also, a security rating does not represent any assessment of the yield to maturity that you may experience or, if you are purchasing Class X Certificates, the possibility that you might not fully recover your investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans, including both voluntary and involuntary prepayments.

    In general, the ratings on the Offered Certificates address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the Class X Certificates do not include principal. Thus, if the mortgage pool were to prepay in the initial month, the Holders of the Class X Certificates would receive only a single month's interest. Although those Holders may have suffered a nearly complete loss of their investment, this result is consistent with the ratings received on the Class X Certificates because all amounts "due" to those Certificateholders would have been paid. The Notional Amount upon which interest is calculated with respect to the Class X Certificates is subject to reduction in connection with each reduction in the Certificate Balance of a Class of Principal Balance Certificates, whether as a result of principal payments or in connection with Realized Losses and Additional Trust Fund Expenses. The ratings on the Class X Certificates do not address the timing or magnitude of any reduction of their Notional Amount, but only the obligation to pay interest timely on such Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

    There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be qualified, downgraded or withdrawn by that Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by us to do so may be lower than the ratings assigned thereto by Moody's and/or Fitch.

    The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors--Limited Nature of Credit Ratings" in the accompanying prospectus.

                                    ANNEX A-1

                  Certain Characteristics of the Mortgage Loans.

                                                                     ANNEX A-1-1

                               AMORTIZATION TYPES
                              (ALL MORTGAGE LOANS)

                                                                        % BY           AVERAGE      MAXIMUM
                                                     AGGREGATE        AGGREGATE        CUT-OFF      CUT-OFF       WTD. AVG.
                                       NUMBER      CUT-OFF DATE     CUT-OFF DATE        DATE         DATE       CUT-OFF DATE
AMORTIZATION TYPES                    OF LOANS        BALANCE          BALANCE         BALANCE      BALANCE        LTV(1)
----------------------------------  -------------  -------------  -----------------  -----------  -----------  ---------------
ARD...............................           31    $ 704,073,481          51.36%     2$2,712,048  $148,497,918         55.8%
Balloon...........................          154      642,553,196          46.87       4,172,423    36,312,585          71.9
Fully Amortizing..................            5       24,246,507           1.77       4,849,301    14,300,000           0.0
----------------------------------    ---------    -------------      ---------       ---------   -----------     ---------
TOTAL/AVG./WTD. AVG.:.............          190    $1,370,873,184        100.00%      $7,215,122  $148,497,918         63.4%
==================================    =========    =============      =========       =========   ===========     =========


                                      WTD. AVG.     WTD. AVG.     WTD. AVG.
                                       U/W NCF      OCCUPANCY     MORTGAGE
AMORTIZATION TYPES                     DSCR(1)       RATE(2)        RATE
----------------------------------  -------------  -----------  -------------
ARD...............................         1.56x        95.84%        8.325%
Balloon...........................         1.31         96.34         8.338
Fully Amortizing..................         0.00        100.00         8.608
----------------------------------    ---------     ---------     ---------
TOTAL/AVG./WTD. AVG.:.............         1.44X        96.14%        8.336%
==================================    =========     =========     =========

------------------------

(1) The Cut-off Date LTV and U/W NCF DSCR information does not reflect the seven Credit Lease Loans representing 2.3% of the Initial Pool Balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

                                                                     ANNEX A-1-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
               (ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)

                                                                                        AVERAGE      MAXIMUM
                                                      AGGREGATE     % BY AGGREGATE      CUT-OFF      CUT-OFF       WTD. AVG.
RANGE OF CUT-OFF DATE                   NUMBER      CUT-OFF DATE     CUT-OFF DATE        DATE         DATE       CUT-OFF DATE
LOAN-TO-VALUE RATIOS (%)               OF LOANS        BALANCE          BALANCE         BALANCE      BALANCE          LTV
-----------------------------------  -------------  -------------  -----------------  -----------  -----------  ---------------
30.01--35.00.......................            1    $   2,323,000           0.17%      $2,323,000  $ 2,323,000          33.4%
35.01--40.00.......................            1        2,200,000           0.16       2,200,000     2,200,000          35.5
40.01--45.00.......................            2      161,145,749          12.04      80,572,875    99,000,000          42.2
45.01--50.00.......................            5      157,769,130          11.78      31,553,826   148,497,918          47.7
50.01--55.00.......................            7       18,154,389           1.36       2,593,484     3,950,000          53.7
55.01--60.00.......................           17      200,209,473          14.95      11,777,028   123,031,572          57.7
60.01--65.00.......................           11       90,693,390           6.77       8,244,854    18,979,929          62.6
65.01--70.00.......................           29      107,305,665           8.01       3,700,195    20,474,697          67.6
70.01--75.00.......................           68      358,370,034          26.77       5,270,148    36,312,585          73.2
75.01--80.00.......................           42      240,711,244          17.98       5,731,220    26,465,784          77.9
-----------------------------------    ---------    -------------      ---------       ---------   -----------     ---------
TOTAL/AVG./WTD. AVG.:..............          183    $1,338,882,074        100.00%      $7,316,295  $148,497,918         63.4%
===================================    =========    =============      =========       =========   ===========     =========


                                       WTD. AVG.      WTD. AVG.     WTD. AVG.
RANGE OF CUT-OFF DATE                   U/W NCF       OCCUPANCY     MORTGAGE
LOAN-TO-VALUE RATIOS (%)                 DSCR          RATE(1)        RATE
-----------------------------------  -------------  -------------  -----------
30.01--35.00.......................         2.43x          0.00%        8.845%
35.01--40.00.......................         1.59          71.88         9.625
40.01--45.00.......................         1.83          95.69         8.425
45.01--50.00.......................         1.70          97.43         7.729
50.01--55.00.......................         1.49          88.69         8.606
55.01--60.00.......................         1.50          95.89         8.342
60.01--65.00.......................         1.36          91.83         8.792
65.01--70.00.......................         1.32          97.37         8.539
70.01--75.00.......................         1.29          95.28         8.417
75.01--80.00.......................         1.26          97.90         8.227
-----------------------------------    ---------      ---------     ---------
TOTAL/AVG./WTD. AVG.:..............         1.44X         96.05%        8.332%
===================================    =========      =========     =========

Weighted Average Cut-off Date LTV Ratio for Mortgage Loans other than Credit Lease Loans: 63.42%

------------------------------

(1) Occupancy rates are calculated without reference to hospitality properties.

                                                                     ANNEX A-1-3

                           ORIGINAL TERM TO MATURITY
                              (ALL MORTGAGE LOANS)

                                                                                        AVERAGE      MAXIMUM
                                                      AGGREGATE     % BY AGGREGATE      CUT-OFF      CUT-OFF       WTD. AVG.
RANGE OF ORIGINAL                       NUMBER      CUT-OFF DATE     CUT-OFF DATE        DATE         DATE       CUT-OFF DATE
TERMS TO MATURITY (MONTHS)             OF LOANS        BALANCE          BALANCE         BALANCE      BALANCE        LTV(1)
-----------------------------------  -------------  -------------  -----------------  -----------  -----------  ---------------
 49--60............................           12    $  71,936,184           5.25%      $5,994,682  $13,054,504          68.5%
 73--84............................           10      204,600,648          14.92      20,460,065   148,497,918          54.6
 85--96............................            1        1,393,726           0.10       1,393,726     1,393,726          58.9
109--120...........................          160    1,054,593,842          76.93       6,591,212   123,031,572          64.7
121--132...........................            1       12,320,310           0.90      12,320,310    12,320,310          67.5
229--240...........................            5       24,433,759           1.78       4,886,752    14,300,000           0.0
241--252...........................            1        1,594,714           0.12       1,594,714     1,594,714           0.0
-----------------------------------    ---------    -------------      ---------       ---------   -----------     ---------
TOTAL/AVG./WTD. AVG.:..............          190    $1,370,873,184        100.00%      $7,215,122  $148,497,918         63.4%
===================================    =========    =============      =========       =========   ===========     =========


                                       WTD. AVG.     WTD. AVG.    WTD. AVG.
RANGE OF ORIGINAL                       U/W NCF      OCCUPANCY    MORTGAGE
TERMS TO MATURITY (MONTHS)              DSCR(1)       RATE(2)       RATE
-----------------------------------  -------------  -----------  -----------
 49--60............................         1.31x        92.66%       8.526%
 73--84............................         1.59         97.21        7.873
 85--96............................         1.25        100.00        8.440
109--120...........................         1.43         96.04        8.406
121--132...........................         1.25        100.00        8.330
229--240...........................         0.00        100.00        8.644
241--252...........................         0.00        100.00        8.180
-----------------------------------    ---------     ---------    ---------
TOTAL/AVG./WTD. AVG.:..............         1.44X        96.14%       8.336%
===================================    =========     =========    =========

Weighted Average Original Term to Maturity: 114 months

------------------------------

(1) The Cut-off Date LTV and U/W NCF DSCR information does not reflect the seven Credit Lease Loans representing 2.3% of the Initial Pool Balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

                                                                     ANNEX A-1-4

                           REMAINING TERM TO MATURITY
                              (ALL MORTGAGE LOANS)

                                                                                       AVERAGE      MAXIMUM
                                                     AGGREGATE     % BY AGGREGATE      CUT-OFF      CUT-OFF       WTD. AVG.
RANGE OF REMAINING                     NUMBER      CUT-OFF DATE     CUT-OFF DATE        DATE         DATE       CUT-OFF DATE
TERMS TO MATURITY (MONTHS)            OF LOANS        BALANCE          BALANCE         BALANCE      BALANCE        LTV(1)
----------------------------------  -------------  -------------  -----------------  -----------  -----------  ---------------
 49--60...........................           12    $  71,936,184           5.25%      $5,994,682  $13,054,504          68.5%
 73--84...........................           10      204,600,648          14.92      20,460,065   148,497,918          54.6
 85--96...........................            1        1,393,726           0.10       1,393,726     1,393,726          58.9
109--120..........................          160    1,054,593,842          76.93       6,591,212   123,031,572          64.7
121--132..........................            1       12,320,310           0.90      12,320,310    12,320,310          67.5
229--240..........................            6       26,028,474           1.90       4,338,079    14,300,000           0.0
----------------------------------    ---------    -------------      ---------       ---------   -----------     ---------
TOTAL/AVG./WTD. AVG.:.............          190    $1,370,873,184        100.00%      $7,215,122  $148,497,918         63.4%
==================================    =========    =============      =========       =========   ===========     =========


                                      WTD. AVG.     WTD. AVG.    WTD. AVG.
RANGE OF REMAINING                     U/W NCF      OCCUPANCY    MORTGAGE
TERMS TO MATURITY (MONTHS)             DSCR(1)       RATE(2)       RATE
----------------------------------  -------------  -----------  -----------
 49--60...........................         1.31x        92.66%       8.526%
 73--84...........................         1.59         97.21        7.873
 85--96...........................         1.25        100.00        8.440
109--120..........................         1.43         96.04        8.406
121--132..........................         1.25        100.00        8.330
229--240..........................         0.00        100.00        8.615
----------------------------------    ---------     ---------    ---------
TOTAL/AVG./WTD. AVG.:.............         1.44X        96.14%       8.336%
==================================    =========     =========    =========

Weighted Average Remaining Term to Maturity: 110 months

------------------------------

(1) The Cut-off Date LTV and U/W NCF DSCR information does not reflect the seven Credit Lease Loans representing 2.3% of the Initial Pool Balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

                                                                     ANNEX A-1-5

                        MORTGAGE LOANS BY PROPERTY TYPE
                              (ALL MORTGAGE LOANS)

                                                                                       AVERAGE      MAXIMUM
                                                     AGGREGATE     % BY AGGREGATE      CUT-OFF      CUT-OFF       WTD. AVG.
                                       NUMBER      CUT-OFF DATE     CUT-OFF DATE        DATE         DATE       CUT-OFF DATE
PROPERTY TYPE                         OF LOANS        BALANCE          BALANCE         BALANCE      BALANCE        LTV(1)
----------------------------------  -------------  -------------  -----------------  -----------  -----------  ---------------
Regional Mall.....................            4    $ 432,675,239          31.56%     $108,168,810 $148,497,918         48.6%
Office............................           31      287,145,624          20.95        9,262,762   36,312,585          68.1
Retail............................           44      264,453,767          19.29        6,010,313   26,465,784          72.1
Multifamily.......................           58      198,469,377          14.48        3,421,886   16,921,155          74.4
Industrial/W'hse..................           14       56,776,866           4.14        4,055,490    8,717,860          70.7
Mobile Home Park..................           18       39,811,009           2.90        2,211,723    4,150,000          68.2
Hotel.............................            8       35,361,045           2.58        4,420,131   11,370,971          59.5
CTL...............................            7       31,991,110           2.33        4,570,159   14,300,000           0.0
Self Storage......................            2       13,988,507           1.02        6,994,253   13,054,504          73.4
Mixed Use.........................            4       10,200,641           0.74        2,550,160    3,830,386          60.1
----------------------------------    ---------    -------------      ---------      -----------  -----------     ---------
TOTAL/AVG./WTD. AVG.:.............          190    $1,370,873,184        100.00%     $ 7,215,122  $148,497,918         63.4%
==================================    =========    =============      =========      ===========  ===========     =========


                                      WTD. AVG.     WTD. AVG.    WTD. AVG.
                                       U/W NCF      OCCUPANCY    MORTGAGE
PROPERTY TYPE                          DSCR(1)       RATE(2)       RATE
----------------------------------  -------------  -----------  -----------
Regional Mall.....................         1.70x        97.24%       8.099%
Office............................         1.29         93.17        8.474
Retail............................         1.33         97.74        8.425
Multifamily.......................         1.30         95.92        8.353
Industrial/W'hse..................         1.34         98.82        8.446
Mobile Home Park..................         1.39         95.33        8.191
Hotel.............................         1.54          0.00        8.882
CTL...............................         0.00        100.00        8.521
Self Storage......................         1.31         86.27        8.831
Mixed Use.........................         1.36         85.86        8.743
----------------------------------    ---------     ---------    ---------
TOTAL/AVG./WTD. AVG.:.............         1.44X        96.14%       8.336%
==================================    =========     =========    =========

------------------------

(1) The Cut-off Date LTV and U/W NCF DSCR information does not reflect the seven Credit Lease Loans representation 2.3% of the Initial Pool Balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

                                                                     ANNEX A-1-6

                             CUT-OFF DATE BALANCES

                              (ALL MORTGAGE LOANS)

                                                                                      AVERAGE      MAXIMUM
                                                    AGGREGATE     % BY AGGREGATE      CUT-OFF      CUT-OFF       WTD. AVG.
RANGE OF CUT-OFF                      NUMBER      CUT-OFF DATE     CUT-OFF DATE        DATE         DATE       CUT-OFF DATE
DATE BALANCES ($)                    OF LOANS        BALANCE          BALANCE         BALANCE      BALANCE        LTV(1)
---------------------------------  -------------  -------------  -----------------  -----------  -----------  ---------------
         1--2,000,000............           55    $  59,646,810           4.35%     $ 1,084,487  $ 2,000,000          68.1%
  2,000,001--4,000,000...........           58      175,246,803          12.78        3,021,497    3,982,756          68.9
  4,000,001--6,000,000...........           29      140,560,554          10.25        4,846,916    5,962,636          70.2
  6,000,001--8,000,000...........            7       49,294,069           3.60        7,042,010    7,804,893          71.0
  8,000,001--10,000,000..........           12      106,417,738           7.76        8,868,145    9,737,411          75.3
 10,000,001--15,000,000..........           15      187,907,816          13.71       12,527,188   14,780,773          72.2
 15,000,001--20,000,000..........            5       87,155,521           6.36       17,431,104   18,979,929          66.0
 20,000,001--25,000,000..........            2       43,456,164           3.17       21,728,082   22,981,466          61.7
 25,000,001--50,000,000..........            3       88,512,469           6.46       29,504,156   36,312,585          75.0
 50,000,001--75,000,000..........            1       62,145,749           4.53       62,145,749   62,145,749          40.9
 75,000,001--100,000,000.........            1       99,000,000           7.22       99,000,000   99,000,000          43.0
100,000,001--125,000,000.........            1      123,031,572           8.97      123,031,572  123,031,572          58.3
125,000,001--150,000,000.........            1      148,497,918          10.83      148,497,918  148,497,918          47.6
---------------------------------    ---------    -------------      ---------      -----------  -----------     ---------
TOTAL/AVG./WTD. AVG.:............          190    $1,370,873,184        100.00%     $ 7,215,122  $148,497,918         63.4%
=================================    =========    =============      =========      ===========  ===========     =========


                                      WTD. AVG.       WTD. AVG.     WTD. AVG.
RANGE OF CUT-OFF                       U/W NCF        OCCUPANCY     MORTGAGE
DATE BALANCES ($)                      DSCR(1)         RATE(2)        RATE
---------------------------------  ---------------  -------------  -----------
         1--2,000,000............          1.41x          96.72%        8.572%
  2,000,001--4,000,000...........          1.37           97.23         8.534
  4,000,001--6,000,000...........          1.33           95.05         8.431
  6,000,001--8,000,000...........          1.36           97.38         8.347
  8,000,001--10,000,000..........          1.27           97.32         8.302
 10,000,001--15,000,000..........          1.27           95.56         8.469
 15,000,001--20,000,000..........          1.38           92.55         8.603
 20,000,001--25,000,000..........          1.32           89.75         8.669
 25,000,001--50,000,000..........          1.25           95.79         8.125
 50,000,001--75,000,000..........          1.76           93.70         8.820
 75,000,001--100,000,000.........          1.87           96.94         8.177
100,000,001--125,000,000.........          1.51           98.94         8.177
125,000,001--150,000,000.........          1.71           97.50         7.680
---------------------------------     ---------       ---------     ---------
TOTAL/AVG./WTD. AVG.:............          1.44X          96.14%        8.336%
=================================     =========       =========     =========

Average Cut-off Date Balance: $7,215,122.

------------------------------

(1) The Cut-off Date LTV and U/W NCF DSCR information does not reflect the seven Credit Lease Loans representing 2.3% of the Initial Pool Balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

                                                                     ANNEX A-1-7

                                  U/W NCF DSCR
               (ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)

                                                                                     AVERAGE      MAXIMUM
                                                   AGGREGATE     % BY AGGREGATE      CUT-OFF      CUT-OFF       WTD. AVG.
RANGE OF CUT-OFF                     NUMBER      CUT-OFF DATE     CUT-OFF DATE        DATE         DATE       CUT-OFF DATE
DATE DSC RATIOS (X)                 OF LOANS        BALANCE          BALANCE         BALANCE      BALANCE          LTV
--------------------------------  -------------  -------------  -----------------  -----------  -----------  ---------------
= < 1.20........................            3    $  30,819,859           2.30%     1$0,273,286  $13,484,026          78.2%
1.2001--1.2499..................           25      208,680,327          15.59       8,347,213    36,312,585          73.7
1.2500--1.2999..................           49      267,197,703          19.96       5,453,014    25,734,101          71.5
1.3000--1.3499..................           32      152,629,823          11.40       4,769,682    16,557,600          73.0
1.3500--1.3999..................           23      112,997,158           8.44       4,912,920    22,981,466          68.0
1.4000--1.4499..................           12       45,656,924           3.41       3,804,744    11,370,971          62.1
1.4500--1.4999..................           10       16,822,385           1.26       1,682,239     6,522,236          70.2
1.5000--1.5499..................            5      135,698,848          10.14      27,139,770   123,031,572          58.8
1.5500--1.5999..................           10       12,635,421           0.94       1,263,542     2,200,000          59.7
1.6000--1.6499..................            2        4,648,248           0.35       2,324,124     3,950,000          56.2
1.6500--1.6999..................            2        5,700,000           0.43       2,850,000     3,300,000          55.3
1.7000--1.7499..................            3      156,292,901          11.67      52,097,634   148,497,918          48.3
1.7500--1.8499..................            5       87,779,476           6.56      17,555,895    62,145,749          45.4
1.8500--1.9499..................            1       99,000,000           7.39      99,000,000    99,000,000          43.0
= > 2.2500......................            1        2,323,000           0.17       2,323,000     2,323,000          33.4
--------------------------------    ---------    -------------      ---------       ---------   -----------     ---------
TOTAL/AVG./WTD. AVG.:...........          183    $1,338,882,074        100.00%      $7,316,295  $148,497,918         63.4%
================================    =========    =============      =========       =========   ===========     =========


                                    WTD. AVG.     WTD. AVG.    WTD. AVG.
RANGE OF CUT-OFF                     U/W NCF      OCCUPANCY    MORTGAGE
DATE DSC RATIOS (X)                   DSCR         RATE(1)       RATE
--------------------------------  -------------  -----------  -----------
= < 1.20........................         1.20x        96.64%       8.712%
1.2001--1.2499..................         1.23         96.23        8.358
1.2500--1.2999..................         1.27         95.75        8.496
1.3000--1.3499..................         1.32         94.55        8.298
1.3500--1.3999..................         1.36         93.82        8.543
1.4000--1.4499..................         1.42         95.30        8.643
1.4500--1.4999..................         1.47         98.21        8.228
1.5000--1.5499..................         1.51         98.87        8.180
1.5500--1.5999..................         1.57         91.49        8.713
1.6000--1.6499..................         1.61        100.00        8.893
1.6500--1.6999..................         1.69          0.00        8.940
1.7000--1.7499..................         1.71         97.62        7.710
1.7500--1.8499..................         1.77         93.93        8.659
1.8500--1.9499..................         1.87         96.94        8.177
= > 2.2500......................         2.43          0.00        8.845
--------------------------------    ---------     ---------    ---------
TOTAL/AVG./WTD. AVG.:...........         1.44X        96.05%       8.332%
================================    =========     =========    =========

Weighted Average U/W NCF DSC Ratio for all Mortgage Loans other than Credit Lease Loans: 1.44x

------------------------------

(1) Occupancy rates are calculated without reference to hospitality properties

                                                                     ANNEX A-1-8

                                OCCUPANCY RATES

    (ALL MORTGAGE LOANS OTHER THAN THOSE SECURED BY HOSPITALITY PROPERTIES)

                                                                                       AVERAGE      MAXIMUM
                                                     AGGREGATE     % BY AGGREGATE      CUT-OFF      CUT-OFF       WTD. AVG.
RANGE OF OCCUPANCY                     NUMBER      CUT-OFF DATE     CUT-OFF DATE        DATE         DATE       CUT-OFF DATE
RATES (%)                             OF LOANS        BALANCE          BALANCE         BALANCE      BALANCE        LTV(1)
----------------------------------  -------------  -------------  -----------------  -----------  -----------  ---------------
70.1--75.0........................            1    $   2,200,000           0.16%      $2,200,000  $ 2,200,000          35.5%
75.1--80.0........................            2       20,227,855           1.51      10,113,927    16,557,600          59.5
80.1--85.0........................            5       33,305,893           2.49       6,661,179    22,981,466          57.3
85.1--90.0........................            7       41,661,084           3.12       5,951,583    13,706,333          68.2
90.1--95.0........................           40      315,568,336          23.63       7,889,208    62,145,749          66.0
95.1 >=...........................          127      922,548,972          69.08       7,264,165   148,497,918          62.8
----------------------------------    ---------    -------------      ---------       ---------   -----------     ---------
TOTAL/AVG./WTD. AVG.:.............          182    $1,335,512,139        100.00%      $7,337,979  $148,497,918         63.5%
==================================    =========    =============      =========       =========   ===========     =========


                                      WTD. AVG.      WTD. AVG.     WTD. AVG.
RANGE OF OCCUPANCY                     U/W NCF       OCCUPANCY     MORTGAGE
RATES (%)                              DSCR(1)         RATE          RATE
----------------------------------  -------------  -------------  -----------
70.1--75.0........................         1.59x         71.88%        9.625%
75.1--80.0........................         1.32          78.86         8.486
80.1--85.0........................         1.37          82.47         8.776
85.1--90.0........................         1.28          86.76         8.533
90.1--95.0........................         1.41          93.11         8.464
95.1 >=...........................         1.46          98.53         8.241
----------------------------------    ---------      ---------     ---------
TOTAL/AVG./WTD. AVG.:.............         1.44X         96.14%        8.322%
==================================    =========      =========     =========

Weighted Average Occupancy Rate for all Mortgage Loans other than those secured by hospitality properties: 96.14%

------------------------------

(1) The Cut-off Date LTV and U/W NCF DSCR information does not reflect the seven Credit Lease Loans representing 2.3% of the Initial Pool Balance.

                                                                     ANNEX A-1-9

                          REMAINING AMORTIZATION TERMS

                                                                                       AVERAGE      MAXIMUM
                                                     AGGREGATE     % BY AGGREGATE      CUT-OFF      CUT-OFF       WTD. AVG.
RANGE OF REMAINING                     NUMBER      CUT-OFF DATE     CUT-OFF DATE        DATE         DATE       CUT-OFF DATE
AMORTIZATION TERMS (MONTHS)           OF LOANS        BALANCE          BALANCE         BALANCE      BALANCE        LTV(1)
----------------------------------  -------------  -------------  -----------------  -----------  -----------  ---------------
145--156..........................            1    $   5,962,636           0.44%      $5,962,636  $ 5,962,636           0.0%
229--240..........................            8       42,305,434           3.11       5,288,179    14,300,000          66.4
265--276..........................            4       11,431,966           0.84       2,857,992     3,950,000          54.8
289--300..........................           33      241,411,096          17.77       7,315,488   148,497,918          54.7
313--324..........................            1        3,107,793           0.23       3,107,793     3,107,793          74.9
325--336..........................            1        9,586,541           0.71       9,586,541     9,586,541          73.7
349--360..........................          139    1,044,874,717          76.90       7,517,084   123,031,572          65.5
----------------------------------    ---------    -------------      ---------       ---------   -----------     ---------
TOTAL/AVG./WTD. AVG.:.............          187    $1,358,680,184        100.00%      $7,265,669  $148,497,918         63.5%
==================================    =========    =============      =========       =========   ===========     =========


                                      WTD. AVG.     WTD. AVG.    WTD. AVG.
RANGE OF REMAINING                     U/W NCF      OCCUPANCY    MORTGAGE
AMORTIZATION TERMS (MONTHS)            DSCR(1)       RATE(2)       RATE
----------------------------------  -------------  -----------  -----------
145--156..........................         0.00x       100.00%       8.110%
229--240..........................         1.32        100.00        8.524
265--276..........................         1.66        100.00        8.904
289--300..........................         1.58         96.24        8.048
313--324..........................         1.34        100.00        8.830
325--336..........................         1.29         92.53        8.720
349--360..........................         1.41         95.94        8.384
----------------------------------    ---------     ---------    ---------
TOTAL/AVG./WTD. AVG.:.............         1.44X        96.11%       8.336%
==================================    =========     =========    =========

Weighted Average Remaining Amortization Term: 341 Months

------------------------------

(1) The Cut-off Date LTV and U/W NCF DSCR information does not reflect the seven Credit Lease Loans representing 2.3% of the Initial Pool Balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

                                                                    ANNEX A-1-10

                                 MORTGAGE RATES
                              (ALL MORTGAGE LOANS)

                                                                                       AVERAGE      MAXIMUM
                                                     AGGREGATE     % BY AGGREGATE      CUT-OFF      CUT-OFF       WTD. AVG.
RANGE OF MORTGAGE                      NUMBER      CUT-OFF DATE     CUT-OFF DATE        DATE         DATE       CUT-OFF DATE
RATES (%)                             OF LOANS        BALANCE          BALANCE         BALANCE      BALANCE        LTV(1)
----------------------------------  -------------  -------------  -----------------  -----------  -----------  ---------------
7.251--7.500......................            3    $  20,732,357           1.51%      $6,910,786  $ 8,808,628          77.8%
7.501--7.750......................            4      156,260,740          11.40      39,065,185   148,497,918          49.1
7.751--8.000......................            8      102,710,480           7.49      12,838,810    36,312,585          75.0
8.001--8.250......................           41      429,047,972          31.30      10,464,585   123,031,572          61.1
8.251--8.500......................           40      163,632,101          11.94       4,090,803    20,474,697          70.4
8.501--8.750......................           47      231,968,388          16.92       4,935,498    25,734,101          70.6
8.751--9.000......................           28      171,745,530          12.53       6,133,769    62,145,749          56.5
9.001--9.250......................           14       90,159,125           6.58       6,439,938    18,979,929          67.3
9.251--9.500......................            3        1,916,490           0.14         638,830       797,501          68.0
9.501--9.750......................            2        2,700,000           0.20       1,350,000     2,200,000          42.9
----------------------------------    ---------    -------------      ---------       ---------   -----------     ---------
TOTAL/AVG./WTD. AVG.:.............          190    $1,370,873,184        100.00%      $7,215,122  $148,497,918         63.4%
==================================    =========    =============      =========       =========   ===========     =========


                                      WTD. AVG.     WTD. AVG.    WTD. AVG.
RANGE OF MORTGAGE                      U/W NCF      OCCUPANCY    MORTGAGE
RATES (%)                              DSCR(1)       RATE(2)       RATE
----------------------------------  -------------  -----------  -----------
7.251--7.500......................         1.34x       100.00%       7.472%
7.501--7.750......................         1.69         97.58        7.679
7.751--8.000......................         1.29         95.99        7.854
8.001--8.250......................         1.51         97.11        8.169
8.251--8.500......................         1.34         97.18        8.396
8.501--8.750......................         1.31         95.00        8.629
8.751--9.000......................         1.52         92.32        8.850
9.001--9.250......................         1.27         95.96        9.119
9.251--9.500......................         1.34         99.53        9.448
9.501--9.750......................         1.53         76.35        9.648
----------------------------------    ---------     ---------    ---------
TOTAL/AVG./WTD. AVG.:.............         1.44X        96.14%       8.336%
==================================    =========     =========    =========

Weighted Average Mortgage Rate: 8.336%

------------------------------

(1) The Cut-off Date LTV and U/W NCF DSCR information does not reflect the seven Credit Lease Loans representing 2.3% of the Initial Pool Balance.

(2) Occupancy rates are calculated without reference to hospitality properties.

                                                                    ANNEX A-1-11

                            MATURITY DATE LTV RATIOS

               (ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)

                                                                                       AVERAGE      MAXIMUM
                                                     AGGREGATE     % BY AGGREGATE      CUT-OFF      CUT-OFF       WTD. AVG.
RANGE OF MATURITY                      NUMBER      CUT-OFF DATE     CUT-OFF DATE        DATE         DATE       CUT-OFF DATE
DATE LTV RATIOS (%)                   OF LOANS        BALANCE          BALANCE         BALANCE      BALANCE          LTV
----------------------------------  -------------  -------------  -----------------  -----------  -----------  ---------------
30.01--35.00......................            2    $   4,523,000           0.34%      $2,261,500  $ 2,323,000          34.4%
35.01--40.00......................            3      162,394,358          12.13      54,131,453    99,000,000          42.2
40.01--45.00......................            1        2,377,512           0.18       2,377,512     2,377,512          47.6
45.01--50.00......................           17      202,268,209          15.11      11,898,130   148,497,918          50.6
50.01--55.00......................           14      191,433,496          14.30      13,673,821   123,031,572          57.7
55.01--60.00......................           20      109,402,798           8.17       5,470,140    18,979,929          63.9
60.01--65.00......................           32      126,831,763           9.47       3,963,493    20,474,697          69.8
65.01--70.00......................           63      371,369,807          27.74       5,894,759    36,312,585          74.3
70.01--75.00......................           30      153,500,357          11.46       5,116,679    16,921,155          77.5
75.01--80.00......................            1       14,780,773           1.10      14,780,773    14,780,773          79.9
----------------------------------    ---------    -------------      ---------       ---------   -----------     ---------
TOTAL/AVG./WTD. AVG.:.............          183    $1,338,882,074        100.00%      $7,316,295  $148,497,918         63.4%
==================================    =========    =============      =========       =========   ===========     =========


                                      WTD. AVG.     WTD. AVG.    WTD. AVG.
RANGE OF MATURITY                      U/W NCF      OCCUPANCY    MORTGAGE
DATE LTV RATIOS (%)                     DSCR         RATE(1)       RATE
----------------------------------  -------------  -----------  -----------
30.01--35.00......................         2.02x        71.88%       9.224%
35.01--40.00......................         1.83         95.72        8.431
40.01--45.00......................         1.47        100.00        8.170
45.01--50.00......................         1.64         96.99        7.922
50.01--55.00......................         1.49         95.98        8.316
55.01--60.00......................         1.35         92.17        8.751
60.01--65.00......................         1.34         96.91        8.340
65.01--70.00......................         1.28         96.39        8.358
70.01--75.00......................         1.26         96.61        8.412
75.01--80.00......................         1.21         95.73        8.170
----------------------------------    ---------     ---------    ---------
TOTAL/AVG./WTD. AVG.:.............         1.44X        96.05%       8.332%
==================================    =========     =========    =========

Weighted Average Maturity Date LTV Ratio for all Mortgage Loans other than Credit Lease Loans: 57.39%

------------------------------

(1) Occupancy rates are calculated without reference to hospitality properties.

                                                                    ANNEX A-1-12

                          ALL MORTGAGE LOANS BY STATE

                                                                                       AGGREGATE      % BY AGGREGATE
                                                                         NUMBER       CUT-OFF DATE     CUT-OFF DATE
STATE                                                                   OF LOANS        BALANCE           BALANCE
---------------------------------------------------------------------  -----------  ----------------  ---------------
CA...................................................................          18   $    206,314,914         15.05%
NY...................................................................          26        192,983,682         14.08
MD...................................................................           9        188,926,836         13.78
CO...................................................................           4        169,992,147         12.40
TX...................................................................          30        111,400,054          8.13
NJ...................................................................          13         75,102,411          5.48
GA...................................................................           6         65,331,181          4.77
MS...................................................................           3         41,131,501          3.00
NC...................................................................           6         39,675,813          2.89
FL...................................................................          17         39,045,273          2.85
IL...................................................................           3         31,280,223          2.28
LA...................................................................           4         31,154,140          2.27
CT...................................................................           7         30,820,807          2.25
PA...................................................................          10         28,629,527          2.09
AZ...................................................................           8         17,685,930          1.29
MA...................................................................           3         17,492,940          1.28
AL...................................................................           2         11,580,897          0.84
NV...................................................................           1         10,880,192          0.79
MN...................................................................           1         10,691,214          0.78
AR...................................................................           2          8,111,251          0.59
IN...................................................................           2          7,890,870          0.58
SC...................................................................           3          5,865,392          0.43
TN...................................................................           2          5,482,826          0.40
NH...................................................................           2          3,656,495          0.27
UT...................................................................           1          3,383,169          0.25
OK...................................................................           1          3,286,079          0.24
MI...................................................................           1          3,264,399          0.24
MO...................................................................           1          3,244,500          0.24
WA...................................................................           2          2,497,051          0.18
OR...................................................................           1          2,289,501          0.17
OH...................................................................           1          1,781,966          0.13
                                                                        ---------   ----------------     ---------
TOTAL:...............................................................         190   $  1,370,873,184        100.00%
                                                                        =========   ================     =========

                                    ANNEX A-2

                  Certain Monetary Terms of the Mortgage Loans.

LB-UBS Commercial Mortgage Trust 2000-C1

ITALICS indicate mortgage loans secured by multiple properties.

Control No.  Property Name                                        Address
=============================================================================================================================

     1       Cherry Creek Mall                                    3000 East First Avenue
     2       Annapolis Mall                                       2002 Annapolis Mall
     3       Westfield Portfolio
     3a      Downtown Plaza                                       547 L Street
     3b      Eastland Shopping Center                             2753 Eastland Center Drive
-----------------------------------------------------------------------------------------------------------------------------
     4       Sangertown Square                                    Route 5 and Route 5A
     5       Southern Company Center                              270 Peachtree Street
     6       Metro Plaza Shopping Center                          Washington Boulevard and 6th Street
     7       Deposit Guaranty Plaza                               210 E. Capital Street
     8       Cedarbrook Corporate Center Building 5               5 Cedar Brook Drive
-----------------------------------------------------------------------------------------------------------------------------
     9       2 and 4 Gannett Drive                                2 Gannett Drive and 4 Gannett Drive
     10      New Media & Arts Center                              450 West 15th Street
     11      Pepper Square Shopping Center                        14902 Preston Road
     12      Pinewood Chase Apartments                            5601 Regency Park Court
     13      Eagle Rock                                           2700 Colorado Boulevard
-----------------------------------------------------------------------------------------------------------------------------
     14      Deposit Guaranty Tower & Building
    14a      Deposit Guaranty Tower                               333 Texas Street
    14b      Deposit Guaranty Building                            333 Texas Street
     15      Park Place Apartments                                1300 North L Street
     16      Plaza at the Pointe                                  1600 Quinn Drive
-----------------------------------------------------------------------------------------------------------------------------
     17      Stop & Shop - Meriden, CT                            71 Parker Avenue
     18      205-11 Montague Street                               205-11 Montague Street
     19      Reisterstown Square Apartments                       6510 Eberle Drive
     20      Five Points Plaza                                    40 Marietta Street
     21      SecurCare Boulder Portfolio
-----------------------------------------------------------------------------------------------------------------------------
    21a      5815 Arapahoe Road (SecurCare #501)                  5815 Arapahoe Road
    21b      6405 & 6515 Odell Place (SecurCare #503 & #505)      6405 & 6415 Odell Place
    21c      6338 Arapahoe Road (SecurCare #502)                  6338 Arapahoe Road
    21d      4667 Broadway (SecurCare #504)                       4667 Broadway
     22      Speedway Plaza                                       290 Turnpike Road
-----------------------------------------------------------------------------------------------------------------------------
     23      River Oaks West Shopping Center                      530-603 West River Oaks Drive orrence Avenue
     24      Deposit Guaranty - Building                          200 E. Capitol Street
     25      Best Western Carmel Mission Inn                      7200 South 156th Street
     26      Grammercy Parc Apartments                            2001 E. Tropicana Avenue
     27      Foshay Tower                                         821 Marquette Avenue
-----------------------------------------------------------------------------------------------------------------------------
     28      Forestdale Apartments                                3351-C Forestdale Drive
     29      Whispering Oaks Apartments                           2443 West Dugdale Road
     30      Scarbrough Building                                  101 W. 6th St.
     31      Central Forest Shopping Center                       11617 North Central Expressway
     32      Wellington Country Plaza                             12765-12850 West Forest Hill Blvd.
-----------------------------------------------------------------------------------------------------------------------------
     33      Littlefield Building                                 106 E. Sixth Street
     34      Timberlyne Shopping Center                           1129 Weaver Dairy Road
     35      29 West 35th Street                                  29 West 35th Street
     36      Peacock Center                                       504 Ridgeville Road
     37      Nabisco Warehouse & Distribution Complex             2005, 2040, 2100, and 2150 W. 43rd St./4334 S. Damen Ave.
-----------------------------------------------------------------------------------------------------------------------------
     38      Ballenger Creek Plaza                                5830 Ballenger Creek Pike
     39      Bishop's Corner West                                 345 North Main Street
     40      Montgomery Commons                                   East Boulevard/Calmar Drive
     41      Winchester Marketplace                               40515,40665, 40695, 40705 & 40825 Winchester Road
     42      Cap Senior - Atrium of Carmichael                    5757 Cypress Avenue
-----------------------------------------------------------------------------------------------------------------------------
     43      La Paz Apartments                                    160 Virgil Avenue
     44      The Atria at Hillcrest                               158-13 72nd Avenue
     45      Citizens Trust Company Bldg.                         75 Piedmont Avenue Northeast
     46      229-233 Seventh Street                               229-233 Seventh Street
     47      Woodbridge Village Apartments                        1900-1948 North Marianna Avenue
-----------------------------------------------------------------------------------------------------------------------------
     48      Mooresville Festival Shopping Center                 3904-3990 West Highway 150
     49      901 Hugh Wallis Road (BellSouth Building)            901 Hugh Wallis Road
     50      800 North Pearl                                      800 North Pearl Street
     51      Town North Shopping Center                           3500-3600 North Belt Line Road
     52      Route 7 Commerce Center                              9409 and 9411 Philadelphia Road
-----------------------------------------------------------------------------------------------------------------------------
     53      Post Road Plaza                                      260-300 Boston Post Road
     54      Chapel Wood Apartments                               1425 Nova Avenue
     55      Enterprise Park                                      6155 Corporate Drive
     56      Marion Ridge Apartments                              1829 E. Marion Street #100
     57      Orica North                                          100 Park Plaza Drive
-----------------------------------------------------------------------------------------------------------------------------
     58      Torrance Tech Park                                   370-390 Amapola Avenue
     59      2720 Dupont Commerce Center                          2720 DuPont Commerce Court
     60      Towne Center at Brookhill                            6755 - 6795 West 88th Avenue
     61      Oradell Medical Plaza                                550 Kinderamack Road
     62      River Drive                                          380-400 River Drive
-----------------------------------------------------------------------------------------------------------------------------
     63      The Joseph Cory Warehouse                            888 Newark Avenue
     64      Horizons Office Bldg                                 1401 Forum Way
     65      Inwood Oaks Apartments                               3902 West Little York Road
     66      Holiday Inn Express - Kinder                         11750 Highway 165
     67      Bernard Court Shopping Center                        1843 Highland Drive
-----------------------------------------------------------------------------------------------------------------------------
     68      Oakwood Apartments                                   745 Boundary Street
     69      Holiday Inn                                          2033 Ruth Street (LA Hwy. 27)
     70      Foxcroft Village MHP                                 20 Foxcroft Village Lane
     71      Heron Walk                                           3506 Cove View Boulevard
     72      17 Corporate Plaza Office Building                   17 Corporate Plaza
-----------------------------------------------------------------------------------------------------------------------------
     73      Westlake Office Building                             310 Technology Ave
     74      Fiesta Travel Trailer Resort                         3811 East University Drive
     75      Cap Senior - Crosswood Oaks                          6650 Crosswood Circle
     76      Carlyle Crossing                                     6300 Vega Drive
     77      GSE Building                                         9189 Red Branch Road
-----------------------------------------------------------------------------------------------------------------------------
     78      680 Arthur Kill Road                                 680-686 Arthur Kill Road
     79      Hampton Inn - Carlisle                               1164 Harrisburg Pike
     80      Ironwood Plaza                                       23920 Ironwood Plaza
     81      Hudson View/Willa View Apartments
    81a      Hudson View Apartments                               532-544 West 145th Street
-----------------------------------------------------------------------------------------------------------------------------
    81b      Willa View Apartments                                1809-1811 Amsterdam Avenue
     82      Parkview Estates                                     995 North Denton Boulevard
     83      Wallace Crossing Shopping Center                     715 N. Norwood Street
     84      Palomar Village                                      687-693 Palomar Street
     85      Stanton Oaks Shopping Center                         4201 Green Oaks Blvd West
-----------------------------------------------------------------------------------------------------------------------------
     86      West Pointe Shopping Center                          2900 Kings Highway
     87      Four Seasons Business Park VI,Buildings 1, 2, and 3  6830 North Eldridge Parkway
     88      Littlefield Mall                                     115 E. Sixth Street
     89      Highlands Retail Center                              951 West Interstate Highway 20
     90      Northwend Shopping Center                            9515 North Lamar Boulevard
-----------------------------------------------------------------------------------------------------------------------------
     91      151 West 25th Street                                 151 West 25th Street
     92      La Croix Court Apartments                            14 La Croix Court Drive a/k/a 75 Carry Lane
     93      Everglades Apartments                                1103 23rd Street North
     94      Plaza Building                                       120 North Congress Street
     95      Sycamore Green Apartments                            52 Strathmore Circle
-----------------------------------------------------------------------------------------------------------------------------
     96      Crystal Inn - Logan                                  853 South Highway 89
     97      Valley Plaza Shopping Center                         16932-17020 E. Quincy Avenue
     98      La Palma Corporate Park (Buildings 4-8)              2970, 2990, 2992 East La Palma Ave., 1035, 1045 Armando St.
     99      Hampton Inn - Selinsgrove                            2-16 South Market Street
    100      Mid America Business Park II                         8021 Mid America Boulevard
-----------------------------------------------------------------------------------------------------------------------------
    101      UNOVA Industrial Building                            2807-2927 Elliott & 33653 Dequindre Rd.
    102      South Pointe Shopping Center                         Highway 61 at Hennings Drive
    103      Walgreens - Dallas, TX                               8310 Abrams Road
    104      Cambridge Place Apartments                           435-441 Cambridge Street
    105      Willow Creek Apartments                              4556 Winchester Road
-----------------------------------------------------------------------------------------------------------------------------
    106      Merchant's Village                                   4115 Columbia Rd.
    107      Federal Express Buildings
    107a     Federal Express Building 1                           14101 S.W. 119th Avenue
    107b     Federal Express Building 2                           15601 West Dixie Highway
    108      Santiago Parkside Estates                            1155 South Riverside Avenue
-----------------------------------------------------------------------------------------------------------------------------
    109      Suni Sands RV Resort                                 1960 East 32nd Street
    110      Clay Commons Shopping Center                         8075 Oswego Road
    111      Gold Coast Strip Center                              1577-1595 Northern Boulevard
    112      CVS - Baltimore, MD                                  5603 Old Frederick Road
    113      Plaza Verdugo Medical Center                         1809 Verdugo Boulevard
-----------------------------------------------------------------------------------------------------------------------------
    114      Oakridge Estates,Decatur and Valley View MHPs        2950 W. 1100 N. Rd.521 S. 13th St. 4497 W. 200 N.
    115      La Palma Corporate Park (Buildings 2 & 3)            2910 & 2940 East La Palma Avenue
    116      Tarponaire Mobile Resort                             38791 US Highway 19 North
    117      One Park Place                                       One Park Place
    118      Lake Creek Crossing Shopping Center                  1205 Round Rock Avenue
-----------------------------------------------------------------------------------------------------------------------------
    119      275 Broome Industrial Parkway (Dick's)               275 Broome Industrial Parkway
    120      Sundowner, Country Villa and Melrose MHP's
    120a     Melrose RV Park                                      SEC of Delaware Street and Virginia Street
    120b     Sundowner & Country Villa MHP                        SEC of Delaware Street and Virginia Street
    121      Comfort Inn - Harrisburg                             7744 Linglestown Road
-----------------------------------------------------------------------------------------------------------------------------
    122      Westway Office Park                                  8000 Harwin Drive
    123      54 Regional Drive                                    54 Regional Drive
    124      2044 Ocean Avenue                                    2044 Ocean Avenue
    125      The Whitney Hotel                                    700 Woodrow Street
    126      Office Max-Morristown                                2583 East Morris Boulevard
-----------------------------------------------------------------------------------------------------------------------------
    127      Sun Lake Estates Mobile Home Park                    4865 Lake Ontario Drive
    128      Crestwood Village MHP                                2154 North Oregon St.
    129      CVS - Enfield, CT                                    875 Enfield Street
    130      Deserama Mobile Ranch                                2434 E. Main Street
    131      The Barons Apartments                                91 Queen Street
-----------------------------------------------------------------------------------------------------------------------------
    132      August Manor Apartments                              8951 NE 8th Avenue & 800 NE 90th Street
    133      426 West Broadway                                    426 West Broadway
    134      Walnut Hill Apartments                               1550 Blalock
    135      Chesterfield Commons Shopping Center                 831 Chesterfield Highway
    136      714 Lexington Avenue                                 714 Lexington Avenue
-----------------------------------------------------------------------------------------------------------------------------
    137      Apache Gardens Mobile Home Park                      1617 North Ironwood Drive
    138      Ingram Oaks                                          400 Live Oak
    139      Wayne Garden Apartments                              101 West Browning Road
    140      CVS - Hinckley, OH                                   SEC West 130th Street and Boston Road
    141      Hilltop Square Shopping Center                       6455 Hilltop Drive
-----------------------------------------------------------------------------------------------------------------------------
    142      CVS - Elberton, GA                                   232 Elbert Street
    143      Interlachen Shopping Center                          1114 Highway 20
    144      509 East Sixth Street                                509 East Sixth Street
    145      67th & Bell                                          Southeast Corner of Bell Road and 67th Avenue
    146      Oakhill Family Park                                  1003 Oak Hill Avenue
-----------------------------------------------------------------------------------------------------------------------------
    147      Capri Villas Apartments                              4832 Main Street
    148      Pine Meadows Apartments                              2200 Faraway Drive
    149      University Home Mobile Home Park                     E. 9518 4th Avenue
    150      Full Sail Live                                       3535 Forsyth Avenue
    151      Crescent City Shopping Center                        925 Summit Street
-----------------------------------------------------------------------------------------------------------------------------
    152      Town Square Apartments                               1123 S. Witter
    153      Arbor I                                              190 Chamberlain Highway
    154      Summitwood Apartments                                80, 156-174, & 153-185 Sam's Road
    155      Shady Rest Mobile Home and RV Park                   11435 E Apache Trail
    156      Bangs MHP                                            30 Kendall Pond Road
-----------------------------------------------------------------------------------------------------------------------------
    157      San Vicente Shopping Center                          11706-11712 San Vicente Boulevard
    158      Las Brisas Apartments                                4500 North Main
    159      Malibu Court                                         1702 Wirt Road
    160      Camelback West Plaza                                 3601-3633 W. Camelback Road
    161      Main Place Apartments                                923-947 Main Street
-----------------------------------------------------------------------------------------------------------------------------
    162      The 1940 Building                                    1940 116th Avenue NE
    163      Canal Studios                                        243 & 278 North Union Street
    164      Westgate Shopping Center                             3210 Crill Avenue
    165      Liberty Place Professional Building                  3211 Liberty Street
    166      Grant Square                                         15 Fernwood Avenue
-----------------------------------------------------------------------------------------------------------------------------
    167      Post Oak Manor                                       11211 S. Post Oak Road
    168      South Grand Apartments                               15430 East Freeway
    169      AAA Mini-Storage                                     7625 North Loop East Freeway
    170      Welsh Gardens                                        2630 Welsh Road
    171      Wellwood Manor                                       606 W. Maple Avenue
-----------------------------------------------------------------------------------------------------------------------------
    172      Hickory Point MHP                                    1181 Anclote Road
    173      Creekside Mobile Home Park                           2561 Kingston Road
    174      10 Parker Street                                     10 Parker Street
    175      38th Street Apartments                               24 West 38th Street
    176      West Village II Ltd.                                 311-13 N 33rd Street & 3225-27 Powelton Avenue
-----------------------------------------------------------------------------------------------------------------------------
    177      The Janwood Apartments                               1706 Pasadena Boulevard
    178      Apartments 22                                        2202 E. 136th Avenue
    179      West Village Ltd.                                    3201, 3205-07, 3211, 3217-23 Powelton Avenue
    180      Hillcrest Apartments                                 115 North 34th Street
    181      East Wind Apartments                                 115 Trenton Road
-----------------------------------------------------------------------------------------------------------------------------
    182      University Village Apartments                        306 N. 32nd Street & 3214-3218Street
    183      Minden Square Apartments                             5444-5540 & 5435-5473 Minden Avenue
    184      Park Villa Apartments                                2505-2525 Royal Palm Avenue
    185      263 Genesee Street                                   263 Genesee Street
    186      Rio Vista Apartments                                 1116 FM 78
-----------------------------------------------------------------------------------------------------------------------------
    187      Oak Park Apartments                                  1308 First Street
    188      166 Jewett Avenue                                    166 Jewett Avenue
    189      14 Kensington Avenue                                 14 Kensington Avenue
    190      Zabriskie Arms Condominium                           149 Zabriskie Street
-----------------------------------------------------------------------------------------------------------------------------

   Control No.    Property Name                                                              City                        State
====================================================================================================================================

        1         Cherry Creek Mall                                                         Denver                         CO
        2         Annapolis Mall                                                            Annapolis                      MD
        3         Westfield Portfolio
       3a         Downtown Plaza                                                            Sacramento                     CA
       3b         Eastland Shopping Center                                                  West Covina                    CA
------------------------------------------------------------------------------------------------------------------------------------
        4         Sangertown Square                                                         New Hartford                   NY
        5         Southern Company Center                                                   Atlanta                        GA
        6         Metro Plaza Shopping Center                                               Jersey City                    NJ
        7         Deposit Guaranty Plaza                                                    Jackson                        MS
        8         Cedarbrook Corporate Center Building 5                                    Cranbury                       NJ
------------------------------------------------------------------------------------------------------------------------------------
        9         2 and 4 Gannett Drive                                                     White Plains                   NY
       10         New Media & Arts Center                                                   New York City                  NY
       11         Pepper Square Shopping Center                                             Dallas                         TX
       12         Pinewood Chase Apartments                                                 Suitland                       MD
       13         Eagle Rock                                                                Eagle Rock                     CA
------------------------------------------------------------------------------------------------------------------------------------
       14         Deposit Guaranty Tower & Building
       14a        Deposit Guaranty Tower                                                    Shreveport                     LA
       14b        Deposit Guaranty Building                                                 Shreveport                     LA
       15         Park Place Apartments                                                     Lompoc                         CA
       16         Plaza at the Pointe                                                       North Fayette Township         PA
------------------------------------------------------------------------------------------------------------------------------------
       17         Stop & Shop - Meriden, CT                                                 Meriden                        CT
       18         205-11 Montague Street                                                    Brooklyn                       NY
       19         Reisterstown Square Apartments                                            Baltimore (Reisterstown)       MD
       20         Five Points Plaza                                                         Atlanta                        GA
       21         SecurCare Boulder Portfolio
------------------------------------------------------------------------------------------------------------------------------------
       21a        5815 Arapahoe Road (SecurCare #501)                                       Boulder                        CO
       21b        6405 & 6515 Odell Place (SecurCare #503 & #505)                           Boulder                        CO
       21c        6338 Arapahoe Road (SecurCare #502)                                       Unincorporated Boulder County  CO
       21d        4667 Broadway (SecurCare #504)                                            Boulder                        CO
       22         Speedway Plaza                                                            Westborough                    MA
------------------------------------------------------------------------------------------------------------------------------------
       23         River Oaks West Shopping Center                                           Calumet City                   IL
       24         Deposit Guaranty - Building                                               Jackson                        MS
       25         Best Western Carmel Mission Inn                                           Carmel                         CA
       26         Grammercy Parc Apartments                                                 Las Vegas                      NV
       27         Foshay Tower                                                              Minneapolis                    MN
------------------------------------------------------------------------------------------------------------------------------------
       28         Forestdale Apartments                                                     Burlington                     NC
       29         Whispering Oaks Apartments                                                Waukegan                       IL
       30         Scarbrough Building                                                       Austin                         TX
       31         Central Forest Shopping Center                                            Dallas                         TX
       32         Wellington Country Plaza                                                  Wellington                     FL
------------------------------------------------------------------------------------------------------------------------------------
       33         Littlefield Building                                                      Austin                         TX
       34         Timberlyne Shopping Center                                                Chapel Hill                    NC
       35         29 West 35th Street                                                       New York                       NY
       36         Peacock Center                                                            Mount Airy                     MD
       37         Nabisco Warehouse & Distribution Complex                                  Chicago                        IL
------------------------------------------------------------------------------------------------------------------------------------
       38         Ballenger Creek Plaza                                                     Frederick                      MD
       39         Bishop's Corner West                                                      West Hartford                  CT
       40         Montgomery Commons                                                        Montgomery                     AL
       41         Winchester Marketplace                                                    Temecula                       CA
       42         Cap Senior - Atrium of Carmichael                                         Carmichael                     CA
------------------------------------------------------------------------------------------------------------------------------------
       43         La Paz Apartments                                                         Los Angeles                    CA
       44         The Atria at Hillcrest                                                    Flushing                       NY
       45         Citizens Trust Company Bldg.                                              Atlanta                        GA
       46         229-233 Seventh Street                                                    Garden City                    NY
       47         Woodbridge Village Apartments                                             Los Angeles                    CA
------------------------------------------------------------------------------------------------------------------------------------
       48         Mooresville Festival Shopping Center                                      Mooresville                    NC
       49         901 Hugh Wallis Road (BellSouth Building)                                 Lafayette                      LA
       50         800 North Pearl                                                           Albany                         NY
       51         Town North Shopping Center                                                Irving                         TX
       52         Route 7 Commerce Center                                                   Rossville                      MD
------------------------------------------------------------------------------------------------------------------------------------
       53         Post Road Plaza                                                           Port Chester                   NY
       54         Chapel Wood Apartments                                                    Capital Heights                MD
       55         Enterprise Park                                                           Houston                        TX
       56         Marion Ridge Apartments                                                   Shelby                         NC
       57         Orica North                                                               Secaucus                       NJ
------------------------------------------------------------------------------------------------------------------------------------
       58         Torrance Tech Park                                                        Torrance                       CA
       59         2720 Dupont Commerce Center                                               Fort Wayne                     IN
       60         Towne Center at Brookhill                                                 Westminster                    CO
       61         Oradell Medical Plaza                                                     Oradell                        NJ
       62         River Drive                                                               Passaic                        NJ
------------------------------------------------------------------------------------------------------------------------------------
       63         The Joseph Cory Warehouse                                                 Jersey City                    NJ
       64         Horizons Office Bldg                                                      West Palm Beach                FL
       65         Inwood Oaks Apartments                                                    Houston                        TX
       66         Holiday Inn Express - Kinder                                              Kinder                         LA
       67         Bernard Court Shopping Center                                             Jonesboro                      AR
------------------------------------------------------------------------------------------------------------------------------------
       68         Oakwood Apartments                                                        Newton                         NC
       69         Holiday Inn                                                               Sulphur                        LA
       70         Foxcroft Village MHP                                                      Loch Sheldrake                 NY
       71         Heron Walk                                                                Galveston                      TX
       72         17 Corporate Plaza Office Building                                        Newport Beach                  CA
------------------------------------------------------------------------------------------------------------------------------------
       73         Westlake Office Building                                                  Norcross                       GA
       74         Fiesta Travel Trailer Resort                                              Mesa                           AZ
       75         Cap Senior - Crosswood Oaks                                               Citrus Heights                 CA
       76         Carlyle Crossing                                                          Fort Worth                     TX
       77         GSE Building                                                              Columbia                       MD
------------------------------------------------------------------------------------------------------------------------------------
       78         680 Arthur Kill Road                                                      Staten Island                  NY
       79         Hampton Inn - Carlisle                                                    Carlisle                       PA
       80         Ironwood Plaza                                                            Moreno Valley                  CA
       81         Hudson View/Willa View Apartments
       81a        Hudson View Apartments                                                    New York                       NY
------------------------------------------------------------------------------------------------------------------------------------
       81b        Willa View Apartments                                                     New York                       NY
       82         Parkview Estates                                                          Fort Walton Beach              FL
       83         Wallace Crossing Shopping Center                                          Wallace                        NC
       84         Palomar Village                                                           Chula Vista                    CA
       85         Stanton Oaks Shopping Center                                              Arlington                      TX
------------------------------------------------------------------------------------------------------------------------------------
       86         West Pointe Shopping Center                                               Paragould                      AR
       87         Four Seasons Business Park VI,Buildings 1, 2, and 3                       Houston                        TX
       88         Littlefield Mall                                                          Austin                         TX
       89         Highlands Retail Center                                                   Arlington                      TX
       90         Northwend Shopping Center                                                 Austin                         TX
------------------------------------------------------------------------------------------------------------------------------------
       91         151 West 25th Street                                                      New York                       NY
       92         La Croix Court Apartments                                                 Rochester(Town of Irondequiot) NY
       93         Everglades Apartments                                                     Pell City                      AL
       94         Plaza Building                                                            Jackson                        MS
       95         Sycamore Green Apartments                                                 Rochester                      NY
------------------------------------------------------------------------------------------------------------------------------------
       96         Crystal Inn - Logan                                                       Logan                          UT
       97         Valley Plaza Shopping Center                                              Aurora                         CO
       98         La Palma Corporate Park (Buildings 4-8)                                   Anaheim                        CA
       99         Hampton Inn - Selinsgrove                                                 Shamokin Dam                   PA
       100        Mid America Business Park II                                              Oklamoma City                  OK
------------------------------------------------------------------------------------------------------------------------------------
       101        UNOVA Industrial Building                                                 Troy                           MI
       102        South Pointe Shopping Center                                              Sikeston                       MO
       103        Walgreens - Dallas, TX                                                    Dallas                         TX
       104        Cambridge Place Apartments                                                Boston                         MA
       105        Willow Creek Apartments                                                   Memphis                        TN
------------------------------------------------------------------------------------------------------------------------------------
       106        Merchant's Village                                                        Martinez                       GA
       107        Federal Express Buildings
      107a        Federal Express Building 1                                                Miami                          FL
      107b        Federal Express Building 2                                                North Miami Beach              FL
       108        Santiago Parkside Estates                                                 Rialto                         CA
------------------------------------------------------------------------------------------------------------------------------------
       109        Suni Sands RV Resort                                                      Yuma                           AZ
       110        Clay Commons Shopping Center                                              Clay                           NY
       111        Gold Coast Strip Center                                                   Manhasset                      NY
       112        CVS - Baltimore, MD                                                       Catonsville                    MD
       113        Plaza Verdugo Medical Center                                              Glendale                       CA
------------------------------------------------------------------------------------------------------------------------------------
       114        Oakridge Estates,Decatur and Valley View MHPs                             Huntington                     IN
       115        La Palma Corporate Park (Buildings 2 & 3)                                 Anaheim                        CA
       116        Tarponaire Mobile Resort                                                  Tarpon Springs                 FL
       117        One Park Place                                                            Peekskill                      NY
       118        Lake Creek Crossing Shopping Center                                       Round Rock                     TX
------------------------------------------------------------------------------------------------------------------------------------
       119        275 Broome Industrial Parkway (Dick's)                                    Conklin                        NY
       120        Sundowner, Country Villa and Melrose MHP's
      120a        Melrose RV Park                                                           Apache Junction                AZ
      120b        Sundowner & Country Villa MHP                                             Apache Junction                AZ
       121        Comfort Inn - Harrisburg                                                  Harrisburg                     PA
------------------------------------------------------------------------------------------------------------------------------------
       122        Westway Office Park                                                       Houston                        TX
       123        54 Regional Drive                                                         Concord                        NH
       124        2044 Ocean Avenue                                                         Brooklyn                       NY
       125        The Whitney Hotel                                                         Columbia                       SC
       126        Office Max-Morristown                                                     Morristown                     TN
------------------------------------------------------------------------------------------------------------------------------------
       127        Sun Lake Estates Mobile Home Park                                         Cocoa                          FL
       128        Crestwood Village MHP                                                     St. Helens                     OR
       129        CVS - Enfield, CT                                                         Enfield                        CT
       130        Deserama Mobile Ranch                                                     Mesa                           AZ
       131        The Barons Apartments                                                     Southington                    CT
------------------------------------------------------------------------------------------------------------------------------------
       132        August Manor Apartments                                                   Miami                          FL
       133        426 West Broadway                                                         New York City                  NY
       134        Walnut Hill Apartments                                                    Houston                        TX
       135        Chesterfield Commons Shopping Center                                      Cheraw                         SC
       136        714 Lexington Avenue                                                      New York                       NY
------------------------------------------------------------------------------------------------------------------------------------
       137        Apache Gardens Mobile Home Park                                           Apache Junction                AZ
       138        Ingram Oaks                                                               Ingram                         TX
       139        Wayne Garden Apartments                                                   Collingswood                   NJ
       140        CVS - Hinckley, OH                                                        Hinckley Township              OH
       141        Hilltop Square Shopping Center                                            North Richland Hills           TX
------------------------------------------------------------------------------------------------------------------------------------
       142        CVS - Elberton, GA                                                        Elberton                       GA
       143        Interlachen Shopping Center                                               Interlachen                    FL
       144        509 East Sixth Street                                                     New York                       NY
       145        67th & Bell                                                               Glendale                       AZ
       146        Oakhill Family Park                                                       Attleboro                      MA
------------------------------------------------------------------------------------------------------------------------------------
       147        Capri Villas Apartments                                                   Jacksonville                   FL
       148        Pine Meadows Apartments                                                   Columbia                       SC
       149        University Home Mobile Home Park                                          Spokane                        WA
       150        Full Sail Live                                                            Winter Park                    FL
       151        Crescent City Shopping Center                                             Crescent City                  FL
------------------------------------------------------------------------------------------------------------------------------------
       152        Town Square Apartments                                                    Pasadena                       TX
       153        Arbor I                                                                   Meriden                        CT
       154        Summitwood Apartments                                                     Meriden                        CT
       155        Shady Rest Mobile Home and RV Park                                        Apache Junction                AZ
       156        Bangs MHP                                                                 Derry                          NH
------------------------------------------------------------------------------------------------------------------------------------
       157        San Vicente Shopping Center                                               Los Angeles                    CA
       158        Las Brisas Apartments                                                     Houston                        TX
       159        Malibu Court                                                              Houston                        TX
       160        Camelback West Plaza                                                      Phoenix                        AZ
       161        Main Place Apartments                                                     New Britain                    CT
------------------------------------------------------------------------------------------------------------------------------------
       162        The 1940 Building                                                         Bellevue                       WA
       163        Canal Studios                                                             Lambertville                   NJ
       164        Westgate Shopping Center                                                  Palatka                        FL
       165        Liberty Place Professional Building                                       Erie                           PA
       166        Grant Square                                                              Clearwater                     FL
------------------------------------------------------------------------------------------------------------------------------------
       167        Post Oak Manor                                                            Houston                        TX
       168        South Grand Apartments                                                    Channelview                    TX
       169        AAA Mini-Storage                                                          Houston                        TX
       170        Welsh Gardens                                                             Philadelphia                   PA
       171        Wellwood Manor                                                            Merchantville Borough          NJ
------------------------------------------------------------------------------------------------------------------------------------
       172        Hickory Point MHP                                                         Tarpon Springs                 FL
       173        Creekside Mobile Home Park                                                Leicester                      NY
       174        10 Parker Street                                                          Port Chester                   NY
       175        38th Street Apartments                                                    Jacksonville                   FL
       176        West Village II Ltd.                                                      Philadelphia                   PA
------------------------------------------------------------------------------------------------------------------------------------
       177        The Janwood Apartments                                                    Pasadena                       TX
       178        Apartments 22                                                             Tampa                          FL
       179        West Village Ltd.                                                         Philadelphia                   PA
       180        Hillcrest Apartments                                                      Philadelphia                   PA
       181        East Wind Apartments                                                      Brown Mills (Pemberton Twp.)   NJ
------------------------------------------------------------------------------------------------------------------------------------
       182        University Village Apartments                                             Philadelphia                   PA
       183        Minden Square Apartments                                                  Houston                        TX
       184        Park Villa Apartments                                                     Fort Myers                     FL
       185        263 Genesee Street                                                        Utica                          NY
       186        Rio Vista Apartments                                                      Schertz                        TX
------------------------------------------------------------------------------------------------------------------------------------
       187        Oak Park Apartments                                                       Galena Park                    TX
       188        166 Jewett Avenue                                                         Jersey City                    NJ
       189        14 Kensington Avenue                                                      Jersey City                    NJ
       190        Zabriskie Arms Condominium                                                Jersey City                    NJ

 Control No.   Property Name                                                     Zip Code       Cross Collateralized Groups
===============================================================================================================================

      1        Cherry Creek Mall                                                 80206
      2        Annapolis Mall                                                    21401
      3        Westfield Portfolio
      3a       Downtown Plaza                                                    95814
      3b       Eastland Shopping Center                                          91791
-------------------------------------------------------------------------------------------------------------------------------
      4        Sangertown Square                                                 13413
      5        Southern Company Center                                           30303
      6        Metro Plaza Shopping Center                                       07302
      7        Deposit Guaranty Plaza                                            39201           Plaza Investments L.L.C.
      8        Cedarbrook Corporate Center Building 5                            08512
-------------------------------------------------------------------------------------------------------------------------------
      9        2 and 4 Gannett Drive                                             10604
      10       New Media & Arts Center                                           10011
      11       Pepper Square Shopping Center                                     75240
      12       Pinewood Chase Apartments                                         20902
      13       Eagle Rock                                                        90041
-------------------------------------------------------------------------------------------------------------------------------
      14       Deposit Guaranty Tower & Building                                                 Plaza Investments, L.L.C.
     14a       Deposit Guaranty Tower                                            71101
     14b       Deposit Guaranty Building                                         71101
      15       Park Place Apartments                                             93436
      16       Plaza at the Pointe                                               15071
-------------------------------------------------------------------------------------------------------------------------------
      17       Stop & Shop - Meriden, CT                                         06450
      18       205-11 Montague Street                                            11242
      19       Reisterstown Square Apartments                                    21215
      20       Five Points Plaza                                                 30303
      21       SecurCare Boulder Portfolio
-------------------------------------------------------------------------------------------------------------------------------
     21a       5815 Arapahoe Road (SecurCare #501)                               80303
     21b       6405 & 6515 Odell Place (SecurCare #503 & #505)                   80301
     21c       6338 Arapahoe Road (SecurCare #502)                               80303
     21d       4667 Broadway (SecurCare #504)                                    80303
      22       Speedway Plaza                                                    01581
-------------------------------------------------------------------------------------------------------------------------------
      23       River Oaks West Shopping Center                                   60409
      24       Deposit Guaranty - Building                                       39201          Plaza Investments, L.L.C.
      25       Best Western Carmel Mission Inn                                   93923
      26       Grammercy Parc Apartments                                         89115
      27       Foshay Tower                                                      55402
-------------------------------------------------------------------------------------------------------------------------------
      28       Forestdale Apartments                                             27215
      29       Whispering Oaks Apartments                                        60085
      30       Scarbrough Building                                               78701                 Littlefield
      31       Central Forest Shopping Center                                    75243
      32       Wellington Country Plaza                                          33414
-------------------------------------------------------------------------------------------------------------------------------
      33       Littlefield Building                                              78701                 Littlefield
      34       Timberlyne Shopping Center                                        27514
      35       29 West 35th Street                                               10001
      36       Peacock Center                                                    21771
      37       Nabisco Warehouse & Distribution Complex                          60609
-------------------------------------------------------------------------------------------------------------------------------
      38       Ballenger Creek Plaza                                             21703
      39       Bishop's Corner West                                              06117
      40       Montgomery Commons                                                36116
      41       Winchester Marketplace                                            92590
      42       Cap Senior - Atrium of Carmichael                                 95968
-------------------------------------------------------------------------------------------------------------------------------
      43       La Paz Apartments                                                 90004
      44       The Atria at Hillcrest                                            11375
      45       Citizens Trust Company Bldg.                                      30303
      46       229-233 Seventh Street                                            11530
      47       Woodbridge Village Apartments                                     90032
-------------------------------------------------------------------------------------------------------------------------------
      48       Mooresville Festival Shopping Center                              28115
      49       901 Hugh Wallis Road (BellSouth Building)                         70508
      50       800 North Pearl                                                   12204
      51       Town North Shopping Center                                        75243
      52       Route 7 Commerce Center                                           21237
-------------------------------------------------------------------------------------------------------------------------------
      53       Post Road Plaza                                                   10573
      54       Chapel Wood Apartments                                            20743
      55       Enterprise Park                                                   77036
      56       Marion Ridge Apartments                                           28152
      57       Orica North                                                       07094
-------------------------------------------------------------------------------------------------------------------------------
      58       Torrance Tech Park                                                90501
      59       2720 Dupont Commerce Center                                       46825
      60       Towne Center at Brookhill                                         80233
      61       Oradell Medical Plaza                                             07649
      62       River Drive                                                       07055
-------------------------------------------------------------------------------------------------------------------------------
      63       The Joseph Cory Warehouse                                         07306
      64       Horizons Office Bldg                                              33406
      65       Inwood Oaks Apartments                                            77091
      66       Holiday Inn Express - Kinder                                      70648
      67       Bernard Court Shopping Center                                     72402
-------------------------------------------------------------------------------------------------------------------------------
      68       Oakwood Apartments                                                28658
      69       Holiday Inn                                                       70663
      70       Foxcroft Village MHP                                              12759
      71       Heron Walk                                                        77554
      72       17 Corporate Plaza Office Building                                92660
-------------------------------------------------------------------------------------------------------------------------------
      73       Westlake Office Building                                          30092
      74       Fiesta Travel Trailer Resort                                      85205
      75       Cap Senior - Crosswood Oaks                                       95621
      76       Carlyle Crossing                                                  76133
      77       GSE Building                                                      21045
-------------------------------------------------------------------------------------------------------------------------------
      78       680 Arthur Kill Road                                              10308
      79       Hampton Inn - Carlisle                                            17013                  Hersha
      80       Ironwood Plaza                                                    92557
      81       Hudson View/Willa View Apartments
     81a       Hudson View Apartments                                            10029
-------------------------------------------------------------------------------------------------------------------------------
     81b       Willa View Apartments                                             10031
      82       Parkview Estates                                                  32547
      83       Wallace Crossing Shopping Center                                  28466            Chesterfield/Wallace
      84       Palomar Village                                                   91911
      85       Stanton Oaks Shopping Center                                      76016
-------------------------------------------------------------------------------------------------------------------------------
      86       West Pointe Shopping Center                                       72450
      87       Four Seasons Business Park VI,Buildings 1, 2, and 3               77084
      88       Littlefield Mall                                                  78701                Littlefield
      89       Highlands Retail Center                                           75231
      90       Northwend Shopping Center                                         78753
-------------------------------------------------------------------------------------------------------------------------------
      91       151 West 25th Street                                              10001
      92       La Croix Court Apartments                                         14609
      93       Everglades Apartments                                             35125
      94       Plaza Building                                                    39201
      95       Sycamore Green Apartments                                         14609
-------------------------------------------------------------------------------------------------------------------------------
      96       Crystal Inn - Logan                                               84321
      97       Valley Plaza Shopping Center                                      80015
      98       La Palma Corporate Park (Buildings 4-8)                           92806
      99       Hampton Inn - Selinsgrove                                         17870                   Hersha
     100       Mid America Business Park II                                      73135
-------------------------------------------------------------------------------------------------------------------------------
     101       UNOVA Industrial Building                                         48083
     102       South Pointe Shopping Center                                      63801
     103       Walgreens - Dallas, TX                                            75243
     104       Cambridge Place Apartments                                        02134
     105       Willow Creek Apartments                                           38118
-------------------------------------------------------------------------------------------------------------------------------
     106       Merchant's Village                                                30907
     107       Federal Express Buildings
     107a      Federal Express Building 1                                        33186
     107b      Federal Express Building 2                                        33162
     108       Santiago Parkside Estates                                         92376
-------------------------------------------------------------------------------------------------------------------------------
     109       Suni Sands RV Resort                                              85364
     110       Clay Commons Shopping Center                                      13090
     111       Gold Coast Strip Center                                           11030
     112       CVS - Baltimore, MD                                               21229
     113       Plaza Verdugo Medical Center                                      91208
-------------------------------------------------------------------------------------------------------------------------------
     114       Oakridge Estates,Decatur and Valley View MHPs                     46750
     115       La Palma Corporate Park (Buildings 2 & 3)                         92806
     116       Tarponaire Mobile Resort                                          34689
     117       One Park Place                                                    10566
     118       Lake Creek Crossing Shopping Center                               78681
-------------------------------------------------------------------------------------------------------------------------------
     119       275 Broome Industrial Parkway (Dick's)                            13748
     120       Sundowner, Country Villa and Melrose MHP's
     120a      Melrose RV Park                                                   85220
     120b      Sundowner & Country Villa MHP                                     85213
     121       Comfort Inn - Harrisburg                                          17112                   Hersha
-------------------------------------------------------------------------------------------------------------------------------
     122       Westway Office Park                                               77036
     123       54 Regional Drive                                                 03301
     124       2044 Ocean Avenue                                                 11230
     125       The Whitney Hotel                                                 29205
     126       Office Max-Morristown                                             37813
-------------------------------------------------------------------------------------------------------------------------------
     127       Sun Lake Estates Mobile Home Park                                 32926
     128       Crestwood Village MHP                                             97051
     129       CVS - Enfield, CT                                                 06082
     130       Deserama Mobile Ranch                                             85213
     131       The Barons Apartments                                             06489
-------------------------------------------------------------------------------------------------------------------------------
     132       August Manor Apartments                                           33138
     133       426 West Broadway                                                 10003
     134       Walnut Hill Apartments                                            77080
     135       Chesterfield Commons Shopping Center                              29520           Chesterfield/Wallace
     136       714 Lexington Avenue                                              10022
-------------------------------------------------------------------------------------------------------------------------------
     137       Apache Gardens Mobile Home Park                                   85220
     138       Ingram Oaks                                                       78025
     139       Wayne Garden Apartments                                           08108
     140       CVS - Hinckley, OH                                                44233
     141       Hilltop Square Shopping Center                                    76180
-------------------------------------------------------------------------------------------------------------------------------
     142       CVS - Elberton, GA                                                30635
     143       Interlachen Shopping Center                                       32148              Putnam Centers
     144       509 East Sixth Street                                             10009
     145       67th & Bell                                                       85306
     146       Oakhill Family Park                                               02703
-------------------------------------------------------------------------------------------------------------------------------
     147       Capri Villas Apartments                                           32299            Alfred H. Wolf, Jr.
     148       Pine Meadows Apartments                                           29223
     149       University Home Mobile Home Park                                  99206
     150       Full Sail Live                                                    32792
     151       Crescent City Shopping Center                                     32112              Putnam Centers
-------------------------------------------------------------------------------------------------------------------------------
     152       Town Square Apartments                                            77506
     153       Arbor I                                                           06451
     154       Summitwood Apartments                                             06451
     155       Shady Rest Mobile Home and RV Park                                85220
     156       Bangs MHP                                                         03038
-------------------------------------------------------------------------------------------------------------------------------
     157       San Vicente Shopping Center                                       90049
     158       Las Brisas Apartments                                             77009
     159       Malibu Court                                                      77055
     160       Camelback West Plaza                                              85051
     161       Main Place Apartments                                             06053
-------------------------------------------------------------------------------------------------------------------------------
     162       The 1940 Building                                                 98004
     163       Canal Studios                                                     08530
     164       Westgate Shopping Center                                          32177             Putnam Centers
     165       Liberty Place Professional Building                               16508
     166       Grant Square                                                      33765
-------------------------------------------------------------------------------------------------------------------------------
     167       Post Oak Manor                                                    77306
     168       South Grand Apartments                                            77530
     169       AAA Mini-Storage                                                  77028
     170       Welsh Gardens                                                     19152
     171       Wellwood Manor                                                    08109
-------------------------------------------------------------------------------------------------------------------------------
     172       Hickory Point MHP                                                 34689
     173       Creekside Mobile Home Park                                        14481
     174       10 Parker Street                                                  10573
     175       38th Street Apartments                                            32299            Alfred H. Wolf, Jr.
     176       West Village II Ltd.                                              19104
-------------------------------------------------------------------------------------------------------------------------------
     177       The Janwood Apartments                                            77506
     178       Apartments 22                                                     33613
     179       West Village Ltd.                                                 19104
     180       Hillcrest Apartments                                              19143
     181       East Wind Apartments                                              08068
-------------------------------------------------------------------------------------------------------------------------------
     182       University Village Apartments                                     19104
     183       Minden Square Apartments                                          77026
     184       Park Villa Apartments                                             33916
     185       263 Genesee Street                                                13501
     186       Rio Vista Apartments                                              78154
-------------------------------------------------------------------------------------------------------------------------------
     187       Oak Park Apartments                                               77547
     188       166 Jewett Avenue                                                 07304                 Jersey
     189       14 Kensington Avenue                                              07304                 Jersey
     190       Zabriskie Arms Condominium                                        07307                 Jersey

Control No.  Property Name                                          Original Balance ($)        Cut-off Date Balance ($)
=============================================================================================================================

     1       Cherry Creek Mall                                        148,497,918.00            148,497,918.00
     2       Annapolis Mall                                           123,031,572.00            123,031,572.00
     3       Westfield Portfolio                                       99,000,000.00             99,000,000.00
     3a      Downtown Plaza
     3b      Eastland Shopping Center
-----------------------------------------------------------------------------------------------------------------------------
     4       Sangertown Square                                         62,145,749.00             62,145,749.00
     5       Southern Company Center                                   36,490,000.00             36,312,585.00
     6       Metro Plaza Shopping Center                               26,500,000.00             26,465,784.00
     7       Deposit Guaranty Plaza                                    25,800,000.00             25,734,101.00
     8       Cedarbrook Corporate Center Building 5                    23,000,000.00             22,981,466.00
-----------------------------------------------------------------------------------------------------------------------------
     9       2 and 4 Gannett Drive                                     20,500,000.00             20,474,697.00
     10      New Media & Arts Center                                   19,000,000.00             18,979,929.00
     11      Pepper Square Shopping Center                             17,900,000.00             17,885,854.00
     12      Pinewood Chase Apartments                                 17,000,000.00             16,921,155.00
     13      Eagle Rock                                                16,840,000.00             16,810,983.00
-----------------------------------------------------------------------------------------------------------------------------
     14      Deposit Guaranty Tower & Building                         16,600,000.00             16,557,600.00
    14a      Deposit Guaranty Tower
    14b      Deposit Guaranty Building
     15      Park Place Apartments                                     14,800,000.00             14,780,773.00
     16      Plaza at the Pointe                                       14,375,000.00             14,352,260.00
-----------------------------------------------------------------------------------------------------------------------------
     17      Stop & Shop - Meriden, CT                                 14,300,000.00             14,300,000.00
     18      205-11 Montague Street                                    13,750,000.00             13,706,333.00
     19      Reisterstown Square Apartments                            13,500,000.00             13,484,026.00
     20      Five Points Plaza                                         13,368,000.00             13,303,004.00
     21      SecurCare Boulder Portfolio                               13,100,000.00             13,054,504.00
-----------------------------------------------------------------------------------------------------------------------------
    21a      5815 Arapahoe Road (SecurCare #501)
    21b      6405 & 6515 Odell Place (SecurCare #503 & #505)
    21c      6338 Arapahoe Road (SecurCare #502)
    21d      4667 Broadway (SecurCare #504)
     22      Speedway Plaza                                            12,800,000.00             12,778,555.00
-----------------------------------------------------------------------------------------------------------------------------
     23      River Oaks West Shopping Center                           12,475,000.00             12,320,310.00
     24      Deposit Guaranty - Building                               12,000,000.00             11,969,349.00
     25      Best Western Carmel Mission Inn                           11,400,000.00             11,370,971.00
     26      Grammercy Parc Apartments                                 10,900,000.00             10,880,192.00
     27      Foshay Tower                                              10,700,000.00             10,691,214.00
-----------------------------------------------------------------------------------------------------------------------------
     28      Forestdale Apartments                                     10,700,000.00             10,674,271.00
     29      Whispering Oaks Apartments                                10,250,000.00             10,242,053.00
     30      Scarbrough Building                                        9,750,000.00              9,737,411.00
     31      Central Forest Shopping Center                             9,600,000.00              9,592,373.00
     32      Wellington Country Plaza                                   9,600,000.00              9,586,541.00
-----------------------------------------------------------------------------------------------------------------------------
     33      Littlefield Building                                       9,125,000.00              9,113,218.00
     34      Timberlyne Shopping Center                                 9,000,000.00              8,958,479.00
     35      29 West 35th Street                                        8,845,000.00              8,837,865.00
     36      Peacock Center                                             8,850,000.00              8,808,628.00
     37      Nabisco Warehouse & Distribution Complex                   8,725,000.00              8,717,860.00
-----------------------------------------------------------------------------------------------------------------------------
     38      Ballenger Creek Plaza                                      8,700,000.00              8,659,330.00
     39      Bishop's Corner West                                       8,250,000.00              8,239,585.00
     40      Montgomery Commons                                         8,100,000.00              8,090,125.00
     41      Winchester Marketplace                                     8,100,000.00              8,076,324.00
     42      Cap Senior - Atrium of Carmichael                          7,850,000.00              7,804,893.00
-----------------------------------------------------------------------------------------------------------------------------
     43      La Paz Apartments                                          7,750,000.00              7,743,460.00
     44      The Atria at Hillcrest                                     7,250,000.00              7,215,478.00
     45      Citizens Trust Company Bldg.                               6,900,000.00              6,892,003.00
     46      229-233 Seventh Street                                     6,600,000.00              6,600,000.00
     47      Woodbridge Village Apartments                              6,550,000.00              6,522,236.00
-----------------------------------------------------------------------------------------------------------------------------
     48      Mooresville Festival Shopping Center                       6,516,000.00              6,516,000.00
     49      901 Hugh Wallis Road (BellSouth Building)                  5,995,498.00              5,962,636.00
     50      800 North Pearl                                            6,000,000.00              5,961,556.00
     51      Town North Shopping Center                                 5,900,000.00              5,895,387.00
     52      Route 7 Commerce Center                                    5,654,000.00              5,647,057.00
-----------------------------------------------------------------------------------------------------------------------------
     53      Post Road Plaza                                            5,651,000.00              5,644,885.00
     54      Chapel Wood Apartments                                     5,500,000.00              5,493,295.00
     55      Enterprise Park                                            5,500,000.00              5,485,288.00
     56      Marion Ridge Apartments                                    5,450,000.00              5,437,048.00
     57      Orica North                                                5,350,000.00              5,340,674.00
-----------------------------------------------------------------------------------------------------------------------------
     58      Torrance Tech Park                                         5,320,000.00              5,315,627.00
     59      2720 Dupont Commerce Center                                5,100,000.00              5,094,058.00
     60      Towne Center at Brookhill                                  5,100,000.00              5,085,725.00
     61      Oradell Medical Plaza                                      5,050,000.00              5,021,858.00
     62      River Drive                                                5,000,000.00              4,989,922.00
-----------------------------------------------------------------------------------------------------------------------------
     63      The Joseph Cory Warehouse                                  4,975,000.00              4,958,999.00
     64      Horizons Office Bldg                                       4,750,000.00              4,744,393.00
     65      Inwood Oaks Apartments                                     4,500,000.00              4,496,010.00
     66      Holiday Inn Express - Kinder                               4,500,000.00              4,459,633.00
     67      Bernard Court Shopping Center                              4,375,000.00              4,367,597.00
-----------------------------------------------------------------------------------------------------------------------------
     68      Oakwood Apartments                                         4,300,000.00              4,293,132.00
     69      Holiday Inn                                                4,200,000.00              4,174,272.00
     70      Foxcroft Village MHP                                       4,150,000.00              4,150,000.00
     71      Heron Walk                                                 4,125,000.00              4,114,800.00
     72      17 Corporate Plaza Office Building                         4,125,000.00              4,108,491.00
-----------------------------------------------------------------------------------------------------------------------------
     73      Westlake Office Building                                   4,100,000.00              4,084,218.00
     74      Fiesta Travel Trailer Resort                               4,100,000.00              4,083,703.00
     75      Cap Senior - Crosswood Oaks                                4,090,000.00              4,066,498.00
     76      Carlyle Crossing                                           4,050,000.00              4,046,396.00
     77      GSE Building                                               4,050,000.00              4,037,397.00
-----------------------------------------------------------------------------------------------------------------------------
     78      680 Arthur Kill Road                                       4,000,000.00              3,982,756.00
     79      Hampton Inn - Carlisle                                     3,950,000.00              3,950,000.00
     80      Ironwood Plaza                                             3,840,000.00              3,831,521.00
     81      Hudson View/Willa View Apartments                          3,840,000.00              3,830,386.00
    81a      Hudson View Apartments
-----------------------------------------------------------------------------------------------------------------------------
    81b      Willa View Apartments
     82      Parkview Estates                                           3,800,000.00              3,796,974.00
     83      Wallace Crossing Shopping Center                           3,800,000.00              3,796,883.00
     84      Palomar Village                                            3,760,000.00              3,749,824.00
     85      Stanton Oaks Shopping Center                               3,750,000.00              3,747,068.00
-----------------------------------------------------------------------------------------------------------------------------
     86      West Pointe Shopping Center                                3,750,000.00              3,743,654.00
     87      Four Seasons Business Park VI,Buildings 1, 2, and 3        3,750,000.00              3,740,132.00
     88      Littlefield Mall                                           3,675,000.00              3,670,255.00
     89      Highlands Retail Center                                    3,600,000.00              3,600,000.00
     90      Northwend Shopping Center                                  3,600,000.00              3,591,286.00
-----------------------------------------------------------------------------------------------------------------------------
     91      151 West 25th Street                                       3,500,000.00              3,497,080.00
     92      La Croix Court Apartments                                  3,500,000.00              3,495,640.00
     93      Everglades Apartments                                      3,500,000.00              3,490,772.00
     94      Plaza Building                                             3,435,000.00              3,428,051.00
     95      Sycamore Green Apartments                                  3,400,000.00              3,397,199.00
-----------------------------------------------------------------------------------------------------------------------------
     96      Crystal Inn - Logan                                        3,400,000.00              3,383,169.00
     97      Valley Plaza Shopping Center                               3,354,000.00              3,354,000.00
     98      La Palma Corporate Park (Buildings 4-8)                    3,350,000.00              3,340,527.00
     99      Hampton Inn - Selinsgrove                                  3,300,000.00              3,300,000.00
    100      Mid America Business Park II                               3,290,000.00              3,286,079.00
-----------------------------------------------------------------------------------------------------------------------------
    101      UNOVA Industrial Building                                  3,300,000.00              3,264,399.00
    102      South Pointe Shopping Center                               3,250,000.00              3,244,500.00
    103      Walgreens - Dallas, TX                                     3,226,473.00              3,226,473.00
    104      Cambridge Place Apartments                                 3,225,000.00              3,219,295.00
    105      Willow Creek Apartments                                    3,200,000.00              3,189,380.00
-----------------------------------------------------------------------------------------------------------------------------
    106      Merchant's Village                                         3,150,000.00              3,144,656.00
    107      Federal Express Buildings                                  3,112,500.00              3,107,793.00
    107a     Federal Express Building 1
    107b     Federal Express Building 2
    108      Santiago Parkside Estates                                  3,080,000.00              3,067,545.00
-----------------------------------------------------------------------------------------------------------------------------
    109      Suni Sands RV Resort                                       3,000,000.00              2,994,923.00
    110      Clay Commons Shopping Center                               2,915,000.00              2,911,809.00
    111      Gold Coast Strip Center                                    2,900,000.00              2,896,450.00
    112      CVS - Baltimore, MD                                        2,844,376.00              2,844,376.00
    113      Plaza Verdugo Medical Center                               2,840,000.00              2,834,126.00
-----------------------------------------------------------------------------------------------------------------------------
    114      Oakridge Estates,Decatur and Valley View MHPs              2,800,000.00              2,796,811.00
    115      La Palma Corporate Park (Buildings 2 & 3)                  2,650,000.00              2,642,506.00
    116      Tarponaire Mobile Resort                                   2,607,000.00              2,597,351.00
    117      One Park Place                                             2,600,000.00              2,597,047.00
    118      Lake Creek Crossing Shopping Center                        2,525,000.00              2,507,153.00
-----------------------------------------------------------------------------------------------------------------------------
    119      275 Broome Industrial Parkway (Dick's)                     2,500,000.00              2,493,272.00
    120      Sundowner, Country Villa and Melrose MHP's                 2,484,117.00              2,479,781.00
    120a     Melrose RV Park
    120b     Sundowner & Country Villa MHP
    121      Comfort Inn - Harrisburg                                   2,400,000.00              2,400,000.00
-----------------------------------------------------------------------------------------------------------------------------
    122      Westway Office Park                                        2,400,000.00              2,385,122.00
    123      54 Regional Drive                                          2,400,000.00              2,377,512.00
    124      2044 Ocean Avenue                                          2,350,000.00              2,348,083.00
    125      The Whitney Hotel                                          2,323,000.00              2,323,000.00
    126      Office Max-Morristown                                      2,300,000.00              2,293,446.00
-----------------------------------------------------------------------------------------------------------------------------
    127      Sun Lake Estates Mobile Home Park                          2,300,000.00              2,291,147.00
    128      Crestwood Village MHP                                      2,300,000.00              2,289,501.00
    129      CVS - Enfield, CT                                          2,280,944.00              2,280,944.00
    130      Deserama Mobile Ranch                                      2,257,000.00              2,249,368.00
    131      The Barons Apartments                                      2,250,000.00              2,247,472.00
-----------------------------------------------------------------------------------------------------------------------------
    132      August Manor Apartments                                    2,216,000.00              2,206,879.00
    133      426 West Broadway                                          2,200,000.00              2,200,000.00
    134      Walnut Hill Apartments                                     2,200,000.00              2,193,145.00
    135      Chesterfield Commons Shopping Center                       2,100,000.00              2,098,278.00
    136      714 Lexington Avenue                                       2,000,000.00              2,000,000.00
-----------------------------------------------------------------------------------------------------------------------------
    137      Apache Gardens Mobile Home Park                            1,900,000.00              1,887,917.00
    138      Ingram Oaks                                                1,800,000.00              1,793,481.00
    139      Wayne Garden Apartments                                    1,800,000.00              1,791,203.00
    140      CVS - Hinckley, OH                                         1,783,542.00              1,781,966.00
    141      Hilltop Square Shopping Center                             1,600,000.00              1,598,756.00
-----------------------------------------------------------------------------------------------------------------------------
    142      CVS - Elberton, GA                                         1,600,000.00              1,594,714.00
    143      Interlachen Shopping Center                                1,540,000.00              1,540,000.00
    144      509 East Sixth Street                                      1,500,000.00              1,496,980.00
    145      67th & Bell                                                1,500,000.00              1,496,535.00
    146      Oakhill Family Park                                        1,500,000.00              1,495,090.00
-----------------------------------------------------------------------------------------------------------------------------
    147      Capri Villas Apartments                                    1,500,000.00              1,492,408.00
    148      Pine Meadows Apartments                                    1,450,000.00              1,444,115.00
    149      University Home Mobile Home Park                           1,400,000.00              1,398,349.00
    150      Full Sail Live                                             1,400,000.00              1,393,726.00
    151      Crescent City Shopping Center                              1,320,000.00              1,320,000.00
-----------------------------------------------------------------------------------------------------------------------------
    152      Town Square Apartments                                     1,328,000.00              1,318,744.00
    153      Arbor I                                                    1,320,000.00              1,317,772.00
    154      Summitwood Apartments                                      1,320,000.00              1,317,772.00
    155      Shady Rest Mobile Home and RV Park                         1,300,000.00              1,296,968.00
    156      Bangs MHP                                                  1,300,000.00              1,278,983.00
-----------------------------------------------------------------------------------------------------------------------------
    157      San Vicente Shopping Center                                1,250,000.00              1,248,609.00
    158      Las Brisas Apartments                                      1,250,000.00              1,245,610.00
    159      Malibu Court                                               1,200,000.00              1,197,429.00
    160      Camelback West Plaza                                       1,200,000.00              1,196,735.00
    161      Main Place Apartments                                      1,120,000.00              1,117,263.00
-----------------------------------------------------------------------------------------------------------------------------
    162      The 1940 Building                                          1,100,000.00              1,098,702.00
    163      Canal Studios                                              1,050,000.00              1,046,313.00
    164      Westgate Shopping Center                                   1,040,000.00              1,040,000.00
    165      Liberty Place Professional Building                        1,020,000.00              1,018,890.00
    166      Grant Square                                               1,000,000.00                998,817.00
-----------------------------------------------------------------------------------------------------------------------------
    167      Post Oak Manor                                             1,000,000.00                993,951.00
    168      South Grand Apartments                                     1,000,000.00                993,030.00
    169      AAA Mini-Storage                                             935,000.00                934,003.00
    170      Welsh Gardens                                                892,000.00                891,272.00
    171      Wellwood Manor                                               842,000.00                841,313.00
-----------------------------------------------------------------------------------------------------------------------------
    172      Hickory Point MHP                                            840,000.00                837,103.00
    173      Creekside Mobile Home Park                                   825,000.00                822,987.00
    174      10 Parker Street                                             800,000.00                797,501.00
    175      38th Street Apartments                                       800,000.00                795,951.00
    176      West Village II Ltd.                                         775,000.00                772,208.00
-----------------------------------------------------------------------------------------------------------------------------
    177      The Janwood Apartments                                       705,000.00                700,522.00
    178      Apartments 22                                                700,000.00                698,247.00
    179      West Village Ltd.                                            700,000.00                697,479.00
    180      Hillcrest Apartments                                         650,000.00                647,586.00
    181      East Wind Apartments                                         620,000.00                619,531.00
-----------------------------------------------------------------------------------------------------------------------------
    182      University Village Apartments                                602,000.00                599,832.00
    183      Minden Square Apartments                                     600,000.00                598,909.00
    184      Park Villa Apartments                                        600,000.00                597,941.00
    185      263 Genesee Street                                           500,000.00                500,000.00
    186      Rio Vista Apartments                                         500,000.00                499,458.00
-----------------------------------------------------------------------------------------------------------------------------
    187      Oak Park Apartments                                          500,000.00                498,790.00
    188      166 Jewett Avenue                                            412,000.00                410,565.00
    189      14 Kensington Avenue                                         337,000.00                335,827.00
    190      Zabriskie Arms Condominium                                   300,000.00                298,955.00

                                                                                         Cumulative % of
                                                                   % of Aggregate Cut-        Initial       Mortgage
Control No.  Property Name                                           off Balance Date      Pool Balance     Rate (%)
============================================================================================================================

     1       Cherry Creek Mall                                             10.83               10.83         7.6800  *
     2       Annapolis Mall                                                 8.97               19.81         8.1770  *
     3       Westfield Portfolio                                            7.22               27.03         8.1770  *
     3a      Downtown Plaza
     3b      Eastland Shopping Center
----------------------------------------------------------------------------------------------------------------------------
     4       Sangertown Square                                              4.53               31.56         8.8200  *
     5       Southern Company Center                                        2.65               34.21         7.7700
     6       Metro Plaza Shopping Center                                    1.93               36.14         8.2000
     7       Deposit Guaranty Plaza                                         1.88               38.02         8.5500
     8       Cedarbrook Corporate Center Building 5                         1.68               39.70         8.8900
----------------------------------------------------------------------------------------------------------------------------
     9       2 and 4 Gannett Drive                                          1.49               41.19         8.4200
     10      New Media & Arts Center                                        1.38               42.57         9.1700
     11      Pepper Square Shopping Center                                  1.30               43.88         9.0700
     12      Pinewood Chase Apartments                                      1.23               45.11         7.9500
     13      Eagle Rock                                                     1.23               46.34         8.1770
----------------------------------------------------------------------------------------------------------------------------
     14      Deposit Guaranty Tower & Building                              1.21               47.55         8.5500
    14a      Deposit Guaranty Tower
    14b      Deposit Guaranty Building
     15      Park Place Apartments                                          1.08               48.62         8.1700
     16      Plaza at the Pointe                                            1.05               49.67         8.5500
----------------------------------------------------------------------------------------------------------------------------
     17      Stop & Shop - Meriden, CT                                      1.04               50.71         8.6600
     18      205-11 Montague Street                                         1.00               51.71         8.5500
     19      Reisterstown Square Apartments                                 0.98               52.70         8.6250
     20      Five Points Plaza                                              0.97               53.67         7.7700
     21      SecurCare Boulder Portfolio                                    0.95               54.62         8.8100
----------------------------------------------------------------------------------------------------------------------------
    21a      5815 Arapahoe Road (SecurCare #501)
    21b      6405 & 6515 Odell Place (SecurCare #503 & #505)
    21c      6338 Arapahoe Road (SecurCare #502)
    21d      4667 Broadway (SecurCare #504)
     22      Speedway Plaza                                                 0.93               55.55         8.2900
----------------------------------------------------------------------------------------------------------------------------
     23      River Oaks West Shopping Center                                0.90               56.45         8.3300
     24      Deposit Guaranty - Building                                    0.87               57.32         8.5500
     25      Best Western Carmel Mission Inn                                0.83               58.15         8.7800
     26      Grammercy Parc Apartments                                      0.79               58.95         7.9600
     27      Foshay Tower                                                   0.78               59.73         8.7200
----------------------------------------------------------------------------------------------------------------------------
     28      Forestdale Apartments                                          0.78               60.51         8.1400
     29      Whispering Oaks Apartments                                     0.75               61.25         9.2500
     30      Scarbrough Building                                            0.71               61.96         8.2000
     31      Central Forest Shopping Center                                 0.70               62.66         9.0200
     32      Wellington Country Plaza                                       0.70               63.36         8.7200
----------------------------------------------------------------------------------------------------------------------------
     33      Littlefield Building                                           0.66               64.03         8.2000
     34      Timberlyne Shopping Center                                     0.65               64.68         7.9700
     35      29 West 35th Street                                            0.64               65.33         8.8800
     36      Peacock Center                                                 0.64               65.97         7.4800
     37      Nabisco Warehouse & Distribution Complex                       0.64               66.60         8.7500
----------------------------------------------------------------------------------------------------------------------------
     38      Ballenger Creek Plaza                                          0.63               67.24         7.4800
     39      Bishop's Corner West                                           0.60               67.84         8.3100
     40      Montgomery Commons                                             0.59               68.43         8.4800
     41      Winchester Marketplace                                         0.59               69.02         8.0300
     42      Cap Senior - Atrium of Carmichael                              0.57               69.59         8.2000
----------------------------------------------------------------------------------------------------------------------------
     43      La Paz Apartments                                              0.56               70.15         8.4800
     44      The Atria at Hillcrest                                         0.53               70.68         7.8500
     45      Citizens Trust Company Bldg.                                   0.50               71.18         8.7250
     46      229-233 Seventh Street                                         0.48               71.66         9.0100
     47      Woodbridge Village Apartments                                  0.48               72.14         7.8750
----------------------------------------------------------------------------------------------------------------------------
     48      Mooresville Festival Shopping Center                           0.48               72.61         8.3150
     49      901 Hugh Wallis Road (BellSouth Building)                      0.43               73.05         8.1100
     50      800 North Pearl                                                0.43               73.48         8.3300
     51      Town North Shopping Center                                     0.43               73.91         9.1700
     52      Route 7 Commerce Center                                        0.41               74.32         8.4450
----------------------------------------------------------------------------------------------------------------------------
     53      Post Road Plaza                                                0.41               74.74         9.0550
     54      Chapel Wood Apartments                                         0.40               75.14         8.4800
     55      Enterprise Park                                                0.40               75.54         8.3750
     56      Marion Ridge Apartments                                        0.40               75.93         8.1900
     57      Orica North                                                    0.39               76.32         8.1300
----------------------------------------------------------------------------------------------------------------------------
     58      Torrance Tech Park                                             0.39               76.71         8.7100
     59      2720 Dupont Commerce Center                                    0.37               77.08         8.7000
     60      Towne Center at Brookhill                                      0.37               77.45         8.2000
     61      Oradell Medical Plaza                                          0.37               77.82         8.1250
     62      River Drive                                                    0.36               78.18         8.8750
----------------------------------------------------------------------------------------------------------------------------
     63      The Joseph Cory Warehouse                                      0.36               78.55         8.5000
     64      Horizons Office Bldg                                           0.35               78.89         8.6900
     65      Inwood Oaks Apartments                                         0.33               79.22         8.0600
     66      Holiday Inn Express - Kinder                                   0.33               79.54         8.7300
     67      Bernard Court Shopping Center                                  0.32               79.86         8.2500
----------------------------------------------------------------------------------------------------------------------------
     68      Oakwood Apartments                                             0.31               80.18         8.4800
     69      Holiday Inn                                                    0.30               80.48         9.1250
     70      Foxcroft Village MHP                                           0.30               80.78         8.5300
     71      Heron Walk                                                     0.30               81.08         8.0200
     72      17 Corporate Plaza Office Building                             0.30               81.38         8.1000
----------------------------------------------------------------------------------------------------------------------------
     73      Westlake Office Building                                       0.30               81.68         8.2500
     74      Fiesta Travel Trailer Resort                                   0.30               81.98         7.6300
     75      Cap Senior - Crosswood Oaks                                    0.30               82.28         8.2000
     76      Carlyle Crossing                                               0.30               82.57         8.0300
     77      GSE Building                                                   0.29               82.87         8.6300
----------------------------------------------------------------------------------------------------------------------------
     78      680 Arthur Kill Road                                           0.29               83.16         8.6400
     79      Hampton Inn - Carlisle                                         0.29               83.44         8.9400
     80      Ironwood Plaza                                                 0.28               83.72         8.5000
     81      Hudson View/Willa View Apartments                              0.28               84.00         8.6250
    81a      Hudson View Apartments
----------------------------------------------------------------------------------------------------------------------------
    81b      Willa View Apartments
     82      Parkview Estates                                               0.28               84.28         9.0000
     83      Wallace Crossing Shopping Center                               0.28               84.56         8.7300
     84      Palomar Village                                                0.27               84.83         8.3300
     85      Stanton Oaks Shopping Center                                   0.27               85.10         9.1700
----------------------------------------------------------------------------------------------------------------------------
     86      West Pointe Shopping Center                                    0.27               85.38         8.2500
     87      Four Seasons Business Park VI,Buildings 1, 2, and 3            0.27               85.65         8.4375
     88      Littlefield Mall                                               0.27               85.92         8.2000
     89      Highlands Retail Center                                        0.26               86.18         8.6400
     90      Northwend Shopping Center                                      0.26               86.44         8.7500
----------------------------------------------------------------------------------------------------------------------------
     91      151 West 25th Street                                           0.26               86.70         8.5800
     92      La Croix Court Apartments                                      0.25               86.95         8.3750
     93      Everglades Apartments                                          0.25               87.21         8.4300
     94      Plaza Building                                                 0.25               87.46         8.8600
     95      Sycamore Green Apartments                                      0.25               87.70         8.6900
----------------------------------------------------------------------------------------------------------------------------
     96      Crystal Inn - Logan                                            0.25               87.95         8.9900
     97      Valley Plaza Shopping Center                                   0.24               88.20         8.3250
     98      La Palma Corporate Park (Buildings 4-8)                        0.24               88.44         8.1600
     99      Hampton Inn - Selinsgrove                                      0.24               88.68         8.9400
    100      Mid America Business Park II                                   0.24               88.92         8.5900
----------------------------------------------------------------------------------------------------------------------------
    101      UNOVA Industrial Building                                      0.24               89.16         7.4300
    102      South Pointe Shopping Center                                   0.24               89.39         8.2500
    103      Walgreens - Dallas, TX                                         0.24               89.63         8.5700
    104      Cambridge Place Apartments                                     0.23               89.87         8.0700
    105      Willow Creek Apartments                                        0.23               90.10         8.3750
----------------------------------------------------------------------------------------------------------------------------
    106      Merchant's Village                                             0.23               90.33         8.2400
    107      Federal Express Buildings                                      0.23               90.55         8.8300
    107a     Federal Express Building 1
    107b     Federal Express Building 2
    108      Santiago Parkside Estates                                      0.22               90.78         8.0600
----------------------------------------------------------------------------------------------------------------------------
    109      Suni Sands RV Resort                                           0.22               91.00         8.2500
    110      Clay Commons Shopping Center                                   0.21               91.21         9.0000
    111      Gold Coast Strip Center                                        0.21               91.42         8.4600
    112      CVS - Baltimore, MD                                            0.21               91.63         8.6000
    113      Plaza Verdugo Medical Center                                   0.21               91.83         8.7700
----------------------------------------------------------------------------------------------------------------------------
    114      Oakridge Estates,Decatur and Valley View MHPs                  0.20               92.04         8.8100
    115      La Palma Corporate Park (Buildings 2 & 3)                      0.19               92.23         8.1600
    116      Tarponaire Mobile Resort                                       0.19               92.42         7.9300
    117      One Park Place                                                 0.19               92.61         9.0500
    118      Lake Creek Crossing Shopping Center                            0.18               92.79         8.4300
----------------------------------------------------------------------------------------------------------------------------
    119      275 Broome Industrial Parkway (Dick's)                         0.18               92.97         8.4900
    120      Sundowner, Country Villa and Melrose MHP's                     0.18               93.16         8.1200
    120a     Melrose RV Park
    120b     Sundowner & Country Villa MHP
    121      Comfort Inn - Harrisburg                                       0.18               93.33         8.9400
----------------------------------------------------------------------------------------------------------------------------
    122      Westway Office Park                                            0.17               93.50         8.5000
    123      54 Regional Drive                                              0.17               93.68         8.1700
    124      2044 Ocean Avenue                                              0.17               93.85         8.7800
    125      The Whitney Hotel                                              0.17               94.02         8.8450
    126      Office Max-Morristown                                          0.17               94.19         8.1300
----------------------------------------------------------------------------------------------------------------------------
    127      Sun Lake Estates Mobile Home Park                              0.17               94.35         8.2500
    128      Crestwood Village MHP                                          0.17               94.52         8.0100
    129      CVS - Enfield, CT                                              0.17               94.69         8.6500
    130      Deserama Mobile Ranch                                          0.16               94.85         8.3000
    131      The Barons Apartments                                          0.16               95.01         8.8750
----------------------------------------------------------------------------------------------------------------------------
    132      August Manor Apartments                                        0.16               95.18         8.3900
    133      426 West Broadway                                              0.16               95.34         9.6250
    134      Walnut Hill Apartments                                         0.16               95.50         8.6250
    135      Chesterfield Commons Shopping Center                           0.15               95.65         8.7300
    136      714 Lexington Avenue                                           0.15               95.79         8.7700
----------------------------------------------------------------------------------------------------------------------------
    137      Apache Gardens Mobile Home Park                                0.14               95.93         7.6200
    138      Ingram Oaks                                                    0.13               96.06         8.0200
    139      Wayne Garden Apartments                                        0.13               96.19         7.7500
    140      CVS - Hinckley, OH                                             0.13               96.32         8.7100
    141      Hilltop Square Shopping Center                                 0.12               96.44         9.2200
----------------------------------------------------------------------------------------------------------------------------
    142      CVS - Elberton, GA                                             0.12               96.56         8.1800
    143      Interlachen Shopping Center                                    0.11               96.67         8.6400
    144      509 East Sixth Street                                          0.11               96.78         8.8800
    145      67th & Bell                                                    0.11               96.89         8.3100
    146      Oakhill Family Park                                            0.11               97.00         8.4300
----------------------------------------------------------------------------------------------------------------------------
    147      Capri Villas Apartments                                        0.11               97.11         8.8750
    148      Pine Meadows Apartments                                        0.11               97.21         8.4400
    149      University Home Mobile Home Park                               0.10               97.31         8.6400
    150      Full Sail Live                                                 0.10               97.41         8.4400
    151      Crescent City Shopping Center                                  0.10               97.51         8.6400
----------------------------------------------------------------------------------------------------------------------------
    152      Town Square Apartments                                         0.10               97.61         8.5000
    153      Arbor I                                                        0.10               97.70         8.2600
    154      Summitwood Apartments                                          0.10               97.80         8.2600
    155      Shady Rest Mobile Home and RV Park                             0.09               97.89         8.2700
    156      Bangs MHP                                                      0.09               97.99         8.0800
----------------------------------------------------------------------------------------------------------------------------
    157      San Vicente Shopping Center                                    0.09               98.08         9.2500
    158      Las Brisas Apartments                                          0.09               98.17         8.7500
    159      Malibu Court                                                   0.09               98.26         8.6250
    160      Camelback West Plaza                                           0.09               98.34         8.3100
    161      Main Place Apartments                                          0.08               98.43         8.0700
----------------------------------------------------------------------------------------------------------------------------
    162      The 1940 Building                                              0.08               98.51         8.6400
    163      Canal Studios                                                  0.08               98.58         8.7500
    164      Westgate Shopping Center                                       0.08               98.66         8.6400
    165      Liberty Place Professional Building                            0.07               98.73         9.0300
    166      Grant Square                                                   0.07               98.80         8.6250
----------------------------------------------------------------------------------------------------------------------------
    167      Post Oak Manor                                                 0.07               98.88         8.6250
    168      South Grand Apartments                                         0.07               98.95         8.5000
    169      AAA Mini-Storage                                               0.07               99.02         9.1250
    170      Welsh Gardens                                                  0.07               99.08         8.7800
    171      Wellwood Manor                                                 0.06               99.14         8.7800
----------------------------------------------------------------------------------------------------------------------------
    172      Hickory Point MHP                                              0.06               99.21         8.2200
    173      Creekside Mobile Home Park                                     0.06               99.27         9.0000
    174      10 Parker Street                                               0.06               99.32         9.3750
    175      38th Street Apartments                                         0.06               99.38         8.8750
    176      West Village II Ltd.                                           0.06               99.44         8.5000
----------------------------------------------------------------------------------------------------------------------------
    177      The Janwood Apartments                                         0.05               99.49         8.3750
    178      Apartments 22                                                  0.05               99.54         8.6250
    179      West Village Ltd.                                              0.05               99.59         8.5000
    180      Hillcrest Apartments                                           0.05               99.64         8.7500
    181      East Wind Apartments                                           0.05               99.68         9.5000
----------------------------------------------------------------------------------------------------------------------------
    182      University Village Apartments                                  0.04               99.73         8.5000
    183      Minden Square Apartments                                       0.04               99.77         8.9000
    184      Park Villa Apartments                                          0.04               99.81         8.8750
    185      263 Genesee Street                                             0.04               99.85         9.7500
    186      Rio Vista Apartments                                           0.04               99.89         9.5000
----------------------------------------------------------------------------------------------------------------------------
    187      Oak Park Apartments                                            0.04               99.92         8.7500
    188      166 Jewett Avenue                                              0.03               99.95         8.6250
    189      14 Kensington Avenue                                           0.02               99.98         8.6250
    190      Zabriskie Arms Condominium                                     0.02              100.00         8.6250

                                                                                             Interest
                                                                             Administrative  Accrual
 Control No.   Property Name                                                  Cost Rate (%)  Method           Amortization Type
====================================================================================================================================

      1        Cherry Creek Mall                                                  0.1022      Act/360         Interest-Only, ARD
      2        Annapolis Mall                                                     0.1022      Act/360         ARD
      3        Westfield Portfolio                                                0.1022      Act/360         ARD
      3a       Downtown Plaza
      3b       Eastland Shopping Center
------------------------------------------------------------------------------------------------------------------------------------
      4        Sangertown Square                                                  0.1022      Act/360         ARD
      5        Southern Company Center                                            0.1022      Act/360         Balloon
      6        Metro Plaza Shopping Center                                        0.1022      Act/360         Balloon
      7        Deposit Guaranty Plaza                                             0.1022      Act/360         ARD
      8        Cedarbrook Corporate Center Building 5                             0.1022      Act/360         ARD
------------------------------------------------------------------------------------------------------------------------------------
      9        2 and 4 Gannett Drive                                              0.1022      Act/360         ARD
      10       New Media & Arts Center                                            0.1022      Act/360         ARD
      11       Pepper Square Shopping Center                                      0.1022      Act/360         ARD
      12       Pinewood Chase Apartments                                          0.1022      Act/360         Balloon
      13       Eagle Rock                                                         0.1022      Act/360         ARD
------------------------------------------------------------------------------------------------------------------------------------
      14       Deposit Guaranty Tower & Building                                  0.1022      Act/360         ARD
     14a       Deposit Guaranty Tower
     14b       Deposit Guaranty Building
      15       Park Place Apartments                                              0.1022      Act/360         Balloon
      16       Plaza at the Pointe                                                0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
      17       Stop & Shop - Meriden, CT                                          0.1022       30/360         Fully Amortizing
      18       205-11 Montague Street                                             0.1022      Act/360         Balloon
      19       Reisterstown Square Apartments                                     0.1022      Act/360         ARD
      20       Five Points Plaza                                                  0.1022      Act/360         Balloon
      21       SecurCare Boulder Portfolio                                        0.1222      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     21a       5815 Arapahoe Road (SecurCare #501)
     21b       6405 & 6515 Odell Place (SecurCare #503 & #505)
     21c       6338 Arapahoe Road (SecurCare #502)
     21d       4667 Broadway (SecurCare #504)
      22       Speedway Plaza                                                     0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
      23       River Oaks West Shopping Center                                    0.1022      Act/360         Balloon
      24       Deposit Guaranty - Building                                        0.1022      Act/360         ARD
      25       Best Western Carmel Mission Inn                                    0.1022      Act/360         Balloon
      26       Grammercy Parc Apartments                                          0.1222      Act/360         Balloon
      27       Foshay Tower                                                       0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
      28       Forestdale Apartments                                              0.1022      Act/360         Balloon
      29       Whispering Oaks Apartments                                         0.1022      Act/360         ARD
      30       Scarbrough Building                                                0.1022      Act/360         ARD
      31       Central Forest Shopping Center                                     0.1022      Act/360         ARD
      32       Wellington Country Plaza                                           0.1222      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
      33       Littlefield Building                                               0.1022      Act/360         ARD
      34       Timberlyne Shopping Center                                         0.1022      Act/360         Balloon
      35       29 West 35th Street                                                0.1022      Act/360         ARD
      36       Peacock Center                                                     0.1022      Act/360         Balloon
      37       Nabisco Warehouse & Distribution Complex                           0.1022      Act/360         ARD
------------------------------------------------------------------------------------------------------------------------------------
      38       Ballenger Creek Plaza                                              0.1022      Act/360         Balloon
      39       Bishop's Corner West                                               0.1022      Act/360         Balloon
      40       Montgomery Commons                                                 0.1022      Act/360         Balloon
      41       Winchester Marketplace                                             0.1022      Act/360         Balloon
      42       Cap Senior - Atrium of Carmichael                                  0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
      43       La Paz Apartments                                                  0.1022      Act/360         Balloon
      44       The Atria at Hillcrest                                             0.1022      Act/360         Balloon
      45       Citizens Trust Company Bldg.                                       0.1022      Act/360         ARD
      46       229-233 Seventh Street                                             0.1222      Act/360         Balloon
      47       Woodbridge Village Apartments                                      0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
      48       Mooresville Festival Shopping Center                               0.1022      Act/360         Interest-Only, ARD
      49       901 Hugh Wallis Road (BellSouth Building)                          0.1022       30/360         Step
      50       800 North Pearl                                                    0.1222      Act/360         Balloon
      51       Town North Shopping Center                                         0.1022      Act/360         ARD
      52       Route 7 Commerce Center                                            0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
      53       Post Road Plaza                                                    0.1022      Act/360         Balloon
      54       Chapel Wood Apartments                                             0.1022      Act/360         ARD
      55       Enterprise Park                                                    0.1022      Act/360         Balloon
      56       Marion Ridge Apartments                                            0.1022      Act/360         Balloon
      57       Orica North                                                        0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
      58       Torrance Tech Park                                                 0.1222      Act/360         Balloon
      59       2720 Dupont Commerce Center                                        0.1222      Act/360         Balloon
      60       Towne Center at Brookhill                                          0.1222      Act/360         Balloon
      61       Oradell Medical Plaza                                              0.1022      Act/360         Balloon
      62       River Drive                                                        0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
      63       The Joseph Cory Warehouse                                          0.1022      Act/360         Balloon
      64       Horizons Office Bldg                                               0.1022      Act/360         Balloon
      65       Inwood Oaks Apartments                                             0.1022      Act/360         Balloon
      66       Holiday Inn Express - Kinder                                       0.1022      Act/360         Balloon
      67       Bernard Court Shopping Center                                      0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
      68       Oakwood Apartments                                                 0.1022      Act/360         Balloon
      69       Holiday Inn                                                        0.1022      Act/360         Balloon
      70       Foxcroft Village MHP                                               0.1272      Act/360         Balloon
      71       Heron Walk                                                         0.1022      Act/360         Balloon
      72       17 Corporate Plaza Office Building                                 0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
      73       Westlake Office Building                                           0.1022      Act/360         Balloon
      74       Fiesta Travel Trailer Resort                                       0.1272      Act/360         Balloon
      75       Cap Senior - Crosswood Oaks                                        0.1022      Act/360         Balloon
      76       Carlyle Crossing                                                   0.1022      Act/360         Balloon
      77       GSE Building                                                       0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
      78       680 Arthur Kill Road                                               0.1022      Act/360         Balloon
      79       Hampton Inn - Carlisle                                             0.1022      Act/360         Interest-Only, Balloon
      80       Ironwood Plaza                                                     0.1022      Act/360         Balloon
      81       Hudson View/Willa View Apartments                                  0.1022      Act/360         Balloon
     81a       Hudson View Apartments
------------------------------------------------------------------------------------------------------------------------------------
     81b       Willa View Apartments
      82       Parkview Estates                                                   0.1022      Act/360         ARD
      83       Wallace Crossing Shopping Center                                   0.1022      Act/360         Balloon
      84       Palomar Village                                                    0.1022      Act/360         Balloon
      85       Stanton Oaks Shopping Center                                       0.1022      Act/360         ARD
------------------------------------------------------------------------------------------------------------------------------------
      86       West Pointe Shopping Center                                        0.1022      Act/360         Balloon
      87       Four Seasons Business Park VI,Buildings 1, 2, and 3                0.1022      Act/360         Balloon
      88       Littlefield Mall                                                   0.1022      Act/360         ARD
      89       Highlands Retail Center                                            0.1022      Act/360         Balloon
      90       Northwend Shopping Center                                          0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
      91       151 West 25th Street                                               0.1022      Act/360         ARD
      92       La Croix Court Apartments                                          0.1022      Act/360         ARD
      93       Everglades Apartments                                              0.1022      Act/360         Balloon
      94       Plaza Building                                                     0.1022      Act/360         Balloon
      95       Sycamore Green Apartments                                          0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
      96       Crystal Inn - Logan                                                0.1022      Act/360         Balloon
      97       Valley Plaza Shopping Center                                       0.1022      Act/360         Interest-Only, ARD
      98       La Palma Corporate Park (Buildings 4-8)                            0.1222      Act/360         Balloon
      99       Hampton Inn - Selinsgrove                                          0.1022      Act/360         Interest-Only, Balloon
     100       Mid America Business Park II                                       0.1222      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     101       UNOVA Industrial Building                                          0.1272      Act/360         Balloon
     102       South Pointe Shopping Center                                       0.1022      Act/360         Balloon
     103       Walgreens - Dallas, TX                                             0.1022       30/360         Fully Amortizing
     104       Cambridge Place Apartments                                         0.1022      Act/360         Balloon
     105       Willow Creek Apartments                                            0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     106       Merchant's Village                                                 0.1022      Act/360         Balloon
     107       Federal Express Buildings                                          0.1222      Act/360         Balloon
     107a      Federal Express Building 1
     107b      Federal Express Building 2
     108       Santiago Parkside Estates                                          0.1272      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     109       Suni Sands RV Resort                                               0.1272      Act/360         Balloon
     110       Clay Commons Shopping Center                                       0.1022      Act/360         Balloon
     111       Gold Coast Strip Center                                            0.1022      Act/360         Balloon
     112       CVS - Baltimore, MD                                                0.1022       30/360         Step
     113       Plaza Verdugo Medical Center                                       0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     114       Oakridge Estates,Decatur and Valley View MHPs                      0.1272      Act/360         Balloon
     115       La Palma Corporate Park (Buildings 2 & 3)                          0.1222      Act/360         Balloon
     116       Tarponaire Mobile Resort                                           0.1272      Act/360         Balloon
     117       One Park Place                                                     0.1022      Act/360         Balloon
     118       Lake Creek Crossing Shopping Center                                0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     119       275 Broome Industrial Parkway (Dick's)                             0.1022      Act/360         Balloon
     120       Sundowner, Country Villa and Melrose MHP's                         0.1272      Act/360         Balloon
     120a      Melrose RV Park
     120b      Sundowner & Country Villa MHP
     121       Comfort Inn - Harrisburg                                           0.1022      Act/360         Interest-Only, Balloon
------------------------------------------------------------------------------------------------------------------------------------
     122       Westway Office Park                                                0.1022      Act/360         Balloon
     123       54 Regional Drive                                                  0.1222      Act/360         Balloon
     124       2044 Ocean Avenue                                                  0.1022      Act/360         Balloon
     125       The Whitney Hotel                                                  0.1022      Act/360         Interest-Only, ARD
     126       Office Max-Morristown                                              0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     127       Sun Lake Estates Mobile Home Park                                  0.1022      Act/360         Balloon
     128       Crestwood Village MHP                                              0.1272      Act/360         Balloon
     129       CVS - Enfield, CT                                                  0.1022       30/360         Step
     130       Deserama Mobile Ranch                                              0.1272      Act/360         Balloon
     131       The Barons Apartments                                              0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     132       August Manor Apartments                                            0.1022      Act/360         Balloon
     133       426 West Broadway                                                  0.1022      Act/360         Balloon
     134       Walnut Hill Apartments                                             0.1022      Act/360         Balloon
     135       Chesterfield Commons Shopping Center                               0.1022      Act/360         Balloon
     136       714 Lexington Avenue                                               0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     137       Apache Gardens Mobile Home Park                                    0.1272      Act/360         Balloon
     138       Ingram Oaks                                                        0.1272      Act/360         Balloon
     139       Wayne Garden Apartments                                            0.1022      Act/360         Balloon
     140       CVS - Hinckley, OH                                                 0.1022      Act/360         Step
     141       Hilltop Square Shopping Center                                     0.1022      Act/360         ARD
------------------------------------------------------------------------------------------------------------------------------------
     142       CVS - Elberton, GA                                                 0.1022       30/360         Fully Amortizing
     143       Interlachen Shopping Center                                        0.1022      Act/360         Balloon
     144       509 East Sixth Street                                              0.1022      Act/360         Balloon
     145       67th & Bell                                                        0.1222      Act/360         Balloon
     146       Oakhill Family Park                                                0.1272      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     147       Capri Villas Apartments                                            0.1022      Act/360         Balloon
     148       Pine Meadows Apartments                                            0.1022      Act/360         Balloon
     149       University Home Mobile Home Park                                   0.1222      Act/360         Balloon
     150       Full Sail Live                                                     0.1222      Act/360         Balloon
     151       Crescent City Shopping Center                                      0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     152       Town Square Apartments                                             0.1022      Act/360         Balloon
     153       Arbor I                                                            0.1022      Act/360         Balloon
     154       Summitwood Apartments                                              0.1022      Act/360         Balloon
     155       Shady Rest Mobile Home and RV Park                                 0.1272      Act/360         Balloon
     156       Bangs MHP                                                          0.1272      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     157       San Vicente Shopping Center                                        0.1022      Act/360         Balloon
     158       Las Brisas Apartments                                              0.1022      Act/360         Balloon
     159       Malibu Court                                                       0.1022      Act/360         Balloon
     160       Camelback West Plaza                                               0.1222      Act/360         Balloon
     161       Main Place Apartments                                              0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     162       The 1940 Building                                                  0.1272      Act/360         Balloon
     163       Canal Studios                                                      0.1022      Act/360         Balloon
     164       Westgate Shopping Center                                           0.1022      Act/360         Balloon
     165       Liberty Place Professional Building                                0.1022      Act/360         Balloon
     166       Grant Square                                                       0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     167       Post Oak Manor                                                     0.1022      Act/360         Balloon
     168       South Grand Apartments                                             0.1022      Act/360         Balloon
     169       AAA Mini-Storage                                                   0.1022      Act/360         Balloon
     170       Welsh Gardens                                                      0.1022      Act/360         Balloon
     171       Wellwood Manor                                                     0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     172       Hickory Point MHP                                                  0.1272      Act/360         Balloon
     173       Creekside Mobile Home Park                                         0.1022      Act/360         Balloon
     174       10 Parker Street                                                   0.1022      Act/360         Balloon
     175       38th Street Apartments                                             0.1022      Act/360         Balloon
     176       West Village II Ltd.                                               0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     177       The Janwood Apartments                                             0.1022      Act/360         Balloon
     178       Apartments 22                                                      0.1022      Act/360         Balloon
     179       West Village Ltd.                                                  0.1022      Act/360         Balloon
     180       Hillcrest Apartments                                               0.1022      Act/360         Balloon
     181       East Wind Apartments                                               0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     182       University Village Apartments                                      0.1022      Act/360         Balloon
     183       Minden Square Apartments                                           0.1022      Act/360         Balloon
     184       Park Villa Apartments                                              0.1022      Act/360         Balloon
     185       263 Genesee Street                                                 0.1022      Act/360         Balloon
     186       Rio Vista Apartments                                               0.1022      Act/360         Balloon
------------------------------------------------------------------------------------------------------------------------------------
     187       Oak Park Apartments                                                0.1022      Act/360         Balloon
     188       166 Jewett Avenue                                                  0.1022      Act/360         Balloon
     189       14 Kensington Avenue                                               0.1022      Act/360         Balloon
     190       Zabriskie Arms Condominium                                         0.1022      Act/360         Balloon

                                                                       Original         Remaining
                                                                     Interest-Only    Interest-Only             Original Term
 Control No.   Property Name                                         Period (Mos.)    Period (Mos.)           to Maturity (Mos.)
====================================================================================================================================

      1        Cherry Creek Mall                                           60               53                        84
      2        Annapolis Mall                                                                                        120
      3        Westfield Portfolio                                                                                   120
      3a       Downtown Plaza
      3b       Eastland Shopping Center
------------------------------------------------------------------------------------------------------------------------------------
      4        Sangertown Square                                                                                     120
      5        Southern Company Center                                                                               120
      6        Metro Plaza Shopping Center                                                                           120
      7        Deposit Guaranty Plaza                                                                                120
      8        Cedarbrook Corporate Center Building 5                                                                120
------------------------------------------------------------------------------------------------------------------------------------
      9        2 and 4 Gannett Drive                                                                                 120
      10       New Media & Arts Center                                                                               120
      11       Pepper Square Shopping Center                                                                         120
      12       Pinewood Chase Apartments                                                                             120
      13       Eagle Rock                                                                                            120
------------------------------------------------------------------------------------------------------------------------------------
      14       Deposit Guaranty Tower & Building                                                                     120
     14a       Deposit Guaranty Tower
     14b       Deposit Guaranty Building
      15       Park Place Apartments                                                                                  84
      16       Plaza at the Pointe                                                                                   120
------------------------------------------------------------------------------------------------------------------------------------
      17       Stop & Shop - Meriden, CT                                                                             240
      18       205-11 Montague Street                                                                                120
      19       Reisterstown Square Apartments                                                                        120
      20       Five Points Plaza                                                                                     120
      21       SecurCare Boulder Portfolio                                                                            60
------------------------------------------------------------------------------------------------------------------------------------
     21a       5815 Arapahoe Road (SecurCare #501)
     21b       6405 & 6515 Odell Place (SecurCare #503 & #505)
     21c       6338 Arapahoe Road (SecurCare #502)
     21d       4667 Broadway (SecurCare #504)
      22       Speedway Plaza                                                                                        120
------------------------------------------------------------------------------------------------------------------------------------
      23       River Oaks West Shopping Center                                                                       132
      24       Deposit Guaranty - Building                                                                           120
      25       Best Western Carmel Mission Inn                                                                        84
      26       Grammercy Parc Apartments                                                                             120
      27       Foshay Tower                                                                                          120
------------------------------------------------------------------------------------------------------------------------------------
      28       Forestdale Apartments                                                                                 120
      29       Whispering Oaks Apartments                                                                            120
      30       Scarbrough Building                                                                                    60
      31       Central Forest Shopping Center                                                                        120
      32       Wellington Country Plaza                                                                               60
------------------------------------------------------------------------------------------------------------------------------------
      33       Littlefield Building                                                                                   60
      34       Timberlyne Shopping Center                                                                            120
      35       29 West 35th Street                                                                                   120
      36       Peacock Center                                                                                        120
      37       Nabisco Warehouse & Distribution Complex                                                              120
------------------------------------------------------------------------------------------------------------------------------------
      38       Ballenger Creek Plaza                                                                                 120
      39       Bishop's Corner West                                                                                  120
      40       Montgomery Commons                                                                                    120
      41       Winchester Marketplace                                                                                120
      42       Cap Senior - Atrium of Carmichael                                                                     120
------------------------------------------------------------------------------------------------------------------------------------
      43       La Paz Apartments                                                                                      84
      44       The Atria at Hillcrest                                                                                120
      45       Citizens Trust Company Bldg.                                                                          120
      46       229-233 Seventh Street                                                                                 60
      47       Woodbridge Village Apartments                                                                         120
------------------------------------------------------------------------------------------------------------------------------------
      48       Mooresville Festival Shopping Center                       120              118                       120
      49       901 Hugh Wallis Road (BellSouth Building)                                                             120
      50       800 North Pearl                                                                                       120
      51       Town North Shopping Center                                                                            120
      52       Route 7 Commerce Center                                                                               120
------------------------------------------------------------------------------------------------------------------------------------
      53       Post Road Plaza                                                                                       120
      54       Chapel Wood Apartments                                                                                120
      55       Enterprise Park                                                                                        84
      56       Marion Ridge Apartments                                                                               120
      57       Orica North                                                                                           120
------------------------------------------------------------------------------------------------------------------------------------
      58       Torrance Tech Park                                                                                     60
      59       2720 Dupont Commerce Center                                                                           120
      60       Towne Center at Brookhill                                                                             120
      61       Oradell Medical Plaza                                                                                 120
      62       River Drive                                                                                           120
------------------------------------------------------------------------------------------------------------------------------------
      63       The Joseph Cory Warehouse                                                                             120
      64       Horizons Office Bldg                                                                                  120
      65       Inwood Oaks Apartments                                                                                120
      66       Holiday Inn Express - Kinder                                                                          120
      67       Bernard Court Shopping Center                                                                         120
------------------------------------------------------------------------------------------------------------------------------------
      68       Oakwood Apartments                                                                                    120
      69       Holiday Inn                                                                                           120
      70       Foxcroft Village MHP                                                                                   60
      71       Heron Walk                                                                                             84
      72       17 Corporate Plaza Office Building                                                                    120
------------------------------------------------------------------------------------------------------------------------------------
      73       Westlake Office Building                                                                              120
      74       Fiesta Travel Trailer Resort                                                                          120
      75       Cap Senior - Crosswood Oaks                                                                           120
      76       Carlyle Crossing                                                                                       84
      77       GSE Building                                                                                          120
------------------------------------------------------------------------------------------------------------------------------------
      78       680 Arthur Kill Road                                                                                  120
      79       Hampton Inn - Carlisle                                      18               18                       120
      80       Ironwood Plaza                                                                                        120
      81       Hudson View/Willa View Apartments                                                                     120
     81a       Hudson View Apartments
------------------------------------------------------------------------------------------------------------------------------------
     81b       Willa View Apartments
      82       Parkview Estates                                                                                      120
      83       Wallace Crossing Shopping Center                                                                      120
      84       Palomar Village                                                                                       120
      85       Stanton Oaks Shopping Center                                                                          120
------------------------------------------------------------------------------------------------------------------------------------
      86       West Pointe Shopping Center                                                                           120
      87       Four Seasons Business Park VI,Buildings 1, 2, and 3                                                   120
      88       Littlefield Mall                                                                                       60
      89       Highlands Retail Center                                                                               120
      90       Northwend Shopping Center                                                                             120
------------------------------------------------------------------------------------------------------------------------------------
      91       151 West 25th Street                                                                                  120
      92       La Croix Court Apartments                                                                             120
      93       Everglades Apartments                                                                                 120
      94       Plaza Building                                                                                        120
      95       Sycamore Green Apartments                                                                             120
------------------------------------------------------------------------------------------------------------------------------------
      96       Crystal Inn - Logan                                                                                   120
      97       Valley Plaza Shopping Center                               120              118                       120
      98       La Palma Corporate Park (Buildings 4-8)                                                                60
      99       Hampton Inn - Selinsgrove                                   18               18                       120
     100       Mid America Business Park II                                                                          120
------------------------------------------------------------------------------------------------------------------------------------
     101       UNOVA Industrial Building                                                                             120
     102       South Pointe Shopping Center                                                                          120
     103       Walgreens - Dallas, TX                                                                                238
     104       Cambridge Place Apartments                                                                            120
     105       Willow Creek Apartments                                                                               120
------------------------------------------------------------------------------------------------------------------------------------
     106       Merchant's Village                                                                                    120
     107       Federal Express Buildings                                                                             120
     107a      Federal Express Building 1
     107b      Federal Express Building 2
     108       Santiago Parkside Estates                                                                              84
------------------------------------------------------------------------------------------------------------------------------------
     109       Suni Sands RV Resort                                                                                  120
     110       Clay Commons Shopping Center                                                                          120
     111       Gold Coast Strip Center                                                                                84
     112       CVS - Baltimore, MD                                                                                   239
     113       Plaza Verdugo Medical Center                                                                          120
------------------------------------------------------------------------------------------------------------------------------------
     114       Oakridge Estates,Decatur and Valley View MHPs                                                         120
     115       La Palma Corporate Park (Buildings 2 & 3)                                                              60
     116       Tarponaire Mobile Resort                                                                              120
     117       One Park Place                                                                                         84
     118       Lake Creek Crossing Shopping Center                                                                   120
------------------------------------------------------------------------------------------------------------------------------------
     119       275 Broome Industrial Parkway (Dick's)                                                                120
     120       Sundowner, Country Villa and Melrose MHP's                                                            116
     120a      Melrose RV Park
     120b      Sundowner & Country Villa MHP
     121       Comfort Inn - Harrisburg                                    18               18                       120
------------------------------------------------------------------------------------------------------------------------------------
     122       Westway Office Park                                                                                   120
     123       54 Regional Drive                                                                                      60
     124       2044 Ocean Avenue                                                                                      60
     125       The Whitney Hotel                                          120              118                       120
     126       Office Max-Morristown                                                                                 120
------------------------------------------------------------------------------------------------------------------------------------
     127       Sun Lake Estates Mobile Home Park                                                                     120
     128       Crestwood Village MHP                                                                                 120
     129       CVS - Enfield, CT                                                                                     239
     130       Deserama Mobile Ranch                                                                                 120
     131       The Barons Apartments                                                                                 120
------------------------------------------------------------------------------------------------------------------------------------
     132       August Manor Apartments                                                                               120
     133       426 West Broadway                                                                                     120
     134       Walnut Hill Apartments                                                                                120
     135       Chesterfield Commons Shopping Center                                                                  120
     136       714 Lexington Avenue                                                                                  120
------------------------------------------------------------------------------------------------------------------------------------
     137       Apache Gardens Mobile Home Park                                                                       120
     138       Ingram Oaks                                                                                           120
     139       Wayne Garden Apartments                                                                               120
     140       CVS - Hinckley, OH                                                                                    240
     141       Hilltop Square Shopping Center                                                                        120
------------------------------------------------------------------------------------------------------------------------------------
     142       CVS - Elberton, GA                                                                                    241
     143       Interlachen Shopping Center                                                                           120
     144       509 East Sixth Street                                                                                 120
     145       67th & Bell                                                                                           120
     146       Oakhill Family Park                                                                                   120
------------------------------------------------------------------------------------------------------------------------------------
     147       Capri Villas Apartments                                                                               120
     148       Pine Meadows Apartments                                                                               120
     149       University Home Mobile Home Park                                                                      120
     150       Full Sail Live                                                                                         96
     151       Crescent City Shopping Center                                                                         120
------------------------------------------------------------------------------------------------------------------------------------
     152       Town Square Apartments                                                                                120
     153       Arbor I                                                                                               120
     154       Summitwood Apartments                                                                                 120
     155       Shady Rest Mobile Home and RV Park                                                                    120
     156       Bangs MHP                                                                                             120
------------------------------------------------------------------------------------------------------------------------------------
     157       San Vicente Shopping Center                                                                           120
     158       Las Brisas Apartments                                                                                 120
     159       Malibu Court                                                                                          120
     160       Camelback West Plaza                                                                                  120
     161       Main Place Apartments                                                                                 120
------------------------------------------------------------------------------------------------------------------------------------
     162       The 1940 Building                                                                                     120
     163       Canal Studios                                                                                         120
     164       Westgate Shopping Center                                                                              120
     165       Liberty Place Professional Building                                                                   120
     166       Grant Square                                                                                          120
------------------------------------------------------------------------------------------------------------------------------------
     167       Post Oak Manor                                                                                        120
     168       South Grand Apartments                                                                                120
     169       AAA Mini-Storage                                                                                      120
     170       Welsh Gardens                                                                                         120
     171       Wellwood Manor                                                                                        120
------------------------------------------------------------------------------------------------------------------------------------
     172       Hickory Point MHP                                                                                     120
     173       Creekside Mobile Home Park                                                                            120
     174       10 Parker Street                                                                                      120
     175       38th Street Apartments                                                                                120
     176       West Village II Ltd.                                                                                  120
------------------------------------------------------------------------------------------------------------------------------------
     177       The Janwood Apartments                                                                                120
     178       Apartments 22                                                                                         120
     179       West Village Ltd.                                                                                     120
     180       Hillcrest Apartments                                                                                  120
     181       East Wind Apartments                                                                                  120
------------------------------------------------------------------------------------------------------------------------------------
     182       University Village Apartments                                                                         120
     183       Minden Square Apartments                                                                              120
     184       Park Villa Apartments                                                                                 120
     185       263 Genesee Street                                                                                    120
     186       Rio Vista Apartments                                                                                  120
------------------------------------------------------------------------------------------------------------------------------------
     187       Oak Park Apartments                                                                                   120
     188       166 Jewett Avenue                                                                                     120
     189       14 Kensington Avenue                                                                                  120
     190       Zabriskie Arms Condominium                                                                            120

                                                                                                                     Remaining
                                                                     Remaining Term     Original Amortization       Amortization
 Control No.   Property Name                                        To Maturity (Mos.)       Term (Mos.)             Term (Mos.)
====================================================================================================================================

      1        Cherry Creek Mall                                            77                   300                     300
      2        Annapolis Mall                                              117                   360                     357
      3        Westfield Portfolio                                         117                   360                     357
      3a       Downtown Plaza
      3b       Eastland Shopping Center
------------------------------------------------------------------------------------------------------------------------------------
      4        Sangertown Square                                           117                   360                     357
      5        Southern Company Center                                     112                   360                     352
      6        Metro Plaza Shopping Center                                 118                   360                     358
      7        Deposit Guaranty Plaza                                      115                   360                     355
      8        Cedarbrook Corporate Center Building 5                      119                   360                     359
------------------------------------------------------------------------------------------------------------------------------------
      9        2 and 4 Gannett Drive                                       118                   360                     358
      10       New Media & Arts Center                                     118                   360                     358
      11       Pepper Square Shopping Center                               119                   360                     359
      12       Pinewood Chase Apartments                                   112                   360                     352
      13       Eagle Rock                                                  117                   360                     357
------------------------------------------------------------------------------------------------------------------------------------
      14       Deposit Guaranty Tower & Building                           115                   360                     355
     14a       Deposit Guaranty Tower
     14b       Deposit Guaranty Building
      15       Park Place Apartments                                        82                   360                     358
      16       Plaza at the Pointe                                         117                   360                     357
------------------------------------------------------------------------------------------------------------------------------------
      17       Stop & Shop - Meriden, CT                                   240                   240                     240
      18       205-11 Montague Street                                      114                   360                     354
      19       Reisterstown Square Apartments                              118                   360                     358
      20       Five Points Plaza                                           112                   360                     352
      21       SecurCare Boulder Portfolio                                  56                   300                     296
------------------------------------------------------------------------------------------------------------------------------------
     21a       5815 Arapahoe Road (SecurCare #501)
     21b       6405 & 6515 Odell Place (SecurCare #503 & #505)
     21c       6338 Arapahoe Road (SecurCare #502)
     21d       4667 Broadway (SecurCare #504)
      22       Speedway Plaza                                              117                   360                     357
------------------------------------------------------------------------------------------------------------------------------------
      23       River Oaks West Shopping Center                             124                   240                     232
      24       Deposit Guaranty - Building                                 115                   360                     355
      25       Best Western Carmel Mission Inn                              81                   300                     297
      26       Grammercy Parc Apartments                                   117                   360                     357
      27       Foshay Tower                                                119                   360                     359
------------------------------------------------------------------------------------------------------------------------------------
      28       Forestdale Apartments                                       116                   360                     356
      29       Whispering Oaks Apartments                                  119                   360                     359
      30       Scarbrough Building                                          58                   360                     358
      31       Central Forest Shopping Center                              119                   360                     359
      32       Wellington Country Plaza                                     58                   336                     334
------------------------------------------------------------------------------------------------------------------------------------
      33       Littlefield Building                                         58                   360                     358
      34       Timberlyne Shopping Center                                  112                   360                     352
      35       29 West 35th Street                                         119                   360                     359
      36       Peacock Center                                              113                   360                     353
      37       Nabisco Warehouse & Distribution Complex                    119                   360                     359
------------------------------------------------------------------------------------------------------------------------------------
      38       Ballenger Creek Plaza                                       113                   360                     353
      39       Bishop's Corner West                                        118                   360                     358
      40       Montgomery Commons                                          118                   360                     358
      41       Winchester Marketplace                                      115                   360                     355
      42       Cap Senior - Atrium of Carmichael                           114                   300                     294
------------------------------------------------------------------------------------------------------------------------------------
      43       La Paz Apartments                                            83                   360                     359
      44       The Atria at Hillcrest                                      112                   360                     352
      45       Citizens Trust Company Bldg.                                118                   360                     358
      46       229-233 Seventh Street                                       60                   360                     360
      47       Woodbridge Village Apartments                               113                   360                     353
------------------------------------------------------------------------------------------------------------------------------------
      48       Mooresville Festival Shopping Center                        118                     0                       0
      49       901 Hugh Wallis Road (BellSouth Building)                   118                   154                     152
      50       800 North Pearl                                             113                   300                     293
      51       Town North Shopping Center                                  119                   360                     359
      52       Route 7 Commerce Center                                     118                   360                     358
------------------------------------------------------------------------------------------------------------------------------------
      53       Post Road Plaza                                             118                   360                     358
      54       Chapel Wood Apartments                                      118                   360                     358
      55       Enterprise Park                                              79                   360                     355
      56       Marion Ridge Apartments                                     116                   360                     356
      57       Orica North                                                 117                   360                     357
------------------------------------------------------------------------------------------------------------------------------------
      58       Torrance Tech Park                                           59                   360                     359
      59       2720 Dupont Commerce Center                                 118                   360                     358
      60       Towne Center at Brookhill                                   115                   360                     355
      61       Oradell Medical Plaza                                       110                   360                     350
      62       River Drive                                                 116                   360                     356
------------------------------------------------------------------------------------------------------------------------------------
      63       The Joseph Cory Warehouse                                   114                   360                     354
      64       Horizons Office Bldg                                        119                   300                     299
      65       Inwood Oaks Apartments                                      119                   360                     359
      66       Holiday Inn Express - Kinder                                114                   240                     234
      67       Bernard Court Shopping Center                               117                   360                     357
------------------------------------------------------------------------------------------------------------------------------------
      68       Oakwood Apartments                                          117                   360                     357
      69       Holiday Inn                                                 112                   300                     292
      70       Foxcroft Village MHP                                         60                   360                     360
      71       Heron Walk                                                   80                   360                     356
      72       17 Corporate Plaza Office Building                          113                   360                     353
------------------------------------------------------------------------------------------------------------------------------------
      73       Westlake Office Building                                    113                   360                     353
      74       Fiesta Travel Trailer Resort                                114                   360                     354
      75       Cap Senior - Crosswood Oaks                                 114                   300                     294
      76       Carlyle Crossing                                             83                   360                     359
      77       GSE Building                                                114                   360                     354
------------------------------------------------------------------------------------------------------------------------------------
      78       680 Arthur Kill Road                                        115                   300                     295
      79       Hampton Inn - Carlisle                                      120                   276                     276
      80       Ironwood Plaza                                              116                   360                     356
      81       Hudson View/Willa View Apartments                           115                   360                     355
     81a       Hudson View Apartments
------------------------------------------------------------------------------------------------------------------------------------
     81b       Willa View Apartments
      82       Parkview Estates                                            119                   360                     359
      83       Wallace Crossing Shopping Center                            119                   360                     359
      84       Palomar Village                                             115                   360                     355
      85       Stanton Oaks Shopping Center                                119                   360                     359
------------------------------------------------------------------------------------------------------------------------------------
      86       West Pointe Shopping Center                                 117                   360                     357
      87       Four Seasons Business Park VI,Buildings 1, 2, and 3         115                   360                     355
      88       Littlefield Mall                                             58                   360                     358
      89       Highlands Retail Center                                     120                   360                     360
      90       Northwend Shopping Center                                   115                   360                     355
------------------------------------------------------------------------------------------------------------------------------------
      91       151 West 25th Street                                        119                   360                     359
      92       La Croix Court Apartments                                   118                   360                     358
      93       Everglades Apartments                                       115                   360                     355
      94       Plaza Building                                              116                   360                     356
      95       Sycamore Green Apartments                                   119                   360                     359
------------------------------------------------------------------------------------------------------------------------------------
      96       Crystal Inn - Logan                                         114                   300                     294
      97       Valley Plaza Shopping Center                                118                     0                       0
      98       La Palma Corporate Park (Buildings 4-8)                      55                   360                     355
      99       Hampton Inn - Selinsgrove                                   120                   276                     276
     100       Mid America Business Park II                                118                   360                     358
------------------------------------------------------------------------------------------------------------------------------------
     101       UNOVA Industrial Building                                   110                   300                     290
     102       South Pointe Shopping Center                                117                   360                     357
     103       Walgreens - Dallas, TX                                      238                   238                     238
     104       Cambridge Place Apartments                                  117                   360                     357
     105       Willow Creek Apartments                                     114                   360                     354
------------------------------------------------------------------------------------------------------------------------------------
     106       Merchant's Village                                          117                   360                     357
     107       Federal Express Buildings                                   118                   324                     322
     107a      Federal Express Building 1
     107b      Federal Express Building 2
     108       Santiago Parkside Estates                                    77                   360                     353
------------------------------------------------------------------------------------------------------------------------------------
     109       Suni Sands RV Resort                                        117                   360                     357
     110       Clay Commons Shopping Center                                118                   360                     358
     111       Gold Coast Strip Center                                      82                   360                     358
     112       CVS - Baltimore, MD                                         239                   239                     239
     113       Plaza Verdugo Medical Center                                116                   360                     356
------------------------------------------------------------------------------------------------------------------------------------
     114       Oakridge Estates,Decatur and Valley View MHPs               118                   360                     358
     115       La Palma Corporate Park (Buildings 2 & 3)                    55                   360                     355
     116       Tarponaire Mobile Resort                                    114                   360                     354
     117       One Park Place                                               83                   300                     299
     118       Lake Creek Crossing Shopping Center                         112                   300                     292
------------------------------------------------------------------------------------------------------------------------------------
     119       275 Broome Industrial Parkway (Dick's)                      117                   300                     297
     120       Sundowner, Country Villa and Melrose MHP's                  114                   357                     355
     120a      Melrose RV Park
     120b      Sundowner & Country Villa MHP
     121       Comfort Inn - Harrisburg                                    120                   276                     276
------------------------------------------------------------------------------------------------------------------------------------
     122       Westway Office Park                                         113                   300                     293
     123       54 Regional Drive                                            50                   300                     290
     124       2044 Ocean Avenue                                            59                   360                     359
     125       The Whitney Hotel                                           118                     0                       0
     126       Office Max-Morristown                                       115                   360                     355
------------------------------------------------------------------------------------------------------------------------------------
     127       Sun Lake Estates Mobile Home Park                           113                   360                     353
     128       Crestwood Village MHP                                       112                   360                     352
     129       CVS - Enfield, CT                                           239                   239                     239
     130       Deserama Mobile Ranch                                       114                   360                     354
     131       The Barons Apartments                                       118                   360                     358
------------------------------------------------------------------------------------------------------------------------------------
     132       August Manor Apartments                                     112                   360                     352
     133       426 West Broadway                                           120                   300                     300
     134       Walnut Hill Apartments                                      114                   360                     354
     135       Chesterfield Commons Shopping Center                        119                   360                     359
     136       714 Lexington Avenue                                        120                   300                     300
------------------------------------------------------------------------------------------------------------------------------------
     137       Apache Gardens Mobile Home Park                             110                   360                     350
     138       Ingram Oaks                                                 114                   360                     354
     139       Wayne Garden Apartments                                     112                   360                     352
     140       CVS - Hinckley, OH                                          239                   271                     270
     141       Hilltop Square Shopping Center                              119                   360                     359
------------------------------------------------------------------------------------------------------------------------------------
     142       CVS - Elberton, GA                                          239                   241                     239
     143       Interlachen Shopping Center                                 120                   360                     360
     144       509 East Sixth Street                                       116                   360                     356
     145       67th & Bell                                                 116                   360                     356
     146       Oakhill Family Park                                         114                   360                     354
------------------------------------------------------------------------------------------------------------------------------------
     147       Capri Villas Apartments                                     114                   300                     294
     148       Pine Meadows Apartments                                     112                   360                     352
     149       University Home Mobile Home Park                            118                   360                     358
     150       Full Sail Live                                               91                   300                     295
     151       Crescent City Shopping Center                               120                   360                     360
------------------------------------------------------------------------------------------------------------------------------------
     152       Town Square Apartments                                      112                   300                     292
     153       Arbor I                                                     117                   360                     357
     154       Summitwood Apartments                                       117                   360                     357
     155       Shady Rest Mobile Home and RV Park                          116                   360                     356
     156       Bangs MHP                                                   110                   240                     230
------------------------------------------------------------------------------------------------------------------------------------
     157       San Vicente Shopping Center                                 119                   300                     299
     158       Las Brisas Apartments                                       116                   300                     296
     159       Malibu Court                                                116                   360                     356
     160       Camelback West Plaza                                        115                   360                     355
     161       Main Place Apartments                                       116                   360                     356
------------------------------------------------------------------------------------------------------------------------------------
     162       The 1940 Building                                           118                   360                     358
     163       Canal Studios                                               116                   300                     296
     164       Westgate Shopping Center                                    120                   360                     360
     165       Liberty Place Professional Building                         118                   360                     358
     166       Grant Square                                                118                   360                     358
------------------------------------------------------------------------------------------------------------------------------------
     167       Post Oak Manor                                              113                   300                     293
     168       South Grand Apartments                                      112                   300                     292
     169       AAA Mini-Storage                                            118                   360                     358
     170       Welsh Gardens                                               119                   360                     359
     171       Wellwood Manor                                              119                   360                     359
------------------------------------------------------------------------------------------------------------------------------------
     172       Hickory Point MHP                                           114                   360                     354
     173       Creekside Mobile Home Park                                  117                   300                     297
     174       10 Parker Street                                            116                   300                     296
     175       38th Street Apartments                                      114                   300                     294
     176       West Village II Ltd.                                        113                   360                     353
------------------------------------------------------------------------------------------------------------------------------------
     177       The Janwood Apartments                                      113                   300                     293
     178       Apartments 22                                               115                   360                     355
     179       West Village Ltd.                                           113                   360                     353
     180       Hillcrest Apartments                                        112                   360                     352
     181       East Wind Apartments                                        119                   360                     359
------------------------------------------------------------------------------------------------------------------------------------
     182       University Village Apartments                               113                   360                     353
     183       Minden Square Apartments                                    118                   300                     298
     184       Park Villa Apartments                                       116                   300                     296
     185       263 Genesee Street                                          120                   360                     360
     186       Rio Vista Apartments                                        119                   300                     299
------------------------------------------------------------------------------------------------------------------------------------
     187       Oak Park Apartments                                         115                   360                     355
     188       166 Jewett Avenue                                           113                   360                     353
     189       14 Kensington Avenue                                        113                   360                     353
     190       Zabriskie Arms Condominium                                  113                   360                     353

                                                                                           Maturity or
                                                                                           Anticipated
 Control No.   Property Name                                        Origination Date      Repayment Date         Balloon Balance ($)
====================================================================================================================================

      1        Cherry Creek Mall                                       08/02/1999            08/11/2006              143,833,462
      2        Annapolis Mall                                          12/09/1999            12/11/2009              108,594,601
      3        Westfield Portfolio                                     12/09/1999            12/11/2009               86,266,106
      3a       Downtown Plaza
      3b       Eastland Shopping Center
------------------------------------------------------------------------------------------------------------------------------------
      4        Sangertown Square                                       12/02/1999            12/01/2009               55,433,396
      5        Southern Company Center                                 06/10/1999            07/01/2009               32,468,424
      6        Metro Plaza Shopping Center                             12/15/1999            01/01/2010               23,812,664
      7        Deposit Guaranty Plaza                                  09/20/1999            10/06/2009               23,376,468
      8        Cedarbrook Corporate Center Building 5                  01/12/2000            02/11/2010               20,986,353
------------------------------------------------------------------------------------------------------------------------------------
      9        2 and 4 Gannett Drive                                   12/21/1999            01/11/2010               18,514,878
      10       New Media & Arts Center                                 01/11/2000            01/11/2010               17,444,904
      11       Pepper Square Shopping Center                           01/31/2000            02/11/2010               16,396,086
      12       Pinewood Chase Apartments                               06/21/1999            07/10/2009               15,192,750
      13       Eagle Rock                                              12/09/1999            12/11/2009               15,127,102
------------------------------------------------------------------------------------------------------------------------------------
      14       Deposit Guaranty Tower & Building                       09/20/1999            10/06/2009               15,040,674
     14a       Deposit Guaranty Tower
     14b       Deposit Guaranty Building
      15       Park Place Apartments                                   12/03/1999            01/01/2007               13,879,301
      16       Plaza at the Pointe                                     11/15/1999            12/11/2009               13,023,655
------------------------------------------------------------------------------------------------------------------------------------
      17       Stop & Shop - Meriden, CT                               02/11/2000            03/01/2020                        -
      18       205-11 Montague Street                                  08/19/1999            09/11/2009               12,456,279
      19       Reisterstown Square Apartments                          12/23/1999            01/11/2010               12,249,267
      20       Five Points Plaza                                       06/10/1999            07/01/2009               11,894,708
      21       SecurCare Boulder Portfolio                             10/29/1999            11/01/2004               12,299,430
------------------------------------------------------------------------------------------------------------------------------------
     21a       5815 Arapahoe Road (SecurCare #501)
     21b       6405 & 6515 Odell Place (SecurCare #503 & #505)
     21c       6338 Arapahoe Road (SecurCare #502)
     21d       4667 Broadway (SecurCare #504)
      22       Speedway Plaza                                          11/30/1999            12/01/2009               11,528,365
------------------------------------------------------------------------------------------------------------------------------------
      23       River Oaks West Shopping Center                         06/17/1999            07/01/2010                8,352,505
      24       Deposit Guaranty - Building                             09/20/1999            10/06/2009               10,872,775
      25       Best Western Carmel Mission Inn                         11/09/1999            12/01/2006               10,318,848
      26       Grammercy Parc Apartments                               11/24/1999            12/01/2009                9,741,032
      27       Foshay Tower                                            01/31/2000            02/01/2010                9,727,000
------------------------------------------------------------------------------------------------------------------------------------
      28       Forestdale Apartments                                   10/20/1999            11/01/2009                9,601,821
      29       Whispering Oaks Apartments                              01/11/2000            02/06/2010                9,424,496
      30       Scarbrough Building                                     12/17/1999            01/01/2005                9,357,875
      31       Central Forest Shopping Center                          01/31/2000            02/11/2010                8,784,063
      32       Wellington Country Plaza                                12/23/1999            01/01/2005                9,173,350
------------------------------------------------------------------------------------------------------------------------------------
      33       Littlefield Building                                    12/17/1999            01/01/2005                8,758,011
      34       Timberlyne Shopping Center                              06/30/1999            07/01/2009                8,047,091
      35       29 West 35th Street                                     02/09/2000            02/11/2010                8,068,872
      36       Peacock Center                                          07/08/1999            08/06/2009                7,816,686
      37       Nabisco Warehouse & Distribution Complex                01/26/2000            02/11/2010                7,936,838
------------------------------------------------------------------------------------------------------------------------------------
      38       Ballenger Creek Plaza                                   07/08/1999            08/06/2009                7,684,200
      39       Bishop's Corner West                                    12/21/1999            01/01/2010                7,432,327
      40       Montgomery Commons                                      12/29/1999            01/01/2010                7,325,623
      41       Winchester Marketplace                                  09/16/1999            10/06/2009                7,251,158
      42       Cap Senior - Atrium of Carmichael                       08/26/1999            09/01/2009                6,508,297
------------------------------------------------------------------------------------------------------------------------------------
      43       La Paz Apartments                                       02/01/2000            02/01/2007                7,299,988
      44       The Atria at Hillcrest                                  06/30/1999            07/11/2009                6,463,597
      45       Citizens Trust Company Bldg.                            12/22/1999            01/11/2010                6,274,660
      46       229-233 Seventh Street                                  02/15/2000            03/01/2005                6,382,573
      47       Woodbridge Village Apartments                           07/14/1999            08/06/2009                5,842,024
------------------------------------------------------------------------------------------------------------------------------------
      48       Mooresville Festival Shopping Center                    12/30/1999            01/11/2010                6,516,000
      49       901 Hugh Wallis Road (BellSouth Building)               12/22/1999            01/01/2010                2,122,184
      50       800 North Pearl                                         07/20/1999            08/01/2009                4,993,922
      51       Town North Shopping Center                              01/31/2000            02/11/2010                5,415,743
      52       Route 7 Commerce Center                                 01/04/2000            01/11/2010                5,109,404
------------------------------------------------------------------------------------------------------------------------------------
      53       Post Road Plaza                                         01/10/2000            01/11/2010                5,175,828
      54       Chapel Wood Apartments                                  12/15/1999            01/11/2010                4,974,188
      55       Enterprise Park                                         09/28/1999            10/11/2006                5,174,183
      56       Marion Ridge Apartments                                 10/13/1999            11/01/2009                4,896,383
      57       Orica North                                             11/17/1999            12/01/2009                4,800,512
------------------------------------------------------------------------------------------------------------------------------------
      58       Torrance Tech Park                                      01/06/2000            02/01/2005                5,130,813
      59       2720 Dupont Commerce Center                             12/28/1999            01/01/2010                4,635,228
      60       Towne Center at Brookhill                               09/30/1999            10/01/2009                4,583,908
      61       Oradell Medical Plaza                                   04/30/1999            05/01/2009                4,532,194
      62       River Drive                                             10/22/1999            11/11/2009                4,562,059
------------------------------------------------------------------------------------------------------------------------------------
      63       The Joseph Cory Warehouse                               08/19/1999            09/11/2009                4,501,821
      64       Horizons Office Bldg                                    02/01/2000            02/01/2010                3,990,759
      65       Inwood Oaks Apartments                                  01/31/2000            02/01/2010                4,029,597
      66       Holiday Inn Express - Kinder                            08/04/1999            09/01/2009                3,253,589
      67       Bernard Court Shopping Center                           11/08/1999            12/06/2009                3,936,701
------------------------------------------------------------------------------------------------------------------------------------
      68       Oakwood Apartments                                      11/05/1999            12/01/2009                3,889,732
      69       Holiday Inn                                             06/30/1999            07/11/2009                3,573,342
      70       Foxcroft Village MHP                                    02/10/2000            03/01/2005                3,995,510
      71       Heron Walk                                              10/06/1999            11/01/2006                3,859,759
      72       17 Corporate Plaza Office Building                      07/06/1999            08/01/2009                3,699,009
------------------------------------------------------------------------------------------------------------------------------------
      73       Westlake Office Building                                07/30/1999            08/11/2009                3,689,560
      74       Fiesta Travel Trailer Resort                            08/13/1999            09/01/2009                3,634,305
      75       Cap Senior - Crosswood Oaks                             08/26/1999            09/01/2009                3,390,943
      76       Carlyle Crossing                                        01/31/2000            02/01/2007                3,789,646
      77       GSE Building                                            08/30/1999            09/11/2009                3,675,532
------------------------------------------------------------------------------------------------------------------------------------
      78       680 Arthur Kill Road                                    09/28/1999            10/01/2009                3,357,910
      79       Hampton Inn - Carlisle                                  03/02/2000            04/01/2010                3,349,057
      80       Ironwood Plaza                                          11/03/1999            11/06/2009                3,474,618
      81       Hudson View/Willa View Apartments                       09/16/1999            10/11/2009                3,485,158
     81a       Hudson View Apartments
------------------------------------------------------------------------------------------------------------------------------------
     81b       Willa View Apartments
      82       Parkview Estates                                        01/28/2000            02/11/2010                3,475,537
      83       Wallace Crossing Shopping Center                        02/10/2000            02/11/2010                3,455,211
      84       Palomar Village                                         09/16/1999            10/06/2009                3,389,737
      85       Stanton Oaks Shopping Center                            01/31/2000            02/11/2010                3,442,210
------------------------------------------------------------------------------------------------------------------------------------
      86       West Pointe Shopping Center                             11/08/1999            12/06/2009                3,374,314
      87       Four Seasons Business Park VI,Buildings 1, 2, and 3     09/21/1999            10/06/2009                3,389,076
      88       Littlefield Mall                                        12/17/1999            01/01/2005                3,527,199
      89       Highlands Retail Center                                 02/03/2000            03/01/2010                3,267,900
      90       Northwend Shopping Center                               09/29/1999            10/06/2009                3,276,435
------------------------------------------------------------------------------------------------------------------------------------
      91       151 West 25th Street                                    02/01/2000            02/11/2010                3,171,848
      92       La Croix Court Apartments                               12/30/1999            01/11/2010                3,157,825
      93       Everglades Apartments                                   09/08/1999            10/06/2009                3,162,596
      94       Plaza Building                                          10/27/1999            11/06/2009                3,133,112
      95       Sycamore Green Apartments                               01/31/2000            02/01/2010                3,088,775
------------------------------------------------------------------------------------------------------------------------------------
      96       Crystal Inn - Logan                                     08/26/1999            09/01/2009                2,880,784
      97       Valley Plaza Shopping Center                            12/30/1999            01/11/2010                3,354,000
      98       La Palma Corporate Park (Buildings 4-8)                 09/20/1999            10/01/2004                3,214,259
      99       Hampton Inn - Selinsgrove                               03/02/2000            04/01/2010                2,797,947
     100       Mid America Business Park II                            12/17/1999            01/01/2010                2,982,856
------------------------------------------------------------------------------------------------------------------------------------
     101       UNOVA Industrial Building                               04/29/1999            05/11/2009                2,676,136
     102       South Pointe Shopping Center                            11/08/1999            12/06/2009                2,924,409
     103       Walgreens - Dallas, TX                                  02/16/2000            01/01/2020                        -
     104       Cambridge Place Apartments                              12/09/1999            12/11/2009                2,889,666
     105       Willow Creek Apartments                                 09/02/1999            09/06/2009                2,887,407
------------------------------------------------------------------------------------------------------------------------------------
     106       Merchant's Village                                      11/24/1999            12/01/2009                2,833,764
     107       Federal Express Buildings                               12/29/1999            01/01/2010                2,723,702
     107a      Federal Express Building 1
     107b      Federal Express Building 2
     108       Santiago Parkside Estates                               07/14/1999            08/01/2006                2,884,088
------------------------------------------------------------------------------------------------------------------------------------
     109       Suni Sands RV Resort                                    11/12/1999            12/01/2009                2,699,451
     110       Clay Commons Shopping Center                            12/21/1999            01/11/2010                2,666,745
     111       Gold Coast Strip Center                                 12/20/1999            01/01/2007                2,731,162
     112       CVS - Baltimore, MD                                     02/14/2000            02/01/2020                        -
     113       Plaza Verdugo Medical Center                            10/21/1999            11/01/2009                2,585,302
------------------------------------------------------------------------------------------------------------------------------------
     114       Oakridge Estates,Decatur and Valley View MHPs           12/21/1999            01/01/2010                2,551,004
     115       La Palma Corporate Park (Buildings 2 & 3)               09/20/1999            10/01/2004                2,542,620
     116       Tarponaire Mobile Resort                                08/10/1999            09/01/2009                2,327,878
     117       One Park Place                                          02/01/2000            02/01/2007                2,363,509
     118       Lake Creek Crossing Shopping Center                     06/04/1999            07/01/2009                2,107,999
------------------------------------------------------------------------------------------------------------------------------------
     119       275 Broome Industrial Parkway (Dick's)                  11/03/1999            12/01/2009                2,089,917
     120       Sundowner, Country Villa and Melrose MHP's              12/30/1999            09/01/2009                2,230,738
     120a      Melrose RV Park
     120b      Sundowner & Country Villa MHP
     121       Comfort Inn - Harrisburg                                03/02/2000            04/01/2010                2,034,870
------------------------------------------------------------------------------------------------------------------------------------
     122       Westway Office Park                                     08/05/1999            08/06/2009                2,007,080
     123       54 Regional Drive                                       04/26/1999            05/01/2004                2,236,648
     124       2044 Ocean Avenue                                       01/14/2000            02/01/2005                2,267,900
     125       The Whitney Hotel                                       12/30/1999            01/11/2010                2,323,000
     126       Office Max-Morristown                                   09/27/1999            10/01/2009                2,063,856
------------------------------------------------------------------------------------------------------------------------------------
     127       Sun Lake Estates Mobile Home Park                       07/27/1999            08/06/2009                2,069,753
     128       Crestwood Village MHP                                   06/22/1999            07/11/2009                2,058,453
     129       CVS - Enfield, CT                                       02/15/2000            02/01/2020                        -
     130       Deserama Mobile Ranch                                   08/06/1999            09/01/2009                2,033,008
     131       The Barons Apartments                                   01/05/2000            01/11/2010                2,052,825
------------------------------------------------------------------------------------------------------------------------------------
     132       August Manor Apartments                                 06/08/1999            07/01/2009                2,001,037
     133       426 West Broadway                                       02/15/2000            03/11/2010                1,895,236
     134       Walnut Hill Apartments                                  09/10/1999            09/11/2009                1,996,363
     135       Chesterfield Commons Shopping Center                    02/10/2000            02/11/2010                1,909,459
     136       714 Lexington Avenue                                    02/16/2000            03/11/2010                1,684,665
------------------------------------------------------------------------------------------------------------------------------------
     137       Apache Gardens Mobile Home Park                         04/30/1999            05/11/2009                1,684,396
     138       Ingram Oaks                                             08/09/1999            09/01/2009                1,610,745
     139       Wayne Garden Apartments                                 06/04/1999            07/01/2009                1,600,835
     140       CVS - Hinckley, OH                                      01/27/2000            02/01/2020                  569,549
     141       Hilltop Square Shopping Center                          01/31/2000            02/11/2010                1,470,218
------------------------------------------------------------------------------------------------------------------------------------
     142       CVS - Elberton, GA                                      12/15/1999            02/01/2020                        -
     143       Interlachen Shopping Center                             02/16/2000            03/11/2010                1,397,935
     144       509 East Sixth Street                                   10/28/1999            11/11/2009                1,368,767
     145       67th & Bell                                             10/04/1999            11/01/2009                1,351,391
     146       Oakhill Family Park                                     08/09/1999            09/01/2009                1,355,176
------------------------------------------------------------------------------------------------------------------------------------
     147       Capri Villas Apartments                                 08/23/1999            09/11/2009                1,267,027
     148       Pine Meadows Apartments                                 06/08/1999            07/01/2009                1,310,845
     149       University Home Mobile Home Park                        12/23/1999            01/01/2010                1,270,720
     150       Full Sail Live                                          09/28/1999            10/01/2007                1,231,877
     151       Crescent City Shopping Center                           02/16/2000            03/11/2010                1,198,229
------------------------------------------------------------------------------------------------------------------------------------
     152       Town Square Apartments                                  06/07/1999            07/01/2009                1,110,847
     153       Arbor I                                                 11/24/1999            12/11/2009                1,188,035
     154       Summitwood Apartments                                   11/24/1999            12/11/2009                1,188,035
     155       Shady Rest Mobile Home and RV Park                      10/22/1999            11/01/2009                1,170,122
     156       Bangs MHP                                               04/29/1999            05/11/2009                  920,032
------------------------------------------------------------------------------------------------------------------------------------
     157       San Vicente Shopping Center                             01/25/2000            02/11/2010                1,065,969
     158       Las Brisas Apartments                                   10/14/1999            11/11/2009                1,052,238
     159       Malibu Court                                            10/29/1999            11/11/2009                1,088,874
     160       Camelback West Plaza                                    10/01/1999            10/01/2009                1,081,330
     161       Main Place Apartments                                   10/13/1999            11/01/2009                1,003,393
------------------------------------------------------------------------------------------------------------------------------------
     162       The 1940 Building                                       12/09/1999            01/01/2010                  998,422
     163       Canal Studios                                           10/27/1999            11/11/2009                  883,880
     164       Westgate Shopping Center                                02/16/2000            03/11/2010                  944,059
     165       Liberty Place Professional Building                     12/22/1999            01/11/2010                  933,732
     166       Grant Square                                            12/14/1999            01/11/2010                  907,353
------------------------------------------------------------------------------------------------------------------------------------
     167       Post Oak Manor                                          08/10/1999            08/11/2009                  839,175
     168       South Grand Apartments                                  06/07/1999            07/01/2009                  836,482
     169       AAA Mini-Storage                                        12/29/1999            01/06/2010                  857,656
     170       Welsh Gardens                                           02/04/2000            02/11/2010                  811,956
     171       Wellwood Manor                                          02/04/2000            02/11/2010                  766,443
------------------------------------------------------------------------------------------------------------------------------------
     172       Hickory Point MHP                                       08/10/1999            09/01/2009                  755,232
     173       Creekside Mobile Home Park                              12/07/1999            12/11/2009                  699,309
     174       10 Parker Street                                        10/22/1999            11/11/2009                  684,677
     175       38th Street Apartments                                  08/23/1999            09/11/2009                  675,747
     176       West Village II Ltd.                                    07/23/1999            08/11/2009                  701,437
------------------------------------------------------------------------------------------------------------------------------------
     177       The Janwood Apartments                                  07/13/1999            08/11/2009                  587,527
     178       Apartments 22                                           09/29/1999            10/11/2009                  635,315
     179       West Village Ltd.                                       07/23/1999            08/11/2009                  633,557
     180       Hillcrest Apartments                                    06/24/1999            07/01/2009                  591,739
     181       East Wind Apartments                                    01/21/2000            02/11/2010                  573,011
------------------------------------------------------------------------------------------------------------------------------------
     182       University Village Apartments                           07/23/1999            08/11/2009                  544,858
     183       Minden Square Apartments                                12/13/1999            01/11/2010                  507,094
     184       Park Villa Apartments                                   10/22/1999            11/11/2009                  506,783
     185       263 Genesee Street                                      02/11/2000            03/11/2010                  464,647
     186       Rio Vista Apartments                                    02/07/2000            02/11/2010                  429,145
------------------------------------------------------------------------------------------------------------------------------------
     187       Oak Park Apartments                                     10/01/1999            10/11/2009                  455,061
     188       166 Jewett Avenue                                       07/29/1999            08/11/2009                  373,946
     189       14 Kensington Avenue                                    07/29/1999            08/11/2009                  305,873
     190       Zabriskie Arms Condominium                              07/29/1999            08/11/2009                  272,290

                                                                                                 Prepayment           Annual Debt
 Control No.   Property Name                                        Property Type                Provisions           Service ($)
====================================================================================================================================

      1        Cherry Creek Mall                                    Retail - Regional Mall     L(31),YM(50),O(3)      13,726,334
      2        Annapolis Mall                                       Retail - Regional Mall     L(36),YM(81),O(3)      11,178,057
      3        Westfield Portfolio                                                             L(36),YM(81),O(3)       9,070,327
      3a       Downtown Plaza                                       Retail - Regional Mall
      3b       Eastland Shopping Center                             Retail - Power Center
------------------------------------------------------------------------------------------------------------------------------------
      4        Sangertown Square                                    Retail - Regional Mall     L(27),D(91),O(2)        5,997,630
      5        Southern Company Center                              Office                     L(36),D(81),O(3)        3,143,080
      6        Metro Plaza Shopping Center                          Retail - Anchored          L(48),D(72)             2,377,859
      7        Deposit Guaranty Plaza                               Office                     L(36),D(81),O(3)        2,391,536
      8        Cedarbrook Corporate Center Building 5               Office                     L(48),D(69),O(3)        2,198,949
------------------------------------------------------------------------------------------------------------------------------------
      9        2 and 4 Gannett Drive                                Office                     L(36),D(81),O(3)        1,877,598
      10       New Media & Arts Center                              Office                     L(36),D(81),O(3)        1,862,497
      11       Pepper Square Shopping Center                        Retail - Anchored          L(36),D(81),O(3)        1,739,159
      12       Pinewood Chase Apartments                            Multifamily                L(48),D(69),O(3)        1,489,775
      13       Eagle Rock                                           Retail - Anchored          L(36),D(81),O(3)        1,507,801
------------------------------------------------------------------------------------------------------------------------------------
      14       Deposit Guaranty Tower & Building                                               L(36),D(81),O(3)        1,538,740
     14a       Deposit Guaranty Tower                               Office
     14b       Deposit Guaranty Building                            Office
      15       Park Place Apartments                                Multifamily                L(48),D(35),O(1)        1,324,274
      16       Plaza at the Pointe                                  Retail - Anchored          L(36),D(81),O(3)        1,332,493
------------------------------------------------------------------------------------------------------------------------------------
      17       Stop & Shop - Meriden, CT                            CTL                        L(48),D(192)            1,506,607
      18       205-11 Montague Street                               Office                     L(36),D(81),O(3)        1,274,559
      19       Reisterstown Square Apartments                       Multifamily                L(48),D(69),O(3)        1,260,019
      20       Five Points Plaza                                    Office                     L(36),D(81),O(3)        1,151,458
      21       SecurCare Boulder Portfolio                                                     L(48),D(11),O(1)        1,298,824
------------------------------------------------------------------------------------------------------------------------------------
     21a       5815 Arapahoe Road (SecurCare #501)                  Self-Storage
     21b       6405 & 6515 Odell Place (SecurCare #503 & #505)      Self-Storage
     21c       6338 Arapahoe Road (SecurCare #502)                  Self-Storage
     21d       4667 Broadway (SecurCare #504)                       Self-Storage
      22       Speedway Plaza                                       Retail - Anchored          L(48),D(69),O(3)        1,158,268
------------------------------------------------------------------------------------------------------------------------------------
      23       River Oaks West Shopping Center                      Retail - Anchored          L(48),D(81),O(3)        1,283,069
      24       Deposit Guaranty - Building                          Office                     L(36),D(81),O(3)        1,112,342
      25       Best Western Carmel Mission Inn                      Hotel - Full Service       L(27),D(54),O(3)        1,127,482
      26       Grammercy Parc Apartments                            Multifamily                L(48),D(71),O(1)          956,119
      27       Foshay Tower                                         Office                     L(48),D(71),O(1)        1,007,373
------------------------------------------------------------------------------------------------------------------------------------
      28       Forestdale Apartments                                Multifamily                L(48),D(72)               954,715
      29       Whispering Oaks Apartments                           Multifamily                L(36),D(81),O(3)        1,011,891
      30       Scarbrough Building                                  Office                     L(36),D(22),O(2)          874,873
      31       Central Forest Shopping Center                       Retail - Anchored          L(36),D(81),O(3)          928,584
      32       Wellington Country Plaza                             Retail - Unanchored        L(48),D(11),O(1)          917,687
------------------------------------------------------------------------------------------------------------------------------------
      33       Littlefield Building                                 Office                     L(36),D(22),O(2)          818,791
      34       Timberlyne Shopping Center                           Retail - Anchored          L(36),D(80),O(4)          790,208
      35       29 West 35th Street                                  Office                     L(25),D(92),O(3)          844,878
      36       Peacock Center                                       Retail - Anchored          L(36),D(81),O(3)          741,112
      37       Nabisco Warehouse & Distribution Complex             Industrial                 L(48),D(69),O(3)          823,675
------------------------------------------------------------------------------------------------------------------------------------
      38       Ballenger Creek Plaza                                Retail - Anchored          L(36),D(81),O(3)          728,551
      39       Bishop's Corner West                                 Retail - Anchored          L(48),D(69),O(3)          747,934
      40       Montgomery Commons                                   Retail - Anchored          L(48),D(72)               746,007
      41       Winchester Marketplace                               Retail - Unanchored        L(48),D(69),O(3)          715,253
      42       Cap Senior - Atrium of Carmichael                    Multifamily                L(30),D(90)               739,575
------------------------------------------------------------------------------------------------------------------------------------
      43       La Paz Apartments                                    Multifamily                L(48),D(35),O(1)          713,772
      44       The Atria at Hillcrest                               Multifamily                L(36),D(81),O(3)          629,301
      45       Citizens Trust Company Bldg.                         Office                     L(36),D(81),O(3)          649,910
      46       229-233 Seventh Street                               Office                     L(24),D(35),O(1)          637,831
      47       Woodbridge Village Apartments                        Multifamily                L(31),D(86),O(3)          569,905
------------------------------------------------------------------------------------------------------------------------------------
      48       Mooresville Festival Shopping Center                 Retail - Anchored          L(36),D(81),O(3)          541,805
      49       901 Hugh Wallis Road (BellSouth Building)            CTL                        L(26),D(94)               682,741
      50       800 North Pearl                                      Office                     L(48),D(71),O(1)          571,538
      51       Town North Shopping Center                           Retail - Anchored          L(36),D(81),O(3)          578,354
      52       Route 7 Commerce Center                              Office                     L(48),D(69),O(3)          519,050
------------------------------------------------------------------------------------------------------------------------------------
      53       Post Road Plaza                                      Retail - Unanchored        L(36),D(81),O(3)          548,316
      54       Chapel Wood Apartments                               Multifamily                L(48),D(69),O(3)          506,548
      55       Enterprise Park                                      Industrial                 L(60),2(12),1(9),O(3)     501,648
      56       Marion Ridge Apartments                              Multifamily                L(48),D(72)               488,572
      57       Orica North                                          Industrial                 L(48),D(72)               476,908
------------------------------------------------------------------------------------------------------------------------------------
      58       Torrance Tech Park                                   Industrial                 L(48),D(10),O(2)          500,407
      59       2720 Dupont Commerce Center                          Office                     L(48),D(70),O(2)          479,277
      60       Towne Center at Brookhill                            Retail - Anchored          L(48),D(71),O(1)          457,626
      61       Oradell Medical Plaza                                Office                     L(48),D(69),O(3)          449,953
      62       River Drive                                          Multifamily                L(36),D(81),O(3)          477,387
------------------------------------------------------------------------------------------------------------------------------------
      63       The Joseph Cory Warehouse                            Industrial                 L(36),D(81),O(3)          459,041
      64       Horizons Office Bldg                                 Office                     L(25),D(94),O(1)          466,301
      65       Inwood Oaks Apartments                               Multifamily                L(36),YM1%(82),O(2)       398,494
      66       Holiday Inn Express - Kinder                         Hotel - Limited Service    L(48),D(72)               476,515
      67       Bernard Court Shopping Center                        Retail - Anchored          L(36),D(78),O(6)          394,415
------------------------------------------------------------------------------------------------------------------------------------
      68       Oakwood Apartments                                   Multifamily                L(48),D(72)               396,028
      69       Holiday Inn                                          Hotel - Full Service       L(48),D(69),O(3)          427,277
      70       Foxcroft Village MHP                                 Mobile Home Park           L(36),D(23),O(1)          383,978
      71       Heron Walk                                           Multifamily                L(28),D(56)               363,904
      72       17 Corporate Plaza Office Building                   Office                     L(36),D(78),O(6)          366,670
------------------------------------------------------------------------------------------------------------------------------------
      73       Westlake Office Building                             Office                     L(36),D(81),O(3)          369,623
      74       Fiesta Travel Trailer Resort                         Mobile Home Park           L(48),D(71),O(1)          348,404
      75       Cap Senior - Crosswood Oaks                          Multifamily                L(30),D(90)               385,333
      76       Carlyle Crossing                                     Multifamily                L(36),YM1%(46),O(2)       357,627
      77       GSE Building                                         Industrial                 L(36),D(81),O(3)          378,179
------------------------------------------------------------------------------------------------------------------------------------
      78       680 Arthur Kill Road                                 Retail - Unanchored        L(48),D(72)               391,048
      79       Hampton Inn - Carlisle                               Hotel - Limited Service    L(48),D(72)               405,392
      80       Ironwood Plaza                                       Retail - Anchored          L(36),D(81),O(3)          354,315
      81       Hudson View/Willa View Apartments                                               L(36),D(81),O(3)          358,406
     81a       Hudson View Apartments                               Mixed-Use
------------------------------------------------------------------------------------------------------------------------------------
     81b       Willa View Apartments                                Mixed-Use
      82       Parkview Estates                                     Multifamily                L(36),D(81),O(3)          366,908
      83       Wallace Crossing Shopping Center                     Retail - Anchored          L(36),D(81),O(3)          358,084
      84       Palomar Village                                      Retail - Unanchored        L(36),D(81),O(3)          341,512
      85       Stanton Oaks Shopping Center                         Retail - Anchored          L(36),D(81),O(3)          367,598
------------------------------------------------------------------------------------------------------------------------------------
      86       West Pointe Shopping Center                          Retail - Anchored          L(36),D(78),O(6)          338,070
      87       Four Seasons Business Park VI,Buildings 1, 2, and 3  Industrial                 L(36),D(78),O(6)          344,020
      88       Littlefield Mall                                     Mixed-Use                  L(36),D(22),O(2)          329,760
      89       Highlands Retail Center                              Retail - Anchored          L(24),D(96)               336,466
      90       Northwend Shopping Center                            Retail - Unanchored        L(29),D(88),O(3)          339,855
------------------------------------------------------------------------------------------------------------------------------------
      91       151 West 25th Street                                 Office                     L(36),D(81),O(3)          325,328
      92       La Croix Court Apartments                            Multifamily                L(48),D(69),O(3)          319,230
      93       Everglades Apartments                                Multifamily                L(36),D(81),O(3)          320,862
      94       Plaza Building                                       Office                     L(36),D(81),O(3)          327,522
      95       Sycamore Green Apartments                            Multifamily                L(25),D(95)               319,227
------------------------------------------------------------------------------------------------------------------------------------
      96       Crystal Inn - Logan                                  Hotel - Limited Service    L(48),D(72)               342,113
      97       Valley Plaza Shopping Center                         Retail - Anchored          L(36),D(81),O(3)          279,221
      98       La Palma Corporate Park (Buildings 4-8)              Industrial                 L(48),D(10),O(2)          299,469
      99       Hampton Inn - Selinsgrove                            Hotel - Limited Service    L(48),D(72)               338,682
     100       Mid America Business Park II                         Industrial                 L(48),D(71),O(1)          306,089
------------------------------------------------------------------------------------------------------------------------------------
     101       UNOVA Industrial Building                            Industrial                 L(48),D(69),O(3)          290,840
     102       South Pointe Shopping Center                         Retail - Anchored          L(36),D(78),O(6)          292,994
     103       Walgreens - Dallas, TX                               CTL                        L(48),D(190)              338,793
     104       Cambridge Place Apartments                           Multifamily                L(48),D(69),O(3)          285,858
     105       Willow Creek Apartments                              Multifamily                L(36),D(81),O(3)          291,868
------------------------------------------------------------------------------------------------------------------------------------
     106       Merchant's Village                                   Retail - Anchored          L(48),D(71),O(1)          283,713
     107       Federal Express Buildings                                                       L(48),D(71),O(1)          303,007
     107a      Federal Express Building 1                           Industrial
     107b      Federal Express Building 2                           Industrial
     108       Santiago Parkside Estates                            Mobile Home Park           L(48),D(35),O(1)          272,747
------------------------------------------------------------------------------------------------------------------------------------
     109       Suni Sands RV Resort                                 Mobile Home Park           L(48),D(71),O(1)          270,456
     110       Clay Commons Shopping Center                         Retail - Unanchored        L(36),D(81),O(3)          281,457
     111       Gold Coast Strip Center                              Retail - Unanchored        L(48),D(36)               266,596
     112       CVS - Baltimore, MD                                  CTL                        L(48),D(191)              281,108
     113       Plaza Verdugo Medical Center                         Office                     L(48),D(72)               268,594
------------------------------------------------------------------------------------------------------------------------------------
     114       Oakridge Estates,Decatur and Valley View MHPs        Mobile Home Park           L(48),D(71),O(1)          265,773
     115       La Palma Corporate Park (Buildings 2 & 3)            Industrial                 L(48),D(10),O(2)          236,894
     116       Tarponaire Mobile Resort                             Mobile Home Park           L(48),D(71),O(1)          228,026
     117       One Park Place                                       Office                     L(25),D(59)               262,898
     118       Lake Creek Crossing Shopping Center                  Retail - Unanchored        L(36),D(81),O(3)          242,556
------------------------------------------------------------------------------------------------------------------------------------
     119       275 Broome Industrial Parkway (Dick's)               Industrial                 L(27),D(92),O(1)          241,366
     120       Sundowner, Country Villa and Melrose MHP's                                      L(48),D(67),O(1)          221,729
     120a      Melrose RV Park                                      Mobile Home Park
     120b      Sundowner & Country Villa MHP                        Mobile Home Park
     121       Comfort Inn - Harrisburg                             Hotel - Limited Service    L(48),D(72)               246,314
------------------------------------------------------------------------------------------------------------------------------------
     122       Westway Office Park                                  Retail - Unanchored        L(36),D(78),O(6)          231,905
     123       54 Regional Drive                                    Office                     L(34),D(25),O(1)          225,536
     124       2044 Ocean Avenue                                    Office                     L(36),D(21),O(3)          222,454
     125       The Whitney Hotel                                    Hotel - Limited Service    L(36),D(81),O(3)          205,469
     126       Office Max-Morristown                                Retail - Unanchored        L(48),D(70),O(2)          205,026
------------------------------------------------------------------------------------------------------------------------------------
     127       Sun Lake Estates Mobile Home Park                    Mobile Home Park           L(36),D(78),O(6)          207,350
     128       Crestwood Village MHP                                Mobile Home Park           L(48),D(69),O(3)          202,711
     129       CVS - Enfield, CT                                    CTL                        L(48),D(191)              226,416
     130       Deserama Mobile Ranch                                Mobile Home Park           L(48),D(71),O(1)          204,426
     131       The Barons Apartments                                Multifamily                L(36),D(81),O(3)          214,824
------------------------------------------------------------------------------------------------------------------------------------
     132       August Manor Apartments                              Multifamily                L(48),D(72)               202,400
     133       426 West Broadway                                    Mixed-Use                  L(36),D(81),O(3)          232,954
     134       Walnut Hill Apartments                               Multifamily                L(48),YM1%(69),O(3)       205,336
     135       Chesterfield Commons Shopping Center                 Retail - Anchored          L(36),D(81),O(3)          197,889
     136       714 Lexington Avenue                                 Retail - Unanchored        L(36),D(81),O(3)          197,641
------------------------------------------------------------------------------------------------------------------------------------
     137       Apache Gardens Mobile Home Park                      Mobile Home Park           L(48),D(69),O(3)          161,299
     138       Ingram Oaks                                          Mobile Home Park           L(48),D(71),O(1)          158,794
     139       Wayne Garden Apartments                              Multifamily                L(48),D(69),O(3)          154,745
     140       CVS - Hinckley, OH                                   CTL                        L(48),D(192)              169,077
     141       Hilltop Square Shopping Center                       Retail - Unanchored        L(36),D(81),O(3)          157,536
------------------------------------------------------------------------------------------------------------------------------------
     142       CVS - Elberton, GA                                   CTL                        L(48),D(193)              162,486
     143       Interlachen Shopping Center                          Retail - Anchored          L(36),D(81),O(3)          143,933
     144       509 East Sixth Street                                Multifamily                L(48),YM1%(69),O(3)       143,281
     145       67th & Bell                                          Retail - Anchored          L(48),D(71),O(1)          135,988
     146       Oakhill Family Park                                  Mobile Home Park           L(48),D(71),O(1)          137,512
------------------------------------------------------------------------------------------------------------------------------------
     147       Capri Villas Apartments                              Multifamily                L(48),YM1%(69),O(3)       149,518
     148       Pine Meadows Apartments                              Multifamily                L(36),D(78),O(6)          133,052
     149       University Home Mobile Home Park                     Mobile Home Park           L(48),D(71),O(1)          130,848
     150       Full Sail Live                                       Office                     L(36),D(59),O(1)          134,600
     151       Crescent City Shopping Center                        Retail - Anchored          L(36),D(81),O(3)          123,371
------------------------------------------------------------------------------------------------------------------------------------
     152       Town Square Apartments                               Multifamily                L(48),YM1%(69),O(3)       128,321
     153       Arbor I                                              Multifamily                L(48),D(69),O(3)          119,112
     154       Summitwood Apartments                                Multifamily                L(48),D(69),O(3)          119,112
     155       Shady Rest Mobile Home and RV Park                   Mobile Home Park           L(48),D(71),O(1)          117,417
     156       Bangs MHP                                            Mobile Home Park           L(48),D(69),O(3)          131,262
------------------------------------------------------------------------------------------------------------------------------------
     157       San Vicente Shopping Center                          Retail - Unanchored        L(36),D(81),O(3)          128,457
     158       Las Brisas Apartments                                Multifamily                L(48),YM1%(69),O(3)       123,322
     159       Malibu Court                                         Multifamily                L(48),YM1%(69),O(3)       112,002
     160       Camelback West Plaza                                 Retail - Unanchored        L(48),D(71),O(1)          108,790
     161       Main Place Apartments                                Multifamily                L(48),D(69),O(3)           99,275
------------------------------------------------------------------------------------------------------------------------------------
     162       The 1940 Building                                    Office                     L(48),D(71),O(1)          102,809
     163       Canal Studios                                        Industrial                 L(36),D(81),O(3)          103,590
     164       Westgate Shopping Center                             Retail - Anchored          L(36),D(81),O(3)           97,201
     165       Liberty Place Professional Building                  Office                     L(36),D(81),O(3)           98,750
     166       Grant Square                                         Multifamily                L(48),YM1%(69),O(3)        93,335
------------------------------------------------------------------------------------------------------------------------------------
     167       Post Oak Manor                                       Multifamily                L(48),YM1%(69),O(3)        97,640
     168       South Grand Apartments                               Multifamily                L(48),YM1%(69),O(3)        96,627
     169       AAA Mini-Storage                                     Self-Storage               L(36),D(78),O(6)           91,290
     170       Welsh Gardens                                        Multifamily                L(48),YM1%(69),O(3)        84,438
     171       Wellwood Manor                                       Multifamily                L(48),YM1%(69),O(3)        79,705
------------------------------------------------------------------------------------------------------------------------------------
     172       Hickory Point MHP                                    Mobile Home Park           L(48),D(71),O(1)           75,515
     173       Creekside Mobile Home Park                           Mobile Home Park           L(48),YM1%(69),O(3)        83,080
     174       10 Parker Street                                     Multifamily                L(48),YM1%(69),O(3)        83,042
     175       38th Street Apartments                               Multifamily                L(48),YM1%(69),O(3)        79,743
     176       West Village II Ltd.                                 Multifamily                L(48),YM1%(69),O(3)        71,509
------------------------------------------------------------------------------------------------------------------------------------
     177       The Janwood Apartments                               Multifamily                L(48),YM1%(69),O(3)        67,411
     178       Apartments 22                                        Multifamily                L(48),YM1%(69),O(3)        65,334
     179       West Village Ltd.                                    Multifamily                L(48),YM1%(69),O(3)        64,589
     180       Hillcrest Apartments                                 Multifamily                L(48),YM1%(69),O(3)        61,363
     181       East Wind Apartments                                 Multifamily                L(48),YM1%(69),O(3)        62,560
------------------------------------------------------------------------------------------------------------------------------------
     182       University Village Apartments                        Multifamily                L(48),YM1%(69),O(3)        55,546
     183       Minden Square Apartments                             Multifamily                L(48),YM1%(69),O(3)        59,930
     184       Park Villa Apartments                                Multifamily                L(48),YM1%(69),O(3)        59,807
     185       263 Genesee Street                                   Mixed-Use                  L(48),YM1%(69),O(3)        51,549
     186       Rio Vista Apartments                                 Multifamily                L(48),YM1%(69),O(3)        52,422
------------------------------------------------------------------------------------------------------------------------------------
     187       Oak Park Apartments                                  Multifamily                L(48),YM1%(69),O(3)        47,202
     188       166 Jewett Avenue                                    Multifamily                L(48),YM1%(69),O(3)        38,454
     189       14 Kensington Avenue                                 Multifamily                L(48),YM1%(69),O(3)        31,454
     190       Zabriskie Arms Condominium                           Multifamily                L(48),YM1%(69),O(3)        28,000

                                                                     UW Net                 UW         DSCR @
                                                                    Operating             Net Cash    Net Cash      Appraised
 Control No.   Property Name                                        Income ($)            Flow ($)    Flow (%)        Value
====================================================================================================================================

      1        Cherry Creek Mall                                    23,935,474            23,427,747    1.71        311,800,000
      2        Annapolis Mall                                       17,494,425            16,879,611    1.51        211,200,000
      3        Westfield Portfolio                                  18,589,735            17,004,848    1.87        230,200,000
      3a       Downtown Plaza                                       13,429,969            12,476,287                163,200,000
      3b       Eastland Shopping Center                              5,159,766             4,528,561                 67,000,000
------------------------------------------------------------------------------------------------------------------------------------
      4        Sangertown Square                                    10,861,357            10,552,217    1.76        152,000,000
      5        Southern Company Center                               4,319,311             3,926,644    1.25         49,000,000
      6        Metro Plaza Shopping Center                           2,938,006             2,893,866    1.22         34,500,000
      7        Deposit Guaranty Plaza                                3,376,728             3,054,171    1.28         34,550,000
      8        Cedarbrook Corporate Center Building 5                3,207,488             2,969,617    1.35         41,300,000
------------------------------------------------------------------------------------------------------------------------------------
      9        2 and 4 Gannett Drive                                 2,641,163             2,397,336    1.28         29,900,000
      10       New Media & Arts Center                               2,740,199             2,325,254    1.25         30,500,000
      11       Pepper Square Shopping Center                         2,305,273             2,146,201    1.23         25,000,000
      12       Pinewood Chase Apartments                             2,136,846             2,013,846    1.35         21,500,000
      13       Eagle Rock                                            2,985,154             2,684,585    1.78         29,900,000
------------------------------------------------------------------------------------------------------------------------------------
      14       Deposit Guaranty Tower & Building                     2,504,965             2,056,226    1.34         27,100,000
     14a       Deposit Guaranty Tower                                2,334,147             1,973,294                 24,000,000
     14b       Deposit Guaranty Building                               170,818                82,932                  3,100,000
      15       Park Place Apartments                                 1,602,207             1,602,207    1.21         18,500,000
      16       Plaza at the Pointe                                   1,680,649             1,620,469    1.22         19,800,000
------------------------------------------------------------------------------------------------------------------------------------
      17       Stop & Shop - Meriden, CT                             1,609,149             1,609,149     NAP         17,500,000
      18       205-11 Montague Street                                1,778,842             1,624,586    1.27         21,700,000
      19       Reisterstown Square Apartments                        1,616,849             1,505,924    1.20         17,100,000
      20       Five Points Plaza                                     1,587,539             1,506,565    1.31         19,000,000
      21       SecurCare Boulder Portfolio                           1,692,057             1,692,057    1.30         17,800,000
------------------------------------------------------------------------------------------------------------------------------------
     21a       5815 Arapahoe Road (SecurCare #501)                     669,746               669,746                  7,000,000
     21b       6405 & 6515 Odell Place (SecurCare #503 & #505)         471,143               471,143                  5,100,000
     21c       6338 Arapahoe Road (SecurCare #502)                     354,247               354,247                  3,600,000
     21d       4667 Broadway (SecurCare #504)                          196,909               196,909                  2,100,000
      22       Speedway Plaza                                        1,509,664             1,461,623    1.26         16,400,000
------------------------------------------------------------------------------------------------------------------------------------
      23       River Oaks West Shopping Center                       1,708,843             1,605,731    1.25         18,250,000
      24       Deposit Guaranty - Building                           1,702,655             1,471,371    1.32         16,200,000
      25       Best Western Carmel Mission Inn                       1,579,907             1,579,907    1.40         17,700,000
      26       Grammercy Parc Apartments                             1,152,842             1,152,842    1.21         14,255,000
      27       Foshay Tower                                          1,426,038             1,259,343    1.25         14,550,000
------------------------------------------------------------------------------------------------------------------------------------
      28       Forestdale Apartments                                 1,225,010             1,225,010    1.28         14,795,000
      29       Whispering Oaks Apartments                            1,493,418             1,390,127    1.37         15,800,000
      30       Scarbrough Building                                   1,185,550             1,097,294    1.25         13,340,000
      31       Central Forest Shopping Center                        1,211,959             1,113,456    1.20         12,300,000
      32       Wellington Country Plaza                              1,251,520             1,186,771    1.29         13,000,000
------------------------------------------------------------------------------------------------------------------------------------
      33       Littlefield Building                                  1,090,284             1,029,598    1.26         12,940,000
      34       Timberlyne Shopping Center                            1,050,431               993,880    1.26         11,600,000
      35       29 West 35th Street                                   1,202,121             1,063,033    1.26         12,300,000
      36       Peacock Center                                        1,022,891               992,409    1.34         11,200,000
      37       Nabisco Warehouse & Distribution Complex                988,440               988,440    1.20         11,325,000
------------------------------------------------------------------------------------------------------------------------------------
      38       Ballenger Creek Plaza                                 1,015,327               970,619    1.33         11,000,000
      39       Bishop's Corner West                                  1,072,884               982,171    1.31         11,500,000
      40       Montgomery Commons                                      920,208               896,922    1.20         10,220,000
      41       Winchester Marketplace                                1,035,977               966,869    1.35         10,890,000
      42       Cap Senior - Atrium of Carmichael                       978,319               926,049    1.25         10,550,000
------------------------------------------------------------------------------------------------------------------------------------
      43       La Paz Apartments                                       855,302               855,302    1.20         10,000,000
      44       The Atria at Hillcrest                                  896,510               850,496    1.35          9,900,000
      45       Citizens Trust Company Bldg.                          1,092,321               894,787    1.38         10,500,000
      46       229-233 Seventh Street                                  879,320               799,087    1.25          9,700,000
      47       Woodbridge Village Apartments                           891,615               839,615    1.47          8,500,000
------------------------------------------------------------------------------------------------------------------------------------
      48       Mooresville Festival Shopping Center                    988,720               921,131    1.70         10,800,000
      49       901 Hugh Wallis Road (BellSouth Building)             1,096,170             1,096,170     NAP         11,300,000
      50       800 North Pearl                                         919,014               807,694    1.41         10,000,000
      51       Town North Shopping Center                              778,016               725,775    1.25          7,900,000
      52       Route 7 Commerce Center                                 729,201               674,756    1.30          7,580,000
------------------------------------------------------------------------------------------------------------------------------------
      53       Post Road Plaza                                         760,668               697,795    1.27          8,400,000
      54       Chapel Wood Apartments                                  701,884               629,634    1.24          8,300,000
      55       Enterprise Park                                         818,295               691,008    1.38          7,750,000
      56       Marion Ridge Apartments                                 629,997               629,997    1.29          7,600,000
      57       Orica North                                             778,013               717,644    1.50          8,100,000
------------------------------------------------------------------------------------------------------------------------------------
      58       Torrance Tech Park                                      682,007               634,379    1.27          7,200,000
      59       2720 Dupont Commerce Center                             640,997               598,067    1.25          7,000,000
      60       Towne Center at Brookhill                               652,276               600,806    1.31          6,800,000
      61       Oradell Medical Plaza                                   638,999               598,565    1.33          6,600,000
      62       River Drive                                             721,943               666,943    1.40          7,000,000
------------------------------------------------------------------------------------------------------------------------------------
      63       The Joseph Cory Warehouse                               751,738               657,295    1.43          8,400,000
      64       Horizons Office Bldg                                    640,080               568,702    1.22          7,125,000
      65       Inwood Oaks Apartments                                  480,326               480,326    1.21          5,775,000
      66       Holiday Inn Express - Kinder                            669,918               669,918    1.41          7,000,000
      67       Bernard Court Shopping Center                           562,047               515,626    1.31          5,550,000
------------------------------------------------------------------------------------------------------------------------------------
      68       Oakwood Apartments                                      491,333               491,333    1.24          5,676,000
      69       Holiday Inn                                             749,335               608,054    1.42          7,500,000
      70       Foxcroft Village MHP                                    704,762               704,762    1.84          8,300,000
      71       Heron Walk                                              447,879               447,879    1.23          5,500,000
      72       17 Corporate Plaza Office Building                      528,289               488,671    1.33          5,500,000
------------------------------------------------------------------------------------------------------------------------------------
      73       Westlake Office Building                                544,528               498,901    1.35          6,000,000
      74       Fiesta Travel Trailer Resort                            441,014               441,014    1.27          5,400,000
      75       Cap Senior - Crosswood Oaks                             531,263               489,982    1.27          5,450,000
      76       Carlyle Crossing                                        435,332               435,332    1.22          5,200,000
      77       GSE Building                                            529,711               495,467    1.31          5,400,000
------------------------------------------------------------------------------------------------------------------------------------
      78       680 Arthur Kill Road                                    574,080               564,617    1.44          6,600,000
      79       Hampton Inn - Carlisle                                  651,464               651,464    1.61          7,300,000
      80       Ironwood Plaza                                          526,752               477,566    1.35          4,800,000
      81       Hudson View/Willa View Apartments                       514,301               479,371    1.34          4,800,000
     81a       Hudson View Apartments                                  454,259               426,291                  4,300,000
------------------------------------------------------------------------------------------------------------------------------------
     81b       Willa View Apartments                                    60,042                53,080                    500,000
      82       Parkview Estates                                        526,992               495,992    1.35          5,100,000
      83       Wallace Crossing Shopping Center                        502,635               459,874    1.28          5,000,000
      84       Palomar Village                                         466,224               430,222    1.26          5,025,000
      85       Stanton Oaks Shopping Center                            563,699               496,820    1.35          5,450,000
------------------------------------------------------------------------------------------------------------------------------------
      86       West Pointe Shopping Center                             469,360               439,992    1.30          4,800,000
      87       Four Seasons Business Park VI,Buildings 1, 2, and 3     580,224               521,629    1.52          5,300,000
      88       Littlefield Mall                                        440,127               413,222    1.25          7,020,000
      89       Highlands Retail Center                                 450,154               431,928    1.28          4,830,000
      90       Northwend Shopping Center                               493,496               452,636    1.33          4,825,000
------------------------------------------------------------------------------------------------------------------------------------
      91       151 West 25th Street                                    602,136               464,894    1.43          6,400,000
      92       La Croix Court Apartments                               454,666               426,916    1.34          4,625,000
      93       Everglades Apartments                                   418,217               393,717    1.23          4,425,000
      94       Plaza Building                                          494,707               420,984    1.29          4,600,000
      95       Sycamore Green Apartments                               410,181               410,181    1.28          6,100,000
------------------------------------------------------------------------------------------------------------------------------------
      96       Crystal Inn - Logan                                     478,728               478,728    1.40          4,600,000
      97       Valley Plaza Shopping Center                            541,535               489,965    1.75          5,900,000
      98       La Palma Corporate Park (Buildings 4-8)                 400,255               381,223    1.27          4,990,000
      99       Hampton Inn - Selinsgrove                               573,545               573,545    1.69          6,000,000
     100       Mid America Business Park II                            407,699               382,690    1.25          4,300,000
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     101       UNOVA Industrial Building                               445,943               397,648    1.37          4,450,000
     102       South Pointe Shopping Center                            407,139               376,331    1.28          4,475,000
     103       Walgreens - Dallas, TX                                  346,586               346,586     NAP          3,885,000
     104       Cambridge Place Apartments                              350,769               343,169    1.20          4,300,000
     105       Willow Creek Apartments                                 436,341               394,841    1.35          4,100,000
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     106       Merchant's Village                                      395,810               375,936    1.33          4,000,000
     107       Federal Express Buildings                               428,815               404,694    1.34          4,150,000
     107a      Federal Express Building 1                              218,040               201,832                  2,075,000
     107b      Federal Express Building 2                              210,775               202,861                  2,075,000
     108       Santiago Parkside Estates                               330,708               330,708    1.21          4,100,000
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     109       Suni Sands RV Resort                                    343,712               343,712    1.27          4,000,000
     110       Clay Commons Shopping Center                            379,187               357,314    1.27          4,000,000
     111       Gold Coast Strip Center                                 342,924               333,926    1.25          4,200,000
     112       CVS - Baltimore, MD                                     290,385               290,385     NAP          3,425,000
     113       Plaza Verdugo Medical Center                            382,333               338,660    1.26          4,150,000
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     114       Oakridge Estates,Decatur and Valley View MHPs           344,568               344,568    1.30          3,900,000
     115       La Palma Corporate Park (Buildings 2 & 3)               328,441               314,137    1.33          4,010,000
     116       Tarponaire Mobile Resort                                274,644               274,644    1.20          3,400,000
     117       One Park Place                                          396,341               328,682    1.25          4,400,000
     118       Lake Creek Crossing Shopping Center                     375,879               330,460    1.36          4,000,000
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     119       275 Broome Industrial Parkway (Dick's)                  330,591               310,591    1.29          3,600,000
     120       Sundowner, Country Villa and Melrose MHP's              288,026               274,814    1.24          3,160,000
     120a      Melrose RV Park                                          30,286                28,636                    360,000
     120b      Sundowner & Country Villa MHP                           257,739               246,178                  2,800,000
     121       Comfort Inn - Harrisburg                                416,251               416,251    1.69          4,300,000
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     122       Westway Office Park                                     376,198               331,949    1.43          3,500,000
     123       54 Regional Drive                                       374,685               332,472    1.47          5,000,000
     124       2044 Ocean Avenue                                       297,296               278,243    1.25          3,500,000
     125       The Whitney Hotel                                       598,580               498,668    2.43          6,950,000
     126       Office Max-Morristown                                   278,086               273,386    1.33          3,100,000
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     127       Sun Lake Estates Mobile Home Park                       306,384               297,034    1.43          3,340,000
     128       Crestwood Village MHP                                   308,142               308,142    1.52          4,100,000
     129       CVS - Enfield, CT                                       233,888               233,888     NAP          2,760,000
     130       Deserama Mobile Ranch                                   254,222               254,222    1.24          3,100,000
     131       The Barons Apartments                                   282,970               269,470    1.25          2,825,000
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     132       August Manor Apartments                                 259,986               259,986    1.28          2,780,000
     133       426 West Broadway                                       394,314               370,629    1.59          6,200,000
     134       Walnut Hill Apartments                                  362,232               321,232    1.56          2,950,000
     135       Chesterfield Commons Shopping Center                    280,352               253,394    1.28          2,850,000
     136       714 Lexington Avenue                                    287,006               270,349    1.37          3,400,000
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     137       Apache Gardens Mobile Home Park                         234,070               234,070    1.45          2,410,000
     138       Ingram Oaks                                             218,394               218,394    1.38          3,400,000
     139       Wayne Garden Apartments                                 213,426               194,426    1.26          2,250,000
     140       CVS - Hinckley, OH                                      174,657               174,657     NAP          2,150,000
     141       Hilltop Square Shopping Center                          225,388               206,523    1.31          2,550,000
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     142       CVS - Elberton, GA                                      179,719               179,719     NAP          2,000,000
     143       Interlachen Shopping Center                             254,590               225,934    1.57          2,300,000
     144       509 East Sixth Street                                   199,916               197,941    1.38          2,500,000
     145       67th & Bell                                             193,511               182,711    1.34          2,120,000
     146       Oakhill Family Park                                     218,304               218,304    1.59          3,000,000
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     147       Capri Villas Apartments                                 241,903               221,903    1.48          2,150,000
     148       Pine Meadows Apartments                                 232,048               206,288    1.55          2,765,000
     149       University Home Mobile Home Park                        167,229               167,229    1.28          1,925,000
     150       Full Sail Live                                          176,718               167,966    1.25          2,365,000
     151       Crescent City Shopping Center                           185,401               159,445    1.29          1,780,000
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     152       Town Square Apartments                                  256,546               233,796    1.82          1,770,000
     153       Arbor I                                                 165,359               155,109    1.30          1,650,000
     154       Summitwood Apartments                                   165,297               155,048    1.30          1,650,000
     155       Shady Rest Mobile Home and RV Park                      181,827               181,827    1.55          2,315,000
     156       Bangs MHP                                               227,911               227,911    1.74          1,950,000
------------------------------------------------------------------------------------------------------------------------------------
     157       San Vicente Shopping Center                             176,010               165,609    1.29          2,700,000
     158       Las Brisas Apartments                                   190,930               173,930    1.41          1,700,000
     159       Malibu Court                                            177,076               164,076    1.46          1,600,000
     160       Camelback West Plaza                                    165,547               147,907    1.36          1,750,000
     161       Main Place Apartments                                   130,194               130,194    1.31          1,400,000
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     162       The 1940 Building                                       140,061               129,035    1.26          1,475,000
     163       Canal Studios                                           160,254               142,044    1.37          1,820,000
     164       Westgate Shopping Center                                165,985               141,163    1.45          1,460,000
     165       Liberty Place Professional Building                     153,275               130,360    1.32          1,760,000
     166       Grant Square                                            127,751               116,751    1.25          1,300,000
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     167       Post Oak Manor                                          161,495               140,995    1.44          1,400,000
     168       South Grand Apartments                                  173,083               153,083    1.58          1,450,000
     169       AAA Mini-Storage                                        131,258               126,432    1.38          1,250,000
     170       Welsh Gardens                                           127,931               117,431    1.39          1,115,000
     171       Wellwood Manor                                          117,213               103,713    1.30          1,250,000
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     172       Hickory Point MHP                                        90,706                90,706    1.20          1,050,000
     173       Creekside Mobile Home Park                              109,168               105,818    1.27          1,100,000
     174       10 Parker Street                                        113,187               108,187    1.30          1,100,000
     175       38th Street Apartments                                  128,711               115,711    1.45          1,150,000
     176       West Village II Ltd.                                    121,639               112,339    1.57          1,200,000
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     177       The Janwood Apartments                                  125,195               106,195    1.58            940,000
     178       Apartments 22                                           116,149               105,149    1.61          1,025,000
     179       West Village Ltd.                                       111,937               102,337    1.58          1,000,000
     180       Hillcrest Apartments                                     87,814                83,726    1.36            875,000
     181       East Wind Apartments                                     86,648                78,898    1.26            835,000
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     182       University Village Apartments                            89,239                87,239    1.57            875,000
     183       Minden Square Apartments                                101,131                88,131    1.47            900,000
     184       Park Villa Apartments                                    81,201                72,201    1.21            850,000
     185       263 Genesee Street                                       71,340                65,090    1.26            660,000
     186       Rio Vista Apartments                                     92,480                78,480    1.50            940,000
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     187       Oak Park Apartments                                      71,347                62,597    1.33            700,000
     188       166 Jewett Avenue                                        61,096                57,096    1.48            550,000
     189       14 Kensington Avenue                                     47,761                44,261    1.41            450,000
     190       Zabriskie Arms Condominium                               41,664                37,914    1.35            400,000

                                                                                                                  Underwritten
                                                                                       Cut-off    Scheduled        Hospitality
                                                                                        Date      Maturity/       Average Daily
 Control No.   Property Name                                        Appraisal Date      LTV (%)  ARD LTV (%)        Rate ($)
====================================================================================================================================

      1        Cherry Creek Mall                                       06/30/1999        47.6        46.1
      2        Annapolis Mall                                          06/30/1999        58.3        51.4
      3        Westfield Portfolio                                                       43.0        37.5
      3a       Downtown Plaza                                          06/30/1999
      3b       Eastland Shopping Center                                06/30/1999
------------------------------------------------------------------------------------------------------------------------------------
      4        Sangertown Square                                       11/03/1999        40.9        36.5
      5        Southern Company Center                                 06/01/1999        74.1        66.3
      6        Metro Plaza Shopping Center                             11/03/1999        76.7        69.0
      7        Deposit Guaranty Plaza                                  07/21/1999        74.5        67.7
      8        Cedarbrook Corporate Center Building 5                  09/01/2000        55.6        50.8
------------------------------------------------------------------------------------------------------------------------------------
      9        2 and 4 Gannett Drive                                   12/01/1999        68.5        61.9
      10       New Media & Arts Center                                 02/04/2000        62.2        57.2
      11       Pepper Square Shopping Center                           01/01/2000        71.5        65.6
      12       Pinewood Chase Apartments                               04/08/1999        78.7        70.7
      13       Eagle Rock                                              06/30/1999        56.2        50.6
------------------------------------------------------------------------------------------------------------------------------------
      14       Deposit Guaranty Tower & Building                                         61.1        55.5
     14a       Deposit Guaranty Tower                                  07/30/1999
     14b       Deposit Guaranty Building                               09/14/1999
      15       Park Place Apartments                                   10/22/1999        79.9        75.0
      16       Plaza at the Pointe                                     09/18/1999        72.5        65.8
------------------------------------------------------------------------------------------------------------------------------------
      17       Stop & Shop - Meriden, CT                               01/06/2000         NAP         NAP
      18       205-11 Montague Street                                  07/01/1999        63.2        57.4
      19       Reisterstown Square Apartments                          11/05/1999        78.9        71.6
      20       Five Points Plaza                                       06/01/1999        70.0        62.6
      21       SecurCare Boulder Portfolio                                               73.3        69.1
------------------------------------------------------------------------------------------------------------------------------------
     21a       5815 Arapahoe Road (SecurCare #501)                     09/09/1999
     21b       6405 & 6515 Odell Place (SecurCare #503 & #505)         09/09/1999
     21c       6338 Arapahoe Road (SecurCare #502)                     09/09/1999
     21d       4667 Broadway (SecurCare #504)                          09/09/1999
      22       Speedway Plaza                                          09/01/1999        77.9        70.3
------------------------------------------------------------------------------------------------------------------------------------
      23       River Oaks West Shopping Center                         06/01/1999        67.5        45.8
      24       Deposit Guaranty - Building                             07/21/1999        73.9        67.1
      25       Best Western Carmel Mission Inn                         10/01/2000        64.2        58.3            101.98
      26       Grammercy Parc Apartments                               08/20/1999        76.3        68.3
      27       Foshay Tower                                            12/01/1999        73.5        66.9
------------------------------------------------------------------------------------------------------------------------------------
      28       Forestdale Apartments                                   10/01/1999        72.1        64.9
      29       Whispering Oaks Apartments                              10/15/1999        64.8        59.6
      30       Scarbrough Building                                     11/03/1999        73.0        70.1
      31       Central Forest Shopping Center                          01/01/2000        78.0        71.4
      32       Wellington Country Plaza                                10/19/1999        73.7        70.6
------------------------------------------------------------------------------------------------------------------------------------
      33       Littlefield Building                                    11/03/1999        70.4        67.7
      34       Timberlyne Shopping Center                              05/06/1999        77.2        69.4
      35       29 West 35th Street                                     01/04/2000        71.9        65.6
      36       Peacock Center                                          01/25/2000        78.6        69.8
      37       Nabisco Warehouse & Distribution Complex                11/10/1999        77.0        70.1
------------------------------------------------------------------------------------------------------------------------------------
      38       Ballenger Creek Plaza                                   05/04/1999        78.7        69.9
      39       Bishop's Corner West                                    06/03/1999        71.6        64.6
      40       Montgomery Commons                                      11/22/1999        79.2        71.7
      41       Winchester Marketplace                                  07/29/1999        74.2        66.6
      42       Cap Senior - Atrium of Carmichael                       07/30/1999        74.0        61.7
------------------------------------------------------------------------------------------------------------------------------------
      43       La Paz Apartments                                       10/25/1999        77.4        73.0
      44       The Atria at Hillcrest                                  05/18/1999        72.9        65.3
      45       Citizens Trust Company Bldg.                            08/25/1999        65.6        59.8
      46       229-233 Seventh Street                                  11/01/1999        68.0        65.8
      47       Woodbridge Village Apartments                           05/06/1999        76.7        68.7
------------------------------------------------------------------------------------------------------------------------------------
      48       Mooresville Festival Shopping Center                    12/10/1999        60.3        60.3
      49       901 Hugh Wallis Road (BellSouth Building)               01/01/2000         NAP         NAP
      50       800 North Pearl                                         05/13/1999        59.6        49.9
      51       Town North Shopping Center                              01/01/2000        74.6        68.6
      52       Route 7 Commerce Center                                 12/06/1999        74.5        67.4
------------------------------------------------------------------------------------------------------------------------------------
      53       Post Road Plaza                                         11/01/1999        67.2        61.6
      54       Chapel Wood Apartments                                  11/09/1999        66.2        59.9
      55       Enterprise Park                                         02/01/2000        70.8        66.8
      56       Marion Ridge Apartments                                 10/01/1999        71.5        64.4
      57       Orica North                                             10/12/1999        65.9        59.3
------------------------------------------------------------------------------------------------------------------------------------
      58       Torrance Tech Park                                      11/24/1999        73.8        71.3
      59       2720 Dupont Commerce Center                             01/01/2000        72.8        66.2
      60       Towne Center at Brookhill                               08/16/1999        74.8        67.4
      61       Oradell Medical Plaza                                   12/22/1998        76.1        68.7
      62       River Drive                                             09/22/1999        71.3        65.2
------------------------------------------------------------------------------------------------------------------------------------
      63       The Joseph Cory Warehouse                               06/10/1999        59.0        53.6
      64       Horizons Office Bldg                                    12/15/1999        66.6        56.0
      65       Inwood Oaks Apartments                                  12/29/1999        77.9        69.8
      66       Holiday Inn Express - Kinder                            05/05/1999        63.7        46.5             71.50
      67       Bernard Court Shopping Center                           06/21/1999        78.7        70.9
------------------------------------------------------------------------------------------------------------------------------------
      68       Oakwood Apartments                                      10/12/1999        75.6        68.5
      69       Holiday Inn                                             02/18/1999        55.7        47.6             57.87
      70       Foxcroft Village MHP                                    12/13/1999        50.0        48.1
      71       Heron Walk                                              09/10/1999        74.8        70.2
      72       17 Corporate Plaza Office Building                      03/03/1999        74.7        67.3
------------------------------------------------------------------------------------------------------------------------------------
      73       Westlake Office Building                                06/02/1999        68.1        61.5
      74       Fiesta Travel Trailer Resort                            07/06/1999        75.6        67.3
      75       Cap Senior - Crosswood Oaks                             07/30/1999        74.6        62.2
      76       Carlyle Crossing                                        01/04/2000        77.8        72.9
      77       GSE Building                                            07/18/1999        74.8        68.1
------------------------------------------------------------------------------------------------------------------------------------
      78       680 Arthur Kill Road                                    10/01/1999        60.3        50.9
      79       Hampton Inn - Carlisle                                  12/08/1999        54.1        45.9             69.31
      80       Ironwood Plaza                                          08/09/1999        79.8        72.4
      81       Hudson View/Willa View Apartments                                         79.8        72.6
     81a       Hudson View Apartments                                  08/11/1999
------------------------------------------------------------------------------------------------------------------------------------
     81b       Willa View Apartments                                   08/11/1999
      82       Parkview Estates                                        01/01/2000        74.5        68.1
      83       Wallace Crossing Shopping Center                        01/13/2000        75.9        69.1
      84       Palomar Village                                         05/10/1999        74.6        67.5
      85       Stanton Oaks Shopping Center                            01/01/2000        68.8        63.2
------------------------------------------------------------------------------------------------------------------------------------
      86       West Pointe Shopping Center                             06/21/1999        78.0        70.3
      87       Four Seasons Business Park VI,Buildings 1, 2, and 3     07/21/1999        70.6        63.9
      88       Littlefield Mall                                        11/03/1999        52.3        50.2
      89       Highlands Retail Center                                 12/06/1999        74.5        67.7
      90       Northwend Shopping Center                               03/26/1999        74.4        67.9
------------------------------------------------------------------------------------------------------------------------------------
      91       151 West 25th Street                                    05/27/1999        54.6        49.6
      92       La Croix Court Apartments                               12/17/1999        75.6        68.3
      93       Everglades Apartments                                   07/16/1999        78.9        71.5
      94       Plaza Building                                          07/01/1999        74.5        68.1
      95       Sycamore Green Apartments                               11/16/1999        55.7        50.6
------------------------------------------------------------------------------------------------------------------------------------
      96       Crystal Inn - Logan                                     06/09/1999        73.5        62.6             50.88
      97       Valley Plaza Shopping Center                            12/09/1999        56.8        56.8
      98       La Palma Corporate Park (Buildings 4-8)                 08/24/1999        66.9        64.4
      99       Hampton Inn - Selinsgrove                               12/10/1999        55.0        46.6             68.48
     100       Mid America Business Park II                            10/14/1999        76.4        69.4
------------------------------------------------------------------------------------------------------------------------------------
     101       UNOVA Industrial Building                               04/02/1999        73.4        60.1
     102       South Pointe Shopping Center                            07/07/1999        72.5        65.3
     103       Walgreens - Dallas, TX                                  10/26/1999         NAP         NAP
     104       Cambridge Place Apartments                              10/01/1999        74.9        67.2
     105       Willow Creek Apartments                                 07/28/1999        77.8        70.4
------------------------------------------------------------------------------------------------------------------------------------
     106       Merchant's Village                                      03/17/1999        78.6        70.8
     107       Federal Express Buildings                                                 74.9        65.6
     107a      Federal Express Building 1                              09/29/1999
     107b      Federal Express Building 2                              10/12/1999
     108       Santiago Parkside Estates                               02/09/1999        74.8        70.3
------------------------------------------------------------------------------------------------------------------------------------
     109       Suni Sands RV Resort                                    08/03/1999        74.9        67.5
     110       Clay Commons Shopping Center                            06/03/1999        72.8        66.7
     111       Gold Coast Strip Center                                 08/20/1999        69.0        65.0
     112       CVS - Baltimore, MD                                     01/20/2000         NAP         NAP
     113       Plaza Verdugo Medical Center                            05/27/1999        68.3        62.3
------------------------------------------------------------------------------------------------------------------------------------
     114       Oakridge Estates,Decatur and Valley View MHPs           08/20/1999        71.7        65.4
     115       La Palma Corporate Park (Buildings 2 & 3)               08/24/1999        65.9        63.4
     116       Tarponaire Mobile Resort                                06/29/1999        76.4        68.5
     117       One Park Place                                          09/01/1999        59.0        53.7
     118       Lake Creek Crossing Shopping Center                     04/29/1999        62.7        52.7
------------------------------------------------------------------------------------------------------------------------------------
     119       275 Broome Industrial Parkway (Dick's)                  09/15/1999        69.3        58.1
     120       Sundowner, Country Villa and Melrose MHP's                                78.5        70.6
     120a      Melrose RV Park                                         12/06/1999
     120b      Sundowner & Country Villa MHP                           07/06/1999
     121       Comfort Inn - Harrisburg                                12/09/1999        55.8        47.3             67.74
------------------------------------------------------------------------------------------------------------------------------------
     122       Westway Office Park                                     05/27/1999        68.1        57.3
     123       54 Regional Drive                                       02/15/2000        47.6        44.7
     124       2044 Ocean Avenue                                       01/01/2000        67.1        64.8
     125       The Whitney Hotel                                       12/09/1999        33.4        33.4             98.00
     126       Office Max-Morristown                                   08/03/1999        74.0        66.6
------------------------------------------------------------------------------------------------------------------------------------
     127       Sun Lake Estates Mobile Home Park                       06/05/1999        68.6        62.0
     128       Crestwood Village MHP                                   05/04/1999        55.8        50.2
     129       CVS - Enfield, CT                                       01/06/2000         NAP         NAP
     130       Deserama Mobile Ranch                                   05/06/1999        72.6        65.6
     131       The Barons Apartments                                   11/24/1999        79.6        72.7
------------------------------------------------------------------------------------------------------------------------------------
     132       August Manor Apartments                                 04/13/1999        79.4        72.0
     133       426 West Broadway                                       12/13/1999        35.5        30.6
     134       Walnut Hill Apartments                                  08/18/1999        74.3        67.7
     135       Chesterfield Commons Shopping Center                    01/13/2000        73.6        67.0
     136       714 Lexington Avenue                                    12/13/1999        58.8        49.5
------------------------------------------------------------------------------------------------------------------------------------
     137       Apache Gardens Mobile Home Park                         03/23/1999        78.3        69.9
     138       Ingram Oaks                                             07/02/1999        52.7        47.4
     139       Wayne Garden Apartments                                 05/06/1999        79.6        71.1
     140       CVS - Hinckley, OH                                      10/13/1999         NAP         NAP
     141       Hilltop Square Shopping Center                          01/01/2000        62.7        57.7
------------------------------------------------------------------------------------------------------------------------------------
     142       CVS - Elberton, GA                                      07/29/1999         NAP         NAP
     143       Interlachen Shopping Center                             01/12/2000        67.0        60.8
     144       509 East Sixth Street                                   02/24/1999        59.9        54.8
     145       67th & Bell                                             08/06/1999        70.6        63.7
     146       Oakhill Family Park                                     04/27/1999        49.8        45.2
------------------------------------------------------------------------------------------------------------------------------------
     147       Capri Villas Apartments                                 06/29/1999        69.4        58.9
     148       Pine Meadows Apartments                                 02/07/1999        52.2        47.4
     149       University Home Mobile Home Park                        11/17/1999        72.6        66.0
     150       Full Sail Live                                          11/06/1999        58.9        52.1
     151       Crescent City Shopping Center                           01/12/2000        74.2        67.3
------------------------------------------------------------------------------------------------------------------------------------
     152       Town Square Apartments                                  12/02/1998        74.5        62.8
     153       Arbor I                                                 06/03/1999        79.9        72.0
     154       Summitwood Apartments                                   06/03/1999        79.9        72.0
     155       Shady Rest Mobile Home and RV Park                      09/13/1999        56.0        50.5
     156       Bangs MHP                                               03/31/1999        65.6        47.2
------------------------------------------------------------------------------------------------------------------------------------
     157       San Vicente Shopping Center                             12/01/1999        46.2        39.5
     158       Las Brisas Apartments                                   09/03/1999        73.3        61.9
     159       Malibu Court                                            06/28/1999        74.8        68.1
     160       Camelback West Plaza                                    08/05/1999        68.4        61.8
     161       Main Place Apartments                                   04/07/1999        79.8        71.7
------------------------------------------------------------------------------------------------------------------------------------
     162       The 1940 Building                                       06/07/1999        74.5        67.7
     163       Canal Studios                                           07/23/1999        57.5        48.6
     164       Westgate Shopping Center                                01/12/2000        71.2        64.7
     165       Liberty Place Professional Building                     09/23/1999        57.9        53.1
     166       Grant Square                                            05/12/1999        76.8        69.8
------------------------------------------------------------------------------------------------------------------------------------
     167       Post Oak Manor                                          05/28/1999        71.0        59.9
     168       South Grand Apartments                                  05/11/1999        68.5        57.7
     169       AAA Mini-Storage                                        09/13/1999        74.7        68.6
     170       Welsh Gardens                                           12/08/1999        79.9        72.8
     171       Wellwood Manor                                          12/04/1999        67.3        61.3
------------------------------------------------------------------------------------------------------------------------------------
     172       Hickory Point MHP                                       06/29/1999        79.7        71.9
     173       Creekside Mobile Home Park                              10/04/1999        74.8        63.6
     174       10 Parker Street                                        09/27/1999        72.5        62.2
     175       38th Street Apartments                                  06/29/1999        69.2        58.8
     176       West Village II Ltd.                                    07/06/1999        64.4        58.5
------------------------------------------------------------------------------------------------------------------------------------
     177       The Janwood Apartments                                  02/10/1999        74.5        62.5
     178       Apartments 22                                           05/11/1999        68.1        62.0
     179       West Village Ltd.                                       07/06/1999        69.7        63.4
     180       Hillcrest Apartments                                    05/12/1999        74.0        67.6
     181       East Wind Apartments                                    11/13/1999        74.2        68.6
------------------------------------------------------------------------------------------------------------------------------------
     182       University Village Apartments                           07/06/1999        68.6        62.3
     183       Minden Square Apartments                                10/21/1999        66.5        56.3
     184       Park Villa Apartments                                   09/02/1999        70.3        59.6
     185       263 Genesee Street                                      01/06/2000        75.8        70.4
     186       Rio Vista Apartments                                    12/10/1999        53.1        45.7
------------------------------------------------------------------------------------------------------------------------------------
     187       Oak Park Apartments                                     07/03/1999        71.3        65.0
     188       166 Jewett Avenue                                       05/19/1999        74.6        68.0
     189       14 Kensington Avenue                                    05/19/1999        74.6        68.0
     190       Zabriskie Arms Condominium                              05/19/1999        74.7        68.1

                                                                                                              Sq. Ft.,
                                                                                               Year           Bed, Pad,
 Control No.   Property Name                                            Year Built           Renovated        or Room   Unit
====================================================================================================================================

      1        Cherry Creek Mall                                                   1990              1998     1,316,435 Sq Ft
      2        Annapolis Mall                                                      1972         1994/1998     1,116,630 Sq Ft
      3        Westfield Portfolio                                                                            2,038,128 Sq Ft
      3a       Downtown Plaza                                                      1971              1993     1,191,347 Sq Ft
      3b       Eastland Shopping Center                                            1957              1996       846,781 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
      4        Sangertown Square                                    1980/1981/1995/1998                         855,360 Sq Ft
      5        Southern Company Center                                             1960              1996       335,923 Sq Ft
      6        Metro Plaza Shopping Center                                         1994                         242,156 Sq Ft
      7        Deposit Guaranty Plaza                                              1975              1998       328,126 Sq Ft
      8        Cedarbrook Corporate Center Building 5                              1999                         181,600 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
      9        2 and 4 Gannett Drive                                               1982              1997       210,005 Sq Ft
      10       New Media & Arts Center                                        1936/1971         1998/2000       230,687 Sq Ft
      11       Pepper Square Shopping Center                        1977/1979/1994/1995                         192,150 Sq Ft
      12       Pinewood Chase Apartments                                      1965/1966              1985           492 Units
      13       Eagle Rock                                                          1973              1991       473,361 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
      14       Deposit Guaranty Tower & Building                                                                511,954 Sq Ft
     14a       Deposit Guaranty Tower                                              1986                         387,137 Sq Ft
     14b       Deposit Guaranty Building                                           1940         1992/1998       124,817 Sq Ft
      15       Park Place Apartments                                               1986                             328 Units
      16       Plaza at the Pointe                                            1996/1997                         149,416 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
      17       Stop & Shop - Meriden, CT                                           2000                          69,963 Sq Ft
      18       205-11 Montague Street                                              1962              1997        85,904 Sq Ft
      19       Reisterstown Square Apartments                                      1968              1999           493 Units
      20       Five Points Plaza                                                   1961         1998/1999       122,503 Sq Ft
      21       SecurCare Boulder Portfolio                                                                      311,183 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
     21a       5815 Arapahoe Road (SecurCare #501)                            1983/1984                         103,370 Sq Ft
     21b       6405 & 6515 Odell Place (SecurCare #503 & #505)                1983/1997                          94,939 Sq Ft
     21c       6338 Arapahoe Road (SecurCare #502)                            1975/1992                          81,654 Sq Ft
     21d       4667 Broadway (SecurCare #504)                                      1972                          31,220 Sq Ft
      22       Speedway Plaza                                                      1989                         185,279 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
      23       River Oaks West Shopping Center                                     1979    1985/1996/1998       273,658 Sq Ft
      24       Deposit Guaranty - Building                                         1929         1958/1995       157,415 Sq Ft
      25       Best Western Carmel Mission Inn                                     1968              1995           165 Rooms
      26       Grammercy Parc Apartments                                           1989                             240 Units
      27       Foshay Tower                                                        1929              1992       161,959 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
      28       Forestdale Apartments                                          1998/1999                             234 Units
      29       Whispering Oaks Apartments                                     1970/1972         1995/1999           405 Units
      30       Scarbrough Building                                            1910/1916         1931/1984       120,405 Sq Ft
      31       Central Forest Shopping Center                                      1979              1998        94,813 Sq Ft
      32       Wellington Country Plaza                                            1982                         162,111 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
      33       Littlefield Building                                                1910              1993       105,273 Sq Ft
      34       Timberlyne Shopping Center                                          1983                         107,658 Sq Ft
      35       29 West 35th Street                                                 1911                          76,407 Sq Ft
      36       Peacock Center                                                      1997                          73,375 Sq Ft
      37       Nabisco Warehouse & Distribution Complex                  1928/1968/1973                         536,520 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
      38       Ballenger Creek Plaza                                          1996/1997                          75,475 Sq Ft
      39       Bishop's Corner West                                                1955                         124,948 Sq Ft
      40       Montgomery Commons                                                  1999                          95,300 Sq Ft
      41       Winchester Marketplace                                         1998/1999                          58,112 Sq Ft
      42       Cap Senior - Atrium of Carmichael                                   1984                             153 Units
------------------------------------------------------------------------------------------------------------------------------------
      43       La Paz Apartments                                                   1971              1999           159 Units
      44       The Atria at Hillcrest                                         1991/1994                              70 Units
      45       Citizens Trust Company Bldg.                                        1970                         162,069 Sq Ft
      46       229-233 Seventh Street                                         1963/1966                          82,803 Sq Ft
      47       Woodbridge Village Apartments                                       1966              1998           208 Units
------------------------------------------------------------------------------------------------------------------------------------
      48       Mooresville Festival Shopping Center                           1990/1993                         159,615 Sq Ft
      49       901 Hugh Wallis Road (BellSouth Building)                           1984                          66,846 Sq Ft
      50       800 North Pearl                                                     1954                         250,000 Sq Ft
      51       Town North Shopping Center                                          1984                          67,494 Sq Ft
      52       Route 7 Commerce Center                                             1999                          69,600 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
      53       Post Road Plaza                                                1975/1989         1996/1997        46,951 Sq Ft
      54       Chapel Wood Apartments                                              1962              1998           289 Units
      55       Enterprise Park                                                1976/1978                         153,965 Sq Ft
      56       Marion Ridge Apartments                                        1998/1999                             148 Units
      57       Orica North                                                         1984                         160,332 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
      58       Torrance Tech Park                                                  1986                          95,911 Sq Ft
      59       2720 Dupont Commerce Center                                         1998                          58,835 Sq Ft
      60       Towne Center at Brookhill                                           1989                          99,144 Sq Ft
      61       Oradell Medical Plaza                                          1957/1962         1988/1998        38,166 Sq Ft
      62       River Drive                                                         1950                             200 Units
------------------------------------------------------------------------------------------------------------------------------------
      63       The Joseph Cory Warehouse                                           1930              1984       452,000 Sq Ft
      64       Horizons Office Bldg                                                1985                          63,739 Sq Ft
      65       Inwood Oaks Apartments                                              1982              1995           248 Units
      66       Holiday Inn Express - Kinder                                        1997                             139 Rooms
      67       Bernard Court Shopping Center                                       1990              1998       106,509 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
      68       Oakwood Apartments                                             1988/1998                             140 Units
      69       Holiday Inn                                                         1975              1997           152 Rooms
      70       Foxcroft Village MHP                                                1975                             320 Pads
      71       Heron Walk                                                          1985         1997/1998           208 Units
      72       17 Corporate Plaza Office Building                                  1978              1998        22,343 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
      73       Westlake Office Building                                            1997                          61,244 Sq Ft
      74       Fiesta Travel Trailer Resort                                   1971/1972                             338 Pads
      75       Cap Senior - Crosswood Oaks                                         1978                             124 Units
      76       Carlyle Crossing                                                    1981                             138 Units
      77       GSE Building                                                        1968              1998        52,682 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
      78       680 Arthur Kill Road                                                1985                          37,474 Sq Ft
      79       Hampton Inn - Carlisle                                              1997                              97 Rooms
      80       Ironwood Plaza                                                      1987                          58,592 Sq Ft
      81       Hudson View/Willa View Apartments                                                                    102 Units
     81a       Hudson View Apartments                                              1909              1976            86 Units
------------------------------------------------------------------------------------------------------------------------------------
     81b       Willa View Apartments                                               1886              1970            16 Units
      82       Parkview Estates                                                    1985                             124 Units
      83       Wallace Crossing Shopping Center                                    1989                         118,990 Sq Ft
      84       Palomar Village                                                     1988                          55,011 Sq Ft
      85       Stanton Oaks Shopping Center                                        1986                          47,186 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
      86       West Pointe Shopping Center                                    1997/1998                          55,035 Sq Ft
      87       Four Seasons Business Park VI,Buildings 1, 2, and 3                 1998                          99,500 Sq Ft
      88       Littlefield Mall                                                    1980                          55,191 Sq Ft
      89       Highlands Retail Center                                             1999                          21,168 Sq Ft
      90       Northwend Shopping Center                                           1984                          63,753 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
      91       151 West 25th Street                                                1909                          72,000 Sq Ft
      92       La Croix Court Apartments                                           1974                             111 Units
      93       Everglades Apartments                                          1994/1998                              98 Units
      94       Plaza Building                                                      1922              1981        78,821 Sq Ft
      95       Sycamore Green Apartments                                           1950              1978           195 Units
------------------------------------------------------------------------------------------------------------------------------------
      96       Crystal Inn - Logan                                                 1996                              86 Rooms
      97       Valley Plaza Shopping Center                                   1994/1995                          48,243 Sq Ft
      98       La Palma Corporate Park (Buildings 4-8)                             1979                          76,012 Sq Ft
      99       Hampton Inn - Selinsgrove                                           1996                              74 Rooms
     100       Mid America Business Park II                                        1999                         119,824 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
     101       UNOVA Industrial Building                                      1957/1989                         120,738 Sq Ft
     102       South Pointe Shopping Center                                   1995/1998                          49,200 Sq Ft
     103       Walgreens - Dallas, TX                                              1999                          15,120 Sq Ft
     104       Cambridge Place Apartments                                          1920         1973/1998            38 Units
     105       Willow Creek Apartments                                             1972              1995           166 Units
------------------------------------------------------------------------------------------------------------------------------------
     106       Merchant's Village                                                  1980                          70,030 Sq Ft
     107       Federal Express Buildings                                                                         60,720 Sq Ft
     107a      Federal Express Building 1                                          1984                          30,720 Sq Ft
     107b      Federal Express Building 2                                          1985                          30,000 Sq Ft
     108       Santiago Parkside Estates                                           1971                             165 Pads
------------------------------------------------------------------------------------------------------------------------------------
     109       Suni Sands RV Resort                                           1969/1972                             336 Pads
     110       Clay Commons Shopping Center                                        1989                          32,404 Sq Ft
     111       Gold Coast Strip Center                                             1950                          15,400 Sq Ft
     112       CVS - Baltimore, MD                                                 2000                          10,125 Sq Ft
     113       Plaza Verdugo Medical Center                                        1984                          20,129 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
     114       Oakridge Estates,Decatur and Valley View MHPs             1954/1968/1971                             321 Pads
     115       La Palma Corporate Park (Buildings 2 & 3)                           1979                          55,768 Sq Ft
     116       Tarponaire Mobile Resort                                            1975              1998           137 Pads
     117       One Park Place                                                      1988                          55,342 Sq Ft
     118       Lake Creek Crossing Shopping Center                                 1983                          48,568 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
     119       275 Broome Industrial Parkway (Dick's)                              1989                          92,168 Sq Ft
     120       Sundowner, Country Villa and Melrose MHP's                                                           210 Pads
     120a      Melrose RV Park                                           1956/1960/1965                              25 Pads
     120b      Sundowner & Country Villa MHP                                      1950s                             185 Pads
     121       Comfort Inn - Harrisburg                                            1998                              80 Rooms
------------------------------------------------------------------------------------------------------------------------------------
     122       Westway Office Park                                                 1974                          58,811 Sq Ft
     123       54 Regional Drive                                                   1983         1992/1995        72,500 Sq Ft
     124       2044 Ocean Avenue                                                   1991                          21,658 Sq Ft
     125       The Whitney Hotel                                                   1985                              74 Rooms
     126       Office Max-Morristown                                               1999                          23,500 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
     127       Sun Lake Estates Mobile Home Park                         1985/1989/1998                             187 Pads
     128       Crestwood Village MHP                                          1994/1998                             128 Pads
     129       CVS - Enfield, CT                                                   2000                          10,125 Sq Ft
     130       Deserama Mobile Ranch                                               1957                             138 Pads
     131       The Barons Apartments                                               1969                              54 Units
------------------------------------------------------------------------------------------------------------------------------------
     132       August Manor Apartments                                        1968/1970                              94 Units
     133       426 West Broadway                                                   1900              1984         6,400 Sq Ft
     134       Walnut Hill Apartments                                         1974/1975         1997/1998           164 Units
     135       Chesterfield Commons Shopping Center                                1990                          46,269 Sq Ft
     136       714 Lexington Avenue                                                1950              1989         4,393 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
     137       Apache Gardens Mobile Home Park                                     1977                             104 Pads
     138       Ingram Oaks                                                         1984                             206 Pads
     139       Wayne Garden Apartments                                             1947                              76 Units
     140       CVS - Hinckley, OH                                                  1999                          10,125 Sq Ft
     141       Hilltop Square Shopping Center                                      1985                          27,250 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
     142       CVS - Elberton, GA                                                  1999                          10,125 Sq Ft
     143       Interlachen Shopping Center                                         1984              1997        51,245 Sq Ft
     144       509 East Sixth Street                                               1920              1999             8 Units
     145       67th & Bell                                                         1996                          15,408 Sq Ft
     146       Oakhill Family Park                                                 1972         1984/1988           152 Pads
------------------------------------------------------------------------------------------------------------------------------------
     147       Capri Villas Apartments                                             1951              1985            80 Units
     148       Pine Meadows Apartments                                             1974              1998           112 Units
     149       University Home Mobile Home Park                                    1962              1999           108 Pads
     150       Full Sail Live                                                      1960              1996        17,503 Sq Ft
     151       Crescent City Shopping Center                                       1974              1987         47945 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
     152       Town Square Apartments                                              1962              1998            91 Units
     153       Arbor I                                                        1987/1970                              41 Units
     154       Summitwood Apartments                                               1984                              34 Units
     155       Shady Rest Mobile Home and RV Park                                  1972                             124 Pads
     156       Bangs MHP                                                           1959                             101 Pads
------------------------------------------------------------------------------------------------------------------------------------
     157       San Vicente Shopping Center                                         1964                           6,900 Sq Ft
     158       Las Brisas Apartments                                               1963         1997/1998            68 Units
     159       Malibu Court                                                        1961         1997/1999            52 Units
     160       Camelback West Plaza                                                1947                          45,160 Sq Ft
     161       Main Place Apartments                                               1969    1996/199719/98            72 Units
------------------------------------------------------------------------------------------------------------------------------------
     162       The 1940 Building                                                   1979                           9,638 Sq Ft
     163       Canal Studios                                                  1920/1960         1998/1999        37,770 Sq Ft
     164       Westgate Shopping Center                                            1960              1988        40,166 Sq Ft
     165       Liberty Place Professional Building                            1965/1977              1988        21,185 Sq Ft
     166       Grant Square                                                        1972              1993            44 Units
------------------------------------------------------------------------------------------------------------------------------------
     167       Post Oak Manor                                                      1968              1997            82 Units
     168       South Grand Apartments                                              1971                              80 Units
     169       AAA Mini-Storage                                                    1970                          48,260 Sq Ft
     170       Welsh Gardens                                                       1961                              42 Units
     171       Wellwood Manor                                                      1936              1998            54 Units
------------------------------------------------------------------------------------------------------------------------------------
     172       Hickory Point MHP                                                   1968                              66 Pads
     173       Creekside Mobile Home Park                           1940/1965/1988/1990                              67 Pads
     174       10 Parker Street                                                    1920                              20 Units
     175       38th Street Apartments                                              1950    1987/1997/1999            52 Units
     176       West Village II Ltd.                                           1920/1950                              31 Units
------------------------------------------------------------------------------------------------------------------------------------
     177       The Janwood Apartments                                              1964              1986            76 Units
     178       Apartments 22                                                       1970              1998            44 Units
     179       West Village Ltd.                                                   1920                              32 Units
     180       Hillcrest Apartments                                                1928              1985            14 Units
     181       East Wind Apartments                                                1950         1993/1999            31 Units
------------------------------------------------------------------------------------------------------------------------------------
     182       University Village Apartments                                  1930/1990              1997             8 Units
     183       Minden Square Apartments                                            1965         1997/1998            52 Units
     184       Park Villa Apartments                                               1973         1997/1998            36 Units
     185       263 Genesee Street                                                  1900         1960/1980            25 Units
     186       Rio Vista Apartments                                                1968              1998            56 Units
------------------------------------------------------------------------------------------------------------------------------------
     187       Oak Park Apartments                                            1965/1975                              35 Units
     188       166 Jewett Avenue                                                   1930              1988            16 Units
     189       14 Kensington Avenue                                                1931              1988            14 Units
     190       Zabriskie Arms Condominium                                          1930              1988            15 Units

                                                                                   Occupancy     Rent Roll
 Control No.   Property Name                                        Loan Per Unit Perentage (%)     Date      Ownership Interest
====================================================================================================================================

      1        Cherry Creek Mall                                        112.80         97.5      12/31/1999 Leasehold
      2        Annapolis Mall                                           110.18         98.9      02/01/2000 Fee Simple
      3        Westfield Portfolio                                       48.57         96.9
      3a       Downtown Plaza                                                          96.9      02/01/2000 Fee Simple
      3b       Eastland Shopping Center                                                97.0      02/01/2000 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      4        Sangertown Square                                         72.65         93.7      02/01/2000 Fee Simple
      5        Southern Company Center                                  108.10         91.6      01/01/2000 Fee Simple
      6        Metro Plaza Shopping Center                              109.29        100.0      11/22/1999 Fee Simple
      7        Deposit Guaranty Plaza                                    78.43         97.3      10/28/1999 Fee Simple and Leasehold
      8        Cedarbrook Corporate Center Building 5                   126.55         82.4      12/29/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      9        2 and 4 Gannett Drive                                     97.50         98.0      12/20/1999 Fee Simple
      10       New Media & Arts Center                                   82.28        100.0      02/11/2000 Fee Simple
      11       Pepper Square Shopping Center                             93.08         93.9      02/10/2000 Fee Simple
      12       Pinewood Chase Apartments                             34,392.59         95.0      10/18/1999 Fee Simple
      13       Eagle Rock                                                35.51         93.6      02/01/2000 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      14       Deposit Guaranty Tower & Building                         32.34         79.0
     14a       Deposit Guaranty Tower                                                  82.3      01/11/2000 Fee Simple
     14b       Deposit Guaranty Building                                               68.8      01/11/2000 Fee Simple
      15       Park Place Apartments                                 45,063.33         95.7      10/29/1999 Fee Simple
      16       Plaza at the Pointe                                       96.06        100.0      11/09/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      17       Stop & Shop - Meriden, CT                                204.39        100.0      02/11/2000 Fee Simple
      18       205-11 Montague Street                                   159.55         86.0      05/01/1999 Fee Simple
      19       Reisterstown Square Apartments                        27,350.97         97.0      12/08/1999 Fee Simple
      20       Five Points Plaza                                        108.59        100.0      06/02/1999 Fee Simple
      21       SecurCare Boulder Portfolio                               41.95         85.6
------------------------------------------------------------------------------------------------------------------------------------
     21a       5815 Arapahoe Road (SecurCare #501)                                     85.3      09/30/1999 Fee Simple
     21b       6405 & 6515 Odell Place (SecurCare #503 & #505)                         90.1      09/30/1999 Fee Simple
     21c       6338 Arapahoe Road (SecurCare #502)                                     78.8      09/30/1999 Fee Simple
     21d       4667 Broadway (SecurCare #504)                                          90.7      09/30/1999 Fee Simple
      22       Speedway Plaza                                            68.97        100.0      11/18/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      23       River Oaks West Shopping Center                           45.02        100.0      09/30/1999 Fee Simple
      24       Deposit Guaranty - Building                               76.04         95.0      11/19/1999 Fee Simple
      25       Best Western Carmel Mission Inn                       68,914.98         74.0      09/30/1999 Leasehold
      26       Grammercy Parc Apartments                             45,334.13         99.2      08/30/1999 Fee Simple
      27       Foshay Tower                                              66.01         90.3      02/04/2000 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      28       Forestdale Apartments                                 45,616.54         92.3      08/05/1999 Fee Simple
      29       Whispering Oaks Apartments                            25,289.02         95.6      10/25/1999 Fee Simple
      30       Scarbrough Building                                       80.87         95.7      01/07/2000 Fee Simple
      31       Central Forest Shopping Center                           101.17         93.9      02/03/2000 Fee Simple
      32       Wellington Country Plaza                                  59.14         92.5      11/23/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      33       Littlefield Building                                      86.57         94.6      01/07/2000 Fee Simple
      34       Timberlyne Shopping Center                                83.21        100.0      07/01/1999 Fee Simple
      35       29 West 35th Street                                      115.67         98.0      01/01/2000 Fee Simple
      36       Peacock Center                                           120.05        100.0      10/05/1999 Fee Simple
      37       Nabisco Warehouse & Distribution Complex                  16.25        100.0      01/12/2000 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      38       Ballenger Creek Plaza                                    114.73        100.0      10/05/1999 Fee Simple
      39       Bishop's Corner West                                      65.94         94.4      01/05/2000 Fee Simple
      40       Montgomery Commons                                        84.89        100.0      09/30/1999 Fee Simple
      41       Winchester Marketplace                                   138.98        100.0      09/01/1999 Fee Simple
      42       Cap Senior - Atrium of Carmichael                     51,012.37         94.8      07/08/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      43       La Paz Apartments                                     48,701.01         99.4      11/01/1999 Fee Simple
      44       The Atria at Hillcrest                               103,078.26        100.0      06/01/1999 Fee Simple
      45       Citizens Trust Company Bldg.                              42.53         90.5      12/21/1999 Fee Simple
      46       229-233 Seventh Street                                    79.71         98.3      02/01/2000 Fee Simple
      47       Woodbridge Village Apartments                         31,356.90         99.0      07/09/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      48       Mooresville Festival Shopping Center                      40.82        100.0      12/27/1999 Fee Simple
      49       901 Hugh Wallis Road (BellSouth Building)                 89.20        100.0      12/15/1999 Fee Simple
      50       800 North Pearl                                           23.85         82.1      02/01/2000 Fee Simple
      51       Town North Shopping Center                                87.35         91.0      02/03/2000 Fee Simple
      52       Route 7 Commerce Center                                   81.14         90.8      01/04/2000 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      53       Post Road Plaza                                          120.23         96.7      12/21/1999 Fee Simple
      54       Chapel Wood Apartments                                19,007.94         89.0      11/08/1999 Fee Simple
      55       Enterprise Park                                           35.63         95.9      09/01/1999 Fee Simple
      56       Marion Ridge Apartments                               36,736.81         90.5      08/05/1999 Fee Simple
      57       Orica North                                               33.31        100.0      10/01/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      58       Torrance Tech Park                                        55.42         93.8      01/04/2000 Fee Simple
      59       2720 Dupont Commerce Center                               86.58         92.2      01/28/2000 Fee Simple
      60       Towne Center at Brookhill                                 51.30        100.0      10/25/1999 Fee Simple
      61       Oradell Medical Plaza                                    131.58        100.0      04/16/1999 Fee Simple
      62       River Drive                                           24,949.61         99.5      09/01/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      63       The Joseph Cory Warehouse                                 10.97        100.0      08/19/1999 Fee Simple
      64       Horizons Office Bldg                                      74.43         97.4      11/18/1999 Fee Simple
      65       Inwood Oaks Apartments                                18,129.07         94.0      01/13/2000 Fee Simple
      66       Holiday Inn Express - Kinder                          32,083.69         54.7      12/31/1999 Fee Simple
      67       Bernard Court Shopping Center                             41.01        100.0      10/19/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      68       Oakwood Apartments                                    30,665.23         91.3      10/01/1999 Fee Simple
      69       Holiday Inn                                           27,462.32         86.0      11/30/1998 Fee Simple
      70       Foxcroft Village MHP                                  12,968.75         91.9      12/01/1999 Fee Simple
      71       Heron Walk                                            19,782.69         88.0      09/17/1999 Fee Simple
      72       17 Corporate Plaza Office Building                       183.88        100.0      05/26/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      73       Westlake Office Building                                  66.69        100.0      04/22/1999 Fee Simple
      74       Fiesta Travel Trailer Resort                          12,081.96        100.0      01/01/2000 Fee Simple
      75       Cap Senior - Crosswood Oaks                           32,794.34         91.9      07/08/1999 Fee Simple
      76       Carlyle Crossing                                      29,321.71         94.9      12/10/1999 Fee Simple
      77       GSE Building                                              76.64        100.0      09/08/1999 Leasehold
------------------------------------------------------------------------------------------------------------------------------------
      78       680 Arthur Kill Road                                     106.28        100.0      08/23/1999 Fee Simple
      79       Hampton Inn - Carlisle                                40,721.65         69.5      11/30/1999 Fee Simple
      80       Ironwood Plaza                                            65.39        100.0      10/01/1999 Fee Simple
      81       Hudson View/Willa View Apartments                     37,552.80        100.0
     81a       Hudson View Apartments                                                 100.0      08/31/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     81b       Willa View Apartments                                                  100.0      08/31/1999 Fee Simple
      82       Parkview Estates                                      30,620.76         95.2      12/01/1999 Fee Simple
      83       Wallace Crossing Shopping Center                          31.91         98.0      11/30/1999 Fee Simple
      84       Palomar Village                                           68.16         98.3      07/01/1999 Fee Simple
      85       Stanton Oaks Shopping Center                              79.41         98.7      02/03/2000 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      86       West Pointe Shopping Center                               68.02         93.1      04/30/1999 Fee Simple
      87       Four Seasons Business Park VI,Buildings 1, 2, and 3       37.59        100.0      09/16/1999 Fee Simple
      88       Littlefield Mall                                          66.50         78.1      10/31/1999 Fee Simple and Leasehold
      89       Highlands Retail Center                                  170.07        100.0      12/23/1999 Fee Simple
      90       Northwend Shopping Center                                 56.33         97.2      09/01/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      91       151 West 25th Street                                      48.57        100.0      12/19/1999 Fee Simple
      92       La Croix Court Apartments                             31,492.25         93.7      12/04/1999 Fee Simple
      93       Everglades Apartments                                 35,620.12         98.0      08/01/1999 Fee Simple
      94       Plaza Building                                            43.49         93.8      10/15/1999 Fee Simple
      95       Sycamore Green Apartments                             17,421.53         97.4      12/22/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
      96       Crystal Inn - Logan                                   39,339.17         74.0      08/31/1999 Fee Simple
      97       Valley Plaza Shopping Center                              69.52        100.0      12/30/1999 Fee Simple
      98       La Palma Corporate Park (Buildings 4-8)                   43.95         96.4      12/01/1999 Fee Simple
      99       Hampton Inn - Selinsgrove                             44,594.59         81.3      11/30/1999 Fee Simple
     100       Mid America Business Park II                              27.42        100.0      09/28/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     101       UNOVA Industrial Building                                 27.04        100.0      01/01/2000 Fee Simple
     102       South Pointe Shopping Center                              65.95        100.0      10/19/1999 Fee Simple
     103       Walgreens - Dallas, TX                                   213.39        100.0      12/18/1999 Fee Simple
     104       Cambridge Place Apartments                            84,718.29        100.0      12/07/1999 Fee Simple
     105       Willow Creek Apartments                               19,213.13         99.0      06/16/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     106       Merchant's Village                                        44.90         98.1      10/15/1999 Fee Simple
     107       Federal Express Buildings                                 51.18        100.0
     107a      Federal Express Building 1                                             100.0      11/01/1999 Fee Simple
     107b      Federal Express Building 2                                             100.0      11/01/1999 Fee Simple
     108       Santiago Parkside Estates                             18,591.18         97.5      10/01/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     109       Suni Sands RV Resort                                   8,913.46         95.0      01/01/2000 Fee Simple
     110       Clay Commons Shopping Center                              89.86        100.0      11/30/1999 Fee Simple
     111       Gold Coast Strip Center                                  188.08        100.0      08/05/1999 Fee Simple
     112       CVS - Baltimore, MD                                      280.93        100.0      01/26/2000 Fee Simple
     113       Plaza Verdugo Medical Center                             140.80        100.0      07/15/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     114       Oakridge Estates,Decatur and Valley View MHPs          8,712.81         91.6      12/23/1999 Fee Simple
     115       La Palma Corporate Park (Buildings 2 & 3)                 47.38        100.0      12/27/1999 Fee Simple
     116       Tarponaire Mobile Resort                              18,958.77         97.1      12/01/1999 Fee Simple
     117       One Park Place                                            46.93        100.0      01/20/2000 Fee Simple
     118       Lake Creek Crossing Shopping Center                       51.62        100.0      01/11/2000 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     119       275 Broome Industrial Parkway (Dick's)                    27.05        100.0      11/03/1999 Fee Simple
     120       Sundowner, Country Villa and Melrose MHP's            11,808.48         89.0
     120a      Melrose RV Park                                                         92.0      11/01/1999 Fee Simple
     120b      Sundowner & Country Villa MHP                                           88.6      12/01/1999 Fee Simple
     121       Comfort Inn - Harrisburg                              30,000.00         58.6      11/30/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     122       Westway Office Park                                       40.56        100.0      07/21/1999 Fee Simple
     123       54 Regional Drive                                         32.79        100.0      01/01/2000 Fee Simple
     124       2044 Ocean Avenue                                        108.42         97.0      01/01/2000 Fee Simple
     125       The Whitney Hotel                                     31,391.89         78.5      12/09/1999 Fee Simple
     126       Office Max-Morristown                                     97.59        100.0      07/07/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     127       Sun Lake Estates Mobile Home Park                     12,252.12         94.0      07/01/1999 Fee Simple
     128       Crestwood Village MHP                                 17,886.73         90.6      12/31/1999 Fee Simple
     129       CVS - Enfield, CT                                        225.28        100.0      01/17/2000 Fee Simple
     130       Deserama Mobile Ranch                                 16,299.77         99.3      12/31/1999 Fee Simple
     131       The Barons Apartments                                 41,619.85         94.0      01/05/2000 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     132       August Manor Apartments                               23,477.44         98.9      12/01/1999 Fee Simple
     133       426 West Broadway                                        343.75         71.9      01/18/2000 Fee Simple
     134       Walnut Hill Apartments                                13,372.84         97.0      08/01/1999 Fee Simple
     135       Chesterfield Commons Shopping Center                      45.35        100.0      02/02/2000 Fee Simple
     136       714 Lexington Avenue                                     455.27        100.0      11/30/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     137       Apache Gardens Mobile Home Park                       18,153.05         96.2      12/31/1999 Fee Simple
     138       Ingram Oaks                                            8,706.22         88.8      01/17/2000 Fee Simple
     139       Wayne Garden Apartments                               23,568.46        100.0      05/15/1999 Fee Simple
     140       CVS - Hinckley, OH                                       176.00        100.0      11/23/1999 Fee Simple
     141       Hilltop Square Shopping Center                            58.67         82.9      02/03/2000 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     142       CVS - Elberton, GA                                       157.50        100.0      10/29/1999 Fee Simple
     143       Interlachen Shopping Center                               30.05         92.0      01/28/2000 Fee Simple
     144       509 East Sixth Street                                187,122.50        100.0      10/26/1999 Fee Simple
     145       67th & Bell                                               97.13         94.1      06/30/1999 Fee Simple
     146       Oakhill Family Park                                    9,836.12        100.0      12/31/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     147       Capri Villas Apartments                               18,655.10         95.0      07/07/1999 Fee Simple
     148       Pine Meadows Apartments                               12,893.88         84.8      07/31/1999 Fee Simple
     149       University Home Mobile Home Park                      12,947.68         98.2      11/01/1999 Fee Simple
     150       Full Sail Live                                            79.63        100.0      10/01/1998 Fee Simple
     151       Crescent City Shopping Center                             27.53         82.3      01/28/2000 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     152       Town Square Apartments                                14,491.69        100.0      04/27/1999 Fee Simple
     153       Arbor I                                               32,140.78         92.7      11/22/1999 Fee Simple
     154       Summitwood Apartments                                 38,758.00        100.0      09/30/1999 Fee Simple
     155       Shady Rest Mobile Home and RV Park                    10,459.42         98.4      12/23/1999 Fee Simple
     156       Bangs MHP                                             12,663.20        100.0      12/31/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     157       San Vicente Shopping Center                              180.96        100.0      01/18/2000 Fee Simple
     158       Las Brisas Apartments                                 18,317.79        100.0      09/10/1999 Fee Simple
     159       Malibu Court                                          23,027.48        100.0      10/01/1999 Fee Simple
     160       Camelback West Plaza                                      26.50        100.0      08/09/1999 Fee Simple
     161       Main Place Apartments                                 15,517.54         93.1      10/01/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     162       The 1940 Building                                        114.00        100.0      12/31/1999 Fee Simple
     163       Canal Studios                                             27.70        100.0      09/15/1999 Fee Simple
     164       Westgate Shopping Center                                  25.89        100.0      01/28/2000 Fee Simple
     165       Liberty Place Professional Building                       48.09         85.7      09/09/1999 Fee Simple
     166       Grant Square                                          22,700.39        100.0      11/01/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     167       Post Oak Manor                                        12,121.35        100.0      05/31/1999 Fee Simple
     168       South Grand Apartments                                12,412.88         98.0      04/23/1999 Fee Simple
     169       AAA Mini-Storage                                          19.35         96.0      12/10/1999 Fee Simple
     170       Welsh Gardens                                         21,220.76         97.6      01/12/2000 Fee Simple
     171       Wellwood Manor                                        15,579.87         92.6      12/11/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     172       Hickory Point MHP                                     12,683.38         98.5      12/31/1999 Fee Simple
     173       Creekside Mobile Home Park                            12,283.39         98.5      11/02/1999 Fee Simple
     174       10 Parker Street                                      39,875.05        100.0      08/31/1999 Fee Simple
     175       38th Street Apartments                                15,306.75         94.2      07/07/1999 Fee Simple
     176       West Village II Ltd.                                  24,909.94        100.0      07/08/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     177       The Janwood Apartments                                 9,217.39         96.0      06/02/1999 Fee Simple
     178       Apartments 22                                         15,869.25        100.0      09/01/1999 Fee Simple
     179       West Village Ltd.                                     21,796.22        100.0      06/30/1999 Fee Simple
     180       Hillcrest Apartments                                  46,256.14        100.0      11/01/1999 Fee Simple
     181       East Wind Apartments                                  19,984.87        100.0      12/21/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     182       University Village Apartments                         74,979.00        100.0      07/08/1999 Fee Simple
     183       Minden Square Apartments                              11,517.48         94.2      10/31/1999 Fee Simple
     184       Park Villa Apartments                                 16,609.47        100.0      06/29/1999 Fee Simple
     185       263 Genesee Street                                    20,000.00         96.0      12/31/1999 Fee Simple
     186       Rio Vista Apartments                                   8,918.89         98.2      12/10/1999 Fee Simple
------------------------------------------------------------------------------------------------------------------------------------
     187       Oak Park Apartments                                   14,251.14        100.0      08/01/1999 Fee Simple
     188       166 Jewett Avenue                                     25,660.31        100.0      05/01/1999 Fee Simple
     189       14 Kensington Avenue                                  23,987.64        100.0      05/31/1999 Fee Simple
     190       Zabriskie Arms Condominium                            19,930.33        100.0      05/31/1999 Fee Simple

                                                                                                                 Largest Tenant
                                                                                                                   Area Leased
 Control No.   Property Name                                        Largest Tenant Name                               Sq. Ft.
====================================================================================================================================

      1        Cherry Creek Mall                                    Foley's (May)                                     177,504
      2        Annapolis Mall                                       Hecht's (May)                                     198,171
      3        Westfield Portfolio
      3a       Downtown Plaza                                       Macy's                                            332,500
      3b       Eastland Shopping Center                             Target                                            122,000
------------------------------------------------------------------------------------------------------------------------------------
      4        Sangertown Square                                    Sears                                             152,619
      5        Southern Company Center                              Southern Company Service                          180,358
      6        Metro Plaza Shopping Center                          BJ's Wholesale Club                               115,600
      7        Deposit Guaranty Plaza                               AmSouth                                           109,431
      8        Cedarbrook Corporate Center Building 5               DNX Transgenic Science                             37,300
------------------------------------------------------------------------------------------------------------------------------------
      9        2 and 4 Gannett Drive                                Abitibi Consolidated Sales                         37,237
      10       New Media & Arts Center                              Milk Studios                                       35,435
      11       Pepper Square Shopping Center                        Stein Mart, Inc.                                   43,581
      12       Pinewood Chase Apartments
      13       Eagle Rock                                           Montgomery Wards                                  163,941
------------------------------------------------------------------------------------------------------------------------------------
      14       Deposit Guaranty Tower & Building
     14a       Deposit Guaranty Tower                               Deposit Guaranty Bank                              77,603
     14b       Deposit Guaranty Building                            Deposit Guaranty Bank                              20,476
      15       Park Place Apartments
      16       Plaza at the Pointe                                  Homeplace                                          53,030
------------------------------------------------------------------------------------------------------------------------------------
      17       Stop & Shop - Meriden, CT                            Stop & Shop                                        69,963
      18       205-11 Montague Street                               Saint Vincent's Services, Inc.                     30,000
      19       Reisterstown Square Apartments
      20       Five Points Plaza                                    US General Services Admin.                        122,503
      21       SecurCare Boulder Portfolio
------------------------------------------------------------------------------------------------------------------------------------
     21a       5815 Arapahoe Road (SecurCare #501)
     21b       6405 & 6515 Odell Place (SecurCare #503 & #505)
     21c       6338 Arapahoe Road (SecurCare #502)
     21d       4667 Broadway (SecurCare #504)
      22       Speedway Plaza                                       BJ's Wholesale Club                               104,710
------------------------------------------------------------------------------------------------------------------------------------
      23       River Oaks West Shopping Center                      Value City Department Store                       102,120
      24       Deposit Guaranty - Building                          DGNB                                               80,615
      25       Best Western Carmel Mission Inn
      26       Grammercy Parc Apartments
      27       Foshay Tower                                         Minneapolis Foundation                             15,816
------------------------------------------------------------------------------------------------------------------------------------
      28       Forestdale Apartments
      29       Whispering Oaks Apartments
      30       Scarbrough Building                                  Systems & Processes Engineering Corporation        31,384
      31       Central Forest Shopping Center                       Office Depot                                       25,683
      32       Wellington Country Plaza                             Ultima Gym & Fitness                               26,965
------------------------------------------------------------------------------------------------------------------------------------
      33       Littlefield Building                                 HQ Business SUites/Carr America                    22,611
      34       Timberlyne Shopping Center                           Food Lion, Inc.                                    29,047
      35       29 West 35th Street                                  Routledge Holdings, Inc.                           29,250
      36       Peacock Center                                       Super Fresh                                        56,439
      37       Nabisco Warehouse & Distribution Complex             Nabisco, Inc.                                     536,520
------------------------------------------------------------------------------------------------------------------------------------
      38       Ballenger Creek Plaza                                A&P Grocery d/b/a Super Fresh                      40,484
      39       Bishop's Corner West                                 Kitchen, Etc.                                      17,300
      40       Montgomery Commons                                   Marshall's                                         30,000
      41       Winchester Marketplace                               Trader Joes                                        10,555
      42       Cap Senior - Atrium of Carmichael
------------------------------------------------------------------------------------------------------------------------------------
      43       La Paz Apartments
      44       The Atria at Hillcrest                               Personal Touch Early Childhood                      9,000
      45       Citizens Trust Company Bldg.                         Morehouse Medical                                  35,000
      46       229-233 Seventh Street                               AAA                                                10,541
      47       Woodbridge Village Apartments
------------------------------------------------------------------------------------------------------------------------------------
      48       Mooresville Festival Shopping Center                 K-Mart                                             86,479
      49       901 Hugh Wallis Road (BellSouth Building)            BellSouth Telecommunications, Inc.                 66,846
      50       800 North Pearl                                      Computer Sciences Corp.                           104,000
      51       Town North Shopping Center                           The Dress Barn, Inc.                                7,900
      52       Route 7 Commerce Center                              Strayer Education                                  20,000
------------------------------------------------------------------------------------------------------------------------------------
      53       Post Road Plaza                                      Bally's Gym                                        27,000
      54       Chapel Wood Apartments
      55       Enterprise Park                                      Alpha Education Center, Inc.                        7,344
      56       Marion Ridge Apartments
      57       Orica North                                          Safavieh Carpets of Isfahan Inc.                   42,765
------------------------------------------------------------------------------------------------------------------------------------
      58       Torrance Tech Park                                   Video City                                          9,318
      59       2720 Dupont Commerce Center                          Triple Crown Services                              30,000
      60       Towne Center at Brookhill                            Phar-Mor                                           55,695
      61       Oradell Medical Plaza                                AG Edwards & Sons, Inc.                            11,762
      62       River Drive
------------------------------------------------------------------------------------------------------------------------------------
      63       The Joseph Cory Warehouse                            Guarantee Records Management                      252,000
      64       Horizons Office Bldg                                 IPN Network, LLC                                   14,831
      65       Inwood Oaks Apartments
      66       Holiday Inn Express - Kinder
      67       Bernard Court Shopping Center                        Hobby Lobby Stores                                 46,228
------------------------------------------------------------------------------------------------------------------------------------
      68       Oakwood Apartments
      69       Holiday Inn
      70       Foxcroft Village MHP
      71       Heron Walk
      72       17 Corporate Plaza Office Building                   LFC Corporate Services                              9,372
------------------------------------------------------------------------------------------------------------------------------------
      73       Westlake Office Building                             Pediatric Services of America                      61,244
      74       Fiesta Travel Trailer Resort
      75       Cap Senior - Crosswood Oaks
      76       Carlyle Crossing
      77       GSE Building                                         GSE                                                52,682
------------------------------------------------------------------------------------------------------------------------------------
      78       680 Arthur Kill Road                                 680 Cinema Corp.                                   22,564
      79       Hampton Inn - Carlisle
      80       Ironwood Plaza                                       Cardenas Market                                    22,000
      81       Hudson View/Willa View Apartments
     81a       Hudson View Apartments                               Martinez Grocery                                    1,250
------------------------------------------------------------------------------------------------------------------------------------
     81b       Willa View Apartments                                Jet Set                                               900
      82       Parkview Estates
      83       Wallace Crossing Shopping Center                     Wal-Mart                                           65,930
      84       Palomar Village                                      Chan Kyu Choe                                       5,948
      85       Stanton Oaks Shopping Center                         Monarch Dental Associates                           5,061
------------------------------------------------------------------------------------------------------------------------------------
      86       West Pointe Shopping Center                          Goody's Family Clothing                            17,700
      87       Four Seasons Business Park VI,Buildings 1, 2, and 3  Medwaste Technologies                               9,000
      88       Littlefield Mall                                     Excel Fitness (World Gym)                          15,170
      89       Highlands Retail Center                              3-Day Blinds                                        5,608
      90       Northwend Shopping Center                            Lamar Entertainment                                10,500
------------------------------------------------------------------------------------------------------------------------------------
      91       151 West 25th Street                                 George Dell, Inc.                                   6,000
      92       La Croix Court Apartments
      93       Everglades Apartments
      94       Plaza Building                                       Kirkland Barfield Attorneys                        11,126
      95       Sycamore Green Apartments
------------------------------------------------------------------------------------------------------------------------------------
      96       Crystal Inn - Logan
      97       Valley Plaza Shopping Center                         Petco Animal Supplies, Inc.                        13,500
      98       La Palma Corporate Park (Buildings 4-8)              Montana Testing                                     8,446
      99       Hampton Inn - Selinsgrove
     100       Mid America Business Park II                         Textron Automotive                                 69,824
------------------------------------------------------------------------------------------------------------------------------------
     101       UNOVA Industrial Building                            UNOVA Industrial Automation Systems, Inc.         120,738
     102       South Pointe Shopping Center                         Goody's Family Clothing                            17,700
     103       Walgreens - Dallas, TX                               Walgreens                                          15,120
     104       Cambridge Place Apartments
     105       Willow Creek Apartments
------------------------------------------------------------------------------------------------------------------------------------
     106       Merchant's Village                                   Kroger Company                                     42,130
     107       Federal Express Buildings
     107a      Federal Express Building 1                           Federal Express                                    30,720
     107b      Federal Express Building 2                           Federal Express                                    30,000
     108       Santiago Parkside Estates
------------------------------------------------------------------------------------------------------------------------------------
     109       Suni Sands RV Resort
     110       Clay Commons Shopping Center                         You-Can-Shine-Gym                                   7,000
     111       Gold Coast Strip Center                              Smith & Hawken                                      6,000
     112       CVS - Baltimore, MD                                  CVS                                                10,125
     113       Plaza Verdugo Medical Center                         Verdugo Internal Medicine                           5,854
------------------------------------------------------------------------------------------------------------------------------------
     114       Oakridge Estates,Decatur and Valley View MHPs
     115       La Palma Corporate Park (Buildings 2 & 3)            Larkin/Lamb Enterprises                             6,958
     116       Tarponaire Mobile Resort
     117       One Park Place                                       Con Edison                                         33,206
     118       Lake Creek Crossing Shopping Center                  RR Screen Printing                                  6,805
------------------------------------------------------------------------------------------------------------------------------------
     119       275 Broome Industrial Parkway (Dick's)               Dick's Sporting Goods, Inc.                        92,168
     120       Sundowner, Country Villa and Melrose MHP's
     120a      Melrose RV Park
     120b      Sundowner & Country Villa MHP
     121       Comfort Inn - Harrisburg
------------------------------------------------------------------------------------------------------------------------------------
     122       Westway Office Park                                  S. W. Trading Co.                                  10,800
     123       54 Regional Drive                                    Healthsource New Hampshire                         65,000
     124       2044 Ocean Avenue                                    Home Care Services for Independent Living           6,095
     125       The Whitney Hotel
     126       Office Max-Morristown                                Office Max                                         23,500
------------------------------------------------------------------------------------------------------------------------------------
     127       Sun Lake Estates Mobile Home Park
     128       Crestwood Village MHP
     129       CVS - Enfield, CT                                    CVS                                                10,125
     130       Deserama Mobile Ranch
     131       The Barons Apartments
------------------------------------------------------------------------------------------------------------------------------------
     132       August Manor Apartments
     133       426 West Broadway                                    XOXO                                                3,400
     134       Walnut Hill Apartments
     135       Chesterfield Commons Shopping Center                 Food Lion                                          26,171
     136       714 Lexington Avenue                                 Enzo                                                2,553
------------------------------------------------------------------------------------------------------------------------------------
     137       Apache Gardens Mobile Home Park
     138       Ingram Oaks
     139       Wayne Garden Apartments
     140       CVS - Hinckley, OH                                   CVS                                                10,125
     141       Hilltop Square Shopping Center                       Tutor Time                                         10,127
------------------------------------------------------------------------------------------------------------------------------------
     142       CVS - Elberton, GA                                   CVS                                                10,125
     143       Interlachen Shopping Center                          SuperValu Operations, Inc.                         29,100
     144       509 East Sixth Street
     145       67th & Bell                                          Round Table Pizza                                   3,510
     146       Oakhill Family Park
------------------------------------------------------------------------------------------------------------------------------------
     147       Capri Villas Apartments
     148       Pine Meadows Apartments
     149       University Home Mobile Home Park
     150       Full Sail Live                                       Full Sail Recorders, Inc.                          17,503
     151       Crescent City Shopping Center                        SuperValu                                           25000
------------------------------------------------------------------------------------------------------------------------------------
     152       Town Square Apartments
     153       Arbor I
     154       Summitwood Apartments
     155       Shady Rest Mobile Home and RV Park
     156       Bangs MHP
------------------------------------------------------------------------------------------------------------------------------------
     157       San Vicente Shopping Center                          Berty's Restaurant                                  1,800
     158       Las Brisas Apartments
     159       Malibu Court
     160       Camelback West Plaza                                 D&M Liquidation Center                             17,700
     161       Main Place Apartments
------------------------------------------------------------------------------------------------------------------------------------
     162       The 1940 Building                                    Advanced Family Medical                             3,841
     163       Canal Studios                                        Malcolm Black Associates (278)                     13,100
     164       Westgate Shopping Center                             SuperValu                                          21,587
     165       Liberty Place Professional Building                  Townsend - Levinson M.D                             4,053
     166       Grant Square
------------------------------------------------------------------------------------------------------------------------------------
     167       Post Oak Manor
     168       South Grand Apartments
     169       AAA Mini-Storage
     170       Welsh Gardens
     171       Wellwood Manor
------------------------------------------------------------------------------------------------------------------------------------
     172       Hickory Point MHP
     173       Creekside Mobile Home Park
     174       10 Parker Street
     175       38th Street Apartments
     176       West Village II Ltd.
------------------------------------------------------------------------------------------------------------------------------------
     177       The Janwood Apartments
     178       Apartments 22
     179       West Village Ltd.
     180       Hillcrest Apartments                                 Uplift, Inc.                                          950
     181       East Wind Apartments
------------------------------------------------------------------------------------------------------------------------------------
     182       University Village Apartments
     183       Minden Square Apartments
     184       Park Villa Apartments
     185       263 Genesee Street                                   Book Store                                          2,700
     186       Rio Vista Apartments
------------------------------------------------------------------------------------------------------------------------------------
     187       Oak Park Apartments
     188       166 Jewett Avenue
     189       14 Kensington Avenue
     190       Zabriskie Arms Condominium

                                                                    Largest                                          2nd Largest
                                                                    Tenant                                           Tenant Area
                                                                    Lease                                              Leased
 Control No.   Property Name                                       Exp. Date  2nd Largest Tenant                      (Sq. Ft.)
====================================================================================================================================

      1        Cherry Creek Mall                                   08/09/2010 Safeway                                   140,175
      2        Annapolis Mall                                      08/14/2000 Nordstrom                                 153,000
      3        Westfield Portfolio
      3a       Downtown Plaza                                      10/31/2003 Department of Education                   186,425
      3b       Eastland Shopping Center                            01/31/2026 Burlington Coat Factory                   100,000
------------------------------------------------------------------------------------------------------------------------------------
      4        Sangertown Square                                   07/31/2010 J.C. Penney                               149,662
      5        Southern Company Center                             12/31/2005 State Board of Workers Comp.               62,716
      6        Metro Plaza Shopping Center                         04/30/2019 ShopRite Supermarket                       65,100
      7        Deposit Guaranty Plaza                              06/30/2009 Butler, Snow, O'Mara                       63,601
      8        Cedarbrook Corporate Center Building 5              09/30/2009 Galderma Research                          36,670
------------------------------------------------------------------------------------------------------------------------------------
      9        2 and 4 Gannett Drive                               12/31/2008 Direct Response Corporation                35,827
      10       New Media & Arts Center                             05/31/2015 Saks Fifth Avenue                          30,975
      11       Pepper Square Shopping Center                       11/30/2009 The Gap/Old Navy Clothing                  19,000
      12       Pinewood Chase Apartments
      13       Eagle Rock                                          09/30/2003 Robinson May                              146,377
------------------------------------------------------------------------------------------------------------------------------------
      14       Deposit Guaranty Tower & Building
     14a       Deposit Guaranty Tower                              08/31/2009 Cook, Yncy, King & Gallwy                  43,257
     14b       Deposit Guaranty Building                           08/31/2009 OMB Underground                            13,435
      15       Park Place Apartments
      16       Plaza at the Pointe                                 08/31/2012 Barnes & Nobles                            22,000
------------------------------------------------------------------------------------------------------------------------------------
      17       Stop & Shop - Meriden, CT                           02/29/2020
      18       205-11 Montague Street                              08/31/2003 Health Plus PHSP, Inc.                     18,300
      19       Reisterstown Square Apartments
      20       Five Points Plaza                                   02/27/2019
      21       SecurCare Boulder Portfolio
------------------------------------------------------------------------------------------------------------------------------------
     21a       5815 Arapahoe Road (SecurCare #501)
     21b       6405 & 6515 Odell Place (SecurCare #503 & #505)
     21c       6338 Arapahoe Road (SecurCare #502)
     21d       4667 Broadway (SecurCare #504)
      22       Speedway Plaza                                      07/31/2003 Super Stop & Shop                          59,970
------------------------------------------------------------------------------------------------------------------------------------
      23       River Oaks West Shopping Center                     05/31/2014 Kohl's Department Store                    73,242
      24       Deposit Guaranty - Building                         06/01/2009 Horne CPA                                   9,569
      25       Best Western Carmel Mission Inn
      26       Grammercy Parc Apartments
      27       Foshay Tower                                        07/31/2003 Women's Health Consultants                  5,924
------------------------------------------------------------------------------------------------------------------------------------
      28       Forestdale Apartments
      29       Whispering Oaks Apartments
      30       Scarbrough Building                                 05/31/2008 Activerse, Inc.                            22,679
      31       Central Forest Shopping Center                      04/30/2010 Maxum Diagnostic Center                    18,502
      32       Wellington Country Plaza                            12/31/2006 First Community Bank                        7,283
------------------------------------------------------------------------------------------------------------------------------------
      33       Littlefield Building                                10/30/2007 Watson, London & Galow                     11,238
      34       Timberlyne Shopping Center                          11/26/2018 United States Postal Service               10,265
      35       29 West 35th Street                                 10/31/2004 IOMA                                       22,750
      36       Peacock Center                                      06/30/2017 Video Den                                   4,288
      37       Nabisco Warehouse & Distribution Complex            09/24/2014
------------------------------------------------------------------------------------------------------------------------------------
      38       Ballenger Creek Plaza                               09/30/2016 CVS Pharmacy, Inc.                          8,450
      39       Bishop's Corner West                                01/31/2005 Kostin, Neislat                            16,244
      40       Montgomery Commons                                  08/31/2009 Michael's                                  23,800
      41       Winchester Marketplace                              10/31/2009 SWH Corporation/Mimi's Cafe                 6,550
      42       Cap Senior - Atrium of Carmichael
------------------------------------------------------------------------------------------------------------------------------------
      43       La Paz Apartments
      44       The Atria at Hillcrest                              04/30/2009 Margaret Teitz Center for Nurs              8,592
      45       Citizens Trust Company Bldg.                        02/28/2005 Radio One of Atlanta                       11,600
      46       229-233 Seventh Street                              02/01/2010 Sear Brown Group                            7,614
      47       Woodbridge Village Apartments
------------------------------------------------------------------------------------------------------------------------------------
      48       Mooresville Festival Shopping Center                03/31/2016 Harris Teeter                              34,200
      49       901 Hugh Wallis Road (BellSouth Building)           12/31/2009
      50       800 North Pearl                                     04/30/2002 NYS OMRDD/OGS/COMP                         48,714
      51       Town North Shopping Center                          01/31/2004 Hollywood Entertainment Corp.               7,500
      52       Route 7 Commerce Center                             12/30/2009 Copi-Quick/Ricoh                            9,000
------------------------------------------------------------------------------------------------------------------------------------
      53       Post Road Plaza                                     06/30/2006 Kinko's                                     6,139
      54       Chapel Wood Apartments
      55       Enterprise Park                                     12/31/2000 Reflection Painting                         5,859
      56       Marion Ridge Apartments
      57       Orica North                                         08/31/2004 Bashian Bros. Inc.                         26,418
------------------------------------------------------------------------------------------------------------------------------------
      58       Torrance Tech Park                                  03/31/2001 Tekgraf, Inc.                               7,893
      59       2720 Dupont Commerce Center                         12/31/2008 American Family Mutual                     15,869
      60       Towne Center at Brookhill                           11/30/2004 Petco                                      25,130
      61       Oradell Medical Plaza                               08/31/2007 Holy Name Hospital                          9,192
      62       River Drive
------------------------------------------------------------------------------------------------------------------------------------
      63       The Joseph Cory Warehouse                           08/31/2011 Joseph Cory Holdings, LLC                 200,000
      64       Horizons Office Bldg                                04/30/2003 Poe and Brown, Inc.                         8,364
      65       Inwood Oaks Apartments
      66       Holiday Inn Express - Kinder
      67       Bernard Court Shopping Center                       01/31/2011 Goody's Family Clothing                    39,220
------------------------------------------------------------------------------------------------------------------------------------
      68       Oakwood Apartments
      69       Holiday Inn
      70       Foxcroft Village MHP
      71       Heron Walk
      72       17 Corporate Plaza Office Building                  09/30/2015 CNC                                         6,634
------------------------------------------------------------------------------------------------------------------------------------
      73       Westlake Office Building                            01/14/2008
      74       Fiesta Travel Trailer Resort
      75       Cap Senior - Crosswood Oaks
      76       Carlyle Crossing
      77       GSE Building                                        05/31/2008
------------------------------------------------------------------------------------------------------------------------------------
      78       680 Arthur Kill Road                                05/31/2014 Atrium Furniture                            3,000
      79       Hampton Inn - Carlisle
      80       Ironwood Plaza                                      03/31/2001 Ironwood Liquor                             3,800
      81       Hudson View/Willa View Apartments
     81a       Hudson View Apartments                              04/30/2010 Mr. Joe                                     1,000
------------------------------------------------------------------------------------------------------------------------------------
     81b       Willa View Apartments                               02/28/2002 Dee Jay Store                                 500
      82       Parkview Estates
      83       Wallace Crossing Shopping Center                    11/30/2009 Hannaford Brothers Grocery                 35,310
      84       Palomar Village                                     12/31/2000 China King                                  4,644
      85       Stanton Oaks Shopping Center                        01/31/2006 Sylvan Learning Center                      4,611
------------------------------------------------------------------------------------------------------------------------------------
      86       West Pointe Shopping Center                         07/31/2013 Hollywood Entertainment Center              7,535
      87       Four Seasons Business Park VI,Buildings 1, 2, and 3 07/14/2003 Conversion Tech of Houston                  8,250
      88       Littlefield Mall                                    06/14/2001 AT&T Wireless                               3,366
      89       Highlands Retail Center                             05/31/2007 Men's Warehouse                             5,000
      90       Northwend Shopping Center                           08/30/2002 Barney's Billiards                          8,640
------------------------------------------------------------------------------------------------------------------------------------
      91       151 West 25th Street                                06/30/2003 C/R Catalog Corp.                           6,000
      92       La Croix Court Apartments
      93       Everglades Apartments
      94       Plaza Building                                      10/30/2004 Broderick Advertising                       7,732
      95       Sycamore Green Apartments
------------------------------------------------------------------------------------------------------------------------------------
      96       Crystal Inn - Logan
      97       Valley Plaza Shopping Center                        02/28/2007 Tutor Time Child Care System               10,000
      98       La Palma Corporate Park (Buildings 4-8)             09/30/2001 Burns & McDonnell                           4,672
      99       Hampton Inn - Selinsgrove
     100       Mid America Business Park II                        07/31/2008 Intellogistics                             50,000
------------------------------------------------------------------------------------------------------------------------------------
     101       UNOVA Industrial Building                           09/11/2002
     102       South Pointe Shopping Center                        07/31/2013 On Cue, Inc.                                5,100
     103       Walgreens - Dallas, TX                              12/31/2019
     104       Cambridge Place Apartments
     105       Willow Creek Apartments
------------------------------------------------------------------------------------------------------------------------------------
     106       Merchant's Village                                  11/30/2000 Hometown Sports                             5,600
     107       Federal Express Buildings
     107a      Federal Express Building 1                          11/30/2004
     107b      Federal Express Building 2                          02/28/2005
     108       Santiago Parkside Estates
------------------------------------------------------------------------------------------------------------------------------------
     109       Suni Sands RV Resort
     110       Clay Commons Shopping Center                        01/31/2003 LaValle Sport Karate                        6,000
     111       Gold Coast Strip Center                             01/01/2009 Pea in the Pod/Motherhood Maternity         4,600
     112       CVS - Baltimore, MD                                 01/31/2020
     113       Plaza Verdugo Medical Center                        10/31/2000 P.C. Dental                                 4,645
------------------------------------------------------------------------------------------------------------------------------------
     114       Oakridge Estates,Decatur and Valley View MHPs
     115       La Palma Corporate Park (Buildings 2 & 3)           07/31/2002 Computer For Tracts                         6,300
     116       Tarponaire Mobile Resort
     117       One Park Place                                      08/31/2004 Commission of General Service               6,366
     118       Lake Creek Crossing Shopping Center                 08/31/2000 Honda/Acura                                 6,766
------------------------------------------------------------------------------------------------------------------------------------
     119       275 Broome Industrial Parkway (Dick's)              11/02/2009
     120       Sundowner, Country Villa and Melrose MHP's
     120a      Melrose RV Park
     120b      Sundowner & Country Villa MHP
     121       Comfort Inn - Harrisburg
------------------------------------------------------------------------------------------------------------------------------------
     122       Westway Office Park                                 02/28/2002 New Age, Inc.                              10,210
     123       54 Regional Drive                                   02/28/2002 Providian Bancorp Services                  7,500
     124       2044 Ocean Avenue                                   09/30/2002 Brooklyn Center for Independence            3,892
     125       The Whitney Hotel
     126       Office Max-Morristown                               06/30/2014
------------------------------------------------------------------------------------------------------------------------------------
     127       Sun Lake Estates Mobile Home Park
     128       Crestwood Village MHP
     129       CVS - Enfield, CT                                   01/31/2020
     130       Deserama Mobile Ranch
     131       The Barons Apartments
------------------------------------------------------------------------------------------------------------------------------------
     132       August Manor Apartments
     133       426 West Broadway                                   10/31/2004 Modart                                      1,200
     134       Walnut Hill Apartments
     135       Chesterfield Commons Shopping Center                03/30/2010 Cato                                        4,200
     136       714 Lexington Avenue                                03/31/2002 CD & L                                        920
------------------------------------------------------------------------------------------------------------------------------------
     137       Apache Gardens Mobile Home Park
     138       Ingram Oaks
     139       Wayne Garden Apartments
     140       CVS - Hinckley, OH                                  01/31/2020
     141       Hilltop Square Shopping Center                      12/31/2008 Hilltop Restaurant                          5,000
------------------------------------------------------------------------------------------------------------------------------------
     142       CVS - Elberton, GA                                  01/31/2020
     143       Interlachen Shopping Center                         01/31/2012 Eckerd Drug Store                           8,640
     144       509 East Sixth Street
     145       67th & Bell                                         02/28/2006 La Caramba                                  2,200
     146       Oakhill Family Park
------------------------------------------------------------------------------------------------------------------------------------
     147       Capri Villas Apartments
     148       Pine Meadows Apartments
     149       University Home Mobile Home Park
     150       Full Sail Live                                      10/01/2018
     151       Crescent City Shopping Center                            40939 Family Dollar                                7810
------------------------------------------------------------------------------------------------------------------------------------
     152       Town Square Apartments
     153       Arbor I
     154       Summitwood Apartments
     155       Shady Rest Mobile Home and RV Park
     156       Bangs MHP
------------------------------------------------------------------------------------------------------------------------------------
     157       San Vicente Shopping Center                         04/30/2004 Brentwood Beauty Supply, Inc.               1,700
     158       Las Brisas Apartments
     159       Malibu Court
     160       Camelback West Plaza                                03/31/2002 Golden Cue                                  5,400
     161       Main Place Apartments
------------------------------------------------------------------------------------------------------------------------------------
     162       The 1940 Building                                   10/31/2008 Loanupdate.com                              3,200
     163       Canal Studios                                       05/05/2004 Best of France                             12,000
     164       Westgate Shopping Center                            01/31/2012 Family Dollar                               6,237
     165       Liberty Place Professional Building                 07/31/2002 Robert B. Stuart, M.D.                      3,638
     166       Grant Square
------------------------------------------------------------------------------------------------------------------------------------
     167       Post Oak Manor
     168       South Grand Apartments
     169       AAA Mini-Storage
     170       Welsh Gardens
     171       Wellwood Manor
------------------------------------------------------------------------------------------------------------------------------------
     172       Hickory Point MHP
     173       Creekside Mobile Home Park
     174       10 Parker Street
     175       38th Street Apartments
     176       West Village II Ltd.
------------------------------------------------------------------------------------------------------------------------------------
     177       The Janwood Apartments
     178       Apartments 22
     179       West Village Ltd.
     180       Hillcrest Apartments                                03/31/2000
     181       East Wind Apartments
------------------------------------------------------------------------------------------------------------------------------------
     182       University Village Apartments
     183       Minden Square Apartments
     184       Park Villa Apartments
     185       263 Genesee Street                                  10/31/2004 Dino's                                      2,040
     186       Rio Vista Apartments
------------------------------------------------------------------------------------------------------------------------------------
     187       Oak Park Apartments
     188       166 Jewett Avenue
     189       14 Kensington Avenue
     190       Zabriskie Arms Condominium

                                                                 2nd Largest Tenant
 Control No.   Property Name                                       Lease Exp. Date             3rd Largest Tenant Name
====================================================================================================================================

      1        Cherry Creek Mall                                       12/18/2000              Lord & Taylor
      2        Annapolis Mall                                          03/18/2019              Montgomery Ward
      3        Westfield Portfolio
      3a       Downtown Plaza                                          07/31/2009              Macy's Men & Furniture
      3b       Eastland Shopping Center                                09/01/2002              Mervyns
------------------------------------------------------------------------------------------------------------------------------------
      4        Sangertown Square                                       11/30/2008              Kaufmann's
      5        Southern Company Center                                 06/30/2005              KPMG Peat Marwick, LLP
      6        Metro Plaza Shopping Center                             04/30/2020              The Wiz
      7        Deposit Guaranty Plaza                                  04/30/2009              AmSouth
      8        Cedarbrook Corporate Center Building 5                  06/30/2009              Galderma Research Reserve
------------------------------------------------------------------------------------------------------------------------------------
      9        2 and 4 Gannett Drive                                   08/31/2005              Arthur Gallagher & Co of NY
      10       New Media & Arts Center                                 05/31/2001              Jeffrey New York LLC
      11       Pepper Square Shopping Center                           04/30/2000              Wherehouse Entertainment, Inc
      12       Pinewood Chase Apartments
      13       Eagle Rock                                              09/30/2003              Plaza Theatre Eagle Rock
------------------------------------------------------------------------------------------------------------------------------------
      14       Deposit Guaranty Tower & Building
     14a       Deposit Guaranty Tower                                  12/31/2003              Wiener, Weiss & Madison
     14b       Deposit Guaranty Building                                 00/00/00              Deposit Guaranty Bank
      15       Park Place Apartments
      16       Plaza at the Pointe                                     04/30/2012              Michaels
------------------------------------------------------------------------------------------------------------------------------------
      17       Stop & Shop - Meriden, CT
      18       205-11 Montague Street                                  02/28/2005              European American Bank
      19       Reisterstown Square Apartments
      20       Five Points Plaza
      21       SecurCare Boulder Portfolio
------------------------------------------------------------------------------------------------------------------------------------
     21a       5815 Arapahoe Road (SecurCare #501)
     21b       6405 & 6515 Odell Place (SecurCare #503 & #505)
     21c       6338 Arapahoe Road (SecurCare #502)
     21d       4667 Broadway (SecurCare #504)
      22       Speedway Plaza                                          06/30/2009              Fashion Barn
------------------------------------------------------------------------------------------------------------------------------------
      23       River Oaks West Shopping Center                         11/16/2005              Guarantee Reserve Life Ins. Co
      24       Deposit Guaranty - Building                             12/01/2001              Deposit Guaranty Mortgage
      25       Best Western Carmel Mission Inn
      26       Grammercy Parc Apartments
      27       Foshay Tower                                            08/31/2006              Zou Zou, Inc.
------------------------------------------------------------------------------------------------------------------------------------
      28       Forestdale Apartments
      29       Whispering Oaks Apartments
      30       Scarbrough Building                                     10/31/2004              Ruth's Chris Steakhouse
      31       Central Forest Shopping Center                          09/30/2003              Healthsouth
      32       Wellington Country Plaza                                05/31/2014              Cats Gymnastics
------------------------------------------------------------------------------------------------------------------------------------
      33       Littlefield Building                                    02/28/2008              Schlotzsky's
      34       Timberlyne Shopping Center                              11/20/2004              Tru-Value Hackett Hardware
      35       29 West 35th Street                                     04/08/2004              Zion Talis
      36       Peacock Center                                          08/21/2002              B.J.'s Liquors
      37       Nabisco Warehouse & Distribution Complex
------------------------------------------------------------------------------------------------------------------------------------
      38       Ballenger Creek Plaza                                   06/30/2007              Enchanted Child Care of Fred
      39       Bishop's Corner West                                    07/31/2001              The Big Party
      40       Montgomery Commons                                      08/31/2009              Shoe Carnival
      41       Winchester Marketplace                                  12/31/2018              Kinko's Copies
      42       Cap Senior - Atrium of Carmichael
------------------------------------------------------------------------------------------------------------------------------------
      43       La Paz Apartments
      44       The Atria at Hillcrest                                  09/30/2005              New York Hospital Center
      45       Citizens Trust Company Bldg.                            01/31/2005              Deleware Bank Card
      46       229-233 Seventh Street                                  02/01/2004              Spellman & Walsh
      47       Woodbridge Village Apartments
------------------------------------------------------------------------------------------------------------------------------------
      48       Mooresville Festival Shopping Center                    05/24/2013              Barron's Factory Showroom
      49       901 Hugh Wallis Road (BellSouth Building)
      50       800 North Pearl                                         03/31/2004              The American Red Cross
      51       Town North Shopping Center                              09/28/2008              The Black Eye Pea
      52       Route 7 Commerce Center                                 08/31/2004              Bell Atlantic
------------------------------------------------------------------------------------------------------------------------------------
      53       Post Road Plaza                                         03/31/2006              Boston Farmer's Market
      54       Chapel Wood Apartments
      55       Enterprise Park                                         03/31/2000              T. E. Golf, Inc.
      56       Marion Ridge Apartments
      57       Orica North                                             08/31/2006              Noonoo Rug Co., Inc.
------------------------------------------------------------------------------------------------------------------------------------
      58       Torrance Tech Park                                      09/30/2001              United States of America, GSA
      59       2720 Dupont Commerce Center                             12/31/2003              IBM
      60       Towne Center at Brookhill                               01/31/2008              Mattress King
      61       Oradell Medical Plaza                                   08/31/2008              Magnetes Inc. (I Med. Space)
      62       River Drive
------------------------------------------------------------------------------------------------------------------------------------
      63       The Joseph Cory Warehouse                               07/31/2001
      64       Horizons Office Bldg                                    06/30/2005              North American Tel-Com DBA Orius
      65       Inwood Oaks Apartments
      66       Holiday Inn Express - Kinder
      67       Bernard Court Shopping Center                           11/30/2004              Shoe Carnival, Inc.
------------------------------------------------------------------------------------------------------------------------------------
      68       Oakwood Apartments
      69       Holiday Inn
      70       Foxcroft Village MHP
      71       Heron Walk
      72       17 Corporate Plaza Office Building                      12/31/2002              The Summit Real Estate Group
------------------------------------------------------------------------------------------------------------------------------------
      73       Westlake Office Building
      74       Fiesta Travel Trailer Resort
      75       Cap Senior - Crosswood Oaks
      76       Carlyle Crossing
      77       GSE Building
------------------------------------------------------------------------------------------------------------------------------------
      78       680 Arthur Kill Road                                    11/30/2007              Preferred Auto
      79       Hampton Inn - Carlisle
      80       Ironwood Plaza                                          06/30/2007              Interstate Brands/Hostess
      81       Hudson View/Willa View Apartments
     81a       Hudson View Apartments                                  10/31/2008              M & S Frontline
------------------------------------------------------------------------------------------------------------------------------------
     81b       Willa View Apartments                                   02/28/2002              Dawn Ministries
      82       Parkview Estates
      83       Wallace Crossing Shopping Center                        03/31/2010              Rent A Center
      84       Palomar Village                                         09/30/2000              Wholesale R US
      85       Stanton Oaks Shopping Center                            05/31/2005              Leslie's Swimming Pool
------------------------------------------------------------------------------------------------------------------------------------
      86       West Pointe Shopping Center                             04/28/2013              On Cue, Inc.
      87       Four Seasons Business Park VI,Buildings 1, 2, and 3     01/15/2002              Inter Resources, Inc.
      88       Littlefield Mall                                        11/30/2000              Littlefield Market
      89       Highlands Retail Center                                 02/28/2009              Colters
      90       Northwend Shopping Center                               02/06/2002              Action TV & Appliance
------------------------------------------------------------------------------------------------------------------------------------
      91       151 West 25th Street                                    01/31/2001              STD Brick Realty
      92       La Croix Court Apartments
      93       Everglades Apartments
      94       Plaza Building                                          04/30/2004              Dale Architects
      95       Sycamore Green Apartments
------------------------------------------------------------------------------------------------------------------------------------
      96       Crystal Inn - Logan
      97       Valley Plaza Shopping Center                            02/28/2006              Dress Barn
      98       La Palma Corporate Park (Buildings 4-8)                 05/23/2002              Empire Maintenance
      99       Hampton Inn - Selinsgrove
     100       Mid America Business Park II                            08/31/2008
------------------------------------------------------------------------------------------------------------------------------------
     101       UNOVA Industrial Building
     102       South Pointe Shopping Center                            01/31/2004              Hibbett Sporting Goods
     103       Walgreens - Dallas, TX
     104       Cambridge Place Apartments
     105       Willow Creek Apartments
------------------------------------------------------------------------------------------------------------------------------------
     106       Merchant's Village                                      01/31/2001              Funtime Pizza
     107       Federal Express Buildings
     107a      Federal Express Building 1
     107b      Federal Express Building 2
     108       Santiago Parkside Estates
------------------------------------------------------------------------------------------------------------------------------------
     109       Suni Sands RV Resort
     110       Clay Commons Shopping Center                            04/30/2000              West Coast Entertainment
     111       Gold Coast Strip Center                                 04/03/2003              Antiques & Design Center of Manhasset
     112       CVS - Baltimore, MD
     113       Plaza Verdugo Medical Center                            02/28/2002              K. Weber
------------------------------------------------------------------------------------------------------------------------------------
     114       Oakridge Estates,Decatur and Valley View MHPs
     115       La Palma Corporate Park (Buildings 2 & 3)               05/31/2001              Forever Living Products
     116       Tarponaire Mobile Resort
     117       One Park Place                                          10/31/2001              Social Security
     118       Lake Creek Crossing Shopping Center                     05/31/2003              Pizza Hut
------------------------------------------------------------------------------------------------------------------------------------
     119       275 Broome Industrial Parkway (Dick's)
     120       Sundowner, Country Villa and Melrose MHP's
     120a      Melrose RV Park
     120b      Sundowner & Country Villa MHP
     121       Comfort Inn - Harrisburg
------------------------------------------------------------------------------------------------------------------------------------
     122       Westway Office Park                                     08/28/2004              Fashion Tree
     123       54 Regional Drive                                       08/31/2001
     124       2044 Ocean Avenue                                       09/30/2002              Triple A Empire Medical Corp.
     125       The Whitney Hotel
     126       Office Max-Morristown
------------------------------------------------------------------------------------------------------------------------------------
     127       Sun Lake Estates Mobile Home Park
     128       Crestwood Village MHP
     129       CVS - Enfield, CT
     130       Deserama Mobile Ranch
     131       The Barons Apartments
------------------------------------------------------------------------------------------------------------------------------------
     132       August Manor Apartments
     133       426 West Broadway                                       09/30/2008
     134       Walnut Hill Apartments
     135       Chesterfield Commons Shopping Center                    01/31/2002              Shoe Show
     136       714 Lexington Avenue                                    08/31/2003              Lexingto Avenue Beauty Center
------------------------------------------------------------------------------------------------------------------------------------
     137       Apache Gardens Mobile Home Park
     138       Ingram Oaks
     139       Wayne Garden Apartments
     140       CVS - Hinckley, OH
     141       Hilltop Square Shopping Center                          02/28/2004              Monarch Dental
------------------------------------------------------------------------------------------------------------------------------------
     142       CVS - Elberton, GA
     143       Interlachen Shopping Center                             10/05/2006              Dollar General
     144       509 East Sixth Street
     145       67th & Bell                                             03/31/2006              Oreck Home Care LLC
     146       Oakhill Family Park
------------------------------------------------------------------------------------------------------------------------------------
     147       Capri Villas Apartments
     148       Pine Meadows Apartments
     149       University Home Mobile Home Park
     150       Full Sail Live
     151       Crescent City Shopping Center                                37621              Lakeside Family Center
------------------------------------------------------------------------------------------------------------------------------------
     152       Town Square Apartments
     153       Arbor I
     154       Summitwood Apartments
     155       Shady Rest Mobile Home and RV Park
     156       Bangs MHP
------------------------------------------------------------------------------------------------------------------------------------
     157       San Vicente Shopping Center                             01/01/2001              Cycle Scene
     158       Las Brisas Apartments
     159       Malibu Court
     160       Camelback West Plaza                                    06/30/2001              Dollar Store
     161       Main Place Apartments
------------------------------------------------------------------------------------------------------------------------------------
     162       The 1940 Building                                       06/19/2001              Back In Action Chiropractic Clinic
     163       Canal Studios                                           02/28/2006              HP Supplies
     164       Westgate Shopping Center                                12/31/2002              In Home Medical
     165       Liberty Place Professional Building                     07/31/2000              Thomas Falasca, D.O.
     166       Grant Square
------------------------------------------------------------------------------------------------------------------------------------
     167       Post Oak Manor
     168       South Grand Apartments
     169       AAA Mini-Storage
     170       Welsh Gardens
     171       Wellwood Manor
------------------------------------------------------------------------------------------------------------------------------------
     172       Hickory Point MHP
     173       Creekside Mobile Home Park
     174       10 Parker Street
     175       38th Street Apartments
     176       West Village II Ltd.
------------------------------------------------------------------------------------------------------------------------------------
     177       The Janwood Apartments
     178       Apartments 22
     179       West Village Ltd.
     180       Hillcrest Apartments
     181       East Wind Apartments
------------------------------------------------------------------------------------------------------------------------------------
     182       University Village Apartments
     183       Minden Square Apartments
     184       Park Villa Apartments
     185       263 Genesee Street                                      06/30/2000              USA
     186       Rio Vista Apartments
------------------------------------------------------------------------------------------------------------------------------------
     187       Oak Park Apartments
     188       166 Jewett Avenue
     189       14 Kensington Avenue
     190       Zabriskie Arms Condominium

                                                                    3rd Largest        3rd Largest
                                                                    Tenant Area          Leased
 Control No.   Property Name                                       Lease (Sq. Ft.)      Exp. Date     Control No.
=================================================================================================================

      1        Cherry Creek Mall                                        101,184         08/15/2010          1
      2        Annapolis Mall                                           147,282         11/07/2002          2
      3        Westfield Portfolio                                                                          3
      3a       Downtown Plaza                                           171,000         10/31/2003         3a
      3b       Eastland Shopping Center                                  79,800         01/31/2006         3b
-----------------------------------------------------------------------------------------------------------------
      4        Sangertown Square                                        139,634         01/31/2006          4
      5        Southern Company Center                                   38,850         09/30/2008          5
      6        Metro Plaza Shopping Center                               40,000         11/30/2015          6
      7        Deposit Guaranty Plaza                                    32,074         06/30/2000          7
      8        Cedarbrook Corporate Center Building 5                    22,738         06/30/2009          8
-----------------------------------------------------------------------------------------------------------------
      9        2 and 4 Gannett Drive                                     22,115         10/31/2002          9
      10       New Media & Arts Center                                   24,200         04/30/2008         10
      11       Pepper Square Shopping Center                             11,020         12/30/2005         11
      12       Pinewood Chase Apartments                                                                   12
      13       Eagle Rock                                                13,611         01/31/2009         13
-----------------------------------------------------------------------------------------------------------------
      14       Deposit Guaranty Tower & Building                                                           14
     14a       Deposit Guaranty Tower                                    17,410         02/28/2000         14a
     14b       Deposit Guaranty Building                                  7,694         06/30/2000         14b
      15       Park Place Apartments                                                                       15
      16       Plaza at the Pointe                                       18,000         04/01/2006         16
-----------------------------------------------------------------------------------------------------------------
      17       Stop & Shop - Meriden, CT                                                                   17
      18       205-11 Montague Street                                     9,700         08/31/2012         18
      19       Reisterstown Square Apartments                                                              19
      20       Five Points Plaza                                                                           20
      21       SecurCare Boulder Portfolio                                                                 21
-----------------------------------------------------------------------------------------------------------------
     21a       5815 Arapahoe Road (SecurCare #501)                                                         21a
     21b       6405 & 6515 Odell Place (SecurCare #503 & #505)                                             21b
     21c       6338 Arapahoe Road (SecurCare #502)                                                         21c
     21d       4667 Broadway (SecurCare #504)                                                              21d
      22       Speedway Plaza                                             4,400         01/31/2004         22
-----------------------------------------------------------------------------------------------------------------
      23       River Oaks West Shopping Center                           33,484         09/30/2001         23
      24       Deposit Guaranty - Building                                9,054         06/01/2009         24
      25       Best Western Carmel Mission Inn                                                             25
      26       Grammercy Parc Apartments                                                                   26
      27       Foshay Tower                                               5,454         01/31/2003         27
-----------------------------------------------------------------------------------------------------------------
      28       Forestdale Apartments                                                                       28
      29       Whispering Oaks Apartments                                                                  29
      30       Scarbrough Building                                       10,120         02/28/2009         30
      31       Central Forest Shopping Center                             4,500         10/31/2001         31
      32       Wellington Country Plaza                                   7,200         02/28/2003         32
-----------------------------------------------------------------------------------------------------------------
      33       Littlefield Building                                       8,181         11/30/2006         33
      34       Timberlyne Shopping Center                                 9,600         09/30/2008         34
      35       29 West 35th Street                                        6,595         01/31/2007         35
      36       Peacock Center                                             2,400         06/30/2002         36
      37       Nabisco Warehouse & Distribution Complex                                                    37
-----------------------------------------------------------------------------------------------------------------
      38       Ballenger Creek Plaza                                      6,415         07/31/2007         38
      39       Bishop's Corner West                                       9,774         12/31/2005         39
      40       Montgomery Commons                                        12,000         01/31/2010         40
      41       Winchester Marketplace                                     6,520         05/31/2004         41
      42       Cap Senior - Atrium of Carmichael                                                           42
-----------------------------------------------------------------------------------------------------------------
      43       La Paz Apartments                                                                           43
      44       The Atria at Hillcrest                                     3,000         01/31/2005         44
      45       Citizens Trust Company Bldg.                              10,920         09/30/2001         45
      46       229-233 Seventh Street                                     6,486         04/01/2004         46
      47       Woodbridge Village Apartments                                                               47
-----------------------------------------------------------------------------------------------------------------
      48       Mooresville Festival Shopping Center                      14,736         04/30/2001         48
      49       901 Hugh Wallis Road (BellSouth Building)                                                   49
      50       800 North Pearl                                            9,000         01/31/2009         50
      51       Town North Shopping Center                                 5,922         11/30/2004         51
      52       Route 7 Commerce Center                                    8,100         08/31/2004         52
-----------------------------------------------------------------------------------------------------------------
      53       Post Road Plaza                                            3,116         05/31/2008         53
      54       Chapel Wood Apartments                                                                      54
      55       Enterprise Park                                            5,681         03/31/2000         55
      56       Marion Ridge Apartments                                                                     56
      57       Orica North                                               24,108         08/31/2006         57
-----------------------------------------------------------------------------------------------------------------
      58       Torrance Tech Park                                         6,799         06/30/2002         58
      59       2720 Dupont Commerce Center                                4,410         11/30/2004         59
      60       Towne Center at Brookhill                                  9,850         11/30/2003         60
      61       Oradell Medical Plaza                                      8,019         08/31/2007         61
      62       River Drive                                                                                 62
-----------------------------------------------------------------------------------------------------------------
      63       The Joseph Cory Warehouse                                                                   63
      64       Horizons Office Bldg                                       6,712         11/19/2003         64
      65       Inwood Oaks Apartments                                                                      65
      66       Holiday Inn Express - Kinder                                                                66
      67       Bernard Court Shopping Center                             12,028         01/31/2009         67
-----------------------------------------------------------------------------------------------------------------
      68       Oakwood Apartments                                                                          68
      69       Holiday Inn                                                                                 69
      70       Foxcroft Village MHP                                                                        70
      71       Heron Walk                                                                                  71
      72       17 Corporate Plaza Office Building                         6,337         09/30/2000         72
-----------------------------------------------------------------------------------------------------------------
      73       Westlake Office Building                                                                    73
      74       Fiesta Travel Trailer Resort                                                                74
      75       Cap Senior - Crosswood Oaks                                                                 75
      76       Carlyle Crossing                                                                            76
      77       GSE Building                                                                                77
-----------------------------------------------------------------------------------------------------------------
      78       680 Arthur Kill Road                                       3,000         04/30/2017         78
      79       Hampton Inn - Carlisle                                                                      79
      80       Ironwood Plaza                                             3,200         02/28/2005         80
      81       Hudson View/Willa View Apartments                                                           81
     81a       Hudson View Apartments                                     1,000         01/31/2010         81a
-----------------------------------------------------------------------------------------------------------------
     81b       Willa View Apartments                                        500         05/31/2001         81b
      82       Parkview Estates                                                                            82
      83       Wallace Crossing Shopping Center                           4,200         08/31/2004         83
      84       Palomar Village                                            4,266         08/23/2001         84
      85       Stanton Oaks Shopping Center                               3,980         10/31/2002         85
-----------------------------------------------------------------------------------------------------------------
      86       West Pointe Shopping Center                                5,000         01/31/2004         86
      87       Four Seasons Business Park VI,Buildings 1, 2, and 3        5,500         08/31/2003         87
      88       Littlefield Mall                                           3,240         02/28/2009         88
      89       Highlands Retail Center                                    4,078         11/30/2014         89
      90       Northwend Shopping Center                                  4,120         05/31/2004         90
-----------------------------------------------------------------------------------------------------------------
      91       151 West 25th Street                                       6,000         04/30/2005         91
      92       La Croix Court Apartments                                                                   92
      93       Everglades Apartments                                                                       93
      94       Plaza Building                                             7,005         05/31/2002         94
      95       Sycamore Green Apartments                                                                   95
-----------------------------------------------------------------------------------------------------------------
      96       Crystal Inn - Logan                                                                         96
      97       Valley Plaza Shopping Center                               4,500         06/30/2002         97
      98       La Palma Corporate Park (Buildings 4-8)                    3,988         12/31/2004         98
      99       Hampton Inn - Selinsgrove                                                                   99
     100       Mid America Business Park II                                                                100
-----------------------------------------------------------------------------------------------------------------
     101       UNOVA Industrial Building                                                                   101
     102       South Pointe Shopping Center                               5,000         10/31/2003         102
     103       Walgreens - Dallas, TX                                                                      103
     104       Cambridge Place Apartments                                                                  104
     105       Willow Creek Apartments                                                                     105
-----------------------------------------------------------------------------------------------------------------
     106       Merchant's Village                                         3,080         07/31/2001         106
     107       Federal Express Buildings                                                                   107
     107a      Federal Express Building 1                                                                 107a
     107b      Federal Express Building 2                                                                 107b
     108       Santiago Parkside Estates                                                                   108
-----------------------------------------------------------------------------------------------------------------
     109       Suni Sands RV Resort                                                                        109
     110       Clay Commons Shopping Center                               5,000         02/01/2002         110
     111       Gold Coast Strip Center                                    2,400         07/31/2005         111
     112       CVS - Baltimore, MD                                                                         112
     113       Plaza Verdugo Medical Center                               2,503         06/30/2000         113
-----------------------------------------------------------------------------------------------------------------
     114       Oakridge Estates,Decatur and Valley View MHPs                                               114
     115       La Palma Corporate Park (Buildings 2 & 3)                  6,017         12/01/2002         115
     116       Tarponaire Mobile Resort                                                                    116
     117       One Park Place                                             5,633         09/06/2004         117
     118       Lake Creek Crossing Shopping Center                        4,200         12/31/2000         118
-----------------------------------------------------------------------------------------------------------------
     119       275 Broome Industrial Parkway (Dick's)                                                      119
     120       Sundowner, Country Villa and Melrose MHP's                                                  120
     120a      Melrose RV Park                                                                            120a
     120b      Sundowner & Country Villa MHP                                                              120b
     121       Comfort Inn - Harrisburg                                                                    121
-----------------------------------------------------------------------------------------------------------------
     122       Westway Office Park                                        7,350         03/31/2002         122
     123       54 Regional Drive                                                                           123
     124       2044 Ocean Avenue                                          2,612         04/30/2000         124
     125       The Whitney Hotel                                                                           125
     126       Office Max-Morristown                                                                       126
-----------------------------------------------------------------------------------------------------------------
     127       Sun Lake Estates Mobile Home Park                                                           127
     128       Crestwood Village MHP                                                                       128
     129       CVS - Enfield, CT                                                                           129
     130       Deserama Mobile Ranch                                                                       130
     131       The Barons Apartments                                                                       131
-----------------------------------------------------------------------------------------------------------------
     132       August Manor Apartments                                                                     132
     133       426 West Broadway                                                                           133
     134       Walnut Hill Apartments                                                                      134
     135       Chesterfield Commons Shopping Center                       2,800         08/31/2000         135
     136       714 Lexington Avenue                                         920         10/31/2008         136
-----------------------------------------------------------------------------------------------------------------
     137       Apache Gardens Mobile Home Park                                                             137
     138       Ingram Oaks                                                                                 138
     139       Wayne Garden Apartments                                                                     139
     140       CVS - Hinckley, OH                                                                          140
     141       Hilltop Square Shopping Center                             3,902         11/30/2003         141
-----------------------------------------------------------------------------------------------------------------
     142       CVS - Elberton, GA                                                                          142
     143       Interlachen Shopping Center                                5,400         04/27/2003         143
     144       509 East Sixth Street                                                                       144
     145       67th & Bell                                                1,991         05/31/2004         145
     146       Oakhill Family Park                                                                         146
-----------------------------------------------------------------------------------------------------------------
     147       Capri Villas Apartments                                                                     147
     148       Pine Meadows Apartments                                                                     148
     149       University Home Mobile Home Park                                                            149
     150       Full Sail Live                                                                              150
     151       Crescent City Shopping Center                               3465              37437         151
-----------------------------------------------------------------------------------------------------------------
     152       Town Square Apartments                                                                      152
     153       Arbor I                                                                                     153
     154       Summitwood Apartments                                                                       154
     155       Shady Rest Mobile Home and RV Park                                                          155
     156       Bangs MHP                                                                                   156
-----------------------------------------------------------------------------------------------------------------
     157       San Vicente Shopping Center                                1,700         05/14/2004         157
     158       Las Brisas Apartments                                                                       158
     159       Malibu Court                                                                                159
     160       Camelback West Plaza                                       3,360         09/30/2000         160
     161       Main Place Apartments                                                                       161
-----------------------------------------------------------------------------------------------------------------
     162       The 1940 Building                                          1,300         04/14/2003         162
     163       Canal Studios                                              6,920         06/30/2004         163
     164       Westgate Shopping Center                                   3,516         08/31/2001         164
     165       Liberty Place Professional Building                        2,774         07/31/2001         165
     166       Grant Square                                                                                166
-----------------------------------------------------------------------------------------------------------------
     167       Post Oak Manor                                                                              167
     168       South Grand Apartments                                                                      168
     169       AAA Mini-Storage                                                                            169
     170       Welsh Gardens                                                                               170
     171       Wellwood Manor                                                                              171
-----------------------------------------------------------------------------------------------------------------
     172       Hickory Point MHP                                                                           172
     173       Creekside Mobile Home Park                                                                  173
     174       10 Parker Street                                                                            174
     175       38th Street Apartments                                                                      175
     176       West Village II Ltd.                                                                        176
-----------------------------------------------------------------------------------------------------------------
     177       The Janwood Apartments                                                                      177
     178       Apartments 22                                                                               178
     179       West Village Ltd.                                                                           179
     180       Hillcrest Apartments                                                                        180
     181       East Wind Apartments                                                                        181
-----------------------------------------------------------------------------------------------------------------
     182       University Village Apartments                                                               182
     183       Minden Square Apartments                                                                    183
     184       Park Villa Apartments                                                                       184
     185       263 Genesee Street                                         1,377         06/30/2000         185
     186       Rio Vista Apartments                                                                        186
-----------------------------------------------------------------------------------------------------------------
     187       Oak Park Apartments                                                                         187
     188       166 Jewett Avenue                                                                           188
     189       14 Kensington Avenue                                                                        189
     190       Zabriskie Arms Condominium                                                                  190

* The related Mortgage Loan consists of two (2) components. The annual rate shown above is intended to reflect a weighted average of the fixed annual rates at which interest is to accrue on those components. One of those components will accrue at the rate above. The rate on the other component has not been established, but it will be at least as high as the rate shown above. For purposes of this preliminary Prospectus Supplement, that second component is assumed to accrue at the rate shown above.

                                                                   Original        Remaining
Control                                                          Interest-Only    Interest-Only   Amortization         Cut-Off Date
  No.           Property Name                                   Periods (months) Period (months)      Type              Balance ($)
====================================================================================================================================
   1     Cherry Creek Mall                                            60              53              ARD               148,497,918
   2     Annapolis Mall                                                                               ARD               123,031,572
   3     Westfield Portfolio                                                                          ARD                99,000,000
   4     Sangertown Square                                                                            ARD                62,145,749
   5     Southern Company Center                                                                      Balloon            36,312,585
   6     Metro Plaza Shopping Center                                                                  Balloon            26,465,784
   7     Deposit Guaranty Plaza                                                                       ARD                25,734,101
   8     Cedarbrook Corporate Center Building 5                                                       ARD                22,981,466
   9     2 and 4 Gannett Drive                                                                        ARD                20,474,697
  10     New Media & Arts Center                                                                      ARD                18,979,929
  11     Pepper Square Shopping Center                                                                ARD                17,885,854
  12     Pinewood Chase Apartments                                                                    Balloon            16,921,155
  13     Eagle Rock                                                                                   ARD                16,810,983
  14     Deposit Guaranty Tower & Building                                                            ARD                16,557,600
  15     Park Place Apartments                                                                        Balloon            14,780,773
  16     Plaza at the Pointe                                                                          Balloon            14,352,260
  17     Stop & Shop - Meriden, CT                                                                    Fully Amortizing   14,300,000
  18     205-11 Montague Street                                                                       Balloon            13,706,333
  19     Reisterstown Square Apartments                                                               ARD                13,484,026
  20     Five Points Plaza                                                                            Balloon            13,303,004
  21     SecurCare Boulder Portfolio                                                                  Balloon            13,054,504
  22     Speedway Plaza                                                                               Balloon            12,778,555
  23     River Oaks West Shopping Center                                                              Balloon            12,320,310
  24     Deposit Guaranty - Building                                                                  ARD                11,969,349
  25     Best Western Carmel Mission Inn                                                              Balloon            11,370,971
  26     Grammercy Parc Apartments                                                                    Balloon            10,880,192
  27     Foshay Tower                                                                                 Balloon            10,691,214
  28     Forestdale Apartments                                                                        Balloon            10,674,271
  29     Whispering Oaks Apartments                                                                   ARD                10,242,053
  30     Scarbrough Building                                                                          ARD                 9,737,411
  31     Central Forest Shopping Center                                                               ARD                 9,592,373
  32     Wellington Country Plaza                                                                     Balloon             9,586,541
  33     Littlefield Building                                                                         ARD                 9,113,218
  34     Timberlyne Shopping Center                                                                   Balloon             8,958,479
  35     29 West 35th Street                                                                          ARD                 8,837,865
  36     Peacock Center                                                                               Balloon             8,808,628
  37     Nabisco Warehouse & Distribution Complex                                                     ARD                 8,717,860
  38     Ballenger Creek Plaza                                                                        Balloon             8,659,330
  39     Bishop's Corner West                                                                         Balloon             8,239,585
  40     Montgomery Commons                                                                           Balloon             8,090,125
  41     Winchester Marketplace                                                                       Balloon             8,076,324
  42     Cap Senior - Atrium of Carmichael                                                            Balloon             7,804,893
  43     La Paz Apartments                                                                            Balloon             7,743,460
  44     The Atria at Hillcrest                                                                       Balloon             7,215,478
  45     Citizens Trust Company Bldg.                                                                 ARD                 6,892,003
  46     229-233 Seventh Street                                                                       Balloon             6,600,000
  47     Woodbridge Village Apartments                                                                Balloon             6,522,236
  48     Mooresville Festival Shopping Center                        120              118             ARD                 6,516,000
  49     901 Hugh Wallis Road (BellSouth Building)                                                    Balloon             5,962,636
  50     800 North Pearl                                                                              Balloon             5,961,556
  51     Town North Shopping Center                                                                   ARD                 5,895,387
  52     Route 7 Commerce Center                                                                      Balloon             5,647,057
  53     Post Road Plaza                                                                              Balloon             5,644,885
  54     Chapel Wood Apartments                                                                       ARD                 5,493,295
  55     Enterprise Park                                                                              Balloon             5,485,288
  56     Marion Ridge Apartments                                                                      Balloon             5,437,048
  57     Orica North                                                                                  Balloon             5,340,674
  58     Torrance Tech Park                                                                           Balloon             5,315,627
  59     2720 Dupont Commerce Center                                                                  Balloon             5,094,058
  60     Towne Center at Brookhill                                                                    Balloon             5,085,725
  61     Oradell Medical Plaza                                                                        Balloon             5,021,858
  62     River Drive                                                                                  Balloon             4,989,922
  63     The Joseph Cory Warehouse                                                                    Balloon             4,958,999
  64     Horizons Office Bldg                                                                         Balloon             4,744,393

                                                                                                                       Original
                                                                                                            Mortgage  Amortization
Control                                                Monthly   Balloon/ ARD                                 Rate        Term
  No.           Property Name                          P&I ($)    Balance ($)      ARD          Maturity      (%)       (months)
====================================================================================================================================
   1     Cherry Creek Mall                            1,143,861   143,833,462    8/11/2006      8/11/2029    7.680        300
   2     Annapolis Mall                                 931,505   108,594,602   12/11/2009     12/11/2029    8.177        360
   3     Westfield Portfolio                            755,861    86,266,106   12/11/2009     12/11/2029    8.177        360
   4     Sangertown Square                              499,803    55,433,396    12/1/2009      12/1/2029    8.820        360
   5     Southern Company Center                        261,923    32,468,424                    7/1/2009    7.770        360
   6     Metro Plaza Shopping Center                    198,155    23,812,664                    1/1/2010    8.200        360
   7     Deposit Guaranty Plaza                         199,295    23,376,468    10/6/2009      10/6/2029    8.550        360
   8     Cedarbrook Corporate Center Building 5         183,246    20,986,353    2/11/2010      2/11/2030    8.890        360
   9     2 and 4 Gannett Drive                          156,466    18,514,878    1/11/2010      1/11/2030    8.420        360
  10     New Media & Arts Center                        155,208    17,444,904    1/11/2010      1/11/2030    9.170        360
  11     Pepper Square Shopping Center                  144,930    16,396,086    2/11/2010      2/11/2030    9.070        360
  12     Pinewood Chase Apartments                      124,148    15,192,750                   7/10/2009    7.950        360
  13     Eagle Rock                                     125,650    15,127,102   12/11/2009     12/11/2029    8.177        360
  14     Deposit Guaranty Tower & Building              128,228    15,040,674    10/6/2009      10/6/2029    8.550        360
  15     Park Place Apartments                          110,356    13,879,301                    1/1/2007    8.170        360
  16     Plaza at the Pointe                            111,041    13,023,655                  12/11/2009    8.550        360
  17     Stop & Shop - Meriden, CT                      125,551             -                    3/1/2020    8.660        240
  18     205-11 Montague Street                         106,213    12,456,279                   9/11/2009    8.550        360
  19     Reisterstown Square Apartments                 105,002    12,249,267    1/11/2010      1/11/2030    8.625        360
  20     Five Points Plaza                               95,955    11,894,708                    7/1/2009    7.770        360
  21     SecurCare Boulder Portfolio                    108,235    12,299,430                   11/1/2004    8.810        300
  22     Speedway Plaza                                  96,522    11,528,365                   12/1/2009    8.290        360
  23     River Oaks West Shopping Center                106,922     8,352,505                    7/1/2010    8.330        240
  24     Deposit Guaranty - Building                     92,695    10,872,775    10/6/2009      10/6/2029    8.550        360
  25     Best Western Carmel Mission Inn                 93,957    10,318,848                   12/1/2006    8.780        300
  26     Grammercy Parc Apartments                       79,677     9,741,032                   12/1/2009    7.960        360
  27     Foshay Tower                                    83,948     9,727,000                    2/1/2010    8.720        360
  28     Forestdale Apartments                           79,560     9,601,821                   11/1/2009    8.140        360
  29     Whispering Oaks Apartments                      84,324     9,424,496     2/6/2010       2/6/2030    9.250        360
  30     Scarbrough Building                             72,906     9,357,875     1/1/2005       1/1/2030    8.200        360
  31     Central Forest Shopping Center                  77,382     8,784,063    2/11/2010      2/11/2030    9.020        360
  32     Wellington Country Plaza                        76,474     9,173,350                    1/1/2005    8.720        336
  33     Littlefield Building                            68,233     8,758,011     1/1/2005       1/1/2030    8.200        360
  34     Timberlyne Shopping Center                      65,851     8,047,091                    7/1/2009    7.970        360
  35     29 West 35th Street                             70,407     8,068,872    2/11/2010      2/11/2030    8.880        360
  36     Peacock Center                                  61,759     7,816,686                    8/6/2009    7.480        360
  37     Nabisco Warehouse & Distribution Complex        68,640     7,936,838    2/11/2010      2/11/2030    8.750        360
  38     Ballenger Creek Plaza                           60,713     7,684,200                    8/6/2009    7.480        360
  39     Bishop's Corner West                            62,328     7,432,327                    1/1/2010    8.310        360
  40     Montgomery Commons                              62,167     7,325,623                    1/1/2010    8.480        360
  41     Winchester Marketplace                          59,604     7,251,158                   10/6/2009    8.030        360
  42     Cap Senior - Atrium of Carmichael               61,631     6,508,297                    9/1/2009    8.200        300
  43     La Paz Apartments                               59,481     7,299,988                    2/1/2007    8.480        360
  44     The Atria at Hillcrest                          52,442     6,463,597                   7/11/2009    7.850        360
  45     Citizens Trust Company Bldg.                    54,159     6,274,660    1/11/2010      1/11/2030    8.725        360
  46     229-233 Seventh Street                          53,153     6,382,573                    3/1/2005    9.010        360
  47     Woodbridge Village Apartments                   47,492     5,842,024                    8/6/2009    7.875        360
  48     Mooresville Festival Shopping Center            45,150     6,516,000    1/11/2010      1/11/2030    8.315         0
  49     901 Hugh Wallis Road (BellSouth Building)        Step*     2,122,184                    1/1/2010    8.110        154
  50     800 North Pearl                                 47,628     4,993,922                    8/1/2009    8.330        300
  51     Town North Shopping Center                      48,196     5,415,743    2/11/2010      2/11/2030    9.170        360
  52     Route 7 Commerce Center                         43,254     5,109,404                   1/11/2010    8.445        360
  53     Post Road Plaza                                 45,693     5,175,828                   1/11/2010    9.055        360
  54     Chapel Wood Apartments                          42,212     4,974,188    1/11/2010      1/11/2030    8.480        360
  55     Enterprise Park                                 41,804     5,174,183                  10/11/2006    8.375        360
  56     Marion Ridge Apartments                         40,714     4,896,383                   11/1/2009    8.190        360
  57     Orica North                                     39,742     4,800,512                   12/1/2009    8.130        360
  58     Torrance Tech Park                              41,701     5,130,813                    2/1/2005    8.710        360
  59     2720 Dupont Commerce Center                     39,940     4,635,228                    1/1/2010    8.700        360
  60     Towne Center at Brookhill                       38,135     4,583,908                   10/1/2009    8.200        360
  61     Oradell Medical Plaza                           37,496     4,532,194                    5/1/2009    8.125        360
  62     River Drive                                     39,782     4,562,059                  11/11/2009    8.875        360
  63     The Joseph Cory Warehouse                       38,253     4,501,821                   9/11/2009    8.500        360
  64     Horizons Office Bldg                            38,858     3,990,759                    2/1/2010    8.690        300

                                                                   Remaining     Remaining                               Scheduled
                                                                  term to ARD     Lockout                                Maturity or
Control                                               Seasoning   or Maturity     Period    Cut-off Date  Cut-off Date    ARD Date
  No.           Property Name                          (months)    (months)      (months)     DSCR (x)       LTV (%)      LTV (%)
====================================================================================================================================
   1     Cherry Creek Mall                                 7          77            24          1.71           47.6         46.1
   2     Annapolis Mall                                    3          117           33          1.51           58.3         51.4
   3     Westfield Portfolio                               3          117           33          1.87           43.0         37.5
   4     Sangertown Square                                 3          117           24          1.76           40.9         36.5
   5     Southern Company Center                           8          112           28          1.25           74.1         66.3
   6     Metro Plaza Shopping Center                       2          118           46          1.22           76.7         69.0
   7     Deposit Guaranty Plaza                            5          115           31          1.28           74.5         67.7
   8     Cedarbrook Corporate Center Building 5            1          119           47          1.35           55.6         50.8
   9     2 and 4 Gannett Drive                             2          118           34          1.28           68.5         61.9
  10     New Media & Arts Center                           2          118           34          1.25           62.2         57.2
  11     Pepper Square Shopping Center                     1          119           35          1.23           71.5         65.6
  12     Pinewood Chase Apartments                         8          112           40          1.35           78.7         70.7
  13     Eagle Rock                                        3          117           33          1.78           56.2         50.6
  14     Deposit Guaranty Tower & Building                 5          115           31          1.34           61.1         55.5
  15     Park Place Apartments                             2          82            46          1.21           79.9         75.0
  16     Plaza at the Pointe                               3          117           33          1.22           72.5         65.8
  17     Stop & Shop - Meriden, CT                         0          240           48           NAP            NAP          NAP
  18     205-11 Montague Street                            6          114           30          1.27           63.2         57.4
  19     Reisterstown Square Apartments                    2          118           46          1.20           78.9         71.6
  20     Five Points Plaza                                 8          112           28          1.31           70.0         62.6
  21     SecurCare Boulder Portfolio                       4          56            44          1.30           73.3         69.1
  22     Speedway Plaza                                    3          117           45          1.26           77.9         70.3
  23     River Oaks West Shopping Center                   8          124           40          1.25           67.5         45.8
  24     Deposit Guaranty - Building                       5          115           31          1.32           73.9         67.1
  25     Best Western Carmel Mission Inn                   3          81            24          1.40           64.2         58.3
  26     Grammercy Parc Apartments                         3          117           45          1.21           76.3         68.3
  27     Foshay Tower                                      1          119           47          1.25           73.5         66.9
  28     Forestdale Apartments                             4          116           44          1.28           72.1         64.9
  29     Whispering Oaks Apartments                        1          119           35          1.37           64.8         59.6
  30     Scarbrough Building                               2          58            34          1.25           73.0         70.1
  31     Central Forest Shopping Center                    1          119           35          1.20           78.0         71.4
  32     Wellington Country Plaza                          2          58            46          1.29           73.7         70.6
  33     Littlefield Building                              2          58            34          1.26           70.4         67.7
  34     Timberlyne Shopping Center                        8          112           28          1.26           77.2         69.4
  35     29 West 35th Street                               1          119           24          1.26           71.9         65.6
  36     Peacock Center                                    7          113           29          1.34           78.6         69.8
  37     Nabisco Warehouse & Distribution Complex          1          119           47          1.20           77.0         70.1
  38     Ballenger Creek Plaza                             7          113           29          1.33           78.7         69.9
  39     Bishop's Corner West                              2          118           46          1.31           71.6         64.6
  40     Montgomery Commons                                2          118           46          1.20           79.2         71.7
  41     Winchester Marketplace                            5          115           43          1.35           74.2         66.6
  42     Cap Senior - Atrium of Carmichael                 6          114           24          1.25           74.0         61.7
  43     La Paz Apartments                                 1          83            47          1.20           77.4         73.0
  44     The Atria at Hillcrest                            8          112           28          1.35           72.9         65.3
  45     Citizens Trust Company Bldg.                      2          118           34          1.38           65.6         59.8
  46     229-233 Seventh Street                            0          60            24          1.25           68.0         65.8
  47     Woodbridge Village Apartments                     7          113           24          1.47           76.7         68.7
  48     Mooresville Festival Shopping Center              2          118           34          1.70           60.3         60.3
  49     901 Hugh Wallis Road (BellSouth Building)         2          118           24           NAP            NAP          NAP
  50     800 North Pearl                                   7          113           41          1.41           59.6         49.9
  51     Town North Shopping Center                        1          119           35          1.25           74.6         68.6
  52     Route 7 Commerce Center                           2          118           46          1.30           74.5         67.4
  53     Post Road Plaza                                   2          118           34          1.27           67.2         61.6
  54     Chapel Wood Apartments                            2          118           46          1.24           66.2         59.9
  55     Enterprise Park                                   5          79            55          1.38           70.8         66.8
  56     Marion Ridge Apartments                           4          116           44          1.29           71.5         64.4
  57     Orica North                                       3          117           45          1.50           65.9         59.3
  58     Torrance Tech Park                                1          59            47          1.27           73.8         71.3
  59     2720 Dupont Commerce Center                       2          118           46          1.25           72.8         66.2
  60     Towne Center at Brookhill                         5          115           43          1.31           74.8         67.4
  61     Oradell Medical Plaza                            10          110           38          1.33           76.1         68.7
  62     River Drive                                       4          116           32          1.40           71.3         65.2
  63     The Joseph Cory Warehouse                         6          114           30          1.43           59.0         53.6
  64     Horizons Office Bldg                              1          119           24          1.22           66.6         56.0


                                                                     Annex A-2-1


                                                                   Original        Remaining
Control                                                          Interest-Only    Interest-Only     Amortization        Cut-Off Date
  No.           Property Name                                   Periods (months) Period (months)        Type             Balance ($)
====================================================================================================================================
  65     Inwood Oaks Apartments                                                                       Balloon             4,496,010
  66     Holiday Inn Express - Kinder                                                                 Balloon             4,459,633
  67     Bernard Court Shopping Center                                                                Balloon             4,367,597
  68     Oakwood Apartments                                                                           Balloon             4,293,132
  69     Holiday Inn                                                                                  Balloon             4,174,272
  70     Foxcroft Village MHP                                                                         Balloon             4,150,000
  71     Heron Walk                                                                                   Balloon             4,114,800
  72     17 Corporate Plaza Office Building                                                           Balloon             4,108,491
  73     Westlake Office Building                                                                     Balloon             4,084,218
  74     Fiesta Travel Trailer Resort                                                                 Balloon             4,083,703
  75     Cap Senior - Crosswood Oaks                                                                  Balloon             4,066,498
  76     Carlyle Crossing                                                                             Balloon             4,046,396
  77     GSE Building                                                                                 Balloon             4,037,397
  78     680 Arthur Kill Road                                                                         Balloon             3,982,756
  79     Hampton Inn - Carlisle                                       18              18              Balloon             3,950,000
  80     Ironwood Plaza                                                                               Balloon             3,831,521
  81     Hudson View/Wila View Apartments                                                             Balloon             3,830,386
  82     Parkview Estates                                                                             ARD                 3,796,974
  83     Wallace Crossing Shopping Center                                                             Balloon             3,796,883
  84     Palomar Village                                                                              Balloon             3,749,824
  85     Stanton Oaks Shopping Center                                                                 ARD                 3,747,068
  86     West Pointe Shopping Center                                                                  Balloon             3,743,654
  87     Four Seasons Business Park VI,Buildings 1, 2, and 3                                          Balloon             3,740,132
  88     Littlefield Mall                                                                             ARD                 3,670,255
  89     Highlands Retail Center                                                                      Balloon             3,600,000
  90     Northwend Shopping Center                                                                    Balloon             3,591,286
  91     151 West 25th Street                                                                         ARD                 3,497,080
  92     La Croix Court Apartments                                                                    ARD                 3,495,640
  93     Everglades Apartments                                                                        Balloon             3,490,772
  94     Plaza Building                                                                               Balloon             3,428,051
  95     Sycamore Green Apartments                                                                    Balloon             3,397,199
  96     Crystal Inn - Logan                                                                          Balloon             3,383,169
  97     Valley Plaza Shopping Center                                120              118             ARD                 3,354,000
  98     La Palma Corporate Park (Buildings 4-8)                                                      Balloon             3,340,527
  99     Hampton Inn - Selinsgrove                                    18              18              Balloon             3,300,000
  100    Mid America Business Park II                                                                 Balloon             3,286,079
  101    UNOVA Industrial Building                                                                    Balloon             3,264,399
  102    South Pointe Shopping Center                                                                 Balloon             3,244,500
  103    Walgreens - Dallas, TX                                                                       Fully Amortizing    3,226,473
  104    Cambridge Place Apartments                                                                   Balloon             3,219,295
  105    Willow Creek Apartments                                                                      Balloon             3,189,380
  106    Merchant's Village                                                                           Balloon             3,144,656
  107    Federal Express Buildings                                                                    Balloon             3,107,793
  108    Santiago Parkside Estates                                                                    Balloon             3,067,545
  109    Suni Sands RV Resort                                                                         Balloon             2,994,923
  110    Clay Commons Shopping Center                                                                 Balloon             2,911,809
  111    Gold Coast Strip Center                                                                      Balloon             2,896,450
  112    CVS - Baltimore, MD                                                                          Fully Amortizing    2,844,376
  113    Plaza Verdugo Medical Center                                                                 Balloon             2,834,126
  114    Oakridge Estates,Decatur andValley View MHPs                                                 Balloon             2,796,811
  115    La Palma Corporate Park (Buildings 2 & 3)                                                    Balloon             2,642,506
  116    Tarponaire Mobile Resort                                                                     Balloon             2,597,351
  117    One Park Place                                                                               Balloon             2,597,047
  118    Lake Creek Crossing Shopping Center                                                          Balloon             2,507,153
  119    275 Broome Industrial Parkway (Dick's)                                                       Balloon             2,493,272
  120    Sundowner, Country Villa and Melrose MHP's                                                   Balloon             2,479,781
  121    Comfort Inn - Harrisburg                                     18              18              Balloon             2,400,000
  122    Westway Office Park                                                                          Balloon             2,385,122
  123    54 Regional Drive                                                                            Balloon             2,377,512
  124    2044 Ocean Avenue                                                                            Balloon             2,348,083
  125    The Whitney Hotel                                           120              118             ARD                 2,323,000
  126    Office Max-Morristown                                                                        Balloon             2,293,446
  127    Sun Lake Estates Mobile Home Park                                                            Balloon             2,291,147
  128    Crestwood Village MHP                                                                        Balloon             2,289,501

                                                                                                                          Original
                                                                                                              Mortgage  Amortization
Control                                                        Monthly  Balloon/ ARD                             Rate       Term
  No.           Property Name                                  P&I ($)   Balance ($)     ARD       Maturity      (%)      (months)
====================================================================================================================================
  65     Inwood Oaks Apartments                                33,208    4,029,597                  2/1/2010    8.060        360
  66     Holiday Inn Express - Kinder                          39,710    3,253,589                  9/1/2009    8.730        240
  67     Bernard Court Shopping Center                         32,868    3,936,701                 12/6/2009    8.250        360
  68     Oakwood Apartments                                    33,002    3,889,732                 12/1/2009    8.480        360
  69     Holiday Inn                                           35,606    3,573,342                 7/11/2009    9.125        300
  70     Foxcroft Village MHP                                  31,998    3,995,510                  3/1/2005    8.530        360
  71     Heron Walk                                            30,325    3,859,759                 11/1/2006    8.020        360
  72     17 Corporate Plaza Office Building                    30,556    3,699,009                  8/1/2009    8.100        360
  73     Westlake Office Building                              30,802    3,689,560                 8/11/2009    8.250        360
  74     Fiesta Travel Trailer Resort                          29,034    3,634,305                  9/1/2009    7.630        360
  75     Cap Senior - Crosswood Oaks                           32,111    3,390,943                  9/1/2009    8.200        300
  76     Carlyle Crossing                                      29,802    3,789,646                  2/1/2007    8.030        360
  77     GSE Building                                          31,515    3,675,532                 9/11/2009    8.630        360
  78     680 Arthur Kill Road                                  32,587    3,357,910                 10/1/2009    8.640        300
  79     Hampton Inn - Carlisle                                33,783    3,349,057                  4/1/2010    8.940        276
  80     Ironwood Plaza                                        29,526    3,474,618                 11/6/2009    8.500        360
  81     Hudson View/Wila View Apartments                      29,867    3,485,158                10/11/2009    8.625        360
  82     Parkview Estates                                      30,576    3,475,537    2/11/2010    2/11/2030    9.000        360
  83     Wallace Crossing Shopping Center                      29,840    3,455,211                 2/11/2010    8.730        360
  84     Palomar Village                                       28,459    3,389,737                 10/6/2009    8.330        360
  85     Stanton Oaks Shopping Center                          30,633    3,442,210    2/11/2010    2/11/2030    9.170        360
  86     West Pointe Shopping Center                           28,173    3,374,314                 12/6/2009    8.250        360
  87     Four Seasons Business Park VI,Buildings 1, 2, and 3   28,668    3,389,076                 10/6/2009    8.438        360
  88     Littlefield Mall                                      27,480    3,527,199     1/1/2005     1/1/2030    8.200        360
  89     Highlands Retail Center                               28,039    3,267,900                  3/1/2010    8.640        360
  90     Northwend Shopping Center                             28,321    3,276,435                 10/6/2009    8.750        360
  91     151 West 25th Street                                  27,111    3,171,848    2/11/2010    2/11/2030    8.580        360
  92     La Croix Court Apartments                             26,603    3,157,825    1/11/2010    1/11/2030    8.375        360
  93     Everglades Apartments                                 26,739    3,162,596                 10/6/2009    8.430        360
  94     Plaza Building                                        27,293    3,133,112                 11/6/2009    8.860        360
  95     Sycamore Green Apartments                             26,602    3,088,775                  2/1/2010    8.690        360
  96     Crystal Inn - Logan                                   28,509    2,880,784                  9/1/2009    8.990        300
  97     Valley Plaza Shopping Center                          23,268    3,354,000    1/11/2010    1/11/2030    8.325         0
  98     La Palma Corporate Park (Buildings 4-8)               24,956    3,214,259                 10/1/2004    8.160        360
  99     Hampton Inn - Selinsgrove                             28,224    2,797,947                  4/1/2010    8.940        276
  100    Mid America Business Park II                          25,507    2,982,856                  1/1/2010    8.590        360
  101    UNOVA Industrial Building                             24,237    2,676,136                 5/11/2009    7.430        300
  102    South Pointe Shopping Center                          24,416    2,924,409                 12/6/2009    8.250        360
  103    Walgreens - Dallas, TX                                28,233            -                  1/1/2020    8.570        238
  104    Cambridge Place Apartments                            23,821    2,889,666                12/11/2009    8.070        360
  105    Willow Creek Apartments                               24,322    2,887,407                  9/6/2009    8.375        360
  106    Merchant's Village                                    23,643    2,833,764                 12/1/2009    8.240        360
  107    Federal Express Buildings                             25,251    2,723,702                  1/1/2010    8.830        324
  108    Santiago Parkside Estates                             22,729    2,884,088                  8/1/2006    8.060        360
  109    Suni Sands RV Resort                                  22,538    2,699,451                 12/1/2009    8.250        360
  110    Clay Commons Shopping Center                          23,455    2,666,745                 1/11/2010    9.000        360
  111    Gold Coast Strip Center                               22,216    2,731,162                  1/1/2007    8.460        360
  112    CVS - Baltimore, MD                                    Step*            -                  2/1/2020    8.600        239
  113    Plaza Verdugo Medical Center                          22,383    2,585,302                 11/1/2009    8.770        360
  114    Oakridge Estates,Decatur andValley View MHPs          22,148    2,551,004                  1/1/2010    8.810        360
  115    La Palma Corporate Park (Buildings 2 & 3)             19,741    2,542,620                 10/1/2004    8.160        360
  116    Tarponaire Mobile Resort                              19,002    2,327,878                  9/1/2009    7.930        360
  117    One Park Place                                        21,908    2,363,509                  2/1/2007    9.050        300
  118    Lake Creek Crossing Shopping Center                   20,213    2,107,999                  7/1/2009    8.430        300
  119    275 Broome Industrial Parkway (Dick's)                20,114    2,089,917                 12/1/2009    8.490        300
  120    Sundowner, Country Villa and Melrose MHP's            18,477    2,230,738                  9/1/2009    8.120        357
  121    Comfort Inn - Harrisburg                              20,526    2,034,870                  4/1/2010    8.940        276
  122    Westway Office Park                                   19,325    2,007,080                  8/6/2009    8.500        300
  123    54 Regional Drive                                     18,795    2,236,648                  5/1/2004    8.170        300
  124    2044 Ocean Avenue                                     18,538    2,267,900                  2/1/2005    8.780        360
  125    The Whitney Hotel                                     17,122    2,323,000    1/11/2010    1/11/2030    8.845         0
  126    Office Max-Morristown                                 17,085    2,063,856                 10/1/2009    8.130        360
  127    Sun Lake Estates Mobile Home Park                     17,279    2,069,753                  8/6/2009    8.250        360
  128    Crestwood Village MHP                                 16,893    2,058,453                 7/11/2009    8.010        360

                                                                          Remaining    Remaining                         Scheduled
                                                                         term to ARD    Lockout    Cut-off    Cut-off   Maturity or
Control                                                      Seasoning   or Maturity    Period       Date       Date     ARD Date
  No.           Property Name                                 (months)    (months)      (months)   DSCR (x)    LTV (%)    LTV (%)
===================================================================================================================================
  65     Inwood Oaks Apartments                                   1          119           35        1.21        77.9      69.8
  66     Holiday Inn Express - Kinder                             6          114           42        1.41        63.7      46.5
  67     Bernard Court Shopping Center                            3          117           33        1.31        78.7      70.9
  68     Oakwood Apartments                                       3          117           45        1.24        75.6      68.5
  69     Holiday Inn                                              8          112           40        1.42        55.7      47.6
  70     Foxcroft Village MHP                                     0          60            36        1.84        50.0      48.1
  71     Heron Walk                                               4          80            24        1.23        74.8      70.2
  72     17 Corporate Plaza Office Building                       7          113           29        1.33        74.7      67.3
  73     Westlake Office Building                                 7          113           29        1.35        68.1      61.5
  74     Fiesta Travel Trailer Resort                             6          114           42        1.27        75.6      67.3
  75     Cap Senior - Crosswood Oaks                              6          114           24        1.27        74.6      62.2
  76     Carlyle Crossing                                         1          83            35        1.22        77.8      72.9
  77     GSE Building                                             6          114           30        1.31        74.8      68.1
  78     680 Arthur Kill Road                                     5          115           43        1.44        60.3      50.9
  79     Hampton Inn - Carlisle                                   0          120           48        1.61        54.1      45.9
  80     Ironwood Plaza                                           4          116           32        1.35        79.8      72.4
  81     Hudson View/Wila View Apartments                         5          115           31        1.34        79.8      72.6
  82     Parkview Estates                                         1          119           35        1.35        74.5      68.1
  83     Wallace Crossing Shopping Center                         1          119           35        1.28        75.9      69.1
  84     Palomar Village                                          5          115           31        1.26        74.6      67.5
  85     Stanton Oaks Shopping Center                             1          119           35        1.35        68.8      63.2
  86     West Pointe Shopping Center                              3          117           33        1.30        78.0      70.3
  87     Four Seasons Business Park VI,Buildings 1, 2, and 3      5          115           31        1.52        70.6      63.9
  88     Littlefield Mall                                         2          58            34        1.25        52.3      50.2
  89     Highlands Retail Center                                  0          120           24        1.28        74.5      67.7
  90     Northwend Shopping Center                                5          115           24        1.33        74.4      67.9
  91     151 West 25th Street                                     1          119           35        1.43        54.6      49.6
  92     La Croix Court Apartments                                2          118           46        1.34        75.6      68.3
  93     Everglades Apartments                                    5          115           31        1.23        78.9      71.5
  94     Plaza Building                                           4          116           32        1.29        74.5      68.1
  95     Sycamore Green Apartments                                1          119           24        1.28        55.7      50.6
  96     Crystal Inn - Logan                                      6          114           42        1.40        73.5      62.6
  97     Valley Plaza Shopping Center                             2          118           34        1.75        56.8      56.8
  98     La Palma Corporate Park (Buildings 4-8)                  5          55            43        1.27        66.9      64.4
  99     Hampton Inn - Selinsgrove                                0          120           48        1.69        55.0      46.6
  100    Mid America Business Park II                             2          118           46        1.25        76.4      69.4
  101    UNOVA Industrial Building                               10          110           38        1.37        73.4      60.1
  102    South Pointe Shopping Center                             3          117           33        1.28        72.5      65.3
  103    Walgreens - Dallas, TX                                   0          238           48         NAP         NAP       NAP
  104    Cambridge Place Apartments                               3          117           45        1.20        74.9      67.2
  105    Willow Creek Apartments                                  6          114           30        1.35        77.8      70.4
  106    Merchant's Village                                       3          117           45        1.33        78.6      70.8
  107    Federal Express Buildings                                2          118           46        1.34        74.9      65.6
  108    Santiago Parkside Estates                                7          77            41        1.21        74.8      70.3
  109    Suni Sands RV Resort                                     3          117           45        1.27        74.9      67.5
  110    Clay Commons Shopping Center                             2          118           34        1.27        72.8      66.7
  111    Gold Coast Strip Center                                  2          82            46        1.25        69.0      65.0
  112    CVS - Baltimore, MD                                      0          239           48         NAP         NAP       NAP
  113    Plaza Verdugo Medical Center                             4          116           44        1.26        68.3      62.3
  114    Oakridge Estates,Decatur andValley View MHPs             2          118           46        1.30        71.7      65.4
  115    La Palma Corporate Park (Buildings 2 & 3)                5          55            43        1.33        65.9      63.4
  116    Tarponaire Mobile Resort                                 6          114           42        1.20        76.4      68.5
  117    One Park Place                                           1          83            24        1.25        59.0      53.7
  118    Lake Creek Crossing Shopping Center                      8          112           28        1.36        62.7      52.7
  119    275 Broome Industrial Parkway (Dick's)                   3          117           24        1.29        69.3      58.1
  120    Sundowner, Country Villa and Melrose MHP's               2          114           46        1.24        78.5      70.6
  121    Comfort Inn - Harrisburg                                 0          120           48        1.69        55.8      47.3
  122    Westway Office Park                                      7          113           29        1.43        68.1      57.3
  123    54 Regional Drive                                       10          50            24        1.47        47.6      44.7
  124    2044 Ocean Avenue                                        1          59            35        1.25        67.1      64.8
  125    The Whitney Hotel                                        2          118           34        2.43        33.4      33.4
  126    Office Max-Morristown                                    5          115           43        1.33        74.0      66.6
  127    Sun Lake Estates Mobile Home Park                        7          113           29        1.43        68.6      62.0
  128    Crestwood Village MHP                                    8          112           40        1.52        55.8      50.2


                                                                     Annex A-2-2


                                                                   Original        Remaining
Control                                                          Interest-Only    Interest-Only       Amortization      Cut-Off Date
  No.           Property Name                                   Periods (months) Period (months)         Type            Balance ($)
====================================================================================================================================
  129    CVS - Enfield, CT                                                                            Fully Amortizing    2,280,944
  130    Deserama Mobile Ranch                                                                        Balloon             2,249,368
  131    The Barons Apartments                                                                        Balloon             2,247,472
  132    August Manor Apartments                                                                      Balloon             2,206,879
  133    426 West Broadway                                                                            Balloon             2,200,000
  134    Walnut Hill Apartments                                                                       Balloon             2,193,145
  135    Chesterfield Commons Shopping Center                                                         Balloon             2,098,278
  136    714 Lexington Avenue                                                                         Balloon             2,000,000
  137    Apache Gardens Mobile Home Park                                                              Balloon             1,887,917
  138    Ingram Oaks                                                                                  Balloon             1,793,481
  139    Wayne Garden Apartments                                                                      Balloon             1,791,203
  140    CVS - Hinckley, OH                                                                           Balloon             1,781,966
  141    Hilltop Square Shopping Center                                                               ARD                 1,598,756
  142    CVS - Elberton, GA                                                                           Fully Amortizing    1,594,714
  143    Interlachen Shopping Center                                                                  Balloon             1,540,000
  144    509 East Sixth Street                                                                        Balloon             1,496,980
  145    67th & Bell                                                                                  Balloon             1,496,535
  146    Oakhill Family Park                                                                          Balloon             1,495,090
  147    Capri Villas Apartments                                                                      Balloon             1,492,408
  148    Pine Meadows Apartments                                                                      Balloon             1,444,115
  149    University Home Mobile Home Park                                                             Balloon             1,398,349
  150    Full Sail Live                                                                               Balloon             1,393,726
  151    Crescent City Shopping Center                                                                Balloon             1,320,000
  152    Town Square Apartments                                                                       Balloon             1,318,744
  153    Arbor I                                                                                      Balloon             1,317,772
  154    Summitwood Apartments                                                                        Balloon             1,317,772
  155    Shady Rest Mobile Home and RV Park                                                           Balloon             1,296,968
  156    Bangs MHP                                                                                    Balloon             1,278,983
  157    San Vicente Shopping Center                                                                  Balloon             1,248,609
  158    Las Brisas Apartments                                                                        Balloon             1,245,610
  159    Malibu Court                                                                                 Balloon             1,197,429
  160    Camelback West Plaza                                                                         Balloon             1,196,735
  161    Main Place Apartments                                                                        Balloon             1,117,263
  162    The 1940 Building                                                                            Balloon             1,098,702
  163    Canal Studios                                                                                Balloon             1,046,313
  164    Westgate Shopping Center                                                                     Balloon             1,040,000
  165    Liberty Place Professional Building                                                          Balloon             1,018,890
  166    Grant Square                                                                                 Balloon               998,817
  167    Post Oak Manor                                                                               Balloon               993,951
  168    South Grand Apartments                                                                       Balloon               993,030
  169    AAA Mini-Storage                                                                             Balloon               934,003
  170    Welsh Gardens                                                                                Balloon               891,272
  171    Wellwood Manor                                                                               Balloon               841,313
  172    Hickory Point MHP                                                                            Balloon               837,103
  173    Creekside Mobile Home Park                                                                   Balloon               822,987
  174    10 Parker Street                                                                             Balloon               797,501
  175    38th Street Apartments                                                                       Balloon               795,951
  176    West Village II Ltd.                                                                         Balloon               772,208
  177    The Janwood Apartments                                                                       Balloon               700,522
  178    Apartments 22                                                                                Balloon               698,247
  179    West Village Ltd.                                                                            Balloon               697,479
  180    Hillcrest Apartments                                                                         Balloon               647,586
  181    East Wind Apartments                                                                         Balloon               619,531
  182    University Village Apartments                                                                Balloon               599,832
  183    Minden Square Apartments                                                                     Balloon               598,909
  184    Park Villa Apartments                                                                        Balloon               597,941
  185    263 Genesee Street                                                                           Balloon               500,000
  186    Rio Vista Apartments                                                                         Balloon               499,458
  187    Oak Park Apartments                                                                          Balloon               498,790
  188    166 Jewett Avenue                                                                            Balloon               410,565
  189    14 Kensington Avenue                                                                         Balloon               335,827
  190    Zabriskie Arms Condominium                                                                   Balloon               298,955

                                                                                                                     Original
                                                                                                        Mortgage   Amortization
Control                                              Monthly   Balloon/ ARD                               Rate         Term
  No.           Property Name                        P&I ($)    Balance ($)      ARD         Maturity      (%)       (months)
================================================================================================================================
  129    CVS - Enfield, CT                             Step*             -                    2/1/2020    8.650        239
  130    Deserama Mobile Ranch                        17,035     2,033,008                    9/1/2009    8.300        360
  131    The Barons Apartments                        17,902     2,052,825                   1/11/2010    8.875        360
  132    August Manor Apartments                      16,867     2,001,037                    7/1/2009    8.390        360
  133    426 West Broadway                            19,413     1,895,236                   3/11/2010    9.625        300
  134    Walnut Hill Apartments                       17,111     1,996,363                   9/11/2009    8.625        360
  135    Chesterfield Commons Shopping Center         16,491     1,909,459                   2/11/2010    8.730        360
  136    714 Lexington Avenue                         16,470     1,684,665                   3/11/2010    8.770        300
  137    Apache Gardens Mobile Home Park              13,442     1,684,396                   5/11/2009    7.620        360
  138    Ingram Oaks                                  13,233     1,610,745                    9/1/2009    8.020        360
  139    Wayne Garden Apartments                      12,895     1,600,835                    7/1/2009    7.750        360
  140    CVS - Hinckley, OH                            Step*       569,549                    2/1/2020    8.710        271
  141    Hilltop Square Shopping Center               13,128     1,470,218    2/11/2010      2/11/2030    9.220        360
  142    CVS - Elberton, GA                           13,541             -                    2/1/2020    8.180        241
  143    Interlachen Shopping Center                  11,994     1,397,935                   3/11/2010    8.640        360
  144    509 East Sixth Street                        11,940     1,368,767                  11/11/2009    8.880        360
  145    67th & Bell                                  11,332     1,351,391                   11/1/2009    8.310        360
  146    Oakhill Family Park                          11,459     1,355,176                    9/1/2009    8.430        360
  147    Capri Villas Apartments                      12,460     1,267,027                   9/11/2009    8.875        300
  148    Pine Meadows Apartments                      11,088     1,310,845                    7/1/2009    8.440        360
  149    University Home Mobile Home Park             10,904     1,270,720                    1/1/2010    8.640        360
  150    Full Sail Live                               11,217     1,231,877                   10/1/2007    8.440        300
  151    Crescent City Shopping Center                10,281     1,198,229                   3/11/2010    8.640        360
  152    Town Square Apartments                       10,693     1,110,847                    7/1/2009    8.500        300
  153    Arbor I                                       9,926     1,188,035                  12/11/2009    8.260        360
  154    Summitwood Apartments                         9,926     1,188,035                  12/11/2009    8.260        360
  155    Shady Rest Mobile Home and RV Park            9,785     1,170,122                   11/1/2009    8.270        360
  156    Bangs MHP                                    10,939       920,032                   5/11/2009    8.080        240
  157    San Vicente Shopping Center                  10,705     1,065,969                   2/11/2010    9.250        300
  158    Las Brisas Apartments                        10,277     1,052,238                  11/11/2009    8.750        300
  159    Malibu Court                                  9,333     1,088,874                  11/11/2009    8.625        360
  160    Camelback West Plaza                          9,066     1,081,330                   10/1/2009    8.310        360
  161    Main Place Apartments                         8,273     1,003,393                   11/1/2009    8.070        360
  162    The 1940 Building                             8,567       998,422                    1/1/2010    8.640        360
  163    Canal Studios                                 8,633       883,880                  11/11/2009    8.750        300
  164    Westgate Shopping Center                      8,100       944,059                   3/11/2010    8.640        360
  165    Liberty Place Professional Building           8,229       933,732                   1/11/2010    9.030        360
  166    Grant Square                                  7,778       907,353                   1/11/2010    8.625        360
  167    Post Oak Manor                                8,137       839,175                   8/11/2009    8.625        300
  168    South Grand Apartments                        8,052       836,482                    7/1/2009    8.500        300
  169    AAA Mini-Storage                              7,607       857,656                    1/6/2010    9.125        360
  170    Welsh Gardens                                 7,036       811,956                   2/11/2010    8.780        360
  171    Wellwood Manor                                6,642       766,443                   2/11/2010    8.780        360
  172    Hickory Point MHP                             6,293       755,232                    9/1/2009    8.220        360
  173    Creekside Mobile Home Park                    6,923       699,309                  12/11/2009    9.000        300
  174    10 Parker Street                              6,920       684,677                  11/11/2009    9.375        300
  175    38th Street Apartments                        6,645       675,747                   9/11/2009    8.875        300
  176    West Village II Ltd.                          5,959       701,437                   8/11/2009    8.500        360
  177    The Janwood Apartments                        5,618       587,527                   8/11/2009    8.375        300
  178    Apartments 22                                 5,445       635,315                  10/11/2009    8.625        360
  179    West Village Ltd.                             5,382       633,557                   8/11/2009    8.500        360
  180    Hillcrest Apartments                          5,114       591,739                    7/1/2009    8.750        360
  181    East Wind Apartments                          5,213       573,011                   2/11/2010    9.500        360
  182    University Village Apartments                 4,629       544,858                   8/11/2009    8.500        360
  183    Minden Square Apartments                      4,994       507,094                   1/11/2010    8.900        300
  184    Park Villa Apartments                         4,984       506,783                  11/11/2009    8.875        300
  185    263 Genesee Street                            4,296       464,647                   3/11/2010    9.750        360
  186    Rio Vista Apartments                          4,368       429,145                   2/11/2010    9.500        300
  187    Oak Park Apartments                           3,934       455,061                  10/11/2009    8.750        360
  188    166 Jewett Avenue                             3,204       373,946                   8/11/2009    8.625        360
  189    14 Kensington Avenue                          2,621       305,873                   8/11/2009    8.625        360
  190    Zabriskie Arms Condominium                    2,333       272,290                   8/11/2009    8.625        360

                                                                  Remaining      Remaining                               Scheduled
                                                                 term to ARD      Lockout                               Maturity or
Control                                              Seasoning   or Maturity      Period   Cut-off Date   Cut-off Date   ARD Date
  No.           Property Name                         (months)     (months)      (months)    DSCR (x)       LTV (%)       LTV (%)
===================================================================================================================================
  129    CVS - Enfield, CT                                0          239           48           NAP            NAP          NAP
  130    Deserama Mobile Ranch                            6          114           42          1.24           72.6         65.6
  131    The Barons Apartments                            2          118           34          1.25           79.6         72.7
  132    August Manor Apartments                          8          112           40          1.28           79.4         72.0
  133    426 West Broadway                                0          120           36          1.59           35.5         30.6
  134    Walnut Hill Apartments                           6          114           42          1.56           74.3         67.7
  135    Chesterfield Commons Shopping Center             1          119           35          1.28           73.6         67.0
  136    714 Lexington Avenue                             0          120           36          1.37           58.8         49.5
  137    Apache Gardens Mobile Home Park                 10          110           38          1.45           78.3         69.9
  138    Ingram Oaks                                      6          114           42          1.38           52.7         47.4
  139    Wayne Garden Apartments                          8          112           40          1.26           79.6         71.1
  140    CVS - Hinckley, OH                               1          239           47           NAP            NAP          NAP
  141    Hilltop Square Shopping Center                   1          119           35          1.31           62.7         57.7
  142    CVS - Elberton, GA                               2          239           46           NAP            NAP          NAP
  143    Interlachen Shopping Center                      0          120           36          1.57           67.0         60.8
  144    509 East Sixth Street                            4          116           44          1.38           59.9         54.8
  145    67th & Bell                                      4          116           44          1.34           70.6         63.7
  146    Oakhill Family Park                              6          114           42          1.59           49.8         45.2
  147    Capri Villas Apartments                          6          114           42          1.48           69.4         58.9
  148    Pine Meadows Apartments                          8          112           28          1.55           52.2         47.4
  149    University Home Mobile Home Park                 2          118           46          1.28           72.6         66.0
  150    Full Sail Live                                   5          91            31          1.25           58.9         52.1
  151    Crescent City Shopping Center                    0          120           36          1.29           74.2         67.3
  152    Town Square Apartments                           8          112           40          1.82           74.5         62.8
  153    Arbor I                                          3          117           45          1.30           79.9         72.0
  154    Summitwood Apartments                            3          117           45          1.30           79.9         72.0
  155    Shady Rest Mobile Home and RV Park               4          116           44          1.55           56.0         50.5
  156    Bangs MHP                                       10          110           38          1.74           65.6         47.2
  157    San Vicente Shopping Center                      1          119           35          1.29           46.2         39.5
  158    Las Brisas Apartments                            4          116           44          1.41           73.3         61.9
  159    Malibu Court                                     4          116           44          1.46           74.8         68.1
  160    Camelback West Plaza                             5          115           43          1.36           68.4         61.8
  161    Main Place Apartments                            4          116           44          1.31           79.8         71.7
  162    The 1940 Building                                2          118           46          1.26           74.5         67.7
  163    Canal Studios                                    4          116           32          1.37           57.5         48.6
  164    Westgate Shopping Center                         0          120           36          1.45           71.2         64.7
  165    Liberty Place Professional Building              2          118           34          1.32           57.9         53.1
  166    Grant Square                                     2          118           46          1.25           76.8         69.8
  167    Post Oak Manor                                   7          113           41          1.44           71.0         59.9
  168    South Grand Apartments                           8          112           40          1.58           68.5         57.7
  169    AAA Mini-Storage                                 2          118           34          1.38           74.7         68.6
  170    Welsh Gardens                                    1          119           47          1.39           79.9         72.8
  171    Wellwood Manor                                   1          119           47          1.30           67.3         61.3
  172    Hickory Point MHP                                6          114           42          1.20           79.7         71.9
  173    Creekside Mobile Home Park                       3          117           45          1.27           74.8         63.6
  174    10 Parker Street                                 4          116           44          1.30           72.5         62.2
  175    38th Street Apartments                           6          114           42          1.45           69.2         58.8
  176    West Village II Ltd.                             7          113           41          1.57           64.4         58.5
  177    The Janwood Apartments                           7          113           41          1.58           74.5         62.5
  178    Apartments 22                                    5          115           43          1.61           68.1         62.0
  179    West Village Ltd.                                7          113           41          1.58           69.7         63.4
  180    Hillcrest Apartments                             8          112           40          1.36           74.0         67.6
  181    East Wind Apartments                             1          119           47          1.26           74.2         68.6
  182    University Village Apartments                    7          113           41          1.57           68.6         62.3
  183    Minden Square Apartments                         2          118           46          1.47           66.5         56.3
  184    Park Villa Apartments                            4          116           44          1.21           70.3         59.6
  185    263 Genesee Street                               0          120           48          1.26           75.8         70.4
  186    Rio Vista Apartments                             1          119           47          1.50           53.1         45.7
  187    Oak Park Apartments                              5          115           43          1.33           71.3         65.0
  188    166 Jewett Avenue                                7          113           41          1.48           74.6         68.0
  189    14 Kensington Avenue                             7          113           41          1.41           74.6         68.0
  190    Zabriskie Arms Condominium                       7          113           41          1.35           74.7         68.1

* Refer to the worksheet "Step" in the file named LBUBS00C1.XLS contained in the back cover of the Prospectus Supplement for detailed information on Monthly Payments for the Mortgage Loan


                                                                     Annex A-2-3

                                    ANNEX A-3

                     Certain Information Regarding Reserves

                                                                     Annex A-3-1
LB-UBS Commercial Mortgage Trust 2000-C1
Reserve Accounts (All Mortgage Loans)

                                                                                                                    Annual
                                                                                               Initial Deposit  Deposit to the
                                                                                                to the Capital    Replacement
Control                                                                                          Improvement       Reserve
   No.     Property Name                                               Property Type             Account ($)      Account ($)
==============================================================================================================================
   1       Cherry Creek Mall                                         Retail - Regional Mall                -                -
   2       Annapolis Mall                                            Retail - Regional Mall                -                -
   3       Westfield Portfolio                                       Retail - Regional Mall                -                -
   4       Sangertown Square                                         Retail - Regional Mall                -       175,000.00
   5       Southern Company Center                                   Office                                -        33,594.00
   6       Metro Plaza Shopping Center                               Retail - Anchored                     -        33,105.00
   7       Deposit Guaranty Plaza                                    Office                        36,750.00        85,200.00
   8       Cedarbrook Corporate Center Building 5                    Office                                -        18,160.00
   9       2 and 4 Gannett Drive                                     Office                         9,593.00        21,000.00
   10      New Media & Arts Center                                   Office                       102,500.00        36,912.00
   11      Pepper Square Shopping Center                             Retail - Anchored             46,250.00        28,823.00
   12      Pinewood Chase Apartments                                 Multifamily                  450,000.00       110,700.00
   13      Eagle Rock                                                Retail - Anchored                     -                -
   14      Deposit Guaranty Tower & Building                         Office                        25,000.00        51,600.00
   15      Park Place Apartments                                     Multifamily                      125.00        65,599.92
   16      Plaza at the Pointe                                       Retail - Anchored              4,375.00        15,144.00
   17      Stop & Shop - Meriden, CT                                 CTL                                   -                -
   18      205-11 Montague Street                                    Office                                -        12,706.00
   19      Reisterstown Square Apartments                            Multifamily                  500,000.00       123,250.00
   20      Five Points Plaza                                         Office                                -        12,200.00
   21      SecurCare Boulder Portfolio                               Self-Storage                  63,400.00        47,967.00
   22      Speedway Plaza                                            Retail - Anchored              6,937.50        18,528.00
   23      River Oaks West Shopping Center                           Retail - Anchored                     -        27,366.00
   24      Deposit Guaranty - Building                               Office                        56,250.00        84,324.00
   25      Best Western Carmel Mission Inn                           Hotel - Full Service          22,837.50       208,296.00
   26      Grammercy Parc Apartments                                 Multifamily                           -        49,062.00
   27      Foshay Tower                                              Office                                -        40,490.04
   28      Forestdale Apartments                                     Multifamily                           -        46,800.00
   29      Whispering Oaks Apartments                                Multifamily                   64,688.00       103,290.00
   30      Scarbrough Building                                       Office                       934,242.50        52,007.04
   31      Central Forest Shopping Center                            Retail - Anchored             31,500.00        14,222.00
   32      Wellington Country Plaza                                  Retail - Unanchored          176,000.00                -
   33      Littlefield Building                                      Office                       403,287.50        15,791.04
   34      Timberlyne Shopping Center                                Retail - Anchored                     -        10,766.00
   35      29 West 35th Street                                       Office                       250,156.00        20,630.00
   36      Peacock Center                                            Retail - Anchored                     -         7,329.00
   37      Nabisco Warehouse & Distribution Complex                  Industrial                            -                -
   38      Ballenger Creek Plaza                                     Retail - Anchored                     -         7,548.00
   39      Bishop's Corner West                                      Retail - Anchored            201,875.00        18,742.20
   40      Montgomery Commons                                        Retail - Anchored                     -        14,302.56
   41      Winchester Marketplace                                    Retail - Unanchored                   -                -
   42      Cap Senior - Atrium of Carmichael                         Multifamily                           -        52,287.96
   43      La Paz Apartments                                         Multifamily                           -        39,750.00
   44      The Atria at Hillcrest                                    Multifamily                    1,000.00        19,028.00
   45      Citizens Trust Company Bldg.                              Office                       184,375.00        30,793.00
   46      229-233 Seventh Street                                    Office                        17,812.50        14,071.44
   47      Woodbridge Village Apartments                             Multifamily                  216,656.00        48,672.00
   48      Mooresville Festival Shopping Center                      Retail - Anchored              5,125.00        23,942.00
   49      901 Hugh Wallis Road (BellSouth Building)                 CTL                                   -                -
   50      800 North Pearl                                           Office                         3,350.00        37,500.00
   51      Town North Shopping Center                                Retail - Anchored             27,500.00        10,799.00
   52      Route 7 Commerce Center                                   Office                                -        10,425.00
   53      Post Road Plaza                                           Retail - Unanchored           10,325.00        10,812.00
   54      Chapel Wood Apartments                                    Multifamily                   17,113.00        72,250.00
   55      Enterprise Park                                           Industrial                   458,305.00        30,689.00
   56      Marion Ridge Apartments                                   Multifamily                    3,062.50        29,600.04
   57      Orica North                                               Industrial                    25,737.50        32,066.04
   58      Torrance Tech Park                                        Industrial                            -        17,172.00
   59      2720 Dupont Commerce Center                               Office                           437.50         5,762.76
   60      Towne Center at Brookhill                                 Retail - Anchored             33,094.00        28,476.00
   61      Oradell Medical Plaza                                     Office                        48,028.00        12,675.00
   62      River Drive                                               Multifamily                   53,920.00        58,200.00
   63      The Joseph Cory Warehouse                                 Industrial                     2,925.00        45,204.00
   64      Horizons Office Bldg                                      Office                        20,438.00        11,068.56
   65      Inwood Oaks Apartments                                    Multifamily                   31,435.00        62,000.04


                Annual         Current
            Deposit to the  Balance of the   As of Date of
Control      TILC Account    TILC Account      the Reserve
   No.            ($)            ($)            Accounts
=========================================================
   1                   -               -              NAP
   2                   -               -              NAP
   3                   -               -              NAP
   4          200,000.00               -        2/24/2000
   5          384,849.00               -        6/10/1999
   6           44,139.96        7,356.66        2/25/2000
   7          255,600.00       21,553.00        1/19/2000
   8                   -               -        1/12/2000
   9                   -      200,000.00       12/21/1999
   10         353,880.00               -        1/11/2000
   11                  -      500,000.00        1/31/2000
   12                  -               -        6/21/1999
   13                  -               -              NAP
   14         355,200.00      119,063.00        1/19/2000
   15                  -               -        2/25/2000
   16                  -               -       11/15/1999
   17                  -               -              NAP
   18                  -               -        8/19/1999
   19                  -               -       12/23/1999
   20          38,550.00               -        6/10/1999
   21                  -               -        2/24/2000
   22          46,629.96        7,771.66        2/25/2000
   23                  -               -        6/17/1999
   24         113,640.00       38,092.00        1/19/2000
   25                  -               -        2/25/2000
   26                  -               -        2/23/2000
   27         165,753.00               -        2/24/2000
   28                  -               -        2/25/2000
   29                  -               -        1/11/2000
   30         122,940.00       20,490.00        2/23/2000
   31                  -               -        1/31/2000
   32          60,647.04       10,107.84        2/23/2000
   33          72,698.04       12,116.34        2/23/2000
   34                  -               -        6/28/1999
   35          84,000.00      300,000.00         2/9/2000
   36                  -               -         7/8/1999
   37                  -               -              NAP
   38                  -               -         7/8/1999
   39          93,072.96       15,512.16        2/25/2000
   40          24,999.96        4,167.51        2/23/2000
   41                  -               -              NAP
   42                  -               -        2/25/2000
   43                  -               -        2/25/2000
   44                  -               -        6/30/1999
   45         166,179.00       13,848.00       12/22/1999
   46          42,999.96               -        2/24/2000
   47                  -               -        7/14/1999
   48          38,358.00        3,196.00       12/30/1999
   49                  -               -              NAP
   50          20,000.00      213,703.49        2/24/2000
   51                  -       37,500.00        1/31/2000
   52          50,000.00               -         1/4/2000
   53          30,000.00               -        1/10/2000
   54                  -               -       12/15/1999
   55          81,387.00               -        9/28/1999
   56                  -               -        2/25/2000
   57          60,192.00       15,048.00        2/25/2000
   58          47,628.00               -        2/24/2000
   59          51,999.96        4,083.33        2/24/2000
   60          50,880.00       16,960.00        2/24/2000
   61          16,667.00               -        4/30/1999
   62                  -               -       10/22/1999
   63          31,944.00      292,500.00        8/19/1999
   64          31,869.48               -        2/25/2000
   65                  -               -        2/25/2000

                                                                     Annex A-3-2
LB-UBS Commercial Mortgage Trust 2000-C1
Reserve Accounts (All Mortgage Loans)

                                                                                                                    Annual
                                                                                               Initial Deposit  Deposit to the
                                                                                                to the Capital    Replacement
Control                                                                                          Improvement       Reserve
   No.     Property Name                                               Property Type             Account ($)      Account ($)
==============================================================================================================================
   66      Holiday Inn Express - Kinder                              Hotel - Limited Service          312.50        86,849.88
   67      Bernard Court Shopping Center                             Retail - Anchored             12,625.00                -
   68      Oakwood Apartments                                        Multifamily                           -        31,427.88
   69      Holiday Inn                                               Hotel - Full Service                  -       146,368.00
   70      Foxcroft Village MHP                                      Mobile Home Park                      -                -
   71      Heron Walk                                                Multifamily                   10,250.00        41,600.04
   72      17 Corporate Plaza Office Building                        Office                                -         4,469.00
   73      Westlake Office Building                                  Office                         4,812.00         9,187.00
   74      Fiesta Travel Trailer Resort                              Mobile Home Park                      -                -
   75      Cap Senior - Crosswood Oaks                               Multifamily                           -        41,235.96
   76      Carlyle Crossing                                          Multifamily                   60,250.00        31,050.00
   77      GSE Building                                              Industrial                     1,675.00         7,908.00
   78      680 Arthur Kill Road                                      Retail - Unanchored           10,750.00         6,636.00
   79      Hampton Inn - Carlisle                                    Hotel - Limited Service               -        69,391.92
   80      Ironwood Plaza                                            Retail - Anchored                     -        11,718.00
   81      Hudson View/Wila View Apartments                          Mixed-Use                     19,100.00        25,500.00
   82      Parkview Estates                                          Multifamily                           -        24,800.00
   83      Wallace Crossing Shopping Center                          Retail - Anchored              3,375.00        19,038.00
   84      Palomar Village                                           Retail - Unanchored                   -        11,552.00
   85      Stanton Oaks Shopping Center                              Retail - Anchored              6,250.00         7,080.00
   86      West Pointe Shopping Center                               Retail - Anchored             14,145.00                -
   87      Four Seasons Business Park VI,Buildings 1, 2, and 3       Industrial                     7,875.00        14,925.00
   88      Littlefield Mall                                          Mixed-Use                    168,645.00        24,408.00
   89      Highlands Retail Center                                   Retail - Anchored                     -         2,126.76
   90      Northwend Shopping Center                                 Retail - Unanchored            9,069.00         9,563.00
   91      151 West 25th Street                                      Office                        26,500.00        21,600.00
   92      La Croix Court Apartments                                 Multifamily                    3,463.00        27,750.00
   93      Everglades Apartments                                     Multifamily                    4,875.00                -
   94      Plaza Building                                            Office                        11,125.00        11,880.00
   95      Sycamore Green Apartments                                 Multifamily                   49,362.50        48,750.00
   96      Crystal Inn - Logan                                       Hotel - Limited Service               -        47,559.00
   97      Valley Plaza Shopping Center                              Retail - Anchored              1,250.00         7,236.00
   98      La Palma Corporate Park (Buildings 4-8)                   Industrial                    68,106.25        11,568.00
   99      Hampton Inn - Selinsgrove                                 Hotel - Limited Service               -        62,012.88
  100      Mid America Business Park II                              Industrial                     4,375.00                -
  101      UNOVA Industrial Building                                 Industrial                            -        18,110.76
  102      South Pointe Shopping Center                              Retail - Anchored             17,500.00                -
  103      Walgreens - Dallas, TX                                    CTL                              275.00         1,814.40
  104      Cambridge Place Apartments                                Multifamily                           -         7,600.00
  105      Willow Creek Apartments                                   Multifamily                  132,313.00                -
  106      Merchant's Village                                        Retail - Anchored              7,062.50        10,519.56
  107      Federal Express Buildings                                 Industrial                    17,625.00        13,792.92
  108      Santiago Parkside Estates                                 Mobile Home Park                      -                -
  109      Suni Sands RV Resort                                      Mobile Home Park                      -                -
  110      Clay Commons Shopping Center                              Retail - Unanchored           16,556.00         7,128.00
  111      Gold Coast Strip Center                                   Retail - Unanchored           59,663.00         2,316.00
  112      CVS - Baltimore, MD                                       CTL                                   -         2,025.00
  113      Plaza Verdugo Medical Center                              Office                                -                -
  114      Oakridge Estates,Decatur andValley View MHPs              Mobile Home Park                      -                -
  115      La Palma Corporate Park (Buildings 2 & 3)                 Industrial                    12,406.25         8,364.00
  116      Tarponaire Mobile Resort                                  Mobile Home Park                      -                -
  117      One Park Place                                            Office                           262.50        11,068.44
  118      Lake Creek Crossing Shopping Center                       Retail - Unanchored           11,844.00         2,976.00
  119      275 Broome Industrial Parkway (Dick's)                    Industrial                     6,562.50         7,508.04
  120      Sundowner, Country Villa and Melrose MHP's                Mobile Home Park                      -                -
  121      Comfort Inn - Harrisburg                                  Hotel - Limited Service               -        50,215.08
  122      Westway Office Park                                       Retail - Unanchored           12,375.00        14,112.00
  123      54 Regional Drive                                         Office                                -        10,875.00
  124      2044 Ocean Avenue                                         Office                                -         2,609.40
  125      The Whitney Hotel                                         Hotel - Limited Service       58,375.00                -
  126      Office Max-Morristown                                     Retail - Unanchored                   -                -
  127      Sun Lake Estates Mobile Home Park                         Mobile Home Park              33,060.00         7,488.00
  128      Crestwood Village MHP                                     Mobile Home Park                      -                -
  129      CVS - Enfield, CT                                         CTL                                   -                -
  130      Deserama Mobile Ranch                                     Mobile Home Park                      -                -


                Annual         Current
            Deposit to the  Balance of the   As of Date of
Control      TILC Account    TILC Account      the Reserve
   No.            ($)            ($)            Accounts
=========================================================
   66                -               -        2/25/2000
   67                -               -        11/8/1999
   68                -               -        2/25/2000
   69                -               -        6/30/1999
   70                -               -              NAP
   71                -               -        2/25/2000
   72                -               -         7/6/1999
   73        48,000.00      225,000.00        7/30/1999
   74                -               -              NAP
   75                -               -        2/25/2000
   76                -               -        2/25/2000
   77        15,600.00               -        8/30/1999
   78         9,180.00        3,825.33        2/25/2000
   79                -               -         3/2/2000
   80                -       80,000.00        11/4/1999
   81                -               -        9/16/1999
   82                -               -        1/28/2000
   83                -               -        2/10/2000
   84        36,500.00       75,000.00        9/16/1999
   85                -               -         6/1/2000
   86                -               -        11/8/1999
   87        54,898.00        4,575.00        9/21/1999
   88        29,709.00        4,951.50        2/23/2000
   89                -               -        2/25/2000
   90        12,000.00      100,000.00        9/29/1999
   91        91,989.00               -         2/2/2000
   92                -               -       12/30/1999
   93                -               -         9/8/1999
   94        71,592.00       55,966.00       10/27/1999
   95                -               -        2/25/2000
   96                -               -        2/25/2000
   97        39,171.00               -       12/30/1999
   98        19,032.00        6,344.00        2/24/2000
   99                -               -         3/2/2000
  100                -        2,084.10        2/23/2000
  101                -               -        2/25/2000
  102                -               -        11/8/1999
  103                -               -        2/25/2000
  104                -               -        12/9/1999
  105                -               -         9/2/1999
  106        17,532.48        4,388.45        2/25/2000
  107        24,999.96        2,084.01        2/24/2000
  108                -               -              NAP
  109                -               -              NAP
  110                -               -       12/21/1999
  111         9,000.00          750.00        2/25/2000
  112                -               -        2/25/2000
  113        43,673.04        7,060.60        2/25/2000
  114                -               -              NAP
  115        14,304.00        4,768.00        2/24/2000
  116                -               -              NAP
  117        67,517.28        5,626.44        2/25/2000
  118        20,400.00               -         6/4/1999
  119        20,000.04       25,098.10        2/25/2000
  120                -               -              NAP
  121                -               -         3/2/2000
  122        44,280.00        3,590.00         8/5/1999
  123        50,000.00       88,283.95        2/23/2000
  124        11,910.48       51,045.43        2/25/2000
  125                -               -       12/30/1999
  126         5,874.96        2,447.90        2/25/2000
  127                -               -        7/27/1999
  128                -               -              NAP
  129                -               -              NAP
  130                -               -              NAP

                                                                     Annex A-3-3
LB-UBS Commercial Mortgage Trust 2000-C1
Reserve Accounts (All Mortgage Loans)

                                                                                                                    Annual
                                                                                               Initial Deposit  Deposit to the
                                                                                                to the Capital    Replacement
Control                                                                                          Improvement       Reserve
   No.     Property Name                                               Property Type             Account ($)      Account ($)
==============================================================================================================================
  131      The Barons Apartments                                     Multifamily                           -                -
  132      August Manor Apartments                                   Multifamily                   20,700.00        23,496.00
  133      426 West Broadway                                         Mixed-Use                             -                -
  134      Walnut Hill Apartments                                    Multifamily                    5,000.00        41,000.00
  135      Chesterfield Commons Shopping Center                      Retail - Anchored              2,500.00         7,403.00
  136      714 Lexington Avenue                                      Retail - Unanchored                   -           835.00
  137      Apache Gardens Mobile Home Park                           Mobile Home Park                      -                -
  138      Ingram Oaks                                               Mobile Home Park                      -                -
  139      Wayne Garden Apartments                                   Multifamily                   56,238.00        19,000.00
  140      CVS - Hinckley, OH                                        CTL                                   -         2,531.28
  141      Hilltop Square Shopping Center                            Retail - Unanchored            2,500.00         7,777.00
  142      CVS - Elberton, GA                                        CTL                                   -         2,531.28
  143      Interlachen Shopping Center                               Retail - Anchored              3,938.00        10,249.00
  144      509 East Sixth Street                                     Multifamily                           -         2,376.00
  145      67th & Bell                                               Retail - Anchored                     -         2,964.00
  146      Oakhill Family Park                                       Mobile Home Park                      -                -
  147      Capri Villas Apartments                                   Multifamily                      938.00        20,000.00
  148      Pine Meadows Apartments                                   Multifamily                   30,715.00        28,000.00
  149      University Home Mobile Home Park                          Mobile Home Park                      -         1,813.32
  150      Full Sail Live                                            Office                         1,912.50         5,665.20
  151      Crescent City Shopping Center                             Retail - Anchored              6,625.00         9,107.00
  152      Town Square Apartments                                    Multifamily                    1,250.00        22,752.00
  153      Arbor I                                                   Multifamily                           -         8,569.00
  154      Summitwood Apartments                                     Multifamily                           -         8,670.00
  155      Shady Rest Mobile Home and RV Park                        Mobile Home Park                      -                -
  156      Bangs MHP                                                 Mobile Home Park                      -         5,050.00
  157      San Vicente Shopping Center                               Retail - Unanchored                   -           972.00
  158      Las Brisas Apartments                                     Multifamily                      888.00        17,004.00
  159      Malibu Court                                              Multifamily                    5,888.00        12,996.00
  160      Camelback West Plaza                                      Retail - Unanchored            4,312.50        11,172.00
  161      Main Place Apartments                                     Multifamily                   17,175.00        18,856.44
  162      The 1940 Building                                         Office                                -                -
  163      Canal Studios                                             Industrial                            -         7,692.00
  164      Westgate Shopping Center                                  Retail - Anchored             24,750.00         7,230.00
  165      Liberty Place Professional Building                       Office                         4,375.00         4,308.00
  166      Grant Square                                              Multifamily                      888.00        11,000.00
  167      Post Oak Manor                                            Multifamily                    1,763.00        20,500.00
  168      South Grand Apartments                                    Multifamily                    7,188.00        20,004.00
  169      AAA Mini-Storage                                          Self-Storage                  70,875.00         7,239.00
  170      Welsh Gardens                                             Multifamily                    3,125.00        10,500.00
  171      Wellwood Manor                                            Multifamily                           -        13,500.00
  172      Hickory Point MHP                                         Mobile Home Park                      -                -
  173      Creekside Mobile Home Park                                Mobile Home Park                      -         3,348.00
  174      10 Parker Street                                          Multifamily                    1,875.00         5,004.00
  175      38th Street Apartments                                    Multifamily                           -        13,000.00
  176      West Village II Ltd.                                      Multifamily                           -         8,496.00
  177      The Janwood Apartments                                    Multifamily                   22,719.00        19,000.00
  178      Apartments 22                                             Multifamily                           -        11,004.00
  179      West Village Ltd.                                         Multifamily                      500.00         8,004.00
  180      Hillcrest Apartments                                      Multifamily                      625.00         4,380.00
  181      East Wind Apartments                                      Multifamily                           -         7,750.00
  182      University Village Apartments                             Multifamily                      813.00         2,004.00
  183      Minden Square Apartments                                  Multifamily                   12,250.00        12,996.00
  184      Park Villa Apartments                                     Multifamily                           -        11,340.00
  185      263 Genesee Street                                        Mixed-Use                      3,125.00         6,250.00
  186      Rio Vista Apartments                                      Multifamily                           -        14,000.00
  187      Oak Park Apartments                                       Multifamily                   15,163.00         8,748.00
  188      166 Jewett Avenue                                         Multifamily                           -         4,000.00
  189      14 Kensington Avenue                                      Multifamily                           -         3,250.00
  190      Zabriskie Arms Condominium                                Multifamily                           -         3,750.00


                Annual         Current
            Deposit to the  Balance of the   As of Date of
Control      TILC Account    TILC Account      the Reserve
   No.            ($)            ($)            Accounts
=========================================================
  131                 -               -              NAP
  132                 -               -        2/25/2000
  133         22,728.00        1,894.00        2/15/2000
  134                 -               -        9/10/1999
  135                 -               -        2/10/2000
  136         14,700.00               -        2/16/2000
  137                 -               -              NAP
  138                 -               -              NAP
  139                 -               -         6/4/1999
  140                 -               -        2/25/2000
  141                 -      100,000.00        1/31/2000
  142                 -               -        2/25/2000
  143         19,776.00               -        2/16/2000
  144                 -               -       10/28/1999
  145         10,800.00        2,700.00        2/24/2000
  146                 -               -              NAP
  147                 -               -        8/23/1999
  148                 -               -         6/8/1999
  149                 -               -        2/23/2000
  150          8,751.48        3,646.45        2/23/2000
  151         13,102.00               -        2/16/2000
  152                 -               -         6/7/1999
  153                 -               -       11/24/1999
  154                 -               -       11/24/1999
  155                 -               -              NAP
  156                 -               -        2/25/2000
  157          9,192.00          766.00        1/25/2000
  158                 -               -       10/14/1999
  159                 -               -       10/29/1999
  160         17,556.00        5,852.00        2/24/2000
  161                 -               -        2/25/2000
  162                 -       20,000.00        2/25/2000
  163         16,200.00        1,350.00       10/27/1999
  164         18,204.00               -        2/16/2000
  165         18,696.00        1,558.00       12/22/1999
  166                 -               -       12/14/1999
  167                 -               -        8/10/1999
  168                 -               -         6/7/1999
  169                 -               -       12/29/1999
  170                 -               -         2/4/2000
  171                 -               -         2/4/2000
  172                 -               -              NAP
  173                 -               -        12/7/1999
  174                 -               -       10/22/1999
  175                 -               -        8/23/1999
  176                 -               -        7/23/1999
  177                 -               -        7/13/1999
  178                 -               -        5/11/1999
  179                 -               -        7/23/1999
  180                 -               -        6/24/1999
  181                 -               -        1/21/2000
  182                 -               -        7/23/1999
  183                 -               -       12/13/1999
  184                 -               -       10/22/1999
  185                 -               -        2/11/2000
  186                 -               -         2/7/2000
  187                 -               -        10/1/1999
  188                 -               -        7/29/1999
  189                 -               -        7/29/1999
  190                 -               -        4/29/1999

                                     Annex B
                    LB-UBS Commercial Mortgage Trust 2000-C1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1

                                 $1,370,873,184
                                  (Approximate)
                          Initial Mortgage Pool Balance

                                [GRAPHIC OMITTED]

                    % of Initial Pool by Cut-off Date Balance

Warburg Dillon Read                                              LEHMAN BROTHERS

      MORGAN STANLEY DEAN WITTER                  DEUTSCHE BANC ALEX.BROWN


                                  Page 1 of 16

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                    LB-UBS Commercial Mortgage Trust 2000-C1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1

                    Credit
                   Support
                                  -------------------------
                    20.25%                 Class A-1
                                  -------------------------
                    20.25%                 Class A-2
                                  -------------------------
                    14.75%                  Class B
                                  -------------------------
                    11.00%                  Class C
                                  -------------------------
                     9.50%                  Class D
                                  -------------------------
                     8.50%                  Class E
                                  -------------------------
                     7.50%                  Class F
                                  -------------------------
                     6.60%                  Class G             Class X
                                  -------------------------
                     5.00%                  Class H
                                  -------------------------
                     3.75%                  Class J
                                  -------------------------
                     3.00%                  Class K
                                  -------------------------
                     1.30%                  Class M
                                  -------------------------
                     1.00%                  Class N
                                  -------------------------
                      N/A                   Class P
                                  -------------------------

=========================================================================================================================
            Original Face         Ratings         Coupon       Initial    Avg Life(2)       Principal            Legal
Class          Amount        (Moody's/Fitch)  Description(1)    Coupon      (years)         Window(2)           Status
=========================================================================================================================
 A-1      $  395,000,000         Aaa/AAA        Capped WAC                   5.728        04/00 - 05/09         Public
-------------------------------------------------------------------------------------------------------------------------
 A-2         698,271,000         Aaa/AAA        Capped WAC                   9.567        05/09 - 01/10         Public
-------------------------------------------------------------------------------------------------------------------------
  B           75,398,000         Aa2/AA         Capped WAC                   9.775        01/10 - 01/10         Public
-------------------------------------------------------------------------------------------------------------------------
  C           51,408,000          A2/A          Capped WAC                   9.799        01/10 - 02/10         Public
-------------------------------------------------------------------------------------------------------------------------
  D           20,563,000          A3/A-         Capped WAC                   9.858        02/10 - 02/10         Public
-------------------------------------------------------------------------------------------------------------------------
  E           13,708,000        Baa1/BBB+       Capped WAC                   9.858        02/10 - 02/10         Public
-------------------------------------------------------------------------------------------------------------------------
  F           13,709,000        Baa2/BBB        Capped WAC                   9.858        02/10 - 02/10         Public
-------------------------------------------------------------------------------------------------------------------------
  G           12,338,000        Baa3/BBB-       Capped WAC                   9.858        02/10 - 02/10         Public
-------------------------------------------------------------------------------------------------------------------------
  H           21,934,000           (5)          Capped WAC                   9.858        02/10 - 02/10      Private 144A
-------------------------------------------------------------------------------------------------------------------------
  J           17,136,000           (5)          Capped WAC                   9.858        02/10 - 02/10      Private 144A
-------------------------------------------------------------------------------------------------------------------------
  K           10,281,000           (5)          Capped WAC                   9.903        02/10 - 03/10      Private 144A
-------------------------------------------------------------------------------------------------------------------------
  L           10,967,000           (5)          Capped WAC                   9.983        03/10 - 04/10      Private 144A
-------------------------------------------------------------------------------------------------------------------------
  M           12,338,000           (5)          Capped WAC                  10.227        04/10 - 02/11      Private 144A
-------------------------------------------------------------------------------------------------------------------------
  N            4,113,000           (5)          Capped WAC                  12.359        02/11 - 01/14      Private 144A
-------------------------------------------------------------------------------------------------------------------------
  P           13,709,183           (5)          Capped WAC                  17.246        01/14 - 03/20      Private 144A
-------------------------------------------------------------------------------------------------------------------------
  X        1,370,873,183(3)      Aaa/AAA         WAC I/O                     8.599 (4)    04/00 - 03/20         Public
=========================================================================================================================
Total     $1,370,873,183            --               --            --           --             --                 --
=========================================================================================================================

(1) "Capped WAC" describes a coupon equal to the lesser of the initial coupon for the subject class and a weighted average of the net mortgage interest rates on the underlying mortgage loans.
(2) Expected assuming among other things, 0% CPR, no losses and that ARD loans pay off on their anticipated repayment date.
(3)   Represents notional amount on Class X.
(4)   Represents average life of notional amount of Class X.
(5)   Not offered hereby.


                                  Page 2 of 16
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEROF AND BY THE OFFERING DOCUMENT).

  CERTAIN OFFERING POINTS

      o First Ever Public CMBS "E-Bond" Offering by Lehman Brothers Inc. and Warburg Dillon Read LLC. This transaction will be the first public CMBS transaction to be offered by Lehman Brothers Inc. and Warburg Dillon Read LLC over the Internet. Subject to approval, investors will have access to the Internet site through Lehman Brothers' Client Access Site at: www.client.lehman.com. The Client Access Site will also allow investors to place orders over the Internet if they so desire. On the site, investors will be provided with: 1) General details of the offering (summary of terms, structural highlights, parties involved in the transaction, etc.), 2) Informational materials such as the transaction summary book, structural and collateral term sheets and links to the Bloomberg slide show, 3) Roadshow schedule, 4) Preliminary/Final Prospectus Supplement and 5) Base Prospectus.

      o Newly Originated Collateral. The collateral consists of 190 mortgage loans (the "Mortgage Loans") with a principal balance, as of March 11, 2000 (the "Cut-Off Date"), of approximately $1.37 billion. All of the mortgage loans were originated by affiliates of Lehman Brothers Inc. as well as affiliates of Warburg Dillon Read, directly or through conduit correspondents.

      o Call Protection. 100% of the Mortgage Loans contain call protection provisions. As of the Cut-Off Date, 100.00% of the Mortgage Loans provide for an initial lockout period. The weighted average initial lockout period for all loans is 3.2 years. Following their initial lockout periods, 155 Mortgage Loans prohibit voluntary prepayments but permit defeasance for some part of their remaining terms. The Mortgage Loans are generally prepayable without penalty between zero to six months from Mortgage Loan maturity or anticipated repayment date ("ARD"), with a weighted average open period of 2.5 months.

      o Weighted average remaining lock-out and treasury defeasance(for defeasance loans only) of 9.3 years.

      o     No loan delinquent 30 days or more as of the Cut-Off Date.

      o     $7,215,122 average loan balance as of the Cut-Off Date.

      o 1.44x Weighted Average Debt Service Coverage Ratio ("DSCR"), based on underwritten net cash flow, as of the Cut-Off Date (excluding CTL loans).

      o 63.4% Weighted Average Loan to Value ("LTV") as of the Cut-Off Date (excluding CTL loans but including other fully amortizing loans).

      o 57.4% Weighted Average LTV at Balloon (excluding CTL loans but including other fully amortizing loans).

      o The four largest loans contributed to the Trust are: 1) Cherry Creek Mall with a 47.6% LTV and 1.71x DSCR, 2) Annapolis Mall with a 58.3% LTV and 1.49x DSCR, 3) Westfield Portfolio with a 43.0% LTV and 1.87x DSCR and 4) Sangertown Square with a 40.9% LTV and 1.76x DSCR.

      o Property Type Diversification (by balance). 50.9% Retail (31.6% Regional Mall, 15.4% Anchored, and 3.9% Unanchored), 20.9% Office, 14.5% Multifamily (includes Senior Housing), 4.1% Industrial/Warehouse, 2.9% Mobile Home Park, 2.6% Hotel (1.1% Full Service and 1.4% Limited Service), 2.3% Credit Tenant Lease ("CTL"), 1.0% Self Storage, and 0.7% Mixed Use.

      o Geographic Distribution (by balance). The properties are distributed throughout 31 states. California (15.0%); New York (14.1%); Maryland (13.8%); Colorado (12.4%); Texas (8.1%); New Jersey (5.5%); Georgia
            (4.8%), Mississippi (3.0%), all other states less than 3.0% each.

      o Monthly Investor Reporting. Updated collateral summary information will be part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy information to the extent delivered by borrowers, will be available to Certificateholders.

      o     Cash flows will be modeled on BLOOMBERG.

            Except as otherwise indicated, percentages (%) represent the scheduled principal balance of the subject loan or loans as of the Cut-Off Date (as to each loan, the "Cut-Off Date Balance") compared to aggregate mortgage pool balance as of the Cut-Off Date (the "Initial Pool Balance"); weighted averages are weighted using Cut-Off Date Balance; loans with properties in multiple states have been allocated to certain states based upon "allocated loan amounts" or appraisal amount if the loan did not have allocated loan amounts.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                       PRIORITY AND TIMING OF CASH FLOWS*

                                [GRAPHIC OMITTED]

      *Assuming 0% CPR and No Losses

RATING AGENCIES:        Moody's Investors Service, Inc. and Fitch IBCA Inc.

TRUSTEE:                LaSalle Bank National Association

MASTER SERVICER:        First Union National Bank

SPECIAL SERVICER:       Lennar Partners, Inc.

CLOSING DATE:           April 6, 2000

CUT-OFF DATE:           March 11, 2000

ERISA: Classes A-1, A-2, and X are expected to be eligible for each of the underwriters' individual prohibited transaction exemptions.

DETERMINATION DATE:     11th day of each month or, if such day is not a business
                        day, then the following business day.

PAYMENT: Pays on 4th business day after Determination Date of each month, commencing in April 2000.

CLASS X: The Class X is comprised of multiple components, one relating to each class of Principal Balance Certificates.

OPTIONAL CALL:          1% Clean-up Call.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

MORTGAGE LOANS:         All of the mortgage loans were originated by affiliates
                        of Warburg Dillon Read LLC or Lehman Brothers Inc. or by the approved conduit correspondents of those affiliates.
                        As of the Cut-off Date, the Mortgage Loans have a weighted average coupon ("WAC") of 8.336% and a weighted average remaining term to maturity ("WAM") of 110 months
                        (assuming that the ARD loans mature on their ARD date).
                        See the Collateral Overview Tables at the end of this memo for more Mortgage Loan details.

CREDIT ENHANCEMENT:     Credit enhancement for each class of Certificates will
                        be provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

DISTRIBUTIONS:          Principal and interest payments will generally be made
                        to Certificateholders in the following order:
                              1) Interest to the A Classes and X Class pro rata,
                              2) Principal up to the Principal Distribution Amount to the A-1 Class until such class is retired,*
                              3) After the A-1 Class is retired, Principal up to the Principal Distribution Amount to the Class A-2 until such Class is retired,*
                              4) Interest to Class B, then Principal up to the Principal Distribution Amount to Class B until such Class is retired,
                              5) Interest to Class C, then Principal up to the Principal Distribution Amount to Class C until such Class is retired,
                              6) Interest to Class D, then Principal up to the Principal Distribution Amount to Class D until such Class is retired,
                              7) Interest to Class E, then Principal up to the Principal Distribution Amount to Class E until such Class is retired,
                              8) Interest to Class F, then Principal up to the Principal Distribution Amount to Class F until such Class is retired,
                              9) Interest to Class G, then Principal up to the Principal Distribution Amount to Class G until such Class is retired
                              10) Interest and Principal up to the Principal
                                  Distribution Amount to the Private Classes, sequentially.

                        *A-1 and A-2 Classes are pro rata if Classes B through P are retired.

REALIZED LOSSES:        Realized Losses from any Mortgage Loan will be allocated
                        in reverse sequential order (i.e. Classes P, N, M, L, K,
                        J, H, G, F, E, D, C and B, in that order). If Classes B through P have been retired by losses, Realized Losses shall be applied to the then existing A Classes pro-rata.

APPRAISAL REDUCTIONS:   With respect to certain specially serviced Mortgage
                        Loans as to which an appraisal is required, including any Mortgage Loan that becomes 60 days delinquent, an Appraisal Reduction Amount may be created, generally in the amount, if any, by which the Stated Principal
                        Balance of such Mortgage Loan, together with unadvanced interest, unreimbursed P&I advances and certain other items, exceeds 90% of the appraised value of the related
                        Mortgaged Property. The Appraisal Reduction Amount will reduce proportionately the P&I Advance for that loan, which reduction may result in a shortfall of interest to the most subordinate class of Principal Balance
                        Certificates outstanding. The Appraisal Reduction Amount will be reduced to zero as of the date the related
                        Mortgage Loan has been brought current for a specified number of months, paid in full, repurchased or otherwise liquidated, and any shortfalls borne by the subordinate classes may be paid from amounts recovered from the related borrower.

MINIMUM DENOMINATIONS:

                                          Minimum        Increments
                Classes                 Denomination     Thereafter    Delivery
     ---------------------------------------------------------------------------
     A-1, A-2, B, C, D, E, F and G        $10,000            $1          DTC
     ---------------------------------------------------------------------------
                   X                      $250,000           $1          DTC

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

PREPAYMENT PREMIUMS*

===============================================================================================================
    Prepayment
     Premium           3/00     3/01     3/02    3/03    3/04    3/05    3/06    3/07     3/08   3/09     3/10
--------------------------------------------------------------------------------------------------------------
 Lock-Out / Def       100.0%   100.0%   100.0%   72.2%   70.3%   68.3%   68.3%   77.2%    77.2%  74.4%   100.0%
--------------------------------------------------------------------------------------------------------------
Yield Maintenance        --       --       --    27.8%   29.7%   31.3%   31.3%   22.8%    22.8%  22.8%      --
===============================================================================================================
    Sub Total:        100.0%   100.0%   100.0%  100.0%  100.0%   99.6%   99.6%  100.0%   100.0%  97.2%   100.0%
===============================================================================================================

===============================================================================================================
        5%               --       --       --      --      --      --      --      --       --     --       --
--------------------------------------------------------------------------------------------------------------
        4%               --       --       --      --      --      --      --      --       --     --       --
--------------------------------------------------------------------------------------------------------------
        3%               --       --       --      --      --      --      --      --       --     --       --
--------------------------------------------------------------------------------------------------------------
        2%               --       --       --      --      --     0.4%     --      --       --     --       --
--------------------------------------------------------------------------------------------------------------
        1%               --       --       --      --      --      --     0.4%     --       --     --       --
--------------------------------------------------------------------------------------------------------------
       Open              --       --       --      --      --      --      --      --       --    2.8%      --
===============================================================================================================
      Total:          100.0%   100.0%   100.0%  100.0%  100.0%  100.0%  100.0%  100.0%   100.0% 100.0%   100.0%
===============================================================================================================

* % represents % of then outstanding balance as of the date shown, assuming no prepayments and defaults.

OPEN PREPAYMENT PERIOD AT END OF LOAN (i.e. Prior to Maturity Date or ARD, as applicable):

            ===========================================================
            Open Period at End                             % of Initial
                 of Loan*           Number of Loans        Pool Balance
            ===========================================================
                   None                   28                  10.74%
            -----------------------------------------------------------
                  1 Month                 32                  10.21
            -----------------------------------------------------------
                 2 Months                 11                   8.16
            -----------------------------------------------------------
                 3 Months                 109                 68.31
            -----------------------------------------------------------
                 4 Months                  1                   0.65
            -----------------------------------------------------------
                 6 Months                  9                   1.92
            ===========================================================
                  Total:                  190                100.00%
            ===========================================================
            * Weighted average open period at end of loan is 2.5 months.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

CREDIT TENANT           Credit Tenant Lease Loans are secured by mortgages on
LEASE LOANS:            properties which are leased (each a "Credit Tenant
                        Lease") to a tenant which possesses (or whose parent or other affiliate which guarantees the lease obligation possesses) the rating indicated in the following table.
                        Scheduled monthly rent payments under the Credit Tenant
                        Leases are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Tenant Lease
                        Loans.

                        The Credit Tenant Lease Loans generally provide that the tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Credit Tenant Lease property and that, in the event of a casualty or condemnation of a material portion of the related Mortgaged Property:
                              (i) the Tenant is obligated to continue making payments;
                              (ii) the Tenant must make an offer to purchase the applicable property subject to the Credit Tenant Lease for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Tenant Lease Loan; or
                              (iii) the Trustee on behalf of the
                                    Certificateholders will have the benefit of certain non-cancelable credit lease enhancement policies obtained to cover certain casualty and/or condemnation risks.

                              Approximately 2.3% of the Mortgage Loans are
                              Credit Tenant Lease Loans.

============================================================================================================
                             Number       Cut-Off Date                       Credit Rating     Credit Rating
  Tenant / Guarantor        Of Loans      Balance ($)     Lease Type(1)          (S&P)           (Moody's)
============================================================================================================
Super Stop & Shop(2)            1         $14,300,000          NNN                 A-                A3
------------------------------------------------------------------------------------------------------------
CVS                             4           8,502,001          NN                  A                 A3
------------------------------------------------------------------------------------------------------------
BellSouth                       1           5,962,636         Bond                AAA               Aa2
------------------------------------------------------------------------------------------------------------
Walgreens                       1           3,226,473          NN                A+(3)              Aa3
============================================================================================================
Total:                          7         $31,991,110          --                  A+                A2
============================================================================================================

(1) "Bond" means bondable lease, "NNN" means triple net lease and "NN" means double net lease.
(2)   Ahold Guaranty.
(3)   Issuer Credit Rating.

RESERVES:               The table below relates only to conventional conduit
                        loans and excludes all CTL loans as well as the four loans with Cut-Off Date Balances of more than $50 million that were originated by UBS Principal Finance's or Lehman's Large Loan Program.

================================================================================
                       % of Conduit Loans
                        w/Annual Escrows     Current Balance      Annual Deposit
================================================================================
Replacement Reserves          89.5%              $1,793,776         $3,437,452
--------------------------------------------------------------------------------
Taxes                         98.1%                  N/A           $14,256,514
--------------------------------------------------------------------------------
Insurance                     91.1%                  N/A            $2,156,843
--------------------------------------------------------------------------------
T1 & LC Commercial            71.9%              $2,736,879         $3,811,136
================================================================================

CASH MANAGEMENT:        Mortgage Loans representing 77.9% of the Initial Pool
                        Balance employ cash management systems.

                ======================================================
                                              Mortgage Pool
                ======================================================
                Springing Lockbox        49.3% of Initial Pool Balance
                ------------------------------------------------------
                Hard Lockbox             28.6% of Initial Pool Balance
                ======================================================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

SIGNIFICANT
MORTGAGE LOANS:         There are four loans with a Cut-Off Date principal
                        balance in excess of $50 million. Each of the large loans has been bifurcated into an A Note and a B Note.
                        The A Note has been deposited into the Trust and will pay principal and interest to the Trust, with the B
                        Note, paying interest only until the A Note is retired.
                        Each B Note or securities backed thereby will be rated investment grade by Fitch. The following table provides a summary of the four largest loans:

================================================================================================================================
                         Property        # of    Cut-Off Date    % of               Term to    Amortization
Cherry Creek Mall          Type          Prop.      Balance      Loan    Coupon      ARD          Term(2)      DSCR     LTV
================================================================================================================================
                          Retail
     A Note          (Regional Mall)       1     $148,497,918    83.9%     TBD     7 years      25 years(3)    1.71x   47.6%
--------------------------------------------------------------------------------------------------------------------------------
                          Retail
    B Note(1)        (Regional Mall)       1     $ 28,502,082    16.1%     TBD     7 years      25 years(3)      --      --
================================================================================================================================
     Total / Weighted Average:             1     $177,000,000   100.0%    7.680%   7 years      25 years(3)    1.47x   56.8%
================================================================================================================================

================================================================================================================================
                         Property        # of   Cut-Off Date    % of               Term to    Amortization
 Annapolis Mall            Type          Prop.     Balance       Loan    Coupon      ARD          Term(2)      DSCR     LTV
================================================================================================================================
                          Retail
    A Note           (Regional Mall)       1     $123,031,572    85.4%     TBD     10 years     30 years       1.51x   58.3%(4)
--------------------------------------------------------------------------------------------------------------------------------
                          Retail
   B Note(1)         (Regional Mall)       1     $ 21,099,647    14.6%     TBD     10 years     30 years         --      --
================================================================================================================================
     Total / Weighted Average:             1     $144,131,219   100.0%    8.177%   10 years     30 years       1.31x   68.2%(4)
================================================================================================================================

================================================================================================================================
                         Property        # of   Cut-Off Date    % of               Term to    Amortization
Westfield Portfolio        Type          Prop.     Balance       Loan    Coupon      ARD          Term(2)      DSCR     LTV
================================================================================================================================
                          Retail
     A Note          (Regional Mall)       2     $ 99,000,000    77.9%     TBD     10 years     30 years       1.87x   43.0%
--------------------------------------------------------------------------------------------------------------------------------
                          Retail
    B Note(1)        (Regional Mall)       2     $ 28,128,567    22.1%     TBD     10 years     30 years         --      --
================================================================================================================================
     Total / Weighted Average:             2     $127,128,567   100.0%    8.177%   10 years     30 years       1.49x   55.2%
================================================================================================================================

================================================================================================================================
                         Property        # of   Cut-Off Date    % of               Term to    Amortization
Sangertown Square          Type          Prop.     Balance       Loan    Coupon      ARD          Term(2)      DSCR     LTV
================================================================================================================================
                          Retail
      A Note         (Regional Mall)       1     $62,145,749     81.4%     TBD      10 years    30 years       1.76x   40.9%
--------------------------------------------------------------------------------------------------------------------------------
                          Retail
     B Note(1)       (Regional Mall)       1     $14,204,280     18.6%     TBD      10 years    30 years         --      --
================================================================================================================================
      Total / Weighted Average:            1     $76,350,029    100.0%    8.820%    10 years    30 years       1.45x   50.2%
================================================================================================================================

(1)   Privately placed.
(2)   Loan has a hyper-amortization feature after ARD.
(3) First five years interest only then 25 year amortization schedule thereafter.
(4) There is also additional collateral in the form of $15 million letter of credit, except that it is subject to release or reduction upon satisfaction of certain considerations.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

================================================================================
                                            CHERRY CREEK MALL LOAN
================================================================================

A Note Cut-Off Date Balance:       $148,497,918
--------------------------------------------------------------------------------
Coupon:                            TBD (weighted average of A & B Note is
                                   7.680%)
--------------------------------------------------------------------------------
Anticipated Repayment Date:        August 11,2006
--------------------------------------------------------------------------------
Term to ARD:                       7 years
--------------------------------------------------------------------------------
Amortization:                      First five years interest only; 25 year
                                   schedule thereafter; hyper-amortization
                                   commencing after the ARD
--------------------------------------------------------------------------------
Sponsor:                           Taubman Centers Inc.
--------------------------------------------------------------------------------
Anchors:                           Foley's, Lord & Taylor, Saks Fifth Avenue and
                                   Neiman Marcus
--------------------------------------------------------------------------------
Property:                          1,316,435 square foot, two-level enclosed
                                   regional mall
--------------------------------------------------------------------------------
Location:                          Denver, Colorado
--------------------------------------------------------------------------------
1999 In-Line Sales/SF:             $450
--------------------------------------------------------------------------------
In-Line Cost of Occupancy:         14.6%
--------------------------------------------------------------------------------
Overall Occupancy:                 97.5% (based on 12/31/00 rent rolls)
Value:                             $311.8 million
--------------------------------------------------------------------------------
LTV (A Note):                      47.6%
--------------------------------------------------------------------------------
DSCR (A Note):                     1.71x
--------------------------------------------------------------------------------
Reserves:                          Springing (if DSCR falls below 1.30x or an
                                   event of default occurs on combined A & B
                                   Notes, monthly reserve of real estate taxes,
                                   insurance, capital improvements, leasing
                                   commissions and ground lease payments)
--------------------------------------------------------------------------------
Lockbox:                           Borrower has access to account until DSCR
                                   falls below 1.30x or an event of default
                                   occurs or ARD
================================================================================

================================================================================
                                            ANNAPOLIS MALL LOAN
================================================================================
A Note Cut-Off Date Balance:       $123,031,572
--------------------------------------------------------------------------------
Coupon:                            TBD (weighted average of A & B Note is
                                   8.177%)
--------------------------------------------------------------------------------
Anticipated Repayment Date:        December 11, 2009
--------------------------------------------------------------------------------
Term to ARD:                       10 years
--------------------------------------------------------------------------------
Amortization:                      30 years; hyper-amortization commencing after
                                   the ARD
--------------------------------------------------------------------------------
Sponsor:                           Westfield America, Inc.
--------------------------------------------------------------------------------
Anchors:                           Hechts, Nordstrom, Lord & Taylor, JC Penney
                                   and Montgomery Ward
--------------------------------------------------------------------------------
Property:                          1,116,630 square foot regional shopping
                                   center
--------------------------------------------------------------------------------
Location:                          Annapolis, Maryland
--------------------------------------------------------------------------------
1999 In-Line Sales/SF:             $415
--------------------------------------------------------------------------------
In-Line Cost of Occupancy:         12.7%
--------------------------------------------------------------------------------
Overall Occupancy:                 98.9% (based on 2/1/00 rent rolls)
--------------------------------------------------------------------------------
Value:                             $211.2 million(1)
--------------------------------------------------------------------------------
LTV (A Note):                      58.3%
--------------------------------------------------------------------------------
DSCR (A Note):                     1.51x
--------------------------------------------------------------------------------
Reserves:                          Springing (if DSCR falls below 1.25x or an
                                   event of default occurs, lockbox will be
                                   established for tenant improvements, leasing
                                   commissions, operating expenses and
                                   replacement reserves)
--------------------------------------------------------------------------------
Lockbox:                           Hard for debt service, tax and insurance;
                                   Springing for reserves
================================================================================
(1) There is also additional collateral in the form of $15 million letter of credit, except that it is subject to release or reduction upon satisfaction of certain conditions.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

================================================================================
                                           WESTFIELD PORTFOLIO LOAN
================================================================================
A Note Cut-Off Date Balance:       $99,000,000
--------------------------------------------------------------------------------
Coupon:                            TBD (weighted average of A & B Note is
                                   8.177%)
--------------------------------------------------------------------------------
Anticipated Repayment Date:        December 11, 2009
--------------------------------------------------------------------------------
Term to ARD:                       10 years
--------------------------------------------------------------------------------
Amortization:                      30 years; hyper-amortization commencing after
                                   the ARD
--------------------------------------------------------------------------------
Sponsor:                           Westfield America, Inc,
--------------------------------------------------------------------------------
Anchors:                           Macy's, Macy's Men's & Furniture, Target,
                                   Burlington Coat Factory and Mervyn's
--------------------------------------------------------------------------------
Property:                          Downtown Plaza, a 1,191,347 square foot
                                   regional shopping mall, and Eastland Center,
                                   an 846,781 square foot power center. Total
                                   GLA: 2,038,128 square feet of GLA
--------------------------------------------------------------------------------
Location:                          California
--------------------------------------------------------------------------------
1999 In-Line Sales/SF:             Overall: $271 ; Downtown Plaza: $314;
                                   Eastland Center: $217
--------------------------------------------------------------------------------
In-Line Cost of Occupancy:         Overall: 9.0%; Downtown Plaza: 12.9%;
                                   Eastland Center: 4.0%
--------------------------------------------------------------------------------
Overall Occupancy:                 Overall: 96.9%; Downtown Plaza: 96.9%;
                                   Eastland Center: 97.0% (based on 2/1/00 rent
                                   rolls)
--------------------------------------------------------------------------------
Value:                             $230.2 million
--------------------------------------------------------------------------------
LTV (A Note):                      43.0%
--------------------------------------------------------------------------------
DSCR (A Note):                     1.87x
--------------------------------------------------------------------------------
Reserves:                          Springing (if DSCR falls below 1.25x or if an
                                   event of default occurs, lockbox will be
                                   established for replacement reserves, leasing
                                   commissions, tenant improvements, and
                                   operatingexpenses)
--------------------------------------------------------------------------------
Lockbox:                           Hard for debt service, tax and insurance;
                                   Springing for reserves
================================================================================

================================================================================
                                        SANGERTOWN SQUARE LOAN
================================================================================
A Note Cut-Off Date Balance:       $62,145,749
--------------------------------------------------------------------------------
Coupon:                            TBD (weighted average of A & B Note is
                                   8.820%)
--------------------------------------------------------------------------------
Anticipated Repayment Date:        December 1, 2009
--------------------------------------------------------------------------------
Term to ARD:                       10 years
--------------------------------------------------------------------------------
Amortization:                      30 years; hyper-amortization commencing after
                                   the ARD
--------------------------------------------------------------------------------
Sponsor:                           The Pyramid Companies
--------------------------------------------------------------------------------
Anchors:                           Sears, Kaufmann's, JC Penney and Bradlees
--------------------------------------------------------------------------------
Property:                          855,360 square foot, fully enclosed regional
                                   mall
--------------------------------------------------------------------------------
Location:                          New Hartford, New York
--------------------------------------------------------------------------------
1999 In-Line Sales/SF:             $370
--------------------------------------------------------------------------------
In-Line Cost of Occupancy:         11.6%
--------------------------------------------------------------------------------
Overall Occupancy:                 93.7% (based on 2/00 rent roll)
--------------------------------------------------------------------------------
Value:                             $152.0 million
--------------------------------------------------------------------------------
LTV (A Note):                      40.9%
--------------------------------------------------------------------------------
DSCR (A Note):                     1.76x
--------------------------------------------------------------------------------
Reserves:                          Replacement: $175,000/year; Tenant Rollover:
                                   $200,000/year; Renovation: $2,000,000(1); Tax
                                   & Insurance: Funded monthly based on
                                   estimated annual expenses; Debt Service: One
                                   month of debt service(2)
--------------------------------------------------------------------------------
Lockbox:                           Hard
================================================================================
(1) In the event that the borrower has not substantially completed a major renovation of the property by 12/1/08, borrower will be required to establish such renovation reserve.
(2) Subject to release based on achievement of certain NOI tests (trailing 12 months NOI should at least be $11.3 million).

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

PREPAYMENT PREMIUM ALLOCATION EXAMPLE:

                  The yield maintenance charge due in connection with a prepayment will generally be equal to the present value of the reduction in interest payments as a result of the prepayment through the maturity of the prepaid Mortgage Loan, discounted at the yield (converting from semi-annual to monthly pay) of a Treasury security of similar maturity in most cases, assuming ARD loans mature on their anticipated repayment dates.

                  A portion of any collected prepayment premium will be paid on the Class of Principal Balance Certificates senior to the Class J Certificates then receiving principal based on the Discount Rate Fraction Methodology. The following example reflects that method. The balance of the prepayment premium will be distributed to the Class X Certificates.

                  Discount Rate Fraction Methodology:
                  Mortgage Loan Characteristics of Mortgage Loan being prepaid:

                                Balance            $10,000,000
                                Coupon             8.00%
                                Maturity           10 years
                 Treasury Rate (monthly)           6.50%
                 Certificate Characteristics
                 Class A-1 Coupon                  7.50%
                 Discount Rate Fraction Example:

                                                                    Class A-1               Class X
                                                                   Certificates          Certificates
                 =========================================================================================
                 Principal Payment                                  $10,000,000               N/A
                 -----------------------------------------------------------------------------------------
                 Discount Rate Fraction Calculation
                 (Class A-1 Coupon - Reinvestment Yield) /        (7.50% - 6.50%) /    (100.0% - 66.7%) =
                 (Gross Mortgage Rate - Reinvestment Yield) =     (8.00% - 6.50%) =          33.3%
                 Discount Rate Fraction =                               66.7%
                 -----------------------------------------------------------------------------------------
                 % of Premium Allocated to Classes:                     66.7%                33.3%
                 =========================================================================================

ANTICIPATED REPAYMENT DATE LOANS:
                  Mortgage Loans representing 51.4% of the Initial Pool Balance provided that if the unamortized principal amount thereof is not repaid on a date (the "Anticipated Repayment Date") set forth in the related Mortgage Note, the Mortgage Loan will accrue additional interest at the rate set forth therein and the borrower will be required to apply excess monthly cash flow generated by the Mortgaged Property (as determined in the related Mortgage) to the repayment of principal outstanding on the Mortgage Loan. With respect to such Mortgage Loans, no prepayment consideration will be due in connection with any principal prepayment on or after the Anticipated Repayment Date. For purposes of analysis and presentation, such loans are assumed to pay off at the ARD and are treated like balloon loans that mature on the ARD.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

DETAILED MONTHLY INVESTOR REPORTING:
                        Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy data, to the extent delivered by the borrowers, will be available to Certificate holders through the Trustee. The following is a list of all the reports that will be available to Certificateholders:

                           Name of Report                            Description (information provided)
          ----------------------------------------------------------------------------------------------------------------
            1  Remittance Report                         Principal and interest distributions, principal balances
          ----------------------------------------------------------------------------------------------------------------
            2  Mortgage Loan Status Report               Portfolio stratifications
          ----------------------------------------------------------------------------------------------------------------
            3  Comparative Financial Status Report       Revenue, NOI, DSCR to the extent available
          ----------------------------------------------------------------------------------------------------------------
            4  Delinquent Loan Status Report             Listing of delinquent mortgage loans
          ----------------------------------------------------------------------------------------------------------------
            5  Historical Loan Modification Report       Information on modified mortgage loans
          ----------------------------------------------------------------------------------------------------------------
            6  Historical Loss Estimate Report           Liquidation proceeds, expenses, and realized losses
          ----------------------------------------------------------------------------------------------------------------
            7  REO Status Report                         NOI and value of REO
          ----------------------------------------------------------------------------------------------------------------
            8  Servicer Watch List                       Listing of loans in jeopardy of becoming Specially Serviced
          ----------------------------------------------------------------------------------------------------------------
            9  Loan Payoff Notification Report           Listing of loans where borrower has requested a pay-off statement
          ----------------------------------------------------------------------------------------------------------------

ADVANCING:              The Master Servicer will be obligated to make advances
                        of scheduled principal and interest payments (excluding balloon payments and subject to reduction for Appraisal
                        Reduction Amounts) and certain servicing expenses
                        ("Advances"), to the extent that such Advances are deemed to be recoverable out of collections on the related loan. If the Master Servicer fails to make a required Advance, the Trustee will be obligated to make such advances.

CONTROLLING CLASS:      The Controlling Class will generally be the most
                        subordinate class with a Certificate Balance outstanding that is at least 25% of the initial Certificate Balance of such Class. A majority of Certificateholders of the Controlling Class will, subject to certain limitations, be entitled to replace the Special Servicer. Such holders of the Controlling Class will also have the right to direct or advise the Special Servicer with respect to special servicing actions subject to the servicing standards set in the Pooling and Servicing
                        Agreement. However, in the case of each Mortgage Loan with a Cut-Off Date Balance in excess of $50 million, for so long as the principal amount of the corresponding
                        B Note (net of any existing related Appraisal Reduction
                        Amount) is at least 50% of the original principal amount of such B Note, the holder of such B Note will have the right to direct or advise the Special Servicer with respect to special servicing actions for such Mortgage
                        Loan and the corresponding B Note.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                             GENERAL CHARACTERISTICS
            =====================================================
                   Characteristics
            =====================================================
                 Initial Pool Balance          $1,370,873,184
            -----------------------------------------------------
                   Number of Loans                   190
            -----------------------------------------------------
                      Gross WAC                    8.336%
            -----------------------------------------------------
                   Original WAM(1)               114 months
            -----------------------------------------------------
                   Remaining WAM(1)              110 months
            -----------------------------------------------------
                 Average Loan Balance            $7,215,122
            -----------------------------------------------------
               Weighted Average DSCR(2)             1.44x
            -----------------------------------------------------
             WA Cut-Off Date LTV Ratio(2)           63.4%
            -----------------------------------------------------
             WA LTV at Maturity/ARD(2,3)            57.4%
            -----------------------------------------------------
                 Geographic Diversity             31 states
            -----------------------------------------------------
                     Balloon or ARD Loans           98.2%
            =====================================================
            (1)   Assumes ARD loans mature on their Anticipated Repayment Dates.
            (2)   Excludes CTL loans.
            (3)   Includes fully amortizing loans other than CTL loans.

                                 PROPERTY TYPES
            =====================================================
                                              % of Initial Pool
                 Property Types                    Balance
            =====================================================
                     Retail                          50.9%
            -----------------------------------------------------
                     Office                          20.9
            -----------------------------------------------------
                  Multifamily*                       14.5
            -----------------------------------------------------
              Industrial/Warehouse                   4.1
            -----------------------------------------------------
                Mobile Home Park                     2.9
            -----------------------------------------------------
                      CTL                            2.3
            -----------------------------------------------------
                     Hotel                           2.6
            -----------------------------------------------------
                  Self Storage                       1.0
            -----------------------------------------------------
                   Mixed Use                         0.7
            =====================================================
                     Total:                        100.0%
            =====================================================
              * Includes Senior Housing loans.

                          DEAL SUMMARY BY PROPERTY TYPE

====================================================================================================================================
                                    Aggregate        % of         Average     Gross     Rem.                        WA
                         # of     Cut-off Date   Initial Pool  Cut-off Date    WAC      WAM       WA      WA     Occupancy   Balloon
    Property Type        Loans     Balance ($)     Balance      Balance ($)    (%)   (mos) (1)  LTV(2)  DSCR(2) Rate (%)(3)     %
====================================================================================================================================
Retail                     48    $  697,129,006     50.9%       $14,523,521   8.222%    108      57.5%   1.56x     97.43%    28.55%
------------------------------------------------------------------------------------------------------------------------------------
      Regional Mall         4       432,675,239     31.6        108,168,810   8.099     104      48.6    1.70      97.24      0.00
------------------------------------------------------------------------------------------------------------------------------------
      Anchored             29       210,784,070     15.4          7,268,416   8.382     118      72.8    1.33      97.80     69.73
------------------------------------------------------------------------------------------------------------------------------------
      Unanchored           15        53,669,697      3.9          3,577,980   8.593     104      69.5    1.32      97.50     97.02
------------------------------------------------------------------------------------------------------------------------------------
Office                     31       287,145,624     20.9          9,262,762   8.474     109      68.1    1.29      93.17     46.10
------------------------------------------------------------------------------------------------------------------------------------
Multifamily(4)             58       198,469,377     14.5          3,421,886   8.353     110      74.4    1.30      95.92     81.60
------------------------------------------------------------------------------------------------------------------------------------
Industrial/W'house         14        56,776,866      4.1          4,055,490   8.446     101      70.7    1.34      98.82     84.65
------------------------------------------------------------------------------------------------------------------------------------
Mobile Home Park           18        39,811,009      2.9          2,211,723   8.191     106      68.2    1.39      95.33    100.00
------------------------------------------------------------------------------------------------------------------------------------
Hotel                       8        35,361,045      2.6          4,420,131   8.882     105      59.5    1.54       N/A      93.43
------------------------------------------------------------------------------------------------------------------------------------
      Limited Service       6        19,815,802      1.4          3,302,634   8.890     117      57.5    1.65       N/A      88.28
------------------------------------------------------------------------------------------------------------------------------------
      Full Service          2        15,545,243      1.1          7,772,621   8.873      89      61.9    1.41       N/A     100.00
------------------------------------------------------------------------------------------------------------------------------------
CTL                         7        31,991,110      2.3          4,570,159   8.660     217      N/A       N/A    100.00     24.21
------------------------------------------------------------------------------------------------------------------------------------
Self Storage                2        13,988,507      1.0         13,988,507   8.831      60      73.4    1.31      86.27    100.00
------------------------------------------------------------------------------------------------------------------------------------
Mixed Use                   4        10,200,641      0.7          2,550,160   8.743      96      60.1    1.36      85.86     64.02
====================================================================================================================================
Total/Avg/Wtd.Avg:        190    $1,370,873,184    100.0%        $7,215,122   8.336%    110      63.4%   1.44x     96.14%    46.87%
====================================================================================================================================

(1)   Assumes ARD loans mature on their Anticipated Repayment Dates
(2)   Excludes credit tenant lease loans.
(3)   Excludes hotels.
(4)   Includes Senior Housing loans.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                             LOAN SIZE DISTRIBUTION
================================================================================
    Cut-Off Date Balance                 # of                 % of Initial
         Ranges ($)                      Loans                Pool Balance
================================================================================
        0 - 2,000,000                     55                      4.35%
--------------------------------------------------------------------------------
   2,000,001 - 6,000,000                  87                     23.04
--------------------------------------------------------------------------------
   6,000,001 - 10,000,000                 19                     11.36
--------------------------------------------------------------------------------
  10,000,001 - 14,000,000                 12                     10.54
--------------------------------------------------------------------------------
  14,000,001 - 18,000,000                  7                      8.14
--------------------------------------------------------------------------------
  18,000,001 - 24,000,000                  3                      4.55
--------------------------------------------------------------------------------
  24,000,001 - 36,000,000                  2                      3.81
--------------------------------------------------------------------------------
  36,000,001 - 58,000,000                  1                      2.65
--------------------------------------------------------------------------------
  58,000,001 - 66,000,000                  1                      4.53
--------------------------------------------------------------------------------
  66,000,001 - 138,000,000                 2                     16.20
--------------------------------------------------------------------------------
 138,000,001 - 149,000,000                 1                     10.83
================================================================================
           Total:                         190                   100.00%
================================================================================
Min.: $298,955
Max.: $148,497,918
Avg.: $7,215,122

                             GROSS RATE DISTRIBUTION
================================================================================
Gross Rate Ranges                         # of               % of Initial
       (%)                               Loans               Pool Balance
================================================================================
  7.251 - 7.500                            3                      1.51%
--------------------------------------------------------------------------------
  7.501 - 7.750                            4                     11.40
--------------------------------------------------------------------------------
  7.751 - 8.000                            8                      7.49
--------------------------------------------------------------------------------
  8.001 - 8.250                            41                    31.30
--------------------------------------------------------------------------------
  8.251 - 8.500                            40                    11.94
--------------------------------------------------------------------------------
  8.501 - 8.750                            47                    16.92
--------------------------------------------------------------------------------
  8.751 - 9.000                            28                    12.53
--------------------------------------------------------------------------------
  9.001 - 9.250                            14                     6.58
--------------------------------------------------------------------------------
  9.251 - 9.500                            3                      0.14
--------------------------------------------------------------------------------
  9.501 - 9.750                            2                      0.20
================================================================================
      Total:                              190                   100.00%
================================================================================
Min.: 7.430%
Max.: 9.750%
Wtd. Avg.:8.336%

                          REMAINING TERM TO MATURITY(1)

================================================================================
                                         # of                % of Initial
      Months                             Loans               Pool Balance
================================================================================
     49 - 60                              12                      5.25%
--------------------------------------------------------------------------------
     73 - 84                              10                     14.92
--------------------------------------------------------------------------------
     85 - 96                               1                      0.10
--------------------------------------------------------------------------------
    109 - 120                             160                    76.93
--------------------------------------------------------------------------------
    121 - 132                              1                      0.90
--------------------------------------------------------------------------------
    229 - 240                              6                      1.90
================================================================================
      Total:                              190                   100.00%
================================================================================

(1) Assumes ARD Loans mature on their Anticipated Repayment Dates
Min.: 50 months
Max.: 240 months
Wtd. Avg.: 110 months

                         REMAINING AMORTIZATION TERM(1)
================================================================================
                                         # of               % of Initial
      Months                             Loans               Pool Balance
================================================================================
     0 - 156                               4                      1.32%
--------------------------------------------------------------------------------
    229 - 276                              12                     3.92
--------------------------------------------------------------------------------
    289 - 300                              33                    17.61
--------------------------------------------------------------------------------
    313 - 336                              2                      0.93
--------------------------------------------------------------------------------
    349 - 360                             139                    76.22

================================================================================
      Total:                              190                    100.0%
================================================================================
Min.: 0 months
Max.: 360 months
Wtd. Avg.: 338 months
(1) Assumes ARD Loans mature on their Anticipated Repayment Dates

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                     DEBT SERVICE COVERAGE RATIOS (DSCR)(1)
================================================================================
       Cut-Off Date                      # of                % of Initial
     DSCR Ranges (x)                    Loans                Pool Balance
================================================================================
       1.20 - 1.24                        28                    17.89%
--------------------------------------------------------------------------------
       1.25 - 1.29                        49                    19.96
--------------------------------------------------------------------------------
       1.30 - 1.34                        32                    11.40
--------------------------------------------------------------------------------
       1.35 - 1.39                        23                     8.44
--------------------------------------------------------------------------------
       1.40 - 1.49                        22                     4.67
--------------------------------------------------------------------------------
       1.50 - 1.69                        19                    11.85
--------------------------------------------------------------------------------
       1.70 - 1.79                        6                     17.82
--------------------------------------------------------------------------------
       1.80 - 2.59                        4                      7.98
================================================================================
          Total:                         183                   100.00%
================================================================================
(1) Excludes CTL loans.
Min.: 1.20x
Max.: 2.43x
Wtd. Avg.:1.44x

                          LOAN TO VALUE RATIOS (LTV)(1)
================================================================================
      Cut-Off Date                       # of               % of Initial
     LTV Ranges (%)                     Loans               Pool Balance
================================================================================
    30.001 - 45.000                       4                     12.37%
--------------------------------------------------------------------------------
    45.001 - 50.000                       5                     11.78
--------------------------------------------------------------------------------
    50.001 - 55.000                       7                      1.36
--------------------------------------------------------------------------------
    55.001 - 60.000                       17                    14.95
--------------------------------------------------------------------------------
    60.001 - 65.000                       11                     6.77
--------------------------------------------------------------------------------
    65.001 - 70.000                       29                     8.01
--------------------------------------------------------------------------------
    70.001 - 75.000                       68                    26.77
--------------------------------------------------------------------------------
    75.001 - 80.000                       42                    17.98
================================================================================
         Total:                          183                   100.00%
================================================================================
(1) Excludes CTL loans.
Min.: 33.4%
Max.: 79.9%
Wtd. Avg.: 63.4%

                               OCCUPANCY RATES(1)
================================================================================
Cut-Off Date Occupancy                    # of               % of Initial
      Ranges (%)                         Loans               Pool Balance
================================================================================
    70.01 - 75.00                          1                     0.16%
--------------------------------------------------------------------------------
    75.01 - 80.00                          2                     1.51
--------------------------------------------------------------------------------
    80.01 - 85.00                          5                     2.49
--------------------------------------------------------------------------------
    85.01 - 90.00                          7                     3.12
--------------------------------------------------------------------------------
    90.01 - 95.00                          40                   23.63
--------------------------------------------------------------------------------
       95.01 >=                           127                   69.08
================================================================================
        Total:                            182                  100.00%
================================================================================

(1) Excluding hotels.
Min.:71.9%
Max.: 100.0%
Wtd. Avg.:96.1%

                     MATURITY DATE/ARD LOAN TO VALUE(1)
================================================================================
Cut-Off Date Balloon                         # of             % of Initial
  LTV Ranges (%)                           Loans              Pool Balance
================================================================================
 30.001 - 40.000                             5                   12.47%
--------------------------------------------------------------------------------
 40.001 - 45.000                             1                    0.18
--------------------------------------------------------------------------------
 45.001 - 50.000                             17                  15.11
--------------------------------------------------------------------------------
 50.001 - 55.000                             14                  14.30
--------------------------------------------------------------------------------
 55.001 - 60.000                             20                   8.17
--------------------------------------------------------------------------------
 60.001 - 65.000                             32                   9.47
--------------------------------------------------------------------------------
 65.001 - 70.000                             63                  27.74
--------------------------------------------------------------------------------
 70.001 - 75.000                             30                  11.46
--------------------------------------------------------------------------------
 75.001 - 80.000                             1                    1.10
================================================================================
      Total:                                183                 100.00%
================================================================================
(1) Excludes CTL loans but includes other fully amortizing loans.
Min.: 30.6%
Max.:75.0 %
Wtd. Avg.: 57.4%

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                             GEOGRAPHIC DISTRIBUTION
================================================================================
                                          # of             % of Initial
         State                           Loans             Pool Balance
================================================================================
       California                          18                 15.05%
--------------------------------------------------------------------------------
        New York                           26                 14.08
--------------------------------------------------------------------------------
        Maryland                           9                  13.78
--------------------------------------------------------------------------------
        Colorado                           4                  12.40
--------------------------------------------------------------------------------
         Texas                             30                  8.13
--------------------------------------------------------------------------------
       New Jersey                          13                  5.48
--------------------------------------------------------------------------------
        Georgia                            6                   4.77
--------------------------------------------------------------------------------
      Mississippi                          3                   3.00
--------------------------------------------------------------------------------
     North Carolina                        6                   2.89
--------------------------------------------------------------------------------
        Florida                            17                  2.85
--------------------------------------------------------------------------------
        Illinois                           3                   2.28
--------------------------------------------------------------------------------
       Louisiana                           4                   2.27
--------------------------------------------------------------------------------
      Connecticut                          7                   2.25
--------------------------------------------------------------------------------
      Pennsylvania                         10                  2.09
--------------------------------------------------------------------------------
        Arizona                            8                   1.29
================================================================================
     Massachusetts                         3                   1.28
================================================================================

================================================================================
                                          # of             % of Initial
         State                           Loans             Pool Balance
================================================================================
        Alabama                            2                   0.84
--------------------------------------------------------------------------------
         Nevada                            1                   0.79
--------------------------------------------------------------------------------
       Minnesota                           1                   0.78
--------------------------------------------------------------------------------
        Arkansas                           2                   0.59
--------------------------------------------------------------------------------
        Indiana                            2                   0.58
--------------------------------------------------------------------------------
     South Carolina                        3                   0.43
--------------------------------------------------------------------------------
       Tennessee                           2                   0.40
--------------------------------------------------------------------------------
     New Hampshire                         2                   0.27
--------------------------------------------------------------------------------
          Utah                             1                   0.25
--------------------------------------------------------------------------------
        Oklahoma                           1                   0.24
--------------------------------------------------------------------------------
        Michigan                           1                   0.24
--------------------------------------------------------------------------------
        Missouri                           1                   0.24
--------------------------------------------------------------------------------
       Washington                          2                   0.18
--------------------------------------------------------------------------------
         Oregon                            1                   0.17
--------------------------------------------------------------------------------
          Ohio                             1                   0.13
================================================================================
         Total:                           190                100.00%
================================================================================

================================================================================
                                         Number               % of Initial
        Loan Type                       Of Loans              Pool Balance
================================================================================
         Balloon                          154                     46.9%
--------------------------------------------------------------------------------
        ARD Loan                           31                     51.4
--------------------------------------------------------------------------------
    Fully Amortizing                       5                       1.8
================================================================================
         Total:                           190                    100.0%
================================================================================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                    ANNEX C-1

                               Price/Yield Tables.

                          Weighted Average Life, First Principal Payment Date, Last Principal Payment Date,
                              Pre-Tax Yield to Maturity and Modified Duration of Class A-1 Certificates

                              0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
                        --------------------------------------------------------------------------------------

Price (32nds)         0% CPR                 25% CPR                 50% CPR               75% CPR                100% CPR
------------         ------------------     ------------------      -----------------     ------------------     ------------------
                         CBE   Modified         CBE   Modified          CBE  Modified         CBE   Modified         CBE   Modified
                       Yield   Duration       Yield   Duration        Yield  Duration       Yield   Duration       Yield   Duration
                          (%)     (yrs.)         (%)     (yrs.)          (%)    (yrs.)         (%)     (yrs.)         (%)     (yrs.)

      99.20           7.746%       4.40      7.746%       4.40       7.746%      4.39      7.746%       4.39      7.747%       4.32
      99.22           7.732%       4.40      7.732%       4.40       7.732%      4.39      7.732%       4.39      7.733%       4.32
      99.24           7.718%       4.40      7.718%       4.40       7.718%      4.39      7.718%       4.39      7.718%       4.32
      99.26           7.703%       4.40      7.703%       4.40       7.703%      4.40      7.703%       4.39      7.704%       4.32
      99.28           7.689%       4.41      7.689%       4.40       7.689%      4.40      7.689%       4.39      7.689%       4.32
      99.30           7.675%       4.41      7.675%       4.40       7.675%      4.40      7.675%       4.39      7.675%       4.33
     100.00           7.661%       4.41      7.661%       4.40       7.661%      4.40      7.661%       4.39      7.661%       4.33
     100.02           7.647%       4.41      7.647%       4.40       7.647%      4.40      7.647%       4.39      7.646%       4.33
     100.04           7.633%       4.41      7.633%       4.41       7.633%      4.40      7.633%       4.39      7.632%       4.33
     100.06           7.619%       4.41      7.619%       4.41       7.619%      4.40      7.619%       4.39      7.618%       4.33
     100.08           7.605%       4.41      7.605%       4.41       7.605%      4.40      7.604%       4.40      7.603%       4.33
     100.10           7.591%       4.41      7.591%       4.41       7.590%      4.40      7.590%       4.40      7.589%       4.33
     100.12           7.577%       4.41      7.576%       4.41       7.576%      4.40      7.576%       4.40      7.575%       4.33

Weighted  Average
Life (yrs.)             5.73                   5.72                    5.71                  5.70                   5.59

First Principal
Payment Date       15-Apr-00              15-Apr-00               15-Apr-00             15-Apr-00              15-Apr-00

Last Principal
Payment Date       15-May-09              15-Apr-09               15-Apr-09             15-Mar-09              15-Feb-09


                                                                     Annex C-1-1

                          Weighted Average Life, First Principal Payment Date, Last Principal Payment Date,
                              Pre-Tax Yield to Maturity and Modified Duration of Class A-2 Certificates

                              0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
                        --------------------------------------------------------------------------------------

Price (32nds)         0% CPR                25% CPR                50% CPR               75% CPR                100% CPR
------------         ------------------    -------------------    -------------------   --------------------   --------------------

                         CBE   Modified         CBE   Modified         CBE  Modified         CBE   Modified          CBE   Modified
                       Yield   Duration       Yield   Duration       Yield  Duration       Yield   Duration        Yield   Duration
                          (%)     (yrs.)         (%)     (yrs.)         (%)    (yrs.)         (%)     (yrs.)          (%)     (yrs.)

      99.08           7.968%       6.49      7.968%       6.48      7.968%      6.47      7.968%       6.46       7.970%       6.38
      99.12           7.949%       6.49      7.949%       6.48      7.949%      6.48      7.949%       6.47       7.950%       6.38
      99.16           7.929%       6.49      7.929%       6.49      7.930%      6.48      7.930%       6.47       7.930%       6.39
      99.20           7.910%       6.49      7.910%       6.49      7.910%      6.48      7.910%       6.47       7.911%       6.39
      99.24           7.891%       6.50      7.891%       6.49      7.891%      6.48      7.891%       6.47       7.891%       6.39
      99.28           7.872%       6.50      7.872%       6.49      7.872%      6.49      7.872%       6.48       7.872%       6.39
     100.00           7.853%       6.50      7.853%       6.50      7.853%      6.49      7.853%       6.48       7.852%       6.40
     100.04           7.834%       6.51      7.834%       6.50      7.833%      6.49      7.833%       6.48       7.833%       6.40
     100.08           7.814%       6.51      7.814%       6.50      7.814%      6.49      7.814%       6.48       7.814%       6.40
     100.12           7.795%       6.51      7.795%       6.50      7.795%      6.50      7.795%       6.49       7.794%       6.40
     100.16           7.776%       6.51      7.776%       6.51      7.776%      6.50      7.776%       6.49       7.775%       6.41
     100.20           7.757%       6.52      7.757%       6.51      7.757%      6.50      7.757%       6.49       7.756%       6.41
     100.24           7.738%       6.52      7.738%       6.51      7.738%      6.50      7.738%       6.49       7.736%       6.41

Weighted  Average
Life (yrs.)             9.57                   9.55                   9.54                  9.52                    9.34

First Principal
Payment Date       15-May-09              15-Apr-09              15-Apr-09             15-Mar-09               15-Feb-09

Last Principal
Payment Date       15-Jan-10              15-Jan-10              15-Jan-10             15-Dec-09               15-Oct-09

                                                                     Annex C-1-2


                          Weighted Average Life, First Principal Payment Date, Last Principal Payment Date,
                               Pre-Tax Yield to Maturity and Modified Duration of Class B Certificates

                              0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
                       --------------------------------------------------------------------------------------


Price (32nds)         0% CPR               25% CPR                50% CPR                75% CPR                100% CPR
------------         ------------------   --------------------   --------------------   --------------------   --------------------

                         CBE   Modified        CBE   Modified         CBE  Modified          CBE   Modified          CBE   Modified
                       Yield   Duration      Yield   Duration       Yield  Duration        Yield   Duration        Yield   Duration
                          (%)     (yrs.)        (%)     (yrs.)         (%)    (yrs.)          (%)     (yrs.)          (%)     (yrs.)

      99.08           8.070%       6.55     8.070%       6.55      8.070%      6.55       8.070%       6.54       8.071%       6.47
      99.12           8.051%       6.55     8.051%       6.55      8.051%      6.55       8.051%       6.55       8.052%       6.47
      99.16           8.032%       6.56     8.032%       6.56      8.032%      6.56       8.032%       6.55       8.033%       6.47
      99.20           8.013%       6.56     8.013%       6.56      8.013%      6.56       8.013%       6.55       8.013%       6.47
      99.24           7.994%       6.56     7.994%       6.56      7.994%      6.56       7.994%       6.55       7.994%       6.48
      99.28           7.975%       6.56     7.975%       6.56      7.975%      6.56       7.975%       6.56       7.975%       6.48
     100.00           7.956%       6.57     7.956%       6.57      7.956%      6.57       7.956%       6.56       7.956%       6.48
     100.04           7.937%       6.57     7.937%       6.57      7.937%      6.57       7.937%       6.56       7.937%       6.48
     100.08           7.918%       6.57     7.918%       6.57      7.918%      6.57       7.918%       6.56       7.917%       6.49
     100.12           7.899%       6.57     7.899%       6.57      7.899%      6.57       7.899%       6.57       7.898%       6.49
     100.16           7.880%       6.58     7.880%       6.58      7.880%      6.58       7.880%       6.57       7.879%       6.49
     100.20           7.862%       6.58     7.862%       6.58      7.862%      6.58       7.861%       6.57       7.860%       6.49
     100.24           7.843%       6.58     7.843%       6.58      7.843%      6.58       7.843%       6.57       7.841%       6.50



Weighted  Average
Life (yrs.)             9.78                  9.78                   9.78                   9.76                    9.59

First Principal
Payment Date       15-Jan-10             15-Jan-10              15-Jan-10              15-Dec-09               15-Oct-09

Last Principal
Payment Date       15-Jan-10             15-Jan-10              15-Jan-10              15-Jan-10               15-Nov-09

                                                                     Annex C-1-3


                          Weighted Average Life, First Principal Payment Date, Last Principal Payment Date,
                               Pre-Tax Yield to Maturity and Modified Duration of Class C Certificates

                              0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
                        --------------------------------------------------------------------------------------


Price (32nds)         0% CPR               25% CPR                50% CPR                75% CPR                100% CPR
------------         ------------------   --------------------   -------------------   --------------------   ---------------------

                         CBE   Modified        CBE   Modified         CBE  Modified          CBE   Modified          CBE   Modified
                       Yield   Duration      Yield   Duration       Yield  Duration        Yield   Duration        Yield   Duration
                          (%)     (yrs.)        (%)     (yrs.)         (%)    (yrs.)          (%)     (yrs.)          (%)     (yrs.)


      99.08           8.236%       6.51     8.236%       6.51      8.236%      6.50       8.236%       6.50       8.237%       6.43
      99.12           8.217%       6.51     8.217%       6.51      8.217%      6.50       8.217%       6.50       8.218%       6.43
      99.16           8.197%       6.52     8.197%       6.51      8.197%      6.51       8.197%       6.51       8.198%       6.43
      99.20           8.178%       6.52     8.178%       6.51      8.178%      6.51       8.178%       6.51       8.179%       6.44
      99.24           8.159%       6.52     8.159%       6.52      8.159%      6.51       8.159%       6.51       8.159%       6.44
      99.28           8.140%       6.52     8.140%       6.52      8.140%      6.51       8.140%       6.51       8.140%       6.44
     100.00           8.121%       6.53     8.121%       6.52      8.121%      6.52       8.121%       6.52       8.121%       6.44
     100.04           8.102%       6.53     8.102%       6.52      8.102%      6.52       8.102%       6.52       8.101%       6.45
     100.08           8.083%       6.53     8.083%       6.53      8.083%      6.52       8.083%       6.52       8.082%       6.45
     100.12           8.064%       6.54     8.064%       6.53      8.064%      6.52       8.064%       6.52       8.063%       6.45
     100.16           8.045%       6.54     8.045%       6.53      8.045%      6.53       8.045%       6.53       8.044%       6.45
     100.20           8.026%       6.54     8.026%       6.54      8.026%      6.53       8.026%       6.53       8.025%       6.46
     100.24           8.007%       6.54     8.007%       6.54      8.007%      6.53       8.007%       6.53       8.006%       6.46



Weighted  Average
Life (yrs.)             9.80                  9.79                   9.78                   9.78                    9.61

First Principal
Payment Date       15-Jan-10             15-Jan-10              15-Jan-10              15-Jan-10               15-Nov-09

Last Principal
Payment Date       15-Feb-10             15-Feb-10              15-Jan-10              15-Jan-10               15-Nov-09

                                                                     Annex C-1-4


                          Weighted Average Life, First Principal Payment Date, Last Principal Payment Date,
                               Pre-Tax Yield to Maturity and Modified Duration of Class D Certificates

                              0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
                        --------------------------------------------------------------------------------------


Price (32nds)         0% CPR               25% CPR                50% CPR                75% CPR                100% CPR
------------         ------------------   --------------------   --------------------   --------------------   --------------------
                         CBE   Modified        CBE   Modified         CBE  Modified          CBE   Modified          CBE   Modified
                       Yield   Duration      Yield   Duration       Yield  Duration        Yield   Duration        Yield   Duration
                          (%)     (yrs.)        (%)     (yrs.)         (%)    (yrs.)          (%)     (yrs.)          (%)     (yrs.)

      99.08           8.235%       6.54     8.235%       6.54      8.235%      6.53       8.236%       6.51       8.237%       6.43
      99.12           8.216%       6.54     8.216%       6.54      8.216%      6.53       8.217%       6.51       8.218%       6.43
      99.16           8.197%       6.54     8.197%       6.54      8.197%      6.54       8.197%       6.51       8.198%       6.43
      99.20           8.178%       6.55     8.178%       6.55      8.178%      6.54       8.178%       6.51       8.179%       6.44
      99.24           8.159%       6.55     8.159%       6.55      8.159%      6.54       8.159%       6.52       8.159%       6.44
      99.28           8.140%       6.55     8.140%       6.55      8.140%      6.55       8.140%       6.52       8.140%       6.44
     100.00           8.121%       6.55     8.121%       6.55      8.121%      6.55       8.121%       6.52       8.121%       6.44
     100.04           8.102%       6.56     8.102%       6.56      8.102%      6.55       8.102%       6.52       8.101%       6.45
     100.08           8.083%       6.56     8.083%       6.56      8.083%      6.55       8.083%       6.53       8.082%       6.45
     100.12           8.064%       6.56     8.064%       6.56      8.064%      6.56       8.064%       6.53       8.063%       6.45
     100.16           8.045%       6.56     8.045%       6.56      8.045%      6.56       8.045%       6.53       8.044%       6.45
     100.20           8.027%       6.57     8.027%       6.57      8.026%      6.56       8.026%       6.53       8.025%       6.46
     100.24           8.008%       6.57     8.008%       6.57      8.008%      6.56       8.007%       6.54       8.006%       6.46



Weighted  Average
Life (yrs.)             9.86                  9.86                   9.85                   9.79                    9.61

First Principal
Payment Date       15-Feb-10             15-Feb-10              15-Jan-10              15-Jan-10               15-Nov-09

Last Principal
Payment Date       15-Feb-10             15-Feb-10              15-Feb-10              15-Feb-10               15-Nov-09

                                                                     Annex C-1-5


                          Weighted Average Life, First Principal Payment Date, Last Principal Payment Date,
                               Pre-Tax Yield to Maturity and Modified Duration of Class E Certificates

                              0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
                        --------------------------------------------------------------------------------------

Price (32nds)         0% CPR               25% CPR                50% CPR                75% CPR                100% CPR
------------         ------------------   --------------------   --------------------   --------------------   --------------------
                         CBE   Modified        CBE   Modified         CBE  Modified          CBE   Modified          CBE   Modified
                       Yield   Duration      Yield   Duration       Yield  Duration        Yield   Duration        Yield   Duration
                          (%)     (yrs.)        (%)     (yrs.)         (%)    (yrs.)          (%)     (yrs.)          (%)     (yrs.)

      96.00           8.745%       6.46     8.745%       6.46      8.745%      6.46       8.745%       6.46       8.754%       6.37
      96.08           8.705%       6.47     8.705%       6.47      8.705%      6.47       8.705%       6.47       8.713%       6.37
      96.16           8.665%       6.48     8.665%       6.48      8.665%      6.48       8.665%       6.48       8.673%       6.38
      96.24           8.625%       6.48     8.625%       6.48      8.625%      6.48       8.625%       6.48       8.633%       6.38
      97.00           8.585%       6.49     8.585%       6.49      8.585%      6.49       8.585%       6.49       8.592%       6.39
      97.08           8.546%       6.49     8.546%       6.49      8.546%      6.49       8.546%       6.49       8.552%       6.40
      97.16           8.507%       6.50     8.507%       6.50      8.507%      6.50       8.507%       6.50       8.512%       6.40
      97.24           8.468%       6.50     8.468%       6.50      8.468%      6.50       8.468%       6.50       8.473%       6.41
      98.00           8.429%       6.51     8.429%       6.51      8.429%      6.51       8.429%       6.51       8.433%       6.41
      98.08           8.390%       6.52     8.390%       6.52      8.390%      6.52       8.390%       6.52       8.394%       6.42
      98.16           8.351%       6.52     8.351%       6.52      8.351%      6.52       8.351%       6.52       8.354%       6.42
      98.24           8.312%       6.53     8.312%       6.53      8.312%      6.53       8.312%       6.53       8.315%       6.43
      99.00           8.274%       6.53     8.274%       6.53      8.274%      6.53       8.274%       6.53       8.276%       6.43



Weighted  Average
Life (yrs.)             9.86                  9.86                   9.86                   9.86                    9.63

First Principal
Payment Date       15-Feb-10             15-Feb-10              15-Feb-10              15-Feb-10               15-Nov-09

Last Principal
Payment Date       15-Feb-10             15-Feb-10              15-Feb-10              15-Feb-10               15-Dec-09

                                                                     Annex C-1-6


                          Weighted Average Life, First Principal Payment Date, Last Principal Payment Date,
                               Pre-Tax Yield to Maturity and Modified Duration of Class F Certificates

                              0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
                        --------------------------------------------------------------------------------------


Price (32nds)         0% CPR               25% CPR                50% CPR                75% CPR                100% CPR
------------         ------------------   --------------------   --------------------   --------------------   --------------------
                         CBE   Modified        CBE   Modified         CBE  Modified          CBE   Modified          CBE   Modified
                       Yield   Duration      Yield   Duration       Yield  Duration        Yield   Duration        Yield   Duration
                          (%)     (yrs.)        (%)     (yrs.)         (%)    (yrs.)          (%)     (yrs.)          (%)     (yrs.)

      95.16           8.825%       6.45     8.825%       6.45      8.825%      6.45       8.825%       6.45       8.833%       6.38
      95.24           8.785%       6.46     8.785%       6.46      8.785%      6.46       8.785%       6.46       8.792%       6.39
      96.00           8.745%       6.46     8.745%       6.46      8.745%      6.46       8.745%       6.46       8.751%       6.39
      96.08           8.705%       6.47     8.705%       6.47      8.705%      6.47       8.705%       6.47       8.711%       6.40
      96.16           8.665%       6.48     8.665%       6.48      8.665%      6.48       8.665%       6.48       8.671%       6.40
      96.24           8.625%       6.48     8.625%       6.48      8.625%      6.48       8.625%       6.48       8.631%       6.41
      97.00           8.585%       6.49     8.585%       6.49      8.585%      6.49       8.585%       6.49       8.591%       6.42
      97.08           8.546%       6.49     8.546%       6.49      8.546%      6.49       8.546%       6.49       8.551%       6.42
      97.16           8.507%       6.50     8.507%       6.50      8.507%      6.50       8.507%       6.50       8.511%       6.43
      97.24           8.468%       6.50     8.468%       6.50      8.468%      6.50       8.468%       6.50       8.471%       6.43
      98.00           8.429%       6.51     8.429%       6.51      8.429%      6.51       8.429%       6.51       8.432%       6.44
      98.08           8.390%       6.52     8.390%       6.52      8.390%      6.52       8.390%       6.52       8.393%       6.44
      98.16           8.351%       6.52     8.351%       6.52      8.351%      6.52       8.351%       6.52       8.353%       6.45



Weighted  Average
Life (yrs.)             9.86                  9.86                   9.86                   9.86                    9.69

First Principal
Payment Date       15-Feb-10             15-Feb-10              15-Feb-10              15-Feb-10               15-Dec-09

Last Principal
Payment Date       15-Feb-10             15-Feb-10              15-Feb-10              15-Feb-10               15-Dec-09

                                                                     Annex C-1-7


                          Weighted Average Life, First Principal Payment Date, Last Principal Payment Date,
                               Pre-Tax Yield to Maturity and Modified Duration of Class G Certificates

                              0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
                        --------------------------------------------------------------------------------------


Price (32nds)         0% CPR               25% CPR                50% CPR                75% CPR                100% CPR
------------         ------------------   --------------------   --------------------   --------------------   --------------------
                         CBE   Modified        CBE   Modified         CBE  Modified          CBE   Modified          CBE   Modified
                       Yield   Duration      Yield   Duration       Yield  Duration        Yield   Duration        Yield   Duration
                          (%)     (yrs.)        (%)     (yrs.)         (%)    (yrs.)          (%)     (yrs.)          (%)     (yrs.)


      89.00           9.253%       6.50     9.253%       6.50      9.253%      6.50       9.253%       6.50       9.273%       6.42
      89.08           9.211%       6.50     9.211%       6.50      9.211%      6.50       9.211%       6.50       9.230%       6.43
      89.16           9.168%       6.51     9.168%       6.51      9.168%      6.51       9.168%       6.51       9.187%       6.44
      89.24           9.125%       6.51     9.125%       6.51      9.125%      6.51       9.125%       6.51       9.144%       6.44
      90.00           9.083%       6.52     9.083%       6.52      9.083%      6.52       9.083%       6.52       9.101%       6.45
      90.08           9.040%       6.53     9.040%       6.53      9.040%      6.53       9.040%       6.53       9.058%       6.45
      90.16           8.998%       6.53     8.998%       6.53      8.998%      6.53       8.998%       6.53       9.015%       6.46
      90.24           8.956%       6.54     8.956%       6.54      8.956%      6.54       8.956%       6.54       8.973%       6.46
      91.00           8.915%       6.54     8.915%       6.54      8.915%      6.54       8.915%       6.54       8.931%       6.47
      91.08           8.873%       6.55     8.873%       6.55      8.873%      6.55       8.873%       6.55       8.889%       6.48
      91.16           8.831%       6.56     8.831%       6.56      8.831%      6.56       8.831%       6.56       8.847%       6.48
      91.24           8.790%       6.56     8.790%       6.56      8.790%      6.56       8.790%       6.56       8.805%       6.49
      92.00           8.749%       6.57     8.749%       6.57      8.749%      6.57       8.749%       6.57       8.763%       6.49



Weighted  Average
Life (yrs.)             9.86                  9.86                   9.86                   9.86                    9.69

First Principal
Payment Date       15-Feb-10             15-Feb-10              15-Feb-10              15-Feb-10               15-Dec-09

Last Principal
Payment Date       15-Feb-10             15-Feb-10              15-Feb-10              15-Feb-10               15-Dec-09

                                                                     Annex C-1-8


                          Weighted Average Life, First Principal Payment Date, Last Principal Payment Date
                                        and Pre-Tax Yield to Maturity of Class X Certificates

                              0% CPR during LOP, YMP or Declining Premium - otherwise at indicated CPR
                        --------------------------------------------------------------------------------------

Price (32nds)         0% CPR               25% CPR                50% CPR                75% CPR                100% CPR
------------         -------              --------               --------               --------               ----------
                         CBE                   CBE                    CBE                    CBE                     CBE
                       Yield                 Yield                  Yield                  Yield                   Yield
                          (%)                   (%)                    (%)                    (%)                     (%)

      3.21           11.035%               11.020%                11.000%                10.970%                 10.700%
      3.21+          10.919%               10.904%                10.884%                10.854%                 10.583%
      3.22           10.804%               10.789%                10.769%                10.739%                 10.468%
      3.22+          10.690%               10.675%                10.655%                10.624%                 10.352%
      3.23           10.577%               10.561%                10.541%                10.511%                 10.238%
      3.23+          10.464%               10.449%                10.429%                10.398%                 10.124%
      3.24           10.352%               10.337%                10.317%                10.286%                 10.012%
      3.24+          10.241%               10.226%                10.205%                10.174%                  9.899%
      3.25           10.131%               10.115%                10.095%                10.064%                  9.788%
      3.25+          10.021%               10.005%                 9.985%                 9.954%                  9.678%
      3.26            9.912%                9.897%                 9.876%                 9.845%                  9.568%
      3.26+           9.804%                9.788%                 9.768%                 9.736%                  9.459%
      3.27            9.696%                9.681%                 9.660%                 9.629%                  9.350%

Weighted  Average
Life (yrs.)             8.60                  8.59                   8.58                   8.56                    8.41

First Principal
Payment Date       15-Apr-00             15-Apr-00              15-Apr-00              15-Apr-00               15-Apr-00

Last Principal
Payment Date       15-Mar-20             15-Mar-20              15-Mar-20              15-Mar-20               15-Mar-20

                                                                     Annex C-1-9

                                    ANNEX C-2

                                Decrement Tables.

                            Percentages of the Initial Certificate Balance of the Class A-1 Certificates

                                                                       0% CPR During LOP, YMP or Declining Premium -
                                                                                 Otherwise at Indicated CPR
                                       ---------------------------------------------------------------------------------------------

Distribution Date                              0% CPR             25% CPR             50% CPR             75% CPR          100% CPR
Closing Date......................               100 %               100 %               100 %               100 %             100 %
March 2001........................                98                  98                  98                  98                98
March 2002........................                95                  95                  95                  95                95
March 2003........................                92                  92                  92                  92                92
March 2004........................                89                  89                  89                  89                89
March 2005........................                68                  68                  68                  68                68
March 2006........................                64                  64                  64                  64                64
March 2007........................                10                  10                  10                  10                10
March 2008........................                 6                   6                   6                   6                 6
March 2009........................                 1                   1                   0                   0                 0
March 2010 and thereafter.........                 0                   0                   0                   0                 0

Weighted Average Life (in years)..              5.73                5.72                5.71                5.70              5.59

                                                                     Annex C-2-1


                            Percentages of the Initial Certificate Balance of the Class A-2 Certificates

                                                                       0% CPR During LOP, YMP or Declining Premium -
                                                                                 Otherwise at Indicated CPR
                                       ---------------------------------------------------------------------------------------------

Distribution Date                              0% CPR             25% CPR             50% CPR             75% CPR          100% CPR
Closing Date......................               100 %               100 %               100 %               100 %             100 %
March 2001........................               100                 100                 100                 100               100
March 2002........................               100                 100                 100                 100               100
March 2003........................               100                 100                 100                 100               100
March 2004........................               100                 100                 100                 100               100
March 2005........................               100                 100                 100                 100               100
March 2006........................               100                 100                 100                 100               100
March 2007........................               100                 100                 100                 100               100
March 2008........................               100                 100                 100                 100               100
March 2009........................               100                 100                 100                 100                97
March 2010 and thereafter.........                 0                   0                   0                   0                 0

Weighted Average Life (in years)..              9.57                9.55                9.54                9.52              9.34

                                                                     Annex C-2-2


                             Percentages of the Initial Certificate Balance of the Class B Certificates

                                                                       0% CPR During LOP, YMP or Declining Premium -
                                                                                 Otherwise at Indicated CPR
                                       ---------------------------------------------------------------------------------------------

Distribution Date                               0% CPR             25% CPR             50% CPR             75% CPR          100% CPR
Closing Date......................               100 %               100 %               100 %               100 %             100 %
March 2001........................               100                 100                 100                 100               100
March 2002........................               100                 100                 100                 100               100
March 2003........................               100                 100                 100                 100               100
March 2004........................               100                 100                 100                 100               100
March 2005........................               100                 100                 100                 100               100
March 2006........................               100                 100                 100                 100               100
March 2007........................               100                 100                 100                 100               100
March 2008........................               100                 100                 100                 100               100
March 2009........................               100                 100                 100                 100               100
March 2010 and thereafter.........                 0                   0                   0                   0                 0

Weighted Average Life (in years)..              9.78                9.78                9.78                9.76              9.59

                                                                     Annex C-2-3


                             Percentages of the Initial Certificate Balance of the Class C Certificates

                                                                       0% CPR During LOP, YMP or Declining Premium -
                                                                                 Otherwise at Indicated CPR
                                       ---------------------------------------------------------------------------------------------

Distribution Date                               0% CPR             25% CPR             50% CPR           75% CPR            100% CPR
Closing Date......................               100 %               100 %               100 %               100 %             100 %
March 2001........................               100                 100                 100                 100               100
March 2002........................               100                 100                 100                 100               100
March 2003........................               100                 100                 100                 100               100
March 2004........................               100                 100                 100                 100               100
March 2005........................               100                 100                 100                 100               100
March 2006........................               100                 100                 100                 100               100
March 2007........................               100                 100                 100                 100               100
March 2008........................               100                 100                 100                 100               100
March 2009........................               100                 100                 100                 100               100
March 2010 and thereafter.........                 0                   0                   0                   0                 0

Weighted Average Life (in years)..              9.80                9.79                9.78                9.78              9.61

                                                                     Annex C-2-4


                             Percentages of the Initial Certificate Balance of the Class D Certificates

                                                                       0% CPR During LOP, YMP or Declining Premium -
                                                                                 Otherwise at Indicated CPR
                                       ---------------------------------------------------------------------------------------------

Distribution Date                               0% CPR             25% CPR             50% CPR             75% CPR          100% CPR
Closing Date......................               100 %               100 %               100 %               100 %             100 %
March 2001........................               100                 100                 100                 100               100
March 2002........................               100                 100                 100                 100               100
March 2003........................               100                 100                 100                 100               100
March 2004........................               100                 100                 100                 100               100
March 2005........................               100                 100                 100                 100               100
March 2006........................               100                 100                 100                 100               100
March 2007........................               100                 100                 100                 100               100
March 2008........................               100                 100                 100                 100               100
March 2009........................               100                 100                 100                 100               100
March 2010 and thereafter.........                 0                   0                   0                   0                 0

Weighted Average Life (in years)..              9.86                9.86                9.85                9.79              9.61

                                                                     Annex C-2-5


                             Percentages of the Initial Certificate Balance of the Class E Certificates

                                                                       0% CPR During LOP, YMP or Declining Premium -
                                                                                 Otherwise at Indicated CPR
                                       ---------------------------------------------------------------------------------------------

Distribution Date                               0% CPR             25% CPR             50% CPR             75% CPR          100% CPR
Closing Date......................               100 %               100 %               100 %               100 %             100 %
March 2001........................               100                 100                 100                 100               100
March 2002........................               100                 100                 100                 100               100
March 2003........................               100                 100                 100                 100               100
March 2004........................               100                 100                 100                 100               100
March 2005........................               100                 100                 100                 100               100
March 2006........................               100                 100                 100                 100               100
March 2007........................               100                 100                 100                 100               100
March 2008........................               100                 100                 100                 100               100
March 2009........................               100                 100                 100                 100               100
March 2010 and thereafter.........                 0                   0                   0                   0                 0

Weighted Average Life (in years)..              9.86                9.86                9.86                9.86              9.63

                                                                     Annex C-2-6


                             Percentages of the Initial Certificate Balance of the Class F Certificates

                                                                       0% CPR During LOP, YMP or Declining Premium -
                                                                                 Otherwise at Indicated CPR
                                       ---------------------------------------------------------------------------------------------

Distribution Date                               0% CPR             25% CPR             50% CPR             75% CPR          100% CPR
Closing Date......................               100 %               100 %               100 %               100 %             100 %
March 2001........................               100                 100                 100                 100               100
March 2002........................               100                 100                 100                 100               100
March 2003........................               100                 100                 100                 100               100
March 2004........................               100                 100                 100                 100               100
March 2005........................               100                 100                 100                 100               100
March 2006........................               100                 100                 100                 100               100
March 2007........................               100                 100                 100                 100               100
March 2008........................               100                 100                 100                 100               100
March 2009........................               100                 100                 100                 100               100
March 2010 and thereafter.........                 0                   0                   0                   0                 0

Weighted Average Life (in years)..              9.86                9.86                9.86                9.86              9.69

                                                                     Annex C-2-7


                             Percentages of the Initial Certificate Balance of the Class G Certificates

                                                                       0% CPR During LOP, YMP or Declining Premium -
                                                                                 Otherwise at Indicated CPR
                                       ---------------------------------------------------------------------------------------------

Distribution Date                               0% CPR             25% CPR             50% CPR             75% CPR          100% CPR
Closing Date......................               100 %               100 %               100 %               100 %             100 %
March 2001........................               100                 100                 100                 100               100
March 2002........................               100                 100                 100                 100               100
March 2003........................               100                 100                 100                 100               100
March 2004........................               100                 100                 100                 100               100
March 2005........................               100                 100                 100                 100               100
March 2006........................               100                 100                 100                 100               100
March 2007........................               100                 100                 100                 100               100
March 2008........................               100                 100                 100                 100               100
March 2009........................               100                 100                 100                 100               100
March 2010 and thereafter.........                 0                   0                   0                   0                 0

Weighted Average Life (in years)..              9.86                9.86                9.86                9.86              9.69

                                                                     Annex C-2-8

                                                                         Annex D

                        CSSA Standard Information Package
                         DELINQUENT LOAN STATUS REPORT
                             as of ________________

==================================================================================================================================
      S4              S55          S61        S57      S58    S62 or S63   P8         P7          P37         P39         P38
----------------------------------------------------------------------------------------------------------------------------------
                                                                                 (a)          (b)          (c)        (d)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Other
                  Short Name                                              Paid    Scheduled    Total P&I     Total      Advances
  Prospectus         (When       Property                      Sq Ft or   Thru       Loan       Advances    Expenses    (Taxes &
      ID         Appropriate)      Type      City     State     Units     Date     Balance      To Date     To Date     Escrow)
----------------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
----------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Normalized Annual, Trailing 12 months or normalized YTD
==================================================================================================================================

============================================================================================================
      S4                                       P25      P10       P11     P58 or P73  P92 or P96  P93 or P97
------------------------------------------------------------------------------------------------------------
                                (e)=a+b+c+d
------------------------------------------------------------------------------------------------------------

                                             Current   Current                LTM
  Prospectus                       Total     Monthly  Interest  Maturity      NCF                 LTM DSCR
      ID                         Exposure      P&I      Rate      Date       Date      LTM NCF     (NCF)
------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Normalized Annual, Trailing 12 months or normalized YTD
============================================================================================================

* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To be determined etc.). It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
*** How to determine the cap rate is agreed upon by Underwriter and special servicer - to be provided by a third party.

                        CSSA Standard Information Package
                         DELINQUENT LOAN STATUS REPORT
                             as of ________________

============================================================================================================================
      S4              S55          S61        S57      S58                   P74         P75                          P35
----------------------------------------------------------------------------------------------------------------------------
                                                            (f)=[ILLEGIBLE]                      (g)=[ILLEGIBLE]
----------------------------------------------------------------------------------------------------------------------------

                                                                 Value                Appraisal                      Total
                  Short Name                                   using NOI               BPO or       Loss using     Appraisal
  Prospectus         (When       Property                        & Cap    Valuation   Internal      90% Appr.      Reduction
      ID         Appropriate)      Type      City     State      Rate       Date        Value       or BPO (f)     Realized
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
----------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Normalized Annual, Trailing 12 months or normalized YTD
============================================================================================================================

=================================================================================================
      S4              P77         P79          P42        P82         P76
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------


                                                        Expected
  Prospectus        Transfer   Resolution   PCL Start   PCL Sale    Workout
      ID              Date        Date        Date        Date      Strategy      Comments
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
LOANS IN FORECLOSURE AND NOT REO
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Current & at Special Servicer
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
FCL - Foreclosure
-------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Normalized Annual, Trailing 12 months or normalized YTD
=================================================================================================

* Workout Strategy should match the CSSA Loan file using abrev TBD - To be determined etc.). It is possible to combine the s
**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value
***   How to determine the cap rate is agreed upon by Underwriter

                                                                         Annex E

                        CSSA Standard Information Package
                       HISTORICAL LOAN MODIFICATION REPORT
                             as of ________________

====================================================================================================================================
      S4         S57     S58       P49                   P48       P7*             P7*          P50*            P50*    P25*    P25*
------------------------------------------------------------------------------------------------------------------------------------


                                                                 Balance
                                            Extention              When      Balance at the            # Mths
                                  Mod /     per Docs             Sent to     Effective Date             for
  Prospectus                    Extension      or       Effect   Special           of           Old     Rate     New     Old     New
      ID        City    State     Flag      Servicer     Date    Servicer    Rehabilitation     Rate   Change   Rate     P&I     P&I
------------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total For All Loans:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

============================================================================================================================
                                               P11*         P11*                   P47
----------------------------------------------------------------------------------------------------------------------------
                                                                                             (2) Est.
                                                                                              Future
                                                                                             Interest
                                                                      Total #      (1)       Loss to
                                                                      Mths for  Realized     Trust $
  Prospectus                                    Old         New        Change    Loss to      (Rate
      ID                                     Maturity     Maturity     of Mod    Trust $    Reduction)        COMMENT
----------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
----------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Total For All Loans:
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

============================================================================================================================

* The information in these columns is from a particular point in time and should not change on this report once assigned. Future modifications done on the same loan are additions to the report.
(1)   Actual principal loss taken by bonds
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                 (This page has been left blank intentionally.)

                                                                         Annex F

                        CSSA Standard Information Package
    HISTORICAL LIQUIDATION REPORT (REO-SOLD, DISCOUNTED PAYOFF or NOTE SALE)
                             as of _________________

====================================================================================================================================
      S4            S55          S61      S57    S58       P45/P7          P75                           P45         P7       P37
------------------------------------------------------------------------------------------------------------------------------------
                                                               (c)=b/a     (a)                 (b)       (d)        (e)       (f)
------------------------------------------------------------------------------------------------------------------------------------
                                                                         Latest
                                                              %         Appraisal   Effect
                 Short Name                               Received         or       Date of            Net Amt               Total
  Prospectus       (When       Property                     From         Brokers   Liquida-   Sales   Received   Scheduled    P&I
      ID        Appropriate)     Type     City  State    Liquidation     Opinion     tion     Price   from Sale   Balance   Advanced
------------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total all Loans:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

===================================================================================================================================
      S4                         P39+P38
------------------------------------------------------------------------------------------------------------------------------------
                                   (g)       (h)      (i)=d-(f+g+h)    (k)=i-e              (m)               (n)=k+m     (o)=n/e
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Date
                                                                                   Date            Minor
                                          Servicing                    Actual      Loss    Minor    Adj     Total Loss   Loss % of
  Prospectus                      Total      Fees                      Losses     Passed   Adj to  Passed      with      Scheduled
      ID                        Expenses   Expense    Net Proceeds   Passed thru   thru    Trust    thru    Adjustment    Balance
-----------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
-----------------------------------------------------------------------------------------------------------------------------------
All information is from the liquidation date and does not need to be updated.

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total all Loans:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

(h)   Servicing Fee Expense is the work out fee charged by the special servicer

                 (This page has been left blank intentionally.)

                                                                         Annex G

                        CSSA Standard Information Package
                                REO STATUS REPORT
                             as of ________________

==================================================================================================================================
      S4            S55          S61      S57    S58   S62 or     P8       P7         P37        P39         P38
----------------------------------------------------------------------------------------------------------------------------------
                                                       S63             (a)         (b)        (c)        (d)         (e)=a+b+c+d
----------------------------------------------------------------------------------------------------------------------------------
                                                                        Allocated
                                                                          Loan
                                                                     [ILLEGIBLE] or  Total                  Other
                 Short Name                             Sq Ft    Paid   Scheduled     P&I       Total     Advances
  Prospectus       (When       Property                  or      Thru     Loan      Advances   Expenses   (Taxes &       Total
      ID        Appropriate)     Type     City  State   Units    Date    Balance    To Date    To Date     Escrow)     Exposure
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================

=======================================================================================================================
      S4              P25        P11       P58 or P73     P93 or P97       P74                                 P75
-----------------------------------------------------------------------------------------------------------------------
                                                         (k)                        (f)=(k/j)               (g)
-----------------------------------------------------------------------------------------------------------------------
                                                                                                Appraisal
                                                                                      Value      BPO or     Appraisal
                    Current                                                         using NOI   Internal     BPO or
  Prospectus        Monthly   Maturity      LTM NCF                     Valuation     & Cap       Value     Internal
      ID              P&I       Date          Date       LTM NOI/DSC      Date        Rate      Source**      Value
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================

========================================================
      S4                             P35         P77
--------------------------------------------------------
                (h)=(.90*g)-e
--------------------------------------------------------

                                    Total
                   Loss using     Appraisal
  Prospectus       90% Appr.      Reduction    Transfer
      ID           or BPO (f)      Realized      Date
--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

--------------------------------------------------------

========================================================

REO's that are more than one loan should use the Allocated Loan Amount and prorate all advances and expenses.

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value

                        CSSA Standard Information Package
                                REO STATUS REPORT
                             as of ________________

==========================================================================================
      S4            S55          S61      S57    S58     P[ILLEGIBLE]  P79
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

                 Short Name                           H[ILLEGIBLE]O  Pending
  Prospectus       (When       Property                Acquisition  Resolution
      ID        Appropriate)     Type     City  State     Date         Date      Comments
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

==========================================================================================

REO's that are more than one loan should use the All

(1)   Use the following codes; App. - Appraisal, BPO -

                                                                         Annex H

                        SASCO Commercial Mortgage Trust
                               SERVICER WATCH LIST
                             as of _________________

====================================================================================================================================
     S4            S55        S61      S57    S58       P7       P8      P11         P93        P97
------------------------------------------------------------------------------------------------------------------------------------
               Short Name                           Scheduled   Paid              Preceding    Most
 Prospectus       (When     Property                   Loan     Thru   Maturity   Fiscal Yr   Recent
     ID       Appropriate)    Type    City   State   Balance    Date     Date     DSCR NCF   DSCR NCF   Comment / Action to be taken
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in descending balance order.
------------------------------------------------------------------------------------------------------------------------------------
Should not include loans that are specially serviced
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                                             $
====================================================================================================================================

                 (This page has been left blank intentionally.)

                                                                         Annex I

                                  [ILLEGIBLE]
                       OPERATING STATEMENT ANALYSIS REPORT
                             as of _________________

PROPERTY OVERVIEW
                                   -------------
     Prospectus Loan ID
                                   ------------------------------------------
     Sch Bal/Paid to Date/Allocated %
                                   -------------------------------------------------------------------------------------------------
     Property Name
                                   -------------------------------------------------------------------------------------------------
     Property Type
                                   -------------------------------------------------------------------------------------------------
     Property Address, City, State
                                   -------------------------------------------------------------------------------------------------
     Net Rentable Square Feet
                                   -----------------------------
     Year Built/Year Renovated
                                   ----------------------------------------------------------------------
     Year of Operations              Underwriting     1994          1995          1996       Trailing
                                   ----------------------------------------------------------------------
     Occupancy Rate *
                                   ----------------------------------------------------------------------
     Average Rental Rate
                                   ----------------------------------------------------------------------
                                   *     Occupancy rates are year end or the ending date of the
                                         financial statement for the period.
 INCOME:                                                                                     No. of Mos.
                                                                                           --------------
     Number of Mos.                                              Prior Year   Current Yr.
                                   ----------------------------------------------------------------------------------------------
     Period Ended                   Underwriting      1994          1995          1996     97 Trailing** 1996-Base   1996-1995
                                                                                           --------------
     Statement Classification         Base Line    Normalized    Normalized    Normalized   as of / /97  Variance    Variance
                                   ----------------------------------------------------------------------------------------------
     Rental Income (Category 1)
                                   ----------------------------------------------------------------------------------------------
     Rental Income (Category 2)
                                   ----------------------------------------------------------------------------------------------
     Rental Income (Category 3)
                                   ----------------------------------------------------------------------------------------------
     Pass Through/Escalations
                                   ----------------------------------------------------------------------------------------------
     Other Income
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
  Effective Gross Income                       $0.00         $0.00         $0.00        $0.00         $0.00       %           %
                                   ----------------------------------------------------------------------------------------------
                                   Normalized - Full year Financial statements that have been reviewed by the underwriter or Servicer
                                   **    Servicer will not be expected to "Normalize" these YTD numbers.

 OPERATING EXPENSES:
                                   ----------------------------------------------------------------------------------------------
     Real Estate Taxes
                                   ----------------------------------------------------------------------------------------------
     Property Insurance
                                   ----------------------------------------------------------------------------------------------
     Utilities
                                   ----------------------------------------------------------------------------------------------
     General & Administration
                                   ----------------------------------------------------------------------------------------------
     Repairs and Maintenance
                                   ----------------------------------------------------------------------------------------------
     Management Fees
                                   ----------------------------------------------------------------------------------------------
     Payroll & Benefits Expense
                                   ----------------------------------------------------------------------------------------------
     Advertising & Marketing
                                   ----------------------------------------------------------------------------------------------
     Professional Fees
                                   ----------------------------------------------------------------------------------------------
     Other Expenses
                                   ----------------------------------------------------------------------------------------------
     Ground Rent
                                   ----------------------------------------------------------------------------------------------
  Total Operating Expenses                     $0.00         $0.00         $0.00        $0.00         $0.00       %           %
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
  Operating Expense Ratio
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
  Net Operating Income                         $0.00         $0.00         $0.00        $0.00         $0.00
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
     Leasing Commissions
                                   ----------------------------------------------------------------------------------------------
     Tenant Improvements
                                   ----------------------------------------------------------------------------------------------
     Replacement Reserve
                                   ----------------------------------------------------------------------------------------------
  Total Capital Items                          $0.00         $0.00         $0.00        $0.00         $0.00               $0.00
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
  N.O.I. After Capital Items                   $0.00         $0.00         $0.00        $0.00         $0.00
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
Debt Service (per Servicer)                    $0.00         $0.00         $0.00        $0.00         $0.00
                                   ----------------------------------------------------------------------------------------------
Cash Flow after debt service                   $0.00         $0.00         $0.00        $0.00         $0.00
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
DSCR: (NOI/Debt Service)
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
(1)DSCR: (after reserves\Cap exp.)
                                   ----------------------------------------------------------------------------------------------

                                   ----------------------------------------------------------------------------------------------
   Source of Financial Data:
                                   ----------------------------------------------------------------------------------------------
                                   (ie. operating statements, financial statements, tax return, other)

Notes and  Assumptions:
================================================================================

The years shown above will roll always showing a three year history. 1996 is the current year financials; 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2)Percentage rents on cashflow

Hotel: 1) Room Revenue 2) Food/Beverage Nursing Home: 1) Private 2) Medicaid
3) Medicare

Income: Comment

Expense: Comment

Capital Items: Comment

(1)   Used in the Comparative Financial Status Report

                 (This page has been left blank intentionally.)

                                  [ILLEGIBLE]
                                  [ILLEGIBLE]
                             as of _________________

                                                                         Annex J

 PROPERTY OVERVIEW
                                     -------------
      LB Control Number
                                     ---------------------------
      Current Balance/Paid to Date
                                     --------------------------------------------------------------------------------------------
      Property Name
                                     --------------------------------------------------------------------------------------------
      Property Type
                                     --------------------------------------------------------------------------------------------
      Property Address, City, State
                                     --------------------------------------------------------------------------------------------
      Net Rentable Square Feet
                                     -------------
      Year Built/Year Renovated
                                     -------------------------
      Year of Operations                 Borrower  Adjustment    Normalized
                                     -----------------------------------------
      Occupancy Rate *
                                     -----------------------------------------
      Average Rental Rate
                                     -----------------------------------------
                                     *     Occupancy rates are year end or the ending date of the financial statement for the period.
  INCOME:
      Number of Mos.Annualized          "Year"
                                     -------------------------------------------------------------------
      Period Ended                      Borrower                Adjustment                Normalized
      Statement Classification           Actual
                                     -------------------------------------------------------------------
      Rental Income (Category 1)
                                     -------------------------------------------------------------------
      Rental Income (Category 2)
                                     -------------------------------------------------------------------
      Rental Income (Category 3)
                                     -------------------------------------------------------------------
      Pass Throughs/Escalations
                                     -------------------------------------------------------------------
      Other Income
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Effective Gross Income                $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------
                                     Normalized - Full year financial statements that have been reviewed by the  Servicer.

  OPERATING EXPENSES:
                                     -------------------------------------------------------------------
      Real Estate Taxes
                                     -------------------------------------------------------------------
      Property Insurance
                                     -------------------------------------------------------------------
      Utilities
                                     -------------------------------------------------------------------
      General & Administration
                                     -------------------------------------------------------------------
      Repairs and Maintenance
                                     -------------------------------------------------------------------
      Management Fees
                                     -------------------------------------------------------------------
      Payroll & Benefits Expense
                                     -------------------------------------------------------------------
      Advertising & Marketing
                                     -------------------------------------------------------------------
      Professional Fees
                                     -------------------------------------------------------------------
      Other Expenses
                                     -------------------------------------------------------------------
      Ground Rent
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Total Operating Expenses              $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Operating Expense Ratio
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Net Operating Income                  $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
      Leasing Commissions
                                     -------------------------------------------------------------------
      Tenant Improvements
                                     -------------------------------------------------------------------
      Replacement Reserve
                                     -------------------------------------------------------------------
   Total Capital Items                   $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   N.O.I. After Capital Items            $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
Debt Service (per Servicer)              $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------
Cash Flow after debt service             $0.00                       $0.00                     $0.00
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
(1)DSCR: (NOI/Debt Service)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
DSCR: (after reserves\Cap exp.)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
   Source of Financial Data:
                                     -------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)

Notes and Assumptions:
================================================================================
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Income: Comments

Expense: Comments

Capital Items: Comments

(1)   Used in the Comparative Financial Status Report

                 (This page has been left blank intentionally.)

                                                                         Annex K

                    CSSA Standard Information Package - Draft
                        LOAN PAYMENT NOTIFICATION REPORT
                             as of ________________

=========================================================================================================
     S4            S55        S61       S58       P7       P8      P10       P11         P93        P97
---------------------------------------------------------------------------------------------------------
               Short Name                     Scheduled   Paid   Current              Preceding    Most
 Prospectus       (When     Property             Loan     Thru   Interest  Maturity   Fiscal Yr   Recent
     ID       Appropriate)    Type     State   Balance    Date    Rate       Date     DSCR NCF   DSCR NCF
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Schedule Payments
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Unscheduled Payments
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Total:                                       $
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

=========================================================================================================

====================================================
     S4            Servicer Estimated Information
----------------------------------------------------
                             Expected     Expected
 Prospectus        Yield      Payment   Distribution
     ID         Maintenance    Date         Date
----------------------------------------------------

----------------------------------------------------

----------------------------------------------------
Schedule Payments
----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------
Unscheduled Payments
----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------
Total:
----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

====================================================

The Borrower has only requested the information to pay-off. This does not indicate a definite payment.

                 (This page has been left blank intentionally.)

                                                                         Annex L

                        CSSA Standard Information Package
                       COMPARATIVE FINANCIAL STATUS REPORT
                             as of _________________

=================================================================================================================
      S4        S57   S58                   P7        P8       P57          S72      S69     S70     S83   S84
-----------------------------------------------------------------------------------------------------------------
                                                                              Original Underwriting
                                                                                    Information
-----------------------------------------------------------------------------------------------------------------
                                                                        Basis Year
-----------------------------------------------------------------------------------------------------------------
                               Last       Current
                             Property    Allocated   Paid   Allocated    Financial
  Prospectus                  Inspect      Loan      Thru      Debt       Info as     %     Total     $    (1)
      ID       City  State     Date       Amount     Date    Service      of Date    Occ   Revenue   NCF   DSCR
-----------------------------------------------------------------------------------------------------------------
                               yy/mm                                       yy/mm
-----------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
This report should reflect the information provided in the CSSA Property and Loan file
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Total:                                    $                  $                        WA    $         $     WA
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

=================================================================================================================

===================================================================================================================================
      S4           P65      P64     P59     P94   P95       P58      P57    P52     P92     P93      P72     P73            P66
-----------------------------------------------------------------------------------------------------------------------------------
                  2nd Preceding Annual Operating           Preceding  Annual Operating                 Most Recent Financial
                           Information                              Information                            Information
-----------------------------------------------------------------------------------------------------------------------------------
                as of _______               Normalized   as of _______              Normalized      *normalized or actual
-----------------------------------------------------------------------------------------------------------------------------------

                Financial                                Financial                                   FS
  Prospectus     Info as     %     Total     $    (1)     Info as     %    Total     $      (1)     Start  FS End    %     Total
      ID         of Date    Occ   Revenue   NCF   DSCR    of Date    Occ  Revenue   NCF    DSCR     Date    Date    Occ   Revenue
-----------------------------------------------------------------------------------------------------------------------------------
                  yy/mm                                   yy/mm                                     yy/mm   yy/mm
-----------------------------------------------------------------------------------------------------------------------------------
List all properties currently in deal with or without information largest to smallest loan
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
This report should reflect the information provided in the CSSA Property and Loan file
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total:                       WA    $         $     WA                 WA    $        $     WA                WA            $
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

==================================================
      S4         P96   P97  (2)
--------------------------------------------------
                            Net Change

--------------------------------------------------
                             Preceding & Basis
--------------------------------------------------

                                     %
  Prospectus      $    (1)   %     Total      (1)
      ID         NCF  DSCR  Occ   Revenue    DSCR
--------------------------------------------------

--------------------------------------------------
List all properties currently in deal with or
without information largest to smallest loan
--------------------------------------------------

--------------------------------------------------
This report should reflect the information provided
in the CSSA Property and Loan file
--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------

--------------------------------------------------
Total:            $     WA    WA   $         WA
--------------------------------------------------

--------------------------------------------------

==================================================

(1) DSCR should match to Operating Statement and is normally calculated using NCF / Debt Service times the allocated loan percentage.

(2)   Net change should compare the latest year to the underwriting year

                 (This page has been left blank intentionally.)

PROSPECTUS

                    STRUCTURED ASSET SECURITIES CORPORATION
                 MORTGAGE-BACKED SECURITIES, ISSUABLE IN SERIES

    This Prospectus relates to Collateralized Mortgage Obligations (the "Bonds") and Mortgage-Backed Certificates (the "Certificates," together with the Bonds, the "Securities") which may be issued from time to time in one or more series ("Series") under this Prospectus and the supplements hereto (each, a "Prospectus Supplement"). As specified in the related Prospectus Supplement, the Securities of each Series will be either Bonds issued pursuant to an Indenture and representing indebtedness of Structured Asset Securities Corporation (the "Company") or an owner trust (the "Owner Trust") established by it, or Certificates which will evidence a beneficial ownership interest in assets deposited into a trust (a "Trust Fund") by the Company as depositor pursuant to a Trust Agreement, as described herein. The issuer (the "Issuer") with respect to a Series of Bonds will be the Company or the Owner Trust established to issue such Bonds, and, with respect to a Series of Certificates, will be the Trust Fund established in respect of such Certificates. Capitalized terms not otherwise defined herein or the related Prospectus Supplement have the meanings specified in the Glossary attached hereto.

    The Securities will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and as described in the related Prospectus Supplement. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class ("PAC") Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities or another particular Class of Securities, if any, included in such Series of Securities. Zero Coupon Securities and Principal Only Securities will not accrue and will not be entitled to receive any interest. Payments or distributions of interest on each Class of Securities, other than Zero Coupon Securities, Principal Only Securities and Compound Interest Securities will be made on each Payment Date or Distribution Date as specified in the related Prospectus Supplement. Interest will not be paid or distributed on Compound Interest Securities on a current basis until all Securities of the related Series having a Stated Maturity or Final Scheduled Distribution Date prior to the Stated Maturity or Final Scheduled Distribution Date of such Class of Compound Interest Securities have been paid in full or until such other date or period as may be specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. The amount of principal and interest available and payable on each Series on each Payment Date or Distribution Date will be applied to the Classes of such Series in the order and as otherwise specified in the related Prospectus Supplement. Principal payments or distributions on each Class of a Series will be made on either a pro rata or a random lot basis among Securities of such Class, as specified in the related Prospectus Supplement Any Series may include one or more Classes of "Subordinate Securities," which are subordinated in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest, and may be allocated losses and shortfalls prior to the allocation thereof to all other Classes of Securities of such Series (the "Senior Securities"). Securities of a Series will be subject to redemption or repurchase only under the circumstances and according to the priorities described herein and in the related Prospectus Supplement.

    Each Series will be secured by or offer a beneficial interest in one or more types of mortgage assets ("Mortgage Assets") and other assets, including any reserve funds established with respect to such Series, insurance policies or other enhancement described in the related Prospectus Supplement. The Mortgage Assets may consist of a pool of multifamily or commercial mortgage loans or participation interests therein (collectively, "Mortgage Loans") and may include FHA Loans. Mortgage Assets may also consist of mortgage participations or pass-through certificates or collateralized mortgage obligations ("Private Mortgage-Backed Securities") issued with respect to or secured by a pool of Mortgage Loans. The Private Mortgage-Backed Securities and Mortgage Loans securing a Series will not be guaranteed or insured by any agency or instrumentality of the United States Government unless otherwise stated in the related Prospectus Supplement. Some Mortgage Loans comprising or underlying the Mortgage Assets may be delinquent or non-performing as specified in the related Prospectus Supplement. The Mortgage Assets securing a Series or comprising the Trust Fund may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. The Mortgage Loans underlying or comprising the Mortgage Assets may be originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to any such Mortgage Loans. See "SECURITY FOR THE BONDS AND CERTIFICATES."

    Bonds of a Series constitute non-recourse obligations of the Issuer, and Certificates of a Series evidence an interest in the related Trust Fund only. Neither the Bonds or Certificates of a Series are insured or guaranteed by any governmental agency or instrumentality, by any person or entity affiliated with the Company or Issuer, or, unless otherwise specified in the related Prospectus Supplement, by any other person or entity. The Issuer has no significant assets other than the Mortgage Assets and certain other assets pledged to secure the Bonds or in which the Certificates represent a beneficial interest. See "RISK FACTORS."

    An election may be made, with respect to any Series of Securities, to treat all or a specified portion of the assets securing such Series or comprising the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Securities is issued as a REMIC. If such an election is made, each Class of Securities of a Series will be either Regular Interest or Residual Interest, as specified in the related Prospectus Supplement. See "FEDERAL INCOME TAX CONSIDERATIONS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers and the other underwriters, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

                                          LEHMAN BROTHERS
                                          May 26, 1999

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
PROSPECTUS SUPPLEMENT.......................................      6
ADDITIONAL INFORMATION......................................      6
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............      7
SUMMARY OF TERMS............................................      8
RISK FACTORS................................................     28
DESCRIPTION OF THE SECURITIES...............................     35
      General...............................................     35
      The Bonds--General....................................     35
      The Certificates--General.............................     36
      Bearer Securities and Registered Securities...........     37
      Book-Entry Registration...............................     38
      Valuation of Mortgage Assets..........................     39
      Payments or Distributions of Interest.................     40
      Payments or Distributions of Principal................     41
      Special Redemption....................................     42
      Optional Redemption...................................     43
      Mandatory Redemption..................................     43
      Optional Termination..................................     43
      Optional Repurchase of Certificates...................     43
      Other Repurchases.....................................     43
YIELD AND PREPAYMENT CONSIDERATIONS.........................     44
      Timing of Payment or Distribution of Interest and
     Principal..............................................     44
      Principal Prepayments.................................     44
      Prepayments and Weighted Average Life.................     45
      Other Factors Affecting Weighted Average Life.........     46
SECURITY FOR THE BONDS AND CERTIFICATES.....................     48
      General...............................................     48
      Mortgage Loans........................................     48
      Private Mortgage-Backed Securities....................     52
      Substitution of Mortgage Assets.......................     54
      Collection Account....................................     54
      Other Funds or Accounts...............................     55
      Investment of Funds...................................     55
      Guaranteed Investment Contract........................     55
      Enhancement...........................................     55
SERVICING OF MORTGAGE LOANS.................................     56
      General...............................................     56
      Collection Procedures.................................     57
      Payments on Mortgage Loans; Deposits to Custodial
     Accounts...............................................     57
      Advances..............................................     58
      Maintenance of Insurance Policies and Other Servicing
     Procedures.............................................     58
      Enforcement of Due-On Sale Clauses....................     59
      Modification; Waivers.................................     59
      Servicing Compensation and Payment of Expenses........     59
      Evidence as to Compliance.............................     60
      Certain Matters Regarding the Master Servicer and
     Special Servicer.......................................     60

                                                                PAGE
                                                              --------
ENHANCEMENT.................................................     61
      General...............................................     61
      Subordinate Securities................................     61
      Cross-Support Features................................     62
      Insurance on the Mortgage Loans.......................     62
      Letter of Credit......................................     62
      Bond Guarantee Insurance..............................     63
      Reserve Funds.........................................     63
DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS..............     63
      General...............................................     64
      Hazard Insurance on the Mortgage Loans................     64
      FHA Insurance.........................................     65
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.....................     65
      Mortgages.............................................     65
      Interest in Real Property.............................     65
      Junior Mortgages; Rights of Senior Mortgages or
     Beneficiaries..........................................     65
      Foreclosure of Mortgage...............................     67
      Leasehold Risks.......................................     69
      Rights of Redemption..................................     70
      Environmental Matters.................................     70
      Certain Laws and Regulations..........................     72
      Leases and Rents......................................     72
      Personalty............................................     73
      Anti-Deficiency Legislation and Other Limitations on
     Lenders................................................     73
      Federal Bankruptcy and Other Laws Affecting Creditors'
     Rights.................................................     73
      Due On-Sale Clauses in Mortgage Loans.................     75
      Enforceability of Prepayment and Late Payment Fees....     76
      Equitable Limitations on Remedies.....................     76
      Applicability of Usury Laws...........................     76
      Alternative Mortgage Instruments......................     77
      Secondary Financing; Due-On-Encumbrance Provisions....     77
      Americans With Disabilities Act.......................     78
      Soldiers' and Sailors' Civil Relief Act of 1940.......     78
      Forfeitures in Drug and RICO Proceedings..............     78
THE INDENTURE...............................................     79
      Certain Covenants.....................................     79
      Modification of Indenture.............................     79
      Events of Default.....................................     80
      Authentication and Delivery of Bonds..................     82
      Satisfaction and Discharge of the Indenture...........     82
      Issuer's Annual Compliance Statement..................     82
      List of Bondholders...................................     83
      Meetings of Bondholders...............................     83
      Fiscal Year...........................................     83
      Trustee's Annual Report...............................     83
      The Trustee...........................................     83
THE TRUST AGREEMENT.........................................     84
      Assignment of Mortgage Assets.........................     84
      Repurchase of Non-Conforming Loans....................     84
      Reports to Certificateholders.........................     85
      Event of Default......................................     86

                                                                PAGE
                                                              --------
      Rights Upon Event of Default..........................     87
      The Trustee...........................................     87
      Duties of the Trustee.................................     88
      Resignation of Trustee................................     88
      Amendment of Trust Agreement..........................     88
      Voting Rights.........................................     89
      List of Certificateholders............................     89
      REMIC Administrator...................................     89
      Termination...........................................     89
THE ISSUER..................................................     90
      The Company...........................................     90
      Owner Trust...........................................     90
      Administrator.........................................     91
USE OF PROCEEDS.............................................     91
LIMITATIONS ON ISSUANCE OF BEARER SECURITIES................     92
FEDERAL INCOME TAX CONSIDERATIONS...........................     92
      General...............................................     92
      Characterization of Securities........................     93
      Taxation of Regular Interest Securities...............     94
      Sale or Exchange of Regular Interest Securities.......     98
      REMIC Expenses........................................     99
      Taxation of the REMIC.................................     99
      Taxation of Holders of Residual Interest Securities...    101
      Excess Inclusion Income...............................    102
      Restrictions on Ownership and Transfer of Residual
     Interest Securities....................................    102
      Administrative Matters................................    103
      Tax Status as a Grantor Trust.........................    103
      Miscellaneous Tax Aspects.............................    107
      Tax Treatment of Foreign Investors....................    107
STATE AND LOCAL TAX CONSIDERATIONS..........................    108
ERISA CONSIDERATIONS........................................    109
LEGAL INVESTMENT............................................    113
PLAN OF DISTRIBUTION........................................    115
LEGAL MATTERS...............................................    116
GLOSSARY....................................................    117

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series:
(a) whether such Securities are Bonds or Certificates, (b) the initial aggregate principal amount, the Bond Interest Rate or Certificate Interest Rate (or method for determining it) and authorized denominations of each Class of such Series;
(c) certain information concerning the Primary Assets securing such Series or assets comprising the Trust Fund, including the principal amount, type and characteristics of the Primary Assets securing such Bonds or assets comprising the Trust Fund on the date of issue, and, if applicable, the amount of any Reserve Funds for such Series; (d) in the case of Mortgage Assets consisting in whole or in part of Private Mortgage-Backed Securities, information concerning the issuer thereof or sponsor thereof, the PMBS Trustee, the Master Servicer, if any, and the Underlying Collateral; (e) the circumstances, if any, under which the Securities of such Series are subject to redemption prior to maturity or repurchase prior to the Final Scheduled Distribution Date; (f) the Stated Maturity of each Class of Bonds or Final Scheduled Distribution Date of the Certificates; (g) the method used to calculate the aggregate amount of principal available and required to be applied to the Securities of such Series on each Payment Date or Distribution Date, as applicable, the timing of the application of principal and the order of priority of the application of such principal to the respective classes and the allocation of the principal to be so applied;
(h) the extent of subordination of any Subordinate Securities; (i) the identity of each Class of Compound Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Subordinate Securities, Individual Investor Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities and Participating Securities included in such Series, if any, or such other type of Class of Securities; (j) the principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates, if the Mortgage Loans underlying or comprising the Mortgage Assets pledged as security for such Series or comprising the Trust Fund were prepaid at various assumed rates; (k) the Payment Dates or Distribution Dates, as applicable for the respective Classes; (l) the Assumed Reinvestment Rate, if any, and (if applicable) the percentage of Excess Cash Flow to be applied to payments of principal of the Series; (m) relevant financial information with respect to the Mortgagor(s) and the Mortgaged Property underlying the Mortgage Assets, if applicable; (n) information with respect to any required Insurance Policies relating to any Mortgage Loans comprising Mortgage Assets or Underlying Collateral; (o) additional information with respect to any Enhancement, Guaranteed Investment Contract or other agreement relating to the Series;
(p) the plan of distribution of such Series; and (q) whether the Securities are to be issuable in registered form or bearer form or both, and if bearer securities are issued, whether bearer securities may be exchanged for registered securities and the circumstances and places for such exchange, if permitted.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Issuer and Company do not intend to send any financial reports to holders of Securities.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, Structured Asset Securities Corporation, 200 Vesey Street, New York, New York 10285, telephone number
(212) 526-5594.

                                SUMMARY OF TERMS

    The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus
Supplement with respect to the Series offered thereby and to the Trust Indenture
(the "Trust Indenture") or Trust Agreement (the "Trust Agreement"), as applicable, and the supplemental or terms indenture or agreement with respect to such Series (the "Series Supplement") between the Company or a trust established by the Company and LaSalle National Bank, a national banking association, or Marine Midland Bank, N.A., a national banking association (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement for the related Series), as trustee (the "Trustee") or a Trust and the Trustee
(collectively, the Trust Indenture and any Series Supplement relating to Bonds are sometimes referred to as the "Indenture," and the Trust Agreement and any Series Supplement relating to Certificates are sometimes referred to as the "Trust Agreement").

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SECURITIES OFFERED

A. THE BONDS.................................  Collateralized Mortgage Obligations (the "Bonds").
                                               The Bonds may be issued from time to time in
                                               separately secured Series pursuant to the Indenture
                                               and a related Series Supplement. Each Series will
                                               consist of one or more Classes, one or more of which
                                               may be Classes of Compound Interest Securities,
                                               Planned Amortization Class ("PAC") Securities,
                                               Variable Interest Securities, Zero Coupon Securities,
                                               Principal Only Securities, Interest Only Securities,
                                               Participating Securities, Senior Securities or
                                               Subordinate Securities. Each Class may differ in,
                                               among other things, the amounts allocated to and the
                                               priority of principal and interest payments, maturity
                                               date, Payment Dates and Bond Interest Rate.
                                               Additionally, one or more Classes may consist of
                                               Subordinate Securities which are subordinated to
                                               other Classes of Bonds with respect to the right to
                                               receive payments of principal, interest, or both, and
                                               may be allocated losses and shortfalls prior to the
                                               allocation thereof to other Classes of Bonds under
                                               the circumstances and in such amounts as described
                                               herein and in the related Prospectus Supplement.
                                               Unless otherwise specified in the related Prospectus
                                               Supplement, the Bonds of each Class will be issued in
                                               fully registered form in the minimum denominations
                                               specified in the related Prospectus Supplement. If so
                                               specified in the related Prospectus Supplement, the
                                               Bonds or certain Classes of such Bonds offered
                                               thereby may be available in book-entry form only. The
                                               Bonds may be issued in registered form or bearer form
                                               with coupons attached. Bonds in bearer form will be
                                               offered only outside the United States to non-United
                                               States persons and to offices located outside the
                                               United States of certain United States financial
                                               institutions. See "DESCRIPTION OF THE SECURITIES--The
                                               Bonds--General" and "ENHANCEMENT--Subordinate
                                               Securities."

B. THE CERTIFICATES..........................  Mortgage-Backed Certificates (the "Certificates").
                                               The Certificates are issuable from time to time in
                                               separate Series pursuant to separate Trust Agreements
                                               and a related Series Supplement. Each Certificate of
                                               a Series will evidence a
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                                               beneficial ownership interest in the Trust Fund for
                                               such Series. Each Series of Certificates will consist
                                               of one or more Classes of Certificates, one or more
                                               of which may be Classes of Compound Interest
                                               Securities, PAC Securities, Variable Interest
                                               Securities, Zero Coupon Securities, Principal Only
                                               Securities, Interest Only Securities, Participating
                                               Securities, Subordinate Securities or Senior
                                               Securities. If a Series consists of multiple Classes,
                                               the respective Classes may differ with respect to the
                                               amount, percentage and timing of distributions of
                                               principal, interest or both. Additionally, one or
                                               more Classes may consist of Subordinate Securities
                                               which are subordinated to other Classes of
                                               Certificates with respect to the right to receive
                                               distributions of principal, interest, or both under
                                               the circumstances and in such amounts as described
                                               herein and in the related Prospectus Supplement. The
                                               Certificates will be issuable in fully registered
                                               form in the authorized minimum denominations and
                                               multiples thereof specified in the related Prospectus
                                               Supplement. If so specified in the related Prospectus
                                               Supplement, the Certificates or certain Classes of
                                               such Certificates offered thereby may be available in
                                               book-entry form only.

ISSUER.......................................  The Issuer with respect to a Series of Bonds will be
                                               Structured Asset Securities Corporation (the
                                               "Company") or an owner trust established by it
                                               ("Owner Trust") for the purpose of issuing one or
                                               more Series of Bonds. Each such Owner Trust will be
                                               created by an agreement (the "Deposit Trust
                                               Agreement") between the Company, acting as depositor,
                                               and a bank, trust company or other fiduciary, acting
                                               as owner trustee (the "Owner Trustee"). The Bonds
                                               will be non-recourse obligations of the Issuer. The
                                               Series Supplement for a particular Series of Bonds
                                               may permit the assets pledged to secure the related
                                               Bonds to be transferred by the Issuer to a trust or
                                               other limited purpose affiliate of the Company,
                                               subject to the obligations of the Bonds of such
                                               Series, thereby relieving the Issuer of its
                                               obligations with respect to such Bonds.

                                               The Issuer with respect to a Series of Certificates
                                               will be a trust fund (the "Trust Fund") established
                                               by the Company for the purpose of issuing one or more
                                               Series of Certificates. Such Trust Fund will be
                                               created by an agreement (the "Trust Agreement")
                                               between the Company, acting as depositor, and a bank,
                                               trust company or other fiduciary, acting as trustee
                                               (the "Trustee").

                                               The Issuer will not have, nor be expected in the
                                               future to have, any significant assets available for
                                               payments on a Series of Bonds or distributions on a
                                               Series of Certificates, other than the assets pledged
                                               as security for a specific Series of Bonds issued by
                                               it, or assets deposited into a Trust Fund, the
                                               Certificates issued by such Trust Fund as Issuer
                                               representing a
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                                               beneficial ownership interest in such assets. Unless
                                               otherwise specified in the related Prospectus
                                               Supplement, (i) each Series of Bonds will be
                                               separately secured and no Series of Bonds will have
                                               any claim against or security interest in the assets
                                               pledged to secure any other Series, and (ii) no
                                               Series of Certificates will have a beneficial
                                               ownership interest in any other Series.

                                               The Company, a Delaware corporation, is a
                                               limited-purpose finance subsidiary organized for the
                                               purpose of issuing one or more Series and other
                                               similar obligations directly or through one or more
                                               Trust Funds established by it. Although all of the
                                               outstanding capital stock of the Company is owned by
                                               Lehman Commercial Paper Inc. ("LCPI"), a wholly owned
                                               subsidiary of Lehman Brothers Inc. ("Lehman
                                               Brothers"), neither LCPI nor Lehman Brothers nor any
                                               of their affiliates has guaranteed or is otherwise
                                               obligated with respect to any Series, except with
                                               respect to any representations and warranties given
                                               by any such affiliate as originator, seller or
                                               servicer of Mortgage Assets relating to a Series.

                                               The Company's principal office is located at 200
                                               Vesey Street, New York, New York 10285 and its
                                               telephone number is (212) 526-5594. See "RISK
                                               FACTORS" and "THE ISSUER."

INTEREST PAYMENTS ON THE BONDS...............  Each Class of a Series of Bonds (other than a Class of Zero Coupon Securities or Principal Only
                                               Securities) will accrue interest at the rate set
                                               forth in (or, in the case of Variable Interest
                                               Securities, as determined by the method described in)
                                               the related Prospectus Supplement (the "Bond Interest
                                               Rate"). Interest on all Bonds which bear interest,
                                               other than Compound Interest Securities, will be due
                                               and payable on the Payment Dates specified in the
                                               related Prospectus Supplement. However, failure to
                                               pay interest on a current basis may not necessarily
                                               be an Event of Default with respect to a particular
                                               Series of Bonds. Payments of interest on a Class of
                                               Variable Interest Securities will be made on the
                                               dates set forth in the related Prospectus Supplement
                                               (the "Variable Interest Payment Dates"). Interest on
                                               any Class of Compound Interest Securities will not be
                                               paid currently, but will accrue and the amount of
                                               interest so accrued will be added to the principal
                                               thereof on each Payment Date through the Accrual
                                               Termination Date specified in the related Prospectus
                                               Supplement. Following the applicable Accrual
                                               Termination Date, interest payments on such Bonds
                                               will be made on the Compound Value thereof. Interest
                                               Only Bonds may be assigned a "Notional Amount" which
                                               is used solely for convenience in expressing the
                                               calculation of interest and for certain other
                                               purposes. Unless otherwise specified in the related
                                               Prospectus Supplement, the Notional Amount will be
                                               determined at the time of issuance of such Bonds
                                               based on the principal balances or Bond Value of the
                                               Mortgage Loans
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                                               attributable to the Bonds of a Series entitled to
                                               receive principal, and will be adjusted monthly over
                                               the life of the Bonds based upon adjustments to the
                                               Bond Value of such Mortgage Loans. Reference to the
                                               Notional Amount is solely for convenience in certain
                                               calculations and does not represent the right to
                                               receive any distributions allocable to principal.
                                               Zero Coupon Securities and Principal Only Securities
                                               will not accrue, and will not be entitled to receive,
                                               any interest.

                                               Each payment of interest on each Class of Bonds (or
                                               addition to principal of a Class of Compound Interest
                                               Securities) on a Payment Date will include all
                                               interest accrued during the Interest Accrual Period
                                               specified in the related Prospectus Supplement
                                               preceding such Payment Date. If the Interest Accrual
                                               Period for a Series ends on a date other than a
                                               Payment Date for such Series, the yield realized by
                                               the Holders of such Bonds may be lower than the yield
                                               that would result if the Interest Accrual Period
                                               ended on such Payment Date. Additionally, if so
                                               specified in the related Prospectus Supplement,
                                               interest accrued for an Interest Accrual Period for
                                               one or more Classes may be calculated on the
                                               assumption that principal payments (and additions to
                                               principal of the Bonds), and allocations of losses on
                                               the Mortgage Assets (if so specified in the related
                                               Prospectus Supplement), are made on the first day of
                                               the preceding Interest Accrual Period and not on the
                                               Payment Date for such preceding Interest Accrual
                                               Period when actually made or added. Such method would
                                               produce a lower effective yield than if interest were
                                               calculated on the basis of the actual principal
                                               amount outstanding. See "YIELD AND PREPAYMENT
                                               CONSIDERATIONS."

                                               With respect to any Class of Variable Interest
                                               Securities, the related Prospectus Supplement will
                                               set forth: (a) the initial Bond Interest Rate (or the
                                               manner of determining the initial Bond Interest
                                               Rate); (b) the formula, index or other method by
                                               which the Bond Interest Rate will be determined from
                                               time to time; (c) the periodic intervals at which
                                               such determination will be made; (d) the interest
                                               rate cap (the "Maximum Variable Interest Rate") or
                                               the interest rate floor (the "Minimum Variable
                                               Interest Rate") on the Bond Interest Rate, if any,
                                               for such Variable Interest Securities; and (e) the
                                               Variable Interest Period and any other terms relevant
                                               to such Class of Bonds. See "DESCRIPTION OF THE
                                               SECURITIES--Payments or Distributions of Interest."

INTEREST DISTRIBUTIONS ON THE CERTIFICATES...  Interest distributions on the Certificates of a
                                               Series (other than Certificates that are Zero Coupon
                                               Securities or Principal Only Securities) will be made
                                               from amounts available therefor on each Distribution
                                               Date at the applicable rate specified in (or
                                               determined in the manner set forth in) the related
                                               Prospectus Supplement. The interest rate on
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                                               Certificates of a Series may be variable or change
                                               with changes in the mortgage rates or annual
                                               percentage rates of the Mortgage Assets included in
                                               the related Trust Fund and/ or as prepayments occur
                                               with respect to such Mortgage Assets. Zero Coupon
                                               Securities and Principal Only Securities may not be
                                               entitled to receive any interest distributions or may
                                               be entitled to receive only nominal interest
                                               distributions. Compound Interest Securities will not
                                               receive distributions of interest but accrued
                                               interest will be added to the principal balance
                                               thereof on each Distribution Date until the Accrual
                                               Termination Date. Following the Accrual Termination
                                               Date, interest distributions with respect to such
                                               Compound Interest Securities will be made on the
                                               basis of their Compound Value.

PRINCIPAL PAYMENTS ON THE BONDS..............  All payments of principal of a Series will be allocated among the Classes of such Series in the
                                               order and amounts, and will be applied either on a
                                               pro rata or a random lot basis among all Bonds of any
                                               such Class, as specified in the related Prospectus
                                               Supplement.

                                               Except with respect to Zero Coupon Securities,
                                               Compound Interest Securities and Interest Only
                                               Securities, unless specified otherwise in the related
                                               Prospectus Supplement, on each Payment Date principal
                                               payments will be made on the Bonds of each Series in
                                               an amount (the "Principal Payment Amount") as
                                               determined by a formula specified in the related
                                               Prospectus Supplement. Unless otherwise specified in
                                               the related Prospectus Supplement, if the Series of
                                               Bonds has a Class of Compound Interest Securities,
                                               additional principal payments on the Bonds will be
                                               made on each Payment Date in an amount equal to the
                                               interest accrued, but not then payable, on such Bonds
                                               for the related Interest Accrual Period. If the
                                               Series of Bonds has a Class of PAC Securities, such
                                               PAC Securities will have certain priorities of
                                               payment with respect to principal to the extent of
                                               certain targeted amounts with respect to each Payment
                                               Date, as set forth in the related Prospectus
                                               Supplement.

PRINCIPAL DISTRIBUTIONS ON THE
  CERTIFICATES...............................  Principal distributions on the Certificates of a
                                               Series will be made from amounts available therefor
                                               on each Distribution Date, unless otherwise specified
                                               in the related Prospectus Supplement, in an aggregate
                                               amount determined as set forth in the related
                                               Prospectus Supplement and will be allocated among the
                                               respective Classes of a Series of Certificates at the
                                               times, in the manner and in the priority (which may,
                                               in certain cases, include allocation by random lot)
                                               set forth in the related Prospectus Supplement.

                                               Except with respect to Zero Coupon Securities,
                                               Compound Interest Securities and Interest Only
                                               Securities, unless specified otherwise in the related
                                               Prospectus Supplement, on
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                                               each Distribution Date principal payments will be
                                               made on the Certificates of each Series in the
                                               Principal Payment Amount as determined by a formula
                                               specified in the related Prospectus Supplement.
                                               Unless otherwise specified in the related Prospectus
                                               Supplement, if the Series of Certificates has a Class
                                               of Compound Interest Securities, additional principal
                                               payments on the Certificates will be made on each
                                               Distribution Date in an amount equal to the interest
                                               accrued, but not then payable, on such Certificates
                                               for the related Interest Accrual Period. If the
                                               Series of Certificates has a Class of PAC Securities,
                                               such PAC Securities will have certain priorities of
                                               distribution with respect to principal to the extent
                                               of certain targeted amounts with respect to each
                                               Distribution Date, as set forth in the related
                                               Prospectus Supplement.

ALLOCATION OF LOSSES.........................  If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date, as
                                               applicable, on which the principal balance of the
                                               Mortgage Assets is reduced due to losses on the
                                               Mortgage Assets, (i) the amount of such losses will
                                               be allocated first, to reduce the Aggregate
                                               Outstanding Principal of the Subordinate Securities
                                               or other subordination, if any, and, thereafter, to
                                               reduce the Aggregate Outstanding Principal of the
                                               remaining Securities in the priority and manner
                                               specified in such Prospectus Supplement until the
                                               Aggregate Outstanding Principal of each Class of
                                               Securities so specified has been reduced to zero or
                                               paid in full, thus reducing the amount of principal
                                               payable or distributable on each such Class of
                                               Securities or (ii) such losses may be allocated in
                                               any other manner set forth in the related Prospectus
                                               Supplement. Unless otherwise specified in the related
                                               Prospectus Supplement, such reductions of principal
                                               of a Class or Classes of Securities shall be
                                               allocated to the Holders of the Securities of such
                                               Class or Classes pro rata in the proportion which the
                                               outstanding principal of each Bond or Certificate of
                                               such Class or Classes bears to the Aggregate
                                               Outstanding Principal of all Securities of such
                                               Class. See "DESCRIPTION OF THE SECURITIES--Payments
                                               or Distributions of Principal."

STATED MATURITY OF THE BONDS.................  The "Stated Maturity" for each Class of a Series is the date specified in the related Prospectus
                                               Supplement no later than which all the Bonds of such
                                               Class will be fully paid, calculated on the basis of
                                               the assumptions set forth in the related Prospectus
                                               Supplement. However, the actual maturity of the Bonds
                                               is likely to occur earlier and may occur
                                               significantly earlier than their Stated Maturity. The
                                               rate of prepayments on the Mortgage Assets pledged as
                                               security for any Series will depend on a variety of
                                               factors, including the characteristics of the
                                               Mortgage Loans underlying or comprising the Mortgage
                                               Assets and the prevailing level of interest rates
                                               from time to time, as well as on a variety of
                                               economic, demographic, geographic, tax, legal and
                                               other factors. No assurance can be
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                                               given as to the actual prepayment experience of such
                                               Mortgage Assets. See "YIELD AND PREPAYMENT
                                               CONSIDERATIONS."

FINAL SCHEDULED DISTRIBUTION DATE OF THE
  CERTIFICATES...............................  The Final Scheduled Distribution Date for each Class of Certificates of a Series is the date after which
                                               no Certificates of such Class will remain
                                               outstanding, assuming timely payments or
                                               distributions are made on the Mortgage Assets in the
                                               related Trust Fund in accordance with their terms.
                                               The Final Scheduled Distribution Date of a Class may
                                               equal the maturity date of the Mortgage Asset in the
                                               related Trust Fund which has the latest stated
                                               maturity or will be determined as described herein
                                               and in the related Prospectus Supplement.

                                               The actual maturity date of the Certificates of a
                                               Series will depend primarily upon the level of
                                               prepayments with respect to the Mortgage Loans
                                               comprising the Mortgage Assets in the related Trust
                                               Fund. The actual maturity of any Certificate is
                                               likely to occur earlier and may occur substantially
                                               earlier than its Final Scheduled Distribution Date as
                                               a result of the application of prepayments to the
                                               reduction of the principal balances of the
                                               Certificates. The rate of prepayments on the Mortgage
                                               Loans comprising Mortgage Assets in the Trust Fund
                                               for a Series will depend on a variety of factors,
                                               including certain characteristics of such Mortgage
                                               Loans and the prevailing level of interest rates from
                                               time to time, as well as on a variety of economic,
                                               demographic, tax, legal, social and other factors. No
                                               assurance can be given as to the actual prepayment
                                               experience with respect to a Series. See "RISK
                                               FACTORS" and "YIELD AND PREPAYMENT
                                               CONSIDERATIONS--Prepayments and Weighted Average"
                                               herein.

REDEMPTION OF BONDS..........................  The Bonds will be redeemable only as follows:

                                               A. SPECIAL REDEMPTION

                                               If specified in the related Prospectus Supplement,
                                               Bonds of a Series will be subject to special
                                               redemption, in whole or in part, if, as a result of
                                               principal payments on the Mortgage Assets securing
                                               such Series or low reinvestment yields or both, the
                                               Trustee determines (based on assumptions, if any,
                                               specified in the Indenture and after giving effect to
                                               the amounts, if any, available to be withdrawn from
                                               any Reserve Fund for such Series) that the amount
                                               anticipated to be available in the Collection Account
                                               for such Series on the date specified in the related
                                               Prospectus Supplement will be insufficient to meet
                                               debt service requirements on any portion of the
                                               Bonds. Any such redemption would be limited to the
                                               aggregate amount of all scheduled principal payments
                                               and prepayments on the Mortgage Assets received since
                                               the last Payment Date or Special Redemption Date,
                                               whichever is
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                                               later, and may shorten the maturity of any Bond so
                                               redeemed by no more than the period between the date
                                               of such special redemption and the next Payment Date.
                                               Unless otherwise specified in the related Prospectus
                                               Supplement, special redemptions of Bonds of a Series
                                               will be made in the same priority and manner as
                                               principal payments are made on a Payment Date. Bonds
                                               subject to special redemption shall be redeemed on
                                               the applicable Special Redemption Date at 100% of
                                               their unpaid principal amount plus accrued interest
                                               on such principal to the date specified in the
                                               related Prospectus Supplement. To the extent
                                               described in the related Prospectus Supplement, Bonds
                                               of a Series may be subject to special redemption in
                                               whole or in part following certain defaults under an
                                               Enhancement Agreement or other agreement, and in
                                               certain other events at the Redemption Price. See
                                               "DESCRIPTION OF THE SECURITIES--Special Redemption."

                                               B. OPTIONAL REDEMPTION

                                               To the extent specified in the related Prospectus
                                               Supplement, one or more Classes of any Series may be
                                               redeemed in whole, or in part, at, unless otherwise
                                               specified in the related Prospectus Supplement, the
                                               Issuer's option on any Payment Date on or after the
                                               date specified in the related Prospectus Supplement
                                               and at the Redemption Price. See "DESCRIPTION OF THE
                                               SECURITIES--Optional Redemption."

                                               C. MANDATORY REDEMPTION

                                               If specified in the related Prospectus Supplement for
                                               a Series, the Bonds of one or more Classes
                                               ("Individual Investor Bonds") may be subject to
                                               mandatory redemptions by lot or by such other method
                                               set forth in the Prospectus Supplement. The related
                                               Prospectus Supplement relating to a Series of Bonds
                                               with Individual Investor Securities will set forth
                                               Class priorities, if any, and conditions with respect
                                               to redemptions. Individual Investor Securities to be
                                               redeemed shall be selected by random lot in $1,000
                                               units, after making all permitted redemptions
                                               requested by holders of Individual Investor
                                               Securities or by such other method set forth in the
                                               Prospectus Supplement. See "DESCRIPTION OF THE
                                               SECURITIES--Mandatory Redemption."

OPTIONAL TERMINATION OF TRUST FUND...........  If so specified in the related Prospectus Supplement, the Company, as depositor of the Primary Assets into
                                               the Trust Fund (acting in such capacity, and in such
                                               capacity in respect of an Owner Trust, the
                                               "Depositor"), the Servicer, or such other entity that
                                               is specified in the related Prospectus Supplement,
                                               may, at its option, cause an early termination of the
                                               related Trust Fund by repurchasing all of the Primary
                                               Assets remaining in the Trust Fund on or after a
                                               specified
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                                               date, or on or after such time as the aggregate
                                               principal balance of the Certificates of any Class of
                                               the Series is less than the amount or percentage
                                               specified in the related Prospectus Supplement. See
                                               "DESCRIPTION OF THE SECURITIES--Optional
                                               Termination."

REPURCHASES OF CERTIFICATES..................  If so specified in the related Prospectus Supplement, one or more classes of the Certificates of such
                                               Series may be repurchased, in whole or in part, at
                                               the option of the Depositor, at such times and under
                                               the circumstances specified in such Prospectus
                                               Supplement and at the repurchase price set forth
                                               therein. See "DESCRIPTION OF THE SECURITIES--Optional
                                               Repurchase of Certificates" herein.

                                               If so specified in the related Prospectus Supplement,
                                               any Class of the Certificates may be subject to
                                               repurchase at the request of the holders of such
                                               Class or to mandatory repurchase by the Depositor
                                               (including by random lot). See "DESCRIPTION OF THE
                                               SECURITIES--Other Repurchases" herein.

SECURITY FOR THE BONDS,
  OR THE TRUST FUND FOR THE
  CERTIFICATES...............................  Each Series of Bonds will be separately secured by
                                               Primary Assets consisting of one or more of the
                                               assets described below, as specified in the
                                               Prospectus Supplement. The Trust Fund for a Series of
                                               Certificates will consist of one or more of the
                                               assets described below, as specified in the related
                                               Prospectus Supplement.

                                               A. MORTGAGE ASSETS

                                               The Primary Assets for a Series may consist of any
                                               combination of the following, to the extent and as
                                               specified in the related Prospectus Supplement:

                                               (1) Mortgage Loans

                                               Mortgage Assets for a Series may consist, in whole or
                                               in part, of Mortgage Loans, including participation
                                               interests therein owned by the Issuer. Some Mortgage
                                               Loans or Mortgage Loans underlying such participation
                                               interests may be delinquent or non-performing as
                                               specified in the related Prospectus Supplement. The
                                               Mortgage Assets may consist of a single Mortgage Loan
                                               or obligations of a single obligor or related
                                               obligors as specified in the related Prospectus
                                               Supplement. Mortgage Loans comprising or underlying
                                               the Mortgage Assets may be originated by or acquired
                                               from an affiliate of the Issuer and an affiliate of
                                               the Issuer may be an obligor with respect to any such
                                               Mortgage Loan. Payments on such Mortgage Loans will
                                               be collected by the Trustee or by the Servicer or
                                               Master Servicer with respect to a Series and
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                                               remitted to the Trustee as described in the related
                                               Prospectus Supplement and will be available in the
                                               priority described in the related Prospectus
                                               Supplement to make payments on the Bonds of that
                                               Series. To the extent specified in the related
                                               Prospectus Supplement, Mortgage Loans owned by the
                                               Issuer will be serviced by Servicers, and, if
                                               applicable, a Master Servicer, either of which may be
                                               affiliates or shareholders of the Issuer.

                                               Mortgaged Properties securing Mortgage Loans may
                                               consist of multifamily residential rental property or
                                               cooperatively owned multifamily property consisting
                                               of five or more dwelling units, mixed
                                               multifamily/commercial property or commercial
                                               property. Mortgage Loans secured by Multifamily
                                               Property may consist of FHA Loans. Mortgage Loans
                                               may, as specified in the related Prospectus
                                               Supplement, have various payment characteristics and
                                               may consist of fixed rate loans or ARMs or Mortgage
                                               Loans having balloon or other irregular payment
                                               features. Unless otherwise specified in the related
                                               Prospectus Supplement, the Mortgage Loans will be
                                               secured by first mortgages or deeds of trust or other
                                               similar security instruments creating a first lien on
                                               Mortgaged Property. If so specified in the related
                                               Prospectus Supplement, Mortgage Loans relating to
                                               real estate projects under construction may be
                                               included in the Mortgage Assets for a Series. The
                                               related Prospectus Supplement will describe certain
                                               characteristics of the Mortgage Loans comprising the
                                               Mortgage Assets for a Series, including, without
                                               limitation, (a) the aggregate unpaid principal
                                               balance of the Mortgage Loans comprising the Mortgage
                                               Assets; (b) the weighted average Mortgage Rate on the
                                               Mortgage Loans, and, in the case of adjustable
                                               Mortgage Rates, the weighted average of the current
                                               adjustable Mortgage Rates, the minimum and maximum
                                               permitted adjustable Mortgage Rates, if any, and the
                                               weighted average thereof; (c) the average outstanding
                                               principal balance of the Mortgage Loans; (d) the
                                               weighted average remaining scheduled term to maturity
                                               of the Mortgage Loans and the range of remaining
                                               scheduled terms to maturity; (e) the range of
                                               Loan-to-Value Ratios of the Mortgage Loans; (f) the
                                               relative percentage (by principal balance as of the
                                               Cut-off Date) of Mortgage Loans that are ARMs, fixed
                                               interest rate, FHA Loans or other types of Mortgage
                                               Loans; (g) any enhancement relating to the Mortgage
                                               Assets; (h) the relative percentage (by principal
                                               balance as of the Cut-Off Date) of Mortgage Loans
                                               that are secured by Multifamily Property or
                                               Commercial Property; (i) the geographic dispersion of
                                               Mortgaged Properties securing the Mortgage Loans; and
                                               (j) the use or type of each Mortgaged Property
                                               securing a Mortgage Loan.
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                                               If permitted by applicable law, the Mortgage Pool may
                                               also include Mortgaged Properties acquired by
                                               foreclosure or by deed-in-lieu of foreclosure ("REO
                                               Property"). To the extent specified in the related
                                               Prospectus Supplement, the Servicer or the Master
                                               Servicer or the Special Servicer, if any, may
                                               establish and maintain a trust account or accounts to
                                               be used in connection with REO Properties and other
                                               Mortgaged Properties being operated by it or on its
                                               behalf on behalf of the Trust Estate, by the
                                               mortgagor as debtor-in-possession or otherwise. See
                                               "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage
                                               Loans" and "SERVICING OF MORTGAGE LOANS--Maintenance
                                               of Insurance Policies and Other Servicing
                                               Procedures--Presentation of Claims; Realization Upon
                                               Defaulted Mortgage Loans."

                                               (2) Private Mortgage-Backed Securities

                                               Private Mortgage-Backed Securities may include (a)
                                               mortgage participations or pass-through certificates
                                               representing beneficial interests in certain Mortgage
                                               Loans, (b) debt obligations interest payments on
                                               which may be tax-exempt in whole or in part secured
                                               by mortgages or (c) participations or other interests
                                               in any of the foregoing. Although individual Mortgage
                                               Loans underlying a Private Mortgage-Backed Security
                                               may be insured or guaranteed by the United States or
                                               an agency or instrumentality thereof, they need not
                                               be, and the Private Mortgage-Backed Securities
                                               themselves will not be, so insured or guaranteed.
                                               Unless otherwise specified in the Prospectus
                                               Supplement relating to a Series, payments on the
                                               Private Mortgage-Backed Securities will be
                                               distributed directly to the Trustee (on behalf of the
                                               Trust Estate) as registered owner of such Private
                                               Mortgage-Backed Securities. Unless otherwise
                                               specified in the Prospectus Supplement relating to a
                                               Series, if payments with respect to interest on the
                                               underlying obligations are tax-exempt, such
                                               Prospectus Supplement will disclose the relevant
                                               federal income tax characteristics relating to the
                                               tax-exempt status of such obligations.

                                               The related Prospectus Supplement for a Series will
                                               specify, to the extent applicable, (i) the aggregate
                                               approximate principal amount and type of any Private
                                               Mortgage-Backed Securities to be included in the
                                               Trust Estate or Trust Fund for such Series; (ii)
                                               certain characteristics of the Mortgage Loans,
                                               participations or other interests which comprise the
                                               underlying assets for the Private Mortgage-Backed
                                               Securities including (A) the payment features of such
                                               Mortgage Loans, participations or other interests
                                               (i.e., whether they are fixed interest rate or
                                               adjustable rate and whether they provide for fixed
                                               level payments, negative amortization, or other
                                               payment features), (B) the approximate aggregate
                                               principal amount, if known, of the underlying
                                               Mortgage Loans, participations or
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                                               other interests which are insured or guaranteed by a
                                               governmental entity, (C) the servicing fee or range
                                               of servicing fees with respect to the Mortgage Loans,
                                               and (D) the stated maturities of the Mortgage Loans,
                                               participations or other interests at origination;
                                               (iii) the maximum original term-to-stated maturity of
                                               the Private Mortgage-Backed Securities; (iv) the
                                               weighted average term-to-stated maturity of the
                                               Private Mortgage-Backed Securities; (v) the pass-
                                               through or bond rate or ranges thereof for the
                                               Private Mortgage-Backed Securities or formula
                                               therefor; (vi) the weighted average pass-through or
                                               certificate rate of the Private Mortgage-Backed
                                               Securities or formula therefor; (vii) the issuer of
                                               the Private Mortgage-Backed Securities (the "PMBS
                                               Issuer"), the Servicer or Master Servicer of the
                                               Private Mortgage-Backed Securities and the trustee of
                                               the Private Mortgage-Backed Securities (the "PMBS
                                               Trustee"); (viii) certain characteristics of credit
                                               support, if any, such as reserve funds, insurance
                                               policies, letters of credit, guarantees or
                                               overcollateralization, relating to the Mortgage Loans
                                               underlying the Private Mortgage-Backed Securities, or
                                               to such Private Mortgage-Backed Securities
                                               themselves; (ix) the terms on which underlying
                                               Mortgage Loans, participations or other interests for
                                               such Private Mortgage-Backed Securities or the
                                               Private Mortgage-Backed Securities themselves may, or
                                               are required to, be repurchased prior to maturity;
                                               and (x) the terms on which substitute Mortgage Loans,
                                               participations or other interests may be delivered to
                                               replace those initially deposited with the PMBS
                                               Trustee.

                                               (3) Determination of Asset Value

                                               If provided in the applicable Prospectus Supplement,
                                               each item of Mortgage Assets for a Series will be
                                               assigned an Asset Value. Unless otherwise specified
                                               in the related Prospectus Supplement, the aggregate
                                               of the Asset Values of the Primary Assets securing a
                                               Series of Bonds or comprising a Trust Fund will equal
                                               not less than the original Aggregate Outstanding
                                               Principal of such Series. The Asset Value of an item
                                               of Primary Assets securing any Series of Bonds or
                                               comprising a Trust Fund is intended to represent the
                                               principal amount of Securities of such Series that,
                                               based on certain assumptions stated in the related
                                               Series Supplement, can be supported by payments on
                                               such item of Primary Assets, irrespective of
                                               prepayments thereon, together with, depending on the
                                               type of Primary Assets and method used to determine
                                               its Asset Value, reinvestment earnings at the related
                                               Assumed Reinvestment Rate, if any, and amounts in any
                                               Reserve Fund established for that Series. In such a
                                               case, the related Prospectus Supplement will set
                                               forth the method or methods and related assumptions
                                               used to determine Asset Value, if such method is
                                               used, for the Primary Assets securing the
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                                               related Series. See "DESCRIPTION OF THE
                                               SECURITIES--Valuation of Mortgage Assets."

                                               B. COLLECTION ACCOUNT

                                               Unless otherwise provided in the related Prospectus
                                               Supplement, all payments on the Primary Assets
                                               pledged as security for a Series or comprising the
                                               assets of a Trust Fund will be remitted to a
                                               Collection Account to be established with the
                                               Trustee, or if the Trustee is not also the Paying
                                               Agent, with the Paying Agent, for such Series. Unless
                                               otherwise provided in the related Prospectus
                                               Supplement, such payments, together with the
                                               Reinvestment Income thereon, if any, the amount of
                                               cash, if any, initially deposited in the Collection
                                               Account by the Issuer together with Reinvestment
                                               Income thereon, if any, and any amounts withdrawn
                                               from any Reserve Fund established for such Series,
                                               will be available to make payments or distributions
                                               of principal of and interest on such Series on the
                                               next Payment Date or Distribution Date, as
                                               applicable. Any funds remaining in the Collection
                                               Account for a Series immediately following a Payment
                                               Date or Distribution Date, as applicable (unless
                                               required to be deposited into one or more Reserve
                                               Funds, as described below, or applied to pay certain
                                               expenses or other payments provided for in the
                                               Indenture or Trust Agreement, as applicable) will be
                                               promptly paid as provided in the Indenture or Trust
                                               Agreement to the Issuer or, in certain circumstances,
                                               to owners of residual interests and, upon such
                                               payment, will be released from the lien of the
                                               Indenture or Trust Agreement, as applicable. See
                                               "SECURITY FOR THE BONDS AND CERTIFICATES--Collection
                                               Account."

                                               C. GUARANTEED INVESTMENT CONTRACTS AND OTHER
                                               AGREEMENTS

                                               The Issuer may obtain and deliver to the Trustee
                                               Guaranteed Investment Contracts pursuant to which
                                               moneys held in the funds and accounts established for
                                               such Series will be invested at a specified rate for
                                               the Series. The Issuer may also obtain and deliver to
                                               the Trustee certain other agreements such as interest
                                               rate swap agreements, interest rate cap or floor
                                               agreements or similar agreements issued by a bank,
                                               insurance company, savings bank, savings and loan
                                               association or other entity which reduce the effects
                                               of interest rate fluctuations on the Mortgage Assets
                                               or the Securities. The principal terms of any such
                                               Guaranteed Investment Contract or other agreement,
                                               including, without limitation, provisions relating to
                                               the timing, manner and amount of payments thereunder
                                               and provisions relating to the termination thereof,
                                               will be described in the Prospectus Supplement for
                                               the related Series. Additionally, the related
                                               Prospectus Supplement will provide certain
                                               information with
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                                               respect to the issuer of such Guaranteed Investment
                                               Contract or other agreement.

ENHANCEMENT..................................  Enhancement in the form of reserve funds, subordination, overcollateralization, insurance
                                               policies, letters of credit or other types of credit
                                               support may be provided with respect to the Mortgage
                                               Assets or with respect to one or more Classes of
                                               Securities of a Series. If the Mortgage Assets are
                                               divided into separate Mortgage Groups, each securing
                                               or supporting a separate Class or Classes of a
                                               Series, credit support may be provided by a
                                               cross-support feature which requires that
                                               distributions be made with respect to Securities
                                               secured by one Mortgage Group prior to distributions
                                               to Subordinate Securities secured by another Mortgage
                                               Group within the Trust Estate or Trust Fund.

                                               The type, characteristics and amount of enhancement
                                               will be determined based on the characteristics of
                                               the Mortgage Loans underlying or comprising the
                                               Mortgage Assets and other factors and will be
                                               established on the basis of requirements of each
                                               Rating Agency rating the Securities of such Series.
                                               If so specified in the related Prospectus Supplement,
                                               any such enhancement may apply only in the event of
                                               certain types of losses or delinquencies and the
                                               protection against losses or delinquencies provided
                                               by such enhancement will be limited. See
                                               "ENHANCEMENT" and "RISK FACTORS" herein.

                                               A. SUBORDINATE SECURITIES

                                               A Series of Securities may include one or more
                                               Classes of Subordinate Securities. The rights of
                                               holders of such Subordinate Securities to receive
                                               distributions on any Payment Date or Distribution
                                               Date, as applicable, will be subordinate in right and
                                               priority to the rights of holders of Senior
                                               Securities of the Series, but only to the extent
                                               described in the related Prospectus Supplement. If so
                                               specified in the related Prospectus Supplement,
                                               subordination may apply only in the event of certain
                                               types of losses not covered by other enhancement.
                                               Unless otherwise specified in the related Prospectus
                                               Supplement, such subordination will be in lieu of
                                               providing insurance policies or other credit support
                                               with respect to losses arising from such events.
                                               Unless otherwise specified in the related Prospectus
                                               Supplement, the related Series Supplement may require
                                               a trustee that is not the Trustee to be appointed to
                                               act on behalf of holders of Subordinate Securities.

                                               The related Prospectus Supplement will set forth
                                               information concerning the amount of subordination of
                                               a Class or Classes of Subordinate Securities in a
                                               Series, the circumstances in which such subordination
                                               will be applicable, the manner, if any, in which the
                                               amount of subordination will decrease over
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                                               time, the manner of funding any related Reserve Fund
                                               and the conditions under which amounts in any related
                                               Reserve Fund will be used to make distributions to
                                               holders of Senior Securities and/or to holders of
                                               Subordinate Securities or be released from the
                                               related Trust Estate or Trust Fund. If cash flows
                                               otherwise distributable to holders of Subordinate
                                               Securities secured by a Mortgage Group will be used
                                               as credit support for Senior Securities secured by
                                               another Mortgage Group within the Trust Estate or
                                               Trust Fund, the related Prospectus Supplement will
                                               specify the manner and conditions for applying such a
                                               cross-support feature. See "ENHANCEMENT--Subordinate
                                               Securities."

                                               B. INSURANCE

                                               If so specified in the related Prospectus Supplement,
                                               certain insurance policies will be required to be
                                               maintained with respect to the Mortgage Loans
                                               included in the Trust Estate or Trust Fund for a
                                               Series. Such insurance policies may include, but are
                                               not limited to, a standard hazard insurance policy
                                               or, with respect to FHA Loans, FHA Insurance. See
                                               "ENHANCEMENT" and "DESCRIPTION OF INSURANCE ON THE
                                               MORTGAGE LOANS" herein. The Prospectus Supplement for
                                               a Series will provide information concerning any such
                                               insurance policies, including (a) the types of
                                               coverage provided by each, (b) the amount of such
                                               coverage and (c) conditions to payment under each. To
                                               the extent described in the related Prospectus
                                               Supplement, certain insurance policies to be
                                               maintained with respect to the Mortgage Loans may be
                                               terminated, reduced or replaced following the
                                               occurrence of certain events affecting the authority
                                               or creditworthiness of the insurer. Additionally,
                                               such insurance policies may be terminated, reduced or
                                               replaced by the Servicer or Master Servicer, if any,
                                               provided that no rating assigned to Securities of the
                                               related Series offered hereby and by the related
                                               Prospectus Supplement is adversely affected and such
                                               insurance policies may apply only in the event of
                                               certain types of losses, all as set forth in the
                                               related Prospectus Supplement.

                                               C. LETTER OF CREDIT

                                               If so specified in the related Prospectus Supplement,
                                               credit support may be provided by one or more letters
                                               of credit. A letter of credit may provide limited
                                               protection against certain losses in addition to or
                                               in lieu of other credit support. The issuer of the
                                               letter of credit (the "L/C Bank") will be obligated
                                               to honor demands with respect to such letter of
                                               credit, to the extent of the amount available
                                               thereunder, to provide funds under the circumstances
                                               and subject to such conditions as are specified in
                                               the related Prospectus Supplement. The liability of
                                               the L/C Bank under its letter of
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                                               credit may be reduced by the amount of unreimbursed
                                               payments thereunder.

                                               The maximum liability of an L/C Bank under its letter
                                               of credit will be an amount equal to a percentage
                                               specified in the related Prospectus Supplement of the
                                               initial aggregate outstanding principal balance of
                                               the Mortgage Loans in the Trust Estate or Trust Fund
                                               or one or more Classes of Securities of the related
                                               Series (the "L/C Percentage"). The maximum amount
                                               available at any time to be paid under a letter of
                                               credit will be determined in the manner specified
                                               therein and in the related Prospectus Supplement. See
                                               "ENHANCEMENT--Letter of Credit."

                                               D. BOND GUARANTEE INSURANCE

                                               If so specified in the related Prospectus Supplement,
                                               credit support for a Series may be provided by an
                                               insurance policy (the "Bond Guarantee Insurance")
                                               issued by one or more insurance companies. Such Bond
                                               Guarantee Insurance may guarantee timely
                                               distributions of interest and full distributions of
                                               principal on the basis of a schedule of principal
                                               distributions set forth in or determined in the
                                               manner specified in the related Prospectus
                                               Supplement. See "ENHANCEMENT--Bond Guarantee
                                               Insurance."

                                               E. RESERVE FUNDS

                                               The Issuer may deposit in one or more reserve funds
                                               (collectively, the "Reserve Funds") for any Series
                                               cash, Eligible Investments, demand notes or a
                                               combination thereof in the aggregate amount, if any,
                                               specified in the related Prospectus Supplement. Any
                                               Reserve Funds for a Series may also be funded over
                                               time through application of a specified amount of
                                               cash flow, to the extent described in the related
                                               Prospectus Supplement. Such a Reserve Fund may be
                                               established to increase the likelihood of the timely
                                               distributions on the Securities of such Series or to
                                               reduce the likelihood of a special redemption with
                                               respect to any Series. Reserve Funds may be
                                               established to provide protection against certain
                                               losses or delinquencies in addition to or in lieu of
                                               other credit support. Amounts on deposit in the
                                               Reserve Funds for a Series, together with (unless
                                               otherwise specified in the related Prospectus
                                               Supplement) the reinvestment income thereon, if any,
                                               will be applied for the purposes, in the manner and
                                               to the extent provided by the related Prospectus
                                               Supplement.

                                               On each Payment Date or Distribution Date, as
                                               applicable, for a Series, all amounts on deposit in
                                               any Reserve Funds for the Series in excess of the
                                               amounts required to be maintained therein by the
                                               related Indenture or Trust Agreement, as applicable,
                                               and specified in the related Prospectus Supplement
                                               may be released from the Reserve Funds and will
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                                               not be available for future payments or distributions
                                               on the Securities of such Series.

                                               Additional information concerning any Reserve Funds,
                                               including whether any such Reserve Fund is a part of
                                               the Trust Estate or Trust Fund, the circumstances
                                               under which moneys therein will be applied to make
                                               distributions to Bondholders or Certificateholders,
                                               the balance required to be maintained in such Reserve
                                               Funds, the manner in which such required balance will
                                               decrease over time and the manner of funding any such
                                               Reserve Fund, will be set forth in the related
                                               Prospectus Supplement. See "ENHANCEMENT--Reserve
                                               Funds."

                                               F. OVERCOLLATERALIZATION

                                               To the extent applicable and as specified in the
                                               related Prospectus Supplement, a Series may be
                                               structured such that the outstanding principal
                                               balances or Aggregate Asset Value of the Mortgage
                                               Assets securing a Series may exceed the Aggregate
                                               Outstanding Principal of such Series, thereby
                                               resulting in overcollateralization. See "DESCRIPTION
                                               OF THE SECURITIES--Valuation of Mortgage Assets."

SERVICING AGREEMENTS.........................  Various Servicers will perform certain servicing functions with respect to any Mortgage Loans
                                               comprising Mortgage Assets or Underlying Collateral
                                               for a Series. In addition, if so specified in the
                                               related Prospectus Supplement, a Master Servicer
                                               identified in the related Prospectus Supplement may
                                               service Mortgage Loans directly or administer and
                                               supervise the performance by the Servicers of their
                                               duties and responsibilities under separate servicing
                                               agreements. Each Servicer must meet the requirements
                                               of the Master Servicer, if any, and be approved by
                                               the Issuer, and, if specified in the related
                                               Prospectus Supplement, the Master Servicer and each
                                               Servicer must be approved by either FNMA or FHLMC as
                                               a seller-servicer of mortgage loans and, in the case
                                               of FHA Loans, by HUD as an FHA mortgagee. Each
                                               Servicer will be obligated under a servicing
                                               agreement to perform customary servicing functions
                                               and may be obligated to advance funds to cover
                                               certain payments not made by the Mortgagors to the
                                               extent described herein and in the related Prospectus
                                               Supplement. The Master Servicer, if any, may, if so
                                               specified in the related Prospectus Supplement, be
                                               obligated to advance funds to cover any required
                                               Advances not made by the Servicers to the extent
                                               that, in the judgment of the Master Servicer, such
                                               Advances are recoverable under the Insurance
                                               Policies, any Enhancement or from the proceeds of
                                               liquidation of the Mortgage Loans or as provided in
                                               the related Prospectus Supplement. The related
                                               Prospectus Supplement will specify the conditions to
                                               and any limitations on such Advances and the
                                               conditions under which such Advances will be
                                               recoverable. With respect to any such Series,
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                                               the Issuer may (i) enter into a standby agreement
                                               with an independent standby Servicer acceptable to
                                               each Rating Agency rating such Securities providing
                                               that such standby Servicer will assume the Servicer's
                                               or Master Servicer's obligations in the event of a
                                               default by the Master Servicer or Servicer or (ii)
                                               obtain a servicer performance bond acceptable to each
                                               Rating Agency rating such Securities that will
                                               guarantee certain of the Servicer's or Master
                                               Servicer's obligations. The Issuer will assign to the
                                               Trustee its rights under any Master Servicing
                                               Agreement and any servicing agreements so provided
                                               with respect to a Series as security for the Series.
                                               See "SERVICING OF MORTGAGE LOANS" and "SECURITY FOR
                                               THE BONDS AND CERTIFICATES--Mortgage Loans" herein.

SPECIAL SERVICER.............................  If so specified in the related Prospectus Supplement, to the extent a Mortgage Loan on or after the Closing
                                               Date meets certain criteria set forth in the related
                                               Prospectus Supplement, (i) all or a portion of the
                                               servicing responsibilities with respect to such
                                               Mortgage Loan may be transferred to a Special
                                               Servicer or (ii) the Special Servicer will provide
                                               advisory services with respect to the servicing of
                                               such Mortgage Loan. See "SERVICING OF MORTGAGE LOANS"
                                               herein.

FEDERAL INCOME TAX CONSIDERATIONS............  Unless otherwise stated in the applicable Prospectus
                                               Supplement, a real estate mortgage investment conduit
                                               (a "REMIC") election will be made with respect to
                                               each Series of Securities. Securities of such Series
                                               will be designated as "regular interests" in a REMIC
                                               ("Regular Interest Securities") or as "residual
                                               interests" in a REMIC ("Residual Interest
                                               Securities").

                                               If the applicable Prospectus Supplement so specifies
                                               with respect to a Series of Securities, the
                                               Securities of such Series will not be treated as
                                               regular or residual interests in a REMIC for federal
                                               income tax purposes but instead will be treated as
                                               (i) indebtedness of the Issuer, (ii) an undivided
                                               beneficial ownership interest in the Mortgage Loans
                                               (and the arrangement pursuant to which the Mortgage
                                               Loans will be held and the Securities will be issued
                                               will be treated as a grantor trust under Subpart E,
                                               part I of subchapter J of the Code and not as an
                                               association taxable as a corporation for federal
                                               income tax purposes); (iii) equity interests in an
                                               association that will satisfy the requirements for
                                               qualification as a real estate investment trust; (iv)
                                               interests in an entity that will be treated as a
                                               partnership for federal income tax purposes; or (v)
                                               interests in an entity or a pool of assets that will
                                               satisfy the requirements for qualification as a
                                               financial asset securitization investment trust (a
                                               "FASIT") for federal income tax purposes. Federal
                                               income tax consequences to
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                                               Bondholders or Certificateholders of any such Series
                                               will be described in the applicable Prospectus
                                               Supplement.

                                               Compound Interest Securities, Interest Weighted
                                               Securities and Zero Coupon Securities will, and
                                               certain other Classes of Securities may, be issued
                                               with original issue discount that is not DE MINIMIS.
                                               In such cases, the Bondholder or Certificateholder
                                               will be required to include the original issue
                                               discount in gross income as it accrues, which may be
                                               prior to the receipt of cash attributable to such
                                               income. If a Security is issued at a premium, the
                                               holder will be entitled to make an election to
                                               amortize such premium on a constant yield method.
                                               Securities constituting regular or residual interests
                                               in a REMIC will generally represent "loans secured by
                                               an interest in real property" for domestic building
                                               and loan associations and "real estate assets" for
                                               real estate investment trusts to the extent that the
                                               underlying mortgage loans and interest thereon
                                               qualify for such treatment. Non-REMIC Securities
                                               (other than interests in grantor trusts and certain
                                               interests in a FASIT) will not qualify for such
                                               treatment.

                                               A holder of a Residual Interest Security will be
                                               required to include in its income its pro rata share
                                               of the taxable income of the REMIC. In certain
                                               circumstances, the holder of a Residual Interest
                                               Security may have REMIC taxable income or tax
                                               liability attributable to REMIC taxable income for a
                                               particular period in excess of cash distributions for
                                               such period or have an after-tax return that is less
                                               than the after-tax return on comparable debt
                                               instruments. Accordingly, a Residual Interest
                                               Security may have a negative "value". In addition, a
                                               portion (or all) of the income from a Residual
                                               Interest Security (i) is not subject to offset by
                                               losses from other activities, (ii) for a holder that
                                               is subject to tax under the Code on unrelated
                                               business taxable income, is treated as unrelated
                                               business taxable income and (iii) for a foreign
                                               holder, does not qualify for exemption from or
                                               reduction of withholding. Further, individual holders
                                               are subject to limitations on the deductibility of
                                               expenses of the REMIC. See "FEDERAL INCOME TAX
                                               CONSIDERATIONS."

ERISA CONSIDERATIONS.........................  A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of the
                                               Employee Retirement Income Security Act of 1974, as
                                               amended ("ERISA"), or Section 4975 of the Code,
                                               should carefully review with its own legal advisors
                                               whether the purchase or holding of Securities could
                                               give rise to a transaction prohibited or otherwise
                                               impermissible under ERISA or the Code. See "ERISA
                                               CONSIDERATIONS."

LEGAL INVESTMENT.............................  The related Prospectus Supplement will specify whether any Class of the Securities of the particular
                                               Series offered by this Prospectus and the related
                                               Prospectus Supplement will constitute "mortgage
                                               related securities" under the Secondary
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                                               Mortgage Market Enhancement Act of 1984, as amended
                                               ("SMMEA"). Investors whose investment authority is
                                               subject to legal restrictions should consult their
                                               own legal advisors to determine whether and to what
                                               extent the Securities constitute legal investments
                                               for them. See "LEGAL INVESTMENT."

                                               The Issuer will use the net proceeds from the sale of
                                               each Series to (i) purchase Mortgage Loans and/or
                                               Private Mortgage-Backed Securities comprising the
                                               Mortgage Assets securing such Securities, (ii) repay
                                               indebtedness which has been incurred to acquire
                                               Mortgage Assets to be pledged by the Issuer as
                                               security for the Bonds or to be deposited into a
                                               Trust Fund, (iii) establish any Reserve Funds
                                               described in the related Prospectus Supplement, or
                                               (iv) pay costs of structuring, guaranteeing and
                                               issuing such Securities. If so specified in the
                                               related Prospectus Supplement, the purchase of the
                                               Mortgage Assets for a Series may be effected by an
                                               exchange of Securities with the seller of such
                                               Mortgage Assets. See "USE OF PROCEEDS."

RATINGS......................................  It will be a condition to the issuance of any
                                               Securities offered by this Prospectus and the related
                                               Prospectus Supplement that they be rated in one of
                                               the four highest applicable rating categories by at
                                               least one Rating Agency. The rating or ratings
                                               applicable to Securities of each Series will be as
                                               set forth in the related Prospectus Supplement.

                                               A security rating should be evaluated independently
                                               of similar ratings of different types of securities.
                                               A security rating does not address the effect that
                                               the rate of prepayment on Mortgage Loans comprising
                                               or underlying the Mortgage Assets or the effect that
                                               reinvestment rates may have on the yield to investors
                                               in the Securities. A rating is not a recommendation
                                               to buy, sell or hold securities and may be subject to
                                               revision or withdrawal at any time by the assigning
                                               rating organization. Each rating should be evaluated
                                               independently of any other rating. See "RISK
                                               FACTORS."

                                  RISK FACTORS

    Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

    LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such Series remain outstanding. The market value of Securities will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Securities by a holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Furthermore, secondary purchasers may look only to the Prospectus Supplement attached hereto and to the reports to Bondholders or Certificateholders, as applicable, delivered pursuant to the Indenture or Trust Agreement, as applicable and as described herein under the heading "DESCRIPTION OF THE SECURITIES--General," "--The Bonds--General," and "--The Certificates--General" for information concerning the Securities. Except to the extent described in the related Prospectus Supplement, Bondholders or Certificateholders, as applicable, will have no optional redemption or early termination rights, respectively. The Bonds are subject to redemption, and the Certificates are subject to early termination or repurchase, by the Issuer only under certain specified circumstances described herein and in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Special Redemption," "--Optional Redemption," "--Optional Termination," "--Optional Repurchase of Certificates," and "--Other Repurchases." Lehman Brothers Inc. ("Lehman Brothers"), through one or more of its affiliates, and the other underwriters, if any, presently expect to make a secondary market in the Securities, but have no obligation to do so.

    LIMITED ASSETS. The Issuer will not have, nor be expected in the future to have, any significant assets available for payments on a Series of Securities other than the assets pledged as security or deposited into a Trust Fund for a specific Series. The Bonds will be non-recourse obligations of the Issuer and each Series of Bonds will be separately secured. Unless otherwise specified in the related Prospectus Supplement, no Series will have any claim against or security interest in the Primary Assets pledged to secure any other Series. If the Primary Assets securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of the Issuer will be available for payment of the deficiency.

    Unless otherwise set forth in the Prospectus Supplement for a Series of Certificates, the Trust Fund for such Series will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations, if any, of the Depositor with respect to the Certificates of any Series will be pursuant to certain representation and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Mortgage Loan which constitutes a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Mortgage Loans or the Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases.

    Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any Reserve Funds, may be withdrawn under certain conditions and circumstances described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be pledged to, or available for, future payment or distribution of principal of or interest on the Securities. If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Securities or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

    YIELD AND PREPAYMENT CONSIDERATIONS. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets securing a Series or deposited into a Trust Fund, as the case may be, generally will result in a faster rate of principal payments on such Securities than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Loans comprising or underlying the Mortgage Assets will affect the average life of each Class secured thereby and the extent to which each such Class is paid prior to its Stated Maturity or Final Scheduled Distribution Date. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets securing any Series of Bonds or deposited into a Trust Fund, as the case may be, or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans comprising or underlying the Primary Assets securing a Series of Bonds or deposited into a Trust Fund, as the case may be. As a result, the actual maturity of or final distribution on any Class could occur significantly earlier than its Stated Maturity or Final Scheduled Distribution Date. The actual maturity of the Bonds or final distribution on the Certificates will also be affected by the extent to which Excess Cash Flow is applied to payments or distributions of principal on the Securities. A Series of Securities may include Classes of PAC Securities or other Securities with priorities of payment and, as a result, yields on other Classes of Securities of such Series may be more sensitive to prepayments on Mortgage Loans. A Series may include a Class offered at a significant premium or discount. Yields on such Class of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, in the case of a premium Class, where the amount of interest payable with respect to such Class is extremely disproportionate to principal, a holder might, in some prepayment scenarios, fail to recoup its original investment. See "YIELD AND PREPAYMENT CONSIDERATIONS."

    LIMITED NATURE OF RATING. Any rating assigned to the Securities by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that holders of such Securities will receive payments required to be made under the Indenture or Trust Agreement, as the case may be. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans underlying or comprising the Mortgage Assets will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that investors purchasing a Security at a significant premium might fail to recoup their initial investment under certain prepayment scenarios.

    The amount of Primary Assets, including any applicable Enhancement, required to support a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience generally nor any assurance that the data derived from a large pool of mortgages will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such analysis may be based upon the value of the property underlying the Mortgage Assets. There can be no assurance that such value will accurately reflect the future value of the property and, therefore, whether or not the Securities will be paid in full.

    CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTY; OBLIGOR DEFAULT. Mortgage Loans made with respect to Multifamily or Commercial Property may entail risks of loss in the event of delinquency and foreclosure that are greater than similar risks associated with traditional single-family property. Many of the Mortgage Loans may be nonrecourse loans as to which, in the event of an obligor default, recourse may be had only against the specific Commercial or Multifamily Property and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the obligor's other assets. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying real estate. If the net operating income from the project is reduced (for example, if rental or occupancy rates decline or real estate and personal property tax rates or other operating expenses increase), the obligor's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the obligor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors which are beyond the Master Servicer's or the Special Servicer's, if any, control. Although the Servicer or the Master Servicer is obligated to cause standard hazard insurance to be maintained with respect to each Mortgage Loan, insurance with respect to extraordinary hazards such as earthquakes and floods is generally not required to be maintained, and insurance is not available with respect to many of the other risks listed above.

    Certain of the Mortgage Loans as of the Cut-Off Date may not be fully amortizing over their terms to maturity, and, thus, will have substantial principal balances due at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of an obligor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of an obligor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the obligor's equity in the related Mortgaged Property, the financial condition and operating history of the obligor and the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real estate projects generally.

    If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer, if any, will have considerable flexibility under the Special Servicing Agreement to extend and modify Mortgage Loans which are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, the Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While the Special Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee to the Special Servicer will increase the present value of receipts from or proceeds of Mortgage Loans which are in default or as to which a default is reasonably foreseeable. To the extent losses on such Mortgage Loans exceed levels of available enhancement, the Holders of the Bonds of a Series may experience a loss. See "SERVICING OF MORTGAGE LOANS--Maintenance of Insurance Policies and Other Servicing Procedures" and "ENHANCEMENT."

    ENHANCEMENT LIMITATIONS. The amount, type and nature of Insurance Policies, subordination, Bond Guarantee Insurance, letters of credit, overcollateralization, Reserve Funds and other enhancement, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans.

    In addition, if principal payments on Securities of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related insurance policy, letters of credit or other enhancement may be exhausted before the principal of the lower priority Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Securities of the later maturing Classes.

    The Prospectus Supplement for a Series will describe any Reserve Funds, Insurance Policies, letter of credit, subordination, Bond Guarantee Insurance, over collateralization or other credit support relating to the Mortgage Assets or to the Securities of such Series. Use of such Reserve Funds and payments under such Insurance Policies, Bond Guarantee Insurance, letter of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Reserve Funds, Insurance Policies, letter of credit or other credit support may not cover all potential losses or risks; for example, Enhancement may or may not cover fraud or negligence by the Issuer, the Master Servicer or other parties. Moreover, if a form of enhancement covers more than one Series of Securities (each, a "Covered Trust"), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such credit support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage. The obligations of the issuers of any credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Bonds may include a Class or multiple Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Securities, the amount of subordination will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances. See "DESCRIPTION OF THE SECURITIES," "SECURITY FOR THE BONDS AND CERTIFICATES" and "ENHANCEMENT."

    OVERCOLLATERALIZATION AND SUBORDINATION. To provide Bondholders and Certificateholders with a degree of protection against loss, Mortgage Assets having an Asset Value in excess of the aggregate principal amount of the Securities may be pledged to secure a Series or deposited into the related Trust Fund, as the case may be, or Excess Cash Flow may be applied to create overcollateralization. Alternatively, a Series of Securities may include one or more Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Such overcollateralization or subordination will be at amounts established by the Rating Agency rating the Series based on an assumed level of defaults, delinquencies, other losses, application of Excess Cash Flow or other factors. There can, however, be no assurance that the loss experience on the Mortgage Assets securing the Securities will not exceed such assumed levels, adversely affecting the ability of the Issuer to meet debt service or distribution requirements on the Securities.

    Although overcollateralization and subordination are intended to reduce the risk of delinquent payments or losses to holders of Senior Securities, the amount of overcollateralization or subordination, as the case may be, will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances.

    DELINQUENT AND NON-PERFORMING MORTGAGE LOANS. As set forth in the related Prospectus Supplement, the Mortgage Pool for a particular Series may include, as of the Cut-Off Date, REO Properties or Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, management of such REO Properties or servicing with respect to such Mortgage Loans will be transferred to the Special Servicer as of the Closing Date. Enhancement provided with respect to a particular Series may not cover all losses related to such delinquent or non-performing Mortgage Loans or to such REO Properties. Investors should consider the risk that the inclusion of such Mortgage Loans or such REO Properties in the Mortgage Pool may affect the rate of defaults and prepayments on such Mortgage Pool and the yield on the Securities of such Series. See "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage Loans."

    REMEDIES FOLLOWING DEFAULT. The market value of the Mortgage Assets securing a Series will fluctuate as general interest rates fluctuate. Following an Event of Default with respect to a Series of Bonds, there is no assurance that the market value of the Mortgage Assets securing the Series, will be equal to or greater than the unpaid principal and accrued interest due on the Bonds of such Series, together with any other expenses or liabilities payable thereon. If the Mortgage Assets securing a Series are sold by the Trustee following an Event of Default, the proceeds of such sale may be insufficient to pay in full the principal of and interest on such Bonds. However, in certain events the Trustee may be restricted from selling the Mortgage Assets securing a Series. See "THE INDENTURE--Events of Default."

    In addition, upon an Event of Default with respect to a Series and a resulting sale of the Mortgage Assets securing such Bonds, unless otherwise specified in the related Prospectus Supplement, the proceeds of such sale will be applied, first, to the payment of certain amounts due to the Trustee, second, to the payment of accrued interest on, and then to the payment of the then Aggregate Outstanding Principal of, such Bonds (including interest on and the Aggregate Outstanding Principal of any Residual Interest Bond) (as specified in the related Prospectus Supplement), third, to the payment of the remaining Administration Fee, if any, and, fourth, to the payment of any additional amounts due the Issuer or to the holders of the Residual Interest Bonds as applicable. Consequently, in the event of any such Event of Default and sale of Mortgage Assets, any Classes on which principal payments have previously been made may have, in the aggregate, a greater proportion of their principal repaid than will Classes on which principal payments have not previously been made.

    In the event the principal of the Securities of a Series is declared due and payable, the holders of any such Securities issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the federal Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("accreted value"). There is no assurance as to how such accreted value would be determined if such event occurred.

    ENFORCEABILITY. As specified in the related Prospectus Supplement, the Mortgages may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Such clauses are generally enforceable subject to certain exceptions.

    As specified in the related Prospectus Supplement, the Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

    To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the obligor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the obligor defaults, the license terminates and the lender is entitled to collect rents. Such assignments must usually be recorded to be perfected as security interests. In addition, some state laws require that the lender take possession of the Mortgaged Property and/or obtain a judicial appointment of a receiver before becoming entitled to collect the rents. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Anti-Deficiency Legislation and Other Limitations on Lenders."

    ENVIRONMENTAL RISKS. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was actually caused or exacerbated by the lender's agents or employees. A lender also risks such liability on and following foreclosure of the Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which sch action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Environmental Matters."

    ERISA CONSIDERATIONS. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Securities of any Series. See "ERISA CONSIDERATIONS."

    CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL INTEREST BONDS AND RESIDUAL INTEREST CERTIFICATES. Holders of Residual Interest Bonds and Residual Interest Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in "FEDERAL INCOME TAX CONSIDERATIONS--Taxation of Holders of Residual Interest Securities." Accordingly, under certain circumstances, holders of Securities which constitute Residual Interest Bonds and Residual Interest Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Interest Bonds and Residual Interest Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Bonds or Certificates of the related Series have been reduced to zero, even though holders of Residual Interest Bonds and Residual Interest Certificates have received full payment of their stated interest and principal (if any). A portion (or all) of a holder of a Residual Interest Bond's or Residual Interest Certificate's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Securities constituting Residual Interest Bonds and Residual Interest Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Bonds and Residual Interest Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Interest Bonds and Residual Interest Certificates, the taxable income arising in a given year on a Residual Interest Bond or a Residual Interest Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Bond and Residual Interest Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, or may be negative.

                         DESCRIPTION OF THE SECURITIES

GENERAL

    The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture or Trust Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used in the Indenture or Trust Agreement are referred to, such provisions or terms shall be as specified in the Indenture or Trust Agreement.

THE BONDS--GENERAL

    The Bonds will be issued in Series pursuant to a Trust Indenture between the Company and LaSalle National Bank (or another bank or trust company qualified under the TIA and named in the related Prospectus Supplement for a Series), as Trustee, or a Trust and the Trustee, each as supplemented by or as incorporated by reference by a Series Supplement with respect to each Series. A copy of the form of Trust Indenture has been filed with the Commission as an exhibit to the Registration Statement of which the Prospectus forms a part. A copy of the Series Supplement for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

    The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that any Series may be issued thereunder up to the aggregate principal amount specified in the related Series Supplement that may be authorized from time to time by the Issuer. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. If so specified in related Prospectus Supplement, such Subordinate Securities may be offered hereby and by the related Prospectus Supplement. Each Class of a Series will be issued in registered or bearer form, as designated in the related Prospectus Supplement for a Series, in the minimum denominations specified in the related Prospectus Supplement. See "--Bearer Securities and Registered Securities." Bonds of a Series may be issued in whole or part in book-entry form. The transfer of the Bonds may be registered and the Bonds may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange.

    Payments of principal of and interest on the Bonds which are registered securities will be made by the Trustee, or if the Trustee is not the paying agent, the Paying Agent. Payments of principal of and interest on a Series will be made on the Payment Dates specified in the related Prospectus Supplement, to Bondholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Bond Register. All payments will be made by check mailed to the Bondholder or by wire transfer to accounts maintained by such Bondholder as specified in the related Prospectus Supplement, except that final payments of principal in retirement of each Bond will be made only upon presentation and surrender of such Bond at the office of the New York Presenting Agent. Notice will be mailed to the holder of such Bond before the Payment Date on which the final principal payment in retirement of the Bond is expected to be made.

    The Trustee will include with each payment on a Bond a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Bond of each Class having the minimum denomination for Bonds of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Payment Date prior to the commencement of principal payments on a Class of Compound Interest Bonds, the aggregate unpaid principal amount of each Class of Bonds, the interest accrued since the prior Payment Date and added to the principal of a Compound Interest Bond having the minimum denomination for Bonds of such Class and the new principal balance of such Bond.

THE CERTIFICATES--GENERAL

    The Certificates will be issued in Series pursuant to separate Trust Agreements between the Depositor and LaSalle National Bank (or another bank or trust company named in the related Prospectus Supplement). A form of Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement relating to each Series of Certificates will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement and the Prospectus Supplement relating to each Series of Certificates. When particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms shall be as specified in the Trust Agreement.

    Each Series of Certificates will consist of one or more Classes, one or more of which may consist of Compound Interest Securities, Variable Interest Securities, Interest Only Certificates, Principal Only Certificates, Zero Coupon Securities or Planned Amortization Class Securities ("PACs"). A Series of Certificates may also include one or more Classes of Subordinate Securities.

    Each Series will be issued in fully registered form or bearer form, in the minimum original amount or notional amount for Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only. See "--Bearer Securities and Registered Securities."

    Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates will be made on each Distribution Date as set forth in the related Prospectus Supplement.

    Distributions of principal of and interest on Certificates of a Series in registered form will be made by check mailed to Certificateholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Certificate Register, except that (a) distributions may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and
(b) the final distribution in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. Notice of the final distribution on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which such final distribution in retirement of the Certificate is expected to be made.

    The Trustee will include with each distribution on a Certificate a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Certificate of each Class having the minimum denomination for Certificates of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Distribution Date prior to the commencement of principal payments on a Class of Compound Interest Securities, the aggregate unpaid principal amount of each Class of Certificates, the interest accrued since the prior Distribution Date and added to the principal of a Compound Interest Certificate having the

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minimum denomination for Certificates of such Class and the new principal balance of such Certificate. See "THE TRUST AGREEMENT--Reports to
Certificateholders."

BEARER SECURITIES AND REGISTERED SECURITIES

    Unless otherwise provided with respect to a Series of Securities, the Securities will be issuable as registered securities without coupons. If so provided with respect to a Series of Securities, Securities of such Series will be issuable solely as bearer securities with coupons attached or as both registered securities and bearer securities. Any such bearer securities will be issued in accordance with U.S. tax and securities laws then applicable to the sale of such securities.

    Unless applicable law at the time of issuance of any bearer securities provides otherwise, in connection with the sale during the "restricted period" as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the Closing Date and, with respect to unsold allotments, until sold) no bearer security shall be mailed or otherwise delivered to any location in the United States (as defined under "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES"). A bearer security in definitive form may be delivered only if the Person entitled to receive such bearer security furnishes written certification, in the form required by the Indenture, to the effect that such bearer security is not owned by or on behalf of a United States person (as defined under "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES"), or, if a beneficial interest in such bearer security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the bearer security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case (i) or (ii), such financial institution agreed to comply with the requirements of
Section 165(j)(3)(A), (B), or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. See "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES."

    Registered securities of any Series (other than in book-entry form) will be exchangeable for other registered securities of the same Series and of a like aggregate principal amount and tenor but of different authorized denominations. In addition, if specified in the related Prospectus Supplement, if Securities of any Series are issuable as both registered securities and as bearer securities, at the option of the Holder, upon request confirmed in writing, and subject to the terms of the Indenture or Trust Agreement, as the case may be, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such Series will be exchangeable into registered securities of the same Series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any bearer security surrendered in exchange for a registered security between the relevant record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture or Trust Agreement, as the case may be. Except as provided in an applicable Prospectus Supplement, bearer securities will not be issued in exchange for registered securities. If Securities of a Series are issuable as bearer securities, the Issuer will be required to maintain a transfer agent for such Series outside the United States.

    Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of principal of and interest on bearer securities will be payable or distributable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Issuer may designate from time to time by check or by wire transfer, at the option of the holder, to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of interest on bearer securities on any Payment Date or Distribution Date, as applicable, will be made only against surrender of the coupon relating to such

Payment Date or Distribution Date, as applicable. No payment or distribution of interest on a bearer security will be made unless on the earlier of the date of the first such payment by the Paying Agent or the delivery by the Issuer of the bearer security in definitive form (the "Certification Date"), a written certificate in the form and to the effect described above is provided to the Issuer. No payment or distribution with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment or distribution of principal of and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of the Issuer's Paying Agent in the Borough of Manhattan, The City of New York if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

BOOK-ENTRY REGISTRATION

    If so specified in the related Prospectus Supplement, the Securities will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by one or more single Securities registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in book-entry Securities (a "Securities Owner") will be entitled to receive Securities representing such person's interest in the Securities except in the event that Definitive Securities (as defined herein) are issued under the limited circumstances set forth below. Unless and until Definitive Securities are issued, it is anticipated that the only holder of book-entry Securities will be Cede & Co., as nominee of DTC. Securities Owners will not be "Holders," "Bondholders" or "Certificateholders" under the Indenture or Trust Agreement, as applicable, and Securities Owners will only be permitted to exercise the rights of Bondholders or Certificateholders, as applicable, indirectly through DTC and its Participants.

    DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Securities Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of book-entry Securities may do so only through Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Securities Owner to pledge such owner's interest in a book-entry Security to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest in a book-entry Security, may be limited. In addition, under a book-entry format, Securities Owners may experience some delay in their receipt of principal and interest distributions with respect to the book-entry Securities since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Securities Owners.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry Securities and is required to receive and transmit principal and interest distributions and other distributions with respect to the book-entry Securities. Participants and Indirect Participants with which Securities Owners have accounts with respect to book-entry Securities similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securities Owners. Accordingly, although Securities Owners will not possess book-entry Securities, the Rules provide a mechanism by which Securities Owners will receive distributions and will be able to transfer their interests.

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
    The Issuer understands that DTC will take any action permitted to be taken by a Bondholder or Certificateholder under the Indenture or Trust Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC ownership of the book-entry Securities is credited. Additionally, the Issuer understands that DTC will take such actions with respect to Securities Owners who are holders of a certain specified interest in book-entry Securities or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Securities Owners to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

    Unless otherwise specified in the related Prospectus Supplement, Securities of a Series issued initially in book-entry form only will be issued in fully registered, certificated form ("Definitive Securities") to Securities Owners, rather than to DTC, only if (i) DTC advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Securities, and the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default under the Indenture or Trust Agreement, as applicable, Securities Owners representing a majority of the aggregate outstanding principal amount of the Securities advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Securities Owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the Securities registered in the name of its nominee and instructions for registration, the Trustee will issue all, but not less than all, of the principal amount of the formerly DTC-held Securities then outstanding in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Bondholders under the Indenture, or Certificateholders under the Trust Agreement, as applicable.

VALUATION OF MORTGAGE ASSETS

    If stated in the applicable Prospectus Supplement, each item of Mortgage Assets securing a Series, or comprising the Trust Fund, as the case may be, will be assigned an initial Asset Value determined in the manner and subject to the assumptions specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the aggregate of the Asset Values of the Mortgage Assets pledged to secure a Series or comprising the Trust Fund, as the case may be, will not be less than the initial Aggregate Outstanding Principal of the related Series at the date of issuance thereof.

    With respect to the Mortgage Assets pledged to collateralize the Bonds of a Series, or comprising the Trust Fund, as the case may be, as of any date, the Aggregate Asset Value, unless otherwise specified in the related Prospectus Supplement, shall be equal to the aggregate of the Asset Values for each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate or Trust Fund, as applicable, for a Series of Securities plus the amount, if any, remaining in the Collection Account and any other Pledged Fund or Account subsequent to an initial deposit therein on the Delivery Date, together with Reinvestment Income thereon, if any, at the Assumed Reinvestment Rate, if any.

    There are a number of alternative means of determining Asset Value of the Mortgage Assets, including determinations based on the discounted present value of the remaining scheduled payments on such Mortgage Assets, determinations based on the relationship between the interest rate borne by such Mortgage Assets and the Bond Interest Rate or Rates or Certificate Interest Rate or Rates for the related Classes of Securities, or based upon the aggregate outstanding principal balances of the Mortgage Assets. If applicable, the Prospectus Supplement for a Series will specify the method or methods and summarize the related assumptions used to determine the Asset Values of the Mortgage Assets for such Series of Securities.

    The Assumed Reinvestment Rate, if any, for a Series will be the rate on which amounts deposited in the Collection Account will be assumed to accrue interest or a rate insured or guaranteed by means of a surety bond, Guaranteed Investment Contract, or similar arrangement. If the Assumed Reinvestment Rate is insured or guaranteed, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OR DISTRIBUTIONS OF INTEREST

    Each Class of a Series (other than a Class of Zero Coupon Securities or Principal Only Securities) will accrue interest at the rate per annum specified, or in the manner determined and set forth, in the related Prospectus Supplement (calculated on the basis of a 360-day year of twelve 30-day months, unless otherwise specified in the related Prospectus Supplement). Interest on all Securities which accrue interest, other than Compound Interest Securities, will be due and payable on the Payment Dates or Distribution Dates specified in the related Prospectus Supplement. However, failure to pay interest on a current basis may not necessarily be an Event of Default with respect to a particular Series of Securities. Unless otherwise specified in the related Prospectus Supplement, payment of interest on a Class of Compound Interest Securities will commence only following the Accrual Termination Date. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. Following the applicable Accrual Termination Date, interest payments will be made on such Class on the Compound Value of such Class. The Compound Value of a Class of Compound Interest Securities equals the original principal amount of the Class, plus accrued and unpaid interest added to such Class through the immediately preceding Payment Date or Distribution Date, less any principal payments previously made on that Class, and if specified in the related Prospectus Supplement, losses allocable thereto. Each payment of interest on each Class of Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the related Interest Accrual Period preceding such Payment Date or Distribution Date, which Interest Accrual Period will end on the day preceding each Payment Date or Distribution Date or such earlier date as may be specified in the related Prospectus Supplement. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments (and additions to principal of the Securities), and allocations of losses on the Primary Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

    To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Variable Interest Securities. The Variable Interest Rate of Variable Interest Securities will be a variable or adjustable rate, subject to a Maximum Variable Interest Rate and a Minimum Variable Interest Rate. It is the Issuer's present intention, subject to changing market conditions, that the Variable Interest Rate formula or index be based on an established financial index in the national or international financial markets. The Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable, for Variable Interest Securities will be set forth in the related Prospectus Supplement and need not be the same as the Payment Dates or Distribution Dates for other Securities in such Series, but may be either more or less frequent. Unless otherwise specified in the related Prospectus Supplement or herein, references to Payment Date or Distribution Dates include Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable. For each Class of Variable Interest Securities, the related

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
Prospectus Supplement will set forth the initial Bond Interest Rate or Certificate Interest Rate, as applicable, (or the method of determining it), the Variable Interest Period and the formula, index or other method by which the Bond Interest Rate or Certificate Interest Rate, as applicable, for each Variable Interest Period will be determined.

    Interest Only Securities or Interest Weighted Securities, among others, may be assigned a "Notional Amount" which is used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related Prospectus Supplement, the Notional Amount will be determined at the time of issuance of such Securities based on the principal balances or Bond Value of the Mortgage Loans attributable to the Securities of a Series entitled to receive principal, and will be adjusted monthly over the life of the Securities based upon adjustments to the Asset Value or principal amounts of such Mortgage Loans. Reference to the Notional Amount is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.

    If so specified in the related Prospectus Supplement, if funds in the Collection Account are insufficient to make required payments of interest to Bondholders or Certificateholders on any Payment Date or Distribution Date, as applicable, amounts available for payment to the Bondholders or Certificateholders of each Class will be allocated pro rata in the proportion in which the outstanding principal balance of each Bond or Certificate bears to the aggregate outstanding principal balance of all Bonds or Certificates of such Class, except that Subordinate Bondholders or Subordinate Certificateholders, if any, will not, unless otherwise specified in the related Prospectus Supplement, receive any payments of interest on the Subordinate Bonds or Subordinate Certificates until Senior Bondholders or Senior Certificateholders receive payments of interest due them (in each case as described in the related Prospectus Supplement).

PAYMENTS OR DISTRIBUTIONS OF PRINCIPAL

    On each Payment Date or Distribution Date for a Series, the Issuer will make principal payments to the holders of the Securities of such Series on which principal is then due and payable. Payments of principal on a Series will be allocated among Classes of such Series in the order of priority and amounts specified in the related Prospectus Supplement. All payments or distributions of principal of Securities of a Class will be applied either on a pro rata or random lot basis, as specified in the related Prospectus Supplement.

    Except as specified otherwise in the related Prospectus Supplement, the total amount of principal payments or distributions required to be made on the Securities of any Series on a Payment Date or Distribution Date (the "Principal Payment Amount") will be determined as specified in the related Prospectus Supplement. If the Series of Bonds has a Class of PAC Securities, such PAC Securities will have certain priorities of payment with respect to principal to the extent of certain targeted amounts with respect to each Payment Date or Distribution Date, as set forth in the related Prospectus Supplement. There can be no assurance that the Principal Payment Amount on any Payment Date or Distribution Date will be sufficient to pay in full the PAC Amount payable on such Payment Date or Distribution Date. The failure to pay in full the PAC Amount payable on a Payment Date or Distribution Date shall not constitute an Event of Default under the Indenture or Trust Agreement.

    If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Bonds or Subordinate Certificates or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

    One or more Classes of a Series may consist of Subordinate Bonds or Subordinate Certificates. Subordinate Bonds or Subordinate Certificates may be included in a Series to provide credit support as described herein under "ENHANCEMENT" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Bonds or Subordinate Certificates may be limited as described in the related Prospectus Supplement. See "ENHANCEMENT." If the Mortgage Assets are divided into separate Mortgage Groups securing separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Bonds or Senior Certificates secured by one Mortgage Group prior to making distributions on Subordinate Bonds or Senior Certificates secured by another Mortgage Group within the Trust Estate or Trust Fund. Subordinate Bonds or Subordinate Certificates will be offered hereby and by the related Prospectus Supplement so long as such Bonds or Certificates are rated in one of the four highest rating categories by at least one Rating Agency.

SPECIAL REDEMPTION

    If specified in the related Prospectus Supplement, the Bonds of a Series may be subject to special redemption on the day of any month specified therein if, as a result of the prepayment experience on the Mortgage Assets securing such Bonds or the low yield available for reinvestment or both, the Trustee determines (based on assumptions specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from any Reserve Fund for such Series) that the amount anticipated to be available in the Collection Account on the date specified in the related Prospectus Supplement for such Series, is anticipated to be insufficient to pay debt service on the Bonds of such Series on such Payment Date. The principal amount of Bonds of such Series required to be so redeemed will not exceed the Principal Payment Amount otherwise required to be paid on the next Payment Date. Therefore, the primary result of such a special redemption of Bonds is payment of principal prior to the next scheduled Payment Date.

    To the extent described in the related Prospectus Supplement, Bonds of a Series may be subject to special redemption in whole or in part following certain defaults under an Enhancement Agreement and, in certain other events, at the Redemption Price.

    All payments of principal pursuant to any special redemption will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any special redemption will be mailed by the Issuer or the Trustee prior to the Special Redemption Date. Unless otherwise specified in the related Prospectus Supplement, the Redemption Price for any Bonds so redeemed will be equal to 100% of the principal amount of such Bonds (or 100% of the Compound Value of any Compound Interest Securities) or portions thereof so redeemed, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

    In the event that Mortgage Assets having an Aggregate Bond Value at least equal to the original Aggregate Outstanding Principal of a Series is not pledged and delivered to the Trustee on the related Closing Date, the Issuer will deposit cash or Eligible Investments on an interim basis with the Trustee on such Closing Date in lieu of such Undelivered Mortgage Assets. If Mortgage Assets are not subsequently delivered within 90 days of issuance of the Bonds, the amount of such deposit corresponding to principal may be used to pay a corresponding amount of principal of the Bonds to the extent set forth, and on the Payment Dates specified, in the Prospectus Supplement.

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
OPTIONAL REDEMPTION

    The Issuer, or such other Person specified in the related Prospectus Supplement, may, at its option and if so specified in the related Prospectus Supplement, redeem, in whole or in part, one or more Classes of any Series on any Payment Date for such Series on or after the dates, if any, specified in such Prospectus Supplement. Notice of such redemption will be given by the Issuer or Trustee prior to the Redemption Date. In the case of a REMIC, the Issuer may effect an optional redemption only if it qualifies as a "qualified liquidation" under Section 860F of the Code. The Redemption Price for any Bond so redeemed will be equal to 100% of the outstanding principal amount of such Bond, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

MANDATORY REDEMPTION

    If specified in the related Prospectus Supplement, Bonds of one or more Classes of a Series ("Individual Investor Bonds") may be subject to mandatory redemption by lot or by such other method set forth in the Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, no Bonds of a particular Class will be redeemed until all Bonds in each Class having a higher priority of redemption have been paid in full. Residual Interest Bonds will not be redeemed except in connection with the liquidation of the applicable REMIC, in which event the Residual Interest Bonds of the applicable Series will be redeemed in full.

    Individual Investor Bonds within a Class will be selected for redemption by random lot in $1,000 units after all redemptions requested by holders of Individual Investor Bonds in the Class have been made or by such other method set forth in the Prospectus Supplement. Procedures relating to optional redemptions requested by holders of Individual Investor Bonds and to mandatory redemptions by the Issuer of Individual Investor Bonds, and the Class priorities, if any, and conditions with respect to such redemptions, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION

    If so specified in the related Prospectus Supplement for a Series, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which one or more REMIC elections have been made, the Trustee must conduct the optional termination so as to constitute a "qualified liquidation" under Section 860F of the Code. See "THE TRUST AGREEMENT--Termination."

OPTIONAL REPURCHASE OF CERTIFICATES

    If so specified in the related Prospectus Supplement for a Series, one or more Classes of the Certificates of such Series may be repurchased, in whole or in part, at the option of the Depositor, at such times and under the circumstances specified in such Prospectus Supplement. Notice of any such repurchase must be given by the Trustee prior to the optional repurchase date, as specified in the related Prospectus Supplement. The repurchase price for any Certificate so repurchased will be set forth in the related Prospectus Supplement.

OTHER REPURCHASES

    If so specified in the related Prospectus Supplement for a Series, any Class of the Certificates of such Series may be subject to repurchase at the request of the holders of such Class or to mandatory repurchase by the Depositor. Any such redemption at the request of holders or mandatory repurchase with respect to a Class of a Series of the Certificates will be described in the related Prospectus Supplement and will be on such terms and conditions as described therein.

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                      YIELD AND PREPAYMENT CONSIDERATIONS

TIMING OF PAYMENT OR DISTRIBUTION OF INTEREST AND PRINCIPAL

    Each payment or distribution of interest on the Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the Interest Accrual Period specified in the related Prospectus Supplement preceding such Payment Date or Distribution Date. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities) and allocations of losses on the Mortgage Assets are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date with respect to such preceding Interest Accrual Period. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during such Interest Accrual Period.

PRINCIPAL PREPAYMENTS

    The yield to maturity or final distribution on the Securities will be affected by the rate of principal payments on the Mortgage Loans (including principal prepayments resulting from both voluntary prepayments by the Mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. The rate of principal payments or distributions on the Securities will correspond to the rate of principal payments on the Mortgage Assets. Principal prepayments on the Mortgage Assets are likely to be affected by the existence of provisions prohibiting prepayment of a Mortgage Loan underlying or comprising the Mortgage Assets for a defined period of time (a "Lock-Out Period") or provisions requiring the payment of a prepayment premium in the event of a prepayment (a "Yield Maintenance Payment"), and by the extent to which the Primary Servicer is able to enforce such provisions. Mortgage Loans with a Lock-Out Period or a Yield Maintenance Payment, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-Out Periods or with lower Yield Maintenance Payments.

    If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated.

    The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal prepayment is received on the Mortgage Loans and paid on an investor's Securities, the greater the effect on such investor's yield to maturity or final distribution. The effect on an investor's yield of principal payments or distributions occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments or distributions.

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PREPAYMENTS AND WEIGHTED AVERAGE LIFE

    The Stated Maturity for a Class is the date specified in the related Prospectus Supplement, calculated on the basis of the assumptions applicable to such Series set forth therein, no later than which the entire Aggregate Outstanding Principal thereof will be fully paid.

    The rate of return on reinvestment of distributions of principal and interest on the Mortgage Assets securing a Series, the rates at which principal payments are received on such Mortgage Assets and the rate at which payments are made from any Reserve Fund or other Enhancement for such Series may affect the ultimate maturity of each Class of such Series. Prepayments on the Mortgage Assets will accelerate the rate at which principal is paid or distributed on the Securities. High reinvestment rates tend to increase the amount of Excess Cash Flow, which, to the extent applied to principal payments or distributions on the Securities, will accelerate principal payments or distributions on such Securities.

    "Weighted average life" refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for such Bonds, or deposited in the Trust Fund, as the case may be, is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

    The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, demographic, geographic, tax, legal and other factors. The rate of prepayments of housing loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for a Series, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgages. In this regard, it should be noted that certain Mortgage Assets pledged as security for a Series may be backed by Mortgage Loans with different interest rates and the stated pass-through or pay-through interest rate of certain Mortgage Assets may be a number of percentage points less than the underlying Mortgage Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets for a Series have actual terms to maturity of less than those assumed in calculating Stated Maturity or the Final Scheduled Distribution Date, one or more Classes of the Series may be fully paid prior to their respective Stated Maturities or the Final Scheduled Distribution Dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate, if any. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of interest rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "SECURITY FOR THE BONDS AND CERTIFICATES."

    Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

    Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of

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loans, including the Mortgage Loans underlying or comprising the Mortgage
Assets. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR or SPA.

    The Issuer is not aware of any publicly available statistics that set forth prepayment experience or prepayment forecasts of commercial or multifamily mortgage loans over an extended period of time.

    Except with respect to Interest Only Securities, the Prospectus Supplement will contain tables setting forth the projected weighted average life of each Class of such Series and the percentage of the original principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Mortgage Loans comprising or underlying the related Mortgage Assets. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

    TYPE OF MORTGAGE LOAN. Mortgage Loans comprising or underlying the Mortgage Assets may consist of ARMs. The rate of principal prepayments with respect to ARMs has fluctuated in recent years. ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly below the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise significantly above the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

    A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the Servicer, the Master Servicer or the Special Servicer, if any, may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer, the Master Servicer or the Special Servicer, if any, may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be given considerable flexibility to modify Mortgage Loans which are in default or as to which a default is reasonably foreseeable. Any defaulted balloon payment or modification which extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities thereby lengthening the period of time elapsed from the date of issuance of a Security until each dollar of principal will be repaid or distributed to the investor.

    FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Mortgage Loans which are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Securities. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Mortgage Loans. The return to Holders of Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

    DUE ON SALE CLAUSES. Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans underlying Private Mortgage-Backed Securities and Mortgage Loans in a Mortgage Pool may include "due-on-sale" clauses which allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of the underlying Mortgaged Property. Except as otherwise described in the Prospectus Supplement for a Series, the Primary Servicer of Mortgage Loans comprising or underlying Mortgage Assets securing such Series will not exercise its right to enforce any "due-on-sale" clause applicable to the related Mortgage Loan so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. The Primary Servicer will not enforce such clause to the extent enforcement would be unlawful or would prejudice recovery under any applicable Insurance Policy. If the Primary Servicer determines not to enforce such "due-on-sale" clause, it will enter into an assumption and modification agreement with the person to whom the Mortgaged Property is to be conveyed. FHA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons.

    SINGLE MORTGAGE LOAN OR SINGLE OBLIGOR. The Mortgage Assets securing a Series may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single obligor.

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
                    SECURITY FOR THE BONDS AND CERTIFICATES

GENERAL

    Each Series of Bonds will be secured by a pledge by the Issuer to the Trustee of all right, title and interest of the Issuer in the Primary Assets for such Series, and each Series of Certificates will represent a beneficial interest in a Trust Fund comprised of Primary Assets transferred to the Trustee by the Depositor. The Primary Assets may include (a) Mortgage Assets directly owned by the Issuer, (b) amounts payable under the Mortgage Assets, (c) funds, instruments or securities deposited or held from time to time in any Reserve Fund, (d) funds, instruments or securities initially deposited in the Collection Account for such Series, (e) an assignment of leases and rents, if any,
(f) reinvestment income, if any, on moneys deposited in any Pledged Fund or Account, (g) Enhancement Agreements, if any, (h) Servicing Agreements, if any, related to the Mortgage Loans of such Series, and (i) other funds, instruments or securities specified as Primary Assets in the related Prospectus Supplement.

    To the extent specified in the related Prospectus Supplement, certain amounts received by the Trustee or a Servicer with respect to a Private Mortgage-Backed Security or Mortgage Loan securing a Series may not be pledged as Mortgage Assets for such Series or deposited into the Trust Fund for such Series, as the case may be, but will be payable to the seller of such Private Mortgage-Backed Security or Mortgage Loan or to a Servicer free and clear of the lien of the Indenture, or interest granted under the Trust Agreement.

    Mortgage Assets for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement:
(a) Mortgage Loans or participation interests therein and (b) Private Mortgage-Backed Securities. Mortgage Loans for a Series will be purchased by the Issuer directly or through an affiliate in the open market or in privately negotiated transactions. Private Mortgage-Backed Securities will in turn be secured by Underlying Collateral which will consist of Mortgage Loans. Participation interests pledged as Mortgage Assets for a Series may be acquired by the Issuer pursuant to a Participation Agreement or may be purchased in the open market.

    The Trustee or its agents or nominees will have possession of any Mortgage Loans constituting Mortgage Assets and will be the registered owner of any Private Mortgage-Backed Security which constitutes Mortgage Assets. The Trustee will not, unless otherwise specified in the related Prospectus Supplement, be in possession of or be the registered owner of any Underlying Collateral for any Private Mortgage-Backed Security. See "--Private Mortgage-Backed Securities" below.

    Unless otherwise specified in the related Prospectus Supplement for a Series, scheduled distributions of principal of and interest on the Mortgage Assets pledged to secure a Series or deposited into the Trust Fund for such Series, as the case may be, the amounts available to be withdrawn from any related Reserve Fund, the amount of cash, if any, initially deposited in the related Collection Account and any other Mortgage Assets pledged to secure such Series or deposited into the Trust Fund for such Series, as the case may be, together with the Reinvestment Income thereon at the Assumed Reinvestment Rate, if any, will be sufficient irrespective of the rate of prepayments on the Mortgage Assets to make required payments of interest on the Securities of such Series and to retire each Class of such Series not later than its Stated Maturity or Final Scheduled Distribution Date, as applicable. See "YIELD AND PREPAYMENT CONSIDERATIONS." The Mortgage Assets for a Series will equally and ratably secure each Class of such Series, or will represent beneficial interest in the Trust Fund, as the case may be, without priority of one Class over the other (subject to any subordination of Subordinate Securities of a Series as set forth in the related Prospectus Supplement), and the Mortgage Assets securing each Series, or comprising the Trust Fund, will serve as Mortgage Assets only for that Series.

MORTGAGE LOANS

    GENERAL. Mortgage Loans for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets, Mortgage Loans in which participation interests

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are conveyed to the Trustee, and Mortgage Loans underlying Private
Mortgage-Backed Securities are referred to herein as the "Mortgage Loans." Some of the Mortgage Loans may have been originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to a Mortgage Loan. Mortgage Loans may, as specified in the related Prospectus Supplement, consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs or Mortgage Loans having balloon or other payment characteristics as described in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a fixed rate. Unless otherwise specified in the applicable Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property.

    The Mortgaged Properties may include Multifamily Property (i.e., multifamily residential rental properties or cooperatively owned properties consisting of five or more dwelling units) or Commercial Property. Multifamily Property may include mixed commercial and residential structures and may consist of property securing FHA-insured Mortgage Loans made by private lending institutions to help finance construction or substantial rehabilitation of the related multifamily rental or cooperative housing for moderate-income or displaced families. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS--Hazard Insurance on the Mortgage Loans--FHA Insurance."

    Each Mortgaged Property will be located on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the related Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the fee interest in leased land will be subject to the lien securing the related Mortgage Loan. Mortgage Loans secured by Multifamily Property or Commercial Property will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

    If so specified in the related Prospectus Supplement, Mortgage Loans relating to real estate projects under construction may be included in the Mortgage Assets for a Series. The related Prospectus Supplement will set forth the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. If permitted by applicable law, the Mortgage Pool may also include Mortgaged Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property"). To the extent specified in the related Prospectus Supplement, the Servicer, the Master Servicer or the Special Servicer, if any, may establish and maintain a trust account or accounts to be used in connection with REO Properties and other Mortgaged Properties being operated by it or on its behalf on behalf of the Trust Estate or the Trust Fund, as the case may be, by the mortgagor as debtor-in-possession or otherwise. See "SERVICING OF MORTGAGE LOANS--Maintenance of Insurance Policies and Other Servicing Procedures--Presentation of Claims; Realization Upon Defaulted Mortgage Loans." In addition, the Mortgage Pool for a particular Series may include Mortgage Loans which consist of cash flow mortgages, installment contracts, mortgage loans with equity features or other mortgage loans described in the related Prospectus Supplement.

    The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Pool as of the Cut-Off Date, including, among other things, (a) the aggregate unpaid principal balance of the Mortgage Loans comprising the Mortgage Pool; (b) the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of adjustable Mortgage Rates, the weighted average of the current adjustable Mortgage Rates, the minimum and maximum permitted adjustable Mortgage Rates, if any, and the weighted average thereof;
(c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining scheduled term to maturity of the Mortgage Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are ARMs, fixed interest rate, FHA Loans or other types of Mortgage Loans; (g) any Enhancement relating to the Mortgage Pool; (h) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are secured by Multifamily Property or Commercial Property; (i) the geographic dispersion of Mortgaged Properties securing the Mortgage Loans; and (j) the use or type of each Mortgaged Property securing a

                                       49
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Mortgage Loan. The related Prospectus Supplement will also specify other characteristics of Mortgage Loans which may be included in the Mortgage Pool for a Series. If Private Mortgage-Backed Securities representing ownership interests in multiple mortgage pools constitute Mortgage Assets for a Series, the Prospectus Supplement will set forth, to the extent available, the above-specified information on an aggregate basis for the respective mortgage pools. If specific information respecting the Mortgage Loans is not known to the Issuer at the time the related Series is initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the Series and to be filed with the Commission within 15 days after the initial issuance of such Series.

    If so specified in the related Prospectus Supplement, the terms of a Mortgage Loan may provide that upon the sale of the Mortgaged Property, the obligor may, in lieu of the payment in full of the amount of principal and interest then outstanding or accrued on the related Mortgage Loan, irrevocably deposit cash or other specified obligations into an account with the Trustee in an amount which, together with interest thereon, will be sufficient to make timely payments or distributions of principal and interest on the Mortgage Loan and, therefore, on the Securities according to their terms.

    The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets may affect the rate of prepayment of Securities and the risk of delinquencies, foreclosures and losses. See "RISK FACTORS" and "YIELD AND PREPAYMENT CONSIDERATIONS."

    MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES. The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement. If stated in the related Prospectus Supplement, the originator of the Mortgage Loans (or another entity specified in the related Prospectus Supplement) will make representations and warranties concerning compliance with such underwriting procedures and standards.

    Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. FHA Loans will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA. Except as described below or in the related Prospectus Supplement, the Issuer believes that underwriting procedures used were consistent with those utilized by mortgage lenders generally during the period of origination.

    Unless otherwise specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with pre-established guidelines established by or acceptable to the loan originator for appraisers. Unless otherwise specified in the related Prospectus Supplement, the appraiser must personally inspect the property and verify that it was in good condition and that construction, if new, has been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

    No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on Commercial Property or on

                                       50
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non-traditional housing such as Multifamily Property. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Issuer to pay principal of and interest on the Securities may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Assets, thus shortening weighted average life and affecting yield to maturity. See "YIELD AND PREPAYMENT CONSIDERATIONS."

    DETERMINATION OF COMPLIANCE WITH POOL REQUIREMENTS AND UNDERWRITING PROCEDURES. As more specifically set forth in the related Prospectus Supplement, the Issuer will represent and warrant, upon pledge of the Mortgage Loans to the Trustee under the Indenture or deposit of such Mortgage Loans into the Trust Fund, as applicable, among other things, as to the accuracy of the information in the related Mortgage Loan Schedule. If specified in the related Prospectus Supplement, the originator of a Mortgage Loan may make representations and warranties with respect to such Mortgage Loan. If so specified in the related Prospectus Supplement, the Issuer will assign its rights and the seller's obligations under the agreement pursuant to which the Issuer acquired the Mortgage Assets for the related Series to the Trustee.

    If so specified in the related Prospectus Supplement, upon the discovery of the breach of certain representations or warranties made by the Issuer in respect of a Mortgage Loan that materially and adversely affects the interests of the Bondholders or Certificateholders of the related Series, the Issuer will be obligated to cause the seller of such Mortgage Loans to repurchase such Mortgage Loan or deliver a substitute conforming Mortgage Loan as described below under "Repurchase and Substitution of Non-Conforming Mortgage Loans." The Trustee will be required to enforce this obligation for the benefit of the Bondholders or Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. If so specified in the related Prospectus Supplement, the Master Servicer, if any, may be obligated to enforce such obligations rather than the Trustee.

    REPURCHASE AND SUBSTITUTION OF NON-CONFORMING MORTGAGE LOANS. The Trustee, or if so specified in the related Prospectus Supplement, a custodian, will review Mortgage Loan documents after receipt thereof. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, or if it is determined that the Issuer has breached any representation or warranty, the Trustee or the custodian shall immediately notify the Issuer and the Master Servicer, if any, and the Trustee, if the custodian. Unless otherwise specified in the related Prospectus Supplement, if the Issuer cannot cure such defect thereafter, the Issuer will be obligated to cause the seller of such Mortgage Loan to repurchase within 90 days of the execution of the related Series Supplement, or within such other period specified in the related Prospectus Supplement, the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a purchase price generally equal to the unpaid principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the unpaid principal balance of such Mortgage Loan immediately prior to foreclosure) plus accrued interest.

    Unless otherwise provided in the related Prospectus Supplement, the Issuer may, rather than cause the repurchase of the Mortgage Loan as described above, remove such Mortgage Loan from the Trust Estate (a "Deleted Mortgage Loan") or Trust Fund, as applicable, and substitute in its place one or more other Mortgage Loans (each, a "Substitute Mortgage Loan"); provided, however with respect to a Series for which no REMIC election is made, such substitution must be effected within the period specified in the related Prospectus Supplement. Any Substitute Mortgage Loan will, on the date of substitution, have the characteristics specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Bondholders, Certificateholders or the Trustee for a material defect in a Mortgage Loan document or

                                       51
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for breach of representations and warranties with respect to any Mortgage Loan.
With respect to Mortgage Loans underlying Private Mortgage-Backed Securities, the PMBS Agreement may have terms relating to the repurchase or substitution obligations which differ from those set forth above.

    The Master Servicer, if any, may also make certain warranties with respect to the Mortgage Loans comprising the Mortgage Pool for a Series. See "SERVICING OF MORTGAGE LOANS--Certain Matters Regarding the Master Servicer and Special Servicer." Upon a breach of any such warranty that materially and adversely affects the interests of Bondholders or Certificateholders of the related Series, the related Mortgage Loan will be required to be repurchased, subject to the conditions described in the preceding paragraph and in the related Prospectus Supplement. If the Master Servicer fails to repurchase such a Mortgage Loan, payments to Bondholders or Certificateholders could be reduced to the extent payments are not made on the Mortgage Loan.

    Various Servicers will provide certain customary servicing functions with respect to any Mortgage Loans pursuant to servicing agreements. Such Servicers may include affiliates of the Issuer. If so specified in the related Prospectus Supplement, a Master Servicing Agreement may be entered into between the Issuer and a Master Servicer. The Master Servicer will supervise the performance by the Servicers of their duties and responsibilities under the servicing agreements with respect to Mortgage Loans for the related Series. Alternatively, if so specified in the related Prospectus Supplement, the Master Servicer may be obligated to service Mortgage Loans directly or through one or more Servicers. In such a case, the Master Servicer will be primarily responsible for servicing of the Mortgage Loans. The specific duties to be performed by any Servicers and Master Servicer, if any, with respect to the Mortgage Loans of a particular Series will be set forth in the Prospectus Supplement to the extent they differ from the servicing obligations described herein under "SERVICING OF THE MORTGAGE LOANS." Servicers and the Master Servicer, if any, may be required to advance funds to cover delinquent payments on Mortgage Loans, to the extent specified in the related Prospectus Supplement. The Prospectus Supplement also will specify criteria to be met by each Servicer and the Master Servicer. Such criteria will be determined by the Issuer consistent with the requirements of each Rating Agency rating such Series. See "SERVICING OF MORTGAGE LOANS."

PRIVATE MORTGAGE-BACKED SECURITIES

    GENERAL. Private Mortgage-Backed Securities may consist of (a) mortgage participations and pass-through certificates, evidencing an undivided interest in a pool of Mortgage Loans, (b) debt obligations (interest payments on which may be tax-exempt in whole or in part), secured by mortgages or
(c) participations or other interests in any of the foregoing. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement, or a participation agreement or similar agreement (a "PMBS Agreement"). The seller or servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans, participations or other interest, underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the Master Servicer directly or by one or more Servicers who may be subject to the supervision of the Master Servicer. Unless otherwise specified in the Prospectus Supplement relating to a Series, if payments with respect to interest on the underlying obligations are tax-exempt, such Prospectus Supplement will disclose the relevant federal tax characteristics relating to the tax-exempt status of such obligations.

    The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") may be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Issuer. The obligations of the PMBS Issuer will generally be limited to

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certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

    Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the Servicer. The PMBS Issuer or the Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

    UNDERLYING MORTGAGE LOANS. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs, or Mortgage Loans having balloon or other special payment features. Mortgage Loans underlying the Private Mortgage-Backed Securities will be secured primarily by Multifamily Property or Commercial Property. Unless otherwise stated in the related Prospectus Supplement, the underwriting procedures set forth above will also apply to Underlying Mortgage Loans.

    ENHANCEMENT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Enhancement in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of enhancement, if any, will be a function of certain characteristics of the Mortgage Loans, participations or other interest, and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency which assigned a rating to the Private Mortgage-Backed Securities.

    ADDITIONAL INFORMATION. The Prospectus Supplement for a Series which includes Private Mortgage-Backed Securities will specify, to the extent available, (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Estate or Trust Fund, as applicable, (ii) certain characteristics of the Mortgage Loans, participations or other interests which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, participations or other interests (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, adjustable payments or other payment features), (B) the approximate aggregate principal balance, if known, of Underlying Mortgage Loans, participations or other interests insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and
(D) the minimum and maximum stated maturities of the underlying Mortgage Loans, participations or other interests at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average pass-through or bond rate of the Private Mortgage-Backed Securities or formula therefor, (v) the pass-through or bond rate or ranges thereof for the Private Mortgage-Backed Securities or formula therefor,
(vi) the PMBS Issuer, Master Servicer and the PMBS Trustee for such Private Mortgage-Backed Securities, (vii) certain characteristics of enhancement, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans, participations or other interests underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (viii) the terms on which the Underlying Mortgage Loans, participations or other interests

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for such Private Mortgage-Backed Securities or the Private Mortgage-Backed
Securities may, or are required to, be purchased prior to their maturity or the maturity of the Private Mortgage-Backed Securities and (ix) the terms on which Mortgage Loans, participations or other interests may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

    Unless otherwise provided in the related Prospectus Supplement, subject to the limitations set forth in the Indenture or Trust Agreement for a Series, the Issuer or Depositor may deliver to the Trustee other Mortgage Assets in substitution for any Mortgage Assets originally pledged as security for a Series, or deposited in the Trust Fund for a Series, as the case may be. Any such Substitute Mortgage Assets will have an outstanding principal balance or Asset Value (determined in a manner consistent with the Mortgage Assets for which it is substituted) that is less than or equal to the outstanding principal balance or Aggregate Asset Value of the Mortgage Assets for which it is substituted, unless otherwise specified in the related Prospectus Supplement, and will otherwise have such characteristics as shall be necessary to cause the Mortgage Assets, upon such substitution, to conform more fully to the description thereof set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (1) no substitution will be permitted which would delay the Stated Maturity or Final Scheduled Distribution Date, of any Class of Securities of the related Series, (2) no more than 40% of the Mortgage Assets (including any cash deposited on the Closing
Date) securing a Series may be substituted for, (3) only like kind Mortgage Assets may be substituted for Mortgage Assets (or, with respect to a substitution for cash deposited in any Pledged Fund or Account on the Closing Date, the Substitute Mortgage Assets must be of like kind as the Mortgage Assets securing the related Series) and (4) there can be no substitutions for Substitute Mortgage Assets. No substitution may be made (1) if such substitution would result in the Issuer becoming required to register as an "Investment Company" for purposes of the Investment Company Act of 1940, (2) if the Rating Agencies will, as a result of such substitution, downgrade the rating on the related Series of Securities or any Class thereof or (3) in the event that the Issuer has elected to be treated as a REMIC and such substitution would cause the REMIC to lose its status as a REMIC or result in a tax on "prohibited contributions" to or "prohibited transactions" of the REMIC.

    If the Issuer elects to treat the Mortgage Assets securing a Series of Bonds, or deposited into the Trust Fund, as a REMIC or an election is made to treat the arrangement by which a Series of Securities is issued as a REMIC, no Substitute Mortgage Assets may be pledged by the Issuer (a) in the case of the substitution for a "defective obligation" (within the meaning of Section 860G(a)(4)(B) of the Code), more than two years after the "Start Up Day" (as defined in Section 860G(a)(9) of the Code) of the REMIC, or (b) in the case of any other Mortgage Assets, more than three months after the Start Up Day.

COLLECTION ACCOUNT

    Unless otherwise provided in the related Series Supplement, a separate Collection Account for each Series will be established by the Trustee, or if the Trustee is not also the Paying Agent, by the Paying Agent, for receipt of all monthly principal and interest payments on the Primary Assets securing such Series and the amount of cash, if any, to be initially deposited therein by the Issuer, Reinvestment Income, if any, thereon and any amounts withdrawn from any Reserve Funds for such Series. If specified in the related Prospectus Supplement, Reinvestment Income, if any, or other gain from investments of moneys in the Collection Account will be credited to the Collection Account for such Series and any loss resulting from such investments will be charged to such Collection Account. Funds on deposit in the Collection Account will be available for application to the payment of principal of and interest on the Securities of the related Series and for certain other payments provided for in the Indenture or Trust Agreement and described in the related Prospectus Supplement. To the extent that amounts remaining on deposit in the Collection Account on each Payment Date or Distribution Date represent Excess Cash Flow not required to be applied to such payments or distributions, unless otherwise specified in the related Prospectus Supplement,

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such amounts may be paid as provided in the Indenture or Trust Agreement to the
Issuer (or, in the case of a REMIC, to the holder of the residual interest therein).

OTHER FUNDS OR ACCOUNTS

    A Series may also be secured by certain other funds and accounts for the purpose of, among other things, (i) paying certain administrative fees and operating expenses and (ii) accumulating funds that are credited to the Issuer's account pending their distribution to the Issuer. See "--Enhancement."

INVESTMENT OF FUNDS

    The Collection Account, Servicing Accounts and certain other funds and accounts for a Series are to be invested by the Trustee or the Paying Agent, as directed by the Issuer, in certain Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation,
(a) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, FNMA or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, (b) demand and time deposits, certificates of deposit or bankers' acceptances, (c) repurchase obligations pursuant to a written agreement with respect to (1) any security described in clause (a) above or (2) any other security issued or guaranteed by an agency or instrumentality of the United States of America, (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state, (e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), (f) a Guaranteed Investment Contract, (g) certificates or receipts representing ownership interests in future interest or principal payments on obligations described in clause (a) above, and (h) any other demand, money market or time deposit obligation, security or investment acceptable to the Rating Agencies.

    Eligible Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the Collection Account or any other Pledged Fund or Account for such Series are required or may be anticipated to be required to be applied for the benefit of the holders of such Series. Any gain or loss from such investments for a Series will be credited or charged to the appropriate fund or account for such Series unless otherwise specified in the related Prospectus Supplement.

GUARANTEED INVESTMENT CONTRACT

    If specified in the related Prospectus Supplement, on or prior to the Delivery Date the Issuer and the Trustee will enter into a Guaranteed Investment Contract with a guarantor acceptable to the Rating Agencies rating the Securities (the "Guarantor"), pursuant to which all distributions on the Mortgage Assets will be invested by the Trustee with the Guarantor, and the Guarantor will pay to the Trustee interest at the rate per annum set forth in such Guaranteed Investment Contract on all amounts invested. Whenever funds are required under the Indenture to be paid to Bondholders or under the Trust Agreement to be paid to the Certificateholders, the Guarantor, upon the request of the Trustee, will remit such funds to the Trustee.

ENHANCEMENT

    Enhancement may be provided with respect to a Series, or with respect to any Mortgage Loans or Private Mortgage-Backed Securities securing a Series. See "ENHANCEMENT."

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                          SERVICING OF MORTGAGE LOANS

GENERAL

    The servicing obligations with respect to a particular Series may be performed by various Servicers or by the Trustee. If so specified in the related Prospectus Supplement, a Master Servicer or a Special Servicer may be appointed. The related Prospectus Supplement for each Series will describe the extent, if any, such rights, duties and obligations vary or differ with respect to such Series from those described herein.

    If so specified in the related Prospectus Supplement, pursuant to a Master Servicing Agreement or Trust Agreement, customary servicing functions with respect to Mortgage Loans which comprise Mortgage Assets for a Series, or which constitute Underlying Collateral for a Private Mortgage-Backed Security will be provided by the Master Servicer directly or by one or more Servicers subject to supervision by the Master Servicer. To the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the duties and obligations of such Special Servicer. To the extent specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the authority to sell or otherwise dispose of Mortgage Loans or the related REO Property in order to maximize the value of such Mortgage Loans or property. The entity which has primary liability for servicing Mortgage Loans directly is sometimes referred to herein as the "Primary Servicer." If the Master Servicer is not required under the Master Servicing Agreement, Trust Agreement or PMBS Agreement, as applicable, to act as Primary Servicer, then the Master Servicer, if any, will (i) administer and supervise the performance by the Servicers (who will act as Primary Servicers) of their servicing responsibilities under the Servicing Agreements, (ii) to the extent not maintained by a Primary Servicer, maintain any insurance policy required for the related Mortgage Pool and
(iii) advance funds as described below under "Advances" and in the related Prospectus Supplement. If a Master Servicer undertakes to service Mortgage Loans directly it may do so through Servicers as its agents. In such case, the Master Servicer will be responsible for all aspects of the servicing of the related Mortgage Loans notwithstanding such use of Servicers. The Master Servicer or a Servicer may be an affiliate of the Issuer. Unless otherwise specified in the related Prospectus Supplement, in the case of FHA Loans, the Master Servicer and each Servicer will be required to be approved by HUD as an FHA mortgagee. The Master Servicer will only be responsible for the duties and obligations of the Special Servicer to the extent set forth in the related Prospectus Supplement.

    To the extent applicable, Master Servicing Agreements (direct or supervisory), Servicing Agreements and Special Servicing Agreements, if any, with respect to a Series will be filed as exhibits to a Current Report on Form 8-K within 15 days following the issuance of the Securities of a Series.

    The Master Servicer will be paid a servicing fee for the performance of its services and duties under each Master Servicing Agreement, as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a servicing fee. The Special Servicer, if any, will also be entitled to a servicing fee. In addition, the Master Servicer, Special Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. If a Servicer or the Special Servicer is terminated by the Master Servicer, the servicing function of the Servicer or the Special Servicer will be either transferred to a substitute Servicer or Special Servicer, as the case may be, or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to a Servicer, under a terminated Servicing Agreement, or the Special Servicer, under the Special Servicing Agreement, if the Master Servicer elects to perform such servicing functions itself. See "--Servicing Compensation and Payment of Expenses" below.

COLLECTION PROCEDURES

    The Primary Servicer or, if so specified in the related Prospectus Supplement, the Trustee, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will follow such

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collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans.

    Unless otherwise specified in the related Prospectus Supplement, the Primary Servicer, to the extent permitted by law and the terms of the related Mortgage Loans, will establish and maintain an escrow account (the "Escrow Account") in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Withdrawals from the Escrow Account are to be made to effect timely payment of taxes, assessments and hazard insurance premiums, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. Alternatively, the terms of the related Mortgage Loan may require, upon the occurrence of a delinquency or default by the obligor, an impound account ("Impound Account") to be established and maintained and into which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited pending distribution of such items. The Primary Servicer will be responsible for the administration of the Escrow Account or the Impound Account and may be obligated to make escrow or impound advances to the relevant account when a deficiency exists therein if so specified in the related Prospectus Supplement.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CUSTODIAL ACCOUNTS

    With respect to any Series, the Master Servicer, if any, will establish an account (the "Custodial Account") in the name of the Trustee, unless otherwise specified in the related Prospectus Supplement. The Custodial Account will be established so as to comply with the standards of each Rating Agency rating the Securities of a Series. Amounts to be remitted to the Trustee shall be remitted by the Master Servicer to the Trustee from the Custodial Account for deposit in the Collection Account for the related Series.

    In those cases where a Servicer is servicing Mortgage Loans pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with the standards set forth below for the Custodial Account and that is otherwise acceptable to the Master Servicer, if any. The Servicer will be required to deposit into the Servicing Account on a daily basis (or upon identification) all mortgage related receipts received by it with respect to Mortgage Loans serviced by such Servicer subsequent to the Cut-Off Date less its servicing fee and certain other amounts specified in the Servicing Agreement. On each Servicer Remittance Date, the Servicer shall remit all funds held in the Servicing Account (other than payments due on or before the Cut-Off Date and other amounts permitted to be withdrawn from or held in the Servicing Account pursuant to the Servicing Agreement) with respect to each Mortgage Loan together with any Advances made by such Servicer for deposit to the Custodial Account, or if a Custodial Account has not been established, directly to the Collection Account. See "--Advances" below.

    If so specified in the related Prospectus Supplement, the Custodial Account and each Servicing Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending remittance to the Trustee in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Servicer will be entitled to receive any such interest or other income earned on funds in the Custodial Account or Servicing Account as additional compensation.

    The Master Servicer will deposit in the Custodial Account on a daily basis all mortgage related receipts (including amounts remitted by the Servicer) received by it subsequent to the Cut-off Date (other than payments of principal and interest due on or before the Cut-off Date).

    With respect to any other type of Mortgage Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement.

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ADVANCES

    GENERAL. To the extent provided in the related Prospectus Supplement, the Primary Servicer may make periodic advances of cash ("Advances") from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Custodial Account or Servicing Account, but only to the extent such Advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise. Neither the Master Servicer nor the Servicers will be required to make such Advances, unless otherwise specified in the related Prospectus Supplement. The Master Servicer's obligation to make Advances, if any, may, as specified in the related Prospectus Supplement, be limited in amount or may be limited to Advances received from Servicers. If so specified in the related Prospectus Supplement, the Master Servicer will not be obligated to make Advances until all or a specified portion of a Reserve Fund is depleted. Advances are intended to enable the Issuer to make timely payment of the scheduled principal and interest payments or distributions on the Securities of such Series, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Mortgage Loans which represent late recoveries of principal or interest respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loans, or any other source described in the related Prospectus Supplement, the Servicer or Master Servicer will be entitled to reimbursements from other funds in the Custodial Account or Servicing Account, as applicable.

    ADJUSTMENTS TO SERVICING FEE OR ADVANCES IN CONNECTION WITH PREPAID MORTGAGE LOANS. With respect to each Mortgage Pool, if an obligor makes a principal prepayment between scheduled payment dates, the obligor may be required to pay interest on the principal balance only to the date of prepayment in full. If and to the extent provided in the related Prospectus Supplement, the amount of the servicing fee may be reduced, or the Primary Servicer may be otherwise obligated to advance moneys from its own funds or any reserve maintained for such purpose, to the extent necessary to include an amount equal to a full month's interest payment at the applicable Mortgage Rate. Partial principal prepayments may be treated as having been received on the next Due Date, and, if so, no reduction in interest remitted for deposit to the Collection Account will occur. See "YIELD AND PREPAYMENT CONSIDERATIONS."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

    GENERAL. To the extent specified in the related Prospectus Supplement and the Servicing Agreement, the Primary Servicer will be required to cause to be maintained a standard hazard insurance policy with respect to each Mortgaged Property. In addition, all or a portion of the Mortgage Loans comprising a Mortgage Pool or constituting Underlying Collateral may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS."

    PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED MORTGAGE LOANS. The market value of any property obtained in foreclosure or by deed in lieu of foreclosure may be based substantially on the operating income obtained by renting the applicable property. As a default on a Mortgage Loan secured by Multifamily Property or Commercial Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property generally will be less than anticipated when such Mortgage Loan was originated. To the extent that equity does not cushion the loss in market value upon any liquidation and such loss is not covered by other credit support, a loss may be experienced by the related Bondholders or Certificateholders, as applicable.

    The Primary Servicer, on behalf of itself, the Trustee, the Bondholders or Certificateholders, as applicable, and the Issuer, will be required to present, or cause to be presented, claims with respect to any

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insurance policy. The Primary Servicer will be required to present claims and take such reasonable steps as are necessary to permit recovery under any FHA insurance respecting defaulted Mortgage Loans.

    The Primary Servicer may foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Primary Servicer will generally follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities, subject to the express provisions of the related Servicing Agreement.

ENFORCEMENT OF DUE-ON SALE CLAUSES

    Unless otherwise specified in the related Prospectus Supplement, when any Mortgaged Property is about to be conveyed by the Mortgagor, the Primary Servicer will not exercise its rights to accelerate the maturity of such Mortgage Loan under the applicable "due-on-sale" clause, if any, so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. If such conditions are met or the Primary Servicer reasonably believes enforcement of a due-on-sale clause will not be enforceable, the Primary Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. Unless otherwise specified in the related Prospectus Supplement, any fee collected in connection with an assumption will be retained as additional servicing compensation.

MODIFICATION; WAIVERS

    As set forth in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the discretion, subject to certain conditions set forth therein, to modify, waive or amend the terms of any Mortgage Loan without the consent of the Trustee, or any Bondholder or Certificateholders, as applicable.

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Master Servicer or the Special Servicer, if any, has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Master Servicer, the Special Servicer, if any, and each Servicer will be entitled to a servicing fee in an amount specified or to be calculated in a manner described in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer, the Special Servicer, if any, or a Servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and modification fees.

    The Primary Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. The ability of the Issuer of the related Series to pay principal of and interest on the Securities will not be affected to the extent claims are paid under the related insurance policies. If claims are either not made or paid under such insurance policies or if coverage thereunder has ceased or is insufficient, the ability of the Issuer to meet debt service requirements on the related Series may be adversely affected. In addition, the Primary Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Property,

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such right of reimbursement being prior to the rights of the Bondholders to receive any related Insurance Proceeds or Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

    The Master Servicer and the Special Servicer, if any, will deliver to the Trustee, on or before 120 days after the end of each fiscal year of the Master Servicer and the Special Servicer, if applicable, an officer's certificate stating that (i) a review of the activities of the Master Servicer, the Special Servicer and the Servicers during the preceding calendar year and of performance under the Master Servicing Agreement, Special Servicing Agreement, if applicable, and the Servicing Agreements has been made under the supervision of such officer and (ii) the Master Servicer and the Special Servicer, if applicable, has fulfilled all its obligations under the Master Servicing Agreement and Special Servicing Agreement, if applicable, throughout such year, and, to the best of such officer's knowledge, based on such review, each Servicer has fulfilled its obligations under the related Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such officer's certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the Master Servicer's and the Special Servicer's, if applicable, duties and duties of the Servicers have been conducted in compliance with the provisions of the applicable agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. Copies of the annual officer's certificate and accountants' statement may be obtained without charge upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND SPECIAL SERVICER

    The Master Servicer and any Special Servicer for each Series will be specified in the related Prospectus Supplement. The Master Servicer and any Special Servicer may be an affiliate of the Issuer and may have other business relationships with the Issuer and its affiliates.

    Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties except with the consent of the Trustee or upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under such Master Servicing Agreement.

    Unless otherwise specified in the related Prospectus Supplement, each Master Servicing Agreement will also provide that neither the Master Servicer, nor any director, officer, employee or agent of the Master Servicer, will be under any liability to the Bondholders or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Master Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of failure to perform its obligations in compliance with the standards of care set forth in the Master Servicing Agreement. The Master Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the rights and duties of the parties to the Master Servicing Agreement and the interests of the Bondholders, or Certificateholders thereunder. In such event, the Master Servicer will be entitled to be reimbursed for legal expenses and costs of such action out of the related Custodial Account.

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                                  ENHANCEMENT

GENERAL

    For any Series, Enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Securities of such Series, the establishment of one or more reserve funds, overcollateralization, guarantee insurance, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement (including but not limited to insurance, letters of credit or guarantee insurance) may be structured so as to be drawn upon by more than one Series to the extent described therein.

    Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by Enhancement or which are not covered by the Enhancement, Bondholders or Certificateholders, as applicable will bear their allocable share of deficiencies. Moreover, if a form of Enhancement covers more than one Series of Securities (each, a "Covered Trust"), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such Enhancement will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

    If Enhancement is provided with respect to a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATE SECURITIES

    If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Securities. If so specified in the related Prospectus Supplement, the rights of the Holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Payment Date or Distribution Date will be subordinated to such rights of the Holders of Senior Securities to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, the amount of subordination will decrease whenever amounts otherwise payable to the Holder of Subordinate Securities are paid to the Holders of Senior Securities (including amounts withdrawn from any related Reserve Fund and paid to the Holders of Senior Securities), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the Holders of Senior Securities. Unless otherwise specified in the related Prospectus Supplement, the related Series Supplement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Securities.

    A Series may include one or more Classes of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right will effectively be subordinate to the rights of other Holders of Senior Securities, but will be not be limited to a specified dollar amount of subordination. If so specified in the related Prospectus Supplement, the

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subordination of a Class may apply only in the event of (or may be limited to)
certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

    The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any related Reserve Fund will be used to make distributions to Holders of Senior Securities and/or to Holders of Subordinate Securities or be released from the related Trust Estate or Trust Fund. If cash flows otherwise distributable to holders of Subordinate Securities secured by a Mortgage Group will be used as credit support for Senior Securities secured by another Mortgage Group within the Trust Estate or Trust Fund, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CROSS-SUPPORT FEATURES

    If the Mortgage Assets for a Series are divided into separate Mortgage Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Securities secured by one Mortgage Group prior to distributions on Subordinate Securities secured by another Mortgage Group within the Trust Estate or Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

INSURANCE ON THE MORTGAGE LOANS

    Credit support with respect to a Series may be provided by insurance policies that include standard hazard insurance and may, if specified in the related Prospectus Supplement, include FHA Insurance. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS."

LETTER OF CREDIT

    The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the related Cut-Off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Estate or Trust Fund, as applicable. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

BOND GUARANTEE INSURANCE

    Bond guarantee insurance, if any, with respect to a Series of Bonds will be provided by one or more insurance companies. Such bond guarantee insurance will guarantee, with respect to one or more Classes of Bonds of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related

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
Prospectus Supplement. If so specified in the related Prospectus Supplement, the bond guarantee insurance will also guarantee against any payment made to a Bondholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the bond guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

RESERVE FUNDS

    One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

    Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments or distributions of principal of and interest on the Securities, if required as a condition to the rating of such Series by each Rating Agency, or to reduce the likelihood of special redemptions with respect to any Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Following each Payment Date or Distribution Date amounts in such Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

    Moneys deposited in any Reserve Funds will be invested in Eligible Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "SERVICING OF MORTGAGE LOANS". The Reserve Fund, if any, for a Series will not be a part of the Trust Estate or Trust Fund, as applicable, unless otherwise specified in the related Prospectus Supplement.

    Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make payments or distributions to Bondholders or Certificateholders and use of investment earnings from the Reserve Fund, if any.

                 DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS

    The following descriptions of standard hazard insurance policies and FHA insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

GENERAL

    Each Mortgaged Property will be covered by a standard hazard insurance policy, as described in the related Prospectus Supplement. The coverage under standard hazard insurance policies will be subject to conditions and limitations described in the Prospectus Supplement and under "Hazard Insurance on the Mortgage Loans" below. Certain hazard risks will, therefore, not be insured and the occurrence of such

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hazards could adversely affect payments or distributions to Holders.
Additionally, to the extent that losses on a defaulted or foreclosed Mortgage Loan are not covered by other credit support for such Series, such losses, if any, would affect payments or distributions to Holders.

HAZARD INSURANCE ON THE MORTGAGE LOANS

    The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquake, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support may adversely affect the ability of the Issuer to make payments of principal or interest on the Bonds. When a Mortgaged Property is located in a flood area identified in the Federal Register by the Flood Emergency Management Agency, the Master Servicer or the Servicer will be required to cause flood insurance to be maintained with respect to such Mortgaged Property.

    The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the actual cash value of the improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the improvements damaged or destroyed or
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the actual cash value of such improvements.

    In the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Mortgage Loans, Mortgagors are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Primary Servicer, on behalf of the Trustee, Bondholders, and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties; however, the ability of the Primary Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Primary Servicer by Mortgagors.

FHA INSURANCE

    The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

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                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

    The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the Mortgaged Properties are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

MORTGAGES

    Each Mortgage Loan will be secured by a mortgage, a deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien upon, or grants a title interest in, the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The lien of the mortgage is generally subordinate to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. The priority of the lien with respect to such mortgage depends on its terms, the knowledge of the parties to the mortgage and generally on the order of recording the mortgage with the applicable public recording office.

    There are two parties to a mortgage: the mortgagor, who is the owner of the property and usually the borrower, and the mortgagee, who is the lender. In the case where the borrower is a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary at origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust has three parties: the owner of the property and usually the borrower, called the trustor (similar to a mortgagor), a lender, called the beneficiary (similar to the mortgagee), and a third-party grantee, called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the mortgage loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, the law of the state in which the related Mortgaged Property is located and, in some cases, in deed of trust transactions, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee).

INTEREST IN REAL PROPERTY

    The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES OR BENEFICIARIES

    If specified in the applicable Prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool will be secured by junior mortgages or deeds of trust which are subordinate to senior

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mortgages or deeds of trust held by other lenders or institutional investors.
The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Special Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. Accordingly, the Trust Fund (and therefore the Certificateholders), as the holder of the junior lien, bear (i) the risk of delay in distributions while a deficiency judgement against the borrower is obtained and (ii) the risk of loss if the deficiency judgement is not realized upon. Moreover, deficiency judgements may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

    The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, by applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

    The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

    Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments

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on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

    The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE OF MORTGAGE

    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust or deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice of any other individual having an interest in the real property, including any junior lienholders. In some states there is a reinstatement period. The trustor, borrower, or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In other states, after acceleration of the debt, the borrower is not provided with a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the

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mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity refusing affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the borrower from an entirely technical default where such default was not willful.

    A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within the state statute of limitations (which is tolled by the filing of a bankruptcy case). Similarly, in some states, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third-party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the borrower's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, and subject in some states to the right of the borrower to stay in possession during a redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender typically incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure. Furthermore, certain states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

    The holder of a junior mortgage that forecloses on any Mortgaged Property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

    If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless
(i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids

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for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

    In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that (i) would cause such property to be treated as "foreclosure property" by any REMIC in which such REO Property is held and
(ii) would, to the extent commercially reasonable and consistent with clause (i), maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality property or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

LEASEHOLD RISKS

    Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in is obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

    In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code), although the enforceability of such clause has not been established.

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Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the foreclosure sales price and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

    Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the end of the third taxable year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

ENVIRONMENTAL MATTERS

    Real property pledged as security to a lender may be subject to environmental risks. For example, certain environmental liabilities may
(1) cause a diminution in the value of the Mortgaged Property; (2) limit the lender's foreclosure rights; and (3) subject the lender to liability for clean-up costs or other remedial actions. Under the laws of many states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

    The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

    Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and under the laws of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state

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statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

    Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

    Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

    This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), signed into law by President Clinton on September 30, 1996, which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. In addition to its application to CERCLA, the Asset Conservation Act applies to determining a lender's liability as an owner or operator of a petroleum or hazardous substance underground storage tank ("UST") under the federal Resource Conservation and Recovery Act ("RCRA").

    The secured creditor exemption does not protect a lender from liability under CERCLA in cases, among others, where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or the petroleum and hazardous substance UST provisions of RCRA. For example, under other provisions of RCRA, a past or present owner or operator of a facility may be ordered to conduct environmental property remediation in a proceeding brought by the government or by private citizens. In addition, many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption.

    In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

    Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

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    If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

    Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

    Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate or Trust Fund, as applicable, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and
(ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which any action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

CERTAIN LAWS AND REGULATIONS

    The Mortgaged Properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the limited alternative uses for such Mortgaged Property, result in a failure to realize the full principal amount of the Mortgage Loans.

    For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgaged Properties which are hotels or motels may present additional risk in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

LEASES AND RENTS

    Multifamily and commercial mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by

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the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

PERSONALTY

    Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Finally, other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

    In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

FEDERAL BANKRUPTCY AND OTHER LAWS AFFECTING CREDITORS' RIGHTS

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws (the "Bankruptcy Code") and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a bankruptcy petition acts as a stay of the enforcement of remedies (including the right of foreclosure) for collection of a debt. Also, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior lender from taking action to foreclose the junior lien.

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    In a Chapter 11 case under the Bankruptcy Code, the lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can also reinstate accelerated indebtedness and, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Section 363(b) and (f) of the Bankruptcy Code, a trustee for a debtor, or a debtor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell its Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

    The Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term has been interpreted under the Bankruptcy Code. It should be noted, however, that, in the case of hospitality properties, the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

    Lessee bankruptcies at the Mortgaged Properties could have an adverse impact on the Mortgagors' ability to meet their obligations. For example,
Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or certain other similar events. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the Trustee's exercise of remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

    Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the bankruptcy petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the Mortgagor as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

    Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that "adequate assurance of future performance" by the assignee is provided to the lessor or contract party. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes adequate assurance of the source of rent and other consideration due under

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such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease, that any percentage rent due under such lease will not decline substantially, that the assumption and assignment of the lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius location, use or exclusivity provision, and that the assignment will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to such shopping center, and that the assumption or assignment of such lease will not disrupt the tenant mix or balance in such shopping center. Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

    Under Section 365(h) of the Bankruptcy Code, if a trustee for a debtor, or a debtor as a debtor-in-possession, rejects an unexpired lease of real property as to which it is the lessor, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

    In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by a mortgagor under the related Mortgage Loan to the Trust Fund. Such payments may be protected from recovery as preferences if they are payments in the ordinary course of business made according to ordinary business terms on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to the particular transaction.

    A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with the ability to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage and the claim of the mortgagee may be subordinated to the claims of unsecured creditors.

DUE ON-SALE CLAUSES IN MORTGAGE LOANS

    A note, mortgage or deed of trust relating to the Mortgage Loans generally contains a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn St. Germain Depository Institutions Act of 1982 (the "Garn Act") effective October 15, 1982 (which purports to preempt state laws which prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder) the Servicer or the Master Servicer may nevertheless be able to accelerate many of the Mortgage Loans that contain a "due-on-sale" provision upon transfer of an interest in the property subject to the Mortgage Loans, regardless of the Servicer's or the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

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ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment will be enforceable under applicable state law. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

EQUITABLE LIMITATIONS ON REMEDIES

    In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

    The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is

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not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

    In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible as Mortgage Assets unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ALTERNATIVE MORTGAGE INSTRUMENTS

    Alternative mortgage instruments, including ARMs originated by non-federally chartered lenders, have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

    Certain of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Certain of the Mortgage Loans may preclude secondary financing (by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property or in some other fashion) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

    Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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AMERICANS WITH DISABILITIES ACT

    Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                                 THE INDENTURE

    The following summaries describe certain provisions of the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, such provisions or terms are as specified in the Indenture.

CERTAIN COVENANTS

    The Issuer may not liquidate or dissolve, without the consent of the holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series. The Issuer also may not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety without the consent of holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series, and unless (a) the Person (if other than the Issuer) formed or surviving such merger or consolidation or acquiring such assets is a Person organized under the laws of the United States of America or any State and shall have expressly assumed, by supplemental indenture in form satisfactory to the Trustee, the due and punctual payment of principal of and interest on all Bonds and the performance of every applicable covenant of the Indenture to be performed, by the Issuer, (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred, and be continuing, (c) the Trustee shall have received a letter from each Rating Agency rating any outstanding Bonds to the effect that the rating issued with respect to such Bonds is confirmed notwithstanding the consummation of such transaction and (d) the Trustee shall have received from the Issuer an Officers' Certificate and an Opinion of Counsel, each to the effect that, among other things, such transaction complies with the foregoing requirements.

    The Issuer may incur, assume, have outstanding or guarantee any indebtedness other than pursuant to the Indenture only subject to certain conditions and limitations.

MODIFICATION OF INDENTURE

    Except as set forth below, with the consent of the holders of not less than a majority of the then Aggregate Outstanding Principal of each Series or Class of such Series to be affected, the Trustee and the Issuer may amend the Indenture or execute a supplemental indenture, to add provisions to or change or eliminate any provisions of the Indenture or Trust Agreement, as applicable, relating to such Series, or modify the rights of the holders of the Bonds of that Series.

    Without the consent of the holder of each outstanding Bond affected, however, except as provided below, no such amendment or supplemental indenture shall (i) change the Stated Maturity of the principal of or any installment of principal of or interest on any Bond or reduce the principal amount thereof, the Bond Interest Rate for any Bond or the Redemption Price with respect thereto, or change the provisions of the Trust Indenture or the related Series Supplement relating to the application of the Trust Estate to payment principal of or interest on the affected Bonds, or change any place of payment where, or the coin or currency in which, any affected Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture regarding payment, (ii) reduce the percentage of Aggregate Outstanding Principal of the Bonds of the affected Series or Class of such Series, the consent of the holders of which is required for the authorization of any such amendment or supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences, (iii) modify or alter the provisions of the Indenture defining the term "Outstanding," (iv) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to the lien of the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of the security afforded by the lien of the Indenture, (v) reduce the percentage of the Aggregate Outstanding Principal of any Series (or Class of such Series), the consent of the holders of which is required to direct the Trustee to liquidate the Mortgage Assets for such Series, (vi) modify any of the provisions of the

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Indenture if such modification affects the calculation of the amount of any payment of interest or principal due and payable on any Bond on any Payment Date or to affect the rights of the holders of Bonds of any Series (or Class of such Series) to the benefit of any provisions for the mandatory redemption of Bonds of such Series (or Class of such Series) contained therein or in the related Series Supplement or (vii) modify the provisions of the Indenture regarding any modifications of such Indenture requiring consent of the holders of Bonds, except to increase the percentage or number of holders required to consent to such modification of such Indenture or Trust Agreement, as applicable, or to provide that additional provisions of the Indenture cannot be modified or waived without the consent of the holder of each Bond affected thereby.

    The Issuer and the Trustee may also amend the Indenture or enter into supplemental indentures, without obtaining the consent of holders of any Series, to cure any ambiguity or to correct or supplement any provision of the Indenture or any supplemental indenture which may be defective or inconsistent with any other provision, or to make or to amend any other provisions with respect to matters or questions arising under the Indenture or any supplemental indenture, provided that such action shall not materially adversely affect the interests of the holders of the Bonds. Such amendments may also be made and such supplemental indentures may also be entered into without the consent of Bondholders or Certificateholders to set forth the terms of and security for additional Series, to evidence the succession of another person to the Issuer, to add to the conditions, limitations and restrictions on certain terms of any Series and to the covenants of the Issuer, to surrender any right or power conferred upon the Issuer, to convey, transfer, assign, mortgage or pledge any property to the Trustee, to correct or amplify the description of any property subject to the lien of the Indenture to modify the Indenture to the extent necessary to effect the Trustee's qualification under the TIA or comply with the requirements of the TIA, to provide for the issuance of Bonds of any Series, to make any amendment necessary or desirable to maintain the status of a REMIC as a REMIC and to amend the provisions of the Indenture relating to authentication and delivery of a Series with respect to which a supplemental indenture has not theretofore been authorized or to evidence and provide for the acceptance of appointment by a successor trustee.

EVENTS OF DEFAULT

    Unless otherwise stated in the related Prospectus Supplement, an "Event of Default" with respect to any Series is defined in the Indenture as being: (i) a continuing default for 5 days in the payment of interest on any Bond of such Series; (ii) a continuing default for five days in the payment of principal, when due, of any Bond of such Series; (iii) the impairment of the validity or effectiveness of the Indenture or any grant thereunder, or the subordination, termination or discharge of the lien of the Indenture with respect to such Series, or the release of any Person from any covenants or obligations under the Indenture with respect to such Series, unless otherwise expressly permitted, or the creation of any lien, charge, security interest, mortgage or other encumbrance with respect to any part of the property subject to the lien of the Indenture, or any interest in or proceeds of such property, or the failure of the lien of the Indenture to constitute a valid first priority security interest in the property subject to the lien of the Indenture and the continuation of any of such defaults for a period of 30 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the then Aggregate Outstanding Principal of such Series; (iv) a default in the observance of, or breach of, any covenant or negative covenant of the Issuer made in the Indenture, or a material breach of any representation or warranty of the Issuer made in the Indenture or in any certificate or other document delivered pursuant thereto or in connection therewith as of the time when the same shall have been made, and the continuation of any such default or breach for a period of 60 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the then Aggregate Outstanding Principal of such Series (unless the default or breach is with respect to certain covenants specified in the Indenture not requiring such continuation or notice); and (v) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. Notwithstanding the foregoing, if a Series includes a Class of Subordinate Bonds, the Series Supplement for such a Series may provide that certain defaults which relate only to such Subordinate Securities shall

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not constitute an Event of Default with respect to the Bonds, under certain circumstances, and may limit the rights of holders of Subordinate Securities to direct the Trustee to pursue remedies with respect to such defaults, or other Events of Default. Such limitations, if any, will be specified in the related Prospectus Supplement.

    Unless otherwise provided in the related Prospectus Supplement, in case an Event of Default with respect to any Series should occur and be continuing, the Trustee may and, upon the written request of the holders of at least 25% of the then Aggregate Outstanding Principal of such Series shall, declare all Bonds of such Series to be due and payable, together with accrued and unpaid interest thereon. Such declaration may under certain circumstances be rescinded by the holders of a majority of the then Aggregate Outstanding Principal of such Series.

    The Indenture provides that the Trustee shall, within 90 days after the occurrence of an Event of Default with respect to a Series, mail to the holders of such Series notice of all uncured or unwaived defaults known to it; provided that, except in the case of an Event of Default in the payment of the principal or purchase price of or interest on any Bond, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Bondholders of such Series, and provided, further, that, in the case of a default specified in clause (iv) of the first paragraph of this "Events of Default" subsection the Trustee is not required to give such notice until at least 30 days after the occurrence of such default or breach and that, in the case of any default or breach specified in clause (v) of the first paragraph of this "Events of Default" subsection, the Trustee is not required to give such notice until at least 60 days after the occurrence of such default or breach.

    An Event of Default with respect to one Series will not necessarily be an Event of Default with respect to any other Series.

    Unless otherwise provided in the related Prospectus Supplement, if following an Event of Default with respect to any Series, the Bonds of such Series have been declared to be due and payable, the Trustee may, but shall not be obligated to, in its sole discretion, refrain from liquidating the related Mortgage Assets if (i) the Trustee determines that the amounts receivable with respect to such Mortgage Assets and any Enhancement will be sufficient to pay (a) all principal of and interest on the Bonds in accordance with their terms without regard to the declaration of acceleration and (b) all sums due the Trustee and any other administrative amounts required to be paid under the Indenture and (ii) Holders of the requisite percentage of the Securities of such Series have not directed the Trustee to sell the related Mortgage Assets as so specified in the Indenture. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee is prohibited from selling the Trust Estate following certain Events of Default unless (a) the amounts receivable with respect to the Mortgage Assets and any Enhancement are not sufficient to pay in full the principal of and accrued interest on the Bonds of such Series and to pay sums due the Trustee and other administrative expenses specified in the Indenture and the Trustee obtains the consent of holders of 66 2/3% of the Aggregate Outstanding Principal of such Series or (b) the Trustee obtains the consent of 100% of the Aggregate Outstanding Principal of such Series, and subject to the provisions of the related Prospectus Supplement, the obligor under the Enhancement. Unless otherwise provided in the related Prospectus Supplement, the proceeds of a sale of Mortgage Assets will be applied to the payment of amounts due the Trustee and other administrative expenses specified in the Indenture and then distributed pro rata among the Bondholders of such Series (without regard to Class, provided that Subordinate Securities will be subordinate to Senior Securities of the Series to the extent provided in the related Prospectus Supplement) according to the amounts due and payable on the Bonds for principal and interest at the time such proceeds are distributed by the Trustee.

    The Trustee shall not be deemed to have knowledge of any Event of Default or Default described in clauses (iv) through (vi) of the first paragraph of this "Events of Default" subsection unless an officer in the Trustee's corporate trust department has actual knowledge thereof. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing,

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the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Bondholders of a Series, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture the holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Series. In addition, the Holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) may, in certain cases, waive any default with respect to such Series, except a default in payment of principal or interest or in respect of a covenant or provision which cannot be modified without the consent of all Bondholders affected.

    Unless otherwise specified in the related Prospectus Supplement, no holder of Bonds of a Series will have the right to institute any Proceeding with respect to the Indenture, unless (i) such Holder previously has given to the Trustee written notice of a continuing Event of Default with respect to such Series and has offered the Trustee satisfactory indemnity, (ii) the Holders of not less than 25% of the then Aggregate Outstanding Principal of such Series have made written request upon the Trustee to institute such Proceeding as Trustee and have offered satisfactory indemnity, (iii) the Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute any such Proceeding and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the then Aggregate Outstanding Principal of such Series; provided, however, that in the event that the Trustee receives conflicting requests and indemnities from two or more groups of Bondholders, each representing less than a majority of the Aggregate Outstanding Principal of such Series, the Trustee may in its sole discretion determine what action with respect to the Proceeding, if any, shall be taken.

AUTHENTICATION AND DELIVERY OF BONDS

    The Issuer may from time to time deliver Bonds executed by it to the Trustee and order that the Trustee authenticate such Bonds. Upon the receipt of such Bonds and such order and subject to the Issuer's compliance with certain conditions specified in the Indenture the Trustee will authenticate and deliver such Bonds as the Issuer may direct. Unless otherwise specified in the related Prospectus Supplement, the Trustee will be authorized to appoint an agent for purposes of authenticating and delivering any Series of Bonds (the "Authenticating Agent").

SATISFACTION AND DISCHARGE OF THE INDENTURE

    The Indenture will be discharged as to a Series (except with respect to certain continuing rights specified in the Indenture or Trust Agreement, as applicable), (a)(1) upon the delivery to the Trustee for cancellation of all of the Bonds of such Series other than Bonds which have been mutilated, lost or stolen and have been replaced or paid and Bonds for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the Issuer and discharged from such trust) as provided in of the Indenture, or
(2) at such time as all Bonds of such Series not previously cancelled by the Trustee have become, or, within one year, will become, due and payable or called for redemption and the Issuer shall have deposited with the Trustee an amount sufficient to repay all of the Bonds and (b) the Issuer shall have paid all other amounts payable under the Indenture or Trust Agreement, as applicable, with respect to such Series.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

    The Issuer will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.

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LIST OF BONDHOLDERS

    Three or more Holders of a Series which have each owned the Bonds for at least six months may, by written application to the Trustee, request access to the list maintained by the Trustee of all holders of the same Series or of all Bonds, as specified in the request, for the purpose of communicating with other Bondholders with respect to their rights under the Indenture.

MEETINGS OF BONDHOLDERS

    Meetings of Bondholders or Certificateholders may be called at any time and from time to time to (i) give any notice to the Issuer or to the Trustee, give directions to the Trustee, consent to the waiver of any Default or Event of Default under the Indenture, or to take any other action authorized to be taken by Bondholders in connection therewith, (ii) remove the Trustee and to appoint a successor Trustee, (iii) consent to the execution of supplemental indentures or
(iv) take any other action authorized to be taken by or on behalf of the Bondholders of any specified percentage of the Aggregate Outstanding Principal of the Bonds. Such meetings may be called by the Trustee, the Issuer or by the holders of 10% in Aggregate Outstanding Principal of any such Series.

FISCAL YEAR

    The fiscal year of each Issuer ends on December 31.

TRUSTEE'S ANNUAL REPORT

    The Trustee will be required to mail each year to all Bondholders a brief report relating to its eligibility and qualification to continue as the Trustee under the Indenture any amounts advanced by it under the Indenture which remain unpaid on the date of the report, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer (or any other obligor on such Series) to the Trustee in its individual capacity, the property and funds physically held by the Trustee as such, any release or release and substitution of property subject to the lien of the Indenture which has not been previously reported, any additional issuance of Bonds not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

THE TRUSTEE

    LaSalle National Bank (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement related to a Series of Bonds) will be the Trustee under the Indenture for the Bonds. The Issuer may maintain other banking relationships in the ordinary course of business with the Trustee. If LaSalle National Bank serves as Trustee, the Trustee's "Corporate Trust Office" is 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, or at such other addressees as the Trustee may designate from time to time by notice to the Bondholders and the Issuer. If another bank or trust company serves as Trustee, the address of its Corporate Trust Office will be specified in the related Prospectus Supplement. With respect to the presentment and surrender of Bonds for final payment of principal in retirement thereof on any Payment Date, Redemption Date, Special Payment Date or Special Redemption Date and, with respect to any other presentment and surrender of such Bonds and for all other purposes, unless otherwise specified in the related Prospectus Supplement, such Bonds may be presented at the Corporate Trust Office of the Trustee or at the office of the Issuer's agent in the State of New York (the "New York Presenting Agent"), which will be specified in the related Prospectus Supplement.

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                              THE TRUST AGREEMENT

    The following summaries describe certain provisions of the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms are as specified in the Trust Agreement.

ASSIGNMENT OF MORTGAGE ASSETS

    GENERAL. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, execute and deliver the Certificates.

    ASSIGNMENT OF MORTGAGE LOANS. The Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Certificateholders.

    If so specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Trust Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Mortgage Loan to be recorded.

    Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify with respect to each mortgage loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an adjustable rate mortgage, the lifetime mortgage rate cap, if any, and the current index; and, if the Mortgage Loan is a loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

REPURCHASE OF NON-CONFORMING LOANS

    Unless otherwise provided in the related Prospectus Supplement, if any document in the Mortgage Loan file delivered by the Depositor to the Trustee is found by the Trustee within 45 days of the execution of the related Trust Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Master Servicer, as the case may be, of the

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defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price generally equal to (a) the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed
Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure) and (b), accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Certificate Interest Rate (less any unreimbursed Advances respecting such Mortgage Loan).

    Unless otherwise provided in the related Prospectus Supplement, the above-described repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a Mortgage Loan document.

    The Depositor or another entity will make representations and warranties with respect to Mortgage Loans which comprise the Mortgage Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within 90 days after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Mortgage Loan, the Depositor or such entity is obligated to repurchase the affected Mortgaged Loan or, if provided in the related Prospectus Supplement, provide a Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

    The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such Mortgage Loans. See "RISK FACTORS".

REPORTS TO CERTIFICATEHOLDERS

    The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

    (i) with respect to a Series, the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Servicer or by a Servicer;

    (ii) with respect to a Series, the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by a Servicer;

   (iii) the amount of servicing compensation with respect to the Mortgage Assets and paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

    (iv) the aggregate outstanding principal balance of the Mortgage Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (i) above;

    (v) the aggregate outstanding principal amount of the Certificates of such series as of the Due Date, after giving effect to distributions allocated to principal reported under (i) above;

    (vi) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in
         (ii) above, the amount of interest accrued on such Securities during the related Interest Accrual Period and added to the Compound Value thereof;

   (vii) in the case of Variable Rate Securities, the Variable Interest Rate applicable to the distribution being made;

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  (viii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds to distribute and the amounts actually distributed);

    (ix) if applicable, the number and aggregate principal balances of Mortgage Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the Determination Date to which such distribution relates;

    (x) if applicable, the book value of any REO Property acquired on behalf of Certificateholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which such distribution relates;

    (xi) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

   (xii) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

  (xiii) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

   (xiv) in the case of any other Enhancement described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

   (xv) in the case of any Series which includes a Subordinate Securities, the subordinated amount, if any, determined as of the related Determination Date and if the distribution to the Holders of Senior Securities is less than their required distribution, the amount of the shortfall;

   (xvi) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to Certificateholders and the remaining balance of each reserve fund, if any, on such Distribution Date, after giving effect to distributions made on such date; and

  (xvii) such other information as specified in the related Trust Agreement.

    In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Certificateholder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to
(i) through (iv), (vi), (viii) and (xvi) above for such calendar year and
(b) such information specified in the Trust Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Mortgage Loans. See "SERVICING OF MORTGAGE LOANS--Evidence as to Compliance" herein.

EVENT OF DEFAULT

    Unless otherwise specified in the related Prospectus Supplement, events of Default under the Trust Agreement for each Series include (i) any failure by the Master Servicer to distribute to Certificateholders of such Series any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee for such Series, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the

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Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the
Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default remains unremedied under the Trust Agreement for a Series, the Trustee for such Series or Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may terminate all of the rights and obligations of the Master Servicer as servicer under the Trust Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Trust Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement.

    In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer under the provisions of such Trust Agreement relating to the servicing of the Mortgage Loans. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Trust Agreement.

    During the continuance of any Event of Default under the Trust Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

    No Certificateholder of a Series, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Trust Agreement for such Series to institute any proceeding with respect to the Trust Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

    The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement, and such

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Trustee may be LaSalle National Bank. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Trust Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Trust Agreement.

DUTIES OF THE TRUSTEE

    The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Trust Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Trust Agreement; provided, however, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it.

    The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in connection with the occurrence and/or continuation of an Event of Default (see "--Rights Upon Event of Default" above). The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

    The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Trust Agreement, if the Trustee becomes insolvent, or if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the Trust Agreement is located, or (ii) by the Holders of Certificates evidencing over 50% of the aggregate outstanding principal amount of the Certificates in the Trust Fund upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF TRUST AGREEMENT

    Unless otherwise specified in the Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the

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Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under such Trust Agreement or (iv) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iii) above will not adversely affect in any material respect the interests of any Certificateholders of such Series not consenting thereto. Any such amendment pursuant to clause (iii) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Trust Agreement for each Series may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

VOTING RIGHTS

    The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than set forth herein.

LIST OF CERTIFICATEHOLDERS

    Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

    No Trust Agreement will provide for the holding of any annual or other meeting of Certificateholders.

REMIC ADMINISTRATOR

    With respect to any Series, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

    The obligations created by the Trust Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Trust Agreement after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all REO Property or (ii) the repurchase, as described below, by the Servicer from the Trustee for such Series of all Mortgage Loans at that time subject to the Trust Agreement and all REO Property. The Trust Agreement for each Series permits, but does not require, the Servicer to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to 100% of the Aggregate Asset Value of such Mortgage Loans plus, with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, less, in either case, related unreimbursed Advances (in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Value of such Mortgage Loans) and unreimbursed expenses (that are reimburseable pursuant to the terms of the Trust Agreement) plus, in either case, accrued interest thereon at the

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weighted average Mortgage Rate through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the Aggregate Asset Value of such Loans, plus accrued interest thereon at the applicable net Mortgage Rates through the last day of the month of such repurchase and (b) the aggregate fair market value of such Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Certificates of such Series, but the Servicer's right to so purchase is subject to the Aggregate Value of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Asset Value. In no event, however, will the trust created by the Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Trust Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund or repurchase all or certain Classes of Certificates of a Series under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Termination," "--Optional Repurchase of Certificates," and "--Other Repurchases" herein.

                                   THE ISSUER

THE COMPANY

    The Company was incorporated in the State of Delaware on January 2, 1987. The principal office of the Company is located at 200 Vesey Street, New York, New York 10285. Its telephone number is (212) 526-5594.

    The Certificate of Incorporation of the Company provides that the Company may not conduct any activities other than those related to the issue and sale of one or more Series and to serve as depositor of one or more trusts that may issue and sell Bonds or Certificates. The Certificate of Incorporation of the Company provides that any Securities, except for subordinated Securities, issued by the Company must be rated in one of the three highest categories available by any Rating Agency rating the Series. Pursuant to the terms of the Indenture or Trust Agreement, as applicable, the Company may not issue any Securities which would result in the lowering of the then current ratings of the outstanding Securities of any Series.

    The Series Supplement for a particular Series may permit the Primary Assets pledged to secure the related Series of Bonds to be transferred by the Issuer to a trust, subject to the obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect to such Bonds.

OWNER TRUST

    Each owner trust established to act as Issuer of a Series of bonds (each, an "Owner Trust") will be created pursuant to a deposit trust agreement (the "Deposit Trust Agreement") between the Company which will act as Depositor and the bank, trust company or other fiduciary named in the related Prospectus Supplement which will act solely in its fiduciary capacity as Owner Trustee. Under the terms of each Deposit Trust Agreement, the Company will convey to the Owner Trustee Mortgage Assets and other Primary Assets to secure one or more Series in return for certificates or other instruments evidencing beneficial ownership of the Owner Trust and the net proceeds of the sale of the Bonds. The Company may in turn sell or assign the certificates of beneficial interest to another entity or entities, including affiliates of the Company.

    The Owner Trust will pledge the Mortgage Assets and other Primary Assets to the Trustee under the related Indenture as security for a Series. The Trustee will hold such Mortgage Assets as security only for that Series, and Holders of the Bonds of such Series will be entitled to the equal and proportionate

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benefits of such security, subject to the express subordination of certain
Classes thereof, as if the same had been granted by a corporate issuer.

    Each Deposit Trust Agreement will provide that the related Trust may not conduct any activities other than those related to the issuance and sale of the particular Series. No Deposit Trust Agreement will be subject to amendment without the prior written consent of the Owner Trustee, the holders representing a majority of the beneficial interest of the Owner Trust and the Trustee, except that the holders of not less than 66 2/3% of the Aggregate Outstanding Principal of each Series must consent to any amendment of, among other provisions, the limitation on activities of the Owner Trust and the provision regarding amendments to the Deposit Trust Agreement. The holders of the beneficial interests in an Owner Trust which issues a Series will not be liable for payment of principal of or interest on the Bonds and each holder of Bonds of such Series will be deemed to have released such beneficial owners from any such liability.

ADMINISTRATOR

    Unless otherwise specified in the related Prospectus Supplement, it is expected that the Issuer will enter into an administration agreement with an administrator acceptable to the Rating Agencies rating the applicable Series of Securities (the "Administrator") pursuant to which advisory, administrative, accounting and clerical services will be provided to the Issuer with respect to the Securities. The Trustee or the Master Servicer may serve as the Securities Administrator. In addition, under the Indenture or Trust Agreement, as applicable, the Issuer is responsible for certain administrative and accounting matters relating to the Securities. It is intended that the Administrator will perform these services on behalf of the Issuer, and amounts payable with respect to such services, unless otherwise provided in the related Prospectus Supplement, will be subordinate to the Issuer's obligations to pay principal and interest to the Bondholders or Certificateholders (including any Residual Interest Bondholders or Residual Interest Certificateholders) but, unless otherwise specified in the related Prospectus Supplement, will be senior to the Issuer's obligation to pay any Excess Cash Flow to the Residual Interest Bondholders or Residual Interest Certificateholders.

                                USE OF PROCEEDS

    The Issuer will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets securing each Series simultaneously with the issuance and sale of such Securities. The proceeds may also be used to repay indebtedness which has been incurred to acquire Mortgage Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Securities. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Securities with the Seller of such Mortgage Assets.

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                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

    Any bearer securities will be issued in compliance with United States federal tax laws and regulations applicable at the time of issuance. Under current law, bearer securities may not be offered or sold during the restricted period, or delivered in definitive form in connection with a sale during the restricted period (as defined under "DESCRIPTION OF THE SECURITIES--Bearer Securities and Registered Securities"), in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code), (ii) a foreign central bank (as defined in Section 895 of the Code), or (iii) any underwriter, agent, or dealer offering or selling bearer securities during the restricted period (a "Distributor") pursuant to a written contract with the Issuer or with another Distributor, that purchases bearer securities for resale or for its own account and agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a bearer security may be made during the restricted period to a United States person who acquired and holds the bearer security on the certification date through a foreign branch of a United States financial institution that agrees to comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling bearer securities during the restricted period must agree not to offer or sell bearer securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling bearer securities are aware of these restrictions.

    Bearer securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code."

    As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this summary and the opinion of counsel to which the summary refers below, are based are subject to change, and such a change could apply retroactively. No rulings have been or will be sought from the IRS on these matters.

    The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential

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purchasers of Securities are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of the Securities.

CHARACTERIZATION OF SECURITIES

    Unless otherwise stated in the applicable Prospectus Supplement, a REMIC election will be made with respect to each Series of Securities. In such a case, special counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Indenture or Trust Agreement, as applicable, are complied with and the statutory and regulatory requirements are satisfied. Securities of such Series will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related Prospectus Supplement.

    If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer; (ii) an undivided beneficial ownership interest in the Mortgage Loans (and the arrangement pursuant to which the Mortgage Loans will be held and the Securities will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust;
(iv) interests in an entity that will be treated as a partnership for federal income tax purposes, or (v) interests in an entity or a pool of assets that will satisfy the requirements for qualification as a financial asset securitization investment trust (a "FASIT") for federal income tax purposes. The federal income tax consequences to Bondholders or Certificateholders of any such Series will be described in the applicable Prospectus Supplement.

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement or Indenture with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

    Except to the extent the related Prospectus Supplement specifies otherwise, if a REMIC election is made with respect to a Series of Securities,
(i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code
Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans . . . secured by an interest in real property which is . . . residential real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interest in real property" within the meaning of Code
Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then Securities will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets. In general, Mortgage Loans secured by non-residential real property will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the

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reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

    It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

TAXATION OF REGULAR INTEREST SECURITIES

    INTEREST AND ACQUISITION DISCOUNT. Securities that qualify as regular interests in a REMIC ("Regular Interest Securities") are generally treated as indebtedness for federal income tax purposes. Stated interest on a Regular Interest Security will be taxable as ordinary income using the accrual method of accounting, regardless of the Bondholder's or Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Interest Securities that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Securities.

    Compound Interest Securities, Interest Weighted Securities, and Zero Coupon Securities will, and other Securities constituting Regular Interest Securities may, be issued with "original issue discount" ("OID") within the meaning of Code
Section 1273. Rules governing original issue discount are set forth in sections 1271-1275 of the Code and the Treasury regulations thereunder (the "OID Regulations"). Treasury regulations (the "Contingent Regulations") governing the treatment of contingent payment obligations also have been adopted. As described more fully below, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and
(ii) the Prepayment Assumptions. Under Section 1272(a)(6) of the Code, special rules apply to the computation of OID on instruments, such as the Regular Interest Securities, on which principal is prepaid based on prepayments of the underlying assets. Neither the OID Regulations nor the Contingent Regulations contain rules applicable to instruments governed by Section 1272(a)(6). Although technically not applicable to prepayable securities, the Contingent Regulations may represent a possible method to be applied in calculating OID on certain Classes of Certificates. Until the Treasury Department issues guidance to the contrary, the Servicer or other person responsible for computing the amount of original issue discount to be reported to a Regular Interest Securityholder each taxable year (the "Tax Administrator") intends to base its computations on Code
Section 1272(a)(6), the OID Regulations and the Contingent Regulations as described below. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the Regular Interest Securities.

    In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Security and its issue price. A holder of a Regular Interest Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Security will be considered to be zero if it is less than a DE MINIMIS amount determined under the Code, generally less than 0.25% of the stated redemption price at maturity of the Regular Interest Security multiplied by the weighted average maturity of the Regular Interest Security. For this purpose, the weighted average maturity of the Regular Interest Security is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount

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of each distribution included in the stated redemption price at maturity of the
Regular Interest Security and the denominator of which is the stated redemption price at maturity of the Regular Interest Security. The schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Interest Securities (the "Prepayment Assumption") relating to the Regular Interest Securities. The Prepayment Assumption with respect to a Series of Regular Interest Securities will be set forth in the applicable Prospectus Supplement. However, the amount of any DE MINIMIS OID must be included in income as principal payments are received on a Regular Interest Security, in the proportion that each such payment bears to the original principal balance of the Security.

    The issue price of a Regular Interest Security of a Class will generally be the initial offering price at which a substantial amount of the Securities in the Class are sold, and will be treated by the Issuer as including, in addition, the amount paid by the Bondholder or Certificateholder for accrued interest that relates to a period prior to the Closing Date of such Regular Interest Security. Under the OID Regulations, the stated redemption price at maturity is the sum of all payments on the Security other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Security and a single fixed rate, or certain variable rates of interest, that is unconditionally payable at least annually. See "--Variable Rate Securities" below. In the case of the Compound Interest Securities, Interest Weighted Securities and certain of the other Regular Interest Securities, none of the payments under the instrument will be considered "qualified stated interest," and thus the aggregate amount of all payments will be included in the stated redemption price. For example, any securities upon which interest can be deferred and added to principal ("Deferred Interest Securities") will not be "qualified stated interest." In addition, because Securities Owners are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest on all Regular Interest Securities may not be "unconditionally payable." In that case, all of the yield on a Regular Interest Security will be taxed as OID, but interest would not then be includable in income again when received. Unless otherwise specified in the related Prospectus Supplement, the Issuer intends to take the position for income tax information reporting purposes that interest on the Regular Interest Securities is "unconditionally payable."

    The holder of a Regular Interest Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Security, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt instrument, subject to Section 1272(a)(6) of the Code, such as a Regular Interest Security, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, OID is computed by taking into account the Prepayment Assumption. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Interest Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Security, over (ii) an "adjusted issue price" of the Regular Interest Security at the beginning of the accrual period. The adjusted issue price of a Regular Interest Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Security in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. Although original issue discount will be reported to Bondholders or Certificateholders based on the Prepayment Assumption, no representation is made to Bondholders or Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

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    Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Regular Interest Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

    Certain Series of Securities may be structured to include two or more REMICs, one or more of which (each, an "Upper Tier REMIC") hold regular interests ("Lower Tier Interests") in other REMICs (each, a "Lower Tier REMIC"). Under the OID Regulations, OID on all of the Lower Tier Interests issued by a single Lower Tier REMIC that are held by a second REMIC will be calculated by treating all of such Lower Tier Interests as a single debt instrument.

    A holder of a Regular Interest Security, which acquires the Regular Interest Security for an amount that exceeds its stated redemption price, will not include any original issue discount in gross income. A subsequent holder of a Regular Interest Security which acquires the Regular Interest Security for an amount that is less than its stated redemption price, will be required to include original issue discount in gross income, but such a holder who purchases such Regular Interest Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Regular Interest Security's issue price) to offset such original issue discount by comparable economic accruals of offsetting portions of such excess.

    INTEREST WEIGHTED SECURITIES. It is not clear how income should be accrued with respect to Regular Interest Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by a REMIC ("Interest Weighted Securities"). Absent guidance to the contrary, the Issuer intends to take the position that all of the income derived from Interest Weighted Securities is treated as OID and that the amount and rate of accrual of such OID should be calculated in the same manner as for a Compound Interest Security. Those calculations could result in an income accrual for a period below zero (a "Negative Adjustment"). The legislative history to the relevant Code provisions indicates, and the relevant Code provisions appear to provide that any such Negative Adjustment may not be taken as current loss or deduction, but may only be carried forward to offset future accruals of positive OID. Thus, in the absence of such accruals of positive OID, it appears that any losses resulting from a Negative Adjustment must be carried forward until disposition or retirement of the debt obligation, and may give rise to a capital loss at that time. However it is possible that income derived from an Interest Weighted Security that had a principal balance might be calculated as if the Interest Weighted Security were a bond purchased at a premium equal to the excess of the price paid by such holder for the Interest Weighted Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it had in effect an election under
Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below.

    VARIABLE RATE REGULAR SECURITIES. The REMIC regulations (the "REMIC Regulations") permit REMICs to issue regular interests bearing a variety of variable rates including rates based on (i) "qualified floating rates" or
(ii) a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC (a "Variable Rate Security"). Under the OID Regulations, interest is treated as payable at a variable rate if, generally,
(i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a singled fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information

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is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.

    Under the OID Regulations, the amount and accrual of OID on a Variable Rate Security that qualifies for treatment under the rules applicable to variable rate debt instruments (a "VRDI Security") is determined, in general, by converting the VRDI Security into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described above to the hypothetical fixed rate security. A VRDI Security providing for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical fixed rate security by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A VRDI Security providing for an objective rate or rates is converted to a hypothetical fixed rate security by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the instrument. Such hypothetical fixed rate securities are assumed to have terms identical to those provided under the related VRDI Securities, except for the substitution of fixed rates for the qualified floating rates, objective rates, or qualified inverse floating rate as described above. In the case of a VRDI Security that does not provide for the payment of interest at least annually, appropriate adjustments to the OID accruals and the qualified stated interest payments are made in each accrual period to the extent that the interest actually accrued or paid during the accrual period is greater or less than the interest assumed to be accrued or paid under the hypothetical fixed rate security.

    Regular Interest Securities of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related Trust ("Weighted Average Securities"). Under the OID Regulations, it appears that Weighted Average Securities bear interest at an "objective rate."

    Due to the complexity of these rules and the variety of Variable Rate Securities that may be offered hereunder, the precise application of these rules to any Variable Rate Securities offered hereunder will be discussed in the related Prospectus Supplement, based on the specific characteristics of each such security.

    EFFECT OF DEFAULTS AND DELINQUENCIES. Each holder of a Regular Interest Security will be required to accrue interest and original issue discount on such Security without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Interest Security could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Regular Interest Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of such loss, ultimately will not be paid, the law is unclear with respect to the timing and character of such losses or reduction in income.

    Under Section 166 of the Code, both corporate and noncorporate holders of Regular Interest Securities that hold such Securities in connection with a trade of business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Regular Interest Securities become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Regular Interest Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Regular Interest Security becomes wholly worthless (that is, until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

    MARKET DISCOUNT AND PREMIUM. A purchaser of a Regular Interest Security may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Security, or

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upon sale or exchange of the Regular Interest Security. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in the ratio of (a) in the case of a Regular Interest Security not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of a Regular Interest Security originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid. A holder of a Regular Interest Security having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Security. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

    A holder who purchases a Regular Interest Security (other than an Interest Weighted Security, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC regular interests have been issued, applicable legislative history indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Security will be calculated using the prepayment assumption used in pricing such Regular Interest Security. If a holder makes an election to amortize premium on a Security, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Regular Interest Security should consult their tax advisers regarding the election to amortize premium and the method to be employed.

    ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD. A holder of a debt instrument such as a Regular Interest Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, DE MINIMIS original issue discount, market discount and DE MINIMIS market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

SALE OR EXCHANGE OF REGULAR INTEREST SECURITIES

    A Regular Bondholder's or Regular Certificateholder's tax basis in its Regular Interest Securities is the price such holder pays for a Security, plus amounts of original issue discount and market discount included in income and reduced by any payments received (other than qualified periodic interest

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payments), any amortized premium, and any prior losses. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Securities, measured by the difference between the amount realized and the Regular Interest Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Security is held as a capital asset. If, however, a Regular Bondholder or Regular Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. The Taxpayer Relief Act of 1997 (the "1997 Act") has generally reduced capital gains tax rates for non-corporate taxpayers, who should consult their tax advisors regarding the consequences to them of the 1997 Act. There is no such discrepancy in tax rates on capital gains and ordinary income in the case of corporations.

REMIC EXPENSES

    As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities or the REMIC residual interest. In the case of a "single class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Bondholder or Certificateholder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Bondholder or Certificateholder exceed 2% of such Bondholder's or Certificateholder's adjusted gross income and will not be deductible in computing alternative minimum taxable income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1991, $100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code
Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Moreover, such expenses are disallowed entirely as deductions for purposes of the Alternative Minimum Tax. The disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

    Unless otherwise disclosed in the related Prospectus Supplement, REMICs issuing securities offered hereunder will not be treated as "single class" REMICs under these rules.

TAXATION OF THE REMIC

    GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. The regular interests are generally taxable as debt of the REMIC.

    CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income

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produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, income from amortization of premium on Regular Interest Securities issued at a premium and income from write-off of Regular Interest Securities, and (ii) deductions, including stated interest and original issue discount accrued on a Regular Interest Security, amortization of any premium with respect to loans, losses on Mortgage Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with the Residual Interest Securityholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. See "--REMIC Expenses" above.

    For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Start Up Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

    The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount on such loans will be equivalent to the method under which holders of Regular Interest Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct original issue discount on the Regular Interest Securities in the same manner that the holders of the Securities include such discount in income, but without regard to the DE MINIMIS rules. See "--Taxation of Regular Interest Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

    To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

    INCOME FROM FORECLOSURE PROPERTY. To the extent that the Lower Tier REMIC derives income from Foreclosed Properties that is treated as "net income from foreclosure property," that income will be subject to taxation at the highest corporate tax rate. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and net income from the property that would not be treated as "rents from real property" or other certain other qualifying income for a real estate investment trust. A trust agreement or indenture may permit the Servicer to operate a Foreclosed Property in a manner that produces income subject to the foregoing tax if certain conditions are satisfied. In addition, if the operation of the Foreclosed Property is treated as a trade or business carried on by the REMIC, then unless the property is operated through an independent contractor, the income from the foreclosed property will be subject to tax on "net income from foreclosure property" at a rate of 100%. Accordingly, operation of Foreclosed Properties generally will be required to be conducted through an independent contractor.

    PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without

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taking into account any losses from other prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Start Up Day. Unless chargeable to the servicer or trustee under the applicable Trust Agreement or Indenture, such taxes will be paid out of the assets of the REMIC and, unless otherwise specified in the related Prospectus Supplement, will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

    The Holder of a Security representing a REMIC residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

    The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

    In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument, or may be negative. Consequently, a Residual Interest Security may have a negative "value".

    LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of Residual Bondholders or Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

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    DISTRIBUTIONS.  Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

    MARK-TO-MARKET RULES. A Residual Interest Security is not treated as a security and thus may not be marked to market under Treasury regulations that generally require a securities dealer to mark to market securities held for sale to customers.

    SALE OR EXCHANGE. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Bondholder's or Certificateholder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Bondholder or Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

EXCESS INCLUSION INCOME

    The portion of a Residual Bondholder's or Residual Certificateholder's REMIC taxable income consisting of "excess exclusion" income may not be offset by other deductions or losses, including net operating losses, on such Bondholder's or Certificateholder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual Bondholder's or Residual Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Bondholder or Certificateholder's. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty and is not eligible for treatment as "portfolio interest."

    The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Start Up Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

    Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES

    As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations

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include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the Indenture or Trust Agreement, as applicable, will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Issuer an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

    If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its share of the excess inclusion income of the REMIC allocable to such Disqualified Organization.

    Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors" below.

ADMINISTRATIVE MATTERS

    The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding. The holder of the Residual Interest Security holding the largest percentage interest will be designated as "tax matters person" of the related REMIC for purposes of any such proceeding.

TAX STATUS AS A GRANTOR TRUST

    GENERAL. If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead, special tax counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a "grantor" or "fixed investment" trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied. In some Series ("Pass-Through Certificates"),

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there will be no separation of the principal and interest payments on the
Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

    Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with respect to the Mortgage Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee, the Master Servicer, and any other service providers. In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

    DISCOUNT OR PREMIUM ON PASS-THROUGH CERTIFICATES. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, to the extent that the Mortgage Loans underlying a series have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

    The treatment of any discount will depend on whether the discount represents original issue discount or market discount. Under Legislation enacted in 1997,
Section 1272(a)(6) of the Code requires in the case of a pool of Mortgage Loans with original issue discount in excess of a prescribed DE MINIMIS amount, that a holder of a Certificate report as interest income in each taxable year its share of the amount of original issue discount that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, based on a prepayment assumption, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. It is unclear when such prepayment assumption is determined or adjusted. Original issue discount with respect to a Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory DE MINIMIS exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption

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price, the holder will not include any original issue discount in gross income.
In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price, the subsequent holder will be entitled to offset the original issue discount with economic accruals of portions of such excess. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any original issue discount will be reduced or eliminated.

    Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed DE MINIMISamount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue, using a prepayment assumption, in a manner to be provided in Treasury regulations. The relevant legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or
(b) in the case of Mortgage Loans originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid.

    Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

    A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above), which rules now appear to require the use of a prepayment assumption, will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

    Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificated ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.

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Section 1286 of the Code applies the original issue discount rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations, and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. Legislation enacted in 1997 extends this treatment to instruments such as the Stripped Certificates. The Cash Flow Bond Method will consequently be used in preparing information reports as to the income accruing on such Certificates, and it is expected that original issue discount will be reported on that basis. In applying the calculation to a class of Certificates, the Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation, in the case of a Class of Certificates that has no right, or a nominal right, to receive principal, and as includable in the stated redemption price at maturity. In the case of a "stripped bond" which is entitled to a significant amount of principal, the Trustee intends to take the position that interest payments are "qualified stated interest." The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip or similar Certificates, the Internal Revenue Service could assert that original issue discount must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

    Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

    A Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), may be taxed as a contingent payment instrument.

    POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the OID Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or (iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.

    Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

    CHARACTER AS QUALIFYING MORTGAGE LOANS. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the Certificates should be considered to represent "interest on

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obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case to the extent the underlying Mortgage Loans qualify for such treatments. However, Mortgage Loans secured by non-residential real property will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. In addition, it is possible that various reserve funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

    SALE OF CERTIFICATES. As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

MISCELLANEOUS TAX ASPECTS

    BACKUP WITHHOLDING. A Bondholder or Certificateholder, other than a Residual Bondholder or Residual Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Issuer with its taxpayer identification number ("TIN"); (ii) furnishes the Issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Issuer or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Bondholders or Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    The Issuer will report to the Securityholders and to the Internal Revenue Service for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

    Under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Issuer or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of the obligation to withhold federal income tax from such interest payments. These provisions supersede the generally applicable provisions of the Code that would otherwise require the Issuer to withhold at a 30% rate (unless

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such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and original issue discount paid to Nonresidents.

    It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder that is a Nonresident if such holder owns 10% or more of one or more underlying mortgagors or if the holder is a controlled foreign corporation that is related to one or more mortgagors.

    Interest and original issue discount of Bondholders or Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Bondholder or Certificateholders. In such case, however, they will generally be subject to the regular United States income tax.

    Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusion Income."

                       STATE AND LOCAL TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSIDERATIONS," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Bonds or Certificates. In particular, potential investors in Residual Interest Securities should consult their tax advisers regarding the taxation of the Residual Interest Securities in general and the effect of foreclosure on the Mortgaged Properties on such taxation.

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                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") subject to ERISA and persons who have certain specified relationships to such Plans ("Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans ("Prohibited Transactions"). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Similar restrictions also apply to Plans and other retirement arrangements, such as individual retirement accounts and Keogh plans, that are subject to Section 4975 of the Code.

    The Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, because of their activities or the activities of their respective affiliates, may be considered to be or may become Parties in Interest with respect to certain Plans. If the Securities are acquired by a Plan with respect to which the Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, is a Party in Interest, such transaction might be considered to violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as: Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving employee benefit plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified plan asset manager"; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; or any other available exemption. Accordingly, prior to making an investment in the Securities, investing Plans should determine whether the Issuer is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed Plan assets for purposes of ERISA) are used to purchase a Security if the Issuer, the Master Servicer, if any, the Servicer, the Trustee, the provider of Enhancement, if any, or an affiliate thereof is a fiduciary with respect to such assets.

    The Certificates of a Series will, and the Bonds of a Series could, be treated as "equity" for purposes of ERISA. Under regulations issued by the Department of Labor ("DOL") (the "Plan Asset Regulations"), if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions set forth in the regulation apply. One such exception applies if the class of "equity" interests in question is (i) held by 100 or more investors who are independent of the Issuer and each other, (ii) freely transferable, and
(iii) sold as part of an offering pursuant to (a) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (b) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, another exception provides that if at all times less than 25% of the value of all classes of equity interests in the Issuer are held by "benefit plan investors" (which is defined as including plans subject to ERISA, individual retirement accounts, certain plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of plan investment in such entities), the investing Plan's assets will not include any of the underlying assets of the Issuer.

    If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations and the underlying assets of the Issuer are treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of a single Mortgage Loan or obligations of a single obligor

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or related obligors as specified in the related Prospectus Supplement (e.g., affiliates of the Issuer), and Securities of such Series are acquired by a Plan with respect to which the obligor or related obligors are Parties in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as those described above or any other available exemption. Accordingly, prior to making an investment in Securities of such Series, a Plan investor should determine whether such obligor or related obligors are Parties in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more of the statutory or administrative exemptions.

    If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations and the underlying assets of the Issuer are treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of multiple Mortgage Loans or obligations of multiple unrelated obligors as specified in the related Prospectus Supplement, an investing Plan may not be able to determine whether any of the obligors is a Party in Interest with respect to such Plan. In that event, prior to making an investment in Securities of such Series, such Plan investor should determine whether one or more statutory or administrative exemptions is applicable.

    Furthermore, in either of the cases above, if the Issuer were deemed to hold plan assets by reason of a Plan's investment in a Security, the persons providing services with respect to the assets of the Issuer, including the Mortgage Loans, may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transactions provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

    Even if the underlying assets of the Issuer are treated as assets of a Plan purchasing Securities of such Series, an additional exemption may also be available if the Issuer is a trust. The DOL granted to Shearson Lehman
Hutton, Inc. an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The obligations covered by the Exemption include obligations such as the Mortgage Assets. The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met. The Prospectus Supplement will specify whether the Exemption will apply with respect to any particular series.

    Among the conditions which must be satisfied for the Exemption to apply are the following:

        1. The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        2. The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

        3. The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services, a Division of the McGraw Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P. ("Fitch");

        4. The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the

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    servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

        5. The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

        6. The Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

           The trust also must meet the following requirements:

               (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

               (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of certificates; and

               (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

    Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;
(ii) such fiduciary (or its affiliate) is an obligor with respect to five
(5) percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in Securities does not exceed twenty-five
(25) percent of all of the Securities outstanding after the acquisition; and
(iv) no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Issuer, the Underwriter, the Trustee, the Servicer, the Master Servicer, if any, the Special Servicer, if any, any obligor with respect to obligations included in a Trust constituting more than five
(5) percent of the aggregate unamortized principal balance of the assets in a Trust, provider of Enhancement, if any, or any affiliate of such parties (the "Restricted Group").

    There can be no assurance that the Securities will not be treated as equity interests in the Issuer for purposes of the Plan Asset Regulations. Moreover, if the Securities are treated as equity interests for purposes of ERISA, it should be assumed, unless the Prospectus Supplement provides otherwise, that none of the exceptions set forth in the Plan Asset Regulations will apply to the purchase of Securities offered hereby.

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

    A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state, or local law which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code ("Similar Law"). A

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fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

    The sale of Securities to a Plan is in no respect a representation by the Issuer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

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                                LEGAL INVESTMENT

    The Prospectus Supplement for each Series of Securities will specify which, if any, of the Classes of Securities offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of those Securities not qualifying as "mortgage related securities" ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Securities, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

    Those Classes of Securities that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a Series representing interests in, or secured by, a Trust Fund consisting of Mortgage Loans or Private Mortgage-Backed Securities, provided that such Mortgage Loans (or the Mortgage Loans underlying the Private Mortgage-Backed Securities) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Securities satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in, or secured by, a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to
Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Securities. Accordingly, the investors affected by such legislation will be authorized to invest in Securities qualifying as "mortgage related securities" only to the extent provided in such legislation. However, enactment by a state of any such legislative restrictions will not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" that was made, and will not require the sale or disposition of any securities that were acquired prior to enactment of such state legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section1.5 concerning "safety and soundness" and retention of credit

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information), certain "Type IV securities," defined in 12 C.F.R. Section1.2(1)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, PROVIDED THAT, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to NUMEROUS OBLIGORS." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in certain "mortgage related securities" other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 3a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Securities.

    All depository institutions considering an investment in the Securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Securities, as certain Series or Classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

    The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    Except as to the status of certain Classes of Securities as "mortgage related securities," no representations are made as to the proper characterization of the Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

    Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overriden in any jurisdiction.

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                              PLAN OF DISTRIBUTION

    The Issuer may sell the Securities offered hereby through Lehman Brothers, as agent or as underwriter, or through underwriting syndicates represented by Lehman Brothers (collectively, the "Underwriters") or by one or more other underwriters, in each case, to be specified in the related Prospectus Supplement. The Prospectus Supplement relating to a Series will set forth the terms of the offering of such Series and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Issuer, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

    The Underwriters will be obligated, subject to certain conditions, to purchase all of the Securities described in the Prospectus Supplement relating to a Series if any such Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If specified in the related Prospectus Supplement, a Series may be offered in whole or in part in exchange for the Mortgage Assets that would be pledged to secure such Series. In such event, the Prospectus Supplement will specify the amount of compensation to be paid to the Underwriters and expenses, if any, in connection with such distribution. If so indicated in the Prospectus Supplement, the Issuer will authorize Underwriters or other persons acting as the Issuer's agents to solicit offers by certain institutions to purchase the Securities on such terms and subject to such conditions as so specified.

    The Issuer may also sell the Securities offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Issuer may effect such transactions by selling Securities to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Issuer and any purchasers of Securities for whom they may act as agents.

    If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

    Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

    If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters of such other person or persons specified in such Prospectus Supplement. The consideration for such purchase may be cash or Mortgage Assets. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus and the related Prospectus Supplement, some or all of such Certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such Certificates, through dealers acting as agent and/or principal as in such other manner as may be specified in the related Prospectus Supplement. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an

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"underwriter" within the meaning of the Securities Act and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

    The place and time of delivery for the Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Securities offered hereby will be passed upon for the Issuer and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York, Cadwalader, Wickersham & Taft, New York, New York, Sidley & Austin, New York, New York or Thacher Proffitt & Wood, New York, New York.

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                                    GLOSSARY

    The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Indenture or Trust Agreement, as applicable, and the Indenture or Trust Agreement, as applicable, generally provides a more complete definition of certain of the terms. Reference should be made to the Indenture or Trust Agreement, as applicable, for a more complete definition of such terms.

    "Accrual Date" means, with respect to any Series, the date upon which interest begins accruing on the Securities of the Series, as specified in the related Prospectus Supplement.

    "Accrual Payment Amount" means, with respect to any Payment Date or Distribution Date for a Series that occurs prior to or on the Accrual Termination Date, the aggregate amount of interest which has accrued on the Compound Interest Securities of such Series during the Interest Accrual Period relating to such Payment Date or Distribution Date and which is not then required to be paid.

    "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Payment Date or Distribution Date on which all Securities of the related Series with Stated Maturities or Final Scheduled Termination Dates earlier than that of such Class of Compound Interest Securities have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

    "Administration Agreement" means, with respect to a Series, an agreement pursuant to which the Administrator agrees to perform certain ministerial, administrative, accounting and clerical duties on behalf of the Issuer with respect to such Series.

    "Administration Fee" means the fee specified as such in the Administration Agreement.

    "Advances" means, unless otherwise specified in a Prospectus Supplement, cash advances with respect to delinquent payments of principal and interest on any Mortgage Loan made by the Primary Servicer from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Custodial Account or Servicing Account, but only to the extent that such advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise.

    "Aggregate Asset Value" means, with respect to any Series, the aggregate amount obtained by adding the Asset Value of each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate for such Series, plus the Asset Value, as determined in the related Series Supplement, of any cash remaining in the Collection Account or any other Pledged Fund or Account subsequent to an initial deposit therein by the Issuer.

    "Aggregate Outstanding Principal" means, with respect to any Series or Class thereof, the principal amount of all Securities of such Series or Class outstanding at the date of determination, including, in respect of any Class of Compound Interest Securities of such Series (or other Class of Securities on which interest accrues and is added to the outstanding principal amount thereof), the Compound Value (or accreted value) of such Securities through the Payment Date or Distribution Date immediately preceding the date of determination.

    "Appraised Value" means, unless otherwise specified in a Prospectus Supplement, the lesser of the appraised value determined in an appraisal obtained at origination or the sales price of a Mortgaged Property.

    "ARM," "ARM Loan," or "Adjustable Rate Mortgage Loan" means a Mortgage which provides for adjustment from time to time to the Mortgage Rate in accordance with an approved index.

    "Asset Value" means, unless specified otherwise in the related Prospectus Supplement, with respect to each Private Mortgage-Backed Security or Mortgage Loan or other Mortgage Assets included in the Trust Estate or Trust Fund for a Series, its Scheduled Principal Balance. In addition, the related Series

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Supplement shall set forth, for purposes of calculating the Asset Value of
Mortgage Assets, the dates on which the scheduled principal and interest payments with respect to such Mortgage Assets are assumed to be deposited in the Collection Account. The Asset Value of any cash deposited in any Pledged Fund or Account shall be as set forth in the related Series Supplement.

    "Assumed Deposit Date" means the date specified therefor in the Series Supplement for a Series, upon which distributions on the Primary Assets are assumed to be deposited in the Collection Account for purposes of calculating Reinvestment Income thereon.

    "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement or the related Guaranteed Investment Contract for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in Pledged Funds and Accounts for the Series.

    "BIF" means Bank Insurance Fund.

    "Bondholder" means the Person in whose name a Bond is registered in the Bond Register.

    "Bond Interest Rate" means the interest rate on the outstanding principal amount of a Bond payable on the applicable Payment Date for such Bond, as specified in the related Prospectus Supplement.

    "Bond Register" means the register maintained pursuant to the Trust Indenture for a Series, providing for the registration of the Bonds of a Series and the transfers and exchanges thereof.

    "Bonds" means Collateralized Mortgage Obligations sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

    "Business Day" means, with respect to any Series that does not include any Class of Variable Interest Securities, any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, or in the cities in which the Corporate Trust Office or, if applicable, the offices of the Servicer or the Special Servicer, are then located, are authorized or obligated by law or executive order to be closed, and with respect to any Series that includes any Class of Variable Interest Securities, a day that is not a Saturday or Sunday, and that is not a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in either London or New York City or in the city in which the Corporate Trust Office is then located.

    "Cash Liquidation" means as to any defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Master Servicer or Servicer, as applicable, expects to be finally recoverable.

    "CERCLA" means the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

    "Certificateholder" means the Person in whose name a Certificate is registered in the Certificate Register.

    "Certificate Interest Rate" means the per annum interest rate on the outstanding principal amount of a Certificate payable on the applicable Distribution Date for such Certificate, as specified in the related Prospectus Supplement.

    "Certificate Register" means the register maintained pursuant to the Trust Agreement for a Series, providing for the registration of the Certificates of a Series and the transfers and exchanges thereof.

    "Certificates" means the Mortgage-Backed Certificates sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

    "Class" means a class of Securities of a Series.

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    "Closing Date" means, with respect to a Series, the date specified in the related Series Supplement as the date on which Securities of such Series are first issued.

    "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

    "Collection Account" means, with respect to a Series, the account designated as such and created pursuant to the Trust Indenture or Trust Agreement, as applicable.

    "Commercial Property" means any property securing a Mortgage Loan that used for commercial purposes.

    "Commission" means the Securities and Exchange Commission.

    "Company" means Structured Asset Securities Corporation.

    "Compound Interest Security" means any Security of a Series on which interest accrues and is added to the principal of such Security periodically, but with respect to which no interest or principal shall be payable except during the period or periods specified in the related Prospectus Supplement.

    "Compound Value" means, with respect to a Class of Compound Interest Securities, as of any determination date, the original principal amount of such Class, plus all accrued and unpaid interest, if any, previously added to the principal thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities and by any losses allocated to such Class.

    "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental or quasi-governmental authority other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan.

    "Corporate Trust Office" means the corporate trust office of the Trustee.

    "Covered Trust" means a Trust Estate or Trust Fund covered by a form of credit support.

    "CPR" means the Constant Prepayment Rate prepayment model.

    "Custodial Account" means an account established by a Master Servicer, a Servicer, or a Special Servicer in the name of the Trustee for the deposit on a daily basis of all Mortgage Loan related receipts received by it subsequent to the Cut-Off Date.

    "Custodian" means any bank, savings and loan association, trust company or other entity appointed to hold documentation with respect to any Mortgage Loans.

    "Cut-Off Date" means, with respect to a Series, the date specified in the related Series Supplement on which, as of the close of business on such date, the Mortgage Loans securing or included in such Series are sold to a Trust or subject to the lien of the Indenture.

    "Deferred Interest" means the excess resulting when the amount of interest required to be paid by a Mortgagor on a Mortgage Loan on any Due Date for such Mortgage Loan is less than the amount of interest accrued on the Scheduled Principal Balance thereof, to the extent such excess is added to the Scheduled Principal Balance of such Mortgage Loan.

    "Deferred Interest Securities" means Bonds or Certificates on which interest accrued during an Interest Accrual Period may be added to the principal amount of such Bonds or Certificates rather than being paid in cash on the related Distribution Date.

    "Definitive Securities" means the Bonds or the Certificates for a Series when and if issued in definitive form to the Securities Owners of such Series or their nominees.

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    "Deleted Mortgage Loan" means a Mortgage Loan removed from the Trust Estate or Trust Fund in order to substitute a Substitute Mortgage Loan.

    "Delivery Date" means with respect to a Series, the date specified in the related Prospectus Supplement as the date on which the Securities of such Series are to be delivered to the original purchasers thereof.

    "Depositor" means the Company (i) when acting in such capacity under a Deposit Trust Agreement to deposit Primary Assets into an Owner Trust relating to a Series of Bonds, or (ii) when acting in such capacity under a Trust Agreement to deposit Primary Assets into a Trust Fund relating to a Series of Certificates.

    "Deposit Trust Agreement" means a deposit trust agreement between the Company and an Owner Trustee pursuant to which an Owner Trust is created and Primary Assets are deposited therein.

    "Designated Interest Accrual Date" means, as specified in the related Prospectus Supplement, (a) the day preceding a Redemption Date or Special Redemption Date as the date through which accrued interest is paid upon redemption or special redemption, or (b) the date through which accrued interest is paid upon the occurrence of an Event of Default.

    "Determination Date" means the date specified in the related Prospectus Supplement.

    "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

    "Distribution Date" means the date on which distributions of principal of and interest on Certificates of a Series will be made.

    "DOL" means Department of Labor.

    "Due Date" means each date on which a payment is due and payable on any Mortgage Assets.

    "Due Period" means, unless other specified in the related Prospectus Supplement, for each Payment Date or Distribution Date, as applicable, the period beginning on the second day of the month preceding the month in which such Payment Date or Distribution Date, as applicable, occurs and ending on the first day of the month in which such Payment Date or Distribution Date, as applicable, occurs.

    "Eligible Investments" means any one or more of the obligations or securities described herein under "SECURITY FOR THE BONDS AND
CERTIFICATES--Investment of Funds."

    "Enhancement" means the Enhancement for a Series, if any, specified in the related Prospectus Supplement.

    "Enhancement Agreement" means the agreement or instrument pursuant to which any Enhancement is issued or the terms of any Enhancement are set forth.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ERISA Plans" means qualified employee benefit plans established under ERISA or the Code.

    "Escrow Account" means an escrow account established and maintained by the Primary Servicer in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited.

    "Event of Default" unless otherwise specified in the Prospectus Supplement shall have the meaning set forth herein under "THE INDENTURE AND TRUST AGREEMENT--Events of Default."

    "Excess Cash Flow" shall have the meaning set forth in the related Prospectus Supplement.

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    "Exchange Act" means the Securities Exchange Act of 1934.

    "FDIC" means the Federal Deposit Insurance Corporation.

    "FHA" means the Federal Housing Administration, a division of HUD. "FHA Loan" means a fixed-rate mortgage loan insured by the FHA. "FHLMC" means the Federal Home Loan Mortgage Corporation.

    "FNMA" means the Federal National Mortgage Association.

    "Final Scheduled Distribution Date" means the Distribution Date on which principal of and interest on a Series of Certificates is scheduled to be paid in full.

    "First Mandatory Principal Distribution Date" means the date specified in the related Prospectus Supplement as the Distribution Date on which the Issuer must begin paying installments of principal of the Certificates of the related Series or Class if the Issuer has not already begun making such distributions.

    "First Mandatory Principal Payment Date" means the date specified in the related Prospectus Supplement as the Payment Date on which the Issuer must begin paying installments of principal of the Bonds of the related Series or Class if the Issuer has not already begun making such payments.

    "First PAC Paydown Date" means the date on which the initial PAC Principal Payment is applied to the PAC Bonds, as set forth in the related Prospectus Supplement.

    "Garn-St. Germain Act" means the Garn-St. Germain Depository Institutions Act of 1982.

    "Grant" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, convey, assign, transfer, create and grant a lien upon and a security interest in and right of setoff against, deposit, set over and confirm.

    "Guaranteed Investment Contract" means a guaranteed investment contract providing for the investment of all distributions on the Mortgage Assets guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

    "Guarantor" means a guarantor acceptable to the Rating Agencies rating the Securities.

    "Highest Bond Interest Rate" means, unless specified otherwise in the related Prospectus Supplement, with respect to any Series of Bonds, the highest Bond Interest Rate borne by outstanding Bonds of the Series.

    "Highest Certificate Interest Rate" means, unless otherwise specified in the related Prospectus Supplement, with respect to any Series of Certificates, the highest Certificate Interest Rate borne by outstanding Certificates of a Series.

    "Holder" means a Bondholder or Certificateholder, as applicable.

    "Housing Act" means the National Housing Act of 1934, as amended.

    "HUD" means the United States Department of Housing and Urban Development.

    "Indenture" means, with respect to any Series of Bonds, collectively the Trust Indenture and any related Series Supplement.

    "Individual Investor Bonds" means each of the Bonds of a Class identified as such in the related Prospectus Supplement.

    "Individual Investor Certificates" means each of the Certificates of a Class identified as such in the related Prospectus Supplement.

    "Insurance Policies" means hazard insurance and other insurance policies required to be maintained with respect to Mortgage Loans.

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    "Insurance Proceeds" means amounts received by the Trustee from the Master
Servicer or a Servicer in connection with sums paid or payable under any insurance policies, to the extent not applied to the restoration or repair of the Mortgaged Property.

    "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Series, during which interest accrues on Securities of the related Series or Class with respect to any Payment Date, Distribution Date, Redemption Date, or Special Redemption Date.

    "Interest Only Securities" means a Security entitled to receive payments of interest only based upon the Notional Amount of the Security.

    "Interest Weighted Securities" means, with respect to Certificates issued by a grantor Trust, Certificates that embody only interest payments on the underlying Mortgage Loans or which consist in whole or in part of stripped coupons or, in the case of a regular interest in a REMIC, which qualify as such pursuant to Section 860G(a)(1)(B)(ii) of the Code.

    "IRS" means the Internal Revenue Service.

    "Issuer" means the Company Owner Trust, or a separate trust established by the Company as issuer of a Series of Securities.

    "L/C Bank" means the issuer of the letter of credit.

    "LCPI" means Lehman Commercial Paper Inc.

    "Lehman Brothers" means Lehman Brothers Inc.

    "Liquidation Proceeds" means amounts (other than Insurance Proceeds) received and retained in connection with liquidation of defaulted Mortgage Loans whether through foreclosure or otherwise, net of related liquidation expenses and certain other expenses.

    "Loan-to-Value Ratio" means, as of any date of determination, the ratio of the then outstanding principal amount to the lesser of the appraised value and the purchase price of the Mortgaged Property at the time of origination.

    "Master Servicer" means, with respect to a Series secured by Mortgage Loans or Private Mortgage-Backed Securities, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Mortgage Loans comprising Mortgage Assets or Underlying Collateral for that Series, or the successors or assigns of such Person.

    "Master Servicing Agreement" means the Master Servicing Agreement between the Issuer and the Master Servicer, if any, specified in the related Prospectus Supplement.

    "Maximum Variable Interest Rate" means the interest rate cap on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

    "Minimum Variable Interest Rate" means the interest rate floor on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

    "Mortgage" means a mortgage, deed of trust or other security instrument evidencing the lien on the Mortgaged Property.

    "Mortgage Assets" means the Mortgage Loans, including participation interests therein, REO Property and Private Mortgage-Backed Securities which are Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates; an item of Mortgage Assets refers to a specific Mortgage Loan, REO Property or Private Mortgage-Backed Security.

    "Mortgaged Properties" means the real properties on which liens are created pursuant to Mortgages for purposes of securing the Mortgage Loans.

    "Mortgage Loan Group" means groups of Mortgage Assets.

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    "Mortgage Loan" means a mortgage loan or participation interest therein that is owned by the Issuer and constitutes a part of the Mortgage Assets for a Series, or that is Underlying Collateral for a Private Mortgage-Backed Security that constitutes a part of the Mortgage Assets for a Series.

    "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor with respect to a Mortgage Loan.

    "Mortgage Pool" means, with respect to a Series, the pool of Mortgage Loans.

    "Mortgage Rate" means, with respect to each Mortgage Loan, the annual interest rate required to be paid by the Mortgagor under the terms of the related Mortgage Note.

    "Mortgagor" means the Person indebted under the Mortgage Note relating to a Mortgage Loan.

    "Multifamily Property" means any property securing a Mortgage Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

    "New York Presenting Agent" means the Issuer's agent in the State of New
York.

    "Nonresidents" means a nonresident alien individual, foreign partnership or foreign corporation.

    "OID" means "original issue discount" within the meaning of section 1273 of the Code.

    "OTS" means the Office of the Thrift Supervision.

    "Owner Trust" means the trust fund established by the Company pursuant to a Deposit Trust Agreement to hold Primary Assets and issue a Series of Bonds.

    "Owner Trustee" means the bank or trust company named in the Prospectus Supplement related to a Series of Bonds, not in its individual capacity but solely as trustee pursuant to a Deposit Trust Agreement, and its successors and assigns.

    "PAC" means Planned Amortization Class Securities.

    "PAC Amount" means the scheduled amounts of principal payments to be applied on each Payment Date or Distribution Date to the PAC Securities, as set forth in the related Prospectus Supplement.

    "PAC Security" or "Planned Amortization Class Security" means a Security on which the Principal Amortization Amount in an amount equal to the PAC Principal Payment or PAC Principal Distribution will be applied to such Securities commencing on the First PAC Paydown Date, and each Payment Date or Distribution Dates thereafter.

    "PAC Paydown Date" means the date on which each PAC Amount is applied to the PAC Securities as set forth in the related Prospectus Supplement.

    "PAC Principal Payment" means, with respect to a particular Payment Date, the scheduled PAC Amount, if any, for such Payment Date less any principal payments made on the PAC Securities due to a special redemption subsequent to the preceding Payment Date.

    "Participating Securities" means a Security entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

    "Participation Agreement" means the agreement through which participation interests in a Series will be acquired.

    "Pass-Through Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is no separation of the principal and interest payments on the underlying Mortgage Loans.

    "Paying Agent" means the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in the Indenture or Trust Agreement, as applicable and is authorized and appointed pursuant to the Indenture or Trust Agreement, as applicable by the Issuer to pay the principal of or interest on any Securities on behalf of the Issuer.

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    "Payment Date" means the date on which payments of principal of and interest on the Bonds will be made.

    "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

    "Pledged Fund or Account" means any fund or account, including, without limitation, the Collection Account or any Reserve Fund established with respect to, and Granted as security for, a Series.

    "PMBS Agreement" means the pooling and servicing agreement, indenture or similar agreement pursuant to which Private Mortgage-Backed Securities have been issued.

    "PMBS Issuer" means the issuer of the Private Mortgage-Backed Securities.

    "PMBS Trustee" means the trustee of the Private Mortgage-Backed Securities.

    "Policy Statement" means the supervisory policy statement adopted by the Federal Financial Institution Examination Council.

    "Prepayment Assumption" means the anticipated rate of prepayments assumed in pricing the Securities.

    "Prepayment Period" means, if specified in any Prospectus Supplement with respect to any Series, the calendar month preceding the month in which the related Payment Date occurs.

    "Primary Assets" means that portion of the Trust Estate pledged to secure a Series of Bonds, or comprising the Trust Fund relating to a Series of Certificates.

    "Primary Servicer" means the entity which has primary liability for servicing Mortgage Loans directly.

    "Principal Balance" means, unless otherwise specified in a Prospectus Supplement, with respect to any Mortgage Loan or related REO Property, for any Due Date and the Due Period with respect thereto, the principal balance of such Mortgage Loan (or, in the case of REO Property, of the related Mortgage Loan on the last date on which a payment was made thereon) outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination minus the sum of (a) the principal portion of the Scheduled Payment due on or prior to such Due Date, but only if received from or on behalf of the Mortgagor, (b) all Principal Prepayments, and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period for the Master Servicer or Servicer, as applicable, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and which is realized during such Prepayment Period.

    "Principal Determination Date" means the day specified in the related Prospectus Supplement.

    "Principal Payment Amount" means, with respect to any Payment Date or Distribution Date related to a particular Series, the amount that is specified in the related Prospectus Supplement.

    "Principal Payment Dates" means, with respect to a Class, the dates specified in the related Prospectus Supplement on which principal of the Securities of such Class is to be paid.

    "Principal Only Securities" means a Security entitled to receive payments of principal only.

    "Principal Prepayment" means, with respect to any Private Mortgage-Backed Security or Mortgage Loan, any payment of principal on such Private Mortgage-Backed Security or Mortgage Loan in excess of the Scheduled Payment, resulting from prepayment, partial prepayment, (other than Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) with respect to the Mortgage Loan or Mortgage Loans

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underlying such Private Mortgage-Backed Security but not including any Scheduled
Payment received prior to the Due Period in which it was scheduled to be paid.

    "Private Mortgage-Backed Security" means a mortgage participation or other interest, pass-through certificate or collateralized mortgage obligation.

    "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

    "PTE" means Prohibited Transactions Exemption.

    "Rating Agency" means a nationally recognized statistical rating agency.

    "Realized Losses" means, unless otherwise specified in a Prospectus Supplement, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to (i) the Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest at the applicable Mortgage Rate, from the date as to which interest was last paid up to the Due Date in the period in which such Cash Liquidation or REO Disposition has occurred on the Principal Balance of such Mortgage Loan outstanding during each Due Period that accrued interest was not paid, minus (iii) Liquidation Proceeds received during the month in which such Cash Liquidation or REO Disposition occurred, net of related expenses, including but not limited to, amounts that are payable to a Master Servicer, Servicer, or Special Servicer, as applicable, with respect to such Mortgage Loan and (iv) any other amounts applied as a recovery of principal or interest on the Mortgage Loan.

    "Redemption Date" means, with respect to any Series, the Payment Date specified by the Issuer for the redemption of Bonds of such Series pursuant to the Indenture.

    "Redemption Price" means, with respect to any Bond of a Series or Class to be redeemed, an amount equal to the percentage specified in the related Prospectus Supplement of the principal amount (or of the Compound Value of any Compound Interest Security) of such Security so redeemed, together with accrued and unpaid interest thereon at the applicable Bond Interest Rate to the Designated Interest Accrual Date for such Series.

    "Regular Bondholder" means a Holder of a Regular Interest Bond.

    "Regular Certificateholder" means a Holder of a Regular Interest
Certificate.

    "Regular Interest Bonds" means Classes of Bonds constituting regular interests in a REMIC.

    "Regular Interest Certificates" means Classes of Certificates constituting regular interests in a REMIC.

    "Regular Interest Securities" means Regular Interest Bonds, Regular Interest Certificates or Uncertificated Regular Interests, as applicable.

    "Reinvestment Income" means any interest or other earnings on Pledged Funds or Accounts that are part of the Primary Assets for a Series.

    "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at
Section 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder.

    "REMIC Regulations" means final Treasury regulations under Sections 860A through 860G of the Code or related provisions.

    "REO Disposition" means the receipt by the Master Servicer, Servicer, or Special Servicer, as applicable, of Liquidation Proceeds, Insurance Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of the REO Property.

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    "REO Property" means Mortgaged Properties the beneficial interest in which has been acquired by a Trust Fund or by a Trustee on behalf of Bondholders by foreclosure, by deed-in-lieu of foreclosure or otherwise.

    "Reserve Fund" means, with respect to a Series, any reserve fund described in the applicable Prospectus Supplement, including a Subordination Reserve Fund.

    "Reserve Funds" means, collectively, more than one reserve fund.

    "Residual Bondholder" means the Holder of a Residual Interest Bond.

    "Residual Certificateholder" means the Holder of a Residual Interest Certificate.

    "Residual Interest Bonds" means Classes of Bonds constituting the residual interest in a REMIC.

    "Residual Interest Certificates" means Classes of Certificates constituting residual interests in a REMIC.

    "Residual Interest Securities" means Residual Interest Bonds or Residual Interest Certificates, as applicable.

    "SAIF" means Savings Association Insurance Fund.

    "Scheduled Payments" means the scheduled payments of principal and interest to be made by the Mortgagor on a Mortgage Loan in accordance with the terms of the related Mortgage Note, as modified by any permitted modification of a Mortgage Note.

    "Scheduled Principal Balance" means the principal balance of a Mortgage Loan outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination, minus the sum of
(a) the principal portion of all Scheduled Payments due on or prior to such Due Date, irrespective of any delinquency in payment by the Mortgagor, (b) all Principal Prepayments and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer, or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and that is realized during such Prepayment Period.

    "Securities" means Bonds of Certificates.

    "Securities Owners" means the owners of the beneficial interests in a Series of Bonds or Certificates.

    "Senior Securities" means a Class of Securities which are senior in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to certain other Classes of Securities of such Series.

    "Series" means a separate series of Bonds sold pursuant to this Prospectus and the related Prospectus Supplement.

    "Series Supplement" means the supplemental indenture to or terms indenture incorporating by reference the Trust Indenture or Trust Agreement, as applicable, between the Issuer of a Series of Securities and the Trustee relating to such Series of Securities.

    "Servicer" means, for any Mortgage Loan, the Person approved by the Issuer and by the Master Servicer, if any, as servicer of such Mortgage Loan, which Person shall also be a FNMA or FHLMC-approved seller and servicer.

    "Servicer Remittance Date" means with respect to each Mortgage Loan, the date on which the Servicer shall remit all funds held in the Servicing Account together with any Advances made by such Servicer for deposit to the Collection Account.

    "Servicing Account" means an account established by a Servicer which complies with the standards set forth herein for a Custodial Account.

    "Servicing Agreements" means the Master Servicing Agreement, Servicing Agreement and Special Servicing Agreement, if any.

    "Servicing Fee" means for any Series, the aggregate fees paid to the Trustee, Master Servicer or other similar fees.

    "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

    "SPA" means the Standard Prepayment Assumption prepayment model.

    "Special Redemption Date" means, with respect to a Series, the date each month (other than any month in which a Payment Date occurs) on which Bonds of that Series may be redeemed pursuant to the Trust Indenture or the related Series Supplement; such date shall be the same day of the month as the day on which the Payment Date for the Bonds of that Series occurs.

    "Special Servicer" means a special servicer identified in the related Prospectus Supplement appointed to perform the activities set forth in the related Prospectus Supplement.

    "Start Up Day" means the "startup day" of the REMIC as defined in section 860G(a)(9) of the Code.

    "Stated Maturity" means the date specified in the related Prospectus Supplement no later than which all the Bonds of such Class will be fully paid, calculated on the basis of the assumptions set forth in the related Prospectus Supplement.

    "Stripped Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is considered to be a separate ownership of the payments of principal and interest on the underlying Mortgage Loans. "Subordinate Securities" means a Class of Securities which are subordinate in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to Senior Classes of Securities of such Series.

    "Substitute Mortgage Asset" means any Mortgage Asset that is Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates in lieu of any Mortgage Assets then pledged as security.

    "Substitute Mortgage Loan" means a Mortgage Loan substituted for one or more Deleted Mortgage Loans in the Trust Estate or Trust Fund.

    "TIN" means Taxpayer Identification Number.

    "Trust Agreement" means the trust agreement between the Company and a Trustee pursuant to which a Series of Certificates is issued.

    "Trust Estate" means, with respect to any Series of Bonds, all money, instruments, securities and other property, including all proceeds thereof, which are subject or intended to be subject to the lien of the Indenture for the benefit of the Series as of any particular time (including, without limitation, all property and interests Granted to the Trustee pursuant to the Series Supplement for such Series).

    "Trust Fund" means the trust fund established pursuant to a Trust Agreement into which Primary Assets are deposited for the purpose of issuing a Series of Certificates.

    "Trust Indenture" means the trust indenture between the Company and the Trustee or a Trust and the Trustee pursuant to which a Series of Bonds are issued.

    "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 and rules and regulations promulgated by the Commission with respect thereto.

    "Trustee" means LaSalle National Bank or another bank or trust company named as trustee in the Prospectus Supplement for a series of Securities and, in the case of a series of Bonds, qualified under the TIA.

    "Unavailable Amount" means, with respect to a Series, the amount, if any, remaining in the related Collection Account on a related Payment Date that represents (1) payments of scheduled payments of principal of and interest on the Mortgage Assets due subsequent to the Principal Determination Date immediately preceding the related Payment Date or Distribution Date, (2) the amount of all related prepayments received or deemed received subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date, or (3) any investment income that has accrued subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date.

    "Uncertificated Regular Interest" means a regular interest in a REMIC that is not represented by a physical Certificate.

    "Undelivered Mortgage Assets" means Mortgage Assets that are not pledged and delivered to the Trustee on the related Closing Date.

    "Underlying Collateral" means, with respect to a Private Mortgage-Backed Security, the underlying Mortgage Loans.

    "Underwriters" means, collectively, Lehman Brothers, as agent or as underwriter, or underwriting syndicates represented by Lehman Brothers.

    "VRDI Security" means a Regular Interest Security that qualifies as a "variable rate debt instrument" under Section 1.7275-5 of the Treasury Regulations.

    "Variable Interest Distribution Date" means, with respect to a Class of Variable Interest Securities issued as part of a Series of Certificates, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Distribution Dates may be monthly, quarterly, semi-annual or annual.

    "Variable Interest Payment Date" means, with respect to any Class of Variable Interest Securities issued as part of a Series of Bonds, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Payment Dates may be monthly, quarterly, semi-annual or annual.

    "Variable Interest Period" means, with respect to any Class of Variable Interest Securities, the period commencing immediately subsequent to the preceding Variable Interest Period (or, in the case of the Variable Interest Period applicable to the first Variable Interest Payment Date with respect to such Class of Variable Interest Securities, commencing on the Accrual Date for such Class) and ending on the date specified in the related Prospectus Supplement, during which such Class of Variable Interest Securities shall accrue interest, payable on the immediately succeeding Variable Interest Payment Date or Variable Interest Distribution Date, at the Bond Interest Rate or Certificate Interest Rate determined on the immediately preceding Determination Date.

    "Variable Interest Rate" means the interest rate in respect of a Variable Interest Security.

    "Variable Interest Security" means a Security on which interest accrues at a Bond Interest Rate or Certificate Interest Rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

    "Weighted Average Securities" means Regular Interest Securities that bear interest at a rate based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related trust.

    "Zero Coupon Bonds" means a Security entitled to receive payments or distributions of Principal only. "1986 Act" means the Tax Reform Act of 1986, as amended.

"LBUBS00C2.XLS" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annexes A-1, A-2 and A-3, as well as certain Mortgage Loan and Mortgaged Property information shown in this prospectus supplement.

    To open the file, insert the diskette into your floppy drive. Copy the file "LBUBS00C2.XLS" to your hard drive or network drive. Open the file "LBUBS00C2.XLS" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled, "Annex A-1", "Annex A-2", "Annex A-3" or "Step Schedule", respectively.

------------------------

*   Microsoft Excel is a registered trademark of Microsoft Corporation.

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                               TABLE OF CONTENTS

                                                 PAGE
                                               --------
                 PROSPECTUS SUPPLEMENT
Important Notice about the Information
  Contained in this Prospectus Supplement,
  the Accompanying Prospectus and the Related
  Registration Statement.....................       3
Forward-Looking Statements...................       3
Summary of Prospectus Supplement.............       4
Risk Factors.................................      27
Description of the Mortgage Pool.............      43
Servicing of the Mortgage Loans..............      84
Description of the Offered Certificates......     109
Yield and Maturity Considerations............     135
Use of Proceeds..............................     142
Federal Income Tax Consequences..............     142
Certain ERISA Considerations.................     146
Legal Investment.............................     150
Method of Distribution.......................     150
Legal Matters................................     151
Ratings......................................     152
ANNEX A-1--Certain Characteristics of the
  Mortgage Loans.............................   A-1-1
ANNEX A-2--Certain Monetary Terms of the
  Mortgage Loans.............................   A-2-1
ANNEX A-3--Certain Information Regarding
  Reserves...................................   A-3-1
ANNEX B--Term Sheet..........................     B-1
ANNEX C-1--Price/Yield Tables................   C-1-1
ANNEX C-2--Decrement Tables..................   C-2-1
ANNEX D--Form of Delinquent Loan Status
  Report.....................................     D-1
ANNEX E--Form of Historical Loan Modification
  Report.....................................     E-1
ANNEX F--Form of Historical Liquidation
  Report.....................................     F-1
ANNEX G--Form of REO Status Report...........     G-1
ANNEX H--Form of Servicer Watch List.........     H-1
ANNEX I--Form of Operating Statement Analysis
  Report.....................................     I-1
ANNEX J--Form of NOI Adjustment Worksheet....     J-1
ANNEX K--Form of Loan Payoff Notification
  Report.....................................     K-1
ANNEX L--Form of Comparative Financial Status
  Report.....................................     L-1

                 PROSPECTUS
Prospectus Supplement........................       6
Additional Information.......................       6
Incorporation of Certain Documents by
  Reference..................................       7
Summary of Terms.............................       8
Risk Factors.................................      28
Description of the Securities................      35
Yield and Prepayment Considerations..........      44
Security for the Bonds and Certificates......      48
Servicing of Mortgage Loans..................      56
Enhancement..................................      61
Description of Insurance on the Mortgage
  Loans......................................      63
Certain Legal Aspects of Mortgage Loans......      65
The Indenture................................      79
The Trust Agreement..........................      84
The Issuer...................................      90
Use of Proceeds..............................      91
Limitations on Issuance of Bearer
  Securities.................................      92
Federal Income Tax Considerations............      92
State and Local Tax Considerations...........     108
ERISA Considerations.........................     109
Legal Investment.............................     113
Plan of Distribution.........................     115
Legal Matters................................     116
Glossary.....................................     117

UNTIL           , 2000 ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 $1,280,395,000

                                 (APPROXIMATE)

                               LB-UBS COMMERCIAL
                             MORTGAGE TRUST 2000-C1

                             CLASS A-1, CLASS A-2,
                           CLASS B, CLASS C, CLASS D,
                     CLASS E, CLASS F, CLASS G AND CLASS X

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                 SERIES 2000-C1

                    ---------------------------------------

                             PROSPECTUS SUPPLEMENT
                       ---------------------------------

                            WARBURG DILLON READ LLC

                                LEHMAN BROTHERS

                           MORGAN STANLEY DEAN WITTER

                           DEUTSCHE BANC ALEX. BROWN

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